                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 33-99774-02

                 SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
            AUGUST 7, 1997 AND PROSPECTUS DATED JUNE 9, 1997

[GRANDE LOAN GOLDMAN SACHS LOGO]

                      $942,890,000 (APPROXIMATE)

                  GS MORTGAGE SECURITIES CORPORATION II

                              AS SELLER

               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1997-GL I

                            ----------------

   The Commercial Mortgage Pass-Through Certificates, Series 1997-GL I (the "Certificates") represent beneficial ownership interests in a trust fund (the "Trust Fund") created by GS Mortgage Securities Corporation II (the "Seller"). The Trust Fund consists primarily of a pool of 8 mortgage loans, with original terms to maturity of not more than 30 years (the "Mortgage Loans"), secured by first liens on 96 commercial properties (the "Mortgaged Properties"). The Mortgaged Properties include office buildings, retail properties, industrial properties and one multifamily property. The Mortgage Loans were originated by Goldman Sachs Mortgage Company ("GSMC") and GMAC Commercial Mortgage Corporation on behalf of GSMC. See "Mortgage Pool Characteristics--General" in the accompanying Prospectus Supplement.

   All documents filed by the Seller pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the accompanying Prospectus shall be deemed to be incorporated by reference into the accompanying Prospectus and to be a part thereof from the date of filing of such documents. See also "Incorporation of Certain Information by Reference" in the accompanying Prospectus.

   The Certificates consist of twenty classes (each a "Class"), designated as the Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class X-1A Certificates, Class X-1B Certificates, Class X-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class M Certificates, Class Q Certificates, Class R Certificates, Class MR Certificates and Class LR Certificates. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-2, Class B, Class C, Class D, Class E, Class F, and Class G Certificates are collectively referred to as "Offered Certificates".

   This Supplement and the accompanying Prospectus Supplement and Prospectus are being used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates related to certain market-making transactions, at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or as agent in such transactions. See "Underwriting" in the accompanying Prospectus Supplement and "Plan of Distribution" in the Prospectus.

   The Underwriter currently expects to continue to make bids for the Offered Certificates in secondary market transactions, but has no obligation to do so. See "Underwriting" in the accompanying Prospectus Supplement.

                            ----------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT COMMENCING ON PAGE S-45 AND "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS COMMENCING ON PAGE 4.
                            ----------------

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICERS, THE TRUSTEE, THE UNDERWRITER, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                            ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ----------------

                         GOLDMAN, SACHS & CO.

(continuation of cover page)

    The Certificates will consist of twenty classes (each a "Class"), designated as the Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class X-1A Certificates, Class X-1B Certificates, Class X-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class M Certificates, Class Q Certificates, Class R Certificates, Class MR Certificates and Class LR Certificates. Only the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby; the Class X-1B, Class H, Class M, Class Q, Class R, Class MR and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The Mortgage Pool consists of two groups: "Loan Group 1" which generally consists of the floating rate components of the AAPT Pool Loan, and "Loan Group 2", which consists of the fixed rate component of the AAPT Pool Loan and the other Mortgage Loans. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Mortgage Pool Characteristics" and "Description of the Mortgage Pool and the Underlying Mortgaged Properties".

   Distributions on the Offered Certificates will be made, to the extent of Available Funds (as defined herein), on the second Business Day immediately following the 11th day of the month, beginning on September 15, 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest on the Certificates on each Distribution Date will be based on the pass-through rate for the respective Class (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Principal Amount") or notional balance (the "Notional Amount"), as applicable, of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates--Distributions--Payment Priorities."

    THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY ON THE CLASS X-1A AND THE CLASS X-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT HAVE THE EFFECT OF REDUCING THE CERTIFICATE PRINCIPAL AMOUNT OR THE NOTIONAL AMOUNT, AS THE CASE MAY BE, OF SUCH CLASS. THE YIELD TO INVESTORS, IN PARTICULAR THE INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING AND MAGNITUDE OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS. THE RIGHTS OF THE HOLDERS OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, AND CLASS G CERTIFICATES TO RECEIVE DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATED TO SUCH RIGHTS OF THE HOLDERS OF CERTIFICATES WITH AN EARLIER SEQUENTIAL DESIGNATION (AND THE CLASS X-1A, CLASS X-1B, AND CLASS X-2 CERTIFICATES WITH RESPECT TO PAYMENTS OF INTEREST). IN ADDITION, WITH RESPECT TO ANY CLASS OF CERTIFICATES ENTITLED TO PRINCIPAL DISTRIBUTIONS, TO THE EXTENT LOSSES ON THE MORTGAGE LOANS EXCEED THE PRINCIPAL AMOUNT OF ALL CLASSES OF CERTIFICATES SUBORDINATE TO SUCH CLASS, SUCH CLASS WILL BEAR A LOSS EQUAL TO THE AMOUNT OF SUCH EXCESS UP TO AN AMOUNT EQUAL TO THE REMAINING PRINCIPAL AMOUNT THEREOF. HOLDERS OF THE CLASS A-1 CERTIFICATES WILL GENERALLY BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL FROM PRINCIPAL PAYMENTS ON THE FLOATING RATE COMPONENTS OF THE AAPT POOL LOAN. SEE "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS" AND "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES--DESCRIPTION OF THE MORTGAGE LOANS--THE AAPT POOL LOAN" HEREIN. THEREFORE THE CLASS A-1 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE AAPT POOL LOAN (INCLUDING THOSE RESULTING FROM VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS, LIQUIDATIONS AND/OR ANY REPURCHASE OF THE AAPT POOL
LOAN). NO REPRESENTATION IS MADE AS TO THE RATE, TIMING OR MAGNITUDE OF ANY SUCH EVENT WITH RESPECT TO ANY OF THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. IN ADDITION, ALTHOUGH THE PASS-THROUGH RATE ON THE CLASS A-1 CERTIFICATES IS BASED ON LIBOR, AS DESCRIBED UNDER "DESCRIPTION OF THE OFFERED CERTIFICATES--DISTRIBUTIONS--PAYMENT PRIORITIES" HEREIN, AFTER THE DISTRIBUTION DATE IN JULY 2004, THE CLASS A-1 CERTIFICATES WILL BE SUBJECT TO A CAP ON THE CLASS A-1 PASS-THROUGH RATE. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

   GMACCM will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances (as defined herein) in respect of the Mortgage Loans. See "The Pooling Agreement--Advances" herein. The Master Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Master Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), as acting or successor Master Servicer, acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance.

   Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the "Trust REMICs"), exclusive of the Reserve Accounts, Lock Box Accounts, the Excess Interest, the Default Interest, the Excess Interest Distribution Account, the Class Q Distribution Account, the Montehiedra Partner Loans and the Class M Distribution Account (each as defined herein), and the Trust REMICs, in the opinion of counsel, will qualify, as three separate "real estate mortgage investment conduits" (each, a "REMIC" or, alternatively, the "Upper-Tier REMIC", the "Middle-Tier REMIC" and the "Lower-Tier REMIC", respectively) for federal income tax purposes. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent "regular interests" in the Upper-Tier REMIC. The Class R, Class MR and Class LR Certificates will constitute the sole Classes of "residual interests" in the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC, respectively. In addition, the Class A-1, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E and Class F Certificates will also represent undivided beneficial interests in designated portions of the Excess Interest, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. The Offered Certificates, together with the Class X-1A, Class X-1B, Class X-2 and Class H Certificates, are sometimes collectively referred to herein as the "Regular Certificates". See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

   If and to the extent required by applicable law, this Prospectus Supplement and the accompanying Prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates related to certain market-making transactions, at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or as agent in such transactions. See "Underwriting" herein and "Plan of Distribution" in the Prospectus.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE SELLER'S CERTIFICATES AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED JUNE 9, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL NOVEMBER 6, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN AND "PLAN OF DISTRIBUTION" IN THE PROSPECTUS.

   There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Underwriting" herein.

    The distribution of this Prospectus Supplement dated August 7, 1997 and the Prospectus dated June 9, 1997, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom (see "Underwriting" herein).

                               S-3
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                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.

                             CERTIFICATE SUMMARY

                                                                                        APPROXIMATE
                                                                                         PERCENT OF
 APPROXIMATE                                                                                TOTAL
CREDIT SUPPORT                                                                           CERTIFICATES
                                   -------------------------------------------------
                                                       INITIAL
                                                     CERTIFICATE
                                                      PRINCIPAL         RATINGS
                                      CLASS             AMOUNT   (DCR/MOODY'S/FITCH)
                                   -------------------------------------------------
                CLASS X-1A AND     Class A-1        $  50,000,000      (AAA/Aaa/AAA)
                CLASS X-1B**
                $50,000,000
                (Notional Amount)
                (AAA/Aaa/AAA)                                                                    5.1%
                --------------------------------------------------------------------
                CLASS X-2          Class A-2A       $ 131,100,000      (AAA/Aaa/AAA)            13.4%
                $892,890,000       -------------------------------------------------
                (Notional Amount)  Class A-2B       $ 240,900,000      (AAA/Aaa/AAA)            24.7%
                (AAA/Aaa/AAA)      -------------------------------------------------
                                   Class A-2C       $  30,000,000      (AAA/Aaa/AAA)             3.1%
                                   -------------------------------------------------
31.0%*                             Class A-2D       $ 222,190,000      (AAA/Aaa/AAA)            22.7%
                                   -------------------------------------------------
23.0%                              Class B          $  78,160,000      (AA/Aa2/AA)               8.0%
                                   -------------------------------------------------
21.5%                              Class C          $  14,660,000      (AA-/Aa3/AA-)             1.5%
                                   -------------------------------------------------
16.0%                              Class D          $  53,750,000      (A/A2/A-)                 5.5%
                                   -------------------------------------------------
14.5%                              Class E          $  14,650,000      (A-/A3/A-)                1.5%
                                   -------------------------------------------------
9.5%                               Class F          $  48,860,000      (BBB/Baa2/BBB)            5.0%
                                   -------------------------------------------------
3.5%                               Class G          $  58,620,000      (NR/NR/BBB-)              6.0%
                                   -------------------------------------------------
n/a                                Class H**        $  34,208,999      (NR/NR/BB)                3.5%
                                   -------------------------------------------------

          * Represents the approximate credit support for the Class A-1, Class A-2A, Class A-2B, Class A-2C and
               Class A-2D Certificates in the aggregate.

         **    Not offered hereby.

         *** The Class M, Class Q, Class R, Class MR and Class LR Certificates are not offered hereby or represented in this table.

                              CERTIFICATE SUMMARY

                              INITIAL
                            CERTIFICATE                                             WTD.
               RATINGS      PRINCIPAL OR                              INITIAL       AVG.
            (DCR/MOODY'S/     NOTIONAL     % OF                     PASS-THROUGH    LIFE      PRINCIPAL
   CLASS        FITCH)         AMOUNT      TOTAL    DESCRIPTION         RATE      (YRS.)***   WINDOW***
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
Investment Grade
 Certificates
------------------------- -------------- ------- ---------------- -------------- --------- -------------
A-1          AAA/Aaa/AAA    $ 50,000,000    5.1% LIBOR plus 0.23%*       **          6.9           07/04
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
A-2A         AAA/Aaa/AAA    $131,100,000   13.4%     Fixed Rate       6.940000%      3.2     09/97-12/03
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
A-2B         AAA/Aaa/AAA    $240,900,000   24.7%     Fixed Rate       6.860000%      6.3           12/03
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
A-2C         AAA/Aaa/AAA    $ 30,000,000    3.1%     Fixed Rate       6.930000%      8.1     12/03-04/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
A-2D         AAA/Aaa/AAA    $222,190,000   22.7%     Fixed Rate       6.940000%      9.7           04/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                   Interest Only:
                                                  Weighted Average
X-1A         AAA/Aaa/AAA    $50,000,000     n/a        Coupon         0.630850%      n/a             n/a
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                   Interest Only:
                                                  Weighted Average
X-2          AAA/Aaa/AAA    $892,890,000    n/a        Coupon         1.069550%      n/a             n/a
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                    Adjusted WAC
B             AA/Aa2/AA     $ 78,160,000    8.0%     less 0.96%       7.153088%      9.7     04/07-05/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                    Adjusted WAC
C            AA-/Aa3/AA-    $ 14,660,000    1.5%     less 0.92%       7.193088%      9.9     05/07-07/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                    Adjusted WAC
D              A/A2/A-      $ 53,750,000    5.5%     less 0.90%       7.213088%      9.9           07/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                    Adjusted WAC
E              A-/A3/A-     $ 14,650,000    1.5%     less 0.83%       7.283088%      9.9           07/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                    Adjusted WAC
F            BBB/Baa2/BBB   $ 48,860,000    5.0%     less 0.76%       7.353088%      9.9           07/07
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                    Adjusted WAC
G             NR/NR/BBB-    $ 58,620,000    6.0%     less 0.29%       7.823088%     15.4     07/07-07/14
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
Non-Offered Rated Certificates***
---------------------------------------- ------- ---------------- -------------- --------- -------------

H****          NR/NR/BB     $34,208,999     3.5%    Adjusted WAC      8.113088%     16.9           07/14
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------
                                                   Interest Only:
                                                  Weighted Average
X-1B****     AAA/Aaa/AAA    $ 50,000,000    n/a        Coupon                0%      n/a             n/a
---------- -------------- -------------- ------- ---------------- -------------- --------- -------------

The Class M, Class Q, Class R, Class MR and Class LR Certificates are not represented in this table.

* After the Distribution Date in July 2004, the Pass-Through Rate on the Class A-1 Certificates will be a per annum rate equal to LIBOR plus .70%, subject to a maximum per annum rate as described under "Description of the Offered Certificates--Distributions" herein.

 **     The Class A-1 Pass-Through Rate for the initial Distribution Date will be based on LIBOR as determined on August 12, 1997.

*** The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates are based on the assumptions that there are no losses on the Mortgage Loans, no extensions of maturity dates of Mortgage Loans that do not have Anticipated Repayment Dates, prepayment in full of Mortgage Loans having Anticipated Repayment Dates on such dates, and otherwise on the basis of the assumptions for Scenario 1 set forth under "Yield, Prepayment and Maturity Considerations--Weighted Average Life of Offered Certificates".

****   Not offered hereby.

                            MORTGAGE LOAN SUMMARY

                                                       ANTICIPATED               ORIGINAL
                                        CUT-OFF DATE    REPAYMENT    FINAL     AMORTIZATION                        CUT-OFF
       MORTGAGE                 NO.       PRINCIPAL       DATE      MATURITY       TERM        MORTGAGE             DATE   ARD
        LOAN                PROPERTIES     BALANCE       ("ARD")      DATE       (MONTHS)        RATE      DSCR*     LTV   LTV**
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
CADILLAC FAIRVIEW POOL LOAN        8     $258,460,281    12/11/03    11/26/26       360          7.935%     1.56X    62.4%   58.1%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
CENTURY PLAZA TOWERS LOAN          1     $229,369,475      4/9/07      3/9/27       360        8.039125%    1.76X    49.9%   43.9%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
AAPT POOL LOAN                    48          N/A           N/A       7/11/27       N/A           N/A       1.72X    52.4%    N/A
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
AAPT FIXED COMPONENT             N/A     $ 75,149,361     7/11/07       N/A         ***          7.480%      N/A      N/A    37.1%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
                                                                                                 LIBOR
AAPT LIBOR A COMPONENT           N/A     $ 30,000,000     7/11/04       N/A          IO         + 0.93%      N/A      N/A    47.1%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
                                                                                                 LIBOR
AAPT LIBOR B COMPONENT           N/A     $ 20,000,000     7/11/04       N/A          IO         + 0.76%      N/A      N/A    47.1%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
                                                            N/A
380 MADISON LOAN                   1     $ 89,000,000                 7/11/14       420****      7.848%     2.26X    45.2%   37.9%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
CAP POOL LOAN                     25     $ 87,946,446     7/11/07     7/11/27       360          7.480%     1.60X    60.8%   52.9%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
WHITEHALL POOL LOAN               11     $ 72,228,349       N/A       9/10/00       300          8.680%     1.74X    43.7%   41.9%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
RITZ PLAZA LOAN                    1     $ 62,365,309     4/11/07     4/24/27       360          8.135%     1.34X    67.4%   59.7%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
MONTEHIEDRA LOAN                   1     $ 52,579,779     5/11/07     5/11/27       360          8.230%     1.69X    57.2%   50.6%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------
TOTAL/WEIGHTED AVERAGE*****       96     $977,099,000       N/A         N/A         N/A           N/A       1.70X    55.1%   48.8%
--------------------------- ---------- -------------- ------------ ---------- -------------- ------------ ------- --------- -------

 The terms "Anticipated Repayment Date", "DSCR", "ARD LTV" and "Cut-Off Date LTV" are defined in this Prospectus Supplement in the explanatory notes set forth prior to the tables under "Mortgage Pool Characteristics". The Montehiedra Partner Loans are not represented in this table.

* Based on Underwritten Net Cash Flow. The DSCR for the AAPT Pool Loan assumes LIBOR of 5.6875%. The DSCR for the 380 Madison Loan only reflects the initial interest-only period.

 **     The 380 Madison Loan and the Whitehall Pool Loan do not have an
       Anticipated Repayment Date. The date used to calculate the ARD LTV for such Mortgage Loans is their stated maturity date. The ARD LTV with respect to the AAPT Components is based on the aggregate unpaid principal balance of the AAPT Pool Loan at the applicable ARD for the applicable Component, assuming in the case of the ARD LTV for the AAPT Fixed Component that the AAPT LIBOR A Component and AAPT LIBOR B Component are paid in full on their ARD and collateral relative to the Cut-Off Date LTV has been released pursuant to a 1.20x release price.

*** The Fixed Component of the AAPT Pool Loan amortizes on the following schedule: 1) $4,184,000 fully amortizes in 53 months; and 2) $71,100,000 amortizes on a 305 month schedule for the first 84 months and then amortizes on a 276 month schedule thereafter.

**** The 380 Madison Loan has a 60-month interest only period and then amortizes on a 360-month schedule.

                            PROSPECTUS SUPPLEMENT
                              TABLE OF CONTENTS

                                                                                         PAGE
                                                                                      ---------
EXECUTIVE SUMMARY.....................................................................     S-5
SUMMARY OF PROSPECTUS SUPPLEMENT......................................................     S-9
RISK FACTORS..........................................................................    S-45
 The Mortgage Loans...................................................................    S-45
 The Offered Certificates.............................................................    S-66
MORTGAGE POOL CHARACTERISTICS.........................................................    S-72
 General..............................................................................    S-72
 Security for the Mortgage Loans......................................................    S-73
 Certain Characteristics of the Mortgage Loans........................................    S-73
 Underwriting Standards...............................................................    S-84
 Additional Information...............................................................    S-85
DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES .............    S-86
 Description of the Borrowers and the Properties......................................    S-86
  The Cadillac Fairview Borrowers and Properties......................................    S-86
  The Century Towers Borrower and Property............................................    S-96
  The AAPT Borrowers and Properties...................................................   S-101
  The 380 Madison Borrower and Property...............................................   S-105
  The CAP Borrower and Properties.....................................................   S-107
  The Whitehall Borrower and Properties...............................................   S-111
  The Ritz Plaza Borrower and Property................................................   S-116
  The Montehiedra Borrower and Property...............................................   S-119
 Description of the Mortgage Loans....................................................   S-122
  The Cadillac Fairview Pool Loan.....................................................   S-122
  The Century Plaza Towers Loan.......................................................   S-132
  The AAPT Pool Loan..................................................................   S-139
  The 380 Madison Loan................................................................   S-154
  The CAP Pool Loan...................................................................   S-161
  The Whitehall Pool Loan.............................................................   S-173
  The Ritz Plaza Loan.................................................................   S-180
  The Montehiedra Loan................................................................   S-187
DESCRIPTION OF THE OFFERED CERTIFICATES...............................................   S-196
 General..............................................................................   S-196
 Distributions........................................................................   S-197
 Subordination........................................................................   S-209
 Appraisal Reductions.................................................................   S-210
 Delivery, Form and Denomination......................................................   S-210
 Book-Entry Registration..............................................................   S-211
 Definitive Certificates..............................................................   S-213
 Transfer Restrictions................................................................   S-214
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.........................................   S-215
 Yield................................................................................   S-215
 Yield on the Offered Certificates....................................................   S-217
 Rated Final Distribution Date........................................................   S-225
 Weighted Average Life of Offered Certificates........................................   S-226
THE POOLING AGREEMENT.................................................................   S-238
 General..............................................................................   S-238

                               S-7

                                                                                         PAGE
                                                                                      ---------
 Assignment of the Mortgage Loans.....................................................   S-238
 Representations and Warranties; Repurchase...........................................   S-238
 Servicing of the Mortgage Loans; Collection of Payments..............................   S-239
 Advances.............................................................................   S-241
 Accounts.............................................................................   S-243
 Withdrawals From the Collection Account..............................................   S-245
 Successor Manager....................................................................   S-245
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses........................   S-246
 Inspections..........................................................................   S-247
 Evidence as to Compliance............................................................   S-247
 Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer ..   S-247
 Events of Default....................................................................   S-249
 Rights Upon Event of Default.........................................................   S-249
 Amendment............................................................................   S-250
 Realization Upon Mortgage Loans; Modifications.......................................   S-251
 Optional Termination; Optional Mortgage Loan Purchase................................   S-256
 The Trustee..........................................................................   S-256
 Duties of the Trustee................................................................   S-257
 The Fiscal Agent.....................................................................   S-258
 Duties of the Fiscal Agent...........................................................   S-258
 The Master Servicer..................................................................   S-259
 Servicing Compensation and Payment of Expenses.......................................   S-259
 Special Servicers....................................................................   S-260
 Master Servicer and Special Servicer Permitted to Buy Certificates...................   S-261
 Reports to Certificateholders........................................................   S-262
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................   S-263
USE OF PROCEEDS.......................................................................   S-265
FEDERAL INCOME TAX CONSEQUENCES.......................................................   S-265
ERISA CONSIDERATIONS..................................................................   S-267
LEGAL INVESTMENT......................................................................   S-270
UNDERWRITING..........................................................................   S-270
EXPERTS...............................................................................   S-271
VALIDITY OF OFFERED CERTIFICATES .....................................................   S-272
RATINGS ..............................................................................   S-272
INDEX OF SIGNIFICANT DEFINITIONS......................................................   S-274
Financial Information
  Cadillac Fairview Properties .......................................................   Exhibit A-1
  Century Plaza Towers ...............................................................   Exhibit A-2
  AAPT Properties ....................................................................   Exhibit A-3
Representations and Warranties .......................................................   Exhibit B
Adjusted WAC Rates ...................................................................   Exhibit C
Form of Reports to Certificateholders  ...............................................   Exhibit D
Mortgaged Properties Characteristics  ................................................    Annex A

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

Title of Certificates .........  GS Mortgage Securities Corporation II,
                                    Commercial Mortgage Pass-Through
                                    Certificates, Series 1997-GL I (the
                                    "Certificates").

 Certificate Principal Amount
 and Notional Amount ..........  Each Class of Offered Certificates has the
                                    approximate aggregate initial Certificate
                                    Principal Amount or Notional Amount set
                                    forth on the cover page of this Prospectus
                                    Supplement, subject to a variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling Agreement") among the Seller, the Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent.

Seller ........................  GS Mortgage Securities Corporation II, a
                                    Delaware corporation (the "Seller"), an
                                    affiliate of Goldman Sachs Mortgage
                                    Company, a New York limited partnership
                                    ("GSMC"), and Goldman, Sachs & Co. (the
                                    "Underwriter"). See "The Seller" in the
                                    Prospectus.

 Master Servicer ...............  GMAC Commercial Mortgage Corporation, a
                                    California corporation ("GMACCM" and, in its capacity as master servicer, the "Master Servicer"), will serve as the master servicer of the Mortgage Loans. GMACCM will appoint AMRESCO Services, L.P., a Delaware limited partnership ("AMRESCO Services"), as subservicer with respect to the Century Plaza Towers Loan, and an affiliate of Banco Popular de Puerto Rico, as subservicer with respect to the Montehiedra Loan. Notwithstanding the existence of any subservicing agreement, the Master Servicer shall remain primarily liable for the servicing of the Mortgage Loans. See "The Pooling Agreement--The Master Servicer" herein and "Servicing of the Mortgage Loans" in the Prospectus.

Special Servicers .............  The initial special servicers (in such capacities, the "Special Servicers") will be (i) GMACCM with respect to the Mortgage Loans other than the Century Plaza Towers Loan and the Whitehall Pool Loan, and (ii) AMRESCO Management Inc., a Texas corporation ("AMRESCO Management"), with respect to the Century Plaza Towers Loan and the Whitehall Pool Loan. See "The Pooling Agreement -- Special Servicers" herein.

Trustee .......................  LaSalle National Bank, a national banking association (the "Trustee"). See "The
                                    Pooling Agreement--The Trustee" herein.

 Fiscal Agent .................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent"), and the indirect corporate parent of the Trustee.

Cut-Off Date ..................  August 11, 1997.

 Closing Date ..................  On or about August 14, 1997.

Distribution Date .............  The second Business Day immediately following the 11th day of each month,
                                    commencing on September 15, 1997.

                                 "Business Day" means any day other than a
                                    Saturday, a Sunday or any day on which
                                    banking institutions in the City of New
                                    York, New York, the cities in which the
                                    principal servicing offices of the Master
                                    Servicer or the Special Servicer are
                                    located, or the city in which the
                                    corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed.

Record Date ...................  With respect to each Distribution Date and each Class of Offered Certificates, other than the Class A-1 Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; with respect to each Distribution Date and the Class A-1 Certificates, the close of business on the 10th day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

Interest Accrual Period .......  With respect to any Distribution Date and with respect to each Class of
                                    Certificates, other than the Class A-1
                                    Certificates, the calendar month preceding the month in which such Distribution Date occurs.

                                  With respect to the Class A-1 Certificates,
                                    the Interest Accrual Period with respect to any Distribution Date is the period commencing on and including the Distribution Date in the month preceding the month in which such Distribution Date occurs (or August 14, 1997 with respect to the initial Interest Accrual Period) and ending on and including the day immediately preceding such Distribution Date.

Rated Final Distribution Date .  As to each Class of Offered Certificates, the Distribution Date in July 2030, which is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan.

Due Date ......................  With respect to any Mortgage Loan, the day each month set forth in the related Note on which the Monthly Payment is due and payable, and with respect to any Distribution Date, the Due Date occurring in the month in which such Distribution Date occurs. All of the Mortgage Loans have Due Dates that occur on the 9th through the 11th day of each month, or, if such day is not a business day, either the immediately preceding or succeeding business day.

Collection Period .............  With respect to a Distribution Date and each
                                    Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-Off Date) and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.

 Denominations .................  The Offered Certificates (other than the
                                    Class X-1A and Class X-2 Certificates)
                                    will be issuable in registered form, in
                                    minimum denominations of $10,000 initial
                                    Certificate Principal Amount and multiples of $1 in excess thereof and the Class X-1A and Class X-2 Certificates will be issuable in registered form, in minimum denominations of $1,000,000 initial Notional Amount and multiples of $1 in excess thereof.

Clearance and Settlement ......  Holders of Offered Certificates may hold their Certificates through any of The
                                    Depository Trust Company ("DTC") (in the
                                    United States) and Cedel Bank, S.A.
                                    ("CEDEL") and The Euroclear System
                                    ("Euroclear") (in Europe). Transfers
                                    within DTC, CEDEL or Euroclear, as the
                                    case may be, will be in accordance with
                                    the usual rules and operating procedures of the relevant system. Transfers between persons holding directly or indirectly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. The Seller may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates--Delivery, Form and Denomination", "--Book-Entry
                                    Registration" and "--Definitive
                                    Certificates" herein and "Description of the Certificates--General" in the Prospectus.

The Mortgage Pool .............  The "Mortgage Pool" will consist of 8
                                    Mortgage Loans, each evidenced by one or more promissory notes (each, a "Note") secured by first mortgages, deeds of trust or similar security instruments ("Mortgages") on commercial properties (the "Mortgaged Properties"). See "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein. The Mortgage Loans will be acquired by the Seller on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Seller will be the beneficiary of or will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of certain representations and warranties described herein. See "Description of the Mortgage Pool Characteristics--General" and "The Pooling
                                    Agreement--Representations and Warranties;
                                    Repurchase".

                                  As of the Cut-Off Date, the Mortgage Loans
                                    will have the following approximate
                                    characteristics:

                                   Aggregate Principal Balance ...........    $977,099,000
                                  Lowest Mortgage Loan Principal Balance      $ 52,579,779
                                  Highest Mortgage Loan Principal
                                   Balance ..............................     $258,460,281
                                  Average Mortgage Loan Principal
                                   Balance ..............................     $122,137,375
                                  Range of Remaining Terms to
                                   Anticipated Repayment Date* ..........   37 to 203 months
                                  Weighted Average Remaining Term to
                                   Anticipated Repayment Date* ..........      106 months
                                  Range of Mortgage Rates** .............    7.48% to 8.68%
                                  Weighted Average Mortgage Rate**  .....        7.89%
                                  Range of Cut-Off Date LTV Ratios  .....    43.7% to 67.4%
                                  Weighted Average Cut-Off Date LTV
                                   Ratio ................................        55.1%
                                  Range of Debt Service Coverage
                                   Ratios*** ............................    1.34x to 2.26x
                                  Weighted Average Debt Service Coverage
                                   Ratio*** .............................        1.70x

                                  ---------
                                    * In the case of the 380 Madison Loan and
                                      the Whitehall Pool Loan, their
                                      respective maturity dates.
                                   ** Excludes the AAPT LIBOR Components.
                                  *** The DSCR for the AAPT Pool Loan assumes
                                      LIBOR of 5.6875%.

Description of the Mortgage Loans
 and Properties

  A. The Cadillac Fairview Pool
 Loan and Mortgaged Properties .  The "Cadillac Fairview Pool Loan" had a
                                    principal balance as of the Cut-Off Date of approximately $258,460,281 and is evidenced by 8 notes issued by 7 special purpose Delaware limited partnerships (collectively, the "Cadillac Fairview Borrowers"). The Cadillac Fairview Pool Loan is secured by first priority mortgage liens encumbering 8 properties located in Delaware, Louisiana, New York, North Carolina, Georgia and Mississippi (collectively, the "Cadillac Fairview Properties"). The Cadillac Fairview Borrowers are majority-owned and controlled by affiliates of the Cadillac Fairview Corporation Limited, a corporation amalgamated under the laws of the Province of Ontario, Canada ("CFCL"). CFCL owns interests in and operates 88 retail and office properties in Canada and the U.S. The Cadillac Fairview Borrowers own fee title to 7 of the 8 Cadillac Fairview Properties and the remaining Cadillac Fairview Property is owned by the related Cadillac Fairview Borrower partially in fee and partially as a leasehold interest. The 8 notes evidencing the Cadillac Fairview Pool Loan are cross-defaulted and cross-collateralized.

                                  The Cadillac Fairview Pool Loan bears
                                    interest at a fixed rate per annum equal to 7.935% (the "Cadillac Fairview Initial Interest Rate") through and including December 10, 2003. The Cadillac Fairview Pool Loan requires monthly payments of principal and interest of $1,915,988 each (based on a 30-year amortization schedule and the Cadillac Fairview Initial Interest
                                    Rate). From and after December 11, 2003
                                    (the "Cadillac Fairview Anticipated
                                    Repayment Date"), the Cadillac Fairview
                                    Pool Loan will bear interest at a fixed
                                    rate per annum equal to the greater of (i)
                                    9.935% and (ii) the yield as of the
                                    Cadillac Fairview Anticipated Repayment
                                    Date, calculated by linear interpolation of the yields of U.S. Treasury Constant Maturities, with maturity dates of seven years plus 2% (the "Cadillac Fairview Revised Interest Rate"). All interest accrued at the excess of the Cadillac Fairview Revised Interest Rate over the Cadillac Fairview Initial Interest Rate (the "Cadillac Fairview Excess Interest") will be deferred and will not be paid until after the principal balance of the Cadillac Fairview Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Cadillac Fairview Revised Interest Rate. Interest on the Cadillac Fairview Pool Loan is calculated based on the actual number of days elapsed and a 360-day year. The Cadillac Fairview Pool Loan is scheduled to mature on November 26, 2026 (the "Cadillac Fairview Maturity Date"), but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Due Date from and after the Due Date immediately preceding the Cadillac Fairview Anticipated Repayment Date. Additionally, commencing on the Cadillac Fairview Anticipated Repayment Date, the Cadillac Fairview Pool Loan requires that all Cadillac Fairview Excess Cash Flow (as defined herein under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Cadillac Fairview Pool Loan--Payment Terms") be applied towards the reduction of the principal balance of the Cadillac Fairview Pool Loan. The scheduled principal balance of the Cadillac Fairview Pool Loan on the Cadillac Fairview Anticipated Repayment Date will be approximately $240,479,577.

                                 The 8 Cadillac Fairview Properties consist
                                    of 7 regional shopping centers and 1
                                    community retail center located in
                                    Delaware, Louisiana, New York, North
                                    Carolina, Georgia and Mississippi. The
                                    Cadillac Fairview Properties contain a
                                    total of approximately 5,451,999 square
                                    feet of GLA (including owned and non-owned anchor stores) and approximately 2,046,531 square feet of mall store GLA. As of May 23, 1997, approximately 86.0% of the mall store space was leased (including approximately 6.1% of mall store space leased to temporary tenants). Anchor stores at the Cadillac Fairview Properties include Macy's, Sears, Dillard's and JC

                                    Penney and significant mall store tenants include The Limited, Foot Locker and The Gap. Appraisals dated November 20, 1996 determined an aggregate value for the Cadillac Fairview Properties of approximately $413,900,000, resulting in a Cut-Off Date LTV of approximately 62.4%. The DSCR for the Cadillac Fairview Properties is approximately 1.56x.

  B. The Century Plaza Towers
 Loan and Mortgaged Property ...  The "Century Plaza Towers Loan" had a
                                    principal balance as of the Cut-Off Date
                                    of approximately $229,369,475 and is
                                    evidenced by a single note issued by One
                                    Hundred Towers L.L.C., a Delaware limited
                                    liability company (the "Century Towers
                                    Borrower") formed for the purpose of
                                    acquiring, owning, operating and
                                    mortgaging the Century Towers Property and
                                    related activities. The Century Plaza
                                    Towers Loan is secured by a first priority
                                    deed of trust lien encumbering 2 office
                                    buildings known as Century Towers and the
                                    appurtenant subterranean six-story parking
                                    facility located in the Century City
                                    market of Los Angeles, California (the
                                    "Century Towers Property"). Century City
                                    is an approximately 184-acre
                                    master-planned urban community located in
                                    West Los Angeles formed in 1961. The
                                    Century Towers Borrower is owned in equal
                                    part by: (i) Morgan Guaranty Trust Company
                                    of New York, as Trustee Under Declaration
                                    of Trust dated December 9, 1960, as
                                    amended, for the Commingled Pension Trust
                                    Fund (Special Situation Investments-Real
                                    Estate) (the "Commingled Fund"); (ii) The
                                    Prudential Insurance Company of America
                                    ("Prudential") on behalf of a separate
                                    account established pursuant to a separate
                                    account agreement, the contract holder of
                                    which is State Street Bank and Trust
                                    Company, as Trustee for Telephone Real
                                    Estate Equity Trust ("TREET"), whose
                                    ultimate beneficiaries include employee
                                    benefit plans of AT&T Corp.; and (iii)
                                    Prudential on behalf of a separate account
                                    established pursuant to a separate account
                                    agreement, the contract holder of which is
                                    Mellon Bank, N.A. as Trustee for First
                                    Plaza Group Trust ("FRGT" and together
                                    with the Commingled Fund and TREET, the
                                    "Century Towers Beneficial Owners"), whose
                                    ultimate beneficiaries include employee
                                    benefit plans of General Motors
                                    Corporation and its subsidiaries. The
                                    Century Towers Borrower owns fee title to
                                    the Century Towers Property.

                                 The Century Plaza Towers Loan bears interest
                                    at a fixed rate per annum equal to
                                    8.039125% (the "Century Towers Initial
                                    Interest Rate") through and including
                                    April 8, 2007, calculated for any period based on a year consisting of twelve 30-day months. From and after April 9, 2007 (the "Century Towers Anticipated Repayment Date"), the Century Plaza Towers Loan will bear interest at a fixed rate per annum equal to 10.039125% (the "Century Towers Revised Interest

                                    Rate"). All interest accrued at the excess of the Century Towers Revised Interest Rate over the Century Towers Initial Interest Rate (the "Century Towers Excess Interest") will be deferred and will not be paid until after the principal balance of the Century Plaza Towers Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Century Towers Revised Interest Rate. The Century Plaza Towers Loan is scheduled to mature on March 9, 2027, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Due Date from and after February 9, 2007. The Century Plaza Towers Loan requires monthly payments of principal and interest of approximately $1,693,936 (based on a 30-year amortization schedule and the Century Towers Initial Interest Rate). Additionally, commencing with the Due Date occurring on the Century Towers Anticipated Repayment Date, the Century Plaza Towers Loan requires that all Century Towers Excess Cash Flow (as defined herein under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Century Plaza Towers Loan--Payment Terms") be applied towards the reduction of the principal balance of the Century Plaza Towers Loan. The scheduled principal balance of the Century Plaza Towers Loan on the Century Towers Anticipated Repayment Date will be approximately $201,903,199.

                                 The Century Towers Property is improved with
                                    two 44-story Class A office buildings, a 6-level subterranean parking facility, a retail concourse and a central plaza. The Century Towers Property contains approximately 2,252,739 square feet of rentable office space ("RSF"), 27,460 square feet of retail space and approximately 135,712 square feet of storage space, equipment rooms and miscellaneous space. The 5 largest tenants by RSF are Johnson & Higgins of California (137,789 RSF), Sidley & Austin (94,007
                                    RSF), Home Box Office (77,904 RSF),
                                    Barrister Executive Suites (76,242 RSF)
                                    and Kelco Realty Corporation (68,310 RSF).
                                    As of May 31, 1997, the Century Towers
                                    Property was approximately 90.5% leased.
                                    An appraisal dated as of December 6, 1996 determined a value for the Century Towers Property of approximately $460,000,000, resulting in a Cut-Off Date LTV of approximately 49.9%. The DSCR for the Century Towers Property is approximately 1.76x.

 C. The AAPT Pool Loan and
    Mortgaged Properties ......  The "AAPT Pool Loan" had a principal balance as of the Cut-Off Date of approximately
                                    $125,149,361. The AAPT Pool Loan is
                                    comprised of three components (each, a
                                    "Component"), a fixed rate component (the
                                    "AAPT Fixed Component") and two floating rate components (the "AAPT LIBOR A Component" and the "AAPT LIBOR B Component", collectively, the "AAPT LIBOR Components"). As of the Cut-Off Date, the AAPT Fixed Component had a principal balance of $75,149,361, the AAPT LIBOR A Component had a principal balance of $30,000,000, and the AAPT LIBOR B Component had a principal balance of $20,000,000. The AAPT Pool Loan is evidenced by one fixed rate note and one floating rate note issued by AAPOP 1, L.P., a Delaware limited partnership, Atlantic American Land Development, Inc., a Delaware corporation, Iron Run Venture I, a Pennsylvania general partnership, and Iron Run Venture II, a Pennsylvania general partnership (each, an "AAPT Borrower", and collectively, the "AAPT Borrowers"). Each of the AAPT Borrowers is presently organized for the sole purpose of owning the AAPT Properties and certain nonvoting capital stock in affiliated entities. The AAPT Pool Loan is secured by first priority mortgage liens encumbering 48 properties located in Pennsylvania, New Jersey, Virginia and North Carolina (each, an "AAPT Property", and collectively, the "AAPT Properties"). The AAPT Borrowers are affiliates of LF Strategic Realty Investors, L.P., a Delaware limited partnership which is a private real estate investment vehicle for institutional investors. The AAPT Borrowers own fee title to 44 of the 48 AAPT Properties and leasehold title in the remaining 4 AAPT Properties. The mortgages encumbering the AAPT Properties are cross-defaulted and cross-collateralized.

                                 The AAPT Fixed Component bears interest at a
                                    fixed rate per annum equal to 7.48% (the
                                    "AAPT Initial Fixed Interest Rate")
                                    through and including July 10, 2007. From and after July 11, 2007 (the "AAPT Fixed Component Anticipated Repayment Date"), the AAPT Fixed Component will bear interest at a fixed rate per annum equal to 9.48% (the "AAPT Revised Fixed Interest Rate"). All interest accrued at the excess of the AAPT Revised Fixed Interest Rate over the AAPT Initial Fixed Interest Rate (the "AAPT Excess Fixed Interest") will be deferred and will not be paid until after the principal balance of the AAPT Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the AAPT Revised Fixed Interest Rate. Interest on the AAPT Fixed Component is calculated based on the actual number of days elapsed and a 360-day year.

                                 The AAPT LIBOR A Component bears interest at
                                    a floating rate per annum equal to LIBOR
                                    (as hereinafter defined) plus 0.93% (the
                                    "AAPT LIBOR A Interest Rate") through and including July 10, 2004. The AAPT LIBOR B Component bears interest at a floating rate per annum equal to LIBOR plus 0.76% (the "AAPT LIBOR B Interest Rate" and each of the AAPT LIBOR A Interest Rate and the AAPT LIBOR B Interest Rate, an "AAPT LIBOR Interest Rate") through and including July 10, 2004. From and after July 11, 2004 (the "AAPT LIBOR Component Anticipated Repayment Date"), each of the AAPT LIBOR A Component and the AAPT LIBOR B Component, respectively, will bear interest at a floating rate per annum equal to the sum of (i) the lower of (x) the AAPT LIBOR Interest Rate applicable to such AAPT LIBOR Component from time to time, and (y) a rate that would result in a blended interest rate on the AAPT Pool Loan of no more than 8.5% based on the then outstanding principal balance of the AAPT Pool Loan and an interest rate on the AAPT Fixed Component equal to the AAPT Initial Fixed Interest Rate and (ii) 2.00% (respectively, the "AAPT Revised LIBOR A Interest Rate" and the "AAPT Revised LIBOR B Interest Rate", and each, an "AAPT Revised LIBOR Interest Rate").

                                 The following tables set forth the maximum
                                    per annum interest rate on the AAPT LIBOR
                                    Components assuming no principal payments on the AAPT LIBOR Components (including from AAPT Excess Cash Flow, as defined below) and only scheduled principal payments for the AAPT Fixed Component (i) at the AAPT LIBOR Component Anticipated Repayment Date, July 11, 2004 and (ii) at the AAPT Fixed Component Anticipated Repayment Date, July 11, 2007.

                                              UPON THE AAPT LIBOR
                                      COMPONENT ANTICIPATED REPAYMENT DATE


                                                  OUTSTANDING             MAXIMUM
                                                   PRINCIPAL              INTEREST
                                                    BALANCE      MARGIN     RATE
                                 Fixed
                                  Component.....  $ 62,636,191     N/A     7.480%
                                 LIBOR A
                                  Component.....    30,000,000   0.930%    9.846%
                                 LIBOR B
                                  Component.....    20,000,000   0.760%    9.676%
                                                --------------
                                 Total/Weighted
                                  Average.......  $112,636,191   0.862%    8.500%
                                                ==============


                                              UPON THE AAPT FIXED
                                      COMPONENT ANTICIPATED REPAYMENT DATE


                                                  OUTSTANDING             MAXIMUM
                                                   PRINCIPAL              INTEREST
                                                    BALANCE      MARGIN     RATE
                                 Fixed
                                  Component.....  $ 59,239,423     N/A     7.480%
                                 LIBOR A
                                  Component.....    30,000,000   0.930%    9.777%
                                 LIBOR B
                                  Component.....    20,000,000   0.760%    9.607%
                                                --------------
                                 Total/Weighted
                                  Average.......  $109,239,423   0.862%    8.500%
                                                ==============


                                  To the extent principal payments are
                                    received on the LIBOR Components on or
                                    prior to the above-referenced Anticipated
                                    Repayment Dates, the weighted average
                                    maximum interest rates on the LIBOR
                                    Components expressed above would increase.

                                 A portion of the interest accrued at the
                                    AAPT Revised LIBOR Interest Rates, equal to 2.00% per annum (the "AAPT Excess LIBOR Interest"), will be deferred and will not be paid until the earlier to occur of (1) the aggregate principal balance of the AAPT LIBOR Components being reduced to zero and
                                    (2) the AAPT Fixed Component Anticipated
                                    Repayment Date, at which time AAPT Excess
                                    LIBOR Interest shall be further deferred and will not be paid until the principal balance of the AAPT Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the applicable AAPT Revised LIBOR Interest Rate. The AAPT Excess LIBOR Interest and the AAPT Excess Fixed Interest are sometimes referred to herein together as the "AAPT Excess Interest". Interest on the AAPT LIBOR Components is calculated based on the actual number of days elapsed and a 360-day year. Although the Due Date for the AAPT Pool Loan is the 11th day of each month (or if such day is not a business day, the immediately preceding business day), interest on the AAPT LIBOR
                                    Components is calculated for each Due Date based on the number of days in the period from and including the Distribution Date in the month preceding such Due Date (or from August 13, 1997 in the case of the Due Date in September 1997) to and including the day immediately preceding the Distribution Date immediately after such Due Date.

                                 The AAPT Borrowers have entered into an
                                    interest rate cap agreement in a notional amount equal to the aggregate principal amount of the AAPT LIBOR Components with a term of seven years, requiring payment by Bear Stearns Financial Products Inc., which currently has a senior unsecured long-term debt rating of "Aaa", as rated by Moody's Investors Service, Inc., of all interest on such notional amount in excess of 8.70%. See "Risk Factors--The Mortgage Loans--Risks Relating to the AAPT Interest Rate Cap Agreement" and "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool
                                    Loan--Payment Terms".

                                 The AAPT Pool Loan is scheduled to mature on
                                    July 11, 2027. The AAPT Fixed Component
                                    may be prepaid, in whole or in part,
                                    without payment of any yield maintenance charge or prepayment premium on the AAPT Fixed Component Anticipated Repayment Date and on any Due Date thereafter. The AAPT LIBOR Components may be prepaid, in whole or in part, on any Due Date, subject to the payment of the required prepayment premium, if any. Commencing on August 11, 1997, the AAPT Fixed Component requires monthly payments of principal and interest of $526,404 (based on the principal balance of the AAPT Pool Loan, a 305-month amortization schedule and interest at the AAPT Initial Fixed Interest Rate). From and after August 11, 2004, the AAPT Fixed Component requires monthly payments of principal and interest of $480,249 (based on the outstanding principal balance of the AAPT Fixed Component, a 23-year amortization schedule (based on the original principal bal-ance of the AAPT Fixed Component) and interest at the AAPT Initial Fixed Interest Rate). In addition, the AAPT Fixed Component requires an additional payment of principal and interest of $93,148 on each Due Date until the earlier of (x) the date of the release of the Main Street Center Property from the lien of the related Mortgage and (y) December 11, 2001. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Payment Terms". The AAPT LIBOR Components require monthly payments of interest only on the principal balance of the AAPT LIBOR Components on each Due Date. Additionally, (i) commencing on the AAPT LIBOR Component Anticipated Repayment Date, the AAPT LIBOR Components require that all AAPT Excess Cash Flow (as defined below under "Description of the Mortgage Pool and the Underlying Mortgaged
                                    Properties--Description of the Mortgage
                                    Loans--The AAPT Pool Loan -- Payment
                                    Terms") be applied toward the reduction of the principal balance of the AAPT LIBOR Components pro rata based on the then outstanding principal balances of the AAPT LIBOR A Component and the AAPT LIBOR B Component, until the earlier to occur of
                                    (x) the AAPT LIBOR Components being paid in full (including accrued interest thereon) and (y) the AAPT Fixed Component Anticipated Repayment Date and (ii) commencing on the AAPT Fixed Component Anticipated Repayment Date, the AAPT Pool Loan requires that all AAPT Excess Cash Flow be applied towards the reduction of the principal balance of the AAPT Pool Loan, applied pro rata based on the then outstanding principal balances of the AAPT Fixed Component and the respective AAPT LIBOR Components. All voluntary prepayments, and any prepayments resulting from a casualty or condemnation, of the AAPT Pool Loan will be applied (i) first, to the AAPT LIBOR A Component until the AAPT LIBOR A Component shall be paid in full and (ii) then, to the AAPT LIBOR B Component. The scheduled principal balance of the AAPT LIBOR Components on the AAPT LIBOR Component Anticipated Repayment Date will be $50,000,000. The scheduled principal balance of the AAPT Fixed Component on the AAPT Fixed Component Anticipated Repayment Date will be approximately $59,239,423.

                                  The 48 AAPT Properties consist of 34 office
                                    properties, 8 industrial properties, 4
                                    "flex" properties (i.e., properties that have components of both office and industrial uses) and 2 undeveloped parcels of land located in Pennsylvania, New Jersey, Virginia and North Carolina. The AAPT Properties contain a total of approximately 2,862,885 square feet of GLA. As of June 1, 1997, the AAPT Properties were approximately 97% leased. Recent appraisals determined an aggregate value for the 48 AAPT Properties of approximately $239,025,000, resulting in a Cut-Off Date LTV of approxi-mately 52.4%. The DSCR for the AAPT Properties is approximately 1.72x.

 D. 380 Madison Loan and
    Mortgaged Property ........  The "380 Madison Loan" had a principal balance as of the Cut-Off Date of
                                    $89,000,000 and is evidenced by a
                                    promissory note issued by ComMet 380, Inc.
                                    a Maryland corporation formed solely for the purpose of acquiring, owning, operating, and managing the 380 Madison Property (the "380 Madison Borrower"). The 380 Madison Loan is secured by a first priority mortgage lien encumbering an office building located at 380 Madison Avenue, New York, New York (the "380 Madison Property") subject to, among other items, the 380 Madison Master Lease (as defined herein). The Comptroller of the State of New York as Trustee of the Common Retirement Fund and Stichting
                                    Bedrijfspensioenfonds voor de
                                    Metaalnijverheid are the principal
                                    shareholders of the 380 Madison Borrower, collectively owning over 99% of the total outstanding shares of the 380 Madison Borrower.

                                 The 380 Madison Loan bears interest at a
                                    fixed rate per annum equal to 7.848% (the
                                    "380 Madison Interest Rate"). Interest on the 380 Madison Loan is computed on the basis of the actual number of days elapsed and a 360-day year. The 380 Madison Loan is scheduled to mature on July 11, 2014 (the "380 Madison Maturity Date"). Commencing on August 11, 1997, and on each Due Date thereafter, through and including the Due Date on July 11, 2002, the 380 Madison Loan requires the payment of interest only. Commencing on August 11, 2002, the 380 Madison Loan requires monthly payments of principal and interest of $650,385 (based on a 30-year amortization schedule and the 380 Madison Interest Rate), with all remaining principal due and payable on the 380 Madison Maturity Date. The scheduled principal balance of the 380 Madison Loan on the 380 Madison Maturity Date will be approximately $74,672,522.

                                 The 380 Madison Borrower's fee interest in
                                    the 380 Madison Property is subject to a net lease (the "380 Madison Master Lease") of the entire 380 Madison Property, which terminates on January 26, 2014. The 380 Madison Property consists of a 25-story office building and a 150-car parking garage. The 380 Madison Property contains approximately 769,365 GLA of commercial office space, approximately 49,354 GLA of retail space, approximately 34,431 GLA of storage space and a 3-level 150 car parking garage. As of June 1997, the 380 Madison Property was approximately 86% leased, excluding storage. The largest tenant is The Chase Manhattan Bank with 307,747 GLA. An appraisal of the 380 Madison Property, dated as of June 23, 1997 determined an aggregate value for the 380 Madison Property fee interest, subject to the 380 Madison Master Lease, of $197,000,000, resulting in a Cut-Off Date LTV of approximately 45.2%. The DSCR for the 380 Madison Property is approximately 2.26x.

 E. CAP Pool Loan and
    Mortgaged Properties ......  The "CAP Pool Loan" had a principal balance as of the Cut-Off Date of approximately
                                    $87,946,446 and is evidenced by a note
                                    issued by Commonwealth Atlantic Operating
                                    Properties Inc., a special purpose
                                    Virginia corporation (the "CAP Borrower").
                                    The CAP Pool Loan is secured by first
                                    priority mortgage liens encumbering 25
                                    properties located in Virginia (each, a
                                    "CAP Property", and collectively, the "CAP
                                    Properties"). The CAP Borrower is an
                                    affiliate of LF Strategic Realty
                                    Investors, L.P., a Delaware limited
                                    partnership which is a private real estate investment vehicle for institutional investors. The CAP Borrower owns fee title to all of the CAP Properties. The mortgages encumbering the CAP Properties are cross-defaulted and cross-collateralized as further described herein.

                                 The CAP Pool Loan bears interest at a fixed
                                    rate per annum equal to 7.48% (the "CAP
                                    Initial Interest Rate") through and
                                    including July 10, 2007. The CAP Pool Loan requires monthly payments of principal and interest of $620,372 each (based on a 30-year amortization schedule and the CAP Initial Interest Rate). From and after July 11, 2007 (the "CAP Anticipated Repayment Date"), the CAP Pool Loan will bear interest at a fixed rate per annum equal to 9.48% (the "CAP Revised Interest Rate"). All interest accrued at the excess of the CAP Revised Interest Rate over the CAP Initial Interest Rate (the "CAP Excess Interest") will be deferred and will not be paid until after the principal balance of the CAP Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the CAP Revised Interest Rate. Interest on the CAP Pool Loan is calculated based on the actual number of days elapsed and a 360-day year.

                                 The CAP Pool Loan is scheduled to mature on
                                    July 11, 2027 (the "CAP Maturity Date"), but may be prepaid, in whole or in part, without payment of a yield maintenance charge or prepayment premium on any Due Date from and including the CAP Anticipated Repayment Date. Additionally, commencing on the CAP Anticipated Repayment Date, the CAP Pool Loan requires that all CAP Excess Cash Flow (as defined herein under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The CAP Pool Loan--Payment Terms") be applied towards the reduction of the principal balance of the CAP Pool Loan. The scheduled principal balance of the CAP Pool Loan on the CAP Anticipated Repayment Date will be approximately $76,589,079.

                                   The 25 CAP Properties consist of 8 office
                                    properties, 3 industrial properties, 12
                                    flex properties and 2 research and
                                    development properties located in
                                    Virginia. The CAP Properties contain
                                    approximately 1,700,252 square feet of
                                    GLA. As of June 1, 1997, the CAP
                                    Properties were approximately 98% leased.
                                    Recent appraisals determined an aggregate value for the 25 CAP Properties of approximately $144,750,000, resulting in a Cut-Off Date LTV of approximately 60.8%. The DSCR for the CAP Properties is approximately 1.60x.

 F. The Whitehall Pool Loan and
    Mortgaged Properties ......  The "Whitehall Pool Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $72,228,349 and is evidenced by a single note issued by WMP II Real Estate Limited Partnership (the "Whitehall Borrower"), a special purpose Delaware limited partnership, secured by first priority mortgage liens encumbering 11 properties located in California, Massachusetts, Missouri, New York and Texas (the "Whitehall Properties"). The Whitehall Borrower is a wholly-owned indirect subsidiary of Whitehall Street Real Estate Limited Partnership III, a private investment vehicle organized by The Goldman Sachs Group, L.P. and managed by affiliates of Goldman, Sachs & Co. for institutional clients and high net worth individuals seeking to invest in real estate. The Whitehall Borrower owns fee title to 10 of the Whitehall Properties and a leasehold as to the remaining Whitehall Property. The mortgages encumbering the Whitehall Properties are cross-collateralized and cross-defaulted as described herein.

                                 The Whitehall Pool Loan bears interest at a
                                    fixed rate per annum equal to 8.68% until maturity, calculated for any period based on the actual number of days elapsed and a 360-day year. The Whitehall Pool Loan requires monthly payments of principal and interest of $602,560. The Whitehall Pool Loan is scheduled to mature on September 10, 2000 (the "Whitehall Maturity Date"). The scheduled principal balance of the Whitehall Pool Loan as of the Whitehall Maturity Date will be approximately $69,172,622.

                                 The Whitehall Properties consist of 7 office
                                    properties, 2 retail properties and 2
                                    industrial properties located in
                                    California, Massachusetts, Missouri, New
                                    York and Texas. The Whitehall Properties contain a total of approximately 1,488,120 square feet of office GLA, approximately 124,394 square feet of retail GLA and approximately 336,380 square feet of industrial GLA. As of May 20, 1997, the office, retail and industrial properties were approximately 91.6%, 98.3% and 100.0% leased, respectively. Significant office tenants at the properties include the General Services Administration, Auspex and Seagate Computers; significant retail tenants at the properties include The Gap and Equinox Fitness Club; and significant tenants at the industrial properties include Sun Microsystems and Applied Materials. Appraisals completed in July and August 1996 (when the Whitehall Pool Loan was originated) determined an aggregate value for the Whitehall Properties of approximately $165,150,000, resulting in a Cut-Off Date LTV of approximately 43.7%. The DSCR for the Whitehall Properties is approximately 1.74x.

 G. The Ritz Plaza Loan and
    Mortgaged Property ........  The "Ritz Plaza Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $62,365,309 and is evidenced by a single note issued by CS Ritz Holdings, L.P. (the "Ritz Plaza
                                    Borrower"), a special purpose Delaware
                                    limited partnership, secured by a first
                                    priority mortgage lien encumbering a
                                    mixed-use residential and commercial
                                    property known as The Ritz Plaza, located at 235-237 West 48th Street, New York, New York (the "Ritz Plaza Property"). Approximately 60% of the ownership interests in the Ritz Plaza Borrower are held by Cadim Holdings U.S., Inc. (a Delaware corporation and a wholly owned indirect subsidiary of Caisse de Dep|f.t et Placement du Quebec, a Quebec public fund manager) and the remaining ownership interests are indirectly held by individual investors.

                                 The Ritz Plaza Loan bears interest at a
                                    fixed rate per annum equal to 8.135% (the
                                    "Ritz Plaza Initial Interest Rate")
                                    through and including April 10, 2007. From and after April 11, 2007 (the "Ritz Plaza Anticipated Repayment Date"), the Ritz Plaza Loan will bear interest at a fixed rate per annum equal to 10.135% (the "Ritz Plaza Revised Interest Rate"). All interest accrued at the excess of the Ritz Plaza Revised Interest Rate over the Ritz Plaza Initial Interest Rate (the "Ritz Plaza Excess Interest") will be deferred and will not be paid until after the principal balance of the Ritz Plaza Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Ritz Plaza Revised Interest Rate. Interest on the Ritz Plaza Loan is calculated based on the actual number of days elapsed and a 360-day year. The Ritz Plaza Loan is scheduled to mature on April 24, 2027, but may be prepaid without payment of a yield maintenance charge or prepayment premium on and after the Ritz Plaza Anticipated Repayment Date. The Ritz Plaza Loan requires monthly payments of principal and interest of $469,453 (based on a 30-year amortization schedule and the Ritz Plaza Initial Interest Rate). Additionally, commencing on the Ritz Plaza Anticipated Repayment Date, the Ritz Plaza Loan requires that all Ritz Plaza Excess Cash Flow (as defined below under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Ritz Plaza Loan--Payment Terms") be applied towards the reduction of the principal balance of the Ritz Plaza Loan.

                                    The scheduled principal balance of the
                                    Ritz Plaza Loan on the Ritz Plaza
                                    Anticipated Repayment Date will be
                                    approximately $55,202,612.

                                 The Ritz Plaza Property consists of a
                                    40-story apartment building with 479
                                    apartment units (consisting of 24 studio apartments, 400 1-bedroom apartments, and 55 2-bedroom apartments), approximately 25,432 gross rentable square feet of commercial space, and a 158-car parking garage. As of June 17, 1997, the residential portion of the Ritz Plaza Property was approximately 99% leased, and the commercial portion of the Ritz Plaza Property was 100% leased. An appraisal dated as of April 10, 1997, determined a value for the Ritz Plaza Property of $92,500,000, resulting in a Cut-Off Date LTV of approximately 67.4%. The DSCR for the Ritz Plaza Property is approximately 1.34x.

 H. The Montehiedra Loan
    and Mortgaged Property ....  The "Montehiedra Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $52,579,779 and is evidenced by a single note issued by Vornado Montehiedra Acquisition L.P. (the "Montehiedra Borrower"), a special purpose Delaware limited partnership. The Montehiedra Loan is secured by a pledge of a bearer mortgage note and by a first priority mortgage lien encumbering a retail shopping center known as Montehiedra Town Center located in the district of Rio Piedras, municipality of San Juan, Puerto Rico (the "Montehiedra Property"). The Montehiedra Borrower is owned indirectly by Vornado Realty Trust and Vornado Realty L.P. Vornado Realty Trust is the sole general partner of Vornado Realty L.P. and is a publicly traded real estate investment trust whose beneficial interests are listed on the New York Stock Exchange. The Montehiedra Borrower owns fee title to the Montehiedra Property.

                                 The Montehiedra Loan bears interest at a
                                    fixed rate per annum equal to 8.23% (the
                                    "Montehiedra Initial Interest Rate")
                                    through and including May 10, 2007. From and after May 11, 2007 (the "Montehiedra Anticipated Repayment Date"), the Montehiedra Loan will bear interest at a fixed rate per annum equal to 10.23% (the "Montehiedra Revised Interest Rate"). All interest accrued at the excess of the Montehiedra Revised Interest Rate over the Montehiedra Initial Interest Rate ("Montehiedra Excess Interest") will be deferred and will not be paid until after the principal balance of the Montehiedra Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Montehiedra Revised Interest Rate. Interest on the Montehiedra Loan is calculated based on the actual number of days elapsed and a 360-day year. The Montehiedra Loan is scheduled to mature on May 11, 2027, but may be prepaid on any Due Date without payment of a yield maintenance charge or prepayment premium on and after the Montehiedra Anticipated Repayment Date. The Montehiedra Loan requires monthly payments of principal and interest of $399,417 each (based on a 30-year amortization schedule and the Montehiedra Initial Interest Rate). Additionally, commencing on the first Due Date after the Montehiedra Anticipated Repayment Date, the Montehiedra Loan requires that all Montehiedra Excess Cash Flow (as defined herein under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Montehiedra Loan--Payment
                                    Terms") be applied towards the reduction of the principal balance of the Montehiedra Loan. The scheduled principal balance of the Montehiedra Loan on the Montehiedra Anticipated Repayment Date will be approximately $46,536,103.

                                  The Montehiedra Property consists of
                                    approximately 525,378 square feet of total
                                    GLA (including anchors), of which
                                    approximately 200,028 square feet is mall store GLA. The anchor tenants at the Montehiedra Property include Kmart, Builder's Square, Marshall's and Caribbean Theatres. The Montehiedra Property was approximately 98.9% leased as of May 1, 1997. An appraisal dated as of March 7, 1997, determined a value for the Montehiedra Property of $92,000,000, resulting in a Cut-Off Date LTV of approximately 57.2%. The DSCR for the Montehiedra Property is approximately 1.69x.

 I. The Montehiedra
    Partner Loans .............  Simultaneously with the origination of the
                                    Montehiedra Loan, GSMC made a loan to each of Montehiedra Holding L.P. and Montehiedra Holding II L.P. (the "Montehiedra Partner Loans") having an aggregate principal balance as of August 12, 1997 of approximately $10,276,355. See
                                    "Description of the Mortgage Pool and the Underlying Mortgaged
                                    Properties--Description of the Mortgage
                                    Loans--The Montehiedra Loan--The
                                    Montehiedra Partner Loans". Payments of
                                    principal of and interest on, and any
                                    other proceeds with respect to, the
                                    Montehiedra Partner Loans will be
                                    deposited into the Class M Distribution
                                    Account and will be allocated and
                                    distributable exclusively to the Class M
                                    Certificates and will not serve as credit support for any other Class of Certificates. The Montehiedra Partner Loans will not be part of the Mortgage Pool and references in this Prospectus Supplement to the term "Mortgage Loan" do not include the Montehiedra Partner Loans.

 J. Originators ...............  GSMC originated the Century Plaza Towers
                                    Loan, the AAPT Pool Loan, the CAP Pool
                                    Loan and the Montehiedra Loan. To
                                    facilitate loan closings, GSMC engaged
                                    GMACCM to originate the Cadillac Fairview
                                    Pool Loan, the 380 Madison Loan, the
                                    Whitehall Pool Loan and the Ritz Plaza
                                    Loan on GSMC's behalf, and concurrently
                                    with the origination, GSMC
                                    acquired a 100% participation interest in each such Mortgage Loan. GSMC and GMACCM are collectively referred to herein as the "Originators". GMACCM will make certain representations and warranties with respect to the Mortgage Loans it originated and GSMC will make certain representations and warranties (a) with respect to the Mortgage Loans it originated, and (b) with respect to the Mortgage Loans GMACCM originated, but only to the extent that GMACCM did not make such representations and warranties (GSMC and GMACCM in the capacity of making representations and warranties, being each referred to as a "Responsible Party").

 K. General ...................  For a further description of the Mortgage
                                    Loans and Mortgaged Properties, see
                                    "Description of the Mortgage Pool and the Underlying Mortgaged Properties" and "Mortgage Pool Characteristics" herein.

Prepayment, Sale, Substitution
 and Release Provisions ........  The Mortgage Loans generally prohibit the transfer or sale of the Mortgaged
                                    Properties (except (a) to certain
                                    permitted transferees and (b) in
                                    connection with a release and related
                                    permitted defeasance or prepayment and
                                    except that the AAPT Pool Loan and the CAP
                                    Pool Loan permit substitution of Mortgaged
                                    Properties if certain conditions are met) unless the Master Servicer has consented thereto and there shall have been received written confirmation from each Rating Agency that such transfer or sale will not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

                                 All of the Mortgage Loans (other than the
                                    AAPT LIBOR Components) provide that after a specified period (a "Defeasance Lockout Period") and prior to the related Anticipated Repayment Date (or in the case of the 380 Madison Loan and the Whitehall Pool Loan, prior to their respective maturity dates), the applicable borrower may obtain the release of one or more of the Mortgaged Properties from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury obligations, which generally provide for payments on or prior to all successive scheduled Due Dates upon which interest and principal payments are due under the related Note through and including the respective Anticipated Repayment Date, in amounts equal to the portion of the scheduled payments due on such dates (or, in the case of an Anticipated Repayment Date, an amount determined as if the related Mortgage Loans were to mature on such Anticipated Repayment Date) that are attributable to a portion of the Mortgage Loan equal to the release amount required to be paid with respect to the Mortgaged Property or Properties to be released. In the event of a release in connection with a partial defeasance, the Mortgage Loans secured by multiple Mortgaged Properties generally require that the principal amount defeased equal at least a specified amount which is greater than the Allocated Loan Amount of the Mortgaged Property so released with certain exceptions (such as in the event of a partial prepayment in connection with a casualty or condemnation). Such Mortgage Loans also generally require that the debt service coverage ratio (as such term is defined in the related loan agreements) of the remaining Mortgaged Property or Properties, after giving effect to such release, be greater than both the debt service coverage ratio at origination of the related Mortgage Loan and the debt service coverage ratio immediately prior to such release. The terms of the Whitehall Pool Loan permit the Whitehall Borrower to partially prepay the Whitehall Pool Loan during its Defeasance Lockout Period to cause the release of one or more Mortgaged Properties necessary to cure a property level non-payment default with respect to such Mortgaged Property or Mortgaged Properties. The AAPT Pool Loan provides that on any Due Date during the term of the AAPT Pool Loan, the AAPT Borrowers may repay all or a portion of the AAPT LIBOR Components. A condition precedent to any full or partial defeasance of the AAPT Fixed Component is the payment in full of the AAPT LIBOR Components. The AAPT Pool Loan and the CAP Pool Loan permit the substitution of Mortgaged Properties if certain conditions are met. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Substitution of Individual Properties" and "--The CAP Pool Loan--Substitution of Individual
                                    Properties".

                                 All of the Mortgage Loans secured by
                                    multiple Mortgaged Properties (except the
                                    Whitehall Pool Loan) provide that on and after the related Anticipated Repayment Date, in connection with a prepayment, the related borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the related Mortgage. In addition, the AAPT Pool Loan provides that at any time during the term of the AAPT Pool Loan, in connection with a prepayment of the AAPT LIBOR Components, the AAPT Borrowers may obtain the release of one or more of the AAPT Properties from the lien of the related Mortgages. Each Mortgage Loan secured by multiple Mortgaged Properties generally requires that the related borrower prepay a specified amount which is greater than the Allocated Loan Amount of any Mortgaged Property released in connection with a partial prepayment, with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. Such Mortgage Loans also require that the debt service coverage ratio (as that term is defined in the respective loan agreements) of the remaining Mortgaged Properties, after giving effect to such release, be at least equal to the greater of each of the debt service coverage ratio at origination and the debt service coverage ratio immediately prior to the release.

The Offered Certificates ......  The Class A-1 Certificates will have an initial Certificate Principal Amount of
                                    $50,000,000.

                                 The Class A-2A Certificates will have an
                                    initial Certificate Principal Amount of
                                    $131,100,000.

                                 The Class A-2B Certificates will have an
                                    initial Certificate Principal Amount of
                                    $240,900,000.

                                 The Class A-2C Certificates will have an
                                    initial Certificate Principal Amount of
                                    $30,000,000.

                                 The Class A-2D Certificates will have an
                                    initial Certificate Principal Amount of
                                    $222,190,000.

                                 The Class B Certificates will have an
                                    initial Certificate Principal Amount of
                                    $78,160,000.

                                 The Class C Certificates will have an
                                    initial Certificate Principal Amount of
                                    $14,660,000.

                                 The Class D Certificates will have an
                                    initial Certificate Principal Amount of
                                    $53,750,000.

                                 The Class E Certificates will have an
                                    initial Certificate Principal Amount of
                                    $14,650,000.

                                 The Class F Certificates will have an
                                    initial Certificate Principal Amount of
                                    $48,860,000.

                                 The Class G Certificates will have an
                                    initial Certificate Principal Amount of
                                    $58,620,000.

                                  The Class A-1, Class A-2A, Class A-2B, Class
                                    A-2C, Class A-2D, Class B, Class C, Class
                                    D, Class E, Class F, Class G and Class H
                                    Certificates are collectively referred to herein as the "Sequential Pay
                                    Certificates".

                                 The Class X-1A Certificates will have an
                                    initial Notional Amount of approximately
                                    $50,000,000. With respect to any
                                    Distribution Date, the Notional Amount of the Class X-1A Certificates will equal the aggregate Stated Principal Balance of the Group 1 Components as of the first day of the related Interest Accrual Period.

                                 The Class X-2 Certificates will have an
                                    initial Notional Amount of approximately
                                    $892,890,000. The Notional Amount of the
                                    Class X-2 Certificates will generally be equal to the sum of the Certificate Principal Amounts of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates, plus the amount of any unpaid Interest Shortfall on such Classes.

The Private Certificates ......  The Class X-1B Certificates will have an initial Notional Amount of approximately
                                    $50,000,000. With respect to any Distribu-tion Date, the Notional Amount of the Class X-1B Certificates will equal the aggregate Stated Principal Balance of the Group 1 Components as of the first day of the related Interest Accrual Period. The Class X-1A, Class X-1B and Class X-2 Certificates are sometimes referred to herein collectively as the "Coupon Strip Certificates".

                                 The Class H Certificates will have an
                                    initial Certificate Principal Amount of
                                    $34,208,999.

                                 The Class M Certificates will have an
                                    Initial Certificate Principal Amount of
                                    $10,276,354.

                                 The Class Q, Class R, Class MR and Class LR
                                    Certificates will not have Certificate
                                    Principal Amounts or Notional Amounts.

                                  The Class X-1B, Class H, Class M, Class Q,
                                    Class R, Class MR and Class LR
                                    Certificates are not offered hereby.

Pass-Through Rates ............  The per annum rate at which interest accrues
                                    (the "Pass-Through Rate") on each Class of
                                    Offered Certificates during any Interest
                                    Accrual Period will be as follows:

                                  The Pass-Through Rate on the Class A-1
                                    Certificates will be equal to the
                                    "Adjusted LIBOR Rate" which, in general, equals, for each Distribution Date through the Distribution Date in July 2004, LIBOR plus 0.23% and for each Distribution Date thereafter, the lesser of (i) LIBOR plus .70% and (ii) the Group 1 WAC Rate (or, if no Group 1 Components remain outstanding, 10% per annum). See "--Description of the Mortgage Loans and the Properties--C. The AAPT Pool Loan and Mortgaged Properties" above for a description of the AAPT LIBOR Components on which distributions on the Class A-1 Certificates are generally based.

                                 The Pass-Through Rate on the Class A-2A,
                                    Class A-2B, Class A-2C and Class A-2D
                                    Certificates will be equal to 6.940000%, 6.860000%, 6.930000% and 6.940000%, respectively.

                                 The Pass-Through Rate on the Class X-1A
                                    Certificates is a per annum rate equal to
                                    (A) for each Distribution Date up to and including the Distribution Date in July 2000, the excess, if any, of (i) the Group 1 WAC Rate, over (ii) the Adjusted LIBOR Rate (for purposes of this definition only, adjusting the Adjusted LIBOR Rate to a rate calculated on the basis of a 360-day year consisting of twelve 30-day months) and (B) thereafter, 0%.

                                 The Pass-Through Rate on the Class X-2
                                    Certificates is a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component and the Class G Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-2A Component is a per annum rate equal to the Adjusted WAC

                                    Rate minus the Pass-Through Rate on the
                                    Class A-2A Certificates. The Pass-Through
                                    Rate on the Class A-2B Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2B Certificates. The Pass-Through Rate on the Class A-2C Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2C Certificates. The Pass-Through Rate on the Class A-2D Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2D Certificates. The Pass-Through Rate on the Class B Component is a per annum rate equal to 0.96%. The Pass-Through Rate on the Class C Component is a per annum rate equal to 0.92%. The Pass-Through Rate on the Class D Component is a per annum rate equal to 0.90%. The Pass-Through Rate on the Class E Component is a per annum rate equal to 0.83%. The Pass-Through Rate on the Class F Component is a per annum rate equal to 0.76%. The Pass-Through Rate on the Class G Component is a per annum rate equal to 0.29%.

                                 The Pass-Through Rate on the Class B
                                    Certificates is a per annum rate equal to the Adjusted WAC Rate minus 0.96%.

                                 The Pass-Through Rate on the Class C
                                    Certificates is a per annum rate equal to the Adjusted WAC Rate minus 0.92%.

                                 The Pass-Through Rate on the Class D
                                    Certificates is a per annum rate equal to the Adjusted WAC Rate minus 0.90%.

                                 The Pass-Through Rate on the Class E
                                    Certificates is a per annum rate equal to the Adjusted WAC Rate minus 0.83%.

                                 The Pass-Through Rate on the Class F
                                    Certificates is a per annum rate equal to the Adjusted WAC Rate minus 0.76%.

                                 The Pass-Through Rate on the Class G
                                    Certificates is a per annum rate equal to the Adjusted WAC Rate minus 0.29%.

                                 The initial Pass-Through Rate for each Class
                                    of Offered Certificates is set forth on
                                    the cover page of this Prospectus
                                    Supplement.

                                 Calculations of interest on the Offered
                                    Certificates, other than the Class A-1
                                    Certificates, will be made on the basis of a 360-day year consisting of twelve 30-day months. Calculations of interest on the Class A-1 Certificates will be made based on the actual number of days in the applicable Interest Accrual Period and a 360-day year.

                                 The Mortgage Pool consists of two groups
                                    (each, a "Loan Group"): "Loan Group 1"
                                    consists of the Group 1 Components and
                                    "Loan Group 2" consists of the Group 2
                                    Loans. The "Group 1 Components" consist of the AAPT LIBOR Components. The "Group 2 Loans" are the Cadillac Fairview Pool Loan, the Century Plaza Towers Loan, the 380 Madison Loan, the CAP Pool Loan, the Whitehall Pool Loan, the Ritz Plaza Loan, the Montehiedra Loan and the AAPT Fixed Component.

                                  The "Group 1 WAC Rate" for any Distribution
                                    Date is the weighted average of the Net
                                    Mortgage Rates in effect for the Group 1
                                    Components as of their Due Date in the
                                    month preceding the month in which such
                                    Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

                                  The "Adjusted WAC Rate" with respect to any
                                    Distribution Date is a per annum rate
                                    equal to the sum of (A) the product of (i) the weighted average of the Net Mortgage Rates in effect for the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances (as defined herein) of the Group 2 Loans on such Due Dates (the "Group 2 WAC Rate") and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the Group 1 Difference Amount and (B) the product of (i) the Adjusted LIBOR Rate (converted to a 30/360 basis) and (ii) a fraction, the numerator of which is the Group 1 Difference Amount and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the Group 1 Difference Amount; provided, however, that if the sum of the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the Group 1 Difference Amount is less than or equal to zero then the Adjusted WAC Rate will equal the value of such rate in respect of the last Distribution Date on which such sum was greater than zero.

                                 The "Group 1 Difference Amount" with respect
                                    to any Distribution Date is the amount
                                    (which may be positive or negative) equal to the aggregate Stated Principal Balance of the Group 1 Components as of their Due Date in the month preceding the month in which such Distribution Date occurs minus the Certificate Principal Amount of the Class A-1 Certificates as of the beginning of the related Interest Accrual Period.

                                 The "Net Mortgage Rate" with respect to any
                                    Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

                                 The "Mortgage Rate" with respect to any
                                    Mortgage Loan or Component is the per
                                    annum rate in effect from time to time at which interest accrues on such Mortgage Loan or Component as stated in the related Note, in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan or Component does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, other than the Pass-Through Rate on the Class A-1 Certificates, the Mortgage Rate of such Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan or Component during such one-month period at the related Mortgage Rate; provided, however, that with respect to the AAPT Fixed Component and the CAP Pool Loan, (i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

Distributions .................  On each Distribution Date, each Class of
                                    Offered Certificates will be entitled to receive distributions of interest in an amount equal to the Interest Distribution Amount for such Class and Distribution Date, to the extent of Available Funds, if any, remaining after distributions to each other Class of Certificates that is senior to such Class of interest and principal to which each such senior Class is then entitled and of amounts to reimburse each such senior Class for Realized Losses (including interest compounded monthly thereon) previously allocated to such senior Classes, as further described under "Description of the Offered
                                    Certificates--Distributions" herein. The seniority of a Class relative to other Classes will be determined in accordance with the subordination provisions described under "--Subordination" below.

                                 The "Interest Distribution Amount" with
                                    respect to any Distribution Date and each Class of Regular Certificates will equal
                                    (A) the sum of (i) the Interest Accrual
                                    Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) (i) the amount of any Excess

                                    Prepayment Interest Shortfall allocated to such Class as described under
                                    "--Subordination" below, and (ii) in the case of the Class X-2 Certificates only, the aggregate Reduction Interest Distribution Amount for such Distribution Date. The "Interest Accrual Amount", with respect to any Distribution Date and any Class of Sequential Pay Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount; and with respect to any Distribution Date and the Class X-1A, Class X-1B or Class X-2 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount of such Class.

                                  An "Interest Shortfall" with respect to any
                                    Distribution Date for any Class of Regular
                                    Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than any Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law,
                                    (i) other than in the case of the Class
                                    X-1A, Class X-1B or Class X-2
                                    Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date, (ii) in the case of the Class X-1A or Class X-1B Certificates, one month's interest on any such excess at the Group 1 WAC Rate and
                                    (iii) in the case of the Class X-2, one
                                    month's interest on any such excess at the Adjusted WAC Rate for such Distribution Date.

                                 For purposes of calculating the Interest
                                    Accrual Amount for any Class of Regular
                                    Certificates and any Distribution Date,
                                    any reduction of Certificate Principal
                                    Amount or Notional Amount, as applicable, as a result of distributions to such Class or any related Class, respectively, and reductions in Certificate Principal Amount or Notional Amount, as applicable, as a result of the occurrence and allocations of Realized Losses on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                                  In addition, as described under "Description
                                    of the Offered
                                    Certificates--Distributions--Appraisal
                                    Reduction Amounts" herein, if an Appraisal
                                    Reduction Event occurs, distributions of interest in respect of the Class X-2 Certificates that are attributable to the notional reductions in Certificate Principal Amounts of the Class G, Class F, Class E, Class D, Class C or Class B Certificates will be payable at a lower payment priority than the priority otherwise in effect for distributions of interest in respect of the Class X-2 Certificates.

                                 On each Distribution Date prior to the
                                    Cross-over Date (as defined below), an
                                    amount equal to the Principal Distribution

                                    Amount for each Loan Group will be
                                    distributed, to the extent of available
                                    funds therefor:

                                    FIRST, to the Class A Certificates, in
                                    reduction of their respective Certificate
                                    Principal Amounts in the following order:
                                    (a) first, to the Class A-1 Certificates, second, to the Class A-2A Certificates, third, to the Class A-2B Certificates, fourth, to the Class A-2C Certificates, and fifth, to the Class A-2D Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date; (b) if, after giving effect to the payments described in clause (a), the Certificate Principal Amount of the Class A-1 Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Components as of their Due Date in the related Collection Period, then to the Class A-1 Certificates, up to the lesser of (i) the amount of such excess and (ii) the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date; and (c) first, to the Class A-2A Certificates, second, to the Class A-2B Certificates, third, to the Class A-2C Certificates, fourth, to the Class A-2D Certificates, and fifth, to the Class A-1 Certificates in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and
                                    (ii) the Principal Distribution Amount
                                    with respect to Loan Group 2 for such
                                    Distribution Date, in each case after
                                    giving effect to the payments described in clauses (a) and (b); provided, that, if the remaining portion of the Available Funds for such Distribution Date after giving effect to payments pursuant to clause (a) above would be less than the Principal Distribution Amount with respect to Loan Group 2 for such date, payments pursuant to this paragraph shall be made pursuant to Clauses (a) and (c) above on a pro rata basis in accordance with the relative entitlement of each Class of Class A Certificates before giving effect to any payments pursuant to clause (b) above;

                                    SECOND, to the Class B Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount of such Class is reduced to zero;

                                    THIRD, to the Class B Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                    FOURTH, to the Class C Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount of such Class is reduced to zero;

                                    FIFTH, to the Class C Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                    SIXTH, to the Class D Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero;

                                    SEVENTH, to the Class D Certificates, for unreimbursed amounts of Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                    EIGHTH, to the Class E Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero;

                                    NINTH, to the Class E Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                    TENTH, to the Class F Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero;

                                    ELEVENTH, to the Class F Certificates, for the unreimbursed amounts of Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                    TWELFTH, to the Class G Certificates, in reduction of the Certificate Principal Amount thereof, until the Certificate Principal Amount thereof is reduced to zero;

                                    THIRTEENTH, to the Class G Certificates, for the unreimbursed amounts of Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class; and

                                    FOURTEENTH, to the Class H Certificates in accordance with the Pooling Agreement, in each case to the extent of Available Funds remaining after required distributions to all more senior Classes of Certificates and of interest to such Class.

                                 On each Distribution Date occurring on and
                                    after the Cross-over Date, regardless of the allocation of principal payments described in priority first in the preceding sentence, an amount equal to the aggregate of the Principal Distribution Amounts for both Loan Groups will be distributed, first, to the Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, and Class A-2D Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts until the Certificate Principal Amount of each such Class is reduced to zero; and second, to the

                                    Class A-1 Certificates, Class A-2A
                                    Certificates, Class A-2B Certificates,
                                    Class A-2C Certificates, and Class A-2D
                                    Certificates, for unreimbursed amounts of
                                    Realized Losses previously allocated to
                                    such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses previously allocated to each such Class. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal other than the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates has been reduced to zero. The Class X-1A, Class X-1B and Class X-2 Certificates will not be entitled to any distributions of principal.

                                  The "Principal Distribution Amount" for any
                                    Distribution Date and any Loan Group is
                                    equal to the sum for all Mortgage Loans, without duplication of (i) the principal component of all Monthly Payments (other than Balloon Payments) due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans or Components, as applicable, in such Loan Group, (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution
                                    Date) with respect to the Mortgage Loans or Components, as applicable, in such Loan Group, (iii) the principal component of any payment (including any Balloon Payment) on any Mortgage Loan or Component in such Loan Group received or applied on or after the maturity date thereof in the related Collection Period, (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan or Component in such Loan Group received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan or Component, (v) the principal portion of the Repurchase Price with respect to each Mortgage Loan or Component in such Loan Group received or applied during the related Collection Period from the Trust Fund, and (vi) the Principal Shortfall, if any, for such Distribution Date and such Loan Group.

                                 For purposes of the foregoing definition of
                                    Principal Distribution Amount, the term
                                    "Principal Shortfall" for any Distribution
                                    Date and any Loan Group means the amount, if any, by which (i) the Principal Distribution Amount for such Loan Group for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

                                  Any Prepayment Premiums received on the AAPT
                                    LIBOR Components will be distributed to
                                    the holders of the Class

                                    X-1A and Class X-1B Certificates as
                                    follows: (i) to the Class X-1A
                                    Certificates, an amount equal to the
                                    product of (x) the number of Distribution
                                    Dates remaining after such Distribution
                                    Date to and including the Distribution
                                    Date occurring in July 2000, (y) the
                                    applicable Class X-1A Prepayment Factor, and (z) the amount of principal prepaid with respect to such Distribution Date, and (ii) to the Class X-1B Certificates, the remaining amount of such Prepayment Premiums. As used above, the "Class X-1A Prepayment Factor" means (i) an amount equal to (x) the excess of 0.8715% over the Initial Class A-1 Margin, divided by
                                    (y) 12, with respect to any prepayment
                                    allocated to AAPT LIBOR A Component, and
                                    (ii) an amount equal to (x) the excess of 0.7015% over the Initial Class A-1 Margin, divided by (y) 12, with respect to any prepayment allocated to AAPT LIBOR B Component. "Initial Class A-1 Margin" means an amount equal to 0.23%.

                                 Any other Prepayment Premiums received
                                    (which are generally payable only in
                                    connection with Mortgage Loan events of
                                    default) will be distributed to the
                                    holders of the Class X-2, Class A-2A,
                                    Class A-2B, Class A-2C, Class A-2D, Class
                                    B, Class C, Class D, Class E, Class F and
                                    Class G Certificates in the manner and
                                    priority described in "Description of the Offered
                                    Certificates--Distributions--Prepayment
                                    Premiums".

                                 Any Excess Interest received with respect to
                                    AAPT LIBOR Components will be distributed to holders of the Class A-1 Certificates and any Excess Interest received with respect to the Cadillac Fairview Pool Loan will be distributed to holders of the Class A-2B and Class A-2C Certificates, pro rata, based on their initial Certificate Principal Amounts. Any Excess Interest received with respect to any other Mortgage Loans and the AAPT Fixed Component will be distributed to holders of the Class A-2D, Class B, Class C, Class D, Class E and Class F Certificates, pro rata, based on their initial Certificate Principal Amounts.

                                 Except as described in this paragraph, the
                                    holders of the Class M, Class Q, Class R,
                                    Class MR and Class LR Certificates will
                                    not be entitled to distributions of
                                    interest or principal. The holders of the Class Q Certificates will be entitled to distributions of Net Default Interest and the holders of the Class M Certificates will be entitled to distributions from payments on the Montehiedra Partner Loans, in each case, to the extent set forth in the Pooling Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after all distributions with respect to the Regular Certificates on such Distribution Date have been made. The holders of the Class MR Certificates will be entitled to receive any Available Funds remaining in the Middle-Tier Distribution Account on any Distribution Date after all other required distributions with respect to the regular interests in the Middle-Tier REMIC on such Distribution Date have been made. The Class LR Certificateholders will be entitled to receive any funds remaining in the Lower-Tier Distribution Account on any Distribution Date after all distributions with respect to the regular interests in the Lower-Tier REMIC on such Distribution Date have been made. The Class LR Certificateholders will also be entitled to receive the proceeds of the remaining assets in the Lower-Tier REMIC, if any, after the Certificate Principal Amounts of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC on such date.

                                 See "Description of the Offered
                                    Certificates--Distributions".

P&I Advances ..................  The Master Servicer is required to make an advance (each, a "P&I Advance") in respect of delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related Note (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
                                    Rate). If the 380 Madison Borrower or the
                                    Whitehall Borrower defaults on its
                                    obligation to pay amounts due on the
                                    maturity date of the 380 Madison Loan or the Whitehall Pool Loan, as applicable, and the Special Servicer elects to extend the payments on the 380 Madison Loan or the Whitehall Pool Loan as described in "The Pooling Agreement--Realization Upon Mortgage Loans; Modifications" herein, the Master Servicer will be required to advance only an amount in respect of the Extended Monthly Payment equal to the lesser of (a) the Extended Monthly Payment or (b) the Monthly Payment or portion thereof that was due prior to the maturity date. The Master Servicer will not be required to advance Default Interest, Excess Interest, Prepayment Premiums or Balloon Payments. The amount required to be advanced in respect of any Distribution Date and any delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event (as defined herein) will equal (i) the amount required to be advanced by the Master Servicer without giving effect to the related Appraisal Reduction Amount, less
                                    (ii) the product of (a) the amount
                                    required to be advanced by the Master
                                    Servicer in respect of delinquent payments of interest without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is the Appraisal Reduction Amount and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. If the Master Servicer fails to make a required P&I Advance, the Trustee, as acting or successor Master Servicer, acting in accor-dance with the Servicing Standard, will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance, each subject to a determination of recoverability. See "The Pooling Agreement--Advances" herein.

 Subordination .................  Except as described below, as a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B and Class X-2 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B and Class X-2 Certificates, except to the extent provided herein with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls on the Class X-2 Certificates resulting from Appraisal Reductions, as described herein under "Description of the Offered
                                    Certificates--Distributions--Payment
                                    Priorities" and "--Appraisal Reduction
                                    Amounts''. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G and Class H Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G and Class H Certificates. The Class F Certificates will likewise be protected by the subordination of the Class G and Class H Certificates. The Class G Certificates will likewise be protected by the subordination of the Class H Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest (other than Excess Interest and except with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls on the Class X-2 Certificates) and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth to the Class C Certificates; seventh, to the Class B Certificates; and finally, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, based on their respective outstanding Certificate

                                    Principal Amounts. No other form of credit enhancement, including any payments on, or proceeds with respect to, the Montehiedra Partner Loans will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting from
                                    Servicing Compensation other than the
                                    Servicing Fee, interest on Advances (to
                                    the extent not covered by Default
                                    Interest), extraordinary expenses of the
                                    Trust Fund, a reduction of the interest
                                    rate of a Mortgage Loan by a bankruptcy
                                    court or other unanticipated or
                                    default-related expenses of the Trust Fund for which there is no corresponding collection from the borrower will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls will be allocated to reduce the interest entitlement of each Class of Certificates, pro rata, based upon the amount of interest which would otherwise be distributable to each Class (without giving effect to any Reduction Interest Distribution Amounts). See "Description of the Offered
                                    Certificates--Distributions--Payment
                                    Priorities" herein.

 Optional Termination; Optional
 Mortgage Loan Purchase .......  The Seller, and if the Seller does not exercise the option, the Master Servicer and, if neither the Master Servicer nor the Seller exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans and the Montehiedra Partner Loans, and all property acquired through exercise of remedies in respect of any Mortgage Loan or the Montehiedra Partner Loans, remaining in the Trust Fund, and thereby effect the termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                 See "The Pooling Agreement--Optional
                                    Termination; Optional Mortgage Loan
                                    Purchase".

 Certain Federal Income Tax
 Consequences .................  The Trust Fund will include three separate real estate mortgage investment conduits
                                    (each, a "REMIC"). One REMIC (the
                                    "Lower-Tier REMIC") will hold the Mortgage
                                    Loans and any related property, other than certain interest payments on the AAPT LIBOR Components which are deposited directly into the other two REMICs. Collections in the Lower-Tier REMIC will be used to make payments of principal and interest on regular interests in the Lower-Tier REMIC held by the second REMIC (the "Middle-Tier REMIC"). Those payments in turn will be used to make distributions on the regular interests in the Middle-Tier REMIC which are held by the third REMIC (the "Upper-Tier REMIC"), and which in turn are used to make distributions on the Certificates (other than the Class MR, Class LR, Class M and Class Q Certificates), which represent interests in the Upper-Tier REMIC. For ease of presentation, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 Elections will be made to treat each of the
                                    Lower-Tier REMIC, the Middle-Tier REMIC
                                    and the Upper-Tier REMIC as REMICs and in the opinion of counsel, each will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Regular Certificates") will represent "regular interests" in the Upper-Tier REMIC, and the Class R, Class MR and Class LR Certificates (collectively, the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC, respectively. In addition, the Class A-1, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E and Class F Certificates also represent undivided beneficial interests in portions of the Excess Interest, which portions of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Furthermore, the Class Q Certificates will represent the right to receive Net Default Interest and the Class M Certificates will represent undivided beneficial interests in the Montehiedra Partner Loans, which portions of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.

                                  The regular interests represented by the
                                    Offered Certificates will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes. Beneficial
                                    owners will be required to report income thereon in accordance with the accrual method of accounting. Although not free from doubt, it is anticipated that the Class X-1A and Class X-2 Certificates will be treated as issued with original issue discount for federal income tax purposes in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices including accrued interest. It is also anticipated that the regular interests represented by the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be issued at a premium for federal income tax purposes. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Federal Income Tax Consequences" herein.

 ERISA Considerations ..........  The United States Department of Labor has
                                    issued to the Underwriter an individual
                                    prohibited transaction exemption,
                                    Prohibited Transaction Exemption 89-88
                                    (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA and/or Section 4975 of the Code (each of which is hereinafter referred to as a "Plan"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 The Underwriter believes that the conditions
                                    to the applicability of the Exemption will generally be met with respect to the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates (the "Senior Offered Certificates"), other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Senior Offered Certificates.

                                 The Exemption does not apply to the purchase
                                    or holding of Certificates by Plans
                                    sponsored by the Seller, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Certificates.

                                 THE CLASS B, CLASS C, CLASS D, CLASS E,
                                    CLASS F AND CLASS G CERTIFICATES ARE
                                    SUBORDINATE TO ONE OR MORE OTHER CLASSES
                                    OF CERTIFICATES, AND, ACCORDINGLY, SUCH
                                    CERTIFICATES MAY NOT BE PURCHASED BY OR
                                    TRANSFERRED TO A PLAN OR ANY PERSON ACTING
                                    ON BEHALF OF OR INVESTING THE ASSETS OF
                                    ANY SUCH PLAN, UNLESS SUCH PERSON IS AN
                                    INSURANCE COMPANY INVESTING THE ASSETS OF
                                    ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES
                                    WHEREBY THE PURCHASE AND HOLDING OF ANY
                                    SUCH CERTIFICATE WOULD BE EXEMPT FROM THE
                                    PROHIBITED TRANSACTION PROVISIONS OF ERISA
                                    AND THE CODE UNDER PROHIBITED TRANSACTION
                                    CLASS EXEMPTION 95-60.

                                 Prior to purchasing an Offered Certificate,
                                    an investor who is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code with respect to a Plan whose assets are directly or indirectly invested in the Century Towers Borrower should review the discussion relating to the Century Towers Borrower set forth in "ERISA
                                    Considerations" herein.

 Ratings .......................  It is a condition to the issuance of the
                                    Offered Certificates that (i) each of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B and Class X-2 Certificates be rated "AAA" by each of Fitch Investors Service, L.P. ("Fitch") and Duff & Phelp's Credit Rating Co. ("DCR") and "Aaa" by Moody's Investors Service, Inc. ("Moody's") (Fitch, DCR and Moody's, each referred to herein as a "Rating Agency" and collectively, the "Rating Agencies"); (ii) the Class B Certificates be rated "AA" by each of Fitch and DCR and "Aa2" by Moody's; (iii) the Class C Certificates be rated "AA-" by each of Fitch and DCR and "Aa3" by Moody's; (iv) the Class D Certificates be rated "A-" by Fitch, "A" by DCR and "A2" by Moody's; (v) the Class E Certificates be rated "A-" by each of Fitch and DCR and "A3" by Moody's; (vi) the Class F Certificates be rated "BBB" by each of Fitch and DCR and "Baa2" by Moody's; and
                                    (vii) the Class G Certificates be rated
                                    "BBB-" by Fitch. The ratings on the
                                    Offered Certificates address the
                                    likelihood of the timely receipt by
                                    holders thereof of all distributions of
                                    interest to which they are entitled and, except in the case of the Class X-1A and Class X-2 Certificates, distributions of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Excess Interest or Default Interest or the tax treatment of the Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-1A and Class X-2 Certificates might not fully recover their initial investment in the event of delinquencies or defaults, rapid prepayments (both voluntary and involuntary), or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X-1A and Class X-2 Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X-1A or Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class X-1A or Class X-2 Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Adjusted WAC Rate, will be affected by changes therein and by the existence of Group 1 Difference Amounts and the related Adjusted LIBOR Rate. See "Ratings" herein and "Yield Considerations" in the Prospectus.

Legal Investment ..............  The Certificates offered hereby do not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Offered Certificates may be purchased by such investors. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS. The Mortgage Loans are not insured or guaranteed, in whole or in part, by any governmental entity, by any private mortgage or other insurer, or by the Seller, the Originators, the Master Servicer, the Trustee, the Underwriter, the Fiscal Agent or any of their respective subsidiaries, shareholders, partners, directors, officers, employees or other affiliates.

   Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity, if applicable, or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   All of the Mortgage Loans were originated within one year of the Cut-Off Date and 6 of the 8 Mortgage Loans were originated within the five months prior to the Cut-Off Date. Consequently, the Mortgage Loans do not have a long standing payment history. In the case of the AAPT Pool Loan, the 380 Madison Loan and the CAP Pool Loan (each of which was originated in June
1997), the first regular scheduled payment will not occur under the terms of such Mortgage Loans until August 11, 1997. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Payment Terms", "--The 380 Madison Loan--Payment Terms" and "--The CAP Pool Loan--Payment Terms" herein.

   LIMITATIONS WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. Each Responsible Party will make certain limited representations and warranties regarding the Mortgage Loans for which it is acting as a Responsible Party, and such representations and warranties will be assigned by the Seller to the Trustee for the benefit of the Certificateholders. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto for a summary of such representations and warranties. A material breach of such representations and warranties that is not cured within a specified time period may, under certain circumstances described herein, obligate the applicable Responsible Party to repurchase the defective Mortgage Loan or, in the case of the Cadillac Fairview Pool Loan, one or more of the individual loans made to the Cadillac Fairview Borrowers.

   It is possible that one or more Mortgage Loans may contain defects without giving rise to an obligation to repurchase on the part of the applicable Responsible Party. If the applicable Responsible Party is required to but does not cure or remedy a breach of a representation or warranty, payments on the Offered Certificates may be substantially less than such payments would be if the applicable Responsible Party had cured or remedied such a breach. In addition, in the event that a Responsible Party repurchases a Mortgage Loan, the Repurchase Price will be passed through to the holders of certain Classes of Certificates with the same effect as if such Mortgage Loan had been prepaid in full (but without any prepayment premium or yield maintenance charge), which may adversely affect the yield to maturity on such Certificates. See "--The Offered Certificates--Special Prepayment, Yield and Loss Considerations" below.

    The obligation of the applicable Responsible Party to repurchase a Mortgage Loan may constitute the sole remedy available to holders of Certificates or the Trustee for a breach of a representation or warranty by the applicable Responsible Party. None of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Underwriter or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the applicable Responsible Party defaults on its obligation to repurchase or cure, and no assurance can be given that the applicable Responsible Party will fulfill such obligations. If such obligation is not met with respect to a breach that would cause a Mortgage Loan not to be a "qualified mortgage" under the

REMIC provisions of the Code, the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC may be disqualified as REMICs. See "The Pooling
Agreement--Representations and Warranties; Repurchase" herein.

   COMMERCIAL LENDING GENERALLY. The Mortgage Loans are secured by office buildings, retail shopping centers, industrial properties, a multifamily apartment building and two parcels of undeveloped land. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending since it typically involves larger loans to a single obligor than residential one-to-four family lending. Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. See "--Concentration of Mortgage Loans and Mortgaged Property Types".

   Commercial property values and net operating income are subject to volatility, and net operating income may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project, the business operated by the tenants and the creditworthiness of such tenants (i.e., the ability of the applicable property to produce net operating income) rather than upon the liquidation value of the underlying real estate. The volatility of property values and net operating income depends upon a number of factors, including (i) the volatility of property revenue, determined primarily by (a) the length of tenant lease commitments, (b) the creditworthiness of tenants, (c) in the case of retail properties characterized by rentals based all or in part on tenant sales, the volume of those sales and (d) the variability of other property revenue sources; and
(ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. Even when the current net operating income is sufficient to cover debt service, there can be no assurance that this will continue to be the case in the future. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of retail space, office space, industrial space or housing); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, condition, services and attractiveness of the property; the proximity and availability of competing alternatives to the Mortgaged Property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; consumer confidence, unemployment rates, customer tastes and preferences; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

   Net operating income from a real estate project may be reduced, and the borrower's ability to repay the loan impaired, as a result of, among other things, an increase in vacancy rates for the project, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the project and/or an increase in capital expenditures needed to maintain the project and make improvements required by tenants. In the case of Mortgage Loans that are secured by Mortgaged Properties leased to a single tenant, a deterioration in the financial condition of such tenant, resulting in a failure to pay rent, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Mortgage Loans secured by Mortgaged Properties leased to a single tenant or to a small number of tenants are also more susceptible to interruptions of cash flow if such tenants decide not to renew their leases, since the impact of such a decision is proportionately greater, the time required to re-lease the space may be longer and greater capital costs may be incurred in making the space appropriate for replacement tenants than would be the case with Mortgaged Properties having a larger number of relatively smaller tenants. For example, 9 of the AAPT Properties (representing 28.5% of the Allocated Loan Amount of the AAPT Pool Loan) and 7 of the CAP Properties (representing 28.0% of the Allocated Loan Amount of the CAP Pool Loan) are each leased to a single tenant. In the case of Mortgage Loans secured by Mortgaged Properties having multiple tenants, expenditures for re-leasing may be more frequent than would be the case with respect to Mortgaged Properties with single tenants, thereby reducing cash flow available for debt service payments. In addition, multi-tenanted Mortgaged Properties may experience higher continuing vacancy rates and greater volatility in rental income and expenses than single-tenanted Mortgaged Properties.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements needed to maintain the property. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced.

   Additionally, some of the Mortgaged Properties may not readily be convertible to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand, regulatory changes or other factors. The conversion of commercial properties (particularly industrial properties) to alternate uses generally requires substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

   A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local, regional or national economy will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. (See "--Borrowers' Recent Acquisitions of the Mortgaged Properties".) In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, fiscal policy and zoning or tax laws; potential environmental legislation or liabilities or other legal liabilities; the availability of refinancing; and changes in interest rate levels. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value used in connection with the origination of such Mortgage Loan.

   Other retail centers, office buildings, industrial properties and multifamily apartment buildings located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract retailers, customers and tenants. Increased competition could adversely affect income from and market value of the Mortgaged Properties.

   The availability of credit for obligors to refinance the Mortgage Loans or sell Mortgaged Properties will be significantly dependent upon economic conditions in the markets where the Mortgaged Properties are located, as well as the willingness and ability of lenders to make such loans. Such lenders typically include banks, insurance companies, finance companies and real estate investment trusts. The availability of funds in the credit markets changes over time and there can be no assurance that the availability of such funds will increase above, or will not contract below, current levels. In addition, the availability of assets similar to the Mortgaged Properties, and the competition for available credit, may affect the ability of potential purchasers to obtain financing for the acquisition of the Mortgaged Properties. The ability of the Trust Fund to make distributions to the Certificateholders will depend significantly on the ability of the obligors to refinance the Mortgage Loans or sell the Mortgaged Properties.

    CONCENTRATION OF MORTGAGE LOANS AND MORTGAGED PROPERTY TYPES. The average principal balance of the Mortgage Loans as of the Cut-Off Date was approximately $122,137,375. The Cadillac Fairview Pool Loan, the Century Plaza Towers Loan, the AAPT Pool Loan, the 380 Madison Loan, the CAP Pool Loan, the Whitehall Pool Loan, the Ritz Plaza Loan and the Montehiedra Loan represent approximately 26.5%, 23.5%, 12.8%, 9.1%, 9.0%, 7.4%, 6.4% and 5.4%,
respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date. Office properties, retail properties, a single multifamily property and industrial buildings represent approximately 57.0%, 33.2%, 6.4% and 3.3%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date (based on the primary property type for combined office/industrial and office/retail properties).

   A mortgage pool consisting of fewer loans, each having a relatively higher outstanding principal balance, may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the mortgage loans in such pool. Because there are only 8 Mortgage Loans, losses on any one Mortgage Loan may have a substantial negative effect on the Offered Certificates.

   GEOGRAPHIC CONCENTRATION. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in 13 states and Puerto Rico. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. For example, improvements on Mortgaged Properties located in California and Puerto Rico may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes and hurricanes) than properties located in other parts of the country. In addition, the economy of the State of California would be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in that state, and California has experienced significant downturns in the market value of real estate more recently than the downturns that have generally affected other areas of the country. A decline in the general economic condition in regions in which Mortgaged Properties securing a significant portion of the Mortgage Loans are located could result in a decrease in commercial property, housing or consumer demand in the region and the income from and market value of the Mortgaged Properties may be adversely affected. See the table entitled "Mortgaged Properties by Location" for a description of the geographic location of the Mortgaged Properties. All of the Mortgaged Properties securing the AAPT Pool Loan are located in the Mid-Atlantic region, particularly Pennsylvania, New Jersey, Virginia or North Carolina. In addition, although the AAPT Pool Loan is secured by 48 Mortgaged Properties, most of the Mortgaged Properties are located in six business parks. All of the Mortgaged Properties securing the CAP Pool Loan are located in Richmond, Virginia or northern Virginia. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located and, except as set forth in the table below, no state contains more than 5% (by Cut-Off Date Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                  PERCENT OF
                  CUT-OFF DATE   CUT-OFF DATE
                   ALLOCATED      ALLOCATED     NUMBER OF   WEIGHTED AVERAGE
      STATE       LOAN AMOUNT    LOAN AMOUNT    PROPERTIES        DSCR
--------------- -------------- -------------- ------------ ----------------
                 (IN THOUSANDS)
California .....    $271,054         27.7%           8           1.75x
New York .......    $227,576         23.3%           4           1.72x
Virginia .......    $106,420         10.9%          26           1.70x
Pennsylvania  ..    $ 79,426          8.1%          35           1.61x
Puerto Rico  ...    $ 52,580          5.4%           1           1.69x
Louisiana ......    $ 51,096          5.2%           1           1.53x
Mississippi  ...    $ 50,698          5.2%           1           1.66x


   The aggregate principal balance of the Mortgage Loans secured by Mortgaged Properties in each state was calculated based on the Cut-Off Date Allocated Loan Amount of each Mortgaged Property, as described below under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   RISKS ASSOCIATED WITH OFFICE PROPERTIES. The Whitehall Pool Loan, the Century Plaza Towers Loan, the 380 Madison Loan, the AAPT Pool Loan and CAP Pool Loan are all, in whole or part, secured by office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "--Commercial Lending Generally". For example, The Chase Manhattan Bank leases approximately 31% of the 380 Madison Property GLA under a lease that is scheduled to expire in the year 2002.

    Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability to offer certain amenities to its tenants, including sophisticated building systems (such as fibrotic cables, satellite communications or other base building technological features). The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   RISKS ASSOCIATED WITH RETAIL PROPERTIES. The Cadillac Fairview Properties, 2 of the Whitehall Properties and the Montehiedra Property are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between the success of tenant businesses and property value may be more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchors at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) can have a material negative effect on the economic performance of a retail property. For example, Mervyn's has recently closed its stores in 2 of the Cadillac Fairview Properties. As described in "Description of the Mortgage Pool and the Underlying Mortgaged

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Properties--Description of the Mortgage Loans--The Cadillac Fairview Pool
Loan--Reserves" herein, JC Penney has acquired one of these stores and one of the Cadillac Fairview Borrowers has entered into a lease with Upton's for the other store. There can be no assurance that if other anchor stores in the Mortgaged Properties were to close the related borrower would be able to replace such anchors in a timely manner or without incurring additional costs and adverse economic effects. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The Cadillac Fairview Borrowers and Properties" herein. See also "--Risks Relating to Tenants; Reserves" below. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

   Unlike office or industrial properties, retail properties also face competition from sources outside a given real estate market. Factory-outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. Increased competition could adversely affect income from and market value of the Mortgaged Properties. For example, a new regional shopping center, known as The Westchester, was opened in 1995 near the Cadillac Fairview Property known as the Galleria at White Plains. In addition, a potentially competing regional shopping center which is currently under development and is located within 10 miles from the Montehiedra Property is the subject of a purchase agreement with affiliates of the Montehiedra Borrower and the Montehiedra Property Manager and if purchased by such affiliate would be managed by an affiliate of the Montehiedra Property Manager.

   RISKS ASSOCIATED WITH INDUSTRIAL PROPERTIES. The Whitehall Pool Loan, the AAPT Pool Loan and the CAP Pool Loan are secured in part by industrial properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. 1 of the Whitehall Properties that is an industrial property is leased to a single tenant that recently vacated the property; however, the tenant is continuing to pay rent.

   RISKS ASSOCIATED WITH MULTIFAMILY PROPERTIES. The Ritz Plaza Loan is secured by a multifamily property located in the Borough of Manhattan in the City of New York. Significant factors determining the value and successful operation of a multifamily property include the location of the property, the rental rate in relation to the size of the apartment, the physical attributes of the apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. There are numerous multifamily rental properties located in the vicinity of the Ritz Plaza Property and throughout the Manhattan market that compete with the Ritz Plaza Property. In addition, apartments comparable to the apartments in the Ritz Plaza Property are available for purchase in condominium or cooperative apartment buildings throughout Manhattan. The area in which the Ritz Plaza Property is located has several sites suitable for construction of competing properties. One of these sites, located one block from the Ritz Plaza Property, is currently being developed with a competing multifamily residential property.

   The Ritz Plaza Property is subject to the New York State rent stabilization laws. These laws limit the amount a landlord may increase rents to increases set or approved by a governmental agency or body and also limit the basis on which a landlord may terminate a tenancy or refuse to offer a tenant a renewal of his or her lease. These limitations on the Ritz Plaza Borrower's ability to increase rents may impair its ability to repay the Ritz Plaza Loan from its net operating income or the proceeds of a sale or refinancing of the Ritz Plaza Property. The Ritz Plaza Property is also the subject of a tax abatement. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The Ritz Plaza Borrower and Property--421-a Exemption; Rent Stabilization" herein.

    Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase rather than lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   RISKS RELATING TO TENANTS; RESERVES. Income from, and the market value of, the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased or re-leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under Title 11 of the United States Code (the "Bankruptcy Code"), or if for any other reason rental payments could not be collected. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. For example, with respect to Mortgaged Properties that contain retail space, if tenants' sales were to decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. If a tenant defaults in its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

   Repayment of the Mortgage Loans secured by retail, industrial and office properties will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Tables containing information regarding the expiration dates of certain leases are set forth under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" herein. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties.

   Most of the Mortgage Loans required that reserves be established upon the closing of the loan to fund identified capital expenditure items and certain leasing costs. Most of the Mortgage Loans also require that reserves be funded on a monthly basis from cash flow of the applicable Mortgaged Property or Properties which may be used by the applicable borrower to fund ongoing capital improvements and leasing costs. There can be no assurance that the reserve amounts established at the closing of a loan will be sufficient to offset the actual costs of the items for which the reserves were established, or that cash flow from the properties will be sufficient in the future to fully fund the ongoing monthly reserve requirements or that such ongoing monthly reserves will be sufficient to offset the future capital expenditure and leasing costs of the properties. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans" herein for a discussion of the reserve accounts for each Mortgage Loan.

    As of the Cut-Off Date a total of approximately $1.21 million in rent abatements have been given by the Cadillac Fairview Borrowers to approximately 14 tenants of the Cadillac Fairview Properties for which reserves have been established with the mortgagee. Consequently, there is no significant rent payment history with respect to these tenants, and there can be no assurance that they will not seek to renegotiate their leases or default in their obligations to pay rent once the rent abatement period expires.

   The bankruptcy or insolvency of a major tenant or a number of smaller tenants in retail, office and industrial properties may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not to exceed three years' rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

   As of May 23, 1997, approximately 3.3% of the aggregate GLA in the Cadillac Fairview Properties was occupied by tenants which are in bankruptcy under the Bankruptcy Code. As of June 16, 1997, approximately 6.1% of the aggregate GLA in the Montehiedra Property was occupied by tenants which are in bankruptcy under the Bankruptcy Code, including Edison Brothers and Discovery Zone.

   No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

    RISK OF REDEVELOPMENT OF THE ABC ENTERTAINMENT CENTER. During the term of the Century Plaza Towers Loan, the ABC Entertainment Center adjacent to the Century Towers Property is likely to be substantially redeveloped. The operating and reciprocal easement agreement entered into by the Century Towers Borrower as well as the Century Plaza Towers Loan documents provide certain limitations relating to such development. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The Century Towers Borrower and Property--ABC Entertainment Center". Currently, the fee interest in and to the ABC Entertainment Center is owned by a limited liability company, which in turn is owned by the members in the Century Towers Borrower. Such fee interest is subject to a ground lease to an unaffiliated third party. Despite this commonality of ownership between the Century Towers Property and the ABC Entertainment Center and despite the limitations on redevelopment described in the operating and reciprocal easement agreement and the Century Plaza Towers Loan documents, the value of the Century Towers Property may be diminished as a result of a redevelopment of the ABC Entertainment Center. Further, there can be no assurances that there will continue to be common ownership between the Century Towers Property and the leased fee interest in and to ABC Entertainment Center throughout the term of the Century Plaza Towers Loan.

   RISK ASSOCIATED WITH LACK OF SPECIAL PURPOSE REQUIREMENTS. Although the Century Plaza Towers Loan documents and limited liability company agreement of the Century Towers Borrower generally contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special-purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses), the Century Towers Borrower does not have a special-purpose member and does not have an independent manager whose consent is required to file a voluntary bankruptcy petition on behalf of the Century Towers Borrower. (Under the Century Plaza Towers Loan documents, the Century Towers Borrower is required to have a special-purpose member with an independent director at such time as any of the owners of the Century Towers Borrower and/or any "Qualified Transferee" under the Century Plaza Towers Loan documents shall fail to own (either directly and/or indirectly, including through separate accounts) 51% or more of, and control the Century Towers Borrower). Similarly, the 380 Madison Borrower does not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower. (Under the 380 Madison Loan documents, the 380 Madison Borrower is required to have an independent director at such time as any of the owners of the 380 Madison Borrower or any "Qualified Transferee" under the 380 Madison Loan documents shall fail to own (either directly or indirectly) 50% or more of the 380 Madison Borrower.) The purpose of a special-purpose member is to attempt to avoid a dissolution of the limited liability company as a result of all of the members becoming debtors under the Bankruptcy Code. The purpose of an independent member (or an independent director of the special-purpose member) is to avoid a bankruptcy petition filing on behalf of the borrower when a member of the borrower is insolvent but the borrower is not. The direct and indirect owners of the Century Towers Borrower and the 380 Madison Borrower above are pension plans. See "--Other Activities of Certain of the AAPT Borrowers" below.

    RISKS RELATED TO THE 380 MADISON LOAN. The 380 Madison Borrower's interest in the 380 Madison Property is subject to the 380 Madison Master Lease, which expires on January 26, 2014 (the "380 Madison Master Lease"). The stated maturity date of the 380 Madison Loan is July 11, 2014. The 380 Madison Master Lease obligates the lessee thereunder (the "380 Madison Master Lessee") to return the 380 Madison Property at the expiration of the 380 Madison Master Lease free and clear of all leases. Therefore, unless the 380 Madison Borrower and 380 Madison Master Lessee otherwise agree, the 380 Madison Borrower will receive the 380 Madison Property upon the expiration of the 380 Madison Master Lease without any rental income. Depending on the rental market at that time, the amount of rental income that will ultimately be achieved may be materially adversely affected. In the event of a default by the 380 Madison Master Lessee, there would likely be an interruption of rental payments under the 380 Madison Master Lease and, accordingly, insufficient funds available to the 380 Madison Borrower to pay debt service on the 380 Madison Loan. The interruption of rental payments could continue until the termination of the 380 Madison Master Lease and the repossession of the 380 Madison Property by the 380 Madison Borrower. Further, tenants might not wish to lease space at the 380 Madison Property in the latter years of the 380 Madison Master Lease out of a concern that the 380 Madison Master Lessee will not be motivated to maintain the 380 Madison Property by investing additional amounts therein.

   The leasehold interest of the 380 Madison Master Lessee is encumbered by a leasehold mortgage. The 380 Madison Borrower's ability to exercise remedies against the 380 Madison Master Lessee in the event of the 380 Madison Master Lessee's default will be subject to the obligation of the 380 Madison Borrower to notify the leasehold mortgagee and provide the leasehold mortgagee with an opportunity to cure such default.

   Under the terms of the 380 Madison Master Lease, the 380 Madison Borrower has little control over the operation and management of the 380 Madison Property. Further, the 380 Madison Master Lessee is obligated to provide only limited information and inspection rights to the 380 Madison Borrower. Consequently, the lender under the 380 Madison Loan has similarly limited rights with respect to the 380 Madison Property.

   These possibilities could result in the 380 Madison Borrower being unable to meet its monthly debt service requirements and/or being unable to repay the 380 Madison Loan by its stated maturity date.

   BORROWERS' RECENT ACQUISITIONS OF THE MORTGAGED PROPERTIES. All of the borrowers under the Mortgage Loans (other than the Cadillac Fairview Borrowers and the Whitehall Borrower) acquired their related Mortgaged Properties contemporaneously with or within 9 months prior to the origination of the related Mortgage Loan. Accordingly, these borrowers have limited experience operating the particular Mortgaged Properties, and, therefore there is a risk that the net operating income and cash flow of such Mortgaged Properties may vary significantly from their operations, net operating income and cash flow generated by the Mortgaged Properties under prior ownership and management.

   OTHER ACTIVITIES OF CERTAIN OF THE AAPT BORROWERS. One of the AAPT Borrowers has been engaged in investments and businesses unrelated to the Mortgaged Properties securing the AAPT Pool Loan. These investments and businesses were in the nature of corporate stock and limited partnership interests, except in two cases, where an AAPT Borrower was a general partner in a partnership that owned certain other real estate. In addition, two of the AAPT Borrowers collectively own all of the capital stock of 49 Delaware corporations that were formed for the purpose of acquiring certain of the AAPT Properties. These corporations also owned a general partnership interest in the partnership referred to in clause (b) above. In the event of any significant liabilities resulting from such prior activities, such borrower might have insufficient assets to perform its obligations under the AAPT Pool Loan and might be motivated to seek insolvency protection.

   ENVIRONMENTAL LAW CONSIDERATIONS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally is not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or strong potential for contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property and a borrower's ability to repay its Mortgage Loan.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the lender actually takes possession of a borrower's property or control of its day-to-day operations as, for example, through the appointment of a receiver.

   Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of Mortgage
Loans--Environmental Risks" in the Prospectus.

   All of the Mortgaged Properties have been subject to either Phase I site assessments or updates of previously performed Phase I site assessments (and in several cases, Phase II site assessments) within twelve months preceding the date of the closing of the related Mortgage Loan. Such assessments were intended to evaluate the environmental condition of and potential environmental liabilities associated with the Mortgaged Properties and included a visual observation of the Mortgaged Properties during a site visit, a review of certain records concerning the Mortgaged Properties and publicly available information concerning known conditions at the Mortgaged Properties or in the vicinity of the Mortgaged Properties, consideration of the likely presence of ACMs or radon gas in the buildings on the Mortgaged Properties and of polychlorinated biphenyls ("PCBs") in the electrical transformers, a discussion of the presence of underground or above-ground storage tanks, and the preparation of a written report. The assessments generally did not include sampling or analysis of soil, groundwater or other environmental media or subsurface investigations. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments.

   Certain of the site assessments identified environmental conditions impacting some of the Mortgaged Properties, including the presence of ACMs, leaks from chemical storage tanks and on-site spills. The Mortgaged Properties, including 2 of the Whitehall Properties (One Montvale Avenue and North Ranch Plaza), the Century Towers Property, several of the AAPT Properties (7150 Windsor, 6690 Grant Way and the properties comprising the Masons Mall Building Park) and several of the CAP Properties (the properties comprising the Greater Dabney Center), presently have or formerly had laboratories, landfills, waste disposal areas, factories, oil wells, gasoline stations and/or dry cleaning businesses located on the premises. In addition, friable and/or non-friable ACMs were found on several Mortgaged Properties, including the Century Towers Property, 3 of the Whitehall Properties (City Center, Bennett Park and Hookston Square), 2 of the Cadillac Fairview Properties (the Galleria at White Plains and Golden East Crossing) and the 380 Madison Property. In each case, required corrective action, including the implementation of operations and maintenance programs except with respect to the 380 Madison Property, as recommended by the environmental consultant, has been undertaken, and in some cases, the related borrowers have made deposits into environmental reserve accounts for such corrective actions. However, there can be no assurance that the reserve amounts in the reserve accounts described above will be sufficient to remediate the environmental conditions described above or that all such environmental conditions have been identified.

   Certain of the Mortgaged Properties are in the vicinity of sites containing LUSTs or other potential sources of groundwater contamination. The environmental assessments generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, CERCLA and many state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency (the "EPA") stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of response actions or the payment of response costs. However, though the owners of such Mortgaged Properties and the Trust Fund may not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such property as collateral or to sell the property to a third party.

   A Phase II site assessment was conducted at the Cadillac Fairview Property known as the North De Kalb Mall to analyze ground water samples from two on-site ground water monitoring wells that were installed at the property by a prior owner or operator. The analysis identified the presence of chromium in one of the monitoring well sites at a level above EPA drinking water standards. Although the environmental consultants concluded that it was unlikely that active remediation of the ground water would be required, there can be no assurance that remediation costs will not be incurred by the relevant Cadillac Fairview Borrower.

   The site assessments for several Mortgaged Properties identified underground storage tanks previously used to store diesel fuel which are on LUST lists and are subject to a passive remediation program. Such storage tanks at some future time may have to be removed by the applicable borrowers. Likewise, some Mortgaged Properties in addition to those stated herein may contain ACMs for which abatement will be required. In a few instances, borrowers have agreed to reserve amounts to pay for required abatements or remediation. For example, the Century Towers Borrower is obligated to establish, if the current owners of the Century Towers Borrower fail to own beneficially 51% or more of the Century Towers Borrower or fail to control the Century Towers Borrower, an account in the initial amount of $1,003,000 to be disbursed to pay the costs of the abatement of certain asbestos conditions (less amounts representing costs already expended in abating such conditions).

   For several Mortgaged Properties, the environmental assessments also recommend limited further investigations or minor repairs; however, based on the information currently available to the Seller and a review performed by the related Originator's environmental consultants, the Seller does not believe any of such other issues would have a material adverse effect on the related Mortgaged Properties.

   The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling Agreement--Realization Upon Mortgage Loans; Modifications--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.

    LIMITATIONS OF APPRAISALS. Appraisals were obtained with respect to each of the Mortgaged Properties prior to the origination of the applicable Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties presented under "Mortgage Pool Characteristics" herein is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

   RISK OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of Mortgaged Properties, types of Mortgaged Properties and Mortgaged Property characteristics and with respect to the number of borrowers. Because principal on the Offered Certificates is generally payable in sequential order, and generally no Class entitled to distributions of principal receives principal until the Certificate Principal Amount of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation (other than the Class A-1 Certificates as described under "Description of the Offered Certificates--Distributions" herein) are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher priority.

   The 380 Madison Maturity Date is at least seven years after the Anticipated Repayment Date (or maturity date, in the case of the Whitehall Pool Loan) of each other Mortgage Loan, and in the event that each Mortgage Loan is repaid on its Anticipated Repayment Date (or maturity date, in the case of the Whitehall Pool Loan), the 380 Madison Loan will be the only Mortgage Loan outstanding during such seven-year period. Consequently, the payment of interest on and principal in respect of any Offered Certificates remaining outstanding at such time will be highly sensitive to the performance of the 380 Madison Loan. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The 380 Madison Mortgage Loan--Payment Terms" herein.

   REPAYMENT DATE PRINCIPAL BALANCES. All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective Anticipated Repayment Dates and the 380 Madison Loan and the Whitehall Pool Loan are expected to have substantial remaining principal balances as of their respective maturity dates. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" and "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans" herein. No representation or warranty is made by the Seller as to the ability of any of the related borrowers to make required Mortgage Loan payments on a full and timely basis or as to whether a borrower will repay or have the ability to repay the remaining principal at the Anticipated Repayment Dates or stated maturity dates of these Mortgage Loans. Mortgage Loans like the 380 Madison Loan and the Whitehall Pool Loan with substantial remaining principal balances at their stated maturity involve greater degrees of risk at stated maturity than fully amortizing loans. The ability of a borrower to repay a loan on its Anticipated Repayment Date or, in the case of the 380 Madison Loan and the Whitehall Pool Loan, on their respective maturity dates, typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to repay the loan on the Anticipated Repayment Date or stated maturity date, as the case may be. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted refinancing or sale, including the level of available mortgage credit, the prevailing interest rates, the fair market value of the related properties, the borrower's equity in the related properties, the financial condition of the borrower and operating history of the properties, the occupancy level of the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for commercial real estate projects.

   OTHER FINANCING. The existence of indebtedness incurred by borrowers other than the Mortgage Loans could adversely affect the financial viability of such borrowers. Additional debt increases the

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likelihood that a borrower would lack the resources to perform on its
Mortgage Loan and would seek the protection of a bankruptcy court. In a bankruptcy proceeding, the Mortgage Loan lender would face certain limitations (see "--Bankruptcy Limitations on Lenders" below), and the holders of such additional debt would likely contest the Mortgage Loan lender's attempt to foreclose on the related Mortgaged Properties.

   The AAPT Borrowers and the CAP Borrower are permitted to incur certain reimbursement obligations in connection with any unsecured AAPT Credit Facility (as hereinafter defined--See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Reserves" and "--The CAP Pool Loan--Reserves" herein) delivered to the Master Servicer in accordance with the terms of the applicable loan agreement. The relevant loan agreements provide that any reimbursement obligation under an AAPT Credit Facility may not be secured by any of the properties under the applicable Mortgage Loan. In addition, the applicable loan agreements require that (i) the issuing bank's rights with respect to such reimbursement obligation be fully subordinated to payment of the related Loan, (ii) no payment shall be made to such bank in respect of such reimbursement obligation during the occurrence and continuation of an event of default, and (iii) such bank shall be prohibited from exercising any and all remedial action against the related borrower(s) in connection with the AAPT Credit Facility until all obligations under the related loan documents shall have been paid in full.

    The 380 Madison Loan permits the 380 Madison Borrower to incur additional debt up to an aggregate amount of $20,000,000 ("380 Madison Additional Debt"), provided that certain conditions specified in the loan agreement are satisfied, including obtaining a confirmation from the Rating Agencies that the incurrence of such indebtedness would not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

   Simultaneously with the making of the Montehiedra Loan, GSMC made loans to a limited partner of the Montehiedra Borrower and a limited partner of such limited partner of the Montehiedra Borrower (the "Montehiedra Partner Loans") having an aggregate principal balance as of August 12, 1997 of approximately $10,276,355. The Montehiedra Partner Loans are secured by a pledge of (i) all of the stock of the managing member of the limited liability company which is the sole general partner in the Montehiedra Borrower, (ii) all of the limited liability company interests in the sole general partner in the Montehiedra Borrower, (iii) all of the limited partnership interests in the Montehiedra Borrower, and (iv) all of the partnership interests in the sole limited partner of the Montehiedra Borrower. In addition, the Montehiedra Partner Loans are guaranteed by Vornado Realty L.P. Upon a default under the Montehiedra Partner Loans (which include, among others, certain defaults under the Montehiedra Loan), the lender under the Montehiedra Partner Loans has the right to accelerate the Montehiedra Partner Loans and to foreclose on the collateral securing the Montehiedra Partner Loans. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Montehiedra Loan--The Montehiedra Partner Loans" herein.

   Simultaneously with the making of the Whitehall Pool Loan by GMACCM, GSMC made a loan (the "Whitehall Partner Loan") to WMP Real Estate Limited Partnership ("WMP I") having an aggregate principal balance as of the Cut-Off Date of approximately $56,000,000. WMP I is a 99% limited partner of the Whitehall Borrower. The Whitehall Partner Loan is secured by a pledge of (i) all of the shares of capital stock of WMP II Gen-Par, Inc., the sole general partner of the Whitehall Borrower, (ii) all of the limited partnership interests in the Whitehall Borrower, and (iii) certain other rights and agreements. Upon default under the Whitehall Partner Loan (which include, among others, certain defaults under the Whitehall Pool Loan), the lender under the Whitehall Partner Loan has the right to accelerate the Whitehall Partner Loan and to foreclose on the collateral securing the Whitehall Partner Loan. In addition, the Whitehall Partner Loan is guaranteed by Whitehall Real Estate Limited Partnership III. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Whitehall Pool Loan--The Whitehall Partner Loan" herein. The Whitehall Partner Loan has been purchased by GMACCM. See "--Conflicts of Interest--Conflicts Between the Master Servicer and the Trust Fund" below.

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     Simultaneously with the making of the AAPT Pool Loan, GSMC made loans
(the "AAPT Parent Loans") to AAPOP 3, L.P., a Delaware limited partnership, and AAP Sub Four, Inc., a Delaware corporation (collectively, the "AAPT Parent Borrowers") having an aggregate principal balance as of the Cut-Off Date of approximately $33,300,000. The AAPT Parent Loans are secured by a pledge of certain direct and indirect equity interests in the AAPT Borrowers consisting of (i) 100% of the common stock of AAP Sub One, Inc., (ii) 0.25% of the general partnership interests and 0.25% of the limited partnership interests in AAPOP 3, L.P., (iii) 98% of the general partnership interests and 1% of the limited partnership interests in AAPOP 1 (each, an "AAPT Pledged Subsidiary"), and (iv) an assignment of the interest rate cap agreement related to the AAPT Parent Loans. In addition, repayment of the AAPT Parent Loans is cross-guaranteed by the AAPT Parent Borrowers, and the AAPT Parent Loans are cross-defaulted and cross-collateralized. Upon a default under the AAPT Parent Loans (which include, among others, certain defaults under the AAPT Pool Loan), the lender under the AAPT Parent Loan has the right to accelerate the AAPT Parent Loans and foreclose on the collateral securing the AAPT Parent Loans. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--The AAPT Parent Loans" herein.

   The AAPT Parent Loans mature two years prior to the AAPT LIBOR Component Anticipated Repayment Date. If the AAPT Parent Loans are not repaid in accordance with their terms, the enforcement efforts of the lender thereunder may disrupt the operations of the AAPT Borrowers and adversely affect their ability to perform in accordance with the terms of the AAPT Pool Loan.

   Simultaneously with the making of the CAP Pool Loan, GSMC made a loan (the "CAP Parent Loan") to Commonwealth Atlantic Holdings I, Inc., a Virginia corporation (the "CAP Parent Borrower") having a principal balance as of the Cut-Off Date of approximately $25,200,000. The CAP Parent Loan is secured by a pledge of (i) 100% of the shares of the capital stock of the CAP Borrower and (ii) an assignment of the interest rate cap agreement related to the CAP Parent Loan. Upon a default under the CAP Parent Loan (which includes, among others, certain defaults under the CAP Pool Loan), the lender under the CAP Parent Loan has the right to accelerate the CAP Parent Loan and foreclose on the collateral securing the CAP Parent Loan. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The CAP Pool Loan--The CAP Parent Loan" herein.

   Even though the borrowers are not parties to or obligors under the various partner and parent loans described above, the existence of such partner and parent loans could adversely affect the financial viability of the related borrowers, result in the equity ownership of the related borrower being transferred to the holders of such partner or parent loans or disrupt the operations of the related borrower upon the occurrence of any default thereunder. See also "Certain Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

    The members in the Century Towers Borrower have pledged their membership interests in the Century Towers Borrower to secure any reimbursement obligation that may be owed to the issuer of the TI Credit Facility. The Century Plaza Towers Loan also permits the members of the Century Towers Borrower to pledge their interests in the Century Towers Borrower to incur additional debt in the maximum amount of $40,000,000 (the "Century Additional Debt"), provided that certain conditions specified in the loan agreement are satisfied.

   The AAPT Parent Loans, the CAP Parent Loan, the Whitehall Partner Loan, the Century Additional Debt and the 380 Madison Additional Debt are collectively referred to herein as "Affiliate Loans".

   RISKS RELATING TO THE AAPT INTEREST RATE CAP AGREEMENT. In connection with the AAPT Pool Loan, the AAPT Borrowers have entered into the AAPT Interest Rate Cap Agreement (as defined under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Payment Terms" herein). The counterparty under the AAPT Interest Rate Agreement, Bear Stearns Financial Products Inc., currently has a senior unsecured long-term debt rating of "Aaa" by Moody's. There can be no assurance, however, that the counterparty will maintain such rating or have sufficient assets or otherwise be able to fulfill its obligations under the AAPT Interest Rate Cap Agreement. A counterparty's failure to maintain such rating will not be a default under the related Mortgage Loan or entitle the related borrower or lender to any damages. Any

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downgrading, withdrawal or qualification of the rating of the counterparty could result in the downgrading, withdrawal or qualification of the ratings on the Class A-1 Certificates.The AAPT Borrowers are under no obligation to replace the AAPT Interest Rate Cap Agreement or assist the related lender in finding a replacement interest rate cap agreement in the event of a downgrade in the counterparty's senior long-term debt rating.

   LIMITATIONS ON LOCK BOXES. None of the Century Plaza Towers Loan, the 380 Madison Loan and the Ritz Plaza Loan requires the related borrower to cause rent and other payments to be made directly into a lock box account maintained on behalf of the mortgagee but instead allow the borrower to collect these payments directly until certain events have occurred. Under each of the Whitehall Pool Loan, the AAPT Pool Loan and the CAP Pool Loan, rent checks and other payments are permitted to be sent first to the applicable property manager who is then required to deposit such payments into an account maintained on behalf of the mortgagee within one day. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Century Plaza Towers Loan--Lockbox", "--The 380 Madison Loan--Cash Management; Lockbox," "--The Ritz Plaza Loan--Cash Management; Lockbox", "--The Whitehall Pool Loan--Lockbox", "--The AAPT Pool Loan--Cash Management; Lockbox" and "--The CAP Pool Loan--Cash Management; Lockbox" herein.

   BANKRUPTCY LIMITATIONS ON LENDERS. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against an obligor will stay the exercise of a power of sale and the commencement or continuation of a foreclosure action against the real property owned by that obligor. The resulting delay may be significant. In addition, a court which determines the value of a mortgaged property to be less than the principal balance of the loan it secures may (subject to certain protections available to the lender) stop a lender from foreclosing on the mortgaged property and, as a part of a restructuring plan, reduce the amount of secured indebtedness to the value of the mortgaged property as it exists at the time of the proceeding (leaving the lender as a general unsecured creditor for the difference between that value and the amount of its outstanding mortgage indebtedness). A bankruptcy court may also grant a debtor a reasonable time to cure a payment default, reduce monthly payments due under a mortgage loan, change the rate of interest due on a mortgage loan or otherwise alter the mortgage loan's repayment schedule.

   Creditors of obligors in bankruptcy are also generally prohibited from taking any action to obtain repayment of a loan while the bankruptcy case is pending. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on such junior lien. In addition, the obligor's trustee or the obligor, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. Even if a claim against a debtor is not avoided or subordinated, the Trustee's recovery with respect to obligors in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected on such Mortgage Loans may be substantially less than the amount owed. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   The Bankruptcy Code may also interfere with or affect the ability of the Trustee to enforce an assignment by an obligor of rents and leases related to the mortgaged property if the related obligor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) to the extent such rents are used by the obligor to maintain the mortgaged property or for other court authorized expenses or (ii) to the extent other collateral may be substituted for the rents.

   The ability of the obligors to repay the Mortgage Loans is, in many cases, dependent on leases of the Mortgaged Properties. To the extent an obligor's ability to make payment on a Mortgage Loan is

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dependent upon a lease of the related Mortgaged Property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease, including, in particular, the 380 Madison Master Lessee.
See "--Risks Relating to Tenants; Reserves".

   As a result of the foregoing factors, the amount and timing of receipts with respect to the Mortgage Loans may be materially adversely affected.

   TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus. In addition, if the Montehiedra Property is acquired by the Trust Fund as REO Property, Certificateholders who are not residents of Puerto Rico will be subject to a withholding tax on gross rental income from the Montehiedra Property in certain circumstances, and may be subject to other taxes and filing requirements upon disposition of the Montehiedra Property. See "Federal Income Tax Consequences" herein.

   MANAGEMENT. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. Different property types vary as to the extent a property manager is involved in property marketing and operations on a daily basis. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, third party property managers are typically operating companies and, unlike limited-purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Consequently, there can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. See "--Conflicts of Interest--Conflicts Between Managers and the Borrowers".

   RECORDING OF THE MONTEHIEDRA LOAN MORTGAGE. A mortgage cannot be enforced until the document evidencing the mortgage has been registered. Due to an extremely large volume of documents presented and pending recordation at the various registry offices in Puerto Rico, there is a lengthy delay in the actual registration of all instruments presented, including the mortgage encumbering the Montehiedra Property. In light of these circumstances, the Director of Registry of Property has issued a directive to all registrars establishing an accelerated procedure for the registration of mortgages when foreclosure is imminent. When the mortgage is actually registered, the effective date of the recording will be the date the mortgage was originally presented for recording. There is no risk of unknown intervening liens being registered, but there can be no assurances that delays in registration of the Mortgage securing the Montehiedra Loan will not delay a foreclosure of the Montehiedra Loan.

   ENFORCEABILITY. All of the Mortgages include debt-acceleration clauses, which permit the lender to accelerate the debt upon a monetary or nonmonetary default of the borrower. The courts of all states and

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Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any jurisdiction, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   All of the Mortgage Loans on Mortgaged Properties that have tenants are secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, upon the election of, and following notice from, the lender, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be enforceable unless the lender complies with applicable state law for taking actual possession of the property or the cash by the lender until the lender secures the appointment of a receiver before achieving a priority relative to other persons with interests in the rents related to the Mortgaged Property. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

   STATE LAW LIMITATIONS ON REMEDIES. Several jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Master Servicer or Special Servicer, as applicable, to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, with respect to any Mortgage Loan, the Master Servicer, or Special Servicer, as applicable, may be required to foreclose first on the Mortgaged Properties securing such Mortgage Loan located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--State Law Limitations on Lenders" in the Prospectus.

   As a result of the foregoing considerations, among others, the ability of the Master Servicer or the Special Servicer, as applicable, to realize upon the Mortgage Loans, may be limited by the application of state laws. Such actions may also, in certain circumstances, subject the Trust Fund to liability as a "mortgagee-in-possession" or result in the equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. Under the terms of the Agreement, the Master Servicer or the Special Servicer, as applicable, may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

   LEASEHOLD INTERESTS. The interest of the Whitehall Borrower in the land underlying the Hookston Square Property is a ground leasehold interest (the "Hookston Ground Lease"). See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The Whitehall Borrower and Properties" herein. The Cadillac Fairview Pool Loan is secured by, among other things, a ground leasehold interest in the land underlying an approximately 2.6 acre portion of the Dover Mall (consisting of parking spaces and a portion of the ring road) (the "Dover Mall Ground Lease"). See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The Cadillac Fairview Borrowers and Properties" herein. The AAPT Pool Loan is secured by, among other things, ground leasehold interests in the land underlying the Maschellmac I, II, III and IV Properties (the "Maschellmac Ground Leases"). See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The AAPT Borrowers and Properties" herein.

   On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. Pursuant to Section 365(h) of the Bankruptcy Code, a lessee whose lease is rejected by a debtor lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the lease (including renewals). In the event of a lessee/borrower bankruptcy in which such debtor rejects any or all of its leases, the leasehold mortgagee would have the

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right to succeed to the lessee/borrower's position under the lease only if the lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the lessor and the lessee/borrower, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   ZONING COMPLIANCE; INSPECTIONS. Several of the Mortgaged Properties qualify as legally permissible non-conforming uses. Such status may limit the ability of the borrowers to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto. For example, one of the Whitehall Properties in the Whitehall Pool Loan is a permissible non-conforming use with respect to both building height requirements and certain setback requirements of the local zoning authority.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement were identified in such inspections. See "Mortgage Pool Characteristics--Underwriting Standards--Property Condition Assessments" herein for further information regarding the inspections on the Mortgaged Properties.

   AVAILABILITY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE. Although the Mortgaged Properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to each Mortgaged Property for which insurance proceeds may not be adequate (such as floods or earthquakes) or which may result from risks not covered by insurance (such as supplemental hurricane insurance). In addition, certain of the Mortgaged Properties are located in California, Puerto Rico and Texas, which are states that have been historically at greater risk to acts of nature (such as hurricanes, floods and earthquakes) than properties located in other states. There can be no assurance borrowers have complied or will in the future be able to comply with requirements to maintain adequate insurance with respect to the Mortgaged Properties. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrower to effect such reconstruction, major repair or improvement. As a result of the occurrence of any of these events, the amount realized with respect to the Mortgage Loans, and the amount available to make distributions on the Certificates, could be reduced.

   The Century Towers Property located in Century City, California is located in an earthquake zone and the Century Towers Borrower has obtained earthquake insurance for such property in the amount of the probable maximum loss, as determined by a seismic engineer retained by the Century Towers Borrower in connection with the origination of the Century Plaza Towers Loan. The 6 Whitehall Properties located in Milpitas, Pleasant Hill, Long Beach, Santa Clara, Cupertino and Thousand Oaks, California are each located in an earthquake zone and the Whitehall Borrower has obtained earthquake insurance that covers each property in an amount at least equal to the probable maximum loss for such property as determined by a seismic engineer completed in August 1996; such coverage, however, is provided through a blanket policy, so that if one or more earthquakes affected two or more Mortgaged Properties or other properties within the same policy period, there may be insufficient coverage under such policy. See "--Risks Associated with Blanket Insurance Policies". See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties--The Century Towers Borrower and Property--Seismic Reports" and "--Description of the Mortgage Loans--The Whitehall Pool Loan--Insurance" herein.

    Certain of the Mortgaged Properties are located in flood hazard zones. Those Mortgaged Properties include 1 Whitehall Property (the Sun Buildings), 4 of the Cadillac Fairview Properties (Dover Mall, Dover Commons, Esplanade Shopping Mall and Golden East Crossing Mall) and 2 of the AAPT Properties (Westpark and Maschellmac IV). Each of the Mortgaged Properties in a flood hazard zone, other than the Maschellmac IV Property, which has no improvements located in a flood hazard zone, is required to

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be covered by flood insurance. See "Description of the Mortgage Pool and the
Underlying Mortgaged Properties--Description of the Mortgage Loans--The Whitehall Pool Loan--Insurance", "The Cadillac Fairview Pool Loan--Insurance" and "The AAPT Pool Loan--Insurance" herein.

   There can be no assurance that the amount of earthquake or flood insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood, or that such insurance will be commercially available in the future. In addition, earthquake insurance coverage is often not obtainable from "AA" or higher-rated insurers and the loan documents permit such insurance to be obtained from such lower rated insurance companies.

   COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related loan, property inspection reports were obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by certain borrowers are required to be used for costs associated with complying with the ADA. There can be no assurance that the related Mortgaged Properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.

   LIMITED CROSS-GUARANTEES OR CROSS-COLLATERALIZATION; LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The Cadillac Fairview Pool Loan is comprised of the obligations of the 7 limited partnerships that comprise the Cadillac Fairview Borrowers, each of which owns at least 1 Cadillac Fairview Property. Each Cadillac Fairview Borrower has guaranteed the indebtedness under the Notes of each of the other Cadillac Fairview Borrowers, subject to limitations based on the net worth of such guaranteeing Cadillac Fairview Borrower. Each Mortgage of a Cadillac Fairview Borrower secures an individual
Note in the amount of the indebtedness allocated to the Mortgaged Property plus the indebtedness guaranteed by the Cadillac Fairview Borrower (except that the Galleria at White Plains secures a total principal indebtedness in an amount not to exceed $103,650,000, which is the Cadillac Fairview Release Amount for the Galleria at White Plains). These provisions are designed to achieve "cross-collateralization," i.e., all of the Cadillac Fairview Properties are to be security for all or any part of the Notes.

   The AAPT Pool Loan is comprised of the joint and several obligation of each of the AAPT Borrowers, each of which is the holder of a different fee or leasehold interest in a portion of the AAPT Properties. The interest of each AAPT Borrower in the AAPT Properties will provide security for the entire indebtedness represented by the AAPT Pool Loan. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the AAPT Pool Loan and the cash flow and rental income generated thereby are available to support debt service on, and ultimate repayment of, all of the aggregate indebtedness evidenced by the AAPT Pool Loan. These arrangements seek to reduce the risk that a single Mortgaged Property securing a loan might become incapable of generating rental income sufficient to pay debt service, which could result in defaults and ultimate losses.

   The Seller makes no representation that any such cross-collateralization or cross-default arrangements are enforceable. Such arrangements could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case, or, if such borrower were to become a debtor in a bankruptcy case, by such borrower. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property or an interest in property (including the granting of a lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(a) was insolvent or was rendered insolvent by such obligation or transfer,
(b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or (c)

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intended to, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien (or right to receive credit support) granted by a Cadillac Fairview Borrower or an AAPT Borrower to secure repayment of the Cadillac Fairview Pool Loan or the AAPT Pool Loan, respectively, could be avoided if a court were to determine that
(a) such borrower was insolvent at the time of granting the lien or right, was rendered insolvent by the granting of the lien or right or was left with inadequate capital, or was not able to pay its debts as they matured and (b) such borrower did not, when it allowed its Mortgaged Property or Properties to be encumbered by a lien securing the entire indebtedness represented by the Cadillac Fairview Pool Loan or the AAPT Pool Loan, as the case may be (or granted a right to credit support from revenues from its properties), receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property or Properties for the benefit of the other Cadillac Fairview Borrowers or AAPT Borrowers, as the case may be (or granting such interest in its cash flow). Among other things, a legal challenge to the granting of the liens and/or the incurring of the obligation by a Cadillac Fairview Borrower or an AAPT Borrower may focus on the benefits realized by such Cadillac Fairview Borrower or AAPT Borrower from the respective Mortgage Loan proceeds, as well as the overall cross-collateralization. If a court were to find or conclude that the granting of the liens or the incurring of the obligations associated with the Cadillac Fairview Pool Loan or the AAPT Pool Loan was an avoidable fraudulent conveyance with respect to a particular borrower, that court could subordinate all or part of the Cadillac Fairview Pool Loan or the AAPT Pool Loan, as the case may be, to existing or future indebtedness of that borrower, recover payments made under the respective Mortgage Loan, or take other actions detrimental to the holders of the Certificates, including under certain circumstances, invalidating the Cadillac Fairview Pool Loan or the AAPT Pool Loan or the Mortgages securing such loans.

   RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES. Certain of the Mortgaged Properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each Mortgaged Property's insurable risks.

    ATTORNMENT CONSIDERATIONS. Some of the operating leases and tenant leases, including the anchor tenant leases, contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the Mortgaged Property following foreclosure. Some of the leases may be either subordinate to the liens created by the Mortgages or contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and such leases do not contain adornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a jurisdiction and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., particularly if such tenants were paying above-market rents or could not be replaced). If a Mortgage is subordinate to a lease, the Trust Fund will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

   LITIGATION. There may be pending or threatened legal proceedings against the borrowers and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distribution to Certificateholders.

   CONFLICTS OF INTEREST.

   General. The potential for various conflicts of interest exists with respect to the offering of the Certificates, including conflicts of interests among certain of the borrowers, the property or asset managers, the Seller and Goldman, Sachs & Co., in its capacity as the Underwriter.

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    Conflicts Among Affiliates of Goldman, Sachs & Co. At the time of origination of the Whitehall Pool Loan and the Cadillac Fairview Pool Loan on behalf of GSMC, the Whitehall Borrower and the Cadillac Fairview Borrowers were affiliated with GSMC, and upon initial issuance of the Certificates, the Seller, Goldman, Sachs & Co. and GSMC will be affiliated with the Whitehall Borrower and the Cadillac Fairview Borrowers. These relationships may have resulted in terms under the Whitehall Pool Loan and the Cadillac Fairview Pool Loan that are different than they would have been absent the affiliation of GSMC with such borrower.

   Certain actions taken by the Whitehall Borrower or the Cadillac Fairview Borrowers in order to maximize their return on investment may be adverse to the interests of the Certificateholders and may in certain circumstances result in a default under the applicable Mortgage Loan. In addition, if affiliates of the Seller, Goldman, Sachs & Co. or GSMC fail to take certain actions with respect to the Whitehall Borrower or the Cadillac Fairview Borrowers which they are not required to take (e.g., they fail to voluntarily contribute additional capital to the Whitehall Borrower or the Cadillac Fairview Borrowers, as the case may be, to cover cash flow shortfalls), such inaction may result in a default under the applicable Mortgage Loan. In any case, such action or inaction may result in an inability on the part of the Trust Fund to make distributions with respect to the Certificates or may result in an increase in the rate of amortization on certain of the Certificates.

   Conflicts Between Affiliates of Goldman, Sachs & Co. and the Trust
Fund. Conflicts of interest between affiliates of the Seller, Goldman, Sachs & Co. and GSMC that engage in the acquisition, development, operation, financing and disposition of real estate, on the one hand, and the Trust Fund, on the other hand, may arise because such affiliates will not be prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.

   GSMC, an affiliate of the Seller and the Underwriter, currently holds the AAPT Parent Loan, and the CAP Parent Loan. In addition, GSMC sold its entire interests in the Whitehall Partner Loan to GMACCM but retains an option to repurchase that loan from GMACCM. If, following an event of default under one of those loans, GSMC, as lender under the loan, were to foreclose on its collateral, GSMC would become the owner of the AAPT Borrowers, the CAP Borrower or the Whitehall Borrower, as the case may be. If this were to occur, GSMC, an affiliate of the Seller and the Underwriter, could have a conflict of interest with the Certificateholders.

   Affiliates of the Seller, Goldman, Sachs & Co. and GSMC intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, affiliates of the Seller, Goldman, Sachs & Co. and GSMC may acquire, own or sell properties or finance mortgage loans secured by properties which are in the same markets as the Mortgaged Properties. In such a case, the interests of such affiliates may differ from and compete with the interests of the Trust Fund, and decisions made with respect to such assets may adversely affect the amount and timing of distributions with respect to the Certificates. In addition, Goldman, Sachs & Co. and its affiliates may have business, lending or other relationships with, or equity investments in, obligors under loans or tenants and conflicts of interest could arise between the interests of the Trust Fund and the interests of Goldman, Sachs & Co. and such affiliates arising from such business relationships.

   Conflicts Between the Master Servicer and the Trust Fund. The Trust Fund has been advised by the Master Servicer that it and its affiliates intend to continue to service existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans will be in the same markets or have common owners, obligors and/or property managers as certain of the Mortgage Loans and Mortgaged Properties securing the Loans. Certain personnel of the Master Servicer and its affiliates may, on behalf of the Master Servicer, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans in the same markets as the Mortgaged Properties securing the Mortgage Loans. In such a case, the interests of the Master Servicer and its affiliates and their other clients may differ from and compete with the interests of the Trust Fund and such activities may adversely affect the amount and timing of collections on the Mortgage Loans.

    GMACCM currently holds the Whitehall Partner Loan. If, following an event of default under the Whitehall Partner Loan, GMACCM, as lender under the loan, were to foreclose on its collateral, GMACCM would become the owner of the Whitehall Borrower. An employee benefit plan of an affiliate of GMACCM is a beneficiary of a trust that is one of the owners of the Century Towers Borrower. In addition, an employee benefit plan of an affiliate of GMACCM is an indirect minority owner of the AAPT Borrowers and the CAP Borrower. Such interests of GMACCM could create conflicts of interest between the Certificateholders and GMACCM in its capacities as Master Servicer and Special Servicer. The potential for such conflicts of interest have been mitigated to some degree with respect to the Century Plaza Towers Loan and the Whitehall Pool Loan by the appointment of AMRESCO Services as the subservicer with respect to the Century Plaza Towers Loan and AMRESCO Management as Special Servicer for both of such Mortgage Loans. In addition, GMACCM has informed the Seller that the nature and extent of GMACCM's indirect ownership in the AAPT Borrower and the CAP Borrower are such that such conflicts of interest with the Certificateholders are unlikely to arise with respect to the AAPT Pool Loan and the CAP Pool Loan.

   Conflicts Between Managers and the Borrowers. Substantially all of the third party and borrower affiliated property managers for the Mortgaged Properties (or their affiliates) manage additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, and certain of the managers themselves, may also own or manage other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such Properties.

THE OFFERED CERTIFICATES

   SPECIAL PREPAYMENT, YIELD AND LOSS CONSIDERATIONS. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Certificates entitled to distributions of principal. In addition, in the event of any repurchase of all or a portion of a Mortgage Loan by the applicable Responsible Party from the Trust Fund under the circumstances described under "The Pooling Agreement--Representations and Warranties; Repurchase" herein, the Repurchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in part or in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such repurchase). In addition, with respect to any Class of Offered Certificates, to the extent losses on the Mortgage Loans exceed the aggregate Certificate Principal Amount of the Classes of Certificates subordinated to such Class, such Class will bear a loss equal to the amount of such excess up to an amount equal to the outstanding Certificate Principal Amount thereof. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) or rate or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

   Investors in the Class A-1 Certificates will generally be entitled to receive distributions of principal from principal payments on the AAPT LIBOR Components. See "Description of the Offered Certificates--Distributions--Payment Priorities" herein. Therefore, the Class A-1 Certificates will be extremely sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the AAPT Pool Loan and any repurchase with respect to breaches of representations and warranties with respect to such Mortgage Loan. In addition, as described under "Description of Certificates--Distributions" herein, although distributions of interest on the Class A-1 Certificates will be based on LIBOR, after the Distribution Date in July 2004, the Class A-1 Certificates will be subject to a cap on the related Pass-Through Rate. See "Description of the Offered Certificates--Distributions--Payment Priorities" herein.

    The Notional Amount of the Class X-1A Certificates is based upon the Stated Principal Balance of the Group 1 Components. Therefore, the Class X-1A Certificates will be extremely sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, delinquencies,

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defaults and liquidations) on the AAPT LIBOR Components and any repurchase with respect to breaches of representations and warranties with respect to the AAPT LIBOR Components, in each case, from the Closing Date until the July 2000 Due Date for the AAPT LIBOR Components. See "Description of the Offered Certificates--General" and "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan" herein. Although the payment of a Prepayment Premium is required in connection with a voluntary prepayment of the AAPT LIBOR Components during such period, there can be no assurance that the AAPT Borrowers would refrain from prepaying such Components due to the existence of such a Prepayment Premium, or that such Prepayment Premiums would be held to be enforceable if challenged. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the AAPT LIBOR Components.

   The Notional Amount of the Class X-2 Certificates is based upon the Certificate Principal Amounts of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates. Therefore, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. In addition, as described under "Description of the Offered Certificates--Distributions--Payment Priorities" and "--Appraisal Reductions Amounts" herein, if an Appraisal Reduction Event occurs, distributions of interest in respect of the Class X-2 Certificates that are attributable to the notional reductions in Certificate Principal Amounts of the Class G, Class F, Class E, Class D, Class C or Class B Certificates will be payable at a lower payment priority than the priority otherwise in effect for distributions of interest in respect of the Class X-2 Certificates.

   No Mortgage Loan (other than the AAPT LIBOR Components) permits voluntary prepayment earlier than the second Due Date prior to the related Anticipated Repayment Date (or in the case of the 380 Madison Loan and the Whitehall Pool Loan, prior to their respective maturity dates). See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans". However, there is no assurance that involuntary prepayments will not occur or that the restrictions contained in the related Mortgage Loans would ultimately be enforceable in legal proceedings. Voluntary prepayments are permitted with respect to the AAPT LIBOR Components and, in the case of the Whitehall Pool Loan, to partially prepay the Whitehall Pool Loan during its Defeasance Lockout Period to cause the release of one or more Mortgaged Properties necessary to cure a property level non-payment default with respect to such Mortgaged Property or Mortgaged Properties. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans (including the length of time during which the Mortgage Loans may not be voluntarily prepaid (each a "Prepayment Lockout Period"), Defeasance Lockout Periods and yield maintenance charges and/or prepayment premiums applicable to the Mortgage Loans and by the extent to which the Master Servicer or Special Servicer, as the case may be, is able to enforce such provisions), the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors.

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    The Mortgage Loans may be prepaid, in whole or in part without payment of a yield maintenance charge and/or prepayment premium, on any Due Date on or after the dates set forth in the following table:

                                       FIRST PERMITTED            ANTICIPATED
MORTGAGE LOAN                          PREPAYMENT DATE           REPAYMENT DATE
-------------------------------- ------------------------- ------------------------
Whitehall Pool Loan .............  September 10, 2000*       September 10, 2000***
Cadillac Fairview Pool Loan  ....  November 11, 2003         December 11, 2003
Century Plaza Towers Loan  ......  February 9, 2007          April 9, 2007
AAPT Pool Loan:
 AAPT Fixed Component............  July 11, 2007             July 11, 2007
 AAPT LIBOR Components...........  July 11, 2000**           July 11, 2004
CAP Pool Loan ...................  July 11, 2007             July 11, 2007
Ritz Plaza Loan .................  April 11, 2007            April 11, 2007
Montehiedra Loan ................  April 11, 2007            May 11, 2007
380 Madison Loan.................  May 12, 2014              July 11, 2014***

------------
* Under the Whitehall Pool Loan, a prepayment may be made prior to the Whitehall Defeasance Lock-Out Date to cause the release of one or more of the Whitehall Properties necessary to cure a property level non-payment default with respect to such Whitehall Property or Properties.
** The AAPT LIBOR Components may be prepaid with a prepayment premium until June 11, 2000 and thereafter on any Due Date without the payment of a prepayment premium or yield maintenance charge.
*** The dates specified for the Whitehall Pool Loan and the 380 Madison Loan are the maturity dates for such loans.

   No yield maintenance charge and/or prepayment premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

   Provisions requiring yield maintenance charges and/or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge and/or prepayment premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure process will be sufficient to pay such yield maintenance charge and/or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as prepayment there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance charge and/or prepayment premium and thus not enforceable under applicable law or as being usurious. See "Certain Legal Aspects of the Mortgage Loans--Applicability of Usury Laws" in the Prospectus.

    In general, if an Offered Certificate (such as a Class X-1A or Class X-2 Certificate) is purchased by an investor at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required yield maintenance charge and/or prepayment premium, if any, are not received by such investor, such investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

   Each Mortgage Loan (other than the 380 Madison Loan and the Whitehall Pool Loan which do not have Anticipated Repayment Dates) requires that commencing on the first Due Date after the related Anticipated Repayment Date (and in the case of the AAPT Pool Loan, the respective Anticipated Repayment Dates for each Component thereof), certain cash flow in excess of that required for debt service and other items with respect to the related Mortgaged Properties (as described more fully herein "Excess Cash Flow") will be applied towards the payment of principal until the principal balance of the related Mortgage Loan has been reduced to zero. Each Mortgage Loan (other than the 380 Madison Loan and the Whitehall Pool Loan) also provides that principal outstanding after the related Anticipated Repayment Date will bear interest at a revised rate (the "Revised Interest Rate") which will be higher (except with respect to the AAPT LIBOR Components for which the Revised Rate may be lower) than

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previously in effect (the "Initial Interest Rate"). While interest at the
Initial Interest Rate accrues and is payable on a current basis on such loans, interest at the excess of the Revised Interest Rate over the Initial Interest Rate (but, in the case of the AAPT Revised LIBOR Rate, only to the extent of 2.00% per annum) for such loans ("Excess Interest") will be deferred and will be paid only after the outstanding principal balance of the related loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that a Mortgage Loan will be prepaid by the borrower on the applicable Anticipated Repayment Dates; however no assurance can be given that any Mortgage Loan will be repaid on its applicable Anticipated Repayment Date.

   As to the AAPT Pool Loan, from and after the AAPT LIBOR Component Anticipated Repayment Date until the earlier of the repayment of the AAPT LIBOR Components or the AAPT Fixed Component Anticipated Repayment Date, the AAPT Excess Cash Flow will be applied in the following order of priority: (a) to the outstanding principal balance of the AAPT LIBOR Components, pro rata, based on the then outstanding principal balances of the AAPT LIBOR A Component and the AAPT LIBOR B Component until the AAPT LIBOR Components are paid in full and (b) to the AAPT LIBOR Excess Interest. From and after the AAPT Fixed Component Anticipated Repayment Date, the AAPT Excess Cash Flow will be applied pro rata towards the payment of the principal of the AAPT Fixed Component and the AAPT LIBOR Components, until the AAPT Pool Loan is paid in full.

   See "Yield, Prepayment and Maturity Considerations" and "Federal Income Tax Consequences" herein and "Yield Considerations" and "Federal Income Tax Consequences" in the Prospectus.

   EFFECT OF MORTGAGOR DEFAULTS. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred through the date of reimbursement, less any amount of interest previously paid in respect thereof. The Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted. See "The Pooling Agreement--Special Servicers" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

    Delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default.

   RISKS RELATING TO UNDERWRITTEN NET CASH FLOW. As described under " Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans", Underwritten Net Cash Flow means cash flow, as adjusted based on a number of assumptions used by the Seller. No representation is made that the Underwritten Net Cash Flow set forth herein represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow.

   Underwritten Net Cash Flow reflects calculations and assumptions used by the Seller and should not be used as a substitute for cash flow as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operation or as a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. For example, the DSCRs set forth herein for the Mortgage Loans and the Mortgaged Properties vary, and may vary substantially, from the debt service coverage ratios for the Mortgage Loans and the Mortgaged Properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" for a discussion of the assumptions used in determining Underwritten Net Cash Flow.

    RELATED PARTIES MAY PURCHASE CERTIFICATES. Related parties, including the Master Servicer, the Special Servicer or affiliates of the borrowers may purchase all or part of one or more Classes of Certificates. A purchase by the Master Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Mortgage Loans shall be administered in accordance with the Servicing Standard without regard to ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate thereof. Under the Pooling Agreement, in the event that a Certificateholder becomes a lender under any Affiliate Loan, such Certificateholder will not be entitled to vote for the selection of the Special Servicer or in connection with directing the Special Servicer's actions with respect to the related Mortgage Loan.

   BOOK-ENTRY REGISTRATION. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Cedel Bank, S.A. ("CEDEL") and The Euroclear System ("Euroclear") and their participating organizations. See "Description of the Offered Certificates--Delivery, Form and Denomination" and "--Book-Entry Registration" herein. A beneficial owner holding a Certificate through the book-entry system will be entitled to receive the reports and notices described under the Pooling Agreement (to the extent that its name and address has been provided to the Certificate Registrar) only through the facilities of DTC, CEDEL and Euroclear and their respective participants (except that the reports will be made available directly from the Trustee upon request). Additionally, certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 272.

   LIMITED LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised the Seller that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

    PASS-THROUGH RATE CONSIDERATIONS. After the Distribution Date in July 2004, the Pass-Through Rate on the Class A-1 Certificates will be subject to a maximum per annum rate, and, therefore, the yield to investors in such Class of Certificates may not be as high as that offered by other LIBOR-based investments which are not subject to such interest rate restrictions. The Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F and Class G Certificates are based on the Adjusted WAC Rate of the Mortgage Loans and the Pass-Through Rate on the Class X-2 Certificates will be partially based upon the Adjusted WAC Rate of the Mortgage Loans, and all of such Classes will be affected by disproportionate principal payments on the Mortgage Loans and the existence of any Group 1 Difference Amounts. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such Classes of Certificates. The Adjusted WAC Rate for each Distribution Date, assuming that each Mortgage Loan prepays on its Anticipated Repayment Date (and that all scheduled monthly payments are timely made and that no other prepayments occur), is set forth in Exhibit C hereto. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

                        MORTGAGE POOL CHARACTERISTICS

GENERAL

   The Trust Fund will consist primarily of 8 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of $977,099,000. In addition, the Trust Fund will also include the Montehiedra Partner Loans. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Montehiedra Loan--The Montehiedra Partner Loans" herein. The Montehiedra Partner Loans will not be a part of the Mortgage Pool and references to "Mortgage Loans" herein do not include the Montehiedra Partner Loans. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating a first lien on the interests of the related borrower's fee and/or leasehold estate in one or more commercial or multifamily properties (each, a "Mortgaged Property") as set forth on the following table:

                                            NUMBER OF
                                            MORTGAGED
INTEREST IN PROPERTY ENCUMBERED             PROPERTIES
-------------------------------------     ------------
Fee Estate ............................         90
Leasehold Estate ......................          5
Borrower's Fee and Leasehold Estate*...          1

------------
* "Borrower's Fee and Leasehold Estate" means that the borrower's interest in the Mortgaged Property consists of a fee interest in a portion of the property and a leasehold interest in the remaining portion.

   The Mortgaged Properties consist of office buildings, retail properties, industrial properties, one multifamily property and 2 parcels of undeveloped land. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse is limited to the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan, as well as such limited other assets as may have been specifically pledged to secure such Mortgage Loan, and not against the borrower's other assets or any assets of the borrower's affiliates. GSMC originated the Century Plaza Towers Loan, the AAPT Pool Loan, the CAP Pool Loan and the Montehiedra Loan. To facilitate loan closings, GSMC engaged GMACCM to originate the Cadillac Fairview Pool Loan, the 380 Madison Loan, the Whitehall Pool Loan and the Ritz Plaza Loan on GSMC's behalf, and concurrently with the origination, GSMC acquired a 100% participation interest in each such Mortgage Loan. GSMC and GMACCM are collectively referred to herein as the "Originators". All of the Mortgage Loans were underwritten by the Originators in accordance with the underwriting criteria described herein. Legal title to the Mortgage Loans originated by GMACCM will have been acquired by GSMC before the Closing Date and the Seller will purchase the Mortgage Loans on or before the Closing Date from GSMC pursuant to the Loan Sale Agreement (the "Loan Sale Agreement") between GSMC and the Seller. The Seller will cause the Mortgage Loans in the Mortgage Pool to be assigned to LaSalle National Bank, as Trustee (the "Trustee"), pursuant to the Pooling Agreement. GMACCM, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling Agreement.

   Pursuant to an agreement between GMACCM and GSMC (the "GMACCM Responsible Party Agreement") with respect to the Whitehall Pool Loan, the Cadillac Fairview Pool Loan, the Ritz Plaza Loan and the 380 Madison Loan, GMACCM will make certain representations, warranties and covenants relating to such Mortgage Loans and may be obligated to repurchase any of such Mortgage Loans (or with respect to the Cadillac Fairview Pool Loan, one or more of the separate loans made to the Cadillac Fairview Borrowers) in the event of a material breach of such representations or warranties. In addition, pursuant to the Loan Sale Agreement, GSMC will make certain limited representations and warranties to the Seller with respect to the Mortgage Loans it originated, and GSMC may be obligated to repurchase such Mortgage Loan in the event of a material breach of a representation or warranty. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit B hereto. Under the

Loan Sale Agreement, GSMC will assign to the Seller its rights with respect to the representations, warranties and remedies under the GMACCM Responsible Party Agreement, and under the Pooling Agreement, the Seller will assign its rights with respect to (i) certain of the representations, warranties and remedies in the GMACCM Responsible Party Agreement and (ii) the representations, warranties and remedies in the Loan Sale Agreement, to the Trustee for the benefit of the Trust Fund. Except as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase", the Seller will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Responsible Parties will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by them pursuant to the GMACCM Responsible Party Agreement or the Loan Sale Agreement, as applicable, to the extent assigned by the Seller to the Trustee. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and "The Mortgage Pools--Representations and Warranties" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by a Mortgage or Mortgages encumbering the related borrower's or borrowers' interest in the related Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's or borrowers' interest in the leases, rents and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities, collateral assignments of interest rate cap agreements and the establishment and pledge of one or more reserve or escrow accounts or letters of credit for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, tenant improvements, leasing commissions, deferred maintenance and/or scheduled capital improvements (such accounts, "Reserve Accounts"). All of the Mortgage Loans provide for the indemnification of the related mortgagee by the related borrower(s) for the presence of any hazardous substances affecting the Mortgaged Property.

   Each Mortgage constitutes a first lien on the related Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances, whether or not of public record as of the date of recording of the related Mortgage, all of which were determined to have been acceptable to the related Originator in connection with the origination of the related Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans have Due Dates that occur on the 9th through the 11th day of each month, or, if such day is not a business day, the next or preceding business day. As of the Cut-Off Date, the Mortgage Loans had the following characteristics:

Aggregate Principal Balance ......................................     $977,099,000
Lowest Mortgage Loan Principal Balance ...........................     $ 52,579,779
Highest Mortgage Loan Principal Balance ..........................     $258,460,281
Average Mortgage Loan Principal Balance ..........................     $122,137,375
Range of Remaining Terms to Anticipated Repayment Date*  .........   37 to 203 months
Weighted Average Remaining Term to Anticipated Repayment Date*  ..      106 months
Range of Mortgage Rates per annum** ..............................     7.48% to 8.68%
Weighted Average Mortgage Rate** .................................         7.89%
Range of Cut-Off Date Loan-to-Appraised Value ("LTV") Ratios .....     43.7% to 67.4%
                                                                    --------------------
Weighted Average Cut-Off Date LTV Ratios .........................         55.1%
Range of Debt Service Coverage Ratios*** .........................    1.34x to 2.26x
Weighted Average Debt Service Coverage Ratio*** ..................        1.70x

------------
* In the case of the 380 Madison Loan and the Whitehall Pool Loan, their respective maturity dates.
**     Excludes the AAPT LIBOR Components.
***    The DSCR for the AAPT Pool Loan assumes LIBOR of 5.6875%

    All of the Mortgage Loans (other than the 380 Madison Loan and the Whitehall Pool Loan) amortize substantially all of their principal over their respective terms; the 380 Madison Loan amortizes to only 83.9% of its original principal amount over its term and the Whitehall Pool Loan amortizes to only 94.8% of its original principal amount over its term. Each Mortgage Loan, with the exception of the Whitehall Pool Loan and the 380 Madison Loan, requires that after a specified date (each, an "Anticipated Repayment Date"), Excess Cash Flow will be applied towards the reduction of principal, as more fully described under "Description of the Mortgage Pool and the Underlying Mortgaged Properties." The following chart lists the Anticipated Repayment Date for each Mortgage Loan:

                                      FIRST PERMITTED            ANTICIPATED
MORTGAGE LOAN                         PREPAYMENT DATE           REPAYMENT DATE
-------------------------------- ------------------------ ------------------------
Whitehall Pool Loan..............    September 10, 2000*    September 10, 2000***
Cadillac Fairview Pool Loan  ....    November 11, 2003      December 11, 2003
Century Plaza Towers Loan  ......    February 9, 2007       April 9, 2007
AAPT Pool Loan:
 AAPT Fixed Component............    July 11, 2007          July 11, 2007
 AAPT LIBOR Components...........    July 11, 2000**        July 11, 2004
CAP Pool Loan ...................    July 11, 2007          July 11, 2007
Ritz Plaza Loan .................    April 11, 2007         April 11, 2007
Montehiedra Loan ................    April 11, 2007         May 11, 2007
380 Madison Loan.................    May 12, 2014           July 11, 2014***

------------
* Under the Whitehall Pool Loan, a prepayment may be made prior to the Whitehall Defeasance Lock-Out Date to cause the release of one or more of the Whitehall Properties necessary to cure a property level non-payment default with respect to such Whitehall Property or Properties.
** The AAPT LIBOR Components may be prepaid with a prepayment premium until June 11, 2000 and thereafter on any Due Date without the payment of a prepayment premium or yield maintenance charge.
*** The dates specified for the Whitehall Pool Loan and the 380 Madison Loan are the maturity dates for such loans.

   No yield maintenance premium is required for any voluntary prepayments on the Mortgage Loans after their respective Prepayment Lockout Periods. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. The AAPT Pool Loan permits the prepayment of the AAPT LIBOR Components, in whole or in part on any Due Date, with the payment of a prepayment premium equal to 3% of the amount prepaid if the prepayment is made during the first year of such Mortgage Loan, 2% of the amount prepaid if such prepayment is made during the second year of such Mortgage Loan, 1% of the amount prepaid if such prepayment is made during the third year of such Mortgage Loan and no prepayment premium thereafter. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Prepayment" herein.

    All of the Mortgage Loans (other than the AAPT LIBOR Components) provide that after the applicable Defeasance Lockout Period (as defined herein) and prior to the related Anticipated Repayment Date (or, with respect to the 380 Madison Loan and the Whitehall Pool Loan, their respective maturity dates), the borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the related Mortgage upon, among other things, a pledge to the Trustee of noncallable U.S. Treasury obligations. Such U.S. Treasury obligations will provide payments, on or prior to all successive scheduled Due Dates upon which interest and principal payments are due under the related note through and including the applicable Anticipated Repayment Date (or, with respect to the 380 Madison Loan and the Whitehall Pool Loan, their respective maturity dates), in amounts due on such dates under the related Note or, in the case of an Anticipated Repayment Date, an amount determined as if the related Mortgage Loan were to mature on such Anticipated Repayment Date. In addition, certain Mortgage Loans permit release of less than all of the related Mortgaged Properties in connection with a partial defeasance upon the satisfaction of certain debt service coverage ratio tests. All of the Mortgage

Loans secured by two or more Mortgaged Properties (other than the AAPT LIBOR Components) permit the release of the lien of the Mortgage on less than all of the Mortgaged Properties by pledging U.S. Treasury obligations providing for payment of principal and interest with respect to a portion of the Mortgage Loan allocable to the Mortgaged Properties to be released from the Mortgage lien. The Mortgage Loans also permit (or provide that the Master Servicer may require) the related borrower, under certain circumstances, to transfer the pledged U.S. Treasury obligations together with the related Note or the portion of the related Note secured by such U.S. Treasury obligations to a successor mortgagor. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans" herein.

   The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Originators by the respective borrowers. Some of the calculations of the statistics in the tables were not made with adjustments which would be required under generally accepted accounting principles ("GAAP"). For purposes of the tables and Annex A, the defined terms have the meanings described below:

     (1) "Total Revenue" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the year stated, total revenue generated at such Mortgaged Property or Properties during the twelve calendar months ended in December 31, 1996, December 31, 1995 or December 31, 1994. For the Ritz Plaza Property and four of the Whitehall Pool Properties during periods where less than 12 full months of operating history is available, partial years have been annualized.

     (2) "NOI" or "Net Operating Income" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties means, for the year stated, the excess of the Total Revenue for such Mortgaged Property or Properties for the period referenced in item (1) above less the total operating expenses of such Mortgaged Property or Properties incurred during such period, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures, tenant improvements, leasing commissions or reserves therefor. For the Ritz Plaza Property and 4 of the Whitehall Pool Properties during periods where less than 12 full months of operating history is available, partial years have been annualized.

    NOI and the revenues and expenses used to determine NOI for each Mortgaged Property are derived from information furnished by the related borrowers. There can be no assurance that the components of net operating income for any Mortgaged Property (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     (3) "Underwritten Net Cash Flow" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means cash flow (as determined by the Seller) for a twelve month period based upon the following assumptions:

         a. Leases in Place: In calculating Underwritten Net Cash Flow, base rent was generally determined by using Annualized Base Rent and percentage rent was generally determined by using the percentage rent that was actually collected during the most recent 12 month time period. In the case of the Cadillac Fairview Pool Loan, percentage rent was determined based on prior year store sales and rental breakpoints based on existing leases.

        b. Management Fees: Management fees used in the calculation of Underwritten Net Cash Flow, which in all cases equal or exceed the contractual base rate under the management agreements currently in effect, are as follows: Cadillac Fairview Properties: 3.0% of total rental payments; Century Towers Property: 1.5% of Total Revenues; AAPT
       Properties: 2.5%-4.0% of Total Revenues; 380 Madison Property: not applicable due to master lease payment; CAP Properties: 3.0%-4.0% of Total Revenues; Whitehall Properties: 3.0%-5.0% of Total Revenues; Ritz Plaza Property: 5.0% of Total Revenues; and Montehiedra Property:
       4.0% of total rental payments.

         c. Capital Reserves: Annual reserves assumed in calculating Underwritten Net Cash Flow are as follows: Cadillac Fairview
       Properties: $0.20/sf; Century Towers Property: $0.20/sf; AAPT
       Properties: $0.15/sf -$0.20/sf; CAP Properties: $0.15/sf -$0.20/sf; Whitehall Properties: $0.20/sf; Ritz Plaza Property: $250/unit; and Montehiedra Property: $0.14/sf.

        d. Rollover Expenses: Annual expenses of tenant rollover (i.e., tenant improvements ("TI") and leasing commissions ("LC")) assumptions used in calculating Underwritten Net Cash Flow are generally as follows:

                                                                     TENANT
                                                                  IMPROVEMENTS      LEASING COMMISSIONS
                                                              ------------------ -----------------------
                        BASE RENT
                           PER       AVG. LEASE     RENEWAL      NEW     RENEWAL      NEW       RENEWAL    MANAGEMENT    CAPITAL
                       SQUARE FOOT  TERM (YRS.)   PROBABILITY   TENANT   TENANT     TENANT      TENANT        FEES      RESERVES
                     ------------- ------------ ------------- -------- --------- ----------- ----------- ------------ -------------
Cadillac Fairview
 Pool Loan ..........      NA            7            65%        $15       $5        $2.50       $1.50         3%          $0.20
Century Plaza
 Towers Loan ........      $24          7.75          60%        $22       $11       5.00%       2.00%       1.50%         $0.20
AAPT Pool Loan ......    $3-$19          5            65%       $1-$21   $0-$11      5.00%       2.00%     2.5%-4.0%
   $0.15-$0.20
380 Madison Loan*  ..      NA            NA           NA          NA       NA         NA          NA           NA           NA
CAP Pool Loan .......     $4-22          6            65%       $1-$12    $0-$5      5.00%       2.0%      3.0%-4.0%
   $0.15-$0.20
Whitehall Pool Loan      $8-$23          5            60%       $4-$16   $1-$10    4.5%-6.0%   2.3%-3.5%     3%-5%         $0.20
Ritz Plaza Loan** ...      $30           10           60%        $45       $20       7.50%       3.75%         5%
   $250/unit
Montehiedra Loan***        NA            10           60%         $6       $0         NA          NA           4%          $0.14

------------
* Because of the long-term master lease for the 380 Madison Property, there were no rollover expenses assumed.
** Base Rent, Avg. Lease Term, Renewal Probability, Tenant Improvements and Leasing Commissions for the Ritz Plaza Property are for the commercial office space only.
***    Leasing commissions are included in management fees.

        e. Occupancy: In calculating Underwritten Net Cash Flow, adjustments were made to Total Revenues or Annualized Base Rent to reflect maximum occupancies of the lower of actual, market or 95% for retail, industrial and office properties and 97% for the multifamily property. For the Cadillac Fairview Properties, the Montehiedra Property and one of the Whitehall Properties, leased anchor spaces were excluded from the determination of maximum occupancy.
        f. Taxes: In calculating Underwritten Net Cash Flow, adjustments were made with respect to the Ritz Plaza Property to increase operating expenses to account for the amount of tax abatements currently received by the Ritz Plaza Property and to increase rental income by the amount that the Ritz Plaza Borrower is permitted under
       Section 421-A to increase rent to offset the phase out of the tax abatement. The adjustments assume that the Ritz Plaza Borrower will be able to collect annual increases in rent of 2.2% through the tax year 2001/2002.
        g. Expenses: In calculating expenses, adjustments were made to generally incorporate budgeted 1997 expenses as provided by applicable borrowers.

     The management fees and reserves used in calculating Underwritten Net Cash Flow differ in many cases from the management fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritten Net Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Underwritten Net Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow.

     Underwritten Net Cash Flow reflects the calculations and assumptions used by the Seller and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. Underwritten Net Cash Flow and the Debt Service Coverage Ratios derived therefrom are not a substitute for cash flow as determined in accordance with GAAP as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Reletting costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.

     No representation is made as to the future net cash flow of the properties, nor is Underwritten Net Cash Flow set forth herein intended to represent such future net cash flow.

     (4) "Value" means, for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by the appraisal thereof reviewed in connection with the origination of the related Mortgage Loan. "Total Value" is the aggregate Value for all of the Mortgaged Properties.

     (5) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Underwritten Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Underwritten Net Cash Flow, net operating income or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise. "Cut-Off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such Mortgaged Property as of the Cut-Off Date.

     (6) "Annual Debt Service" means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal) on such Mortgage Loan for the twelve month period commencing on the Cut-Off Date.

     (7) "Anticipated Repayment Date" for each Mortgage Loan (other than the 380 Madison Loan and the Whitehall Pool Loan) is the date on which (i) such Mortgage Loan commences to accrue interest at the Revised Interest Rate for such Mortgage Loan, (ii) all Excess Cash Flow for such Mortgage Loan is required to be applied to payment of principal of such Mortgage Loan and (iii) such Mortgage Loan may be voluntarily repaid by the borrower without payment of a yield maintenance charge or prepayment premium. There can be no assurance that any Mortgage Loan will be repaid on its Anticipated Repayment Date. With respect to the 380 Madison Loan and the Whitehall Pool Loan, for the purpose of the statistics presented in this section, the 380 Madison Maturity Date and the Whitehall Maturity Date, respectively, were used as the Anticipated Repayment Date.

     With respect to the AAPT Pool Loan, the AAPT Fixed Component has an Anticipated Repayment Date three years later than the Anticipated Repayment Date for the AAPT LIBOR Components of such Mortgage Loan. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Payment Terms" herein.

     (8) "DSCR" or "Debt Service Coverage Ratio" means (i) the aggregate Underwritten Net Cash Flow for all of the related Mortgaged Properties divided by (ii) Annual Debt Service.

     The DSCRs set forth herein for the Mortgage Loans and Mortgaged Properties vary (and may vary substantially) from the debt service coverage ratios for such Mortgage Loans and Mortgaged Properties as calculated pursuant to the definition of such ratio as set forth in the related loan documents. The debt service calculation for each Mortgage Loan as set forth in its related loan documents is set forth in the description of such Mortgage Loan herein under the heading "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans" herein.

     (9) "Loan-to-Value Ratio" or "LTV" or "Cut-Off Date LTV" means with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan.

     (10) "Anticipated Repayment Date Balance," for each of the Mortgage Loans, is equal to the outstanding principal amount of such Mortgage Loan as of its Anticipated Repayment Date (or in the case of the 380 Madison Loan and the Whitehall Pool Loan, their respective maturity dates), taking into account scheduled amortization, assuming no prepayments or defaults.

     (11) "Anticipated Repayment Date LTV" or "ARD LTV" means with respect to any Mortgage Loan, the Anticipated Repayment Date Balance for such Mortgage Loan divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan. Such calculation thus assumes that the appraised value of the Mortgaged Property or Mortgaged Properties securing a Mortgage Loan on the Anticipated Repayment Date (or in the case of the 380 Madison Loan and the Whitehall Pool Loan, their respective maturity dates) is the same as the Value or Values thereof as of the Cut-Off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from its Value as of the Cut-Off Date.

     (12) "SF/Units" means, in the case of office, industrial or retail properties, total square footage or GLA (as provided by the borrower), and in the case of multifamily properties, the number of apartment units.

     (13) "GLA" means the square footage of the gross leaseable area.

     (14) "Occupancy" or "OCC" means the percentage of SF/Units of the property that are leased as of the date indicated in the column with the heading "As of Date".

     (15) "Annualized Base Rent" is calculated by multiplying by twelve the contractual monthly base rent, as of the point in time for which "Occupancy" was calculated for the related property, as reflected in the rent rolls provided by the related borrower. With respect to the Cadillac Fairview Pool Loan, Annualized Base Rent takes into account any rate increases occurring within six months of the date on which "Occupancy" was calculated for the related property.

     (16) "Average Base Rent Per Square Foot" is calculated by dividing Annualized Base Rent by total GLA as of the same date as of which the Annualized Base Rent was calculated.

     (17) "First P&I Date" means the first Due Date on which the borrower is required to pay both principal and interest.

     (18) "Original Principal Balance" means the principal balance of the Mortgage Loan at origination.

     (19) "Anticipated Term" means the term of the Mortgage Loan in months from the date of the first full monthly payment thereon to the related Anticipated Repayment Date (or in the case of the 380 Madison Loan and the Whitehall Pool Loan, their respective maturity dates).

      (20) "Sales Per SF" means sales, based on the most recent sales data provided by the applicable borrower to the related Originator, for the previous applicable 12 month period, or if 12 months of sales data was not available, such sales data as was available, was either annualized or excluded.

     (21) The term "psf" means per square foot.

     (22) "Occupancy Costs" means the sum of minimum rent, percentage rent, and tenant reimbursements divided by sales.

    In addition to the tables set forth below, Investors should review the accompanying notes in the prior section when reading the following information. A table of Mortgaged Property characteristics is attached as Annex A to this Prospectus Supplement.

                        MORTGAGE LOAN CHARACTERISTICS

                                                                  REMAINING    ANTICIPATED
                                                                   TERM TO        FIRST
                                                     ORIGINAL    ANTICIPATED       P&I       ANTICIPATED               ORIGINAL
                           NUMBER OF      MORTGAGE  AMORTIZATION   REPAYMENT      PAYMENT      REPAYMENT     STATED    PRINCIPAL
LOAN                      PROPERTIES       RATE        (MOS.)     DATE (MOS.)      DATE          DATE       MATURITY    BALANCE
------------------------- ----------- ------------- ------------ ------------- ------------- ------------- ----------  -----------
Cadillac Fairview Pool
 Loan....................       8        7.935000%      360           76        12/11/96      12/11/03     11/11/26    $260,000,000
Century Plaza Towers Loan       1        8.039125%      360          116        05/09/97      04/09/07     04/09/27     230,000,000
AAPT Pool Loan...........      48                       360          119        08/11/97      07/11/07     07/11/27     125,284,000
 AAPT Fixed Component....    n.a.        7.480000%      **           119        08/11/97      07/11/07     07/11/27      75,284,000
 AAPT LIBOR A                           LIBOR plus
  Component .............    n.a.          0.93%        n.a.          83            n.a.      07/11/04     07/11/27      30,000,000

 AAPT LIBOR B                           LIBOR plus
  Component .............    n.a.          0.76%        n.a.          83            n.a.      07/11/04     07/11/27      20,000,000
380 Madison Loan.........       1        7.848000%      ***          203*       08/11/02          n.a.     07/11/14      89,000,000
CAP Pool Loan............      25        7.480000%      360          119        08/11/97      07/11/07     07/11/27      88,000,000
Whitehall Pool Loan......      11        8.680000%      300           37*       09/10/96          n.a.     09/10/00      73,000,000
Ritz Plaza Loan..........       1        8.135000%      360          116        06/11/97      04/11/07     04/24/27      62,500,000
Montehiedra Loan.........       1        8.230000%      360          117        06/11/97      05/11/07     05/11/27      52,700,000
                            -----                                                                                    --------------
 Total/Weighted Average .      96        7.888383%      356          106                                               $980,484,000
                            =====                                                                                    ==============

------------
  *    Remaining term to Maturity Date
 ** The Fixed Component of the AAPT Pool Loan amortizes on the following schedule: 1) $4,184,000 fully amortizes in 53 months; 2) $71,100,000 amortizes on a 305-month schedule for the first 84 months and then amortizes on a 276-month schedule thereafter.
*** The 380 Madison Loan has a 60-month interest-only period and then amortizes on a 360-month schedule.

                  PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                 PRINCIPAL
                    CUT-OFF       PERCENT OF     BALANCE AT                                                             ANTICIPATED
                      DATE         CUT-OFF      ANTICIPATED                     ANNUAL      UNDERWRITTEN         CUT-OFF  REPAYMENT
                   PRINCIPAL    DATE PRINCIPAL   REPAYMENT      APPRAISED        DEBT         NET CASH             DATE     DATE
LOAN                BALANCE        BALANCE          DATE          VALUE         SERVICE         FLOW     DSCR*      LTV     LTV**
--------------- -------------- -------------- -------------- -------------- ------------- -------------- -------  -------  -------
Cadillac
 Fairview Pool
 Loan...........  $258,460,281       26.5%      $240,479,577  $  413,900,000  $22,991,860   $ 35,873,856   1.56x     62.4%  58.1%
Century Plaza
 Towers Loan....   229,369,475       23.5        201,899,161     460,000,000   20,327,231     35,718,416   1.76x     49.9%  43.9%
AAPT Pool Loan .   125,149,361       12.8        109,239,423     239,025,000   10,754,856     18,516,754   1.72x     52.4%  n.a.
  AAPT Fixed
  Component.....    75,149,361        7.7         59,239,423       n.a.         7,434,623       n.a.       n.a.      n.a.   37.1%
 AAPT
  LIBOR A
  Component.....    30,000,000        3.1         30,000,000       n.a.         2,012,823       n.a.       n.a.      n.a.   47.1%
 AAPT
  LIBOR B
  Component.....    20,000,000        2.0         20,000,000       n.a.         1,307,410       n.a.       n.a.      n.a.   47.1%
380 Madison
 Loan...........    89,000,000        9.1         74,672,522**   197,000,000    7,081,730     16,000,000   2.26x     45.2%  37.9%
CAP Pool Loan ..    87,946,446        9.0         76,589,079     144,750,000    7,444,460     11,938,880   1.60x     60.8%  52.9%
Whitehall Pool
 Loan...........    72,228,349        7.4         69,172,622**   165,150,000    7,230,720     12,617,278   1.74x     43.7%  41.9%
Ritz Plaza
 Loan...........    62,365,309        6.4         55,202,612      92,500,000    5,633,438      7,573,130   1.34x     67.4%  59.7%
Montehiedra
 Loan...........    52,579,779        5.4         46,536,103      92,000,000    4,793,002      8,091,213   1.69x     57.2%  50.6%
                  ------------      -----       ------------  --------------  -----------   ------------   ----      ----   ----
Total/Weighted
 Average**......  $977,099,000      100.0%      $873,791,099  $1,804,325,000  $86,257,296   $146,329,527   1.70x     55.1%  48.8%**
                  ============      =====       ============  ==============  ===========   ============   ====      ====   ====

 ------------

* Based on Underwritten Net Cash Flow. The DSCR for the AAPT Pool Loan assumes LIBOR of 5.6875%. The DSCR for the 380 Madison Loan only reflects the initial interest-only period.

** The 380 Madison Loan and the Whitehall Pool Loan do not have an Anticipated Repayment Date. The date used to calculate the ARD LTV for such Mortgage Loans is their stated maturity date. The ARD LTV with respect to the AAPT Components is based on the aggregate unpaid principal balance of the AAPT Pool Loan at the applicable ARD for the applicable Component, assuming in the case of the ARD LTV for the AAPT Fixed Component that the AAPT LIBOR A Component and AAPT LIBOR B Component are paid in full on their ARD and collateral relative to the Cut-Off Date LTV has been released pursuant to a 1.20x release price.

                         LOAN AMOUNT ALLOCATION (IN $MM)

                        [PIE CHART OMITTED]


                       MORTGAGED PROPERTIES BY LOCATION

                                              PERCENTAGE OF                    PERCENT OF
                                 CUT-OFF         CUT-OFF                         TOTAL
                                   DATE           DATE                        UNDERWRITTEN
                  NUMBER OF     ALLOCATED       ALLOCATED     UNDERWRITTEN        CASH        APPRAISED     PERCENT OF
STATE             PROPERTIES   LOAN AMOUNT     LOAN AMOUNT    NET CASH FLOW       FLOW          VALUE       TOTAL VALUE
--------------- ------------ -------------- --------------- --------------- -------------- -------------- -------------
CALIFORNIA......       8       $271,054,137        27.7%      $ 42,953,331        29.4%     $  559,050,000      31.0%
NEW YORK........       4        227,575,763        23.3         33,167,085        22.7         405,500,000      22.5
VIRGINIA........      26        106,420,129        10.9         16,793,306        11.5         177,150,000       9.8
PENNSYLVANIA ...      35         79,425,964         8.1         10,169,412         6.9         154,100,000       8.5
PUERTO RICO.....       1         52,579,779         5.4          8,091,213         5.5          92,000,000       5.1
LOUISIANA.......       1         51,095,609         5.2          6,952,589         4.8          80,000,000       4.4
MISSISSIPPI.....       1         50,697,978         5.2          7,467,031         5.1          85,000,000       4.7
DELAWARE........       2         35,289,770         3.6          5,033,151         3.4          59,500,000       3.3
GEORGIA.........       2         30,816,418         3.2          4,707,709         3.2          51,400,000       2.8
NORTH CAROLINA .       2         24,832,041         2.5          3,981,421         2.7          43,200,000       2.4
NEW JERSEY......      11         24,287,389         2.5          3,061,967         2.1          47,325,000       2.6
MISSOURI........       1         19,185,037         2.0          3,017,421         2.1          36,000,000       2.0
MASSACHUSETTS ..       1          2,117,379         0.2            449,899         0.3           8,000,000       0.4
TEXAS...........       1          1,721,607         0.2            483,992         0.3           6,100,000       0.3
                ------------ -------------- --------------- --------------- -------------- -------------- -------------
 TOTAL/WEIGHTED
  AVERAGE ......      96       $977,099,000       100.0%      $146,329,527       100.0%     $1,804,325,000     100.0%
                ============ ============== =============== =============== ============== ============== =============


[THE FOLLOWING TABLE HAS BEEN RESTUBBED FROM ABOVE]






                      WEIGHTED
                      AVERAGE   WEIGHTED
                      CUT-OFF    AVERAGE
STATE                 DATE LTV     DSCR
---------------     ---------- ----------
CALIFORNIA......        48.9%     1.75X
NEW YORK........        58.4%     1.72X
VIRGINIA........        60.5%     1.70X
PENNSYLVANIA ...        53.8%     1.61X
PUERTO RICO.....        57.2%     1.69X
LOUISIANA.......        63.9%     1.53X
MISSISSIPPI.....        59.6%     1.66X
DELAWARE........        59.3%     1.60X
GEORGIA.........        60.0%     1.72X
NORTH CAROLINA .        57.5%     1.83X
NEW JERSEY......        55.4%     1.58X
MISSOURI........        53.3%     1.57X
MASSACHUSETTS ..        26.5%     2.12X
TEXAS...........        28.2%     2.81X
                    --------- ----------
 TOTAL/WEIGHTED
  AVERAGE ......        55.1%     1.70X
                    ========== ==========

                    MORTGAGED PROPERTY LOCATIONS


                   [MAP OF MORTGAGED PROPERTIES]

               RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE

                                                     PERCENTAGE OF   WEIGHTED
                           NUMBER OF   CUT-OFF DATE     CUT-OFF      AVERAGE    WEIGHTED   WEIGHTED
                           MORTGAGE     PRINCIPAL    DATE PRINCIPAL  MORTGAGE   AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO          LOANS       BALANCE        BALANCE        RATE       DSCR       LTV
------------------------ ----------- -------------- -------------- ---------- ---------- ----------
0.4-0.45.................      1       $ 72,228,349        7.4%       8.680%     1.74x       43.7%
0.45-0.5.................      2        318,369,475       32.6        7.986%     1.90x       48.6%
0.5-0.55.................      1        125,149,361       12.8        7.109%     1.72x       52.4%
0.55-0.6.................      1         52,579,779        5.4        8.230%     1.69x       57.2%
0.6-0.65.................      2        346,406,727       35.5        7.819%     1.57x       62.0%
0.65-0.7.................      1         62,365,309        6.4        8.135%     1.34x       67.4%
                         ----------- -------------- -------------- ---------- ---------- ----------
 Total/Weighted Average        8       $977,099,000      100.0%       7.888%     1.70x       55.1%
                         =========== ============== ==============

      RANGE OF LOAN-TO-VALUE RATIOS AS OF THE ANTICIPATED REPAYMENT DATE

                                                     PERCENTAGE OF   WEIGHTED
                           NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   AVERAGE    WEIGHTED   WEIGHTED
ANTICIPATED REPAYMENT      MORTGAGE     PRINCIPAL      PRINCIPAL     MORTGAGE   AVERAGE    AVERAGE
DATE LOAN-TO-VALUE RATIO     LOANS       BALANCE        BALANCE        RATE       DSCR       LTV
------------------------ ----------- -------------- -------------- ---------- ---------- ----------
0.3-0.4 .................      2       $214,149,361       21.9%       7.416%     1.95x       49.4%
0.4-0.5 .................      2        301,597,824       30.9        8.193%     1.75x       48.4%
0.5-0.6 .................      4        461,351,815       47.2        7.909%     1.55x       62.2%
                         ----------- -------------- -------------- ---------- ---------- ----------
 Total/Weighted Average .      8       $977,099,000      100.0%       7.888%     1.70x       55.1%
                         =========== ============== ==============

     REMAINING TERM TO ANTICIPATED REPAYMENT DATE AS OF THE CUT-OFF DATE

REMAINING TERM TO                                       PERCENTAGE OF   WEIGHTED
ANTICIPATED REPAYMENT DATE    NUMBER OF   CUT-OFF DATE   CUT-OFF DATE    AVERAGE    WEIGHTED   WEIGHTED
AS OF THE CUT-OFF DATE        MORTGAGE     PRINCIPAL       PRINCIPAL     MORTGAGE   AVERAGE    AVERAGE
(MOS.)                          LOANS       BALANCE         BALANCE        RATE       DSCR       LTV
--------------------------- ----------- -------------- --------------- ---------- ---------- ----------
203.........................      1       $ 89,000,000         9.1%       7.848%     2.26x       45.2%
119.........................      2        213,095,807        21.8        7.262%     1.67x       55.8%
117.........................      1         52,579,779         5.4        8.230%     1.69x       57.2%
116.........................      2        291,734,784        29.9        8.060%     1.67x       53.6%
76..........................      1        258,460,281        26.5        7.935%     1.56x       62.4%
37..........................      1         72,228,349         7.4        8.680%     1.74x       43.7%
                            ----------- -------------- --------------- ---------- ---------- ----------
 Total/Weighted Average ....      8       $977,099,000       100.0%       7.888%     1.70x       55.1%
                            =========== ============== ===============

   The following table sets forth certain characteristics of the Mortgaged Properties by primary property type.

                MORTGAGED PROPERTIES BY PRIMARY PROPERTY TYPE

                                                 CUT-OFF      PERCENTAGE OF
                                                   DATE       CUT-OFF DATE
                  NUMBER OF     PERCENTAGE      ALLOCATED       ALLOCATED                  APPRAISED
PROPERTY TYPE     PROPERTIES   OF PROPERTIES   LOAN AMOUNT     LOAN AMOUNT    SF/UNITS       VALUE
--------------- ------------ --------------- -------------- --------------- ----------- --------------
Office..........      67            69.8%      $557,224,754        57.0%      8,309,175  $1,106,950,000
Retail..........      11            11.5        324,229,154        33.2       3,344,336     532,400,000
Industrial......      15            15.6         32,000,505         3.3       1,256,263      63,175,000
Multifamily.....       1             1.0         62,365,309         6.4             479      92,500,000
Land............       2             2.1          1,279,277         0.1               0       9,300,000
                ------------ --------------- -------------- ---------------              --------------
 Total/Weighted
  Average ......      96           100.0%      $977,099,000       100.0%                 $1,804,325,000
                ============ =============== ============== ===============              ==============

                  CUT-OFF DATE       MOST           MOST
                   ALLOCATED        RECENT         RECENT                      PERCENT OF    WEIGHTED   WEIGHTED
                  LOAN AMOUNT       PERIOD         PERIOD      UNDERWRITTEN   UNDERWRITTEN   AVERAGE    AVERAGE
PROPERTY TYPE     PER SF/UNIT      REVENUE          NOI         CASH FLOW      CASH FLOW       DSCR       LTV
--------------- -------------- -------------- -------------- -------------- -------------- ---------- ----------
Office..........    $  67.06     $146,974,195   $ 95,336,814   $ 87,885,545       60.1%        1.81x      51.4%
Retail..........    $  96.95       77,360,929     47,387,541     46,269,807       31.6         1.59x      61.3%
Industrial......    $  25.47        7,354,851      6,073,931      4,908,426        3.4         1.76x      51.6%
Multifamily.....    $130,199       11,751,306      6,868,898      7,573,130        5.2         1.34x      67.4%
Land............    $   0.00               NA             NA       (307,381)      (0.2)       (3.02)x     14.6%
                               -------------- -------------- -------------- -------------- ---------- ----------
 Total/Weighted
  Average ......                 $243,441,281   $155,667,184   $146,329,527      100.0%        1.70x      55.1%
                               ============== ============== ============== ==============

                             PRIMARY PROPERTY TYPE
                     BY CUT-OFF DATE ALLOCATED LOAN AMOUNT


                          [PIE CHART OMITTED]



UNDERWRITING STANDARDS

   General. The underwriting standards utilized in connection with the origination of the Mortgage Loans addressed, with respect to each Mortgaged Property, property valuations and property financial performance, environmental conditions and physical conditions, as described below.

   Appraisals. An appraisal of each of the Mortgaged Properties was performed. The appraisals were performed by independent MAI appraisers and determined that, with respect to each Mortgage Loan, at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of such Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--The Mortgage Loans--Limitations of Appraisals" herein. Information regarding the value of each Mortgaged Property as of the Cut-Off Date presented under "--Certain Characteristics of the Mortgage Loans" above is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

   Operating Statements, Financial Data, Occupancy Statements. In connection with the origination of the Mortgage Loans, the related Originator reviewed operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by borrowers and, with respect to the Mortgage Loans secured by office properties and retail properties, certain major tenant leases.

   Environmental Assessments. As part of the origination, all of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last eighteen months. Additionally, all borrowers were required to provide certain environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified on the Mortgaged Properties, see "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

    Property Condition Assessments. Inspections of the Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports of the inspecting engineers (the "Property Condition Reports") indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property, as well as the estimated cost of such items and improvements. In each instance, the related Originator either determined that such items and improvements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in some instances, that reserves be established to cover the related costs. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans" herein for descriptions of the reserves or other security provided for deferred maintenance and capital improvements related to each Mortgaged Property.

   There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties.

   Zoning and Building Code Compliance. Each of the borrowers has, under its related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated and/or provided a legal opinion, a title insurance policy endorsement and/or other evidence, to the effect that the use and operation of the related Mortgaged Properties are in compliance in all material respects with applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties.

   Property Management. The manager for each Mortgaged Property (except for the 380 Madison Property) was approved by GSMC in connection with the origination of the related Mortgage Loan. Generally, a manager is responsible for responding to changes in the local market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Upon the occurrence of certain events specified in each Mortgage Loan, the related management agreement is terminable by the Master Servicer or terminates unless the Master Servicer otherwise elects. For a discussion of the management contracts and the Master Servicer's rights thereunder, see "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties" herein. Neither the Master Servicer nor the Special Servicer manages any of the Mortgaged Properties and they are not expected to manage any REO Properties (as defined herein).

ADDITIONAL INFORMATION

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. The Seller believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Seller, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

   DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES

DESCRIPTION OF THE BORROWERS AND THE PROPERTIES

 THE CADILLAC FAIRVIEW BORROWERS AND PROPERTIES

   The Loan. The Cadillac Fairview Pool Loan had a principal balance as of the Cut-Off Date of approximately $258,460,281 and is secured by first priority mortgage liens encumbering the fee interest in 8 retail properties except for a portion of one property which is a leasehold interest located in Delaware, Louisiana, New York, North Carolina, Georgia and Mississippi (the "Cadillac Fairview Properties"). The mortgages encumbering the Cadillac Fairview Properties are cross-defaulted and cross-collateralized.

    The Cadillac Fairview Borrowers. The 7 borrowers under the Cadillac Fairview Pool Loan are CF Dover Mall L.P., CF Esplanade L.P., CF Golden East L.P., CF Georgia North DeKalb L.P., CF Northpark L.P., CF Southpark L.P. and CF Galleria at White Plains L.P., each a special purpose Delaware limited partnership formed solely for the purpose of owning, operating and managing the applicable Cadillac Fairview Property (or Properties, in the case of CF Dover Mall L.P.) owned by it (collectively, the "Cadillac Fairview Borrowers"). The sole managing general partner of each of the Cadillac Fairview Borrowers is Cadillac Fairview S.C. Finance Inc. ("CF-SCF"), a special purpose Delaware corporation formed for the sole purpose of acting as the managing general partner of the Cadillac Fairview Borrowers. The Cadillac Fairview Borrowers and CF-SCF are majority-owned and controlled affiliates of The Cadillac Fairview Corporation Limited, a corporation amalgamated under the laws of the Province of Ontario, Canada ("CFCL"). CFCL owns interests in and operates 88 retail and office properties in Canada and in the United States. CFCL is a wholly-owned subsidiary of Cadillac Fairview, Inc., a Delaware corporation ("CF Inc.") and CF Inc. is a wholly-owned subsidiary of Cadillac Fairview Corporation ("CFC"), an Ontario corporation. Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership ("Whitehall V"), indirectly owns approximately 23% of the outstanding common stock of CFC and has the right to appoint three of a total of nine directors to the board of directors of CFC. Whitehall V is a private investment vehicle organized by The Goldman Sachs Group, L.P. and managed by Goldman, Sachs & Co. for institutional clients and high net worth individuals seeking to invest in real estate.

   Security. The Cadillac Fairview Pool Loan is a non-recourse loan, secured only by the fee and leasehold interests of the Cadillac Fairview Borrowers in the Cadillac Fairview Properties and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts and the funds in certain accounts). The mortgage encumbering the Cadillac Fairview Property known as The Galleria at White Plains, in White Plains, Westchester County, New York (the "Galleria at White Plains") secures total outstanding principal indebtedness under the Cadillac Fairview Pool Loan in an amount not to exceed $103,650,000 which is the Cadillac Fairview Release Amount (as hereinafter defined) for the Galleria at White Plains. The Cadillac Fairview Allocated Loan Amount (as hereinafter defined) for the Galleria at White Plains is $68,690,790. Subject to certain limited exceptions, neither the Cadillac Fairview Borrowers nor any of their affiliates is personally liable for payment of the Cadillac Fairview Pool Loan. The Cadillac Fairview Borrowers have represented that they own good, marketable and indefeasible fee simple (or, where applicable, leasehold) title to the Cadillac Fairview Properties free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the loan documents (the "Cadillac Fairview Permitted Encumbrances"). The title insurance policies (which will be assigned to the Trust Fund) issued upon the origination of the Cadillac Fairview Pool Loan insure that each of the Mortgages constitutes a valid and enforceable first lien on the Cadillac Fairview Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policy.

   The Properties. The Cadillac Fairview Properties consist of 7 regional shopping centers and 1 community shopping center which are located in Delaware, Louisiana, New York, North Carolina, Georgia, and Mississippi. The Cadillac Fairview Properties (excluding the retail community center) range in size from 572,914 square feet to 958,183 square feet and were constructed between 1965 and 1986.

Appraisals dated November 20, 1996 determined an aggregate value for the Cadillac Fairview Properties of approximately $413,900,000 resulting in an LTV as of the Cut-Off Date of approximately 62.4%. The DSCR for the Cadillac Fairview Properties is approximately 1.56x.

   For a discussion of certain risks related to the Cadillac Fairview Properties, see "Risk Factors--The Mortgage Loans--Commercial Lending Generally" and "--Risks Associated with Retail Properties" herein.

    The Galleria at White Plains. The Galleria at White Plains is a four-level regional shopping center located in White Plains, New York. White Plains is part of the greater New York metropolitan statistical area in the south central portion of Westchester County. The mall was built in 1980 and later renovated in 1993. As of May 23, 1997, 84.9% of the mall store space was leased (including 4.8% of mall store space occupied by temporary tenants).
The collateral for the Cadillac Fairview Pool Loan consists of mall stores comprising 326,725 square feet of GLA and the fee interest in the land on which a non-owned anchor store comprising 227,316 square feet of GLA is constructed.

                   TENANTS AT THE GALLERIA AT WHITE PLAINS

                                  CREDIT RATING                                              OPERATING
                                    OF PARENT               ANCHOR-OWNED/      LEASE         COVENANT
ANCHOR            PARENT COMPANY    COMPANY*     GLA (SF)    COLLATERAL     EXPIRATION**   EXPIRATION***
---------------- -------------- --------------- --------- --------------- -------------- ---------------
JC Penney........   JC Penney          A2         227,316  Collateral*****    1/31/11         6/17/01
Macy's**** ......   Federated         Baa2        328,599   Anchor-Owned        N/A           8/1/06
                                                ---------
Total Anchor GLA.                                 555,915
Mall Store GLA ..                                 326,725
                                                ---------
Total GLA........                                 882,640
                                                =========

------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
**      Assuming no renewals.
*** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.
****    Macy's replaced a Stern's store in July 1996.
***** The Cadillac Fairview Borrower has a fee interest in the land which is leased pursuant to a ground lease to JC Penney, which owns the building.

   The Northpark Mall. The Northpark Mall is a two-story regional shopping center located in Ridgeland, Mississippi. Ridgeland is a suburban community located approximately ten miles from the state capital building in Jackson, Mississippi. The mall was built in 1984 and is located within the Jackson metropolitan statistical area. As of May 23, 1997, 97.7% of the mall store space was leased (including 2.6% of mall store space occupied by temporary tenants). The collateral for the Cadillac Fairview Pool Loan consists solely of mall stores comprising 311,458 square feet of GLA.

                           TENANTS AT NORTHPARK MALL

                                     CREDIT RATING                                           OPERATING
                                       OF PARENT               ANCHOR-OWNED/     LEASE        COVENANT
ANCHOR             PARENT COMPANY      COMPANY*     GLA (SF)    COLLATERAL     EXPIRATION   EXPIRATION**
----------------  ----------------- --------------- --------- --------------- ------------ --------------
Dillard's ....... Dillard's                A2         150,000   Anchor-Owned       N/A         9/12/08
Gayfer's......... Mercantile Stores        A1         155,276   Anchor-Owned       N/A         9/12/08
JC Penney........ JC Penney                A2         136,449   Anchor-Owned       N/A         12/9/00
McRae's.......... Proffitt's, Inc.         Ba2        205,000   Anchor-Owned       N/A         9/12/08
                                                    ---------
Total Anchor GLA.                                     646,725
Mall Store GLA ..                                     311,458
                                                    ---------
Total GLA........                                     958,183
                                                    =========

------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.

   The Esplanade Shopping Mall. The Esplanade Mall is a two-story regional shopping center located in Kenner, Louisiana. Kenner is a city in Jefferson Parish, located approximately 15 miles west of the Central New Orleans Business District. The mall was opened in two phases in 1985 and 1986. As of May 23, 1997, 86.2% of the mall store space was leased (including 7.5% of mall store space occupied by temporary tenants). The collateral for the Cadillac Fairview Pool Loan consists of one anchor space comprising 46,600 square feet of GLA and mall stores comprising 365,325 square feet of GLA.

                           TENANTS AT THE ESPLANADE

                                       CREDIT RATING                                              OPERATING
                                         OF PARENT               ANCHOR-OWNED/      LEASE         COVENANT
ANCHOR                 PARENT COMPANY    COMPANY*     GLA (SF)    COLLATERAL     EXPIRATION**   EXPIRATION***
---------------------  -------------- --------------- --------- --------------- -------------- ---------------
Dillard's ............ Dillard's             A2         177,940   Anchor-Owned        N/A           10/1/11
Dillard's Junior D.S.. Dillard's             A2          46,600    Collateral       10/1/11         10/1/11
Macy's................ Federated            Baa2        235,518   Anchor-Owned        N/A           10/1/01
Mervyn's ............. Dayton Hudson        Baa1         84,082   Anchor-Owned        N/A           10/9/09
                                                      ---------
Total Anchor GLA......                                  544,140
Mall Store GLA........                                  365,325
                                                      ---------
Total GLA.............                                  909,465
                                                      =========


------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
**     Assuming no renewals.
*** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.

   The Dover Mall. The Dover Mall is a one-story regional shopping center located in Dover, Kent County, Delaware. Dover is the state capital of Delaware and the second largest city in the state. The mall is the only regional mall in Dover. The mall was built in 1982 and renovated in 1995. As of May 23, 1997, 88.2% of the mall store space was leased (including 4.6% of mall store space to temporary tenants). The collateral for the Cadillac Fairview Pool Loan consists of two anchor spaces comprising 185,980 square feet of GLA and mall stores comprising 232,281 square feet of GLA. Approximately 2.56 acres of the property are leased pursuant to a ground lease from the Delaware Department of Public Safety which terminates (assuming the borrower exercises all optional extensions) on September 29, 2041.

                            TENANTS AT DOVER MALL

                                              CREDIT RATING                                              OPERATING
                                                OF PARENT               ANCHOR-OWNED/      LEASE         COVENANT
ANCHOR                       PARENT COMPANY     COMPANY*     GLA (SF)    COLLATERAL     EXPIRATION**   EXPIRATION***
--------------------------  ---------------- --------------- --------- --------------- -------------- ---------------
Boscov's................... Boscov's             Not Rated     137,000   Anchor-Owned        N/A           8/3/03
JC Penney.................. JC Penney               A2         116,480   Anchor-Owned        N/A           8/4/03
Sears...................... Sears                   A2         111,309    Collateral       8/31/02         Expired
Strawbridge & Clothier****. May Dept. Stores        A2          74,671    Collateral       8/31/02           N/A
                                                            ---------
Total Anchor GLA...........                                    439,460
Mall Store GLA.............                                    232,281
                            ----------------                 ---------
Total GLA..................                                    671,741
                                                             =========

------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
**     Assuming no renewals.
*** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.
**** On May 5, 1997, the May Department Stores Company assumed a lease for the anchor space formerly occupied by Leggett and informed the Cadillac Fairview Borrower that it anticipates it will open a Strawbridge & Clothier department store by November 1997.

   Dover Commons. Dover Commons is a single story community retail center located in Dover, Delaware adjacent to the Dover Mall. The center was constructed in 1988 and contains 51,976 square feet of GLA. As of May 23, 1997, 91.3% of the store space was leased. The center is anchored by Pier I Imports (lease expires February 1999) and Dover Furniture (lease expires February 1998).

   The Golden East Crossing Mall. The Golden East Crossing Mall is a single-story regional shopping center located in Rocky Mount, North Carolina. The mall is located within the Rocky Mountain metropolitan statistical area which encompasses the counties of Nash and Edgecombe in northeast North Carolina. The mall was developed in two phases in 1986 and 1987. As of May 23, 1997, 83.2% of the mall store space was leased (including 6.6% of mall store space to temporary tenants). The collateral for the Cadillac Fairview Pool Loan consists of 3 anchor spaces comprising 241,253 square feet of GLA and mall stores comprising 218,704 square feet of GLA.

                        TENANTS AT GOLDEN EAST CROSSING

                                      CREDIT RATING                                                  OPERATING
                                        OF PARENT               ANCHOR-OWNED/                        COVENANT
ANCHORS             PARENT COMPANY      COMPANY*     GLA (SF)    COLLATERAL    LEASE EXPIRATION**  EXPIRATION***
----------------   ------------------ --------------- --------- --------------- ------------------ ---------------
Belk ............ Belk                   Not Rated     112,957   Anchor-Owned          N/A            10/14/97
JC Penney........ JC Penney                 A2          81,729    Collateral         8/20/06             N/A
                  Brody Brothers Dry
Brody's Goods ... Goods Co.              Not Rated      69,960    Collateral         7/20/06             N/A
Sears............ Sears                     A2          89,564    Collateral         10/20/07         10/14/97
                                                     ---------
Total Anchor GLA.                                      354,210
Mall Store GLA ..                                      218,704
                                                     ---------
Total GLA........                                      572,914
                                                     =========

------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
**     Assuming no renewals.
*** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.

   The Shannon Southpark Mall. The Shannon Southpark Mall is a single-story regional shopping center located in Union City, Georgia. The mall was constructed in 1980 and is located approximately fifteen miles southwest of downtown Atlanta. As of May 23, 1997, 77.7% of the mall store space was leased (including 8.1% of mall store space to temporary tenants). The collateral for the Cadillac Fairview Pool Loan consists solely of mall stores comprising 276,505 square feet of GLA.

                          TENANTS AT SOUTHPARK MALL

                                  CREDIT RATING                                           OPERATING
                                    OF PARENT               ANCHOR-OWNED/     LEASE        COVENANT
ANCHOR            PARENT COMPANY    COMPANY*     GLA (SF)    COLLATERAL     EXPIRATION   EXPIRATION**
----------------  -------------- --------------- --------- --------------- ------------ --------------
Macy's .......... Federated            Baa2        147,455   Anchor-Owned       N/A         Expired
JC Penney***..... JC Penney             A2          75,000   Anchor-Owned       N/A           N/A
Sears............ Sears                 A2         150,031   Anchor-Owned       N/A         Expired
Rich's........... Federated            Baa2        121,580   Anchor-Owned       N/A         Expired
                                                 ---------
Total Anchor GLA.                                  494,066
Mall Store GLA ..                                  276,505
                                                 ---------
Total GLA........                                  770,571
                                                 =========

 ------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.
*** Mervyn's closed its store in early 1997 and on August 1, 1997, sold the store and the underlying land to JC Penney, which is currently renovating the store and has informed the Cadillac Fairview Borrower that it anticipates it will open in the Fall of 1997.

   The North DeKalb Mall. The North DeKalb Mall is a single-story regional shopping center located in Decatur, DeKalb County, Georgia. Decatur is located approximately 15 miles east of downtown

Atlanta. The mall was built in 1965 and later renovated in 1986. As of May 23, 1997, 81.5% of the mall store space was leased (including 15.7% of mall store space to temporary tenants). The collateral for the Cadillac Fairview Pool Loan consists of three anchor spaces comprising 178,688 square feet of GLA and mall stores comprising 263,557 square feet of GLA.

                         TENANTS AT NORTH DEKALB MALL

                                  CREDIT RATING                                              OPERATING
                                    OF PARENT               ANCHOR-OWNED/      LEASE         COVENANT
ANCHORS           PARENT COMPANY    COMPANY*     GLA (SF)    COLLATERAL     EXPIRATION**   EXPIRATION***
----------------  -------------- --------------- --------- --------------- -------------- ---------------
Upton's****...... Upton's            Not Rated      75,200    Collateral        *****            N/A
Rich's........... Federated            Baa2        196,752   Anchor-Owned        N/A           Expired
AMC Theaters..... AMC Inc.           Not Rated      63,395    Collateral       12/31/16       10/17/01
Vacant........... N/A                Not Rated      35,605    Collateral         N/A             N/A
                                                 ---------
Total Anchor GLA.                                  370,952
Mall Store GLA ..                                  263,557
                                                 ---------
Total GLA........                                  634,509
                                                 =========

 ------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
**      Assuming no renewals.
*** Date of operating covenant expiration is the expiration date of the covenant requiring that a department store (whether or not as the named store indicated above) be open and operating.
**** On July 1, 1997, the Cadillac Fairview Borrower purchased the store previously owned and occupied by Mervyn's. On July 31, 1997, the Cadillac Fairview Borrower entered into a lease for the store space with Upton's, a department store operator based in the southeastern United States. Upton's has informed the Cadillac Fairview Borrower that it anticipates it will open the store in November 1997.
*****   The term of the lease with Upton's is ten years from the earlier of
        (a) the opening of the store or (b) 120 days after the landlord delivers the store to the tenant, both subject to certain conditions contained in the lease.

            PROPERTY CHARACTERISTICS--CADILLAC FAIRVIEW POOL LOAN

                                  % OF                                                                            % OF
                                  MALL       CUT-OFF                                                             TOTAL
                                 STORE         DATE        APPRAISED     CUT-                                 UNDERWRITTEN
                      MALL       LEASED     ALLOCATED        VALUE        OFF    ANNUALIZED    UNDERWRITTEN       NET
                    STORE      (AS OF        LOAN          (AS OF      DATE       BASE         NET CASH         CASH
PROPERTY          GLA (SF)   5/23/97)*      AMOUNT       11/20/96)      LTV       RENT*          FLOW           FLOW       DSCR
----------------- ----------- ---------- -------------- -------------- ------- ------------- -------------- -------------- -----
Galleria at White
 Plains...........  326,725      85%     $ 68,690,790   $100,000,000   68.7%   $ 8,932,947   $ 8,162,904        22.8%      1.34x
Northpark Mall  ..  311,458      98%       50,697,978     85,000,000   59.6%     7,178,418     7,467,031        20.8       1.66x
The Esplanade.....  365,325      86%       51,095,609     80,000,000   63.9%     6,866,714     6,952,589        19.4       1.53x
Dover Mall .......  232,281      88%       33,003,389     55,500,000   59.5%     4,590,172     4,659,925        13.0       1.59x
Dover Commons.....   51,976      91%        2,286,380      4,000,000   57.2%       496,086       373,226         1.0       1.84x
Golden East
 Crossing.........  218,704      83%       21,869,716     38,000,000   57.6%     3,635,299     3,550,472         9.9       1.82x
Shannon Southpark
 Mall.............  276,505      78%       20,875,638     35,500,000   58.8%     3,600,719     2,912,517         8.1       1.57x
North DeKalb
 Mall.............  263,557      82%        9,940,780     15,900,000   62.5%     3,071,923     1,795,192         5.0       2.03x
                  -----------            -------------- --------------         ------------- -------------- --------------
 Total/Weighted
  Average ........2,046,531      86%     $258,460,281   $413,900,000   62.4%   $38,372,278   $35,873,856       100.0%      1.56x
                  ===========            ============== ==============         ============= ============== ==============

------------
*     Includes temporary tenants

   TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--CADILLAC FAIRVIEW POOL
                                     LOAN

                                                                                    % OF TOTAL   ANNUALIZED
TENANT OR TENANT                              TENANT     % OF TOTAL   ANNUALIZED    ANNUALIZED   BASE RENT
PARENT COMPANY*             STORE NAME       GLA (SF)       GLA        BASE RENT    BASE RENT      PER SF
---------------------- ------------------- ----------- ------------ ------------- ------------ ------------
The Limited Inc........Abercrombie & Fitch     249,084       8.5%     $ 5,215,023      13.6%       $20.94
                       Bath & Body Works
                       Lane Bryant
                       Lerner New York
                       Limited Express
                       Structure
                       Victoria's Secret
                       The Limited Too
                       The Limited
Woolworth Corp. .......Woolworth                93,812       3.2        1,835,997       4.8        $19.57
                       Foot Locker
                       Lady Foot Locker
                       Kids Foot Locker
                       Champs
                       Afterthoughts
                       Boutique
                       Kinney's
The Gap, Inc...........The Gap                  53,506       1.8        1,516,326       4.0        $28.34
                       Banana Republic
                       Gap Kids
Melville Corp..........CVS                      35,439       1.2          736,566       1.9        $20.78
                       Footaction
                       This End Up
                       Wilsons
Borders Group Inc. ....WaldenBooks              21,662       0.7          587,715       1.5        $27.13
                       WaldenKids
                       Cole's Bookstore
Nine West Group Inc. ..9 & Co.                  48,008       1.6          562,627       1.5        $11.72
                       Nine West
                       Easy Spirit
                       Stein Mart
Sears Roebuck & Co. ...Sears                   200,873       6.9          533,052       1.4        $ 2.65
The Bombay Company ....The Bombay Company       23,254       0.8          549,101       1.4        $23.61
Kay-Bee Toys...........Kay-Bee Toys             23,474       0.8          504,553       1.3        $21.49
Edison Bros.
 Stores Inc.**.........Bakers                   20,107       0.7          489,266       1.3        $24.33
                       J. Riggins
                       Jeans West
                       Oak Tree
                       Size 5-7-9
                       Wild Pair
                                           ----------- ------------ ------------- ------------
Total/Weighted Average
 (10 Largest)..........                        769,219      28.5      $12,530,226      32.7        $16.29
Remaining (excluding
 non-owned anchors) ...                      1,925,345      71.5      $25,842,051      67.3        $13.42
                                           ----------- ------------ ------------- ------------
 Total (excluding
  non-owned anchors) ..                      2,694,564     100.0%     $38,372,277     100.0%       $14.24
                                           =========== ============ ============= ============

------------
* The parent company may not be the obligor under the applicable leases.
** Edison Bros. Stores Inc. is currently in bankruptcy under the Bankruptcy
   Code.

             SALES OPERATING HISTORY--CADILLAC FAIRVIEW POOL LOAN*

                                   1995 MALL          1996 MALL
PROPERTY                       STORE SALES PER SF STORE SALES PER SF OCCUPANCY COST**
----------------------------- ------------------ ------------------ ----------------
The Galleria at White Plains        $360.54            $352.45            19.87%
North DeKalb Mall ............      $246.09            $245.29            12.48%
The Esplanade Shopping Mall  .      $278.13            $284.56            13.85%
Dover Commons.................      $108.45            $160.28            13.43%
Dover Mall ...................      $275.68            $277.18            13.26%
Golden East Crossing Mall  ...      $276.20            $275.71            11.59%
Shannon Southpark Mall .......      $215.81            $219.37            14.83%
Northpark Mall ...............      $312.04            $312.18            11.93%
 Average......................      $288.31            $288.74


------------
 * Sales and occupancy cost figures are based solely upon information provided by tenants who were in occupancy during the entire applicable twelve-month period.
**     Based upon the twelve-month period ending March 1997.

      MALL STORE LEASE EXPIRATION SCHEDULE--CADILLAC FAIRVIEW POOL LOAN

                                                                                      ANNUALIZED
YEAR ENDING                 EXPIRING    PERCENT OF TOTAL  ANNUALIZED    PERCENT OF     BASE RENT
DECEMBER 31,               SQUARE FEET    SQUARE FEET      BASE RENT    BASE RENT   PER SQUARE FEET
------------------------ ------------- ---------------- ------------- ------------ ---------------
1997 ....................     147,119          7.2%       $ 2,673,072       7.4%        $18.17
1998 ....................     205,659         10.0          3,851,675      10.7         $18.73
1999 ....................     123,714          6.0          2,481,647       6.9         $20.06
2000 ....................      85,682          4.2          2,192,027       6.1         $25.58
2001 ....................     106,187          5.2          2,214,187       6.1         $20.85
2002 ....................      63,940          3.1          1,636,205       4.5         $25.59
2003 ....................     179,284          8.8          3,922,151      10.9         $21.88
2004 ....................     148,997          7.3          3,771,821      10.5         $25.31
Thereafter ..............     559,614         27.3         13,290,354      36.9         $23.75
Temporary/Vacant* .......     426,335         20.8                 --       0.0
                         ------------- ---------------- ------------- ------------
 Total/Weighted Average     2,046,531        100.0%       $36,033,139     100.0%        $17.61
                         ============= ================ ============= ============

------------
* Income from temporary tenants not reflected.

    Appraisals. Appraisals performed within 6 months prior to origination by Cushman & Wakefield determined an aggregate value for the 8 Cadillac Fairview Properties of approximately $413,900,000. Each of the appraisers has indicated that the appraisal was conducted in accordance with the Uniform Standards of Professional Practice. For a discussion of certain limitations inherent in determining an appraised value, see "Risk Factors--The Mortgage Loans--Limitations of Appraisals" herein.

    Engineering Report. Property Condition Reports on the Cadillac Fairview Properties were completed within 6 months prior to loan origination. The engineering reports concluded that the Cadillac Fairview Properties were generally in good physical condition but recommended certain immediate physical needs for which reserves were established at origination. As of July 11, 1997, the reserve balance was $548,141.

   Environmental Report. Phase I environmental site assessments were performed at all of the Cadillac Fairview Properties within 6 months prior to the origination of the Cadillac Fairview Pool Loan. The assessments recommended that operations and maintenance programs be implemented at Golden East Crossing and The Galleria at White Plains to mitigate the possibility of asbestos-containing materials. Further investigation was also recommended for Golden East Crossing in connection with the final closure of an underground storage tank located on the property. While the Phase II environmental site assessment for Golden East Crossing indicated that no additional action or investigation was required, no assurances can be given that a material environmental liability does not exist. A Phase II environmental site assessment was also conducted at the North DeKalb Mall to analyze ground water samples from two on-site groundwater monitoring wells. The analysis identified the presence of chromium in one of the monitoring wells at a level above EPA drinking water standards. Although no further action is recommended, no assurances can be given that a material environmental condition does not exist. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   Property Management. The property manager for all of the Cadillac Fairview Properties is General Growth Management, Inc. General Growth Management, Inc. is a subsidiary of General Growth Properties, Inc., one of the largest managers of third-party retail properties in the nation. The Cadillac Fairview Borrowers may replace any property manager without the Master Servicer's prior written consent with (i) any one of certain property managers (or any of their affiliates), specified in the Cadillac Fairview Loan Agreement which at the time of its engagement by a Cadillac Fairview Borrower as manager, is a prominent nationally recognized professional management company and is the property manager and leasing agent for at least ten regional malls containing at least six million aggregate leaseable square feet (inclusive of anchor stores but exclusive of the Cadillac Fairview Properties); (ii) any affiliate of Cadillac Fairview U.S. Inc. which at the time of its engagement as manager shall (together with all of its affiliates) be the property manager and leasing agent for at least ten regional malls containing at least six million aggregate leaseable square feet (inclusive of anchor stores but exclusive of the Cadillac Fairview Properties); or (iii) any prominent nationally recognized professional management company which at the time of its engagement as manager shall be the property manager and leasing agent for at least ten regional malls containing at least six million aggregate leaseable square feet (inclusive of anchor stores but exclusive of the Cadillac Fairview Properties); provided, however, that prior to any Cadillac Fairview Borrower engaging any person described in clause (iii) above as the manager for any Cadillac Fairview Property, the Master Servicer shall have received a written confirmation from each Rating Agency to the effect that such engagement of a property manager will not result in a downgrade, withdrawal or qualification of their respective ratings of the Certificates in effect immediately prior to such engagement.

   Pursuant to the terms of the Cadillac Fairview Pool Loan, the Master Servicer has the right to terminate any property management agreement with respect to any Cadillac Fairview Property if (a)(1)(x) the Cadillac Fairview Debt Service Coverage Ratio (as defined in the Cadillac Fairview Loan documents) for all of the Cadillac Fairview Properties is less than 1.32:1.0 (assuming a debt constant of 8.75% per annum), and (y) Net Operating Income (as defined in the Cadillac Fairview Loan documents) for such Cadillac Fairview Property managed by such manager for the immediately preceding 12 months is less than 75% of the Net Operating Income for such Cadillac Fairview Property for the 12 months preceding November 1, 1996, or (2) Net Operating Income for such Cadillac Fairview Property managed by such manager for the immediately preceding 12 months is less than 60% of the Net Operating Income for such Cadillac Fairview Property for the 12 months preceding November 1, 1996, provided, that, the Master Servicer's right to terminate resulting from the occurrence of the events specified in this clause (a) will be with respect to the Cadillac Fairview Property as to which the foregoing events have occurred only; (b) the Cadillac Fairview Pool Loan remains outstanding after the Cadillac Fairview Anticipated Repayment Date; or (c) there exists an event of default under the Cadillac Fairview Pool Loan and the Cadillac Fairview Pool Loan or any portion thereof with respect to a particular Cadillac Fairview Property or Properties has been accelerated. Pursuant to a Consent of Manager among the related Originator, each Cadillac Fairview Borrower and the property manager, the property manager has agreed
(i) to the termination rights of the Master Servicer, (ii) that the property manager will not terminate the property management agreement as a result of a default by the applicable Cadillac Fairview Borrower without giving the mortgagee prior notice and the right to cure such default, and (iv) that each property manager will not amend the property management agreement without the Master Servicer's consent.

  THE CENTURY TOWERS BORROWER AND PROPERTY

   The Loan. The Century Plaza Towers Loan had a principal balance as of the Cut-Off Date of approximately $229,369,475. It is secured by a first priority deed of trust lien encumbering two office buildings, known as "Century Towers", and the appurtenant subterranean parking facility (the "Century Towers Parking Facility"), located in the Century City market, Los Angeles, California (collectively, the "Century Towers Property"). The Century Plaza Towers Loan was originated by GSMC on April 9, 1997.

   The Borrower. One Hundred Towers L.L.C. (the "Century Towers Borrower") is a Delaware limited liability company formed for the purpose of acquiring, owning and operating the Century Towers Property and with no debts other than the Century Plaza Towers Loan. The Century Towers Borrower has no material assets other than the Century Towers Property and related interests, including 100% of the outstanding stock of One Hundred Towers Garage Corporation (the "Century Towers Parking Facility Tenant"), the tenant under the Parking Facility Lease, described below. The Century Towers Borrower is owned in equal parts by: (i) Morgan Guaranty Trust Company of New York, as Trustee Under Declaration of Trust Dated December 9, 1960, as amended, for the Commingled Pension Trust Fund (Special Situations Investments--Real Estate) (the "Commingled Fund"); (ii) The Prudential Insurance Company of America ("Prudential") on behalf of a separate account established pursuant to a separate account agreement, the contract holder of which is State Street Bank and Trust Company, as Trustee for Telephone Real Estate Equity Trust ("TREET"), whose ultimate beneficiaries include employee benefit plans of AT&T Corp.; and (iii) Prudential on behalf of a separate account established pursuant to a separate account agreement the contract holder of which is Mellon Bank, N.A. as Trustee for First Plaza Group Trust ("FPGT", and together with the Commingled Fund and TREET, the "Century Towers Beneficial Owners"), whose ultimate beneficiaries consist of employee benefit plans of General Motors Corporation and its subsidiaries.

   Security. The Century Plaza Towers Loan is a non-recourse loan, secured by the interests of the Century Towers Borrower in the Century Towers Property and certain related collateral (including an assignment of leases and rents of the Century Towers Property, a pledge of the stock of the Century Towers Parking Facility Tenant, assignments of the Operating and Reciprocal Easement Agreement (described below), certain cash reserves established by the Century Towers Borrower at the origination of the Century Plaza Towers Loan, and a direct-draw letter of credit issued by Bayerische Hypotheken-und Wechsel-Bank, New York Branch ("Hypo Bank")). Such direct-draw letter of credit is required to be in the initial amount of $11,500,000 subject to certain scheduled adjustments from year-to-year until the Century Towers Anticipated Repayment Date, at which time the required amount for the letter of credit will be $11,500,000 until the Century Towers Maturity Date. Subject to certain limited exceptions, none of the Century Towers Borrower, any Century Towers Beneficial Owner and any of their respective affiliates is personally liable for payment of the Century Plaza Towers Loan. The Century Towers Borrower has represented that it owns good and marketable fee simple title to the Century Towers Property free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted under the Century Plaza Towers Loan documents (the "Century Towers Permitted Encumbrances"). The title insurance policy issued upon the origination of the

Century Towers Loan insures that the Mortgage for the Century Plaza Towers Loan constitutes a valid and enforceable first lien on the Century Towers Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

    The Property. The Century Towers Property, built in 1975, is improved with two 44-story Class A office buildings, a 6-level subterranean parking facility containing 5,667 parking spaces, retail concourse and central plaza. The Century Towers Property is located in Century City, California and contains approximately 2,252,739 square feet of rentable office space, 27,460 square feet of retail space and 135,712 square feet of leaseable storage space, equipment rooms and miscellaneous space. Century City is an approximately 184-acre master-planned urban community formed in 1961 and located in west Los Angeles.

   Occupancy and Major Tenants. As of May 31, 1997, the Century Towers Property was 90.5% leased with an annualized minimum base rent (exclusive of recoveries) of approximately $52,197,000. The 10 largest tenants based upon annualized base rent are shown below:

 TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--CENTURY PLAZA TOWERS LOAN

                                                                     APPROXIMATE
                                         APPROXIMATE                 % OF TOTAL    ANNUALIZED
                              TENANT     % OF TOTAL    ANNUALIZED    ANNUALIZED    BASE RENT      LEASE
TENANT                       GLA (SF)        GLA      BASE RENT ($)   BASE RENT      PER SF     EXPIRATION
-------------------------- ----------- ------------- ------------- ------------- ------------ ------------
Sidley & Austin............     94,007        4.1%     $ 3,325,908        6.4%       $35.38        1/04
Johnson & Higgins*.........    137,789        6.0        2,627,504        5.0        $19.07        3/09
Barrister Executive
 Suites....................     76,242        3.3        2,085,981        4.0        $27.36        6/00
HBO........................     77,904        3.4        1,663,123        3.2        $21.35        4/03
Kelco Realty...............     68,310        3.0        1,595,047        3.1        $23.35       12/04**
Teledyne, Inc..............     53,133        2.2        1,477,775        2.8        $27.81        7/11
Foley, Lardner, Weissburg
 & Aronson.................     53,440        2.3        1,378,752        2.6        $25.80        2/09
Stroock & Stroock & Lavan
 LLP.......................     46,157        2.0        1,367,930        2.6        $29.64        5/98
Century Park Investments ..     52,414        2.3        1,320,833        2.5        $25.20       12/04
Seyfarth, Shaw,
 Fairweather and
 Geraldson.................     44,192        1.9        1,113,638        2.1        $25.20       12/10
                           ----------- ------------- ------------- ------------- ------------
Total (10 largest).........    703,588       30.9       17,956,491       34.4        $25.52
Remaining..................  1,576,611       69.1       34,241,053       65.6        $21.72
                           ----------- ------------- ------------- ------------- ------------
Total/Weighted Avg. .......  2,280,199      100.0%     $52,197,544      100.0%       $22.89
                           =========== ============= ============= ============= ============

------------

* In March 1997, Marsh & McClennan, a publicly-traded company on the New York Stock Exchange, announced an agreement to acquire Johnson & Higgins. Johnson & Higgins has notified the Century Towers Borrower that it desires to vacate its space and is working with the Century Towers Borrower to facilitate the occupancy of its space with a sub-tenant or a replacement tenant.

** 17,452 square feet included in the above table expired in 6/97; however, Kelco Realty is currently remaining in possession on a month-to-month basis.

    Lease Expiration Schedule. The following table shows scheduled lease expirations (assuming no renewal options) for tenants under leases as of May 31, 1997 at The Century Towers Property:

             LEASE EXPIRATION SCHEDULE--CENTURY PLAZA TOWERS LOAN

                                      PERCENT OF                                ANNUALIZED
     YEAR ENDING        EXPIRING     TOTAL SQUARE   ANNUALIZED    PERCENT OF   BASE RENT PER
     DECEMBER 31,      SQUARE FEET       FEET        BASE RENT    BASE RENT    SQUARE FOOT*
-------------------- ------------- -------------- ------------- ------------ ---------------
1997 ................     149,526         6.6%      $ 4,038,426       7.7%        $27.01
1998 ................     193,049         8.5         5,241,351      10.0         $27.15
1999 ................     210,179         9.2         4,820,553       9.2         $22.94
2000 ................     197,742         8.7         4,883,931       9.4         $24.70
2001 ................     167,439         7.3         4,895,206       9.4         $29.24
2002 ................     107,411         4.7         2,868,214       5.5         $26.70
2003 ................     213,551         9.4         5,699,211      10.9         $26.69
2004 ................     311,897        13.7         8,596,476      16.5         $27.56
2005 ................      31,690         1.4           722,587       1.4         $22.80
2006 ................      76,253         3.3         1,672,932       3.2         $21.94
Thereafter ..........     405,305        17.8         8,758,658      16.8         $21.61
Vacant ..............     216,157         9.5                --        NA             NA
                     ------------- -------------- ------------- ------------
Total/Weighted Avg.     2,280,199       100.0%      $52,197,545     100.0%        $22.89
                     ============= ============== ============= ============

 ------------
* Expiring square feet and annualized base rent per square foot excludes square feet and annualized base rent attributable to storage spaces and the parking garage.

   Appraisal. The Century Towers appraisal, dated as of December 6, 1996, was prepared by Cushman & Wakefield of California, Inc. The appraisal estimates the value of the Century Towers Property to be approximately $460,000,000 (assuming the separation of tax lots described below) resulting in a Cut-Off Date LTV of approximately 49.9%. The Appraisal was prepared in accordance with the Uniform Standards of Professional Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   Seismic Reports. A structural and seismic risk assessment of the Century Towers Property was performed on October 17, 1996 by a third party structural firm. The seismic report concluded that the Century Towers Property has a probable maximum loss ("PML") rating of 15.4% with a risk rating of "Moderately Low". The PML is commonly defined as the potential loss with a 90% confidence level given the occurrence of an earthquake within fifty years. The Century Towers Borrower has obtained earthquake insurance coverage in the full amount of such PML. In addition, a second structural and seismic risk assessment of the Century Towers Property was performed in connection with the origination of the Century Plaza Towers Loan by a different third party structural firm which assigned a lower PML rating of 10% to each of the office towers and 15% to the Century Towers Parking Facility. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance" herein.

   Engineering Reports. Certain physical due diligence reports on the Century Towers Property were completed in October and November 1996 by various third party due diligence firms. These engineering reports generally concluded that the Century Towers Property was in good physical condition but recommended immediate physical needs of approximately $3,500,000. At the origination of the Century Plaza Towers Loan, a reserve of $1,162,000 was established to cover a portion of the costs of repairing the identified physical needs and an additional reserve of $2,000,000 was established to cover the costs of certain repairs and improvements to the Century Towers Parking Facility. In addition to the reserved amounts, the Century Towers Borrower has budgeted in excess of $5,000,000 for capital expenditures in 1997 and 1998 to cover the remaining items identified by the due diligence reports and other improvements.

   Environmental Assessment. A Phase I environmental assessment dated March 24, 1997 and an asbestos survey dated November 15, 1996 (collectively, the "Century Towers Environmental Reports") were completed by third party environmental firms. The Century Towers Environmental Reports noted that certain asbestos-containing materials are being managed pursuant to an operations and maintenance program in place at the Century Towers Property and that the Mortgaged Property was formerly the site of oil and gas wells which were abandoned in 1916, 1937 and 1940. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

    ABC Entertainment Center. The leased fee interest in the ABC Entertainment Center adjacent to the Century Towers Property is currently owned by a limited liability company, which in turn is owned by the members of the Century Towers Borrower. Currently, the Entertainment Center is leased substantially in its entirety to an unaffiliated party pursuant to a ground lease that expires in 2022 or, upon failure by the tenant to meet certain requirements set forth in the lease (as amended), 2002. During the term of the Century Plaza Towers Loan, the ABC Entertainment Center may be substantially redeveloped. The Century Towers Borrower has entered into an Operating and Reciprocal Easement Agreement (the "Century Towers OREA") relating to the operation of the property upon which both the Century Towers Property and the ABC Entertainment Center are located. With respect to the Century Towers OREA, the Century Plaza Towers Loan documents provide that (i) the parking spaces the Century Towers Parking Facility (as defined below) reserved for the office towers comprising the Century Towers Property shall not be less than three (3) percent of the existing parking spaces in the Century Towers Parking Facility, (ii) mortgagee approval will be necessary for (a) the conversion under the Century Towers OREA of any Exclusive Common Areas (as defined in the Century Towers OREA) appurtenant to the Century Towers Property to Common Areas (as defined in the Century Towers OREA), (b) any alteration or redevelopment of the Common Areas adjacent to the office towers, that upon completion would have a material adverse effect on the value of the Century Towers Property, (c) subject to certain limited exceptions, any alteration to the Century Towers Parking Facility that would reduce the parking spaces therein by more than 100 spaces, or (d) any disruption of the customary use of the "carriage parking" area at the Century Towers Property or the use of any portion of the Century Towers Parking Facility, provided that (x) the Century Towers Borrower may restrict or eliminate access to a limited number of spaces on a temporary basis in connection with the redevelopment of the Century Towers Property or the Entertainment Center so long as the Century Towers Borrower establishes that sufficient parking spaces at the Century Towers Parking Facility will remain available to accommodate the likely customers of the Century Towers Parking Facility, (y) the Century Towers Borrower may temporarily disrupt the customary usage of the carriage parking during the redevelopment of the Entertainment Center or the Century Towers Property if the Century Towers Borrower is reimbursed by the owners of the Entertainment Center for the lost income directly attributable to the disruption and (z) the Century Towers Borrower may disrupt the use of the Century Towers Parking Facility (other than through an elimination of parking spaces) in a manner that would not have a material adverse effect on the revenues of the Century Towers Parking Facility, and (iii) mortgagee shall have the right to approve the proposed "Design Guidelines" and the "Rules" under the Century Towers OREA, as well as any material modifications thereof, in each case to the extent the same relate to the Century Towers Property or certain Common Areas.

   Separate Tax Lots. As of the date hereof, the Century Towers Property and the Entertainment Center have not been legally divided into separate tax lots, although an application for division is pending. The Century Plaza Towers Loan documents require that the Century Towers Borrower use commercially reasonable efforts (including the expenditure of money) to cause the Century Towers Property to constitute a separate tax lot. Until such separate tax lot is established, the Century Towers Borrower is prohibited pursuant to the loan documents from seeking or permitting any of its affiliates or any other entity to seek approval from or otherwise make or permit submissions to the Association (as defined in the Century Towers OREA) with respect to the redevelopment of the Entertainment Center and shall fund the Tax Lot Reserve Account (as further described in "--Description of the Mortgage Loans--The Century Plaza Towers Loan--Reserves; TI Credit Facility" herein).

   Chilled Water Plant. The Century Towers Property purchases chilled and heated water for heating, ventilation and air-conditioning purposes from Central Plants, Inc. (a party not affiliated with the Century Towers Borrower), pursuant to a Chilled Water and Heated Water Energy Agreement (the "Chilled Water Agreement"), which expires on December 31, 2013. The Century Plaza Towers Loan documents provide that on or before September 30, 2006, the Century Towers Borrower will be required to have done one of the following: (i) renewed the existing Chilled Water Agreement until at least December 31, 2020, (ii) executed an agreement with an alternative source for chilled water for a period extending until at least December 31, 2020, (iii) provided mortgagee evidence of a bona fide refinancing commitment to be consummated not later than the Century Towers Anticipated Repayment Date, or (iv) secured 150% of the necessary funds for the construction of an onsite chilled water plant by virtue of an escrow, credit facility or cash flow sweep.

   Parking Facility. The Century Towers Parking Facility, which contains 5,667 parking spaces, is currently leased to the Century Towers Parking Facility Tenant which is wholly owned by the Century Towers Borrower and the stock of which is pledged to the mortgagee. The lease (the "Parking Facility Lease") expires on December 31, 1998 and requires the Century Towers Parking Facility Tenant to pay annual base rent (the "Base Parking Rent") (in each case in equal monthly installments) of $7,044,000 for the period ending May 31, 1997, $8,100,000 for the period commencing June 1, 1997 and ending December 31, 1997, and $8,400,000 for the period commencing January 1, 1998 and ending December 31, 1998. In addition to the Base Parking Rent, the Century Towers Parking Facility Tenant is required to pay to the Century Towers Borrower additional rent ("Additional Parking Rent") for each and every fiscal year during the term of the Parking Facility Lease in an amount equal to 35% of the gross revenues for the Century Towers Parking Facility for such fiscal year in excess of (i) $8,789,311 for the first fiscal year and (ii) $12,343,176 for the second fiscal year. Provided that no event of default under the Parking Facility Lease has occurred and is continuing, the Century Towers Parking Facility Tenant has eight options (each, a "Renewal Option") to extend the term of the Parking Facility Lease for a renewal term of one year. If a Renewal Option is exercised by the Century Towers Parking Facility Tenant, the Base Parking Rent for such renewal term shall be fair market rent, but in no event less than $8,400,000. During the renewal term, the threshold used to calculate Additional Parking Rent will be increased by the same percentage as the increase, if any, of the Base Parking Rent for the relevant fiscal year. The Century Plaza Towers Loan documents provide with regard to the Parking Facility Lease that the Century Towers Borrower shall not (i) materially amend or modify the Parking Facility Lease or waive any material provision thereof, (ii) permit any direct or indirect assignment or subletting of the Century Towers Parking Facility Tenant's interest under the Parking Facility Lease, or (iii) renew or extend the Parking Facility Lease (except in accordance with its terms (as described above)); and requires the Century Towers Borrower to re-possess the Century Towers Parking Facility upon the termination of the Parking Facility Lease.

   The Century Plaza Towers Loan documents provide that if the Parking Facility Lease terminates or expires, no new tenant shall be permitted unless otherwise agreed to by the mortgagee and made subject to a written confirmation from the Rating Agencies that permitting such new tenant will not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates. The Century Towers Parking Facility Tenant is required to be a single purpose entity (with no independent board member requirement), the issued and outstanding stock of which is at all times 100% owned by the Century Towers Borrower, provided, that the Century Towers Parking Facility Tenant is permitted to issue to entities not related to the Century Towers Borrower or any of its members, non-voting preferred stock having a liquidation value of not more than $25,000 and a maximum dividend of not more than 10% per annum.

   The Century Plaza Towers Loan documents provide further that (i) the Century Towers Borrower may terminate the Parking Facility Lease and (ii) the Century Towers Borrower may waive the rent obligation of the tenant to the extent that revenues from the Century Towers Parking Facility, through no fault of the tenant thereunder, are insufficient to support the rent payments.

   Property Management. Century Towers is managed by Tooley & Co., a California corporation (the "Century Towers Property Manager"), pursuant to a Management Agreement (the "Century Towers Property Management Agreement"). The Century Towers Property Manager also manages the Century Towers Parking Facility pursuant to a Facility Management Agreement (the "Century Towers Facility Management Agreement"). The Century Towers Property Manager is responsible for the operation, management, maintenance, promotion and leasing of the Century Towers Property. Under the terms of these management agreements, the Century Towers Property Manager is entitled to a management fee equal to 1.25% of the rents or other charges for use or occupancy of space or facilities in the Century Towers Property collected during the preceding month and to a fee equal to 1.25% of the gross revenues of the Century Towers Parking Facility collected during the preceding month. Both the Century Towers Property Management Agreement and the Century Towers Facility Management Agreement continue until April 1, 1998 and provide for automatic extension on a month to month basis unless either party terminates upon not less than 30 days' notice.

   Pursuant to its terms, the Century Towers Property Management Agreement shall terminate, unless otherwise waived by the mortgagee, (i) upon the acceleration of the Century Plaza Towers Loan, (ii) if the outstanding balance of the Century Towers Plaza Loan is not repaid upon the Century Towers Anticipated Repayment Date, or (iii) if, for any trailing 12-month period, the net cash flow of the Century Towers Property falls below 85% of the net cash flow for the Century Towers Property for the 12-month period ending April 1, 1997.

  THE AAPT BORROWERS AND PROPERTIES

    The Loan. The AAPT Pool Loan had a principal balance as of the Cut-Off Date of approximately $125,149,361 and is secured by first priority mortgage liens encumbering 34 office properties, 8 industrial properties, 4 "flex" properties (i.e., properties that have components of both office and industrial uses) and 2 parcels of undeveloped land located in Pennsylvania, New Jersey, Virginia and North Carolina (each an "AAPT Property" and collectively, the "AAPT Properties"). The AAPT Borrowers own fee title to 44 of the 48 AAPT Properties and leasehold title to the remaining 4 AAPT Properties. The mortgages encumbering the AAPT Properties are cross-defaulted and cross-collateralized.

   The AAPT Borrowers. The four borrowers under the AAPT Pool Loan are AAPOP 1, L.P., a Delaware limited partnership ("AAPOP 1"), Atlantic American Land Development, Inc., a Delaware corporation ("AALDI"), Iron Run Venture I, a Pennsylvania general partnership, and Iron Run Venture II, a Pennsylvania general partnership. Except as hereinafter described, the AAPT Borrowers have no material assets other than their respective interests in the AAPT Properties and related interests. AAPOP 1 owns a nonvoting common stock interest in Atlantic American Property Management Inc., the property manager for most of the AAPT Properties. AAPOP 1 and AALDI collectively own all of the capital stock in 49 corporations ("AAP 1-49") formed shortly prior to the time that the AAPT Borrowers acquired the AAPT Properties. AALDI and AAP 1-49 collectively own 100% of the nonvoting common stock interests in the general partner of a partnership that owns a hotel. As described in "Risk Factors--The Mortgage Loans--Other Activities of Certain of the AAPT Borrowers" herein, AALDI and AAP 1-49 at one time owned interests in other entities. The Trustee will be the beneficiary of an indemnity with respect to any liabilities arising from these unrelated businesses other than the general partnership interests in the partnership that owns a hotel referred to above. The AAPT Borrowers are affiliates of LF Strategic Realty Investors, L.P., a Delaware limited partnership which is a private real estate investment vehicle for institutional investors.

   Security. The AAPT Pool Loan is a non-recourse loan, secured only by the interests of the AAPT Borrowers in the AAPT Properties and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts, a pledge of an interest rate cap agreement and the funds in certain reserve accounts or letters of credit in lieu thereof). Subject to limited exceptions, neither the AAPT Borrowers nor any of their affiliates are personally liable for payment of the AAPT Pool Loan. The AAPT Borrowers have represented that they own good and indefeasible fee simple title (or, as to the properties in which an AAPT Borrower owns the leasehold estate, good and marketable title) to the AAPT Properties, free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the loan documents (the "AAPT Permitted Encumbrances"). The title insurance policies issued upon the origination of the AAPT Pool Loan (which will be assigned to the Trust Fund), insure that each of the mortgages securing the AAPT Pool Loan constitutes a valid and enforceable first lien on the AAPT Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

     The Properties. The AAPT Properties were constructed between 1975 and 1991 and consist of 34 office properties, 8 industrial properties, 4 flex properties and 2 parcels of undeveloped land. 45 of the AAPT Properties are located in 6 separate industrial/office parks and the remaining 3 AAPT Properties are stand-alone buildings (such properties located within the 6 industrial/office parks and such stand-alone buildings being referred to as the "AAPT Sub-Groups"). The AAPT Properties are located in North Carolina, New Jersey, Pennsylvania and Virginia. The AAPT Sub-Groups include properties containing total GLA ranging from approximately 56,601 to approximately 946,387 square feet. The AAPT Properties contain approximately 2,862,885 square feet of GLA in the aggregate. The occupancy rates of the AAPT Sub-Groups, as of June 1, 1997, ranged from approximately 83% to 100%, with an average occupancy of approximately 97%. The AAPT Borrowers own fee title to 44 of the 48 AAPT Properties and an AAPT Borrower owns the leasehold estate in the remaining 4 AAPT Properties, located in the Maschellmac Office Park.

   Iron Run Corporate Center. The Iron Run Corporate Center is located in Allentown, Pennsylvania and consists of 7 industrial properties, 2 office properties and 2 flex properties and 1 parcel of undeveloped land. All of the properties were constructed between 1975 and 1991 and range in size from approximately 33,029 to approximately 153,600 square feet of GLA and total approximately 940,391 square feet of GLA in the aggregate. The occupancy rates, as of June 1, 1997, ranged from approximately 85% to 100% with an average occupancy rate of approximately 99%.

   East Gate Center. East Gate Center is located in Moorestown and Mount Laurel, New Jersey and consists of 8 office properties, 2 flex properties, and 1 parcel of undeveloped land. All of the properties were constructed between 1975 and 1986 and range in size from approximately 14,980 to approximately 118,071 square feet of GLA and total approximately 488,053 square feet of GLA in the aggregate. The occupancy rates, as of June 1, 1997, ranged from approximately 83% to 100%, with an average occupancy rate of approximately 95%.

   Maschellmac Office Park. Maschellmac Office Park is located in King of Prussia, Pennsylvania and consists of 4 office properties. The properties were constructed between 1980 and 1987 and range in size from approximately 74,140 to approximately 74,556 square feet of GLA and total approximately 297,764 square feet of GLA in the aggregate. The occupancy rates, as of June 1, 1997, ranged from approximately 95% to 100%, with an average occupancy rate of approximately 99%.

   The interest of an AAPT Borrower in the land underlying the Maschellmac Office Park is a ground leasehold interest created under four ground leases (the "Maschellmac Ground Leases"). The Maschellmac Ground Leases expire on December 31, 2029, and the lessee has four renewal options of ten years each for a total additional period of 40 years, ending on December 31, 2069. The ground rent payable under the Maschellmac Ground Leases increases based on a formula related to gross rents for the Maschellmac Office Park.

   Swedesford Square. Swedesford Square is located in Frazer, Pennsylvania and consists of 2 office properties. The properties were constructed between 1981 and 1988 and contain approximately 109,800 and 131,017 square feet of GLA, respectively, totalling 240,817 square feet of GLA in the aggregate. The occupancy rate for these properties, as of June 1, 1997, was 100%.

   Main Street Center. Main Street Center is an office building located in Richmond, Virginia which was constructed in 1987. The building contains approximately 422,309 square feet of GLA and, as of June 1, 1997, was approximately 91% occupied.

   Masons Mill Office Park. Masons Mill is located in Bryn Athyn,
Pennsylvania and consists of 14 office properties. The properties were constructed between 1978 and 1984 and contain approximately 211,813 square feet of GLA in the aggregate. As of June 1, 1997, these properties were approximately 92% occupied.

   Westpark. Westpark is an office building located in Durham, North Carolina which was constructed in 1985. Westpark contains approximately 56,345 square feet of GLA and, as of June 1, 1997, was approximately 100% occupied.

     1760 Market Street. 1760 Market Street is an office building located in Philadelphia, Pennsylvania which was constructed in 1981. 1760 Market Street contains approximately 122,893 square feet of GLA and, as of June 1, 1997, was approximately 94% occupied.

   EM Venture. EM Venture is located in Bristol, Pennsylvania and consists of 1 office and 1 industrial property constructed between 1981 and 1984. The properties contain approximately 82,500 square feet of GLA in the aggregate and, as of June 1, 1997, were 100% occupied.

   See also "Risk Factors--The Mortgage Loans--Commercial Lending Generally", "--Risks Associated with Office Properties" and "--Risks Associated with Industrial Properties" herein for a discussion of certain risks relating to office and industrial properties.

   9 of the AAPT Properties (representing approximately 28.5% of the Allocated Loan Amount of the AAPT Pool Loan) are each leased to a single tenant. See "Risk Factors--The Mortgage Loans--Commercial Lending Generally".

                  PROPERTY CHARACTERISTICS -- AAPT POOL LOAN

                                                          CUT-OFF
                                                            DATE
                      NUMBER               OCCUPANCY     ALLOCATED
                        OF                RATE (AS OF       LOAN        APPRAISED
PROPERTY              PROP.    GLA (SF)    JUNE 1997)      AMOUNT         VALUE        LTV
------------------- -------- ----------- ------------ -------------- -------------- -------
Iron Run                12       940,391       99%      $ 29,691,033   $ 52,375,000   57.3%
East Gate               11       488,053       95%        24,287,389     47,325,000   51.3%
Maschellmac              4       297,764       99%        20,738,768     41,600,000   51.0%
Swedesford Square        2       240,817      100%        19,402,527     34,600,000   58.1%
Main Street Center       1       422,309       91%        18,473,683     32,400,000   57.0%
Masons Mill             14       211,813       91%         5,451,807     14,200,000   38.4%
1760 Market Street       1       122,893       94%         2,532,488      8,500,000   29.8%
Westpark                 1        56,345      100%         2,962,325      5,200,000   59.0%
EM Ventures              2        82,500      100%         1,609,340      2,825,000   57.0%
                    -------- -----------              -------------- --------------
Total/Weighted Avg.     48     2,862,885       97%      $125,149,361   $239,025,000   52.7%
                    ======== ===========              ============== ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                         BASE       BASE RENT      NET CASH
PROPERTY                 RENT         PER SF         FLOW       DSCR
------------------- ------------- ------------ -------------- -------
Iron Run              $ 5,981,703     $ 6.36     $ 3,893,242    1.69x
East Gate               7,612,702     $15.60       3,061,967    1.62x
Maschellmac             5,048,888     $16.96       1,930,496    1.17x
Swedesford Square       3,506,813     $14.56       2,473,701    1.60x
Main Street Center      8,214,093     $19.45       4,854,426    2.21x
Masons Mill             2,572,180     $12.14       1,145,981    2.64x
1760 Market Street      2,113,247     $17.20         505,149    2.45x
Westpark                  959,836     $17.03         430,949    1.83x
EM Ventures               341,625     $ 4.14         220,843    1.72x
                    -------------              --------------
Total/Weighted Avg.   $36,351,089     $12.70     $18,516,754    1.72x
                    =============              ==============

     TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT -- AAPT POOL LOAN

                                                        % OF
                                                       TOTAL
        TENANT          PROPERTIES*   TENANT GLA (SF)   GLA
-------------------- --------------- --------------- --------
Bell Atlantic          SS, IR, MS, M       281,903       9.7%
DecisionOne                 SS             145,768       5.0
NationsBank                 MS              82,394       2.9
Centeon                      M              95,361       3.3
General Instrument          MM              86,754       3.0
Prudential Insurance       EG,IR           114,906       4.0
US Government            1760, MS           59,683       2.1
Air Products                IR             130,977       4.5
Aetna                        M              55,323       1.9
Vanguard                    SS              45,456       1.6
                     --------------- --------------- --------
Total/Weighted Avg.
 (10 largest)                            1,098,525      37.9
Remaining                                1,764,360      62.1
                                     --------------- --------
Total                                    2,862,885     100.0%
                                     =============== ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     % OF TOTAL
                       ANNUALIZED    ANNUALIZED  ANNUALIZED BASE
        TENANT          BASE RENT    BASE RENT     RENT PER SF   LEASE EXPIRATION
-------------------- ------------- ------------ --------------- ----------------
Bell Atlantic          $ 5,131,151      14.1%        $18.20       Sep 97-Jul 00
DecisionOne              2,144,651       5.9         $14.71       Jun 03-Dec 05
NationsBank              2,129,802       6.0         $25.85           May 00
Centeon                  1,562,001       4.3         $16.38           Oct 02
General Instrument       1,288,994       3.5         $14.86       Apr 98-Nov 98
Prudential Insurance     1,248,956       3.4         $10.87       Dec 97-May 99
US Government            1,107,763       3.0         $18.56       Dec 98-Jan 04
Air Products               963,999       2.7         $ 7.36       Aug 01-Dec 01
Aetna                      926,660       2.5         $16.75           Feb 99
Vanguard                   802,753       2.2         $17.66           Jun 06
                     ------------- ------------
Total/Weighted Avg.
 (10 largest)           17,306,730      47.6         $15.75
Remaining               19,044,359      52.4
                     ------------- ------------
Total                  $36,351,089     100.0%
                     ============= ============

 ------------
* SS = Swedesford Square; IR = Iron Run; MS = Main Street Center; M = Maschellmac; EG = East Gate; 1760 = 1760 Market Square; MM = Masons Mill

                  LEASE EXPIRATION SCHEDULE -- AAPT POOL LOAN

                                      PERCENT OF                                ANNUALIZED
     YEAR ENDING        EXPIRING     TOTAL SQUARE   ANNUALIZED    PERCENT OF   BASE RENT PER
        DEC 31         SQUARE FEET       FEET        BASE RENT    BASE RENT     SQUARE FOOT
-------------------- ------------- -------------- ------------- ------------ ---------------
1997 ................     610,859        21.3%      $ 5,165,261      14.2%        $ 8.46
1998 ................     489,752        17.1         7,959,941      21.9         $16.25
1999 ................     450,432        15.7         5,991,314      16.5         $13.30
2000 ................     404,944        14.1         5,416,983      14.9         $13.38
2001 ................     318,922        11.1         4,030,820      11.1         $12.64
2002 ................     193,939         6.8         3,082,605       8.5         $15.89
2003 ................      65,906         2.3           956,339       2.6         $14.51
2004 ................      22,384         0.8           367,432       1.0         $16.41
2005 ................     150,210         5.2         2,271,294       6.2         $15.12
2006 ................      62,720         2.2         1,109,102       3.1         $17.68
Vacant ..............      92,817         3.2                --       0.0             --
                     ------------- -------------- ------------- ------------
Total/Weighted Avg.     2,862,885       100.0%      $36,351,089     100.0%        $12.70
                     ============= ============== ============= ============

   Appraisals. Recent appraisals performed within one month of origination by Cushman & Wakefield determined an aggregate value for the 48 AAPT Properties of approximately $239,025,000. Cushman & Wakefield has stated that the appraisals were conducted in accordance with the Uniform Standards of Professional Practice. For a discussion of certain limitations inherent in determining an appraised value, see "Risk Factors--The Mortgage
Loans--Limitation of Appraisals" herein.

   Engineering Reports. Property condition reports on the AAPT Properties were completed in April 1997 and were reviewed by an independent third-party contractor in June 1997. The engineering reports concluded that the AAPT Properties were generally in good physical condition but recommended certain immediate physical needs for which reserves were established at origination.

   Environmental Reports. Phase I site assessments were performed at all of the AAPT Properties in April 1997. The reports were subsequently reviewed by another independent third-party contractor in June 1997. The reports recommended (i) the verification of the closure of the leaking underground storage tank case at Maschellmac, (ii) the removal of potential petroleum contaminated soils at Swedesford Square, and (iii) the removal or potential replacement of underground storage tanks at EM Venture, East Gate Center and Main Street Center. Reserves for all of the aforementioned items were established at loan origination. There can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

    Property Management. All of the AAPT Properties are managed by Atlantic American Properties Management, Inc., except for Main Street Center, which is managed by Milby & Associates and Westpark, which is managed by Highwoods Properties, Co. (each such manager, an "AAPT Property Manager" and collectively, the "AAPT Property Managers"), pursuant to AAPT Property Management Agreements (collectively, the "AAPT Property Management Agreements"). Each AAPT Property Manager is responsible for the operation, management, maintenance, promotion and leasing of the related AAPT Properties. Under the terms of the AAPT Property Management Agreements, the AAPT Property Managers are entitled to management and leasing fees ranging from 3% to 5% of the gross revenue of the related AAPT Properties during each month. The AAPT Property Management Agreements terminate on various dates ranging from September 30, 1997 to May 1, 2002.

   Pursuant to the AAPT Pool Loan agreement, the AAPT Borrowers may not, without the mortgagee's prior written consent and without written confirmation from each of the Rating Agencies that such action will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, permit or suffer any person who is an unaffiliated third party and is not an AAPT Acceptable Manager (see "--Description of the Mortgage Loans--The AAPT Pool Loan--Transfer of

Properties and Interests in the AAPT Borrowers; Encumbrance" herein) to manage more than 20% of the aggregate leasable square feet of the AAPT Properties. If a manager who at the time of its engagement does not manage more than 20% of the aggregate leasable square feet of the AAPT Properties, subsequently does so solely by virtue of the sale or transfer of some of the AAPT Properties, such manager will not be required to be an AAPT Acceptable Manager.

    Pursuant to Consents of Manager, among the related Originator, each AAPT Borrower and each AAPT Property Manager, each AAPT Property Manager has agreed (i) that each AAPT Property Manager will not terminate the related AAPT Property Management Agreement as a result of a default by the applicable AAPT Borrower without giving the mortgagee prior notice and the right to cure such default, and (ii) that such AAPT Property Manager will not amend the related AAPT Property Management Agreement in any material respect without the mortgagee's consent, except with respect to an AAPT Property which is substituted for in accordance with the terms of the AAPT Pool Loan Agreement.

  THE 380 MADISON BORROWER AND PROPERTY

   The Loan. The 380 Madison Loan had a principal balance as of the Cut-Off Date of approximately $89,000,000 and is secured by a first priority mortgage lien encumbering a 25-story office building with approximately 769,365 GLA of commercial office space, approximately 49,354 GLA of retail space, approximately 34,431 GLA of storage space and a 150-car parking garage, located at 380 Madison Avenue, in the Borough of Manhattan, County, City and State of New York (the "380 Madison Property").

   The Borrower. ComMet 380, Inc. (the "380 Madison Borrower") is a Maryland corporation formed solely for the purpose of acquiring, owning, operating, managing and selling the 380 Madison Property. The 380 Madison Borrower intends to file an election to be treated as a REIT and has no material assets other than the 380 Madison Property and related interests.

   The Comptroller of the State of New York as Trustee of the Common Retirement Fund ("NYSCRF") and Stichting Bedrijfspensioenfonds voor de Metaalnijverheid ("MPMA") are the principal shareholders of the 380 Madison Borrower, each owning 2,072,050 shares of the voting common stock, which together represents over 99% of the total outstanding shares of the 380 Madison Borrower (NYSCRF and MPMA, collectively, the "Beneficial Owners").

    Security. The 380 Madison Loan is a non-recourse loan, secured only by the interests of the 380 Madison Borrower in the 380 Madison Property and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts and the funds in certain accounts, if such funds are required to be deposited pursuant to the terms of the 380 Madison Loan documents). The 380 Madison Borrower has represented that it owns good, marketable and indefeasible fee simple title to the 380 Madison Property, free and clear of all liens other than those of the 380 Madison Master Lease, subtenants thereunder and those encumbrances described in the applicable title insurance policy and other encumbrances permitted by the mortgagee under the 380 Madison Loan documents (the "380 Madison
Permitted Encumbrances"). The title insurance policy issued in connection with the origination of the 380 Madison Loan insures that the mortgage securing the 380 Madison Loan constitutes a valid and enforceable first lien on the 380 Madison Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   The Property. The 380 Madison Property consists of a 25-story office building subject to the 380 Madison Lease with approximately 769,365 GLA of commercial office space, approximately 49,354 GLA of retail space, approximately 34,431 GLA of storage space and a 150-car parking garage located on Madison Avenue between East 46th and 47th Streets in Midtown Manhattan.

   380 Madison Master Lease. The 380 Madison Property is subject to a net lease (the "380 Madison Master Lease") which terminates on January 26, 2014 (the "380 Madison Master Lease Termination Date"). Under the 380 Madison Master Lease, Spartan Madison Corp. (the "380 Madison Master Lessee") is required to pay an annual net rent of $16,000,000 through January 26, 1999. Such annual net rent increases to $17,600,000 for a five-year period beginning January 27, 1999, to $19,100,000 for a five-year period beginning January 27, 2004 and to $22,000,000 for the five-year period beginning January 27, 2009 and ending on the 380 Madison Master Lease Termination Date.

   Pursuant to the terms of the 380 Madison Master Lease, the 380 Madison Master Lessee has the full and sole responsibility for the condition, operation, maintenance and management of the 380 Madison Property and is required to use and operate the 380 Madison Property as a first class office building, and to make all necessary repairs thereto. Under the 380 Madison Master Lease, the 380 Madison Borrower has the right to enter the 380 Madison Property, without hindrance from the 380 Madison Master Lessee (a) for the purpose of ascertaining (i) the condition of the 380 Madison Property, and
(ii) whether the 380 Madison Master Lessee is performing its obligations under the 380 Madison Master Lease and (b) after notice and passage of applicable grace periods, to make any necessary repairs to or to perform any work on the 380 Madison Property that may be necessary by reason of the 380 Madison Master Lessee's failure to make such repairs or to perform such work.

   Provided the 380 Madison Master Lessee is not in default under the 380 Madison Master Lease after any applicable period of notice and grace, the 380 Madison Master Lessee may assign its rights and obligations under the 380 Madison Master Lease without the prior consent of the 380 Madison Borrower to certain permitted transferees. Prior to the 380 Madison Master Lease Permitted Transfer Date (as defined in the 380 Madison Master Lease), the consent of the 380 Madison Borrower is required for any such transfer by the 380 Madison Master Lessee. In addition, the 380 Madison Master Lessee may make one or more leasehold mortgages and collaterally assign its interest in the 380 Madison Master Lease without the prior consent of the 380 Madison Borrower. In the event of a default by the 380 Madison Master Lessee under the 380 Madison Master Lease, the 380 Madison Borrower is required to notify the mortgagee of the 380 Master Lease of such default and to provide the leasehold mortgagee with an opportunity to cure such default. The leasehold interest of the 380 Madison Master Lessee is currently encumbered by a leasehold mortgage. See "Risk Factors--The Mortgage Loans--Risks Related to the 380 Madison Loan" herein.

   Upon the termination of the 380 Madison Master Lease, whether on the 380 Madison Master Lease Termination Date or upon the occurrence of a default under the 380 Madison Master Lease beyond applicable periods of notice and grace, the 380 Madison Master Lessee is required to surrender the 380 Madison Property to the 380 Madison Borrower "broom clean" and free and clear of leases, except for those leases agreed to under the 380 Madison Master Lease and those leases which the 380 Madison Borrower has agreed to pursuant to a separate agreement between the 380 Madison Borrower and the relevant lessees. See "Risk Factors--The Mortgage Loans--Risks Related to the 380 Madison Loan" herein.

   Occupancy and Major Tenants. As of June 1997, the 380 Madison Property was approximately 86% leased, excluding storage, with an estimated annualized minimum base rent (exclusive of recoveries) of approximately $26,168,630. The five largest tenants based upon estimated annualized base rent are shown below:

    FIVE LARGEST TENANTS BASED ON ANNUALIZED BASE RENT -- 380 MADISON LOAN*

                                      % OF     ESTIMATED    % OF TOTAL   ANNUALIZED
                           TENANT    TOTAL    ANNUALIZED    ANNUALIZED   BASE RENT       LEASE
          TENANT          GLA (SF)    GLA      BASE RENT    BASE RENT      PER SF      EXPIRATION
------------------------ --------- -------- ------------- ------------ ------------ --------------
Chase Manhattan Bank ....  307,747    34.3%   $ 9,334,342      35.7%       $30.33      5/99,  9/02
US Sprint................   70,000     7.8      2,450,000       9.4        $35.00     12/97, 12/01
Varig Brazilian
 Airlines................   36,937     4.1      1,772,976       6.8        $48.00       9/10
LDDS Communications......   60,710     6.8      1,742,376       6.7        $28.70       8/08
Investment Technology
 Group** ................   44,704     5.0      1,654,048       6.3        $37.00       1/13
                         --------- -------- ------------- ------------
Total/Weighted Avg. (5
 largest) ...............  520,098    57.9     16,953,742      64.8        $32.60
Remaining/Weighted Avg.    377,504    42.1      9,291,715      35.2        $24.61
                         --------- -------- ------------- ------------
Total/Weighted Avg.......  897,602   100.0%   $26,245,457     100.0%       $29.24
                         ========= ======== ============= ============

 * Property level information about the 380 Madison Property is limited because the 380 Madison Borrower is the lessor under the 380 Madison Master Lease. Thus, the information provided herein is from alternative sources including the 380 Madison appraisal and a constructed rent roll.
**    Rental payments commence in January 1998.

    Lease Expirations. The Chase Manhattan Bank ("Chase") currently occupies 307,747 RSF (as remeasured), of which approximately 29,570 RSF (as remeasured) is scheduled to expire May 31, 1999 and of which approximately 278,177 RSF (as remeasured) is scheduled to expire on September 30, 2002. Of the 70,000 RSF leased to US Sprint, approximately 25,520 sq. ft. expires on December 31, 1997, with the balance coming due on December 31, 2001.

   Appraisal. An appraisal dated June 23, 1997 estimates the value of the 380 Madison Property to be approximately $197,000,000, resulting in a Cut-Off Date LTV of approximately 45.2%. The appraisal indicates it was prepared in accordance with the Uniform Standards of Professional Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   Engineering Reports. A property condition report was completed on September 20, 1996 by a third party due diligence firm. The property condition report concluded that the 380 Madison Property was generally in good physical condition.

   Environmental Assessment. A Phase I environmental assessment dated October 31, 1996 was completed by a third party environmental firm. The report noted that certain asbestos containing materials are present on the 380 Madison Property and recommended that an asbestos operations and maintenance plan be implemented. That plan will not be implemented unless or until the 380 Madison Borrower shall have regained possession of the premises demised under the 380 Madison Master Lease. There can be no assurance that the Phase I environmental assessment identified all environmental risks on the property. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

    Property Management. Pursuant to the terms of the 380 Madison Master Lease, the 380 Madison Property is net leased to the 380 Madison Master Lessee with the 380 Madison Master Lessee being responsible for the operation, repair, maintenance and management of the 380 Madison Property. Property management is performed by HRO International, Ltd. ("HRO") under the terms of a management agreement between the 380 Madison Master Lessee and HRO.

   Upon the occurrence of any of (i) a material default on the part of the 380 Madison Master Lessee on any of its obligations under the terms and conditions of the 380 Madison Master Lease such that the 380 Madison Borrower is entitled to assume obligations of the 380 Madison Master Lessee with respect to the control, operation and management of the 380 Madison Property;
(ii) the 380 Madison Borrower or a related or affiliated entity becoming (a) the tenant or subtenant under the 380 Madison Master Lease or (b) the operator of the 380 Madison Property free and clear of the 380 Madison Master Lease or pursuant to the terms of the 380 Madison Master Lease; or (iii) the 380 Madison Master Lease terminating or otherwise expiring, the 380 Madison Property must be managed by either (x) RREEF America L.L.C. or a wholly-owned subsidiary thereof, but only for so long as RREEF America L.L.C. or such wholly-owned subsidiary continues to be considered a reputable property manager; (y) a reputable property management company managing either (1) at least 5 million rentable square feet of Manhattan office space (class B+ or better) and at least two buildings of similar size to the 380 Madison Property, or (2) at least 10 million rentable square feet of office space (class B+ or better) in the continental United States and at least 2 buildings of similar size as to the 380 Madison Property so long as there is a separate leasing agent who is also a property manager who meets the criteria under clause (1) above; or (z) another reputable and experienced professional management company (1) which has been approved by the mortgagee (which approval will not be unreasonably withheld or delayed), and (2) as to which the mortgagee shall have received a written confirmation from the Rating Agencies that the retention of such management company will not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

  THE CAP BORROWER AND PROPERTIES

   The Loan. The CAP Pool Loan had a principal balance as of the Cut-Off Date of approximately $87,946,446 and is secured by first priority mortgage liens encumbering 8 office properties, 3 industrial properties, twelve flex properties and two research and development properties (the "CAP Properties"). The CAP Borrowers own fee title to all 25 CAP Properties. The Mortgages encumbering the CAP Properties are cross-defaulted and cross-collateralized as described herein.

   The CAP Borrower. The borrower under the CAP Pool Loan is Commonwealth Atlantic Operating Properties Inc., a special purpose Virginia corporation (the "CAP Borrower"). The CAP Borrower has no material assets other than its interests in the CAP Properties and related interests. The CAP Borrower is an affiliate of LF Strategic Realty Investors, L.P., a Delaware limited partnership which is a private real estate investment vehicle for institutional investors.

   Security. The CAP Pool Loan is a non-recourse loan, secured only by the interests of the CAP Borrower in the CAP Properties and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts and the funds in certain reserve accounts or letters of credit in lieu thereof). Subject to limited exceptions, neither the CAP Borrower nor any of its affiliates is personally liable for payment of the CAP Pool Loan. The CAP Borrower has represented that it owns good and indefeasible fee simple title to the CAP Properties, free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the loan documents (the "CAP Permitted Encumbrances"). The title insurance policies issued upon the origination of the CAP Pool Loan (which will be assigned to the Trust Fund), insure that each of the mortgages securing the CAP Pool Loan constitutes a valid and enforceable first lien on the CAP Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

    The Properties. The CAP Properties were constructed between 1962 and 1996 and consist of 8 office properties, 3 industrial properties, 12 flex properties and 2 research and development properties. 21 of the CAP Properties are located in 3 industrial/office parks and the remaining 4 CAP Properties are stand-alone buildings (such properties located within the 3 industrial/office parks and such stand-alone buildings being referred to as the "CAP Sub-Groups"). The CAP Properties are located in metropolitan Richmond and Northern Virginia. The CAP Sub-Groups include properties containing total GLA ranging in size from approximately 56,076 to approximately 824,496 square feet. The CAP Properties contain approximately 1,700,252 square feet of GLA in the aggregate. The occupancy rates of the CAP Sub-Groups, as of June 1, 1997, ranged from approximately 90% to 100%, with an average occupancy rate of approximately 98%.

   Oakwood & Greenwood Centers. Oakwood & Greenwood Centers are located in Fairfax, Virginia and consist of two office properties. The buildings were constructed between 1982 and 1985 and contain approximately 278,530 square feet of GLA in the aggregate. The occupancy rate, as of June 1, 1997, was approximately 95%. The manager of Oakwood and Greenwood Centers is CB Commercial Real Estate Group, Inc.

   Greater Dabney. Greater Dabney is located in Richmond, Virginia and consists of twelve flex properties, three industrial properties and two research and development properties. All of the properties were constructed between 1962 and 1994 and range in size from approximately 15,389 to approximately 132,103 square feet of GLA and total approximately 824,496 square feet of GLA in the aggregate. The occupancy rates, as of June 1, 1997, ranged from approximately 86% to 100%, with an average occupancy rate of approximately 99%. The manager of Greater Dabney is Morton G. Thalhimer, Inc.

   Plaza 1900. Plaza 1900 is an office building located in McLean, Virginia which was constructed in 1989. The building contains approximately 203,084 square feet of GLA and as of June 1, 1997 was 100% occupied. The manager of Plaza 1900 is SFRE, Inc.

   Campus Point. Campus Point is an office building located in Reston, Virginia which was constructed in 1985. The building contains approximately 172,448 square feet of GLA and as of June 1, 1997 was 100% occupied. The manager of Campus Point is Manekin Corporate Services, Inc.

   Arboretum VI & VII. Arboretum VI & VII are located in Richmond, Virginia and consist of two office properties. The buildings were constructed in 1991 and contain approximately 103,986 square feet of GLA in the aggregate. The average occupancy rate, as of June 1, 1997, was approximately 93%. The manager of Arboretum VI and VII is CK Industrial Richmond Overhead, Limited Partnership.

     Lakebrooke Pointe. Lakebrooke Pointe is an office building located in Richmond, Virginia which was constructed in 1995. The building contains approximately 61,632 square feet of GLA and as of June 1, 1997 was 100% occupied. The manager of Lakebrooke Pointe is CK Industrial Richmond Overhead, Limited Partnership.

   Commerce Center. Commerce Center is an office building located in Richmond, Virginia which was constructed in 1980. The building contains approximately 56,076 square feet of GLA and as of June 1, 1997 was 100% occupied. The manager of Commerce Center is Barnes, Morris, Pardoe & Foster Management Services, L.L.C.

   See "Risk Factors--The Mortgage Loans--Commercial Lending Generally", "--Risks Associated with Office Properties" and "--Risks Associated with Industrial Properties" herein for a discussion of certain risks relating to office and industrial properties.

   Seven of the CAP Properties (representing approximately 28.0% of the Allocated Loan Amount for the CAP Pool Loan) are each leased to a single tenant. See "Risk Factors--The Mortgage Loans--Commercial Lending Generally" herein.

                  PROPERTY CHARACTERISTICS -- CAP POOL LOAN

                       NUMBER                 OCCUPANCY    CUT-OFF DATE
                         OF                  RATE (AS OF    ALLOCATED      APPRAISED
PROPERTY             PROPERTIES   GLA (SF)    JUNE 1997)   LOAN AMOUNT       VALUE        LTV
------------------ ------------ ----------- ------------ -------------- -------------- -------
Oakwood &
 Greenwood                2         278,530       95%      $21,631,827    $ 32,600,000   66.4%
Dabney                   17         824,496       99%       19,747,325      34,850,000   56.7%
Plaza 1900                1         203,084      100%       18,665,681      32,500,000   57.4%
Campus Point              1         172,448      100%       15,135,783      23,300,000   65.0%
Arboretum VI & VII        2         103,986       93%        5,343,835       9,000,000   59.4%
Lakebrooke Pointe         1          61,632      100%        4,037,564       6,800,000   59.4%
Commerce Center           1          56,076      100%        3,384,429       5,700,000   59.4%
                   ------------ -----------              -------------- --------------
Total/Weighted
 Avg.                    25       1,700,252       98%      $87,946,444    $144,750,000   60.8%
                   ============ ===========              ============== ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                      BASE RENT    BASE RENT        NET
PROPERTY                 ($)         PER SF      CASH FLOW     DSCR
------------------ ------------- ------------ -------------- -------
Oakwood &
 Greenwood           $ 4,199,544     $15.08     $ 2,262,481    1.21x
Dabney                 4,112,880     $ 4.99       3,089,187    1.85x
Plaza 1900             4,201,128     $20.69       2,918,932    1.85x
Campus Point           2,284,936     $13.25       1,875,443    1.46x
Arboretum VI & VII     1,433,326     $13.78         808,001    1.79x
Lakebrooke Pointe        977,167     $15.85         581,230    1.70x
Commerce Center          552,349     $ 9.85         403,606    1.41x
                   -------------              --------------
Total/Weighted
 Avg.                $17,761,330     $10.45     $11,938,880    1.60x
                   =============              ==============

      TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT -- CAP POOL LOAN

                                             TENANT       % OF
        TENANT              PROPERTY         GLA(SF)    TOTAL GLA
-------------------- -------------------- ----------- -----------
GRC International  ..      Plaza 1900         166,597       9.8%
Bell Atlantic* ...... Dabney, Campus Point    172,448      10.1
Logicon Dynamics  ... Oakwood & Greenwood      55,029       3.2
Versatility Inc.  ... Oakwood & Greenwood      50,973       3.0
Mantech ............. Oakwood & Greenwood      43,848       2.6
Amerlcan Home
 Funding ............   Commerce Center        56,076       3.3
National Capitioning
 Institute ..........      Plaza 1900          36,487       2.2
Kemper ..............  Lakebrooke Pointe       31,500       1.9
Capital One Bank  ...  Westmoreland Plaza     121,815       7.2
Aeroteck ............ Oakwood & Greenwood      19,789       1.2
                                          ----------- -----------
Total/Weighted Avg.
 (10 largest)........                         754,562      44.4
Remaining/Weighted
 Avg. ...............                         945,690      55.6
                                          ----------- -----------
Total/Weighted Avg. .                       1,700,252     100.0%
                                          =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     % OF TOTAL   ANNUALIZED
                       ANNUALIZED    ANNUALIZED   BASE RENT       LEASE
        TENANT          BASE RENT    BASE RENT      PER SF      EXPIRATION
-------------------- ------------- ------------ ------------ --------------
GRC International  ..  $ 3,665,134      20.6%       $22.00        May 09
Bell Atlantic* ......    2,300,625      13.0        $13.34       Apr /01
Logicon Dynamics  ...      878,751       5.0        $15.97    May 06-June 07
Versatility Inc.  ...      811,520       4.6        $15.92        Dec 04
Mantech .............      868,190       4.9        $19.80        May 07
Amerlcan Home
 Funding ............      552,349       3.1        $ 9.85        Jan 03
National Capitioning
 Institute ..........      535,994       3.0        $14.69        Sep 04
Kemper ..............      508,410       2.9        $16.14        Oct 10
Capital One Bank  ...      478,733       2.7        $ 3.93        Dec 98
Aeroteck ............      395,780       2.2        $20.00        Jun 07
                     ------------- ------------
Total/Weighted Avg.
 (10 largest)........   10,995,486      61.9
Remaining/Weighted
 Avg. ...............    6,765,844      38.1
                     ------------- ------------
Total/Weighted Avg. .  $17,761,330     100.0%
                     ============= ============

 *     Includes affiliates of Bell Atlantic.

                              S-109

                  LEASE EXPIRATION SCHEDULE -- CAP POOL LOAN


                                                                       ANNUALIZED
                 EXPIRING     PERCENT OF                               BASE RENT
  YEAR ENDING     SQUARE     TOTAL SQUARE   ANNUALIZED    PERCENT OF   PER SQUARE
     DEC 31        FEET          FEET        BASE RENT    BASE RENT       FEET
-------------- ----------- -------------- ------------- ------------ ------------
  1997  .......     83,030        4.9%      $   842,481       4.7%       $10.15
  1998 ........    211,887       12.5         1,152,472       6.5        $ 5.44
  1999 ........    203,500       12.0         1,247,175       7.0        $ 6.13
  2000 ........    151,986        8.9         1,086,743       6.1        $ 7.15
  2001 ........    307,876       18.1         3,296,968      18.6        $10.71
  2002 ........     56,235        3.3           406,108       2.3        $ 7.22
  2003 ........    131,363        7.7         1,179,906       6.6        $ 8.98
  2004 ........    146,310        8.6         1,729,133       9.7        $11.82
  2005 ........     17,574        1.0           261,213       1.5        $14.86
  2006 ........     76,738        4.5         1,345,328       7.6        $17.53
  Thereafter  .    281,232       16.5         5,213,803      29.4        $18.54
  Vacant  .....     32,521        1.9                --       0.0            --
               ----------- -------------- ------------- ------------
  Total/Weighted
    Avg. ......  1,700,252      100.0%      $17,761,330     100.0%       $10.45
               =========== ============== ============= ============

   Appraisals. Appraisals performed within one month of origination by Cushman & Wakefield determined an aggregate value for the CAP Properties of approximately $144,750,000. Cushman & Wakefield has indicated that the appraisals were conducted in accordance with the Uniform Standards of Professional Practice. For a discussion of certain limitations inherent in determining an appraised value, see "Risk Factors--The Mortgage
Loans--Limitation of Appraisals" herein.

   Engineering Reports. Property condition reports on the CAP Properties were completed between October and November 1996 and were reviewed by an independent third-party contractor in June 1997. The engineering reports concluded that the CAP Properties were generally in good physical condition but recommended certain immediate physical needs for which reserves were established at origination.

   Environmental Reports. Phase I site assessments were performed at all of the CAP Properties between June and November 1996. The reports were subsequently reviewed by another independent third-party contractor in June 1997. The assessments recommended that (i) operations and maintenance programs with respect to ACMs be implemented at Commerce Center, Oakwood & Greenwood Centers, Greater Dabney and Plaza 1900, (ii) the underground storage tanks at Oakwood & Greenwood Centers and Campus Point be upgraded, and (iii) remedial action be taken at Oakwood and Greenwood Centers with regard to the apparent impact from current/historic surface release from a tenant-maintained emergency generator. Reserves for all of the aforementioned items were established at loan origination. There can be no assurance that all environmental conditions and risks were identified in such environmental assessments. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   Property Management. Each CAP Property is managed by either CK Industrial Richmond Overhead, Limited Partnership, Barnes, Morris, Pardoe & Foster Management Services, LLC, Morton G. Thalhimer, Inc., Manekin Corporation, SFRE Inc., or CB Commercial Real Estate Group, Inc. (each a "CAP Property Manager" and collectively, the "CAP Property Managers"), pursuant to Property Management Agreements (the "CAP Property Management Agreements"). Each CAP Property Manager is responsible for the operation, management, maintenance, promotion and leasing of the related CAP Properties. Under the terms of the CAP Property Management Agreements, the CAP Property Managers are entitled to management and leasing fees ranging from 3% to 5% of the gross revenue of the related CAP Properties during each month. The CAP Property Management Agreements terminate on various dates prior to June 3, 1999.

    Pursuant to the CAP Pool Loan agreement the CAP Borrower may not, without the mortgagee's prior written consent and without written confirmation from each of the Rating Agencies that such action will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, permit or suffer any person who is an unaffiliated third party and is not a CAP Acceptable Manager (see "--Description of the Mortgage Loans--The CAP Pool Loan--Transfers of Properties and Interests in the CAP Borrower; Encumbrance") to manage more than twenty percent (20%) of the aggregate leaseable square feet of the CAP Properties. If a manager who at the time of its engagement does not manage more than twenty percent of the aggregate leaseable square feet of the CAP Properties, subsequently does so solely by virtue of the sale or transfer of some of the CAP Properties, such manager will not be required to be a CAP Acceptable Manager.

   Pursuant to Consents of Manager, among the related Originator, the CAP Borrower and each CAP Property Manager, each CAP Property Manager has agreed
(i) that each CAP Property Manager will not terminate the related CAP Property Management Agreement as a result of a default by the CAP Borrower without giving the mortgagee prior notice and the right to cure such default and (ii) that such CAP Property Manager will not amend the related CAP Property Management Agreement in any material respect without the Master Servicer's prior written consent, except to the extent necessary to reflect the substitution of one CAP Property for another in accordance with the terms of the CAP Pool Loan Agreement.

  THE WHITEHALL BORROWER AND PROPERTIES.

   The Loan. The Whitehall Pool Loan had a principal balance as of the Cut-Off Date of approximately $72,228,349 and is secured by first priority mortgage liens encumbering 7 office properties, 2 retail properties and 2 industrial properties located in California, Massachusetts, Missouri, New York and Texas (the "Whitehall Properties"). The interest of the Whitehall Borrower in 10 of the Whitehall Properties is a fee interest and in one of the Whitehall Properties is a leasehold interest. The mortgages encumbering the Whitehall Properties are cross-collateralized (subject to the limitation expressed below under "--Security" with respect to 1511-1515 Third Avenue) and cross-defaulted.

   The Borrower. WMP II Real Estate Limited Partnership (the "Whitehall Borrower") is a special purpose Delaware limited partnership formed on August 7, 1996 solely for the purpose of owning, operating and managing the Whitehall Properties. The Whitehall Borrower has no material assets other than the Whitehall Properties and related interests. The sole general partner in the Whitehall Borrower is WMP II Gen-Par, Inc. ("WMP II Gen-Par"), a special purpose Delaware corporation formed for the sole purpose of acting as the general partner of the Whitehall Borrower. The sole limited partner in the Whitehall Borrower is WMP Real Estate Limited Partnership, a Delaware limited partnership ("WMP Limited Partnership") whose sole general partner is WMP Gen-Par, Inc. ("WMP Gen-Par"). All of the outstanding stock of WMP II Gen-Par is owned by WMP Limited Partnership. All of the outstanding stock of WMP Gen-Par is owned by Whitehall Street Real Estate Limited Partnership III, a Delaware limited partnership ("Whitehall III"). In addition, Whitehall III is the sole limited partner in WMP Limited Partnership. Whitehall III is a private investment vehicle organized by The Goldman Sachs Group, L.P. and managed by affiliates of Goldman, Sachs & Co. for institutional clients and high net worth individuals seeking to invest in real estate. See "Risk Factors--The Mortgage Loans--Conflicts of Interest--Conflicts Among Affiliates of Goldman, Sachs & Co" herein.

   Security. The Whitehall Pool Loan is a non-recourse loan, secured only by the interests of the Whitehall Borrower in the Whitehall Properties and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts and the funds in certain accounts). The Mortgage encumbering the Whitehall Property known as 1511-1515 Third Avenue in New York City, New York, secures a total outstanding principal indebtedness under the Whitehall Pool Loan in an amount not to exceed $9,500,000, which is the Whitehall Pool Release Amount for the 1511-1515 Third Avenue property. The 1511-1515 Third Avenue Allocated Loan Amount is $ 7,600,000. Subject to limited exceptions, neither the Whitehall Borrower nor any of its affiliates is personally liable for payment of the Whitehall Pool Loan. The Whitehall Borrower has represented that it owns good, marketable and indefeasible fee simple (or, where applicable, leasehold) title to the Whitehall Properties free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the loan documents (the "Whitehall Permitted Encumbrances"). The title insurance policies issued in connection with the origination of the Whitewall

Pool Loan (which will be assigned to the Trust Fund) insure that each of the Mortgages constitutes a valid and enforceable first lien on the Whitehall Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policy.

   The Properties. The Mortgaged Properties securing the Whitehall Pool Loan are comprised of 7 office properties, 2 retail properties and 2 industrial properties located in California, Massachusetts, Missouri, New York and Texas.

   Office Properties:

   City Center. The City Center property consists of a 1.56 acre improved site with a 30-story multi-tenant office building and a two-level underground parking garage containing 325 parking spaces completed in 1978 and was subsequently renovated in 1992. The City Center property is located at 1100 Main Street, Kansas City, Missouri and contains approximately 639,586 square feet of GLA. The occupancy rate, as of May 20, 1997, was approximately 88.6%. The City Center property is managed by Colliers, Turley, Martin, Kerr & Co.

   Hookston Square. The Hookston Square property consists of 9.43 acres with two 3-story multi-tenant office buildings. The Hookston Square property is located at 3476 Buskirk Avenue, Pleasant Hill, California and was completed in 1984. The office buildings contain approximately 192,042 square feet of GLA. The occupancy rate, as of May 20, 1997, was approximately 95.5%. The Hookston Square property is managed by Insignia-O'Donnell Commercial Group.

   The interest of the Whitehall Borrower in the land underlying the Hookston Square property is a ground leasehold interest created under a ground lease (the "Hookston Ground Lease"). The Hookston Ground Lease expires on December 31, 2031, and the lessee has 2 renewal options of 25 years each for a total additional period of 50 years, ending on December 31, 2081. Current rent payable under the Hookston Ground Lease is $201,736, with adjustments to such rent every five years based on the Producer Price Index. The next adjustment date is January 1, 2002.

   Downtown Plaza. The Downtown Plaza property consists of 100,146 square feet of GLA with a 6-story multi-tenant office building and a non-contiguous parking lot. The Downtown Plaza property is located at 211 East Ocean, Long Beach, California and was completed in 1982. The occupancy rate, as of May 20, 1997, was approximately 87.8%. The Downtown Plaza property is managed by Insignia-O'Donnell Commercial Group.

   Bennett Park. The Bennett Park property consists of 9.54 acres improved with three two-story multi-tenant buildings forming an office, research and development complex. The Bennett Park property is located at 5200 Great American Parkway, Santa Clara, California and was completed in 1983. The complex contains approximately 227,699 square feet of GLA. The occupancy rate, as of May 20, 1997, was approximately 89.4%. The Bennett Park property is managed by Insignia-O'Donnell Commercial Group.

   Stevens Creek. The Stevens Creek property consists of a 4.485 acre improved site with a 2-story multi-tenant office building. The Stevens Creek property is located at 19925 Stevens Creek Boulevard, Cupertino, California and was completed in 1984. The office building contains approximately 77,762 square feet of GLA. The occupancy rate, as of May 20, 1997, was approximately 97.8%. The Stevens Creek property is managed by Insignia-O'Donnell Commercial Group.

   One Montvale. The One Montvale property consists of a 1.79 acre improved site with a 4-1/2-story multi-tenant office building and a 3-level parking garage. The One Montvale property is located at One Montvale Avenue, Stoneham, Massachusetts and was completed in 1890. The office building was completely renovated in 1987. The office building contains approximately 100,420 square feet of GLA. The occupancy rate, as of May 23, 1997, was approximately 98.7%. The One Montvale property is managed by Trammell Crow NE, Inc.

   One Northwest. The One Northwest property consists of a 2.73 acre improved site with a 6-story multi-tenant office building. The One Northwest property is located at 13831 Northwest Freeway,

Houston, Texas and was completed in 1983. The office building contains approximately 150,465 square feet of GLA. The occupancy rate, as of May 20, 1997, was approximately 85.1%. The One Northwest property is managed by Transwestern Property Co.

   Retail Properties:

   North Ranch Plaza. The North Ranch Plaza property consists of an 8.10 acre improved site with a 1-story, community shopping center. The North Plaza Ranch property is located at 1125-1145 Lindere Canyon Road, Thousand Oaks, California and was built in 1991. It has approximately 69,394 square feet of owned GLA with an additional 50,970 square feet of GLA owned by Vons Pavilions, the grocery store anchor. The occupancy rate, as of May 20, 1997, was approximately 87.6%. The North Ranch Plaza property is managed by Westfield Corporation, Inc.

   1511-1515 Third Avenue. The 1511-1515 Third Avenue property is a 4-story commercial building containing approximately 55,000 square feet of GLA. This property is located at the corner of 85th Street and Third Avenue, New York, New York. The occupancy rate, as of May 20, 1997, was approximately 100%. The 1511-1515 Third Avenue property is managed by The Galbreath Company.

   Industrial Properties:

   San Valente. The San Valente property is a light industrial and bulk warehouse property completed in 1979, and renovated in 1992, containing approximately 104,540 square feet of GLA industrial space. The San Valente property is located at 3200 Patrick Henry Drive, Santa Clara, California. As of May 20, 1997, the property is 100% leased by a single tenant who has subsequently subleased it to another tenant, both of whom do not occupy the space, which, as of the Cut-Off Date, was vacant. The San Valente property is managed by Insignia-O'Donnell Commercial Group.

   Sun Buildings. The Sun Buildings properties consist of light-industrial and bulk warehouse facilities containing an aggregate of 231,840 square feet of GLA office space. The Sun Buildings properties are located at 1100 Cadillac Court and 380 Fairway Way, Milpitas, California. These properties were built in 1980 and 1988, respectively, and are 100% occupied by single tenants. The Sun Buildings properties are managed by Lincoln Property Management.

                 PROPERTY CHARACTERISTICS--WHITEHALL POOL LOAN

                                                        OCCUPANCY   CUT-OFF DATE
                                                         (AS OF      ALLOCATED      APPRAISED
PROPERTY                     LOCATION       GLA (SF)    MAY 1997)   LOAN AMOUNT       VALUE
----------------------- ----------------- ----------- ----------- -------------- -------------
City Center ............ Kansas City, MO     639,586       89%     $19,185,037   $ 36,000,000
Bennett Park ........... Santa Clara, CA     227,699       89%      11,507,064     27,100,000
1511-1515 Third Avenue   New York, NY         55,000      100%       7,519,663     16,000,000
The Sun Buildings ...... Milpitas, CA        231,840      100%       7,489,981     16,950,000
North Ranch Plaza ...... Thousand Oaks, CA    69,394       87%       5,669,431     10,500,000
Stevens Creek .......... Cupertino, CA        77,762       98%       5,649,643     12,800,000
Hookston Square ........ Pleasant Hill, CA   192,042       96%       5,273,658     14,000,000
San Valente Building  .. Santa Clara, CA     104,540      100%       4,650,319      9,700,000
One Montvale Avenue  ... Stoneham, MA        100,420       99%       2,117,379      8,000,000
One Northwest Centre  .. Houston, TX         150,465       85%       1,721,607      6,100,000
Downtown Plaza ......... Long Beach, CA      100,146       88%       1,444,567      8,000,000
                                          -----------             -------------- -------------
 Total/Weighted Avg.  ..                   1,948,894       92%     $72,228,349   $165,150,000
                                          ===========             ============== =============

                                                   ANNUALIZED   UNDERWRITTEN
                          CUT-OFF    ANNUALIZED    BASE RENT      NET CASH
PROPERTY                  DATE LTV    BASE RENT      PER SF         FLOW       DSCR
----------------------- ---------- ------------- ------------ -------------- -------
City Center ............    53.3%    $ 7,733,378     $12.09     $ 3,017,421    1.57x
Bennett Park ...........    42.5%      2,932,733     $12.88       2,073,616    1.80x
1511-1515 Third Avenue      47.0%      2,031,000     $36.93       1,431,051    1.90x
The Sun Buildings ......    44.2%      1,805,242     $ 7.79       1,317,010    1.76x
North Ranch Plaza ......    54.0%      1,196,658     $17.24         873,687    1.54x
Stevens Creek ..........    44.1%      1,555,150     $20.00         983,542    1.74x
Hookston Square ........    37.7%      3,204,675     $16.69       1,129,765    2.14x
San Valente Building  ..    47.9%        777,778     $ 7.44         540,803    1.16x
One Montvale Avenue  ...    26.5%      1,515,057     $15.09         449,899    2.12x
One Northwest Centre  ..    28.2%      1,575,062     $10.47         483,992    2.81x
Downtown Plaza .........    18.1%      1,444,120     $14.42         316,492    2.19x
                                   -------------              --------------
 Total/Weighted Avg.  ..    43.7%    $25,770,853     $13.22     $12,617,278    1.74x
                                   =============              ==============

    TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--WHITEHALL POOL LOAN

                                                              % OF
                                                  TENANT     TOTAL
         TENANT                 PROPERTY         GLA (SF)     GLA
----------------------- ---------------------- ----------- --------
General Services        City Center                203,776    10.5%
Administration (GSA)    One Montvale Avenue

Auspex                  Bennett Park               161,924     8.3
The Gap                 1511-1515 Third Avenue      25,000     1.3
Sun Microsystems        The Sun Buildings          125,280     6.4
Seagate Computers       Stevens Creek               44,361     2.3
Brown & Caldwell        Hookston Square             58,545     3.0
Dickinson Financial     City Center                 58,530     3.0
Comm. & Power Industry* San Valente                104,540     5.4
Equinox                 1511-1515 Third Avenue      30,000     1.5
Applied Materials       The Sun Buildings          106,560     5.5
                                               ----------- --------

Total (10 largest)                                 918,516    47.1
Remaining                                        1,030,378    52.9
                                               ----------- --------
 Total/Weighted Avg.                             1,948,894   100.0%
                                               =========== ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        % OF TOTAL   ANNUALIZED
                          ANNUALIZED    ANNUALIZED   BASE RENT      LEASE
         TENANT            BASE RENT    BASE RENT      PER SF     EXPIRATION
----------------------- ------------- ------------ ------------ ------------
General Services          $ 2,984,274      11.6%       $14.64         **
Administration (GSA)

Auspex                      2,233,009       8.7        $13.79      03/31/98
The Gap                     1,331,000       5.2        $53.24      05/10/10
Sun Microsystems            1,127,520       4.4        $ 9.00      06/30/00
Seagate Computers             990,436       3.8        $22.33      08/31/00
Brown & Caldwell              934,380       3.6        $15.96      08/31/00
Dickinson Financial           842,832       3.3        $14.40      12/31/03
Comm. & Power Industry*       777,778       3.0        $ 7.44      03/31/03
Equinox                       700,000       2.7        $23.33      02/01/21
Applied Materials             677,722       2.6        $ 6.36      06/30/00
                        ------------- ------------

Total (10 largest)         12,598,950      48.9
Remaining                  13,171,903      50.1
                        ------------- ------------
 Total/Weighted Avg.      $25,770,853     100.0%
                        ============= ============

 ------------
* Communication & Power Industry, a subsidiary of Varian Associates, no longer occupies the subject space.
** Several different leases with varying expirations including one which is month-to-month.

                LEASE EXPIRATION SCHEDULE--WHITEHALL POOL LOAN

                                       PERCENT OF                                   ANNUALIZED
      YEAR ENDING        EXPIRING     TOTAL SQUARE   ANNUALIZED    PERCENT OF  BASE RENT PER SQUARE
     DECEMBER 31,       SQUARE FEET       FEET        BASE RENT    BASE RENT           FOOT
--------------------- ------------- -------------- ------------- ------------ --------------------
1997 .................     141,333         7.3%      $ 2,103,699       8.2%           $14.88
1998 .................     363,750        18.7         4,376,430      17.0            $12.03
1999 .................     155,828         8.0         2,361,366       9.2            $15.15
2000 .................     483,421        24.8         5,946,857      23.1            $12.30
2001 .................     182,263         9.4         2,810,173      10.9            $15.42
2002 .................     102,211         5.2         1,694,873       6.6            $16.58
2003 .................     138,518         7.1         2,070,097       8.0            $14.94
2004 .................     126,442         6.5         1,778,589       6.9            $14.07
2005 .................      16,899         0.9           253,310       1.0            $14.99
2006 .................      24,394         1.3           344,459       1.3            $14.12
Thereafter ...........      61,970         3.2         2,031,000       7.9            $32.77
Vacant ...............     151,865         7.8                --       0.0                --
                      ------------- -------------- ------------- ------------ --------------------
 Total Weighted Avg.     1,948,894       100.0%      $25,770,853     100.0%           $13.22
                      ============= ============== ============= ============ ====================


   Appraisal. Recent appraisals performed at the time of origination by Cushman & Wakefield determined an aggregate value for the eleven Whitehall Properties of approximately $165,150,000. Each of the appraisers state that the appraisal was conducted in accordance with the Uniform Standards of Professional Practice. For a discussion of certain limitations inherent in determining an appraised value, see "Risk Factors--The Mortgage Loans--Limitations of Appraisals" herein.

    Engineering Report. Property conditions reports on the Whitehall Properties were completed at the time of loan origination. The engineering reports concluded that the Whitehall Properties were generally in good physical condition but recommended immediate physical needs of approximately $635,690. At the origination of the Whitehall Pool Loan, a reserve of $794,613 was established to cover the cost of repairing the identified physical needs. As of July 11, 1997, the remaining funds in the reserve account were $339,156.

   Environmental Report. All of the Whitehall Properties were subjected to Phase I environmental site assessments at the time of loan origination. Such assessment recommended an operations and maintenance program for asbestos be implemented for the Bennett Park, Hookston Square and City Center properties to mitigate the possibility of asbestos-containing materials. Further investigation was recommended for the One Montvale Avenue property due to the site's prior uses as a shoe factory, a furniture factory and a gasoline station as well as the proximity of sites listed with leaking underground storage tanks and as state hazardous waste sites. While the Phase II environmental site assessment for the One Montvale Avenue property indicated that no additional action of investigation was required, no assurances can be given that a material environmental liability does not exist, see "Risk Factors -- The Mortgage Loans--Environmental Law Considerations" herein.

   Property and Asset Management. The Archon Group, an affiliate of Goldman, Sachs & Co., is the asset manager for the Whitehall Pool Properties (the "Whitehall Asset Manager") and is responsible for overseeing the individual property managers and for other asset management services. The Whitehall Borrower has agreed that at all times during the term of the Whitehall Pool Loan it will retain an affiliate of Goldman, Sachs & Co. as its asset manager for each of the Whitehall Properties. Any permitted transferee of the Whitehall Borrower may retain an asset manager not affiliated with Goldman, Sachs & Co., provided that such transferee obtains confirmation from the Rating Agencies that the retention of such asset manager will not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

   The Whitehall Asset Manager has agreed that its rights under its asset management agreement are subject and subordinate to the documents evidencing and relating to the Whitehall Pool Loan. In addition, the Whitehall Borrower and the Whitehall Asset Manager have agreed that the Whitehall Borrower will not pay the Whitehall Asset Manager any fee or other sums due to the Whitehall Asset Manager under the Whitehall Asset Management Agreement if the Whitehall Borrower has not paid any amounts then due under the Whitehall Pool Loan or if an event of default has occurred and is continuing under the Whitehall Pool Loan.

   As described above under "--The Properties", the Whitehall Properties are property managed by seven different property management companies (each, a "Property Manager"). The Property Manager receives a management fee ranging from approximately 2.0% to 3.5% of total revenues. Without the mortgagee's prior written consent, the Whitehall Borrower may replace a Property Manager for two or fewer properties (other than properties managed by such manager as of the date of the closing of the Whitehall Pool Loan), with a reputable and experienced professional management company which has under management at the time of its engagement leaseable square footage of the same property type at least equal to the lesser of 1,000,000 square feet and three times the square footage of the properties to be leased. The Whitehall Borrower may not replace the Property Managers for three or more properties without first obtaining a written confirmation from the Rating Agencies that the retention of such Property Manager will not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

    Pursuant to the Whitehall Pool Loan, the Master Servicer will have the right to direct the Whitehall Borrower to terminate any property management agreement with respect to any Whitehall Property (i) upon the occurrence of an event of default under the Whitehall Pool Loan, or (ii) in the event that as of the last day of a calendar quarter the Whitehall Debt Service Coverage Ratio (as defined in the Whitehall Pool Loan documents) is less than 1.25 and the Net Operating Income (as defined in the Whitehall Pool Loan documents) for the individual Whitehall Property in question is less than 80% of the Net Operating Income for such Whitehall Property as of the closing of the Whitehall Pool Loan. Pursuant to a Manager's Consent and Subordination of Management Agreement among the related Originator, as lender, the Whitehall Borrower and each Property Manager, each Property Manager has agreed (i) to such termination rights of the Master Servicer, (ii) that all liens, rights and interests owned, claimed or held by each Property Manager in and to any of the Whitehall Properties are and will be, in all respects, subordinate and inferior to the liens and security interests created by the Whitehall Pool Loan; provided that such subordination shall not affect such Property Manager's rights or remedies against the Whitehall Borrower under the Whitehall property management agreement for nonpayment of its compensation,
(iii) that each Property Manager will not terminate the related property management agreement without giving the Master Servicer 45 days notice and the same rights to cure as the Whitehall Borrower, and (iv) that each Property Manager will not amend the Whitehall property management agreement without the Master Servicer's consent.

  THE RITZ PLAZA BORROWER AND PROPERTY

   The Loan. The Ritz Plaza Loan had a principal balance as of the Cut-Off Date of approximately $62,365,309 and is secured by a first priority mortgage lien encumbering a 40-story building with 479 apartment units (consisting of 24 studio apartments, 400 1-bedroom apartments, and 55 2-bedroom apartments), approximately 25,432 gross rentable feet of commercial space, and a 158-car parking garage, known as The Ritz Plaza, located at 235-237 West 48th Street, in the Borough of Manhattan, County, City and State of New York (the "Ritz Plaza Property").

   The Borrower. CS Ritz Holdings, L.P. (the "Ritz Plaza Borrower") is a special purpose Delaware limited partnership formed solely for the purpose of acquiring, owning, operating, maintaining, managing and selling the Ritz Plaza Property. The Ritz Plaza Borrower has no material assets other than the Ritz Plaza Property and related interests. The sole general partner in the Ritz Plaza Borrower is CS Ritz Holdings Inc. (the "Ritz Plaza General Partner"), a special purpose Delaware corporation formed for the sole purpose of acting as the general partner of the Ritz Plaza Borrower.

   There are two limited partners in the Ritz Plaza Borrower. One limited partner, Cadim Holdings U.S., Inc., a Delaware corporation, is a wholly-owned indirect subsidiary of Caisse de Dep|f.t et Placement du Quebec, a Quebec public fund manager. The other limited partner is Blue Chip Holdings 48, L.P., a New York limited partnership owned by three individual investors.

   Security. The Ritz Plaza Loan is a non-recourse loan, secured only by the interests of the Ritz Plaza Borrower in the Ritz Plaza Property and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts and the funds in certain accounts). The Ritz Plaza Borrower has represented that it owns good, marketable and indefeasible fee simple title to the Ritz Plaza Property, free and clear of all liens other than encumbrances described in the applicable title insurance policy and other encumbrances permitted by the mortgagee under the loan documents (the "Ritz Plaza Permitted Encumbrances"). The title insurance policy issued upon the origination of the Ritz Plaza Loan insures that the mortgage securing the Ritz Plaza Loan constitutes a valid and enforceable first lien on the Ritz Plaza Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   The Property. The Ritz Plaza Property consists of a 40 story apartment building with 479 residential apartments (consisting of 24 studios, 400 one-bedroom apartments, and 55 two-bedroom apartments) and approximately 25,432 square feet of GLA of commercial space and a 158 space parking garage.

   As of June 17, 1997, the occupancy rate of the residential portion of the Ritz Plaza Property was approximately 99% and the commercial portion of the Ritz Plaza Property had an average annualized base rent of approximately $1,422,168 and an occupancy rate of 100% (excluding office space occupied by the Ritz Plaza Property Manager). The two largest commercial leases aggregating 86.3% of the annual commercial rent at the Ritz Plaza Property expire in 2002.

RESIDENTIAL UNITS

                                                                      RENT
         TYPE           NO. OF UNITS   AVG. SQ. FT.   AVG. RENT*   PER SQ. FT.
--------------------- -------------- -------------- ------------ -------------
Studio ...............       24             406         $1,200       $35.47
1BR/1BA ..............      400             680         $1,925       $33.97
2BR/2BA ..............       55            1100         $3,050       $33.27
                      --------------
 Total/Weighted Avg.        479                                      $34.00
                      ==============

COMMERCIAL UNITS

      TYPE       NO. OF TENANTS  TOTAL SQ. FT.   RENT/SQ. FT.*   ANNUAL RENT
--------------- -------------- --------------- --------------- -------------
Office/Retail  .       3            25,432          $33.90       $  863,964
Parking/Other  .       3               N/A             N/A          558,204
                --------------                                 -------------
 Total/Weighted
  Avg. .........       6                                         $1,422,168
                ==============                                 =============

------------
* Based upon appraisal

    Appraisal. An appraisal prepared by Koeppel Tener Real Estate Services, Inc. ("KTR"), dated as of March 31, 1997, determined a value for the Ritz Plaza Property of approximately $92,500,000. The Ritz Plaza appraisal states that it was prepared in accordance with FIRREA. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   Engineering Report. A property condition report on the Ritz Plaza Property dated March 18, 1997 concluded that the property is in good condition and has no immediate physical needs.

   Environmental Site Assessment. A Phase I environmental site assessment dated August 2, 1996 identified no material environmental conditions for which further evaluation was recommended. However, there can be no assurance that a material environmental liability does not exist. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   421-a Exemption; Rent Stabilization. The developer of the Ritz Plaza Property elected to receive the benefits under the City of New York's Section 421-a tax exemption program. The 421-a program applies to qualifying multiple dwellings on eligible sites for which construction activity commenced on or after November 29, 1985. Under the 421-a program, the Ritz Plaza Property is exempt from a portion of the increase in real estate taxes attributable to the development of the site for a period of ten years following the year of completion. The Ritz Plaza Property was exempt from all real estate taxes for the first two years, with 20% reductions in the exemption in each two-year period thereafter. The 1997/98 tax year of the City of New York, which begins on July 1, 1997, will be the seventh year of the Ritz Plaza Property's participation in the 421-a program.

   As a requirement of participation in the 421-a program, the Ritz Plaza Property's residential units are subject to the New York State Rent Stabilization Law of 1969, as amended, and the New York State Emergency Tenant Protection Act of 1974, as amended. In addition, residential rent increases are regulated by the appropriate governmental body (currently the Rent Guidelines Board).

   The 421-a program does not grant an exemption to the extent that the non-residential component exceeds 12% of a property. Since 14.2% of the Ritz Plaza Property is non-residential space, 2.2% of the exemption is not available to the Ritz Plaza Property each year. However, the Ritz Plaza Borrower is allowed to charge an annual supplement of 2.2% above regulated rent increases for so long as the tax abatement remains in effect.

   Property Management. The Ritz Plaza Property is managed by Knightsbridge Management, L.P. (the "Ritz Plaza Property Manager"), an affiliate of the partners of Blue Chip Holdings 48 L.P., a limited partner of the Ritz Plaza Borrower, pursuant to an Asset Management Agreement (the "Ritz Plaza Property Management Agreement"). The Ritz Plaza Property Manager is responsible for the operation, management, maintenance, promotion and leasing of the Ritz Plaza Property. Under the terms of the Ritz Plaza Property Management Agreement, the Ritz Plaza Property Manager is entitled to a management fee equal to 5% of the gross revenue of the Ritz Plaza Property during each month. The term of the Ritz Plaza Property Management Agreement continues until August 25, 2001, and automatically renews for successive one-year terms unless the Ritz Plaza Borrower terminates the Ritz Plaza Property Management Agreement by prior written notice.

   The Ritz Plaza Borrower may replace the Ritz Plaza Property Manager with another property management company approved by the Master Servicer (which approval will not be unreasonably withheld or delayed) as to which the Ritz Plaza Borrower has first obtained a written confirmation from the Rating Agencies that the retention of such property manager will not in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

    Unless otherwise waived by the Master Servicer, upon the occurrence of a "Major Default" under the Ritz Plaza Loan documents, the Ritz Plaza Borrower shall, within five (5) Business Days after the Master Servicer's written request, terminate the Ritz Plaza Property Management Agreement and replace the Ritz Plaza Property Manager with a property manager meeting the criteria specified in the preceding paragraph, on commercially reasonable terms and conditions. Pursuant to a Manager's Consent Agreement among the related Originator, as lender, the Ritz Plaza Borrower and the Ritz Plaza Property Manager (the "Manager's Consent"), the Ritz Plaza Property Manager has agreed
(i) to such termination
rights of the Master Servicer, (ii) that the Ritz Plaza Property Manager will not amend the Ritz Plaza Property Management Agreement without the Master Servicer's consent, and (iii) not to look to the Master Servicer, or to the Ritz Plaza Borrower's interest in the Ritz Plaza Property, for payment of (x) any termination fee due in connection therewith or (y) any accrued but unpaid fees relating to the Ritz Plaza Property outstanding upon the effective date of such termination.

  THE MONTEHIEDRA BORROWER AND PROPERTY

   The Loan. The Montehiedra Loan had a principal balance as of the Cut-Off Date of approximately $52,579,779 and is secured by a first priority mortgage lien encumbering a retail shopping center, known as Montehiedra Town Center, located in the district of Rio Piedras, municipality of San Juan, Puerto Rico (the "Montehiedra Property").

   The Borrower. Vornado Montehiedra Acquisition L.P. (the "Montehiedra Borrower") is a special purpose Delaware limited partnership formed solely for the purpose of acquiring, owning, operating and managing the Montehiedra Property. The Montehiedra Borrower has no material assets other than the Montehiedra Property and related interests. The sole general partner in the Montehiedra Borrower is Vornado Montehiedra Acquisition LLC ("Montehiedra LLC"), a special purpose Delaware limited liability company formed for the sole purpose of acting as the general partner of the Montehiedra Borrower. The managing member of Montehiedra LLC is Vornado Montehiedra Inc. ("Montehiedra Inc."), a special purpose Delaware corporation formed for the sole purpose of acting as managing member of Montehiedra LLC. The sole limited partner in the Montehiedra Borrower is Vornado Montehiedra Holding II L.P., a Delaware limited partnership ("Montehiedra Holding II LP") whose sole general partner is Vornado Montehiedra Holding LLC ("Montehiedra Holding LLC"). The sole limited partner of Montehiedra Holding II LP is Vornado Montehiedra Holding L.P., a Delaware limited partnership ("Montehiedra Holding L.P."), whose sole general partner is Montehiedra Holding LLC and whose sole limited partner is Vornado Realty L.P. ("Vornado LP"), a Delaware limited partnership. The sole general partner of Vornado LP is Vornado Realty Trust, a Maryland real estate investment trust. All of the outstanding stock of Montehiedra Inc. is owned by Vornado Realty Trust. Vornado Realty Trust is a publicly traded real estate investment trust whose beneficial interests are listed on the New York Stock Exchange.

   Security. The Montehiedra Loan is a non-recourse loan, secured only by the pledge of a bearer mortgage note and by the interests of the Montehiedra Borrower in the Montehiedra Property and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits and contracts and the funds in certain accounts). Puerto Rico imposes a significant tax on the recording of any mortgage, the release of any mortgage and any material modification of a mortgage (e.g., modification of the name of any party or modification of the amount of the loan). Therefore, it is customary in Puerto Rico for property owners to sell a property subject to an existing mortgage, for that existing mortgage to serve as collateral for a new loan by a new lender to a new borrower and for the note which the mortgage secures to be pledged to the new lender as collateral for the new loan. Subject to certain limited exceptions, neither the Montehiedra Borrower nor any of its affiliates is personally liable for payment of the Montehiedra Loan. The Montehiedra Borrower has represented that it owns good, marketable and indefeasible fee simple title to the Montehiedra Property free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the loan documents (the "Montehiedra Permitted Encumbrances"). The title insurance policy issued upon the origination of the Montehiedra Loan insures that the Mortgage constitutes a valid and enforceable first lien on the Montehiedra Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

    The Property. The Montehiedra Property, built in 1994, consists of approximately 51.76 acres of land and a 525,378 square foot single-story regional shopping center known as Montehiedra Town Center located in Rio Piedras in the municipality of San Juan, Puerto Rico. As of May 1, 1997, 98.9% of the total GLA at the Montehiedra Property was leased (excluding anchors, the mall store space was 97.2% leased).

                   ANCHOR TENANTS AT MONTEHIEDRA TOWN CENTER

                                        CREDIT RATING OF            ANCHOR-OWNED/      LEASE        COVENANT
ANCHOR                 PARENT COMPANY   PARENT COMPANY*  GLA (SF)    COLLATERAL     EXPIRATION    EXPIRATION**
-------------------- ----------------- ---------------- --------- --------------- ------------- --------------
Kmart ............... Kmart Corporation       Ba3         135,333    Collateral       4/30/22****   4/18/05
Builder's Square***   Kmart Corporation       Ba3         110,241    Collateral       4/30/22****       N/A
Caribbean Theaters  .                      Not Rated       50,000    Collateral       6/30/21           N/A
Marshall's ..........   TJX Companies         Baa2         29,776    Collateral       1/31/10           N/A
                                                        ---------
Total Anchor GLA  ...                                     325,350
Mall Store GLA ......                                     200,028
                                                        ---------
Total GLA ...........                                     525,378

------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of July 11, 1997. In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating company.
** Date of operating covenant expiration is the expiration date of the covenant requiring that the store be open and operating as a Kmart.
*** Builder's Square leased its space pursuant to a sub-lease from Kmart which leases the space from the Montehiedra Borrower. On June 30, 1997, Kmart sold its Builder's Square stores in Puerto Rico, including the store at the Montehiedra Town Center, to Masso Expo Corp., which has indicated its intention to continue to operate a home improvement store on these premises. Kmart Corporation remains liable on the lease with the Montehiedra Borrower.
**** The Kmart and Builder's Square leases have 75-year terms with termination rights on the part of the tenant commencing in 2022.

   Operating Results. Information regarding the mall store occupancy and sales per square foot of GLA at Montehiedra Town Center is as follows:

                  SALES OPERATING HISTORY--MONTEHIEDRA LOAN

 MONTEHIEDRA TOWN CENTER        1996 SALES  1996 OCCUPANCY COST
----------------------------- ------------ -------------------
Mall Stores ..................   $376.14           8.62%
Kmart ........................   $251.19           4.74%
Builder's Square (see above)         N/A            N/A

Sales and occupancy cost figures are based solely upon information provided by tenants who were in occupancy during the applicable 12-month period. Builder's Square is not obligated under its lease to report sales.

                 LEASE EXPIRATION SCHEDULE--MONTEHIEDRA LOAN

                                       PERCENT OF                               ANNUALIZED
      YEAR ENDING        EXPIRING     TOTAL SQUARE   ANNUALIZED   PERCENT OF   BASE RENT PER
        DEC 31          SQUARE FEET       FEET       BASE RENT    BASE RENT     SQUARE FOOT
--------------------- ------------- -------------- ------------ ------------ ---------------
1997 .................          0          0.0%      $        0       0.0%        $  0.00
1998 .................          0          0.0                0       0.0         $  0.00
1999 .................        450          0.1           60,000       0.8         $133.33
2000 .................        360          0.1           50,400       0.6         $140.00
2001 .................        180          0.0           47,400       0.6         $263.33
2002 .................      2,060          0.4           78,350       1.0         $ 38.03
2003 .................        800          0.2           24,000       0.3         $ 30.00
2004 .................     25,125          4.8          616,536       7.7         $ 24.54
2005 .................    106,196         20.2        2,488,479      31.1         $ 23.43
2006 .................     31,065          5.9          687,789       8.6         $ 22.14
Thereafter ...........    353,542         67.3        3,944,705      49.3         $ 11.16
Vacant ...............      5,600          1.1               --        --              --
                      ------------- -------------- ------------ ------------
 Total/Weighted Avg.      525,378        100.0%      $7,997,659     100.0%        $ 15.22
                      ============= ============== ============ ============

     10 LARGEST TENANTS (BASED ON ANNUALIZED BASE RENT)--MONTEHIEDRA LOAN

                                                TENANT    % OF TOTAL
TENANT PARENT COMPANY*        STORE NAME       GLA (SF)      GLA
---------------------- ---------------------- --------- ------------
Kmart Corp.............         Kmart           245,574      46.7%
                          Builder's Square**
TJX Cos................       Marshall's         29,776       5.7
Edison Bros.***........         5-7-9            11,495       2.2
                              Wild Pair
                                Bakers
                              J. Riggins
                                  JW
                               Oak Tree

Giralda................                          14,615       2.8
Discovery Zone***......     Discovery Zone       10,000       1.9
Caribbean Theatres ....                          50,000       9.5
Melville Corp..........       Footaction          7,944       1.5
                        Thom McAn Footwear****

Petrie Retail Inc.*** .        Marianne          10,481       2.0
La Gran Via............                           4,360       0.8
Casa Febus.............                           4,360       0.8
                                                        ------------
TOTAL (10 Largest)  ...                         388,605      74.0
Remaining .............                         136,773      26.0
                                              --------- ------------
 Total/Weighted  Avg.                           525,378     100.0%
                                              ========= ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        % OF TOTAL   ANNUALIZED
                          ANNUALIZED    ANNUALIZED   TENANT BASE
TENANT PARENT COMPANY*   MINIMUM RENT   BASE RENT    RENT PER SF
---------------------- -------------- ------------ -------------
Kmart Corp.............   $2,716,546       33.97%      $11.06

TJX Cos................      342,424        4.28       $11.50
Edison Bros.***........      273,025        3.41       $23.75

Giralda................      221,070        2.76       $15.13
Discovery Zone***......      200,000        2.50       $20.00
Caribbean Theatres ....      350,000        4.38       $ 7.00
Melville Corp..........      158,880        1.99       $20.00

Petrie Retail Inc.*** .      146,734        1.83       $14.00
La Gran Via............      109,000        1.36       $25.00
Casa Febus.............      104,640        1.31       $24.00
                       -------------- ------------
TOTAL (10 Largest)  ...    4,622,319       57.80       $11.89
Remaining .............    3,375,340       42.20       $24.68
                       -------------- ------------
 Total/Weighted  Avg.     $7,997,659      100.00%      $15.22
                       ============== ============

[FN]
------------
* In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the lease.
** Although the Builder's Square anchor space is now operated by a local operator, Kmart remains liable for payment of all rents under the leases.
*** These tenants/parent companies are currently in bankruptcy under the Bankruptcy Code.
****   Thom McAn Footwear has closed, but its lease is guaranteed by Melville
       Corp.

   Appraisal. The Montehiedra Appraisal was prepared by Cushman & Wakefield dated as of March 7, 1997 and determined a market value for the Montehiedra Property of $92,000,000. The appraisers state that the appraisal was conducted in accordance with the Uniform Standards of Professional Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   Engineering Report. A property condition report on the Montehiedra Property was completed at the time the loan was originated. The property condition report concluded that the Montehiedra Property was generally in good physical condition but recommended immediate physical needs of approximately $92,000. At the origination of the Montehiedra Loan, a reserve of $115,000 was established to cover the cost of repairing the identified physical needs.

   Environmental Report. The Montehiedra Property was subject to a Phase I environmental site assessment in connection with the origination of the loan. A peer review and re-inspection letter report clarified data regarding tenant operations, utility services and regulatory research. Although the environmental assessment and the peer review/re-inspection letter report did not disclose the presence of any material adverse environmental conditions, no assurances can be given that a material environmental liability does not exist. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

    Property Management. The Montehiedra Property is managed by MB Montehiedra Management Corp. (the "Montehiedra Property Manager"), an affiliate of Manley-Berenson Associates, Inc., pursuant to a Property Management and Leasing Agreement (the "Montehiedra Property Management Agreement"). The Montehiedra Property Manager is responsible for the operation, management, maintenance, promotion and leasing of the Montehiedra Property. Under the terms of the Montehiedra Property Management Agreement, the Montehiedra Property Manager is entitled to a management and leasing fee equal to 4% of the rental income for the preceding month. The term of the Montehiedra Property Management Agreement continues until April 18, 2000, and automatically renews for successive one-year terms unless either party terminates at the end of a term.

    Without the mortgagee's prior written consent, the Montehiedra Borrower may replace the Montehiedra Property Manager with (i) another affiliate of Manley-Berenson Associates, Inc., (ii) Vornado Realty Trust or an affiliate thereof, provided that the fee payable does not exceed then current market rates, or (iii) another property management company as to which the Montehiedra Borrower has first obtained a written confirmation from the Rating Agencies that the retention of such property manager will not in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

   Pursuant to the Montehiedra Loan, the Master Servicer will have the right to direct the Montehiedra Borrower to terminate the Montehiedra Property Management Agreement (i) upon the acceleration of the Montehiedra Loan, (ii) upon the Montehiedra Anticipated Repayment Date, or (iii) if, for any trailing 12-month period, the net cash flow of the Montehiedra Property falls below 85% of the net cash flow for the Montehiedra Property for the 12-month period ending December 31, 1996. Pursuant to a manager's consent agreement among the related Originator, as lender, the Montehiedra Borrower and the Montehiedra Property Manager (the "Montehiedra Manager's Consent"), the Montehiedra Property Manager has agreed (i) to such termination rights of the Master Servicer, (ii) that the terms and provisions of the Montehiedra Property Management Agreement with respect to termination of the Montehiedra Property Management Agreement shall be subordinate to the terms and provisions of the Montehiedra Loan documents and the Montehiedra Manager's Consent and (iii) that the Montehiedra Property Manager will not amend the Montehiedra Property Management Agreement without the Master Servicer's consent.

   Zoning. The Montehiedra Property is located in an area that is zoned for residential use; the Montehiedra Property is a non-conforming use for which a zoning variance was obtained from the related planning board. The zoning variance will remain valid in the event of a casualty and restoration and the Montehiedra Property can be reconstructed as a retail center.

DESCRIPTION OF THE MORTGAGE LOANS

 THE CADILLAC FAIRVIEW POOL LOAN

   The Loan. The Cadillac Fairview Pool Loan had a principal balance as of the Cut-Off Date of approximately $258,640,281 and is secured by first priority mortgage liens encumbering the fee interest in eight shopping center properties, except for a portion of one property which is a leasehold interest, located in Delaware, Louisiana, New York, North Carolina, Georgia and Mississippi (the "Cadillac Fairview Properties"). Two of the Cadillac Fairview Properties are located adjacent to each other and are owned by a single Cadillac Fairview Borrower. The mortgages encumbering the Cadillac Fairview Properties are cross-collateralized and cross-defaulted.

    Payment Terms. The Cadillac Fairview Pool Loan was originated as of November 26, 1996. The Cadillac Fairview Pool Loan matures on November 26, 2026 (the "Cadillac Fairview Maturity Date") and bears interest at a fixed rate per annum equal to 7.935% (the "Cadillac Fairview Initial Interest Rate") through and including December 10, 2003. From and after December 11, 2003 (the "Cadillac Fairview Anticipated Repayment Date"), the Cadillac Fairview Pool Loan will bear interest at a fixed rate per annum equal to the greater of (i) 9.935% and (ii) the yield as of the Cadillac Fairview Anticipated Repayment Date, calculated by linear interpolation of the then current yields of U.S. Treasury constant maturities, with maturity dates of seven years plus 2% (the "Cadillac Fairview Revised Interest Rate"). Interest on the Cadillac Fairview Pool Loan is calculated based on the actual number of days elapsed and a 360-day year. As described below, if the Cadillac Fairview Borrowers do not prepay the Cadillac Fairview Pool Loan on the Cadillac Fairview Anticipated Repayment Date, the Cadillac Fairview Borrowers will be required to pay interest at the Cadillac Fairview Initial Interest Rate (together with principal, as described below). The interest accrued at the excess of the Cadillac Fairview Revised Interest Rate over the Cadillac Fairview Initial Interest Rate will be deferred, and will not be paid until after the principal balance of the Cadillac Fairview Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Cadillac Fairview Revised Interest Rate (such accrued and deferred interest and interest thereon at the Cadillac Fairview Revised Interest Rate, the "Cadillac Fairview Excess Interest").

   The Cadillac Fairview Pool Loan requires monthly payments (the "Cadillac Fairview Monthly Debt Service Payment Amount") of principal and interest of $1,915,988 each (based on a 30-year amortization schedule and the Cadillac Fairview Initial Interest Rate). The Due Date for each installment of the Cadillac Fairview Monthly Debt Service Payment Amount is the 11th day of each calendar month or, if in any month the 11th day is not a business day, then the Due Date for that month will be the immediately preceding business day. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Cadillac Fairview Maturity Date. Commencing on the Cadillac Fairview Anticipated Repayment Date, in addition to the Cadillac Fairview Monthly Debt Service Payment Amount, the Cadillac Fairview Borrowers are required to apply 100% of the Cadillac Fairview Excess Cash Flow (as defined below) for the month preceding the month in which the Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Cadillac Fairview Pool Loan has been paid in full and (b) to the Cadillac Fairview Excess Interest. "Cadillac Fairview Excess Cash Flow" means the amounts held as collected funds in the deposit account maintained pursuant to the terms of the loan agreement after the application of funds (a) to the amounts required to be paid into the tax and insurance escrow fund as described below under "--Reserves", (b) to the Cadillac Fairview Monthly Debt Service Payment Amount, (c) to the amounts required to pay ground rent, if any, (d) to pay the Cadillac Fairview Borrowers' budgeted operating expenses, (e) to the amounts required to be paid into the leasing reserve fund described below under "--Reserves", (f) to the amounts required to be paid into the capital reserve account described below under "--Reserves", and (g) to pay approved extraordinary capital expenditures. The scheduled principal balance of the Cadillac Fairview Pool Loan as of the Cadillac Fairview Anticipated Repayment Date will be approximately $240,479,577.

   After the occurrence and during the continuance of an event of default, to the extent permitted by applicable law, the entire outstanding principal balance of the Cadillac Fairview Pool Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of
(a) the maximum rate permitted by applicable law and (b) the greater of (x) 5% above the Cadillac Fairview Initial Interest Rate or the Cadillac Fairview Revised Interest Rate, as applicable, and (y) the prime rate from time to time as set forth in The Wall Street Journal.

   Prepayment. Voluntary prepayment is prohibited under the Cadillac Fairview Pool Loan until the Due Date that is immediately prior to the Cadillac Fairview Anticipated Repayment Date, except in connection with certain casualty or condemnation events. Thereafter, the Cadillac Fairview Pool Loan may be voluntarily prepaid in whole or in part on any Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Cadillac Fairview Pool Loan is prepaid upon acceleration of the Cadillac Fairview Pool Loan following the occurrence of an event of default prior to the Cadillac Fairview Anticipated Repayment Date, the Cadillac Fairview Borrowers will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Cadillac Fairview Pool Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Cadillac Fairview Pool Loan to be prepaid upon acceleration) for the period from the date of such prepayment to the Cadillac Fairview Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Cadillac Fairview Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration) assuming such amount is paid in full on the Cadillac Fairview Anticipated Repayment Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Cadillac Fairview Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of a Mortgaged Property under the Cadillac Fairview Pool Loan, the Master Servicer will be entitled, at its option, to apply such proceeds to prepay the Cadillac Fairview Pool Loan, as described below under "--Casualty and Condemnation". No prepayment premium or penalty will be payable upon any mandatory prepayment of the Cadillac Fairview Pool Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the Cadillac Fairview Borrowers will be required to pay a yield maintenance payment calculated in the manner described above.

   The Master Servicer may apply certain amounts to the prepayment of the Cadillac Fairview Pool Loan upon the occurrence of an event of a default.

   Release in Exchange for Substitute Collateral. Each of the Cadillac Fairview Borrowers is permitted on any date after the second anniversary of the Closing Date to defease all or any portion of the Cadillac Fairview Pool Loan applicable to it, provided that, among other conditions, the applicable Cadillac Fairview Borrower gives the Master Servicer at least thirty days' prior written notice of the date of such defeasance (the "Cadillac Fairview Defeasance Date"), and provided further that the Cadillac Fairview Borrower pays on the Cadillac Fairview Defeasance Date (i) all accrued and unpaid interest on the Cadillac Fairview Pool Loan to but not including such date (and if the Cadillac Fairview Defeasance Date is not a Due Date, the Cadillac Fairview Defeasance Deposit (as defined below) will take into account the interest that would have accrued on the Cadillac Fairview Pool Loan to but not including the next Due Date), and (ii) all other sums then due under the Cadillac Fairview Pool Loan and the related loan documents, (iii) the Cadillac Fairview Defeasance Deposit and (iv) all reasonable costs and expenses of the Master Servicer incurred in connection with the defeasance. In addition, the applicable Cadillac Fairview Borrower will be required to deliver to the Master Servicer among other things (a) a security agreement granting the Trustee a first priority lien on the Cadillac Fairview Defeasance Deposit and the U.S. Treasury obligations purchased with the Cadillac Fairview Defeasance Deposit, (b) an opinion of counsel for the Cadillac Fairview Borrower in form satisfactory to the Master Servicer stating, among other things, that the Trustee has a perfected security interest in the noncallable U.S. Treasury obligations purchased with the Cadillac Fairview Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the Master Servicer, from a "Big Six" independent certified public accounting firm, that the Cadillac Fairview Defeasance Deposit is sufficient to pay all scheduled payments due from the Cadillac Fairview Borrower under the Cadillac Fairview Pool Loan in connection with the proposed defeasance and (d) such other certificates, documents or instruments as the Master Servicer may reasonably request.

   "Cadillac Fairview Defeasance Deposit" shall mean an amount equal to the sum of (i) with respect to a total defeasance, all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Due Dates after the Cadillac Fairview Defeasance Date and through and including the Cadillac Fairview Anticipated Repayment Date for the entire outstanding aggregate principal amount of the Cadillac Fairview Pool Loan (including the outstanding principal balance of the Cadillac Fairview Pool Loan on the Cadillac Fairview Anticipated Repayment Date), and in amounts equal to the debt service due on such dates; (ii) with respect to a partial defeasance and the release of an individual property, (A) the sum of (x) the remaining outstanding principal amount of the note (other than defeased notes relating thereto) secured by such individual Cadillac Fairview Property (the "Cadillac Fairview Base Amount") and (y) a portion of the remaining aggregate outstanding principal amount of all of the other notes made by the Cadillac Fairview Borrowers (subject to the requirement that the note made by the Cadillac Fairview Borrower that owns the Galleria at White Plains will not be counted for this purpose until the aggregate principal amount of the Cadillac Fairview Pool Loan is $70,000,000 or less) equal to the difference between the Cadillac Fairview Release Amount (as defined below) for such individual property and the Cadillac Fairview Base Amount plus (B) without duplication all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Due Dates after the Cadillac Fairview Defeasance Date and through and including the Cadillac Fairview Anticipated Repayment Date, for the portion of the outstanding aggregate principal balance of the Cadillac Fairview Pool Loan being defeased (including the outstanding principal balance of such defeased portion on the Cadillac Fairview Anticipated Repayment Date) and in amounts equal to the debt service due on such dates with respect to such defeased portion of the Cadillac Fairview Pool Loan; and
(iii) in all cases, any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of one or more of the notes, the creation of one or more defeased notes and undefeased notes, if applicable, any transfer of one or more defeased notes or otherwise required to satisfy the terms of the Cadillac Fairview Pool Loan.

   Upon receipt of the Cadillac Fairview Defeasance Deposit, the Master Servicer, using the Cadillac Fairview Defeasance Deposit, will purchase noncallable U.S. Treasury obligations on behalf of the applicable Cadillac Fairview Borrower and, in the case of a defeasance in whole, such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Cadillac Fairview Pool Loan. Upon a deposit of U.S. Treasury obligations, the applicable Cadillac Fairview Borrower will have the right to assign the obligation to make payments under the Cadillac Fairview Pool Loan with respect to the principal amount of the Cadillac Fairview Pool Loan that has been defeased to an entity designated by the Master
Servicer. If the applicable Cadillac Fairview Borrower does assign such obligations, the Master Servicer will cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the Cadillac Fairview Pool Loan, the applicable Cadillac Fairview Borrower will be permitted to obtain the release of one or more of the Cadillac Fairview Properties from the lien of the related Mortgage, provided that no event of default exists and subject to the further conditions that (a) if the defeasance is in connection with a release of less than all of the Cadillac Fairview Properties, the Cadillac Fairview Borrower provides (i) evidence satisfactory to the Master Servicer that following such release the Cadillac Fairview Debt Service Coverage Ratio with respect to the remaining Cadillac Fairview Properties will not be less than the greater of (A) the Cadillac Fairview Debt Service Coverage Ratio for the twelve months immediately preceding the proposed release and (B) the Cadillac Fairview Debt Service Coverage Ratio as of the closing of the Cadillac Fairview Pool Loan and (b) the Cadillac Fairview Borrower defeases a principal portion of the Cadillac Fairview Pool Loan equal to (i) the Cadillac Fairview Release Amount of the Cadillac Fairview Property being released in the case of a release of less than all of the Cadillac Fairview Properties or (ii) an amount equal to the entire principal balance of the Cadillac Fairview Pool Loan for a full defeasance in the case of the release of all of the Cadillac Fairview Properties.

   "Cadillac Fairview Debt Service Coverage Ratio" means, as of any date, the quotient obtained by dividing net operating income for the twelve-month period immediately preceding, or following, as applicable, such date by the greater of (x) aggregate interest and principal payments actually due and payable on the Cadillac Fairview Pool Loan during such twelve-month period and (y) interest and principal payments on the Cadillac Fairview Pool Loan during such period assuming a loan constant comprised of interest and principal of 9.50%.

    "Cadillac Fairview Allocated Loan Amount" means, with respect to each Cadillac Fairview Property, the portion of the principal amount of the Cadillac Fairview Pool Loan allocated to each such Cadillac Fairview Property agreed upon by GSMC and the Cadillac Fairview Borrowers and determined as described under the definition of "Allocated Loan Amount" set forth above under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   "Cadillac Fairview Release Amount", with respect to a specified individual Cadillac Fairview Property, shall mean an amount equal to the excess of (i) 150% of the Cadillac Fairview Allocated Loan

Amount as of the closing of the Cadillac Fairview Pool Loan, in the case of Northpark Mall, the Esplanade Mall and the Galleria at White Plains and 125% of the Cadillac Fairview Allocated Loan Amount for any other Cadillac Fairview Property over (ii) the scheduled payments of principal made under the Cadillac Fairview Pool Loan in respect of the Cadillac Fairview Pool Loan allocated to such individual Cadillac Fairview Property (based on the relative Cadillac Fairview Allocated Loan Amounts for all of the individual Cadillac Fairview Properties); provided that in no event shall the Cadillac Fairview Release Amount be greater than the then outstanding principal amount of the Cadillac Fairview Pool Loan.

   Alteration/Expansion. Except upon compliance with certain conditions set forth in the loan documents, the Cadillac Fairview Borrowers are prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to any individual Cadillac Fairview Property or any part thereof or expanding or reducing any such property or the improvements thereon.

    Reserves. Pursuant to the terms of the Cadillac Fairview Pool Loan, the mortgagee of the Cadillac Fairview Pool Loan has established (i) a leasing reserve account to cover the cost of tenant improvement expenses and leasing commissions incurred by the Cadillac Fairview Borrowers, which is to be funded from cash flow in equal amounts of approximately $140,166 per month (subject to reduction in connection with the release of a Cadillac Fairview Property), (ii) a capital reserve account to cover the cost of routine capital improvements (excluding tenant improvements and leasing commissions and excluding the costs, associated with certain deferred maintenance items identified at the time of the funding of the Cadillac Fairview Pool Loan), to be funded from cash flow in equal amounts of approximately $68,166 per month (subject to reduction in connection with the release of any Cadillac Fairview Property), (iii) a tax and insurance account to be funded monthly from funds available in the deposit account in an amount equal to 1/12th of the aggregate insurance premiums and certain taxes that the Master Servicer reasonably estimates will be payable in the next ensuing 12 months, (iv) a capital renovation reserve account in the amount of $3,943,103 for the payment of the cost of capital renovations at certain Cadillac Fairview Properties, (v) a tenant inducement reserve account in the amount of $5,000,000 to fund certain required payments to Macy's in connection with its lease at the Galleria at White Plains, all of the funds in such account having been previously disbursed, and (vi) a free rent reserve account in the amount of $2,233,850 to fund the amount of free rent owed to all tenants at all of the Cadillac Fairview Properties under leases signed as of the closing of the Cadillac Fairview Pool Loan for the period from such closing date to the Cadillac Fairview Anticipated Repayment Date. In addition, a deferred maintenance reserve fund of $2,137,468 was established at closing of the Cadillac Fairview Pool Loan to cover the cost of certain deferred maintenance conditions existing at that time. The amount in the free rent reserve referred to in clause (vi) above will be adjusted upon the closing of the offering of the Certificates, to an amount equal to the free rent owed to all tenants at all of the Cadillac Fairview Properties under leases signed as of the closing of the offering of the Certificates for the period from such closing to the Cadillac Fairview Anticipated Repayment Date. As of June 18, 1997, $3,943,103 remains in the capital renovation reserve account referred to in clause (iv) above, and $2,137,468 remains in the deferred maintenance reserve fund referred to above.

   On July 1, 1997, the Cadillac Fairview Borrower, which owns the North DeKalb Mall, purchased the store previously owned and occupied by Mervyn's at the North DeKalb Mall and established a reserve fund with the mortgagee in the amount of $3,000,000 to fund certain costs of remodelling and refixturing such store.

   In connection with the transaction at the Shannon Southpark Mall whereby the store previously occupied by Mervyn's has been sold to JC Penney, the Cadillac Fairview Borrower which owns the North DeKalb Mall has agreed that
(i) if a JC Penney store is not open for business by April 15, 1998 (subject to extension due to force majeure) or (ii) if prior to the satisfaction of the condition set forth in (i) above, an anchor store (other than Mervyn's) closes its store or makes a public statement of its intention to close its store (each, a "Cadillac Fairview Trigger Event"), then the mortgagee has the right to require the relevant Cadillac Fairview Borrower to deposit with the mortgagee on each Due Date, as additional collateral for the Cadillac Fairview Pool Loan, an amount equal to the Shannon Monthly Deposit. The "Shannon Monthly Deposit" for any Due Date is the lesser of (A)(x) the outstanding principal balance of the Note secured by the Shannon Southpark Mall (the "Shannon Note") as of the date of the Cadillac Fairview Trigger Event divided by the number of Due Dates to and including the Cadillac Fairview

Anticipated Repayment Date minus (y) the amount of scheduled amortization due and payable in respect of the Shannon Note on such Due Date (the amount in this clause (A) being the "Base Amount") and (B) the Cadillac Fairview Excess Cash Flow for the month preceding the month in which the Due Date occurs; provided that if on any Due Date the amount so deposited is less than the Base Amount, then the Base Amount for the next Due Date will be increased by any such deficiency.

   Lockbox. The Cadillac Fairview Borrowers are required to direct all tenants at the Cadillac Fairview Properties to make all checks in respect of sums due to the Cadillac Fairview Borrowers under the leases and operating agreements in effect at the Cadillac Fairview Properties payable directly to a deposit account or a property-level sweep account, in each case to be maintained by, in the name of and under the sole dominion and control of the Master Servicer and to deliver all checks and payments directly to the Master Servicer or its agent.

   On each Due Date, provided no default or event of default has occurred and is continuing, the Master Servicer will distribute funds from the deposit account in the following order: (a) to the tax and insurance escrow account,
(b) to fund the Cadillac Fairview Monthly Debt Service Payment Amount, (c) to pay ground rent, if any, for the ground leased Cadillac Fairview Property,
(d) to the Cadillac Fairview Borrowers, an amount equal to the operating expenses approved by the Master Servicer in the annual budget for the month immediately prior to the month in which such Due Date occurs (or up to 105% of such budgeted operating expenses on a cumulative year-to-date basis) and certain costs related to merchant associations (provided that the Cadillac Fairview Borrowers shall have delivered to the Master Servicer an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the Cadillac Fairview Borrowers (except for claims any Cadillac Fairview Borrower is in good faith contesting), and that the amounts disbursed to the Cadillac Fairview Borrowers pursuant to this clause (d) shall be used by the Cadillac Fairview Borrowers solely to pay their creditors for costs and expenses incurred to such date, (e) to the leasing reserve account, the amount of $140,166 (or such lesser amount as may be applicable), (f) to the capital reserve account, the amount of $68,166 (or such lesser amount as may be applicable), (g) from and after the Cadillac Fairview Anticipated Repayment Date, to pay the costs of extraordinary capital expenditures approved in writing by the Master Servicer, (h) from and after the Cadillac Fairview Anticipated Repayment Date, to prepay the notes evidencing the Cadillac Fairview Pool Loan on a pro rata basis, until the aggregate principal amount of the notes has been paid in full, (i) from and after the Cadillac Fairview Anticipated Repayment Date, to pay the Cadillac Fairview Excess Interest with respect to the notes, (j) to pay the interest accrued and unpaid under the notes at the excess of the Default Rate over the Cadillac Fairview Initial Interest Rate or the Cadillac Fairview Revised Interest Rate, as applicable, and (k) if no event of default has occurred, to the Cadillac Fairview Borrowers or their designees, any funds remaining in the deposit account; provided that in the Master Servicer's sole discretion, the Master Servicer may permit a distribution under this clause (k) notwithstanding the occurrence of an event of default.

   Sale of the Properties or Beneficial Interests in the Cadillac Fairview Borrowers, Cadillac Fairview U.S. or CFUS Holding. So long as no event of default occurs and is continuing and subject to the requirements and conditions described below, the Cadillac Fairview Borrowers may sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all of the Cadillac Fairview Properties (but not less than all of the Cadillac Fairview Properties) only collectively, in a single transaction, and the Cadillac Fairview Borrowers may permit or suffer any owner of a direct or indirect beneficial interest in any Cadillac Fairview Borrower, or direct interest in Cadillac Fairview U.S. Inc., a Delaware corporation ("Cadillac Fairview U.S.") or CFUS Holding Corporation, a Delaware corporation ("CFUS Holding") to transfer such interest only if, after giving effect to the proposed transaction, (A) the Cadillac Fairview Properties will be owned directly by one or more single purpose entities, which shall have assumed in writing and agreed to comply with all the terms, covenants and conditions set forth in the loan agreement for the Cadillac Fairview Pool Loan, (B) there shall exist a Qualified Resultant Owner (as defined below) or Master Servicer shall receive a written confirmation from the Rating Agencies to the effect that such transfer will not result in a downgrade, withdrawal or qualification of their respective ratings of the Certificates in effect immediately prior to such transfer, (C) the manager or managers of the Cadillac Fairview Properties meets the requirements for managers under the loan agreement for the Cadillac Fairview Pool Loan, and (D) no event of default will occur as a result of such transaction.

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    For these purposes, "Qualified Resultant Owner" means (i) any one or more
Cadillac Fairview Permitted Owners which own, individually or collectively, at least a 51% beneficial interest in and control Cadillac Fairview U.S., CFUS Holding or each of the Cadillac Fairview Borrowers or (ii) any one of the specified acceptable managers under the loan agreement for the Cadillac Fairview Pool Loan which owns at least a 50% direct or indirect beneficial interest in and has control or veto control over Cadillac Fairview U.S., CFUS Holding or each of the Cadillac Fairview Borrowers.

   As used herein, a "Cadillac Fairview Permitted Owner" means either (I) certain specified acceptable managers under the loan agreement for the Cadillac Fairview Pool Loan or any Affiliate of such managers or (II) any other person that meets all of the following conditions: (1) such person's long-term unsecured debt is rated at least equal to the then highest rating assigned to any of the Certificates by each of the Rating Agencies; (2) such person has a current net worth of at least $250 million and owns total real estate assets of at least $500 million, in each case exclusive of the Cadillac Fairview Properties (or, in the case of a pension fund adviser, controls $1 billion of real estate assets); (3) such person is, or is controlled by, either a pension fund, a pension fund adviser, an insurance company, a domestic bank (with total assets of at least $45 billion), or a person whose long-term unsecured debt is rated at least investment grade by each of the Rating Agencies; and (4) such person controls at least ten regional malls containing (in the aggregate) at least six million square feet of leaseable space.

   For these purposes, "control" means having (either directly or indirectly) primary responsibility to make all material decisions with respect to the operation, management and disposition of another person's real estate assets (including decisions regarding sales, acquisitions and financings) rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such controlling person pursuant to an agreement in writing.

   For these purposes, "veto control" means having (either directly or indirectly) the ability to veto all material decisions with respect to the operation, management and disposition of another person's real estate assets (including decisions regarding sales, acquisitions and financings) rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such veto controlling person pursuant to an agreement in writing.

    Six of the Cadillac Fairview Borrowers are approximately 99% indirectly owned by Cadillac Fairview U.S. Inc., a Delaware corporation ("Cadillac Fairview U.S."). One Cadillac Fairview Borrower is indirectly majority owned and controlled by Cadillac Fairview U.S. and CFUS Holding Corporation, a Delaware corporation ("CFUS Holding"). Cadillac Fairview U.S. is directly and indirectly owned by CFUS Holding and CFCL. CFCL is a wholly owned subsidiary of Cadillac Fairview Inc., a Delaware corporation ("CF Inc."), and CF Inc. is a wholly owned affiliate or subsidiary of Cadillac Fairview Corporation, an Ontario corporation.

   Pledge or Encumbrance of Beneficial Interests in CFCL. Any owner of a beneficial interest in CFCL may pledge or otherwise encumber such interest (and any transfer that might arise as a result of the foreclosure of such pledge or encumbrance shall be a permitted transfer hereunder); provided, however, that prior to September 1, 1997, Ontario Teachers' Pension Plan Board ("Ontario Teachers"), BRE/CF Equity Acquisition L.P. ("BRE/CF"), Blackstone Real Estate Partners II L.P. ("Blackstone II"), Blackstone Real Estate Partners IV L.P. ("Blackstone IV"), Blackstone Re Capital Partners II L.P. ("Blackstone Capital"), Blackstone CF Equity Acquisition L.P. ("Blackstone Equity"), Whitehall Street Real Estate Limited Partnership V ("Whitehall V") and Whitehall Street Real Estate Limited Partnership VI ("Whitehall VI") may pledge any beneficial interest in CFCL owned by such person only to an institutional lender.

   Transfers of Beneficial Interests in Cadillac Fairview Inc., Cadillac Fairview Corporation or CFCL. Transfers of direct or indirect beneficial ownership interests in Cadillac Fairview Inc., Cadillac Fairview Corporation and CFCL, or any of them, shall be permitted transfers if, after giving effect to such

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transfer, (A) the manager or managers of the Cadillac Fairview Properties meets the requirements for managers under the Cadillac Fairview Loan agreement, (B) no event of default shall have occurred and be continuing or will occur as a result of such transfer and (C) at least one of the following is true:

     (1) one or more members of the Company Control Group (as defined below), directly or indirectly, own or have control or veto control over the Cadillac Fairview Borrowers;

     (2) the transferee is directly or indirectly owned or controlled (or veto controlled) by a publicly traded entity that is owned at least 10% directly or indirectly by one or more members of the Company Control Group;

     (3) the Master Servicer receives a written confirmation from the Rating Agencies to the effect that such transfer to such prospective transferee will not result in a downgrade, withdrawal or qualification of their respective ratings of the Certificates in effect immediately prior to such transfer;

      (4) the transferee is or is controlled by a specified acceptable manager under the Cadillac Fairview Loan Agreement; or

     (5) the transferee is owned or controlled by two or more entities described in any of the clauses (1) through (4) above.

   For these purposes, "Company Control Group" shall mean one or more of (i) Ontario Teachers, (ii) BRE/CF, (iii) Blackstone II, (iv) Blackstone IV, (v) Blackstone Capital, (vi) Blackstone Equity, (vii) Whitehall V, (viii) Whitehall VI, (ix) after August 31, 1997, CFCL or (x) any person that controls any of the Persons specified in clauses (i) through (ix) above. Also for these purposes, the terms "control" and "veto control" have the meanings specified above under "--Sale of the Properties or Beneficial Interests in the Cadillac Fairview Borrowers, Cadillac Fairview U.S. or CFUS Holding".

   Insurance. The Cadillac Fairview Borrowers are required to maintain, at their sole cost and expense, for the mutual benefit of the Cadillac Fairview Borrowers and the Trustee, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", including earthquake damage. Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the Cadillac Fairview Properties and related assets without deduction for physical depreciation and must have deductibles no greater than the greater of (x) five percent of Net Operating Income for such individual Cadillac Fairview Property or Properties for the twelve month period immediately preceding November 1, 1996 and (y) $100,000. Each Cadillac Fairview Borrower must also maintain the following policies of insurance: (a) flood insurance if any part of an individual Cadillac Fairview Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the applicable Cadillac Fairview Allocated Loan Amount or the maximum limit of coverage available under said program with respect to such Cadillac Fairview Property; (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $10,000,000 for any policy year as well as at least $30,000,000 excess and/or umbrella liability insurance (provided that if the Cadillac Fairview Borrowers maintain a blanket liability policy such requirement will be satisfied if such policy contains no less than a $40,000,000 limit per occurrence); (c) rental loss and/or business interruption insurance in an amount equal to the greater of estimated gross revenues from operations from the Cadillac Fairview Properties and projected operating expenses needed to maintain and operate the Cadillac Fairview Properties, in each case for two years; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to each of the Cadillac Fairview Properties; (e) worker's compensation insurance, as and to the extent required by applicable law or regulation; (f) during any period of repair or restoration, builder's

"all risk" insurance in an amount not less than full insurable value of the applicable Cadillac Fairview Property; (g) coverage to compensate for the cost of demolition and the increased cost of construction for any Cadillac Fairview Property in commercially reasonable amounts as requested by the Master Servicer; and (h) such other insurance as may from time to time be reasonably required by the Master Servicer. The Cadillac Fairview Pool Loan generally requires the Cadillac Fairview Borrowers to obtain the insurance described above from insurers having claims paying abilities rated "AA" or better by the Rating Agencies.

    Casualty and Condemnation. In the event of a casualty where the loss is in an aggregate amount less than 30% of the Cadillac Fairview Allocated Loan Amount for the affected individual Cadillac Fairview Property or a condemnation where the loss is in an aggregate amount less than 15% of the Cadillac Fairview Allocated Loan Amount for the affected individual Cadillac Fairview Property, the Master Servicer shall permit the application of the insurance and condemnation proceeds (after reimbursement of any reasonable out-of-pocket expenses incurred by Master Servicer in collecting the insurance proceeds) to pay, or to reimburse the applicable Cadillac Fairview Borrower, for the cost of restoring, repairing, replacing or rebuilding the affected individual Cadillac Fairview Property, in the manner required by the Cadillac Fairview Loan Agreement, provided and on the condition that, no default or event of default shall have occurred and be then continuing and, in the reasonable judgment of the Master Servicer: (i) the individual
Cadillac Fairview Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any leases or operating agreements and the proceeds of any rental loss or business interruption insurance which the Cadillac Fairview Borrower receives or is entitled to receive, in each case, due to such casualty or condemnation) and not less useful than the same was prior to the casualty or condemnation, (ii) the individual Cadillac Fairview Property after such restoration will adequately secure the outstanding balance of the Cadillac Fairview Allocated Loan Amount for such Cadillac Fairview Property, (iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the receipt of the proceeds (or if earlier, the 365th day after the casualty or condemnation, as applicable), (B) the 180th day prior to the Cadillac
Fairview Maturity Date, and (C) with respect to a casualty the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iv) during the period of the restoration, the sum of (A) income derived from the affected individual Cadillac Fairview Property, plus
(B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 105% of the sum of (1) operating expenses for such individual Cadillac Fairview Property and (2) the debt service in respect of the Allocated Loan Amount for such individual Cadillac Fairview Property.

   If any of the foregoing conditions are not satisfied, then, unless the Master Servicer shall otherwise elect, at its sole option, the proceeds shall be applied to the prepayment of the Cadillac Fairview Pool Loan in accordance with the terms described below, and the applicable Cadillac Fairview Borrower shall be entitled to receive a release of the lien affecting such individual Cadillac Fairview Property in accordance with and subject to the terms of the Cadillac Fairview Loan Agreement (in which event such proceeds shall be applied against the Cadillac Fairview Release Amount for such individual Cadillac Fairview Property).

   In the event of a casualty where the loss is in an aggregate amount equal to or more than 30% of the Allocated Loan Amount for the affected individual Cadillac Fairview Property or a condemnation where the loss is in an aggregate amount equal to or more than 15% of the Allocated Loan Amount for the affected individual Cadillac Fairview Property then the Master Servicer has the option to apply the proceeds to the prepayment of the Cadillac Fairview Pool Loan in accordance with the terms described below (and the applicable Cadillac Fairview Borrower shall be entitled to receive a release of the lien affecting such individual Cadillac Fairview Property in accordance with the terms of the Cadillac Fairview Loan Agreement, in which event such proceeds shall be applied against the Cadillac Fairview Release Amount for such individual Cadillac Fairview Property) or to reimburse the applicable Cadillac Fairview Borrower for the cost of any restoration in the manner described below; provided, however, that if (x) an operating agreement, any supplemental agreement or a lease with a tenant provides that such proceeds must be applied to restoring such individual Cadillac Fairview Property, (y) in the reasonable judgment of the Master Servicer, such individual Cadillac Fairview Property can be restored within twelve months and prior to the Cadillac Fairview Maturity Date to an economic unit not less valuable and not less useful than the same was prior to the casualty or condemnation and, after such restoration, such Cadillac Fairview Property will adequately secure the outstanding balance of the Cadillac Fairview Pool Loan with respect to such individual Cadillac Fairview Property and (z) no event of default or material default has occurred and is continuing, the Master Servicer shall be obligated to make such proceeds available for the restoration of such individual Cadillac Fairview Property.

   Any application of insurance and condemnation to the debt shall be applied first to the note secured by the affected individual Cadillac Fairview Property until such note has been paid in full, and then to all of the other notes (other than the note made by the Cadillac Fairview Borrower that owns the Galleria of White Plains until the aggregate principal amount of the Loans has been reduced to $70,000,000 or less) pro rata based on the then outstanding principal amount of such other notes. Any such application to the debt shall be applied to those payments of principal and interest last due under the applicable note or notes and shall not postpone or reduce any payments otherwise required pursuant to the notes other than such last due payments.

   If a Cadillac Fairview Borrower is entitled pursuant to the foregoing to reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the Master Servicer's being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as are customary and reasonably obtainable by prudent property owners in the locality in which the individual Cadillac Fairview Property is located and as the Master Servicer may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the Master Servicer prior to commencement of any work. In addition, no payment made prior to the final completion of the restoration shall exceed 95% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the Master Servicer, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the Master Servicer by or on behalf of such Cadillac Fairview Borrower for that purpose, will be at least sufficient in the reasonable judgment of the Master Servicer to pay for the cost of completion of the restoration, free and clear of all liens or claims for lien. Prior to any disbursement, the Master Servicer shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and such Cadillac Fairview Borrower shall have deposited with the Master Servicer cash or permitted investments in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty shall be paid to such Cadillac Fairview Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation shall be escrowed with the Master Servicer as security for the debt after payment of such costs of restoration.

   Financial Reporting. The Cadillac Fairview Borrowers are required to furnish to the Master Servicer within 85 days following the end of each fiscal year of the Cadillac Fairview Borrowers, a complete copy of the Cadillac Fairview Borrowers' annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the Master Servicer, in accordance with generally accepted accounting principles, covering the Cadillac Fairview Properties on a combined basis as well as each individual property, for such fiscal year. Together with the Cadillac Fairview Borrowers' annual financial statements, the Cadillac Fairview Borrowers will also furnish to the Master Servicer (A) an officer's certificate certifying as of the date thereof whether, to the Cadillac Fairview Borrowers' knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (B) then current rent rolls; and (C) an annual report, for the most recently completed fiscal year, containing certain prescribed information.

   In addition, the Cadillac Fairview Borrowers are required to furnish, or cause to be furnished, to the Master Servicer on or before the 30th day after the end of each calendar month, among other items, monthly and year-to-date operating statements prepared for each calendar month (on an aggregate and on a property-by-property basis).

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    The Cadillac Fairview Borrowers are also required to furnish, or cause to be furnished, to the Master Servicer on or before the 30th day after the end of each fiscal quarter, quarterly and year-to-date statements prepared for such fiscal quarter with respect to each Cadillac Fairview Borrower, with a balance sheet for such quarter and a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Cadillac Fairview Properties on an aggregate and per-property basis.

  THE CENTURY PLAZA TOWERS LOAN

   The Loan. The Century Plaza Towers Loan had a principal balance as of the Cut-Off Date of approximately $229,369,475. It is secured by a first priority deed of trust lien encumbering two office buildings, known as "Century Towers", and the appurtenant subterranean six-story parking garage (the "Century Towers Parking Facility"), located in the Century City Market, Los Angeles, California (collectively, the "Century Towers Property"). The Century Plaza Towers Loan was originated by GSMC on April 9, 1997.

   Payment Terms. The Century Plaza Towers Loan bears interest at a fixed rate per annum equal to 8.039125% (the "Century Towers Initial Interest Rate") through and including April 8, 2007. From and after April 9, 2007 (the "Century Towers Anticipated Repayment Date"), the Century Plaza Towers Loan accrues interest at a fixed rate per annum equal to 10.039125% (the "Century Towers Revised Interest Rate"). The Century Plaza Towers Loan matures on March 9, 2027 (the "Century Towers Maturity Date"). As described below, if the Century Towers Borrower does not prepay the Century Plaza Towers Loan on or before the Century Towers Anticipated Repayment Date, the Century Towers Borrower will be required to pay interest at the Century Towers Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Century Towers Revised Interest Rate over the Century Towers Initial Interest Rate will be deferred (such accrued and deferred interest and interest thereon at the Century Towers Revised Interest Rate, the "Century Towers Excess Interest"). Interest on the Century Plaza Towers Loan is calculated for any period on the basis of twelve 30-day months.

   The Century Plaza Towers Loan requires monthly payments (the "Century Towers Monthly Debt Service Payment Amount") of principal and interest of $1,693,936 (based on a 30-year amortization schedule and the Century Towers Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest, is required on the Century Towers Maturity Date. Each Century Towers Monthly Debt Service Payment Amount is due and payable on the 9th day of the month or, if such day is not a business day, the next following business day unless (provided the mortgagee has notified the borrower) the 9th, 10th and 11th days of the month are not business days, in which case the next preceding business day (a "Century Towers Due Date"). Commencing with the Century Towers Anticipated Repayment Date and on each Century Towers Payment Date thereafter, in addition to the Century Towers Monthly Debt Service Payment Amount, the Century Towers Borrower is required to apply 100% of the Century Towers Excess Cash Flow (as defined below) for the month preceding the month in which the Century Towers Due Date occurs to the outstanding principal balance, until the Century Plaza Towers Loan has been paid in full, and then, to the Century Towers Excess Interest. "Century Towers Excess Cash Flow" means the amounts held as collected funds in the deposit account maintained under the Century Plaza Towers Loan agreement after the application of funds (a) to the amounts required to be paid into the tax and insurance escrow fund as described below under "--Reserves", (b) to the Century Monthly Debt Service Payment Amount,
(c) to the payment of the Century Towers Borrower's approved budgeted operating expenses, (d) to the TI/Leasing Commissions Reserve Account described below under "--Reserves", (e) to the capital reserve account described below under "--Reserves", and (f) to the payment of extraordinary capital expenditures approved by mortgagee in writing. The scheduled principal balance of the Century Plaza Towers Loan as of the Century Towers Anticipated Repayment Date will be $201,899,161.

   After the occurrence and during the continuance of an event of default under the Century Plaza Towers Loan, the entire outstanding principal balance thereof will bear interest at a per annum rate equal to 300 basis points in excess of the then-applicable interest rate, but in no event less than 100 basis points in excess of the Citibank, N.A. "base" rate or, if no such "base rate" is announced, the Citibank "prime rate" plus 1%.

     Prepayment. Voluntary prepayment is prohibited under the Century Plaza Towers Loan prior to February 9, 2007 (subject to defeasance rights afforded to the Century Towers Borrower), except in connection with certain casualty and condemnation events and voluntary prepayment is permitted on any Due Date from and after February 9, 2007. In the event of a prepayment in connection with an acceleration of the Century Plaza Towers Loan following an event of default thereunder, the Century Towers Borrower will be required to pay a yield maintenance premium equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Century Plaza Towers Loan for the period from the date of such prepayment to (and including) the Century Towers Anticipated Repayment Date, discounted monthly at a rate equal to a treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Century Plaza Towers Loan were such amount paid in full on the Century Towers Anticipated Repayment Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Century Plaza Towers Loan.

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Century Towers Property under the Century Plaza Towers Loan, the Master Servicer will be entitled, at its option, to apply such proceeds to the prepayment of the Century Plaza Towers Loan, as described below under "--Casualty and Condemnation". No prepayment premium or penalty will be payable upon any mandatory prepayment of the Century Plaza Towers Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing thereunder, in which case the Century Towers Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   Release in Exchange for Substitute Collateral--Defeasance. The Century Towers Borrower is permitted on any date after the second anniversary of the Closing Date to defease all (but not a portion) of the Century Plaza Towers Loan with U.S. Treasury obligations, provided that, among other conditions, the Century Towers Borrower gives the Mortgagee at least thirty days' prior written notice of the date of such defeasance (the "Century Towers Defeasance Date") and provided further that the Century Towers Borrower pays on the Century Towers Defeasance Date (i) all accrued and unpaid interest on the Century Plaza Towers Loan to but not including such date, (ii) all other sums then due under the Century Plaza Towers Loan and the related loan documents,
(iii) the Century Towers Defeasance Deposit (as defined below) and (iv) all reasonable costs and expenses of the Mortgagee incurred in connection with the defeasance. In addition, the Century Towers Borrower will be required to deliver to the Mortgagee, among other things: (a) a security agreement granting the Mortgagee a first priority lien on the Century Towers Defeasance Deposit and the U.S. Treasury obligations purchased with the Century Towers Defeasance Deposit, (b) an opinion of counsel for the Century Towers Borrower in form reasonably satisfactory to the Mortgagee stating, among other things, that the Trustee has a perfected security interest in the U.S. Treasury obligations purchased with the Century Towers Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the Mortgagee, from a "Big Six" independent certified public accounting firm, that the Century Towers Defeasance Deposit is sufficient to pay all scheduled payments due from the Century Towers Borrower under the Century Plaza Towers Loan in connection with the proposed defeasance, (d) an Officer's Certificate certifying that the aforementioned requirements have been met, and (e) written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such defeasance.

   "Century Towers Defeasance Deposit" means an amount equal to the sum of
(i) the outstanding principal amount of the Note, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the Century Plaza Towers Loan after the Century Towers Defeasance Date and through and including the Century Towers Anticipated Prepayment Date (including the outstanding principal balance on the Century Towers Loan on the Century Towers Anticipated Prepayment Date), and (iii) any revenue, documentary stamp or intangible taxes in connection with the transfer of the defeased note.

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    Upon receipt of the Century Towers Defeasance Deposit, the Master
Servicer, using the Century Towers Defeasance Deposit, will purchase noncallable U.S. Treasury obligations on behalf of the Century Towers Borrower, and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Century Plaza Towers Loan. Upon a deposit of such U.S. Treasury obligations, the Century Towers Borrower will have the right to assign the obligation to make payments under the Century Plaza Towers Loan to an entity designated by the Master Servicer.

   In connection with the defeasance of the Century Plaza Towers Loan, the Century Towers Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Century Towers Property and all related collateral.

   Other Financing. The Century Plaza Towers Loan documents permit certain affiliates of the Century Towers Borrower to incur additional debt in the maximum amount of $40,000,000, provided that certain conditions contained in the Century Plaza Towers Loan documents are satisfied.

   Alterations. Except upon compliance with certain conditions set forth in the loan agreement, the Century Towers Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement, expansion or reduction of or to the Century Towers Property or any part thereof.

   Pre-Approved Alterations. The Century Plaza Towers Loan documents specify certain alterations that have been approved in principle by the mortgagee and for which no escrow will be required. These approved alterations include restroom and mechanical upgrades, fire and life safety upgrades, installation of lighting for the exterior of the Century Towers Property, plaza improvement, installation of a new ceiling grid, a retrofit of lighting fixtures, a general upgrade of the garage area and a repair of plaza deck leaks.

   Reserves; TI Credit Facility. Pursuant to the terms of the Century Plaza Towers Loan, the Century Towers Borrower has established (i) an initial capital expenditure reserve account in the amount of $7,165,045 for the payment of all unpaid tenant allowances, tenant improvements and leasing commissions in respect of certain leases executed prior to the origination of the Century Plaza Towers Loan, (ii) an account, in amounts which vary from year to year based on a schedule set forth in the Century Plaza Towers Loan documents, for the payment of anticipated tenant improvement costs and leasing commissions (the "TI/Leasing Commissions Reserve Account"), unless the Century Towers Borrower has delivered instead the TI Credit Facility (defined below), (iii) an account in the amount of $1,162,000 for the payment of remediating certain deferred maintenance conditions, and (iv) an account, to be funded in equal monthly installments of $258,489 between May 1, 1997 and October 1, 1997, to pay real estate taxes (the "Tax Lot Reserve Account"). In addition, the Century Towers Borrower is obligated, within 30 days after the occurrence of a Triggering Event, as described below under "--Lockbox", to establish (a) an account, to be subsequently funded from cash flow from the Century Towers Property, for the payment of routine capital improvements, and (b) if one or more of Prudential, the Commingled Fund, TREET and FPGT fail to own 51% of the Century Towers Borrower, an account in the amount of $1,003,000 for the abatement of certain asbestos conditions (less amounts representing costs already expended in abating such conditions), and (c) an escrow account for the deposit, in equal monthly installments, of insurance premiums and real estate taxes.

    Until the Anticipated Repayment Date, the Century Towers Borrower is to maintain an irrevocable, direct draw letter of credit (the "TI Credit Facility") in the initial amount of $11,500,000 (subject to certain scheduled adjustments from year-to-year until the Century Towers Anticipated Repayment Date at which time it is required to be in the amount of $11,500,000 until the Century Towers Maturity Date) issued in favor of the mortgagee (and assigned to the mortgagee) by Hypo Bank, or another bank whose long-term unsecured debt is rated "AA" or better and otherwise reasonably approved by the mortgagee and the Rating Agencies in lieu of the TI/Leasing Commissions Reserve Account. Repayment of any amounts paid in respect of the TI Credit Facility is secured by the members' ownership interests in the Century Towers Borrower. See "--Transfer of the Century Towers Borrower and Interests in the Century Towers Borrower" herein.

   Lockbox. Within 30 days after the occurrence and during the continuance of a Century Towers Triggering Event, the Century Towers Borrower is required to cause all tenants to deposit their rent

                              S-134
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checks directly into a lockbox account under the control of the mortgagee.
Payments from such account shall be made in the following order of priority:
(i) to required tax and insurance escrows in the required monthly installment amount, (ii) for the Century Monthly Debt Service Payment Amount, (iii) to the Century Towers Borrower for budgeted and approved operating expenses,
(iv) to the Century Towers Borrower for approved capital expenditures, (v) to the TI/Leasing Commissions Reserve Account, (vi) to the Capital Expenditure Reserve Account in the amount of $39,100.44, (vii) to the Century Towers Borrower for the payment of discretionary capital expenditures approved by the Master Servicer, (viii) after the Anticipated Repayment Date, to mortgagee for repayment of principal until paid in full, (ix) after the Anticipated Repayment Date, to the mortgagee for the payment of Century Towers Excess Interest, (x) to the mortgagee for the payment of any interest that has accrued at the default rate, (xi) provided no event of default has occurred, to Hypo Bank for interest due and payable on draws from the TI Credit Facility, (xii) provided no event of default exists, to members in the Century Towers Borrower in payment of any loans made by such members to other members of the Century Towers Borrower, and (xiii) provided no event of default exists, to the Century Towers Borrower.

   "Century Towers Triggering Event" means any of the following: (i) the occurrence of an event of default, beyond applicable periods of notice and grace, (ii) one of the Century Towers Beneficial Owners and/or Qualified Transferees (as described under "--Transfer of the Century Towers Property and Interests in the Century Towers Borrower; Encumbrances") shall fail to own beneficially at least 51% of or fail to control the Century Towers Borrower, (iii) the Anticipated Repayment Date shall have occurred and the Century Plaza Towers Loan shall not have been repaid, and (iv) net operating income on a trailing 12 month basis shall be less than the net operating income for the twelve month period ending April 1, 1997. The Century Towers Triggering Events described in clauses (i), (ii) and (iv) above may be cured if (x) with respect to clause (i), the event of default in question shall have been cured prior to any acceleration of the Century Plaza Towers Loan,
(y) with respect to clause (ii), if one or more of the Century Towers Beneficial Owners and/or Qualified Transferees shall own beneficially (including through separate accounts) at least 51% of (and controls) the Century Towers Borrower, and (z) with respect to clause (iv), the Century Towers Borrower shall escrow with the Mortgagee the excess (as calculated and escrowed on a monthly basis) of 85% of the net operating income for the 12 month period ending April 1, 1997 over the net operating income on a trailing 12 month basis, provided that the Century Towers Borrower may not rely on such cure if the net operating income on a trailing 12 month basis falls below 65% of the net operating income for the 12 month period ending April 1, 1997.

    Transfer of the Century Towers Property and Interests in the Century Towers Borrower; Encumbrances. Unless permitted by the Century Plaza Towers Loan documents as described below, and with the exception of leases entered into in accordance therewith and Century Towers Permitted Encumbrances and a certain lot-line adjustment approved in principle, the Century Towers Borrower will not without the Mortgagee's consent, not to be unreasonably withheld or delayed, and a written confirmation from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part of the Century Towers Property, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Century Towers Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Century Towers Property, or (D) file a declaration of condominium with respect to the Century Towers Property. Notwithstanding the foregoing, a sale, assignment, conveyance or transfer, or other disposition or hypothecation or other encumbrance, of a direct or indirect beneficial interest in the Century Towers Borrower will be permitted, if after giving effect to the proposed transaction (i) the Century Towers Borrower will be owned by a single purpose entity meeting certain bankruptcy-remote requirements set forth in the Century Plaza Towers Loan documents, (ii) the Century Towers Borrower will be at least 51% owned directly or indirectly by a Century Beneficial Owner or by Century Towers Qualified Transferees (as defined below) or their respective close affiliates, (iii) if the transfer constitutes a transfer of 25% or more of the membership interests, stock or other direct equity interests in the Century Towers Borrower, such transfer will require, among other things, that the mortgagee receive a legal opinion confirming that the assets of the new borrower will not be substantively

                              S-135
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consolidated with the assets of certain owners or controlling persons of such borrower in a bankruptcy or similar proceeding, provided that such legal opinion will not be required with respect to a transfer of interests in the Century Towers Borrower among the Century Towers Beneficial Owners (including transfers from Prudential to any one or more of the Century Towers Beneficial Owners) and/or any Century Towers Qualified Transferee (as defined below), unless such transfer causes an owner, Century Towers Beneficial Owner or other entity to own directly or indirectly 45% or more of the Century Towers Borrower, and (iv) if the transfer involves the transfer of any interest in a member or general partner of the Century Towers Borrower which is a required single purpose entity, or where, as a result of such transfer, any member or other entity shall own (directly or indirectly) a 45% or more economic or controlling interest in the Century Towers Borrower, such transfer will require, among other things, that the mortgagee receive a legal opinion relating to such single purpose entity and such transferee confirming that the assets of the transferee will not be substantively consolidated with the assets of such single purpose entity in a bankruptcy or similar proceeding, subject to the proviso contained in clause (iii) above.

   Under the Century Plaza Towers Loan documents, the members in the Century Towers Borrower have the right to collaterally assign membership interests under the Century Towers Borrower's limited liability agreement to Hypo Bank as the TI Credit Facility issuer, and Hypo Bank has the right to become the owner of Century Towers Borrower, subject to all of the terms and conditions described above other than clause (ii) above.

    Prudential has the right under the Century Plaza Towers Loan Documents, without any requirement to obtain consent from, give notice to or provide legal opinions to mortgagee or any rating agency, to distribute at any time and from time to time the ownership interest in the Century Towers Borrower, held in one or both separate accounts to the respective contract holders thereof.

   Except as may be set forth below, the Century Towers Borrower shall have the right to sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Century Towers Property if, after giving effect to the proposed transaction, (A) the Century Towers Property will be owned by a single purpose entity, (B) the transferee will be at least 51 percent owned and controlled directly or indirectly by one or more Century Towers Beneficial Owners and/or Qualified Transferees, and (C) no event of default shall have occurred and be continuing.

    "Century Towers Qualified Transferees" means one or more of the following:
(1) (a) a person or entity that either: (x) has a current net worth of $500 million or more and controls office-building equity investments of $1 billion or more, or if such person or entity is a pension fund advisor, one which controls at least $1 billion in office-building equity investments, or (y) is any one of the following: a pension fund, pension trust or pension account that has total office-building equity investments of $500 million or more, managed by an entity that controls at least $1 billion in office building equity investments, and (b) any one of the following: (w) a pension fund, pension trust or pension account, (x) an insurance company, (y) a national money-center bank, or (z) an entity with a long-term unsecured debt rating from Fitch Investors Service (and any other Rating Agency) of at least investment grade, or (2) any person or entity approved by mortgagee (such approval not to be unreasonably withheld or delayed) and as to which the Century Towers Borrower shall have received a written confirmation from the Rating Agencies that no downgrade, qualification or withdrawal of the ratings then assigned by such Rating Agency to the Certificates will occur as a result of the Transfer.

   Insurance. The Century Plaza Towers Loan requires the Century Towers Borrower to maintain the insurance coverages, as well as the insurers (in some instances), in effect at the time of the closing of the Century Plaza Towers Loan and, upon termination of such coverages, insurance coverage complying with the below-stated requirements. The insurance coverage currently in place for the Century Plaza Towers Loan is as follows:
$500,000,000 per occurrence of all risk insurance provided by a pool of insurance companies with limits of liability on flood insurance of $125,000,000 and $75,000,000 of earthquake insurance.

   Following the termination of the insurance coverages described above, the Century Towers Borrower is required to maintain, at its sole cost and expense, the following insurance: (a) policies of

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insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", maintained in an aggregate amount equal to the then full replacement cost of the Century Towers Property and related assets (without deduction for physical depreciation), with deductibles no greater than those in existence at the time of the closing of the Century Plaza Towers Loan, provided that the Century Towers Borrower may have higher deductibles, to the extent the same are commercially reasonable, but in no event in excess of $150,000 without confirmation from the Rating Agencies that such deductibles will not result in a downgrade, qualification, or withdrawal of the ratings then assigned by such Rating Agencies to the Certificates; (b) earthquake coverages as follows: coverages in the maximum probable loss amount for the Century Towers Property, 15.4% of the replacement value of $469,900,000 (the failure to pay the earthquake insurance deductible by the Century Towers Borrower results in a default under the Century Towers Loan Documents); (c) flood insurance (if any part of the Century Towers Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain") and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available); (d) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $10,000,000 for any policy year as well as at least $40,000,000 excess and/or umbrella liability insurance, provided that the Century Towers Borrower shall increase its excess and/or umbrella liability insurance to the extent that claims are asserted against the primary and excess and/or umbrella coverages in amounts in excess of $40,000,000 in the aggregate, except to the extent the Century Towers Borrower reasonably determines that such claims are not likely to result in paid claims in excess of $40,000,000; (e) rental loss and/or business interruption insurance in an amount equal to the greater of estimated gross revenues payable to the Century Towers Borrower and projected operating expenses needed to maintain and operate the Century Towers Property, in each case for 18 months; and (f) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Century Towers Property.

   Insurers for all-risk coverage must have a claims-paying ability rated "A-/VIII" or better by Best's Insurance Ratings Guide ("Best's") and not less than 65% of such coverage shall be provided by insurers with a claims-paying ability rated "AA" or better by S&P. Insurers providing earthquake coverage shall have a claims paying ability rated "A-/VIII" or better by Best's and the first $10,000,000 of such coverage, as well as 75% of all such coverage, shall be provided by issuers with claims-paying-ability ratings or qualified insolvency ratings by S&P of investment grade or better. Issuers for the comprehensive general liability insurance described in clause (d) above must have a claims-paying ability of "A-/VIII" or better by Best's and not less than 65% of such coverage shall be provided by insurers with a claims-paying ability rated "AA" or better by S&P.

    Casualty and Condemnation. In the event of a casualty at the Century Towers Property that involves a loss of less than 30% of the GLA of the Century Towers Property or a Condemnation that affects less than 15% of the GLA of the Century Towers Property, the Mortgagee shall permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the Mortgagee) to reimburse the Century Towers Borrower for the cost of restoring, repairing, replacing or rebuilding the Century Towers Property, in the manner described below, provided that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the Mortgagee: (i) the Century Towers Property can be restored to an economically viable unit with a resulting loan to value of not more than 55% and a resulting net operating income of 100% of the net operating income for the twelve month period ending April 1, 1997; (ii) the restoration can be completed by the earliest to occur of: (A) the 365th day following the receipt of the proceeds, or, with rating confirmation, such longer period as may reasonably be required, (B) the Century Towers Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty; and (iii) during the period of the restoration, the sum of (A) income derived from the Century Towers Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable

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together with such other monies as the Century Towers Borrower makes irrevocably available for the restoration, will equal or exceed the sum of
(1) expenses in connection with the operation of the Century Towers Property and (2) the debt service on the Century Plaza Towers Loan.

    If any of the conditions set forth in the foregoing proviso is not satisfied, or, if the casualty involves a loss of 30% or more of the GLA in the Century Towers Property, or if the condemnation affects 15% or more of the GLA in the Century Towers Property, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds will be applied to the prepayment of the Century Plaza Towers Loan (without prepayment premium or penalty, other than a yield maintenance premium if an event of default has occurred and is continuing). Provided no Century Towers Triggering Event shall have occurred and be continuing, the Century Towers Borrower shall have the right to receive directly proceeds in the amounts of $5,000,000 or less, provided all such proceeds and awards shall nevertheless be applied to the restoration of the Century Towers Property in accordance with the terms of the Century Plaza Towers Loan documents.

   If the Century Towers Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the Mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 95% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Century Towers Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Century Towers Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Century Towers Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be paid to the Century Towers Borrower or, if certain conditions set forth in the Century Plaza Towers Loan documents are not met, escrowed with the mortgagee as security for the Century Plaza Towers Loan after payment of such costs of restoration.

   Financial Reporting. The Century Towers Borrower is required to furnish to the mortgagee within 90 days following the end of each fiscal year of the Century Towers Borrower, a complete copy of the Century Towers Borrower's annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, in accordance with generally accepted accounting principles, covering the Century Towers Property, for such fiscal year and containing balance sheets for the Century Towers Borrower and statements of profit and loss for the Century Towers Property and the Century Towers Borrower. Together with the Century Towers Borrower's annual financial statements, the Century Towers Borrower is also required to furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the Century Towers Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (B) then current rent rolls; and (C) an annual report, for the most recently completed fiscal year, containing occupancy levels.

   In addition, the Century Towers Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month, the following items, accompanied by a certificate certifying that such items are true, correct and accurate: (i) any notice from a tenant under a lease affecting 40,000 or more GLA or two or more tenant leases affecting in the

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aggregate 100,000 or more GLA, threatening default, alleging a default by landlord, requesting a lease termination or any other material correspondence received by the Century Towers Borrower during the subject month and (ii) monthly and year-to-date operating statements including separate line items for (x) maintenance, (y) tenant improvements and leasing commissions, and (z) renovations, expansions and enhancements.

   The Century Towers Borrower is also required to furnish, or cause to be furnished, to the mortgagee, on or before the 35th day after the end of each calendar quarter, (i) quarterly and year-to-date statements prepared for such calendar quarter with respect to the Century Towers Borrower, with a balance sheet for such quarter, (ii) a comparison of the budgeted income and expenses and the actual income and expenses for such quarter, (iii) an occupancy report, (iv) a current rent roll and (v) a statement certifying that certain representations and warranties contained in the Century Plaza Towers Loan documents are true and complete as of the date of the certification.

   The Century Towers Borrower is also required to furnish to mortgagee, within ten Business Days after request, such further detailed information with respect to the operation of the Century Towers Property and the financial affairs of the Century Towers Borrower as may be reasonably requested by the mortgagee.

    The Century Towers Borrower is required to furnish to the mortgagee, promptly after receipt, a copy of any material notice received by or on behalf of the Century Towers Borrower from any governmental authority having jurisdiction over any of the Century Towers Property with respect to an adverse condition existing or alleged to exist or emanate therefrom or thereat.

  THE AAPT POOL LOAN

    The Loan. The AAPT Pool Loan had a principal balance as of the Cut-Off Date of approximately $125,149,361 and is secured by first priority mortgage liens encumbering 34 office properties, 8 industrial properties, 4 flex properties and 2 parcels of undeveloped land located in Pennsylvania, New Jersey, Virginia and North Carolina (the "AAPT Properties"). The AAPT Borrowers own fee title to 44 of the 48 AAPT Properties and an AAPT Borrower owns the leasehold estate in the remaining 4 AAPT Properties. The mortgages encumbering the AAPT Properties are cross-defaulted and cross-collateralized.

   Payment Terms. The AAPT Pool Loan was originated on June 30, 1997. The AAPT Pool Loan matures on July 11, 2027 (the "AAPT Maturity Date"). The AAPT Pool Loan is comprised of three components (each, a "Component"), a fixed rate component (the "AAPT Fixed Component") and two floating rate components (the "AAPT LIBOR A Component" and the "AAPT LIBOR B Component", collectively, the "AAPT LIBOR Components"). As of the Cut-Off Date, the AAPT Fixed Component had a principal balance of approximately $75,149,361, the AAPT LIBOR A Component had a principal balance of $30,000,000, and the AAPT LIBOR B Component had a principal balance of $20,000,000.

   The AAPT Fixed Component bears interest at a fixed rate per annum equal to 7.48% (the "AAPT Initial Fixed Interest Rate") through and including July 10, 2007. From and after July 11, 2007 (the "AAPT Fixed Component Anticipated Repayment Date"), the AAPT Fixed Component will bear interest at a fixed rate per annum equal to 9.48% (the "AAPT Revised Fixed Interest Rate"). All interest accrued at the excess of the AAPT Revised Fixed Interest Rate over the AAPT Initial Fixed Interest Rate (the "AAPT Excess Fixed Interest") will be deferred and will not be paid until after the principal balance of the AAPT Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the AAPT Revised Fixed Interest Rate. Interest on the AAPT Fixed Component is calculated based on the actual number of days elapsed and a 360-day year.

   The AAPT LIBOR A Component bears interest at a floating rate per annum equal to LIBOR (as hereinafter defined) plus 0.93% (the "AAPT LIBOR A Interest Rate") through and including July 10, 2004. The AAPT LIBOR B Component bears interest at a floating rate per annum equal to LIBOR (as hereinafter defined) plus 0.76% (the "AAPT LIBOR B Interest Rate"; each of the AAPT LIBOR A Interest Rate and the AAPT LIBOR B Interest Rate, an "AAPT LIBOR Interest Rate") through and including July 10, 2004. From and after July 11, 2004 (the "AAPT LIBOR Component Anticipated Repayment Date"), each of the AAPT LIBOR A Component and the AAPT LIBOR B Component, respectively, will bear

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interest at a floating rate per annum equal to the sum of (i) the lower of
(x) the AAPT LIBOR Interest Rate applicable to such AAPT LIBOR Component from time to time, and (y) a rate that would result in a blended interest rate on the AAPT Pool Loan of no more than 8.5% based on the then outstanding principal balance of the AAPT Pool Loan and an interest rate on the AAPT Fixed Component equal to the AAPT Initial Fixed Interest Rate and (ii) 2% (respectively, the "AAPT Revised LIBOR A Interest Rate" and the "AAPT Revised LIBOR B Interest Rate", and each, an "AAPT LIBOR Revised Interest Rate"). A portion of the interest accrued at the AAPT Revised LIBOR Interest Rates, to the extent of 2.00% per annum (the "AAPT Excess LIBOR Interest"), will be deferred and will not be paid until the earlier to occur of (1) the aggregate principal balance of the AAPT LIBOR Components being reduced to zero, and (2) the AAPT Fixed Component Anticipated Repayment Date, at which time AAPT Excess LIBOR Interest shall be further deferred and will not be paid until the principal balance of the AAPT Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the applicable AAPT Revised LIBOR Interest Rate. The AAPT Excess LIBOR Interest and the AAPT Excess Fixed Interest are sometimes referred to herein together as the "AAPT Excess Interest". Interest on the AAPT LIBOR Components is calculated based on the actual number of days elapsed and a 360-day year. Although the Due Date for the AAPT Loan is the 11th day of each month (or if such day is not a business day, the immediately prior day that is a business day), interest on the AAPT LIBOR Components is calculated for each Due Date based on the number of days in the period from and including the Distribution Date in the month preceding such Due Date (or from August 13, 1997 in the case of the Due Date in September 1997) to but excluding the Distribution Date immediately after such Due Date.

   Commencing on August 11, 1997, the AAPT Fixed Component requires monthly payments (the "AAPT Initial Fixed Monthly Debt Service Payment Amount") of principal and interest of $526,404 (based on the principal balance of the AAPT Pool Loan, a 305 month amortization schedule and interest at the AAPT Initial Fixed Interest Rate) through and including July 11, 2004. Thereafter, the AAPT Fixed Component requires monthly payments (the "AAPT Revised Fixed Monthly Debt Service Payment Amount") of principal and interest of $480,249 (based on the outstanding principal balance of the AAPT Fixed Component, a 23 year amortization schedule (commencing as of the origination of the AAPT Pool
Loan) and interest at the AAPT Initial Fixed Interest Rate). In addition, commencing on August 11, 1997, the AAPT Fixed Component requires an additional monthly payment (the "AAPT Additional Fixed Monthly Debt Service Payment Amount") of $93,148 on each Due Date until the earlier of (x) the date of the release of the Main Street Center Property from the lien of the related Mortgage and (y) December 11, 2001. (The AAPT Initial Fixed Monthly Debt Service Payment Amount, together with the AAPT Additional Fixed Monthly Debt Service Payment Amount, or the AAPT Revised Fixed Monthly Debt Service Payment Amount, as applicable, is referred to herein as the "AAPT Fixed Monthly Debt Service Payment Amount".) The AAPT LIBOR Components require monthly payments (the "AAPT LIBOR Monthly Debt Service Payment Amount") of interest on the principal balance of the AAPT LIBOR Components and, from and after the AAPT LIBOR Component Anticipated Repayment Date, payments of principal as described below. The Due Date for each installment of the AAPT Fixed Monthly Debt Service Payment Amount and the AAPT LIBOR Monthly Debt Service Payment Amount is the 11th day of each calendar month, or, if in any month the 11th day is not a business day, then the Due Date for that month will be the immediately prior business day. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the AAPT Maturity Date.

   Commencing on the AAPT LIBOR Component Anticipated Repayment Date, in addition to the AAPT LIBOR Monthly Debt Service Payment Amount and the AAPT Fixed Monthly Debt Service Payment Amount, the AAPT Borrowers are required to apply 100% of the AAPT Excess Cash Flow (as defined below) for the month preceding the month in which the Due Date occurs in the following order of priority until the sooner of the AAPT LIBOR Components being paid in full and the AAPT Fixed Component Anticipated Repayment Date: (a) to the outstanding principal balance of the AAPT LIBOR Components applied pro rata based on the then outstanding principal balance of the AAPT LIBOR A Component and the AAPT LIBOR B Component until the AAPT LIBOR Components have been paid in full and
(b) to the AAPT Excess Interest. Additionally, commencing on the AAPT Fixed Component Anticipated Repayment Date, in addition to the AAPT LIBOR Monthly Debt Service Payment Amount (to the extent the AAPT

LIBOR Components are still outstanding) and the AAPT Fixed Monthly Debt Service Payment Amount, the AAPT Borrowers are required to apply 100% of the AAPT Excess Cash Flow for the month preceding the month in which the Due Date occurs in the following order of priority: (a) to the outstanding principal balance of the AAPT Pool Loan, applied pro rata based on the then outstanding principal balance of the AAPT Fixed Component and the respective AAPT LIBOR Components, until the AAPT Pool Loan has been paid in full and (b) to the AAPT Excess Interest. "AAPT Excess Cash Flow" means the amounts held as collected funds in the deposit account maintained pursuant to the AAPT Pool Loan agreement after the application of funds (a) to the amounts required to be paid into the tax and insurance escrow fund as described below under "--Reserves", (b) to the ground rent for any ground leased property, (c) to the AAPT Monthly Debt Service Payment Amount, (d) to the AAPT Borrowers for budgeted operating expenses, (e) to the leasing reserve account described below under "--Reserves", to the extent a credit facility therefor has not been delivered, (f) to the amounts required to be paid into the capital reserve account described below under "--Reserves", to the extent a credit facility therefor has not been delivered, (g) to the AAPT Borrowers for budgeted capital expenditures, and (h) to the AAPT Borrowers for extraordinary capital expenditures approved by the mortgagee. The scheduled principal balance of the AAPT LIBOR Components on the AAPT LIBOR Component Anticipated Repayment Date is $50,000,000. The scheduled principal balance of the AAPT Fixed Component on the AAPT Fixed Component Anticipated Repayment Date is $59,239,423.

    The following tables set forth the maximum per annum interest rate on the AAPT LIBOR Components assuming no principal payments on the AAPT LIBOR Components (including from AAPT Excess Cash Flow) and only scheduled principal payments for the AAPT Fixed Component (i) at the AAPT LIBOR Component Anticipated Repayment Date, July 11, 2004, and (ii) at the AAPT Fixed Component Anticipated Repayment Date, July 11, 2007.

           UPON THE AAPT LIBOR COMPONENT ANTICIPATED REPAYMENT DATE

                      OUTSTANDING             MAXIMUM
                       PRINCIPAL              INTEREST
                        BALANCE      MARGIN     RATE
                    -------------- -------- ----------
Fixed...............  $ 62,636,191     N/A     7.480%
LIBOR A Component ..    30,000,000   0.930%    9.846%
LIBOR B Component ..    20,000,000   0.760%    9.676%
                    --------------
Total/Weighted
 Avg................  $112,636,191   0.862%    8.500%
                    ==============

            UPON THE AAPT FIXED COMPONENT ANTICIPATED REPAYMENT DATE

                      OUTSTANDING             MAXIMUM
                       PRINCIPAL              INTEREST
                        BALANCE      MARGIN     RATE
                    -------------- -------- ----------
Fixed...............  $ 59,239,423     N/A     7.480%
LIBOR A Component ..    30,000,000   0.930%    9.777%
LIBOR B Component ..    20,000,000   0.760%    9.607%
                    --------------
Total/Weighted
 Avg................  $109,239,423   0.862%    8.500%
                    ==============

    To the extent principal payments are received on the AAPT LIBOR Components on or prior to the above-referenced Anticipated Repayment Dates, the weighted average maximum interest rates on the AAPT LIBOR Components expressed above would increase.

   After the occurrence and during the continuance of an event of default, the entire outstanding principal balance of the AAPT Pool Loan will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (x) five percent (5%) in excess of the then applicable AAPT Interest Rate and (y) the Citibank base rate on corporate loans.

   "LIBOR" means, with respect to each Interest Period for each AAPT LIBOR Component and for each Interest Accrual Period for the Class A-1 Certificates, the rate for deposits in U.S. Dollars for a one month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. Dollars are

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offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The mortgagee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City selected by the mortgagee, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading European banks for a one month period.

   "LIBOR Determination Date" means, with respect to each Interest Period or each Interest Accrual Period for the Class A-1 Certificates, the second LIBOR Business Day preceding the Interest Reset Date. A "LIBOR Business Day" means a Business Day on which United States dollar deposits may be dealt in on the London interbank market and on which commercial banks and foreign exchange markets are open in London. For purposes of this subsection, "Business Day" means any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business. An "Interest Reset Date" means the first day of each Interest Period. An "Interest Period" with respect to each Due Date means with respect to the AAPT LIBOR Components, the period from (and including) the Distribution Date preceding the Due Date, to (and including) the day immediately preceding the Distribution Date following such Due Date.

    "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "Reference Banks" means four major banks in the London interbank market selected by the mortgagee. "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

   As additional collateral for the AAPT Pool Loan, the AAPT Borrowers have collaterally assigned to the mortgagee all of the AAPT Borrowers' right, title and interest in and to the AAPT Interest Rate Cap Agreement. The "AAPT Interest Rate Cap Agreement" is an interest rate cap agreement in a notional amount equal to the aggregate principal amount of the AAPT LIBOR Components between the AAPT Borrowers and Bear Stearns Financial Products Inc., which currently has a senior unsecured long-term debt rating of "Aaa" as rated by Moody's, which agreement (i) has a term of not less than seven years and (ii) requires payment by the counterparty of all interest on such notional amount in excess of 8.70%. See "Risk Factors--The Mortgage Loans--Risks Relating to the AAPT Interest Rate Cap Agreement" herein.

   Prepayment. Voluntary prepayment of the AAPT Fixed Component is prohibited prior to the AAPT Fixed Component Anticipated Repayment Date, except in connection with certain casualty or condemnation events prior to July 11, 2000. From and after the AAPT Fixed Component Anticipated Repayment Date, the AAPT Fixed Component may be voluntarily prepaid in whole or in part on any Due Date upon not less than 5 business days' prior notice, specifying the date on which such prepayment shall occur and the principal amount to be prepaid, without payment of any yield maintenance charge or prepayment premium.

   The AAPT LIBOR Components may be voluntarily prepaid in whole or in part on any Due Date upon not less than 5 business days' prior notice, specifying the date on which such prepayment shall occur and the principal amount to be prepaid, and payment of a prepayment premium (the "AAPT LIBOR Component Prepayment Premium"), if any, on or before the date of such prepayment. Prepayments of the AAPT LIBOR Components shall be applied (i) first, to the AAPT LIBOR A Component until the AAPT LIBOR A Component shall be paid in full, and (ii) then, to the AAPT LIBOR B Component. The AAPT LIBOR Component Prepayment Premium shall be (i) 3% for the period from the date of funding of the loan to (but excluding) the first anniversary thereof, (ii) 2% for the period from the first anniversary of the date of the funding of the loan to (but excluding) the second anniversary thereof, (iii) 1% for the period from the second anniversary of the date of the funding of the loan to (but excluding) the third anniversary thereof, in each case, of the principal amount being prepaid. Thereafter, no AAPT LIBOR Component Prepayment Premium shall be due or payable. If the AAPT Borrowers deliver such notice of prepayment of all or a portion of the AAPT LIBOR Components to the mortgagee and fail to prepay the principal amount of the AAPT LIBOR Components on the Due Date set forth therein, the principal amount of such prepayment designated in such notice shall bear interest at the AAPT Adjusted Base Rate (as defined in the following paragraph) until the Due Date after the Due Date on which such prepayment was designated to be made.

   The "AAPT Adjusted Base Rate" means a rate of interest per annum equal to the higher of (i) the applicable AAPT LIBOR Component Rate and (ii) the lower of (x) the Base Rate from time to time plus, (1) with respect to the AAPT LIBOR A Component, 0.93%, and (2) with respect to the AAPT LIBOR B Component, 0.76% and (y) a rate (to be conclusively determined by the Master Servicer, absent manifest error) that would result in a blended interest rate on the AAPT Pool Loan of no more than 8.5% based on the outstanding principal balances of the AAPT Pool Loan and an interest rate on the AAPT Fixed Component equal to the AAPT Initial Fixed Interest Rate. The "Base Rate" means, with respect to any Interest Period, the higher of (i) the per annum rate publicly announced by Citibank, N.A. on the first Business Day of such Interest Period as its base rate on corporate loans or (ii) 0.5% per annum above the latest Federal Funds Rate on the first Business Day of such Interest Period. The "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15 (519), or any successor publication, published by the Federal Reserve Board (including any successor, "H.15(519)"), for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor publication, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Master Servicer.

    If all or any part of the principal amount of the AAPT Fixed Component is prepaid upon acceleration of the AAPT Fixed Component following the occurrence of an event of default prior to the AAPT Fixed Component Anticipated Repayment Date, the AAPT Borrowers will also be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the AAPT Fixed Component (or the portion of all such interest payments corresponding to the portion of the principal of the AAPT Fixed Component to be prepaid upon acceleration) for the period from the date of such prepayment to the AAPT Maturity Date, discounted monthly at a rate equal to a treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the AAPT Fixed Component (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the AAPT Maturity Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the AAPT Fixed Component (or the then unpaid portion thereof to be prepaid upon acceleration); provided, however, that if the result of this calculation is a negative number, the yield maintenance payment required will be zero. If all or any part of the principal amount of the AAPT LIBOR Components is prepaid upon acceleration of the AAPT LIBOR Components following the occurrence of an event of default, the AAPT Borrowers will also be required to pay the AAPT LIBOR Component Prepayment Premium, if any.

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the AAPT Properties under the AAPT Pool Loan, such proceeds shall be applied to prepay the AAPT Pool Loan, as described below under "--Casualty and Condemnation". No prepayment premium or penalty will be payable upon any mandatory prepayment of the AAPT Pool Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the AAPT Borrowers will be required to pay a yield maintenance payment and/or prepayment premium calculated in the manner described above.

     Prior to the AAPT LIBOR Component Anticipated Repayment Date and, if the AAPT LIBOR Components have been paid in full, prior to the AAPT Fixed Component Anticipated Repayment Date, funds on deposit in the low debt service reserve account may, under certain circumstances, be applied to the prepayment of the AAPT Pool Loan. See "--Reserves" below. The mortgagee may apply certain amounts to the prepayment of the AAPT Pool Loan upon the occurrence of an event of default.

   Release in Exchange for Substitute Collateral. Prior to any defeasance of all or any part of the AAPT Fixed Component, the AAPT Borrowers shall have prepaid in full the AAPT LIBOR Components including, without limitation, the AAPT LIBOR Component Prepayment Premium, if any. The AAPT Borrowers are permitted on any date on or after July 11, 2000 up to but not including the AAPT Fixed Component Anticipated Repayment Date, to defease all or a portion of the AAPT Fixed Component, provided that, among other conditions, the AAPT Borrowers give the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "AAPT Defeasance Date") and provided further that the AAPT Borrowers pay on the AAPT Defeasance Date (i) all accrued and unpaid interest on the AAPT Fixed Component to but not including such date (and if the AAPT Defeasance Date is not a Due Date, the AAPT Defeasance Deposit (as defined below) shall take into account the interest that would have accrued on the AAPT Fixed Component to but not including the next Due
Date), (ii) all other sums then due under the AAPT Fixed Component and the related loan documents, (iii) the AAPT Defeasance Deposit (as defined below) and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the AAPT Borrowers will be required to deliver to the mortgagee, among other things, (a) a security agreement granting the Trustee a first priority lien on the AAPT Defeasance Deposit and the U.S. obligations purchased with the AAPT Defeasance Deposit,
(b) an opinion of counsel for the AAPT Borrowers in form reasonably satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected security interest in the U.S. obligations purchased with the AAPT Defeasance Deposit and that, after a defeasance, the AAPT Pool Loan will continue to be a "qualified mortgage" within the meaning of Section 860D of the Code and the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860G of the Code as a result of such defeasance, (c) an agreed upon procedures report from a "Big Six" independent certified public accounting firm documenting procedures performed regarding information prepared by the AAPT Borrowers, showing (i) the stream of income to be generated by the AAPT Defeasance Deposit and (ii) all Scheduled Defeasance Payments (as hereinafter defined) and other amounts required to be paid by the AAPT Borrowers in connection with a defeasance, and a comparison thereof, and (d) such other certificates, documents or instruments as the mortgagee may reasonably request.

   "AAPT Defeasance Deposit" means an amount equal to the sum of (i) the remaining principal amount of the note evidencing the AAPT Fixed Component (in the case of a total defeasance), the AAPT Release Amount for the related AAPT Property (in the case of a partial defeasance with release of an AAPT Property) or the principal amount of the portion of the AAPT Fixed Component to be defeased (in the case of a partial defeasance without release of an AAPT Property), as applicable, (ii) without duplication, all costs and expenses incurred or to be incurred in the purchase of U.S. government securities providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the AAPT Fixed Component after the AAPT Defeasance Date and through and including the AAPT Fixed Component Anticipated Repayment Date, and in amounts equal to the scheduled payments due on such dates (assuming for this purpose that the entire unpaid principal balance of the AAPT Fixed Component is due and payable on the AAPT Fixed Component Anticipated Repayment Date (the "Scheduled Defeasance Payments"), and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of one or more of the notes, the creation of one or more defeased notes and undefeased notes, if applicable, any transfer of one or more defeased notes or otherwise required to satisfy the terms of the AAPT Fixed Component.

    Upon receipt of the AAPT Defeasance Deposit, the mortgagee, using the AAPT Defeasance Deposit, will purchase U.S. government securities on behalf of the applicable AAPT Borrowers and, in the case of a defeasance in whole, such U.S. obligations will serve as the sole collateral for the payments of the amounts due under the AAPT Fixed Component. Upon a deposit of U.S. government securities, in the case of total defeasance, the AAPT Borrowers will assign all obligations, rights and duties under the AAPT Pool Loan to an entity or entities established or designated by the mortgagee (the "AAPT Successor Borrower"). The AAPT Successor Borrower shall assume, and the AAPT Borrowers shall be relieved of, the obligations under the AAPT Pool Loan, other than as specifically provided in the AAPT Pool Loan agreement. The mortgagee will cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the AAPT Fixed Component, the applicable AAPT Borrower will be permitted to obtain the release of one or more of the AAPT Properties from the lien of the related Mortgage, provided that no event of default exists and subject to the further conditions that
(a) if the defeasance is in connection with a release of less than all of the AAPT Properties, the AAPT Borrowers provide (i) evidence satisfactory to the mortgagee that following such release the AAPT Debt Service Coverage Ratio as of the date of the proposed release will not be less than the greater of (A) the AAPT Debt Service Coverage Ratio as of the date of the proposed release before giving effect to the proposed release and (B) 1.65 to 1.0, and (b) the AAPT Borrowers defease a principal portion of AAPT Fixed Component equal to
(i) the AAPT Release Amount of the AAPT Property being released in the case of a release of less than all of the AAPT Properties or (ii) an amount equal to the entire principal balance of the AAPT Fixed Component for a full defeasance in the case of the release of all of the AAPT Properties.

   "AAPT Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing the net operating income of the applicable AAPT Properties for the twelve month period ending on the last day of the calendar quarter immediately preceding such date by the greater of (x) the aggregate interest and principal payments actually due and payable on the portion of the AAPT Pool Loan (other than any defeased portion of such portion of the AAPT Pool Loan) equal to the AAPT Allocated Loan Amount in respect of such AAPT Properties for such period and (y) the aggregate interest and principal payment on such portion of the AAPT Pool Loan (other than any defeased portion of such portion of the AAPT Pool Loan) during such period assuming a loan constant (comprised of interest and amortization) of 9.23%. For purposes of calculating the AAPT Debt Service Coverage Ratio on or prior to April 30, 1998, for any period prior to April 30, 1997 the aggregate interest and principal payments shall be calculated assuming a loan constant (comprised of interest and amortization) of 9.23%. For purposes of calculating the AAPT Debt Service Coverage Ratio for any prospective period, net operating income shall be calculated assuming that tenants are in possession, paying rent (except to the extent that leases expire by their terms during such period and are not renewed or intended to be renewed by the applicable tenant) and assuming receipt of such other operating income, and payment of such operating expenses, as shall be reasonably agreed between the mortgagee and the AAPT Borrowers, and the aggregate interest and principal payments shall be calculated assuming a loan constant (comprised of interest and amortization) of 9.23%.

   "AAPT Allocated Loan Amount" means, with respect to each AAPT Property, the portion of the principal amount of the AAPT Pool Loan allocated to each such AAPT Property agreed upon by GSMC and the AAPT Borrowers and determined as described under the definition of "Allocated Loan Amount" set forth above under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" herein.

   "AAPT Release Price" means (a) with respect to the AAPT Property known as Main Street Center, in the event that the net proceeds from a sale or transfer thereof or the net proceeds in respect of any casualty or condemnation in connection therewith (i) are 120% of the AAPT Allocated Loan Amount for such AAPT Property or less, 120% of the AAPT Allocated Loan Amount for such AAPT Property, (ii) are 135% of the AAPT Allocated Loan Amount for such AAPT Property or more, 135% of the AAPT Allocated Loan Amount for such AAPT Property, or (iii) are greater than 120%, but less than 135%, of the AAPT Allocated Loan Amount for such AAPT Property, the actual amount of such net proceeds; and (b) with respect to any other AAPT Property, 120% of the AAPT Allocated Loan Amount for such AAPT Property.

   "AAPT Release Amount" means an amount equal to the excess of (i) the AAPT Release Price for a particular AAPT Property over (ii) the scheduled payments of principal made in respect of the AAPT

Pool Loan allocated to such AAPT Property (based on the relative AAPT Allocated Loan Amounts for all AAPT Properties), such allocation to be made only at the time an AAPT Release Amount is to be calculated; provided that in no event shall (x) the AAPT Release Amount for a particular AAPT Property be greater than the outstanding principal balance of the AAPT Pool Loan and (y) any other prepayment of principal of the AAPT Pool Loan result in a reduction of the AAPT Release Amount.

   Alteration. Except upon compliance with certain conditions set forth in the AAPT Pool Loan documents, each AAPT Borrower is prohibited from (i) making or permitting any demolition, alteration, installation or improvement (including in connection with its compliance with any legal requirement) to the AAPT Property or Properties owned by it or any part thereof or (ii) expanding or reducing any such AAPT Property or Properties or the improvements thereon.

    Reserves. Pursuant to the terms of the AAPT Pool Loan, the AAPT Borrowers are required to fund the following reserves: (i) a tax and insurance escrow account to be funded monthly from funds available in the deposit account in an amount equal to (a) one-twelfth (1/12) of the taxes, assessments, impositions and other governmental charges that the mortgagee reasonably estimates will be payable in the next ensuing 12 months and (b) one-twelfth (1/12) of the insurance premiums that the mortgagee reasonably estimates will be payable for the renewal of the coverage required to be maintained under the AAPT Pool Loan, (ii) a leasing reserve account to cover the cost of tenant improvement expenses and leasing commissions incurred by the AAPT Borrowers, which, to the extent an AAPT Credit Facility has not been provided therefor, is to be funded monthly from funds available in the deposit account such that the balance in the account shall be not less than the balance specified for such year in the AAPT Pool Loan agreement (which, for all calendar years during the term of the AAPT Pool Loan, is $6,264,200, other than in 2004, in which case such amount will be $8,164,200, and in 2008, in which case such amount will be $7,464,200) (subject to reduction in connection with the release of any AAPT Property), (iii) a capital reserve account to cover the cost of routine capital improvements (excluding tenant improvements and leasing commissions and excluding the costs associated with certain deferred maintenance items identified at the time of the closing of the AAPT Pool Loan), to the extent an AAPT Credit Facility has not been provided therefor, to be funded from cash flow in equal amounts of approximately $51,034.42 per month (subject to reduction in connection with the release of any AAPT Property), (iv) a deferred maintenance reserve account, funded at the closing of the AAPT Pool Loan, in the initial aggregate amount of $286,000 for the payment of the cost of capital renovations at certain AAPT Properties, (v) an unpaid tenant improvements and leasing commissions account, funded at the closing of the AAPT Pool Loan, in the initial aggregate amount of $1,345,955 for the payment of unpaid tenant improvement and leasing commissions costs related to specified leases as of the date of the closing of the AAPT Pool Loan, (vi) a low debt service reserve account into which the gross receipts from the AAPT Properties, less items (i) through (vii) specified in "--Cash Management; Lockbox", to be funded if, as of any date, the net operating income of the AAPT Properties for the twelve (12) month period preceding the Due Date is less than $18,000,000. If, as of any date, the net operating income for the AAPT Properties for the prior twelve (12) calendar month period is less than $16,000,000, or an event of default has occurred and is continuing, the mortgagee shall apply the proceeds of the low debt service reserve account as a partial prepayment of the AAPT Pool Loan (such amounts shall be reduced if any AAPT Property is released from the lien of the related Mortgage). If, after the establishment of the low debt service reserve account, the trailing 12 month net operating income for the AAPT Properties exceeds $18,000,000 for 4 consecutive quarters, and provided no event of default has occurred and is continuing, all funds in the low debt service reserve account will be released to the AAPT Borrowers.

   For each of the accounts referred to in (ii), (iii), (iv) and (v) above, an AAPT Credit Facility in lieu thereof may be provided until the AAPT Fixed Component Anticipated Repayment Date. From and after the AAPT Fixed Component Anticipated Repayment Date, all such Credit Facilities in lieu of such accounts shall be replaced with immediately available funds and, to the extent that immediately available funds have not been deposited in such accounts prior to the AAPT Fixed Component Anticipated Repayment Date, the mortgagee shall have the right at any time on or after such date to draw upon any such Credit Facilities delivered in lieu of deposits and hold the proceeds of such Credit Facilities and apply the proceeds in accordance with the terms of the AAPT Pool Loan agreement.

     In connection with the substitution of an individual AAPT Property as described below, appropriate adjustments will be made to the deferred maintenance reserve account, the unpaid tenant improvements and leasing commissions account, and any other reserve accounts specifically allocated to such individual AAPT Property, or to any AAPT Credit Facility in lieu of deposits in such account in an amount as the mortgagee shall reasonably approve. In addition, the threshold amounts for the low debt service reserve account shall be reduced in the event of the release of any AAPT Property from the lien of the applicable Mortgage, by an amount equal to the product of such threshold amount multiplied by a fraction, the numerator of which is the original AAPT Allocated Loan Amount for such AAPT Property, and the denominator of which is the original aggregate principal amount of the AAPT Pool Loan.

   An "AAPT Credit Facility" means a clean, irrevocable, unconditional transferable letter of credit, payable on sight draft only, in favor of the mortgagee and entitling the mortgagee to draw thereon in New York, New York or in such other city as the mortgagee's corporate trust office may be located at the time of issuance of such letter of credit, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than the Required Rating (as defined below), or, if there are no domestic banks or U.S. agencies or branches of a foreign bank having such long-term unsecured debt rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank the long-term unsecured debt rating of which is not lower than "AA" by the Rating Agencies and in respect of which (a) any reimbursement obligation is not secured by any of the AAPT Properties or any other property pledged to secure the AAPT Pool Loan and (b) the AAPT Borrowers shall be permitted to have a contingent reimbursement obligation only in favor of the bank that issued the AAPT Credit Facility, if and only if, (i) such bank's rights with respect to such reimbursement obligation are fully subordinated to payment of the AAPT Pool Loan, (ii) no payment shall be made to such bank in respect of such reimbursement obligation during the occurrence and continuation of an event of default, and (iii) such bank shall be prohibited from exercising any and all remedial action against the AAPT Borrowers in connection therewith until all obligations under the AAPT Pool Loan documents shall have been paid in full. See "Risk Factors--The Mortgage Loans--Other Financing" herein. As of the closing date of the AAPT Pool Loan, The Chase Manhattan Bank and PNC Bank, National Association were specifically approved as providers of an AAPT Credit Facility, so long as the long term senior unsecured credit rating of such provider is not less than its rating as of such date. "Required Rating" means the higher of (i) the highest rating then assigned by the Rating Agencies to any of the outstanding Certificates or (ii) "A" (or its equivalent) by S&P and Moody's.

   Cash Management; Lockbox. The AAPT Borrowers are required to direct all tenants at the AAPT Properties to make all checks in respect of sums due to the AAPT Borrowers under the leases in effect at the AAPT Properties payable directly to the applicable property-level sweep account, to be maintained under the sole dominion and control of the mortgagee and to deliver all checks and payments directly to the applicable property manager for deposit into the deposit account or the applicable property-level sweep account. The applicable property manager is required to deposit such checks and payments into the applicable property-level sweep account or the deposit account on the same business day such checks and payments are received. The funds in each property-level sweep account, if greater than or equal to $1,000, shall be swept daily into the deposit account. The deposit account is to be maintained in the name of the mortgagee, under the sole dominion and control of the mortgagee. From and after the AAPT LIBOR Component Anticipated Repayment Date or if an event of default shall have occurred and be continuing, the AAPT Borrowers shall direct all tenants at the AAPT Properties to deliver such checks and payments directly to the mortgagee or its agent.

   On each Due Date, provided no default or event of default has occurred and is continuing, the mortgagee will distribute funds from the deposit account in the following order: (i) to the tax and insurance escrow account, (ii) to the AAPT Borrowers to pay ground rent, if any, for each ground leased AAPT Property, (iii) to fund the AAPT Monthly Debt Service Payment Amount, (iv) to the AAPT Borrowers in an amount equal to the budgeted operating expenses (or if the AAPT Borrowers timely request additional amounts to pay operating expenses, up to an additional 5% of the budgeted amount for any AAPT Property, but in no event more than 5% of such month's budgeted amount for operating expenses) for the month immediately prior to the month in which such Due Date occurs (provided that the AAPT Borrowers shall have delivered to the mortgagee an officer's certificate certifying that there are not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the AAPT Borrowers (except for claims any AAPT Borrower is in good faith contesting), and that the amounts disbursed to the AAPT Borrowers pursuant to this clause
(iv) shall be used by the AAPT Borrowers solely to pay their creditors for costs and expenses incurred to date, (v) to fund the leasing reserve account to the extent necessary to bring the balance thereof to the applicable leasing reserve account balance for such year, unless an AAPT Credit Facility in lieu thereof has been provided and is permitted, (vi) to fund the capital reserve account in an amount equal to approximately $51,034.42 per month (subject to reduction in connection with the release of any AAPT Property) (regardless of the amount in the capital reserve account), unless an AAPT Credit Facility in lieu thereof has been provided and is permitted, (vii) to the AAPT Borrowers in an amount equal to the budgeted capital expenses for the month immediately prior to the month in which such Due Date occurs (provided that the AAPT Borrowers shall have delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the AAPT Borrowers for prior capital improvements (except for claims any AAPT Borrower is in good faith contesting and the payment for which the AAPT Borrowers have escrowed with the mortgagee), and that the amounts disbursed to the AAPT Borrowers pursuant to this clause (vii) shall be used by the AAPT Borrowers solely to pay for budgeted capital expenditures, (viii) if applicable, to the low debt service reserve account, (ix) to pay the costs of extraordinary capital expenditures approved in writing by the mortgagee, (x) from and after the AAPT LIBOR Component Anticipated Repayment Date to (but excluding) the AAPT Fixed Anticipated Repayment Rate, to prepay the principal due under the AAPT LIBOR Components (pro rata based on the then outstanding principal amounts of the AAPT LIBOR A Component and the AAPT LIBOR B Component) until the aggregate principal amount of the AAPT LIBOR Components is paid in full and then to pay the AAPT LIBOR Excess Interest, (xi) from and after the AAPT Fixed Component Anticipated Repayment Date, to prepay principal due under the AAPT Pool Loan (pro rata based on the then outstanding principal amounts of the AAPT Fixed Component, the AAPT LIBOR A Component and the AAPT LIBOR B Component) until the aggregate principal balance of the AAPT Pool Loan is paid in full, and then to pay the AAPT Excess Interest (pro rata based on the then AAPT Excess Interest due with respect to each of the AAPT Fixed Component, the AAPT LIBOR A Component and the AAPT LIBOR B Component), (xii) to the extent payable following an event of default, interest accrued and unpaid at the excess of the applicable default rate over the applicable interest rate, (xiii) if no event of default has occurred, to each AAPT Borrower or its designee, any funds remaining in the deposit account. In the mortgagee's sole discretion, the mortgagee may permit a distribution under clause (xiii) above notwithstanding the occurrence of an event of default. The AAPT Borrowers have directed that any funds transferable to such AAPT Borrowers, pursuant to clause (xiii) above, be transferred to the AAPT Parent Borrowers (or their designees). So long as the low debt service reserve account is required to be maintained, to the extent that funds are available in the low debt service reserve account, the mortgagee shall, on each Due Date, transfer funds from such account to the AAPT Parent Borrowers (or their designees) in such amount as shall be sufficient to pay the monthly debt service obligations of such AAPT Parent Borrowers under the AAPT Parent Loans.

   Transfer of Properties and Interests in the AAPT Borrowers;
Encumbrance. Unless permitted by the AAPT Pool Loan documents as described below, and with the exception of leases entered into in accordance therewith and the AAPT Permitted Encumbrances, each AAPT Borrower will not (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in the related AAPT Property or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the related AAPT Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in the related AAPT Property or any part thereof or (D) file a declaration of condominium with respect to the related AAPT Property.

    So long as no event of default shall have occurred and be continuing and the AAPT Parent Loans shall have been paid in full in accordance with the terms thereof, the AAPT Borrowers and each of them may sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all of the AAPT Properties (but not less than all of the AAPT Properties) only collectively, in a single transaction, if:

       (A) the transferee of the AAPT Properties assumes in writing all of the obligations of the AAPT Borrowers under the AAPT Pool Loan, and unless the transferee is any of Cali Realty Corp., Highwoods Properties, Inc., Spieker Properties, Inc., Beacon Properties, or Vornado Realty Trust (each, a "Listed Permitted Owner") and the transfer occurs within 24 months of the closing date of the AAPT Pool Loan, the mortgagee shall have received written confirmation from each of the Rating Agencies that the transfer will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates;

     (B) the AAPT Properties will be owned directly by one or more single purpose entities, which at the time of such transfer will be in compliance with the single-purpose covenants contained in the AAPT Pool Loan agreement and which shall have assumed in writing (subject to the exculpation provisions of the AAPT Pool Loan agreement) and agreed to comply with all the terms, covenants and conditions set forth therein and the other AAPT Pool Loan documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the mortgagee, and shall have delivered to the mortgagee such other documents and deliveries as the mortgagee may reasonably require to confirm the security interests granted to it pursuant to the AAPT Pool Loan documents consistent with the documents and deliveries required by the AAPT Pool Loan agreement;

     (C) the transferee is a Listed Permitted Owner and the transfer closes within 24 months of the closing date of the AAPT Pool Loan or the transferee is otherwise an AAPT Permitted Owner (as defined below), or will be wholly owned, directly or indirectly, by such Listed Permitted Owner or AAPT Permitted Owner;

      (D) if 20% or more of the aggregate leaseable square feet of the AAPT Properties will be managed by an unaffiliated third party property manager that is not an AAPT Acceptable Manager, the mortgagee has approved of such manager and has received written confirmation from each of the Rating Agencies that such action will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates;

     (E) no event of default will occur as a result of such transaction; and

      (F) if the transfer is not to an affiliate of the AAPT Borrowers, the proposed transferee must deliver an officer's certificate stating that:
    (1) such transferee is an employee benefit plan that is subject to Title I of ERISA (an "ERISA Plan") or a "plan" within the meaning of Section 4975 of the Code (together with an ERISA Plan, a "Plan") or an entity the underlying assets of which constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 and the obligations under the AAPT Pool Loan agreement are not, and the exercise of rights under the AAPT Pool Loan agreement will not, constitute a non-exempt prohibited transaction as a result of such transfer; or (2) the transferee is a "governmental plan" (as defined Section 3(32) of ERISA), and the obligations under the AAPT Pool Loan agreement, and the exercise of rights under the AAPT Pool Loan agreement, do not and will not violate any applicable state statutes regulating investments by or fiduciary obligations with respect to governmental plans as a result of such transfer; or (3) the proposed transferee is neither a Plan nor a "governmental plan", and such proposed transferee is not subject to state statutes regulating investments by or fiduciary obligations with respect to "governmental plans" and the underlying assets of the proposed transferee do not, for purposes of ERISA, constitute "plan assets" of one or more ERISA Plans within the meaning of 29 C.F.R. Section 2510.3-101.

   An "AAPT Permitted Owner" means a Listed Permitted Owner or a transferee which (A) has a long-term unsecured debt rating of at least investment grade, as determined by the Rating Agencies; (B) has a current net worth of at least $500 million and controls office building and/or industrial real estate equity assets of at least $1 billion, in each case exclusive of the AAPT Properties (or, in the case of a pension fund adviser, controls at least $1 billion of office building and/or industrial real estate equity assets) or is a pension fund, pension trust or pension account that has total assets of at least $500 million (exclusive of the AAPT Properties), and who is managed by a person who controls at least $1 billion of office building and/or industrial property real estate equity assets (exclusive of the AAPT Properties); (C) is, or is controlled by, either a pension fund, a pension trust or pension account, an insurance company, a national money-center bank or a person who has a long-term unsecured debt rating of at least investment grade, as determined by the Rating Agencies; and (D) has an entity structure approved by the mortgagee (such approval not to be unreasonably withheld, conditioned or delayed).

   For these purposes, "control" or "controlling" means having (either directly or indirectly) primary responsibility to make or veto all material decisions with respect to the operation, management and disposition of another person's real estate assets (including decisions regarding sales, acquisitions and financings) rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such controlling person pursuant to an agreement in writing.

   An "AAPT Acceptable Manager" means (i) Atlantic American Properties Management, Inc. or, as to the office properties located in Virginia, Morton
G. Thalhimer, Inc. or (ii) a reputable and experienced professional management company or an in-house property management department which, at the time of its engagement by an AAPT Borrower as manager, is (A) if to manage office properties, manages at least 15 office buildings containing in the aggregate at least the greater of 1 million leaseable square feet or 3 times the number of leaseable square feet in the AAPT Properties to be managed (in all cases excluding the AAPT Properties) or (B) if to manage industrial properties, manages at least 25 industrial buildings containing in the aggregate at least the greater of 500,000 leaseable square feet or 3 times the number of leaseable square feet in the AAPT Properties to be managed (in all cases, excluding the AAPT Properties).

   The AAPT Borrowers may transfer all of the AAPT Properties owned by the AAPT Borrowers collectively to AAPOP 1, L.P. or another affiliate of Lazard Freres Real Estate Investors LLC ("LFREI"), or collectively merge with or consolidate into AAPOP 1, L.P. or any affiliates thereof or another affiliate of LFREI, subject to compliance with the applicable provisions of the AAPT Parent Loan documents, the provisions contained in clauses (B), (D) and (E) above (except for the requirement that the AAPT Parent Loans be repaid in full) and the applicable notice requirements.

    Transfers of Beneficial Interests in Atlantic American Properties
Trust. Transfers of direct or indirect interests in Atlantic American Properties Trust, a Maryland real estate investment trust ("AAPT") which is the indirect parent company of the AAPT Borrowers, shall be permitted so long as (X) LFREI and/or an affiliate thereof retains at least 51% of the controlling interests in AAPT, (Y) the AAPT Borrowers shall deliver to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the AAPT Pool Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the AAPT Borrowers or the transferee selected by either of them (unless reasonably disapproved by the mortgagee), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the AAPT Borrowers or the new borrowers will not be substantively consolidated with the assets of certain owners or controlling persons of such AAPT Borrowers or new borrowers in a bankruptcy or similar proceeding and (Z) the conditions set forth in "--Transfer of Properties and Interests in the AAPT Borrowers; Encumbrance" above are satisfied.

   Pledges to AAPT Parent Lender. Pledges of ownership interests by limited partners of any AAPT Borrower and pledges of stock of the general partner or managing member of any AAPT Borrower, to the AAPT Parent Lender, and any transfer upon or in lieu of foreclosure in respect of such pledge, and any subsequent transfer by such pledgee, shall not be a default under the AAPT Pool Loan.

   Substitution of Individual Properties. An AAPT Borrower may substitute for any AAPT Property owned by such AAPT Borrower, a property (an "AAPT Substitute Property") of like kind and quality, provided (i) no event of default shall have occurred and be continuing, (ii) written confirmation from each of the Rating Agencies that such property substitution will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates shall have been provided, (iii) the AAPT Debt Service Coverage Ratio for all of the AAPT Properties as of such date (assuming the proposed substitution of the AAPT Substitute Property) will be at least equal to the greater of (A) the AAPT Debt Service Coverage Ratio for all of the AAPT Properties as of such date (including the applicable AAPT Property to be substituted) or (B) 1.65 to 1.0, and (iv) the mortgagee shall have been provided an opinion of counsel (which may be based on reasonable assumptions and representations and warranties of the applicable AAPT Borrower) to the effect that a "significant modification" of the AAPT Pool Loan within the meaning of Treasury Regulations Section 1.860G-2 will not occur by reason of the proposed substitution. The conditions precedent provided for by the AAPT Pool Loan agreement must be satisfied as to the AAPT Substitute Property before the AAPT Property being substituted for will be released from the lien of the related Mortgage. The AAPT Borrowers are required to pay all costs and expenses in connection with any such substitution, including, but not limited to, reasonable fees and disbursements of counsel, appraisal fees, engineering fees, costs of environmental audits, title insurance premiums, survey charges, mortgage and documentary stamp taxes, if any, note intangible taxes, if any, and recording charges.

   Insurance. Each AAPT Borrower is required to maintain, at its sole cost and expense, for the mutual benefit of such AAPT Borrower and the mortgagee, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the applicable AAPT Property or Properties and related assets (without deduction for physical depreciation) and must have deductibles no greater than the greater of (i) 5% of Net Operating Income for such AAPT Property or Properties for the 12 month period immediately preceding June 30, 1997 and
(ii) $100,000. To the extent commercially available at reasonably rates if it is customarily obtained for properties in the vicinity of the applicable AAPT Property or Properties, earthquake coverage shall be obtained as part of such policy. Each AAPT Borrower must also maintain the following policies of insurance: (a) flood insurance if any part of an AAPT Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at commercially reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the AAPT Allocated Loan Amount for such AAPT Property or the maximum limit of coverage available under said program with respect to such AAPT Property; (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $2,000,000 for any policy year, as well as at least $50,000,000 excess and/or umbrella liability insurance, and at all times, at least $10,000,000 excess and/or umbrella liability insurance shall be available (such that, at all times, such coverage shall be maintained against which no claim shall have been asserted) and maintained for any and all claims, including all legal liability imposed on the AAPT Borrowers and all related court costs and attorneys fees; (c) rental loss and/or business interruption insurance in an amount equal to the greater of estimated gross revenues payable to such AAPT Borrower and anticipated operating expenses needed to maintain and operate such AAPT Property or Properties, in each case for 2 years, as adjusted from time to time; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for property comparable to such AAPT Property; (e) worker's compensation insurance with respect to any employees of such AAPT Borrower, as and to the extent required by any governmental authority or applicable law or regulation; (f) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than full insurable value of the applicable AAPT Property against such risks (including fire and extended coverage and collapse of the improvements to agreed limits) as are customarily obtained for such work by prudent owners in the locality where the applicable AAPT Property is located; (g) coverage to compensate for the cost of demolition and the increased cost of construction in an amount reasonably satisfactory to the mortgagee; and (h) such other insurance as may from time to time be reasonably required by the mortgagee. The AAPT Pool Loan requires insurers to have claims paying abilities rated "AA" or better by the applicable Rating Agencies.

     Casualty and Condemnation. In the event of any casualty or condemnation at an AAPT Property where the loss is in an aggregate amount less than (i) as to the Main Street Center Property, 30% of the AAPT Allocated Loan Amount for the affected individual AAPT Property or (ii) with respect to any other AAPT Property, 45% of the AAPT Allocated Loan Amount for the affected individual AAPT Property, the mortgagee shall permit the application of the insurance and condemnation proceeds resulting therefrom (after reimbursement of any expenses reasonably incurred by the AAPT Borrowers or the mortgagee in collecting the insurance proceeds) to pay, or to reimburse the applicable AAPT Borrower, at the option of the applicable AAPT Borrower, for the cost of restoring, repairing, replacing or rebuilding the affected individual AAPT Property in the manner described below, provided and on the condition that, no event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee exercised in good faith: (i) the individual AAPT Property can be restored to an economic unit not less valuable and not less useful than the same was prior to the casualty or condemnation, (ii) the restoration can be completed by the earliest to occur of: (A) the 365th day following the casualty or condemnation, or, with written confirmation from each of the Rating Agencies that extension of such period will not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, such longer period as may reasonably be required, (B) the 180th day prior to the AAPT Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iii) during the period of the restoration, the sum of (A) income derived from the affected individual AAPT Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 105% of the sum of (1) operating expenses for such individual AAPT Property and (2) the debt service in respect of the AAPT Allocated Loan Amount for such individual AAPT Property.

   If any of the foregoing conditions are not satisfied, then, unless the mortgagee shall otherwise elect, at its sole option, the proceeds shall be applied to the prepayment of the AAPT Pool Loan in accordance with the terms described below, and the applicable AAPT Borrower shall be entitled to receive a release of the lien affecting such individual AAPT Property in accordance with and subject to the terms of the AAPT Pool Loan agreement (in which event such proceeds shall be applied against the AAPT Release Amount for such individual AAPT Property).

   In the event of a casualty where the loss is in an aggregate amount equal to or more than (i) as to the Main Street Center Property, 30% of the AAPT Allocated Loan Amount for the affected individual AAPT Property or (ii) with respect to any other AAPT Property, 45% of the AAPT Allocated Loan Amount for the affected individual AAPT Property (a "Material Casualty" or "Material Condemnation", as applicable), then the mortgagee shall have the option (to be exercised by notice given to the applicable AAPT Borrower not later than the 30th day after the receipt of the proceeds) to apply the net proceeds to the prepayment of the AAPT Pool Loan in accordance with the terms described below (and the applicable AAPT Borrower shall be entitled to receive a release of the lien affecting such individual AAPT Property in accordance with and subject to the terms of the AAPT Pool Loan agreement (in which event such proceeds shall be applied against the AAPT Release Amount for such individual AAPT Property) or to reimburse the applicable AAPT Borrower for the cost of any restoration in the manner described below (and the mortgagee shall be deemed to have elected prepayment if it shall fail to have given notice within said 30-day period)).

   Any application of proceeds to the repayment (or defeasance, to the extent that the AAPT LIBOR Components have been paid in full and such payment occurs during the period from and after July 11, 2000 up to but not including the AAPT Fixed Component Anticipated Repayment Date) of the AAPT Pool Loan as described above shall be without any yield maintenance charge or prepayment premium, except that if an event of default has occurred and is continuing, then the AAPT Borrowers will be required to pay the yield maintenance payment or prepayment premium, if any, that would be required in respect of the principal being prepaid as a result of an acceleration of the AAPT Pool Loan after an event of default. Any such application to the repayment of the AAPT Pool Loan will be applied to those payments of principal and interest last due under the AAPT Pool Loan and will not postpone or reduce any payments otherwise required pursuant to the AAPT Pool Loan other than such last due payments.

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     If an AAPT Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as are customary and reasonably obtainable by prudent property owners in the locality in which the applicable AAPT Property is located and as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 95% of the value of the work performed from time to time; funds deposited by the AAPT Borrower with the mortgagee for any deficiency shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of such AAPT Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee, exercised in good faith, to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and such AAPT Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to such AAPT Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with the mortgagee as security for the debt after payment of such costs of restoration.

   Financial Reporting. The AAPT Borrowers are required to furnish to the mortgagee within 85 days following the end of each fiscal year of the AAPT Borrowers, a complete copy of the AAPT Borrowers' annual combined financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, prepared in accordance with generally accepted accounting principles, covering the AAPT Borrowers (including the AAPT Properties) on a combined basis for such fiscal year and containing a combined balance sheet and a statement of operations. Together with the AAPT Borrowers' annual financial statements, the AAPT Borrowers will also furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the AAPT Borrowers' knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (B) then current rent rolls; and (C) an annual report, for the most recently completed fiscal year, containing certain prescribed information relating to occupancy levels, capital expenditures, and supplemental data showing results for each AAPT Property which tie to the most recently prepared annual audited combined financial statements, among other things.

   In addition, the AAPT Borrowers are required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month, among other items, monthly and year-to-date operating statements prepared for each month (on an aggregate and property-by-property basis).

   The AAPT Borrowers are also required to furnish, or cause to be furnished, to the mortgagee on or before the 40th day after the end of each fiscal quarter among other items quarterly and year-to-date combined financial statements prepared for such fiscal quarter with respect to the AAPT Properties, with a balance sheet as of the end of such quarter together with a supplemental schedule of net operating income for such quarter on an aggregate and property-by-property basis which ties to the operating statements.

   Leasing. Subject to certain limitations on the terms thereof and the performance and enforcement of the rights of AAPT Borrowers thereunder, each AAPT Borrower may, without prior written consent of the mortgagee, enter into, renew, modify, and/or amend, and to the extent commercially reasonable, terminate any lease affecting less than 150,000 square feet of an individual AAPT Property.

   The AAPT Parent Loans. Simultaneously with the making of the AAPT Pool Loan by GSMC to the AAPT Borrowers, GSMC (the "AAPT Parent Lender") made two loans (the "AAPT Parent Loans") to

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AAPOP 3, L.P., a Delaware limited partnership, and AAP Sub Four, Inc., a
Delaware corporation (each, an "AAPT Parent Borrower", and together, the "AAPT Parent Borrowers") having an aggregate principal balance as of the Cut-Off Date of approximately $33,300,000. The AAPT Parent Loans are secured by a pledge of direct or indirect equity interests in the AAPT Borrowers consisting of (i) 100% of the common stock of AAP Sub One, Inc., (ii) 0.25% of the general partnership interests and 0.25% of the limited partnership interests in AAPOP 3, L.P., and (iii) 98% of the general partnership interests and 1% of the limited partnership interests in AAPOP 1 (each, an "AAPT Pledged Subsidiary") and (iv) an assignment of the interest rate cap agreement associated with the AAPT Parent Loans. In addition, the AAPT Parent Loans are cross-defaulted and cross-collateralized, and repayment of the AAPT Parent Loans is cross-guaranteed by each of the AAPT Parent Borrowers.

   Among others, any of (i) a default in the payment of principal or interest when due, (ii) a default for more than three days in the payment of fees or other amounts due, (iii) a transfer or encumbrance of the pledged collateral by any AAPT Parent Borrower or any AAPT Pledged Subsidiary, (iv) a failure by LFREI or its affiliates to own at least 51% of the controlling interest in any AAPT Parent Borrower, (v) a bankruptcy or insolvency event that is not discharged, stayed or dismissed within 60 days, (vi) an attempted assignment of any AAPT Parent Borrower's rights under the AAPT Parent Loan documents or
(vii) an event of default occurring under the AAPT Pool Loan, constitutes a default under the AAPT Parent Loans and the AAPT Parent Lender has the right to accelerate the AAPT Parent Loans and to foreclose on the collateral securing the AAPT Parent Loans. The AAPT Parent Borrowers may not amend or modify the AAPT Pool Loan or consent to or seek, and are required to exercise any rights as an equity holder, if any, to prevent, any action which would permit the amendment or modification of the AAPT Pool Loan in any manner that would be adverse, in any material respect to the AAPT Parent Lender. Failure to comply with the previous sentence beyond the applicable 10 day cure period will constitute an event of default under the AAPT Parent Loans.

    The AAPT Parent Loans bear interest at a floating rate per annum based on a spread over LIBOR. The AAPT Parent Borrowers have purchased an interest rate cap agreement in a notional amount equal to the aggregate principal amount of the AAPT Parent Loans, between the AAPT Parent Borrowers and a counterparty (as floating rate payor) that has a senior unsecured long-term debt rating of "Aaa" as rated by Moody's. The highest effective interest rate for the AAPT Parent Loans, based on such interest rate cap agreement purchased by the AAPT Parent Borrowers, will be approximately 12%.The AAPT Parent Loans are scheduled to mature on June 30, 2002. The AAPT Parent Loans can be prepaid on any Due Date upon 5 days' prior notice specifying the prepayment date and the amount of principal to be prepaid, and payment of a prepayment premium of 3% in the first year, 2% in the second year, 1% in the third year, and no prepayment premium thereafter. The AAPT Parent Loans are required to be prepaid in part in certain circumstances, including but not limited to a sale, transfer, or other disposition of ownership of an AAPT Property or a casualty or condemnation of an AAPT Property in connection with which an AAPT Borrower is required to repay a portion of the AAPT Pool Loan. In the event of a sale, transfer or other disposition, or if the lien of the related Mortgage is otherwise released from an AAPT Property, then each AAPT Parent Borrower is required to repay its AAPT Parent Loan, or a portion thereof, in an amount based on the allocated loan amount for such AAPT Property established for the AAPT Parent Loans. In the event of a casualty or condemnation, to the extent there are excess proceeds or awards following application in accordance with the AAPT Pool Loan agreement, each AAPT Parent Borrower is required to repay its AAPT Parent Loan, or a portion thereof, to the extent of such available excess proceeds or awards. Failure of an AAPT Parent Borrower to prepay its AAPT Parent Loan in the foregoing circumstances will constitute an event of default under the AAPT Parent Loans.

  THE 380 MADISON LOAN

    The Loan. The 380 Madison Loan had a principal balance as of the Cut-Off Date of $89,000,000. It is secured by a first priority mortgage lien encumbering a 25-story office building located at 380 Madison Avenue, in the Borough of Manhattan, County, City and State of New York.

   Payment Terms. The 380 Madison Loan was originated by the related Originator on June 30, 1997. The 380 Madison Loan matures on July 11, 2014 (the "380 Madison Maturity Date") and

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bears interest at a fixed rate per annum equal to 7.848% calculated on the basis of the actual number of days in the period in question and a 360-day year (the "380 Madison Interest Rate").

   Commencing with the Due Date on August 11, 1997, and on each and every Due Date thereafter through and including the Due Date on July 11, 2002, the 380 Madison Loan requires payments of interest in varying amounts based on the actual number of days in each interest accrual period. Commencing on August 11, 2002, the 380 Madison Loan requires monthly payments of principal and interest of $650,385 each paid in arrears (based on a 30-year amortization schedule and the 380 Madison Interest Rate) (the monthly payments set forth above shall individually and collectively be referred to as the "380 Madison Monthly Debt Service Payment Amount"). Payment of the balance of the principal, together with all accrued and unpaid interest is required on the 380 Madison Maturity Date. The scheduled principal balance of the 380 Madison Loan as of the 380 Madison Maturity Date will be approximately $74,672,522.

   After the occurrence and during the continuance of a "Major Default" (as defined in the 380 Madison Loan documents), the entire outstanding principal balance of the 380 Madison Loan will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) 500 basis points in excess of the 380 Madison Interest Rate or (ii) 100 basis points in excess of the Citibank "base" rate.

   Prepayment. Voluntary prepayment is prohibited under the 380 Madison Loan documents except (i) in connection with certain casualty or condemnation events and (ii) provided no default has occurred under the 380 Madison Loan which is continuing, within sixty (60) days of the 380 Madison Maturity Date (not subject to defeasance) provided that if such prepayment does not occur on a Due Date, the 380 Madison Borrower is required to pay interest to (but excluding) the next Due Date.

   If all or any part of the principal amount of the 380 Madison Loan is prepaid upon acceleration of the 380 Madison Loan following the occurrence of an event of default, the 380 Madison Borrower will also be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the 380 Madison Loan for the period from the date of such prepayment to the 380 Madison Maturity Date, discounted monthly at a rate equal to a treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the 380 Madison Loan (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the 380 Madison Maturity Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the 380 Madison Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the 380 Madison Property under the 380 Madison Loan documents, the mortgagee will be entitled, at its option, to apply such proceeds to prepay the 380 Madison Loan, as described below under "--Casualty and Condemnation". No prepayment premium or penalty will be payable upon any mandatory prepayment of the 380 Madison Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the 380 Madison Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   Release in Exchange for Substitute Collateral. The 380 Madison Borrower is permitted on any Due Date after the second anniversary of the Closing Date to defease all (but not a portion) of the 380 Madison Loan with U.S. Treasury obligations, provided that, among other conditions, the 380 Madison Borrower gives the mortgagee at least thirty days' prior written notice of the date (which must be a Due Date) of such defeasance (the "380 Madison Defeasance Date") and provided further that the 380 Madison Borrower pays on the 380 Madison Defeasance Date (i) all accrued and unpaid interest on the 380 Madison Loan to but not including such date, and (ii) all other sums then due under the 380 Madison Loan and the related loan documents, (iii) the 380 Madison Defeasance Deposit (as defined below) and (iv) all reasonable costs and expenses of the mortgagee or Master Servicer incurred in connection with the defeasance. In addition, the 380 Madison Borrower will be required to deliver to the mortgagee

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among other things (a) all necessary documents to amend and restate the note in the amount equal to the unpaid principal balance of the note subject to defeasance, (b) a security agreement granting the Trustee a first priority lien on the 380 Madison Defeasance Deposit and the U.S. Treasury obligations purchased with the 380 Madison Defeasance Deposit, (c) an opinion of counsel for the 380 Madison Borrower in form satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected security interest in the U.S. Treasury obligations purchased with the 380 Madison Defeasance Deposit,
(d) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the 380 Madison Defeasance Deposit is sufficient to pay all scheduled payments due from the 380 Madison Borrower under the 380 Madison Loan in connection with the proposed defeasance, and (e) written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates upon defeasance.

   "380 Madison Defeasance Deposit" means an amount equal to the sum of (i) the outstanding principal amount of the Note, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. government securities providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the 380 Madison Loan after the 380 Madison Defeasance Date and through and including the 380 Madison Maturity Date, and in amounts equal to the scheduled payments due on such dates (assuming for this purpose that the entire unpaid principal balance of the 380 Madison Loan is due and payable on the 380 Madison Maturity Date), and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, the creation of the defeased note and any transfer of the defeased note or otherwise required to satisfy the terms of the 380 Madison Loan.

   Upon receipt of the 380 Madison Defeasance Deposit, the mortgagee, using the 380 Madison Defeasance Deposit, will purchase U.S. Treasury obligations on behalf of the 380 Madison Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the 380 Madison Loan. Upon a deposit of U.S. Treasury obligations, the 380 Madison Borrower will have the right to assign the obligation to make payments under the 380 Madison Loan to a special-purpose bankruptcy-remote entity designated by the Master Servicer.

   In connection with the defeasance of the 380 Madison Loan, the 380 Madison Borrower will be permitted to obtain the release and satisfaction of the mortgage encumbering the 380 Madison Property.

   Alterations. Except upon compliance with certain conditions set forth in the loan agreement, the 380 Madison Borrower is prohibited from making or permitting any demolition, alteration, installation or improvement to the 380 Madison Property or any part thereof.

   Reserves. Pursuant to the terms of the 380 Madison Loan, after the occurrence of an Operating Event and a 380 Madison Loan Trigger Event (each as defined herein), among other things, and with respect to a NOI Trigger Event during the continuance thereof (as such terms are hereinafter defined) the 380 Madison Borrower is required to establish (i) a capital reserve account to cover the cost of routine capital improvements, to be funded from cash flow in equal amounts of approximately $14,615 per month, (ii) a tax and insurance account to be funded monthly from funds available in the deposit account in an amount equal to 1/12th of the aggregate insurance premiums and taxes that the mortgagee reasonably estimates will be payable in the next ensuing 12 months, and (iii) provided the 380 Madison Master Lessee or a subtenant at the 380 Madison Property has not completed the Asbestos Work (as hereafter defined), the 380 Madison Borrower shall as soon as reasonably practical (after the 380 Madison Borrower or an affiliate obtains possession of the 380 Madison Property) but in no event later than six (6) months after the later of (x) the 380 Madison Borrower or an affiliate obtains possession of the Property or (y) the space currently leased by The Chase Manhattan Bank (the "Bank Space") becoming vacant (the "Removal Deadline"), complete or cause the appropriate subtenant to complete the removal/remediation of asbestos in accordance with that certain environmental phase one assessment dated October 31, 1996 and prepared by Property Solutions Inc. (the "Asbestos Work"). If the Asbestos Work is not completed by the Removal Deadline, the 380 Madison Borrower agrees to deposit $31,250 with Master Servicer to be held as additional security for the 380 Madison Loan.

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    As used herein, "380 Madison Loan Trigger Event" shall mean the earlier to occur of: (i) an event of default under the 380 Madison Loan, (ii) one (1) or both of the Beneficial Owners, a close affiliate thereof or a Qualified Transferee, fail to own beneficially more than 50% of the 380 Madison Borrower or fail to control the 380 Madison Borrower, and (iii) if, following an Operating Event, the net operating income of the 380 Madison Property (as determined by the mortgagee acting reasonably) is less than $15 million per year on an annualized basis determined each month for the first 12 month period or for any trailing 12 month period thereafter. Such 380 Madison Loan Trigger Event set forth in subparagraph (iii) above (an "NOI Trigger Event") shall not be deemed to be continuing if (a) the net operating income of the 380 Madison Property is greater than or equal to $15 million per year on an annualized basis determined each month for a consecutive 6 month period following the initial NOI Trigger Event or (b) the 380 Madison Borrower escrows monthly with the mortgagee (as additional security for the Loan) the monthly portion of the difference (as calculated on an annualized basis) between $15 million per year over the net operating income of the 380 Madison Property (as determined by the mortgagee).

   Cash Management; Lockbox. From and after the occurrence of an Operating Event and a 380 Madison Loan Trigger Event and with respect to a NOI Trigger Event during the continuance thereof, the 380 Madison Borrower is required to cause all checks and payments received by the 380 Madison Borrower or its property manager under the 380 Madison Master Lease, any leases or operating agreements to be deposited into a lockbox account under the control of the mortgagee. Payments from such account shall be made in the following order of priority: (i) to fund the tax and insurance account, (ii) to fund operating expenses in accordance with an approved budget, (iii) to fund the 380 Madison Monthly Debt Service Payment Amount, (iv) to fund budgeted capital expenses approved by the mortgagee, (v) to fund the capital reserve account and amounts needed to replenish the Additional Funds account (if applicable),
(vi) to fund discretionary capital expenses approved by the mortgagee, (vii) to the payment default interest, if any, and (viii) to the 380 Madison Borrower or its designee.

   Additional Funds. After the occurrence of an event of default under the 380 Madison Loan and after a default under the Master Lease by the Master Lessee or the termination/cancellation of the Master Lease, the Beneficial Owners (or Qualified Transferee (hereafter defined), if applicable) must deposit at least $8.7 million ("Additional Funds") with a bank designated by the mortgagee within 10 days of the mortgagee's request. The Additional Funds obligation is a joint and several obligation of the Beneficial Owners (and Qualified Transferee, if applicable) and such funds are to be held as additional security for the benefit of the mortgagee and are to be used for tenant improvement work, leasing commissions, debt service and asbestos removal if the cash flow from the 380 Madison Property is not sufficient to pay for the same. The Additional Funds obligation shall be reduced by $4.25 million once the Bank Space is either renewed or leased to a new tenant with all tenant improvement work and leasing commissions being paid for. The 380 Madison Borrower's right to enforce the Additional Funds obligation of the Beneficial Owners has been assigned to the mortgagee and the Beneficial Owners may only be released from this obligation upon transfer of their shareholder interests in the 380 Madison Borrower to a Qualified Transferee, if such obligations are guaranteed by the Qualified Transferee. The obligation to fund the Additional Funds by any Qualified Transferee must be secured either by a credit facility or guarantee of payment.

   Transfer of Property and Interest in the 380 Madison Borrower; Encumbrance. Unless permitted by the 380 Madison Loan documents as described below, and with the exception of the 380 Madison Master Lease and those leases entered into in accordance therewith and 380 Madison Permitted Encumbrances, the 380 Madison Borrower will not (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in the 380 Madison Property or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the 380 Madison Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in the 380 Madison Property or any part thereof or (D) file a declaration of condominium with respect to the 380 Madison Property. Notwithstanding the foregoing, transfers of equity interests in the 380 Madison Borrower between or among the existing holders thereof shall be permitted provided that a Beneficial Owner may transfer its shareholder interest in the 380 Madison Borrower to:
(i) the other Beneficial Owner (or

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Qualified Transferee, if applicable) or certain affiliates thereof or (ii)
any other investor if, after such transfer, (a) one or more of the Beneficial Owners (or certain affiliates) and/or Qualified Transferee are more than 50% beneficial owners and controlling parties of the 380 Madison Borrower, and the 380 Madison Borrower shall deliver to the mortgagee (b) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the 380 Madison Loan documents, together with any documents upon which such officer's certificate is based, and (c) a legal opinion of counsel to the 380 Madison Borrower or the transferee selected by either of them (unless reasonably disapproved by the mortgagee), in form and substance satisfactory to the applicable rating agencies, confirming, among other things, that the assets of the 380 Madison Borrower (as constituted after such transfer) will not be substantively consolidated with the assets of certain owners or controlling persons of the 380 Madison Borrower in a bankruptcy or similar proceeding. MPMA may transfer its ownership interest in the 380 Madison Borrower to NYSCRF or a Qualified Transferee (if applicable) in exchange for a purchase money note which note may be secured by the transferred shares.

   Except as may be set forth below, the 380 Madison Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the 380 Madison Property if: (A) the mortgagee consents to such transfer and has received a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates upon such transfer; (B) the 380 Madison Property will be owned by a single purpose entity, and which complies with all covenants and obligations under the 380 Madison Loan agreement and which has agreed to comply with all the terms, covenants and conditions set forth therein; (C) the property manager shall be an acceptable manager required by the 380 Madison Loan documents or otherwise been approved by the mortgagee and applicable rating agencies; and (D) no event of default shall have occurred and be continuing; provided, however, that the mortgagee's consent to such transfer shall not be required if the single purpose entity is more than 50% owned and controlled directly or indirectly by one or both of the Beneficial Owners (or close affiliate) and/or by a Qualified Transferee provided that the remaining conditions to such transfer described herein shall continue to be required.

   As used herein, "Qualified Transferee" shall mean any one of the following: (a) a pension fund, pension trust or pension account, (b) an insurance company, (c) a national money-center bank, or (d) a person with a long-term unsecured debt rating from one rating agency of at least investment grade, provided such person or entity described in (a)-(d) above is either:
(i) a person with a current net worth of $500 million or more and who controls office building real estate equity assets (as distinguished from mortgage assets) with a gross asset value of one billion dollars or more or, if such person is a pension fund advisor, one which controls (i.e. manages the assets) office building real estate equity assets (as distinguished from mortgage assets) with a gross asset value of one billion dollars or more, or
(ii) a pension fund, pension trust or pension account that has total assets of $500 million or more, managed by a person (which is an asset manager or investment advisor) that controls (i.e. manages the assets) office building real estate equity assets (as distinguished from mortgage assets) with a gross asset value of one billion dollars or more. Notwithstanding the foregoing, a Qualified Transferee shall also mean any person approved by the mortgagee (such approval not to be unreasonably withheld or delayed) and approved by the rating agency. All of the figures above are to be calculated exclusive of the 380 Madison Property.

   Insurance. The 380 Madison Loan documents provide that the existing insurance requirements set forth in the 380 Madison Master Lease shall be permissible.

   During the term of the 380 Madison Master Lease, the 380 Madison Master Lessee is required to maintain, at its sole cost and expense, the following insurance: (a) policies of insurance against loss or damage by fire and against loss or damage by other risks included under the "Extended Coverage Endorsement" as presently adopted for use with the "New York Standard Fire Insurance Policy" in an amount not less than the actual; replacement value (exclusive of cost of excavation, foundations and footings) of the 380 Madison Property, with a deductible of not more than $50,000; (b) general public liability insurance protecting and indemnifying the 380 Madison Master Lessee and the 380 Madison Borrower in its corporate as well as its representative capacity, if any, against any and all claims for damages to person or property or for loss of life or of property occurring upon, in, or about the 380

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Madison Property and the adjoining streets and passageways containing minimum limits of $50,000,000 in the event of bodily injury or death to any number of people in any one occurrence and a minimum limit of $10,000,000 for property damage; (c) boiler and pressure vessel insurance (including pressure pipes) in an amount reasonably satisfactory to the 380 Madison Borrower; (d) war risk insurance, when such insurance is obtainable from the U.S. Government or an agency thereof and a state of war or national or public emergency exists or threatens, in the lesser of the amount of such coverage available and the replacement value (exclusive of cost of excavation, foundations and footings) of the 380 Madison Property; (e) rental loss and occupancy or rental value insurance in an amount sufficient to meet the payments for 3 years of the rent, impositions and other items of additional rent payable under the Master Lease and the debt charges payable by the 380 Madison Master Lessee on any leasehold mortgage; and (f) such other insurance on the 380 Madison Property and in such amounts as may be reasonably required by the 380 Madison Borrower against other insurable hazards commonly insured against in the case of premises of similar size and location.

    If an Operating Event occurs, the following insurance provisions shall apply: The 380 Madison Borrower is required to maintain, at its sole cost and expense, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the 380 Madison Property and related assets (without deduction for physical depreciation) and must have deductibles no greater than those in existence at the time of the closing of the 380 Madison Loan, as increased proportionately with the increase in the Consumer Price Index. The 380 Madison Borrower must also maintain the following policies of insurance: (a) flood insurance if any part of the 380 Madison Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar property (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the 380 Madison Loan amount or the maximum limit of coverage available under said program; (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $10,000,000 for any policy year as well as at least $50,000,000 excess and/or umbrella liability insurance; (c) rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty, and equal to the greater of estimated gross revenues payable to the 380 Madison Borrower or projected operating expenses needed to maintain and operate the 380 Madison Property, in each case for 18 months; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the 380 Madison Property; (e) worker's compensation insurance with respect to all employees of the 380 Madison Borrower, as and to the extent required by applicable law or regulation; (f) during any period of repair or restoration costing in excess of $25,000, builder's "all risk" insurance in an amount not less than full insurable value; (g) coverage to compensate for the cost of demolition and the increased cost of construction for the 380 Madison Property in an amount satisfactory to the mortgagee; and (h) such other insurance as may from time to time be reasonably required by the mortgagee. The 380 Madison Loan requires insurers to have claims paying abilities rated "AA" (or its equivalent) or better by the applicable Rating Agencies.

   Casualty and Condemnation. In the event of a casualty at the 380 Madison Property that involves a casualty that affects less than 30% of the entire rentable square feet of the building or a condemnation at the 380 Madison Property where the loss affects less than twenty percent (20%) of the entire rentable square feet of the building, the mortgagee shall permit the application of the proceeds or award resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to pay or reimburse the 380 Madison Borrower or the 380 Madison Master Lessee for the cost of restoring, repairing, replacing or rebuilding the 380 Madison Property in the manner described below, provided and on the condition that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the

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mortgagee: (i) the 380 Madison Property can be restored to an economic unit not less valuable and not less useful than the same was prior to the casualty or condemnation, (ii) the 380 Madison Property, after such restoration, will adequately secure the outstanding principal balance of the 380 Madison Loan,
(iii) the restoration can be completed by the earliest to occur of: (A) the 455th day following the receipt of the proceeds or, with rating confirmation, such longer period as may reasonably be required, (B) the 180th day prior to the 380 Madison Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iv) during the period of the restoration, (aa) either the cash deposited with or at the direction of the mortgagee or (bb) the sum of (A) net cash flow derived from the 380 Madison Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 125% of the debt service on the 380 Madison Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds will be applied to the prepayment of the 380 Madison Loan (without prepayment premium or penalty, other than a yield-maintenance premium if an event of default has occurred and is continuing) and the 380 Madison Borrower will be entitled to receive a release of the mortgage lien affecting the 380 Madison Property in accordance with and subject to the terms described above in connection with a release due to defeasance.

   In the event of a casualty where the loss affects 30% or more of the entire rentable square feet of the building, or a condemnation where the loss or taking affects 20% or more of the rentable sq. ft. of the building, then the mortgagee will have the option to apply the net proceeds to the prepayment of the 380 Madison Loan (and the 380 Madison Borrower will be entitled to receive a release of the mortgage lien affecting the 380 Madison Property) or, provided the conditions set forth in the proviso above are complied with, to have such proceeds applied to reimburse the 380 Madison Borrower for the cost of any restoration (and the mortgagee will be deemed to have elected prepayment if it shall fail to have given such notice within 30 days after receipt of the proceeds).

   Any application of proceeds to the repayment of the 380 Madison Loan as described above will be without any prepayment premium or penalty except that if an event of default has occurred and is continuing, then the 380 Madison Borrower will be required to pay the yield maintenance payment, if any, that would be required in respect of the principal being prepaid as a result of an acceleration of the 380 Madison Loan after an event of default. Any such application to the repayment of the 380 Madison Loan will be applied to those payments of principal and interest last due under the 380 Madison Loan and will not postpone or reduce any payments otherwise required pursuant to the 380 Madison Loan other than such last due payments.

   If the 380 Madison Borrower is entitled to payment or reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 90% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the 380 Madison Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the 380 Madison Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the 380 Madison Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with the mortgagee as security for the 380 Madison Loan after payment of such costs of the restoration.

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     Financial Reporting. Prior to the occurrence of an Operating Event (as defined below), the 380 Madison Borrower shall (A) promptly provide copies of any and all financial statements, default notices and subleases, received by or on behalf of the 380 Madison Borrower from or on behalf of the 380 Madison Master Lessee and (B) furnish to the mortgagee, within 85 days following the end of each fiscal year of the 380 Madison Borrower, annual financial statements of the 380 Madison Borrower prepared in accordance with generally accepted accounting principles and certified by an officer of the 380 Madison Borrower as true and correct. After the occurrence of an Operating Event and on an ongoing basis, the 380 Madison Borrower is required to furnish to the mortgagee within 85 days following the end of each fiscal year of the 380 Madison Borrower, a complete copy of the 380 Madison Borrower's annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, in accordance with generally accepted accounting principles, covering the 380 Madison Property, for such fiscal year and containing balance sheets for the 380 Madison Borrower and statements of profit and loss for the 380 Madison Property and the 380 Madison Borrower. Together with the 380 Madison Borrower's annual financial statements, the 380 Madison Borrower will also furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the 380 Madison Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (B) then current rent rolls; and
(C) an annual report, for the most recently completed fiscal year, containing certain prescribed information.

   In addition, after the occurrence of an Operating Event the 380 Madison Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month, among other items, monthly and year-to-date operating statements for such month.

    Furthermore, after the occurrence of an Operating Event, the 380 Madison Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 40th day after the end of each calendar quarter, among other items, quarterly and year-to-date operating statements with respect to the 380 Madison Borrower, with a balance sheet for the quarter.

   Either prior to or after the occurrence of an Operating Event, the 380 Madison Borrower is also required to furnish to the mortgagee, within 10 business days after request, such further detailed information with respect to the operation of the 380 Madison Property (to the extent available prior to the occurrence of an Operating Event) and the financial affairs of the 380 Madison Borrower as may be reasonably requested by the mortgagee.

    As used herein, "Operating Event" shall mean either (a) the 380 Madison Master Lessee materially defaults on any of its obligations under the terms and conditions of the 380 Madison Master Lease such that the 380 Madison Borrower is entitled to assume obligations of the 380 Madison Master Lessee with respect to the control, operation and management of the 380 Madison Property subject to certain qualifications and limitations; (b) the 380 Madison Borrower or a related or affiliated entity becomes (i) the tenant or a subtenant under the 380 Madison Master Lease or (ii) the operator of the 380 Madison Property either free and clear of the 380 Madison Master Lease or pursuant to the terms of the 380 Madison Master Lease; or (c) the 380 Madison Master Lease is terminated or otherwise expires; provided, however, that an Operating Event shall not be deemed to have occurred in the event the 380 Madison Borrower is entitled to assume the management, control or operation of the 380 Madison Property as a result of and only so long as the 380 Madison Master Lease is preventing the 380 Madison Borrower from assuming such obligations so long as the 380 Madison Borrower is diligently enforcing the rights under the 380 Madison Master Lease and using its best efforts in connection therewith.

  THE CAP POOL LOAN

   The Loan. The CAP Pool Loan had a principal balance as of the Cut-Off Date of approximately $87,946,446 and is secured by first priority mortgage liens encumbering the CAP Borrower's fee interest in 8 office properties, 3 industrial properties, 12 flex properties and 2 research and development properties located in Virginia (the "CAP Properties"). The mortgages encumbering the CAP Properties are cross-defaulted and cross-collateralized.

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    Payment Terms. The CAP Pool Loan was originated on June 30, 1997. The CAP
Pool Loan matures on July 11, 2027 (the "CAP Maturity Date") and bears interest at a fixed rate per annum equal to 7.48% (the "CAP Initial Interest Rate") through and including July 10, 2007. From and after July 11, 2007 (the "CAP Anticipated Repayment Date"), the CAP Pool Loan will bear interest at a fixed rate per annum equal to 9.48% (the "CAP Revised Interest Rate"). As described below, if the CAP Borrower does not prepay the CAP Pool Loan on the CAP Anticipated Repayment Date, the CAP Borrower will be required to pay interest at the CAP Initial Interest Rate (together with principal, as described below) and the interest accrued equal to the excess of the CAP Revised Interest Rate over the CAP Initial Interest Rate will be deferred (such accrued and deferred interest and interest thereon at the CAP Revised Interest Rate, the "CAP Excess Interest") and will not be paid until after the principal balance of the CAP Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by law, accrue interest at the CAP Revised Interest Rate. Interest on the CAP Pool Loan is calculated based on the actual number of days elapsed and a 360-day year.

   Commencing on August 11, 1997, the CAP Fixed Loan requires monthly payments (the "CAP Monthly Debt Service Payment Amount") of principal and interest of $620,372 (based on a 30 year amortization schedule and the CAP Initial Interest Rate). The Due Date for each installment of the CAP Monthly Debt Service Payment Amount is the 11th day of each calendar month, or, if in any month the 11th day is not a business day, then the Due Date for that month will be the immediately prior business day. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the CAP Maturity Date. Additionally, commencing on the CAP Anticipated Repayment Date, in addition to the CAP Monthly Debt Service Payment Amount, the CAP Borrower is required to apply 100% of the CAP Excess Cash Flow (as defined below) for the month preceding the month in which the Due Date occurs in the following order of priority: (a) to the outstanding principal balance until the CAP Pool Loan has been paid in full and (b) to the CAP Excess Interest. "CAP Excess Cash Flow" means the amounts held as collected funds in the deposit account maintained pursuant to the loan agreement after the application of funds (a) to the amounts required to be paid into the tax and insurance escrow fund as described below under "--Reserves", (b) to the CAP Monthly Debt Service Payment Amount, (c) to the CAP Borrower for budgeted operating expenses, (d) to the leasing reserve account described below under "--Reserves", to the extent a credit facility therefor has not been delivered, (e) to the amounts required to be paid into the capital reserve account described below under "--Reserves", to the extent a credit facility therefor has not been provided, (f) to the CAP Borrower for budgeted capital expenditures, and (g) to the CAP Borrower for extraordinary approved capital expenditures. The scheduled principal balance of the CAP Pool Loan on the CAP Anticipated Repayment Date will be approximately $76,731,159.

    After the occurrence and during the continuance of an event of default, the entire outstanding principal balance of the CAP Pool Loan will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (x) 5% in excess of the CAP Initial Interest Rate or the CAP Revised Interest Rate, as applicable, and (y) the Citibank base rate on corporate loans.

   Prepayment. Voluntary prepayment of the CAP Pool Loan is prohibited prior to July 11, 2007, which is the CAP Anticipated Repayment Date, except in connection with certain casualty or condemnation events. From and after the CAP Anticipated Repayment Date, the CAP Pool Loan may be voluntarily prepaid in whole or in part on any Due Date upon not less than 5 business days' prior notice to the mortgagee, specifying the date on which such prepayment shall occur and the principal amount to be prepaid, without payment of any yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the CAP Pool Loan is prepaid upon acceleration of the CAP Pool Loan following the occurrence of an event of default prior to the CAP Anticipated Repayment Date, the CAP Borrower will also be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the CAP Pool Loan (or the portion of all such interest payments corresponding to the portion of the principal of the CAP Pool Loan to be prepaid upon acceleration) for the period from the date of such prepayment to the CAP Maturity Date, discounted monthly at a rate equal to a treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the CAP Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the CAP Maturity Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the CAP Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the CAP Properties under the CAP Pool Loan, such proceeds shall be applied to prepay the CAP Pool Loan, as described below under "--Casualty and Condemnation". No prepayment premium or penalty will be payable upon any mandatory prepayment of the CAP Pool Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the CAP Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   Prior to the CAP Anticipated Repayment Date, funds on deposit in the low debt service reserve account may, under certain circumstances, be applied to the prepayment of the CAP Pool Loan. See "--Reserves" below. In addition, the mortgagee may apply certain amounts to the prepayment of the CAP Pool Loan upon the occurrence of an event of default.

    Release in Exchange for Substitute Collateral. The CAP Borrower is permitted on any date on or after July 11, 2000 up to but not including the CAP Anticipated Repayment Date, to defease all or a portion of the CAP Pool Loan, provided that, among other conditions, the CAP Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "CAP Defeasance Date") and provided further that the CAP Borrower pays on the CAP Defeasance Date (i) all accrued and unpaid interest on the CAP Pool Loan to but not including such date (and if the CAP Defeasance Date is not a Due Date, the CAP Defeasance Deposit (as defined below) shall take into account the interest that would have accrued on the CAP Pool Loan to but not including the next Due Date) (ii) all other sums then due under the CAP Pool Loan and the related loan documents, (iii) the CAP Defeasance Deposit (as defined below) and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the CAP Borrower will be required to deliver to the mortgagee, among other things, (a) a security agreement granting the Trustee a first priority lien on the CAP Defeasance Deposit and the U.S. obligations purchased with the CAP Defeasance Deposit, (b) an opinion of counsel for the CAP Borrower in form reasonably satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected security interest in the U.S. obligations purchased with the CAP Defeasance Deposit, and that, after a defeasance, the CAP Pool Loan will continue to be a "qualified mortgage" within the meaning of Section 860D of the Code and the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860G of the Code as of the result of such defeasance, (c) an agreed upon procedures report from a "Big Six" independent certified public accounting firm documenting procedures performed regarding information prepared by the AAPT Borrowers, showing (i) the stream of income to be generated by the CAP Defeasance Deposit and (ii) all Scheduled Defeasance Payments (as hereinafter defined) and other amounts required to be paid by the CAP Borrower in connection with a defeasance, and a comparison thereof, and (d) such other certificates, documents or instruments as the mortgagee may reasonably request.

   "CAP Defeasance Deposit" means an amount equal to the sum of (i) the remaining principal amount of the note evidencing the CAP Pool Loan (in the case of a total defeasance), the CAP Release Amount for the related CAP Property (in the case of a partial defeasance with release of a CAP Property) or the principal amount of the portion of the CAP Pool Loan to be defeased (in the case of a partial defeasance without release of a CAP Property), as applicable, (ii) without duplication, all costs and expenses incurred or to be incurred in the purchase of U.S. government securities providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the CAP Pool Loan after the CAP Defeasance Date and through and including the CAP Anticipated Repayment Date, and in amounts equal to the scheduled payments due on such dates (assuming for this purpose that the entire unpaid principal balance of the CAP Pool Loan is due and

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payable on the CAP Anticipated Repayment Date (the "Scheduled Defeasance
Payments"), and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of one or more of the notes, the creation of one or more defeased notes and undefeased notes, if applicable, any transfer of one or more defeased notes or otherwise required to satisfy the terms of the CAP Pool Loan.

   Upon receipt of the CAP Defeasance Deposit, the mortgagee, using the CAP Defeasance Deposit, will purchase U.S. government securities on behalf of the CAP Borrower and, in the case of a defeasance in whole, such U.S. obligations will serve as the sole collateral for the payments of the amounts due under the CAP Pool Loan. Upon a deposit of U.S. government securities, in the case of total defeasance, the CAP Borrower will assign all obligations, rights and duties under the CAP Pool Loan to an entity or entities established or designated by the mortgagee (the "CAP Successor Borrower"). The CAP Successor Borrower shall assume, and the CAP Borrower shall be relieved of, the obligations under the CAP Pool Loan, other than as specifically provided by the CAP Pool Loan agreement. The mortgagee will cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the CAP Pool Loan, the CAP Borrower will be permitted to obtain the release of one or more of the CAP Properties from the lien of the related Mortgage, provided that no event of default exists and subject to the further conditions that (a) if the defeasance is in connection with a release of less than all of the CAP Properties, the CAP Borrower provides (i) evidence satisfactory to the mortgagee that following such release the CAP Debt Service Coverage Ratio as of the date of the proposed release will not be less than the greater of (A) the CAP Debt Service Coverage Ratio as of the date of the proposed release before giving effect to the proposed release and (B) 1.65 to 1.0, (b) the CAP Borrower defeases the principal portion of CAP Pool Loan equal to (i) the CAP Release Amount of the CAP Property being released in the case of a release of less than all of the CAP Properties or (ii) an amount equal to the entire principal balance of the CAP Pool Loan for a full defeasance in the case of the release of all of the CAP Properties.

    "CAP Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing the net operating income of the applicable CAP Properties for the twelve month period ending on the last day of the calendar quarter immediately preceding such date by the greater of (x) the aggregate interest and principal payments actually due and payable on the portion of the CAP Pool Loan equal to the CAP Allocated Loan Amount in respect of such CAP Properties for such period and (y) the aggregate interest and principal payment on such portion of the CAP Pool Loan (other than any defeased portion of such portion of the CAP Pool Loan) during such period assuming a loan constant (comprised of interest and amortization) of 9.23%. For purposes of calculating the CAP Debt Service Coverage Ratio on or prior to April 30, 1998, for any period prior to April 30, 1997 the aggregate interest and principal payments shall be calculated assuming a loan constant (comprised of interest and amortization) of 9.23%. For purposes of calculating the CAP Debt Service Coverage Ratio for any prospective period, net operating income shall be calculated assuming that tenants are in possession paying rent (except to the extent that leases expire by their terms during such period and are not renewed or intended to be renewed by the applicable tenant) and assuming receipt of such other operating income, and payment of such other operating expenses, as shall be reasonably agreed to between the mortgagee and the CAP Borrower and the aggregate interest and principal payments shall be calculated assuming a loan constant (comprised of interest and amortization) of 9.23%.

   "CAP Allocated Loan Amount" means, with respect to each CAP Property, the portion of the principal amount of the CAP Pool Loan allocated to each such CAP Property agreed upon by GSMC and the CAP Borrower and determined as described under the definition of "Allocated Loan Amount" set forth above under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   "CAP Release Price" means (a) with respect to each of the CAP Properties known as Plaza 1900, Campus Point, Oakwood Center, and Greenwood Center, in the event that net proceeds from a sale or transfer thereof or the net proceeds in respect of any casualty or condemnation in connection therewith
(i) is 120% of the CAP Allocated Loan Amount for such CAP Property or less, 120% of the CAP Allocated

Loan Amount for such CAP Property, (ii) is 135% of the CAP Allocated Loan Amount for such CAP Property or more, 135% of the CAP Allocated Loan Amount for such CAP Property, or (iii) is greater than 120%, but less than 135%, of the CAP Allocated Loan Amount for such CAP Property, the actual amount of such net proceeds; and (b) with respect to any other CAP Property, 120% of the CAP Allocated Loan Amount for such CAP Property.

   "CAP Release Amount" means an amount equal to the excess of (i) the CAP Release Price for a particular CAP Property over (ii) the scheduled payments of principal made in respect of the CAP Pool Loan allocated to such CAP Property (based on the relative CAP Allocated Loan Amounts for all CAP Properties) such allocation to be made only at the time a CAP Release amount is to be calculated; provided that in no event shall (x) the CAP Release Amount for a particular CAP Property be greater than the outstanding principal balance of the CAP Pool Loan and (y) any other prepayment of principal of the CAP Pool Loan results in a reduction of the CAP Release Amount.

   Alteration. Except upon compliance with certain conditions set forth in the CAP Pool Loan documents, the CAP Borrower is prohibited from (i) making or permitting any demolition, alteration, installation or improvement (including in connection with its compliance with any legal requirement) to any CAP Property or Properties or (ii) expanding or reducing any CAP Property or Properties or the improvements thereon.

    Reserves. Pursuant to the terms of the CAP Pool Loan, the CAP Borrower is required to fund the following reserves: (i) a tax and insurance escrow account to be funded monthly from funds available in the deposit account in an amount equal to (a) one-twelfth (1/12) of the taxes, assessments, impositions and other governmental charges that the mortgagee reasonably estimates will be payable in the next ensuing 12 months and (b) one-twelfth (1/12) of the insurance premiums that the mortgagee reasonably estimates will be payable for the renewal of the coverage required to be maintained under the CAP Pool Loan, (ii) a leasing reserve account to cover the cost of tenant improvement expenses and leasing commissions incurred by the CAP Borrower, which, to the extent a CAP Credit Facility has not been provided therefor, is to be funded monthly from funds available in the deposit account such that the balance in the account shall be not less than the balance specified for such year in the CAP Pool Loan agreement (which, for all calendar years during the term of the CAP Pool Loan except for six years, is $4,400,000, and for such six years, will range from $4,900,000 to $9,300,000) (subject to reduction in connection with the release of any CAP Property), (iii) a capital reserve account to cover the cost of routine capital improvements (excluding tenant improvements and leasing commissions and excluding the costs associated with certain deferred maintenance items identified at the time of the closing of the CAP Pool Loan), to the extent a CAP Credit Facility (as hereinafter defined) has not been provided therefor, to be funded from cash flow in equal amounts of approximately $25,107.17 per month (subject to reduction in connection with the release of any CAP Property),
(iv) a deferred maintenance reserve account, funded at the closing of the CAP Pool Loan, in the initial aggregate amount of $581,125 for the payment of the cost of capital renovations at certain CAP Properties, (v) an unpaid tenant improvements and leasing commissions account, funded at the closing of the CAP Pool Loan, in the initial aggregate amount of $1,550,575.92 for the payment of unpaid tenant improvement and leasing commissions costs related to specified leases as of the date of the closing of the CAP Pool Loan, (vi) a low debt service reserve account into which the gross revenue from the CAP Properties, less items (i) through (vi) specified in "--Cash Management; Lockbox", to be funded if, as of any date, the net operating income of the CAP Properties for the twelve (12) month period preceding the Due Date shall be less than $11,000,000. If, as of any date, the net operating income for the CAP Properties for the prior twelve (12) calendar month period shall be less than $10,000,000, or an event of default has occurred and is continuing, the mortgagee shall apply the proceeds of the low debt service reserve account as a partial prepayment of the CAP Pool Loan (such amounts shall be reduced if any CAP Property is released from the lien of the related Mortgage). If, after the establishment of the low debt service reserve account, the trailing 12 month net operating income for the CAP Properties exceeds $11,000,000 for 4 consecutive quarters, and provided no event of default has occurred and is continuing, all funds in the low debt service reserve account will be released to the CAP Borrower.

    For each of the accounts referred to in (ii), (iii), (iv) and (v) above, a CAP Credit Facility in lieu thereof may be provided until the CAP Anticipated Repayment Date. From and after the CAP Anticipated Repayment Date, all such CAP Credit Facilities in lieu of such accounts shall be replaced with immediately available funds and, to the extent that immediately available funds have not been deposited in such accounts prior to the CAP Anticipated Repayment Date, the mortgagee shall have the right at any time on or after such date to draw upon any such Credit Facilities delivered in lieu of deposits and hold the proceeds of such Credit Facilities and apply the proceeds in accordance with the terms of the CAP Pool Loan agreement.

   In connection with the substitution of an individual CAP Property (as described below), appropriate adjustments will be made to the deferred maintenance reserve account, the unpaid tenant improvements and leasing commissions account, and any other reserve accounts specifically allocated to such individual CAP Property, or to any CAP Credit Facility in lieu of deposits in such account in an amount as the mortgagee shall reasonably approve. In addition, the threshold amounts for the low debt service reserve account shall be reduced in the event of the release of any CAP Property from the lien of the applicable Mortgage, by an amount equal to the product of such threshold amount multiplied by a faction, the numerator of which is the original CAP Allocated Loan Amount for such CAP Property, and the denominator of which is the original principal amount of the CAP Pool Loan.

    A "CAP Credit Facility" means a clean, irrevocable, unconditional transferable letter of credit, payable on sight draft only, in favor of the mortgagee and entitling the mortgagee to draw thereon in New York, New York or in such other city as the mortgagee's corporate trust office may be located at the time of issuance of such letter of credit, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than the Required Rating (as defined below), or, if there are no domestic banks or U.S. agencies or branches of a foreign bank having such long-term unsecured debt rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank the long-term unsecured debt rating of which is not lower than "AA" by the Rating Agencies, and in respect of which (a) any reimbursement obligation is not secured by any of the CAP Properties or any other property pledged to secure the CAP Pool Loan and (b) the CAP Borrower shall be permitted to have a contingent reimbursement obligation only in favor of the bank that issued the CAP Credit Facility, if and only if, (i) such bank's rights with respect to such reimbursement obligation are fully subordinated to payment of the CAP Pool Loan, (ii) no payment shall be made to such bank in respect of such reimbursement obligation during the occurrence and continuation of an event of default, and (iii) such bank shall be prohibited from exercising any and all remedial action against the CAP Borrower in connection therewith until all obligations under the CAP Pool Loan documents shall have been paid in full. See "Risk Factors--The Mortgage Loans--Other Financing" herein. As of the closing date of the CAP Pool Loan, The Chase Manhattan Bank, PNC Bank, National Association and First Union National Bank of Virginia were specifically approved as providers of a CAP Credit Facility, so long as the long term senior unsecured credit rating of such provider is not less than its rating as of such date. "Required Rating" means the higher of (i) the highest rating then assigned by the Rating Agencies to the outstanding Certificates or (ii) "A" (or its equivalent) by S&P and Moody's.

   Cash Management; Lockbox. The CAP Borrower is required to direct all tenants at the CAP Properties to make all checks in respect of sums due to the CAP Borrower under the leases in effect at the CAP Properties payable directly to the applicable property-level sweep account, to be maintained under the sole dominion and control of the mortgagee and to deliver all checks and payments directly to the applicable property manager for deposit into the deposit account or the applicable property-level sweep account. The applicable property manager is required to deposit such checks and payments into the applicable property-level sweep account or the deposit account on the same business day such checks are received. The funds in each property-level sweep account, if greater than or equal to $1,000, shall be swept daily into the deposit account. The deposit account is to be maintained in the name of mortgagee, under the sole dominion and control of the mortgagee. From and after the CAP Anticipated Repayment Date or if an event of default shall have occurred and be continuing, the CAP Borrower shall direct all tenants at the CAP Properties to deliver such checks and payments directly to the mortgagee or its agent.

    On each Due Date, provided no default or event of default has occurred and is continuing, the Master Servicer will distribute funds from the deposit account in the following order: (i) to the tax and insurance escrow account,
(ii) to fund the CAP Monthly Debt Service Payment Amount, (iii) to the CAP Borrower in an amount equal to the budgeted operating expenses (or if the CAP Borrower timely requests additional amounts to pay operating expenses, up to an additional 5% of the budgeted amount for any CAP Property, but in no event more than 5% of such month's budgeted amount for operating expenses) for the month immediately prior to the month in which such Due Date occurs (provided that the CAP Borrower shall have delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the CAP Borrower (except for claims the CAP Borrower is in good faith contesting), and that the amounts disbursed to the CAP Borrower pursuant to this clause (iii) shall be used by the CAP Borrower solely to pay its creditors for costs and expenses incurred to date, (iv) to fund the leasing reserve account to the extent necessary to bring the balance thereof to the applicable leasing reserve account balance for such year unless a CAP Credit Facility in lieu thereof has been provided and is permitted, (v) to fund the capital reserve account unless a CAP Credit Facility in lieu thereof has been provided and is permitted, in an amount equal to approximately $25,107.17 per month (subject to reduction in connection with the release of any CAP Property (regardless of the amount in the capital reserve account), unless a CAP Credit Facility or lieu thereof has been provided and is permitted, (vi) to the CAP Borrower in an amount equal to the budgeted capital expenses for the month immediately prior to the month in which such Due Date occurs (provided that the CAP Borrower shall have delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the CAP Borrower for prior capital improvements (except for claims the CAP Borrower is in good faith contesting and the payment for which the CAP Borrower has escrowed with the mortgagee), and that the amounts disbursed to the CAP Borrower pursuant to this clause (vi) shall be used by the CAP Borrower solely to pay for budgeted capital expenditures, (vii) if applicable, to the low debt service reserve account, (viii) to pay the costs of extraordinary capital expenditures approved in writing by the mortgagee, (ix) from and after the CAP Anticipated Repayment Date, to prepay the principal due under the CAP Pool Loan until the principal balance of the CAP Pool Loan is paid in full, (x) to the CAP Excess Interest, (xi) to the extent payable following an event of default, interest accrued and unpaid at the excess of the applicable default rate over the applicable interest rate, (xii) if no event of default has occurred, to the CAP Borrower or its designee, any funds remaining in the deposit account. In the mortgagee's sole discretion, the mortgagee may permit a distribution under clause (xii) above notwithstanding the occurrence of an event of default. The CAP Borrower has directed that any funds transferable to the CAP Borrower, pursuant to clause (xii) above, be transferred to the CAP Parent Borrower (or its designee). So long as the low debt service reserve account is required to be maintained, to the extent that funds are available in the low debt service reserve account, the mortgagee shall, on each Due Date, transfer funds from such account to the CAP Parent Borrower (or its designee) in such amount as shall be sufficient to pay the monthly debt service obligations of the CAP Parent Borrower under the CAP Parent Loan.

   Transfer of Properties and Interests in the CAP Borrower;
Encumbrance. Unless permitted by the CAP Pool Loan documents as described below, and with the exception of leases entered into in accordance therewith and the CAP Permitted Encumbrances, the CAP Borrower will not (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in the CAP Properties or any part thereof,
(B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the CAP Properties to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in the CAP Properties or any part thereof or (D) file a declaration of condominium with respect to the CAP Properties.

   So long as no event of default shall have occurred and be continuing and the CAP Parent Loan shall have been paid in full in accordance with the terms thereof, the CAP Borrower may sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all of the CAP Properties (but not less than all of the CAP Properties) only collectively, in a single transaction, if:

       (A) the transferee of the CAP Properties assumes in writing all of the obligations of the CAP Borrower under the CAP Pool Loan, and unless the transferee is any of Cali Realty Corp., Highwoods Properties, Inc., Spieker Properties, Inc., Beacon Properties, or Vornado Realty Trust (each, a "Listed Permitted Owner") and the transfer occurs within 24 months of the closing date of the CAP Pool Loan, the mortgagee shall have received written confirmation from each of the Rating Agencies that the transfer will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates;

     (B) the CAP Properties will be owned directly by one or more single purpose entities, which at the time of such transfer will be in compliance with the single-purpose covenants contained in the CAP Pool Loan agreement and which shall have assumed in writing (subject to the exculpation provisions of the CAP Pool Loan agreement) and agreed to comply with all the terms, covenants and conditions set forth therein and the other CAP Pool Loan documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the mortgagee, and shall have delivered to the mortgagee such other documents and deliveries as the mortgagee may reasonably require to confirm the security interests granted to it pursuant to the CAP Pool Loan documents consistent with the documents and deliveries required by the CAP Pool Loan agreement;

     (C) the transferee is a Listed Permitted Owner and the transfer closes within 24 months of the closing date of the CAP Pool Loan or the transferee is otherwise a CAP Permitted Owner (as defined below), or will be wholly owned, directly or indirectly, by such Listed Permitted Owner or CAP Permitted Owner;

     (D) if 20% or more of the aggregate leaseable square feet of the CAP Properties will be managed by an unaffiliated third party property manager that is not a CAP Acceptable Manager (as defined below), the mortgagee has approved of such manager and has received written confirmation from each of the Rating Agencies that such action will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates;

      (E) no event of default will occur as a result of such transaction; and

     (F) if the transfer is not to an affiliate of the CAP Borrower, the proposed transferee must deliver an officer's certificate stating that:
    (1) such transferee is an employee benefit plan that is subject to Title I of ERISA (an "ERISA Plan") or a "plan" within the meaning of Section 4975 of the Code (together with an ERISA Plan, a "Plan") or an entity the underlying assets of which constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 and the obligations under the CAP Pool Loan documents are not, and the exercise of rights under the CAP Pool Loan documents will not, constitute a non-exempt prohibited transaction as a result of such transfer; or (2) the transferee is a "governmental plan" (as defined Section 3(32) of ERISA), and the obligations under the CAP Pool Loan documents, and the exercise of rights under the CAP Pool Loan documents, do not and will not violate any applicable state statutes regulating investments by or fiduciary obligations with respect to governmental plans as a result of such transfer; or (3) the proposed transferee is neither a Plan nor a "governmental plan", and such proposed transferee is not subject to state statutes regulating investments by or fiduciary obligations with respect to "governmental plans" and the underlying assets of the proposed transferee do not, for purposes of ERISA, constitute "plan assets" of one or more ERISA Plans within the meaning of 29 C.F.R. Section 2510.3-101.

   A "CAP Permitted Owner" means a Listed Permitted Owner or a transferee which (A) has a long-term unsecured debt rating of at least investment grade, as determined by the applicable rating agencies; (B) has a current net worth of at least $500 million and controls office building and/or industrial real estate equity assets of at least $1 billion, in each case exclusive of the CAP Properties (or, in the case of a pension fund adviser, controls at least $1 billion of office building and/or industrial real estate equity assets) or is a pension fund, pension trust or pension account that has total assets of at least $500 million (exclusive of the CAP Properties), and who is managed by a person who controls at least $1 billion of office building and/or industrial property real estate equity assets (exclusive of the CAP Properties); (C) is, or is controlled by, either a pension fund, a pension trust or pension account, an insurance company, a national money-center bank or a person who has a long-term unsecured debt rating of at least investment grade, as determined by the applicable rating agencies; and (D) the mortgagee has approved the entity structure of such transferee (such approval not to be unreasonably withheld, conditioned or delayed).

    For these purposes, "control" or "controlling" means having (either directly or indirectly) primary responsibility to make or veto all material decisions with respect to the operation, management and disposition of another person's real estate assets (including decisions regarding sales, acquisitions and financings) rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such controlling person pursuant to an agreement in writing.

   A "CAP Acceptable Manager" means (i) Morton G. Thalhimer, Inc., Atlantic American Properties Management, Inc. and Commonwealth Atlantic Properties, Inc. or (ii) is a reputable and experienced professional management company or an in-house property management department which, at the time of its engagement by the CAP Borrower as manager, is (A) if to manage office properties, manages at least 15 office buildings containing in the aggregate at least the greater of 1 million leaseable square feet or 3 times the number of leaseable square feet in the CAP Properties to be managed (in all cases excluding the CAP Properties) or (B) if to manage industrial properties, manages at least 25 industrial buildings containing in the aggregate at least the greater of 500,000 leaseable square feet or 3 times the number of leaseable square feet in the CAP Properties to be managed (in all cases, excluding the CAP Properties).

   Transfers of Beneficial Interests in Commonwealth Atlantic Properties, Inc. Transfers of direct or indirect interests in Commonwealth Atlantic Properties, Inc. ("CAPI"), which is the indirect parent company of the CAP Borrower, shall be permitted so long as (X) LFREI and/or an affiliate thereof retains at least 51% of the controlling interests in CAPI, (Y) the CAP Borrower shall deliver to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the CAP Pool Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the CAP Borrower or the transferee selected by either of them (unless reasonably disapproved by the mortgagee), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the CAP Borrower or the new borrowers will not be substantively consolidated with the assets of certain owners or controlling persons of such CAP Borrower or new borrowers in a bankruptcy or similar proceeding and (Z) the conditions set forth in "--Transfer of Properties and Interests in the CAP Borrower; Encumbrance" above are satisfied.

    Pledges to CAP Parent Lender. Pledges of stock of the CAP Borrower to the CAP Parent Lender, and any transfer upon or in lieu of foreclosure in respect of such pledge, and any subsequent transfer by such pledgee, shall not be a default under the CAP Pool Loan.

   Substitution of Individual Properties. The CAP Borrower may substitute for any CAP Property owned by the CAP Borrower, a property (a "CAP Substitute Property") of like kind and quality, provided (i) no event of default shall have occurred and be continuing, (ii) written confirmation from each of the Rating Agencies that such property substitution will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates shall have been provided, (iii) the CAP Debt Service Coverage Ratio for all of the CAP Properties as of such date (assuming the proposed substitution of the CAP Substitute Property) will be at least equal to the greater of (A) the CAP Debt Service Coverage Ratio for all of the CAP Properties as of such date (including the applicable CAP Property to be substituted) or (B) 1.65 to 1.0, and (iv) the mortgagee shall have been provided an opinion of counsel (which may be based on reasonable assumptions and representations and warranties of the CAP Borrower) to the effect that a "significant modification" of the CAP Pool Loan within the meaning of Treasury Regulations Section 1.860G-2 will not occur by reason of the proposed substitution. The conditions precedent provided for by the CAP Pool Loan agreement must be satisfied as to the CAP Substitute Property before the CAP Property being substituted for will be released from the lien of the related

Mortgage. The CAP Borrower is required to pay all costs and expenses in connection with any such substitution, including, but not limited to, reasonable fees and disbursements of counsel, appraisal fees, engineering fees, costs of environmental audits, title insurance premiums, survey charges, mortgage and documentary stamp taxes, if any, note intangible taxes, if any, and recording charges.

   Insurance. The CAP Borrower is required to maintain, at its sole cost and expense, for the mutual benefit of the CAP Borrower and the mortgagee, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the applicable CAP Property or Properties and related assets (without deduction for physical depreciation) and must have deductibles no greater than the greater of (i) 5% of Net Operating Income for such CAP Property or Properties for the 12 month period immediately preceding June 30, 1997 and
(ii) $100,000. To the extent commercially available at reasonable rates if it is customarily obtained for properties in the vicinity of the applicable CAP Property or Properties, earthquake coverage shall be obtained as part of such policy. The CAP Borrower must also maintain the following policies of insurance: (a) flood insurance if any part of a CAP Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at commercially reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the CAP Allocated Loan Amount for such CAP Property or the maximum limit of coverage available under said program with respect to such CAP Property; (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and in the aggregate per property of $2,000,000 for any policy year, as well as at least $50,000,000 excess and/or umbrella liability insurance and at all times, at least $10,000,000 excess and/or umbrella liability insurance shall be available (such that, at all times, such coverage shall be maintained against which no claim shall have been asserted) and maintained for any and all claims, including legal liability imposed on the CAP Borrower and all related court costs and attorneys fees; (c) rental loss and/or business interruption insurance in an amount equal to the greater of estimated gross revenues payable to the CAP Borrower and anticipated operating expenses needed to maintain and operate the CAP Properties, in each case for 2 years, as adjusted from time to time; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to such CAP Property; (e) worker's compensation insurance with respect to any employees of the CAP Borrower, as and to the extent required by any governmental authority or applicable law or regulation; (f) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than full insurable value of the applicable CAP Property against such risks (including fire and extended coverage and collapse of the improvements to agreed limits) as are customarily obtained for such work by prudent owners in the locality where the applicable CAP Property is located;
(g) coverage to compensate for the cost of demolition and the increased cost of construction in an amount reasonably satisfactory to the mortgagee; and
(h) such other insurance as may from time to time be reasonably required by the mortgagee. The CAP Pool Loan requires insurers to have claims paying abilities rated "AA" or better by the applicable Rating Agencies. However, for so long as United States Fidelity and Guaranty Corp. has a claims paying ability rating of not less than its rating as of June 30, 1997, it shall be deemed an approved insurer.

   Casualty and Condemnation. In the event of any casualty or condemnation at a CAP Property where the loss is in an aggregate amount less than (i) as to Plaza 1900, Campus Point, Oakwood Center and Greenwood Center, 30% of the CAP Allocated Loan Amount for the affected individual CAP Property or (ii) with respect to any other CAP Property, 45% of the CAP Allocated Loan Amount for the affected individual CAP Property, the mortgagee shall permit the application of the insurance and condemnation proceeds resulting therefrom (after reimbursement of any expenses reasonably incurred by the CAP Borrower or the mortgagee in collecting the insurance proceeds) to pay, or to reimburse the CAP

Borrower at the option of the CAP Borrower for the cost of restoring, repairing, replacing or rebuilding the affected individual CAP Property in the manner described below, provided and on the condition that, no event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee exercised in good faith: (i) such CAP Property can be restored to an economic unit not less valuable and not less useful than the same was prior to the casualty or condemnation, (ii) the restoration can be completed by the earliest to occur of: (A) the 365th day following the casualty or condemnation, or, with written confirmation from each of the Rating Agencies that extension of such period will not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, such longer period as may reasonably be required, (B) the 180th day prior to the CAP Maturity Date, and
(C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iii) during the period of the restoration, the sum of (A) income derived from the affected individual CAP Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 105% of the sum of (1) operating expenses for such individual CAP Property and (2) the debt service in respect of the CAP Allocated Loan Amount for such individual CAP Property.

    If any of the foregoing conditions are not satisfied, then, unless the mortgagee shall otherwise elect, at its sole option, the proceeds shall be applied to the prepayment of the CAP Pool Loan in accordance with the terms described below, and the CAP Borrower shall be entitled to receive a release of the lien affecting such individual CAP Property in accordance with and subject to the terms of the CAP Pool Loan agreement (in which event such proceeds shall be applied against the CAP Release Amount for such individual CAP Property).

   In the event of a casualty where the loss is in an aggregate amount equal to or more than (i) as to Plaza 1900, Campus Point, Oakwood Center and Greenwood Center, 30% of the CAP Allocated Loan Amount for the affected individual CAP Property or (ii) with respect to any other CAP Property, 45% of the CAP Allocated Loan Amount for the affected individual CAP Property (a "Material Casualty" or "Material Condemnation", as applicable), then the mortgagee shall have the option (to be exercised by notice given to the CAP Borrower not later than the 30th day after the receipt of the proceeds) to apply the net proceeds to the prepayment of the CAP Pool Loan in accordance with the terms described below (and the CAP Borrower shall be entitled to receive a release of the lien affecting such individual CAP Property in accordance with and subject to the terms of the CAP Pool Loan agreement (in which event such proceeds shall be applied against the CAP Release Amount for such individual CAP Property) or to reimburse the CAP Borrower for the cost of any restoration in the manner described below (and the mortgagee shall be deemed to have elected prepayment if it shall fail to have given notice within said 30-day period)).

   Any application of proceeds to the repayment (or defeasance, to the extent that the payment occurs during the period from and after July 11, 2000 up to but not including the CAP Anticipated Repayment Date) of the CAP Pool Loan as described above shall be without any yield maintenance charge or prepayment premium, except that if an event of default has occurred and is continuing, then the CAP Borrower will be required to pay the yield maintenance payment, if any, that would be required in respect of the principal being prepaid as a result of an acceleration of the CAP Pool Loan after an event of default. Any such application to the repayment of the CAP Pool Loan will be applied to those payments of principal and interest last due under the CAP Pool Loan and will not postpone or reduce any payments otherwise required pursuant to the CAP Pool Loan other than such last due payments.

   If the CAP Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as are customary and reasonably obtainable by prudent property owners in the locality in which the applicable CAP Property is located and as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 95% of the value of the work performed from time to time; funds other than proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the CAP Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the CAP Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the CAP Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with the mortgagee as security for the debt after payment of such costs of restoration.

    Financial Reporting. The CAP Borrower is required to furnish to the mortgagee within 85 days following the end of each fiscal year of the CAP Borrower, a complete copy of the CAP Borrower's annual combined financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, prepared in accordance with generally accepted accounting principles, covering the CAP Borrower (including the CAP Properties) on a combined basis for such fiscal year and containing a combined balance sheet and a statement of operations. Together with the CAP Borrower's annual financial statements, the CAP Borrower will also furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the CAP Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (B) then current rent rolls; and (C) an annual report, for the most recently completed fiscal year, containing certain prescribed information relating to occupancy levels, capital expenditures, and supplemental data showing results for each CAP Property which tie to the most recently prepared annual audited combined financial statements, among other things.

   In addition, the CAP Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month among other items, monthly and year-to-date operating statements prepared for each month (on an aggregate and property-by-property basis).

    The CAP Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 40th day after the end of each fiscal quarter among other items quarterly and year-to-date combined financial statements prepared for such fiscal quarter with respect to the CAP Borrower's Properties, with a balance sheet as of the end of such quarter together with a supplemental schedule of net operating income for such quarter on an aggregate and property-by-property basis which ties to the operating statements.

   Leasing. Subject to certain limitations on the terms thereof and the performance and enforcement of the CAP Borrower thereunder, the CAP Borrower may, without prior written consent of the mortgagee, enter into, renew, modify and/or amend, and to the extent commercially reasonable, terminate any lease affecting less than 150,000 square feet of an individual CAP Property.

    The CAP Parent Loan. Simultaneously with the making of the CAP Pool Loan by GSMC to the CAP Borrower, GSMC (the "CAP Parent Lender") made a loan (the "CAP Parent Loan") to Commonwealth Atlantic Holdings I Inc., a Virginia corporation (the "CAP Parent Borrower"), having an aggregate principal balance as of the Cut-Off Date of approximately $25,200,000. The CAP Parent Loan is secured by a pledge of 100% of the shares of the capital stock of the CAP Borrower and an assignment of interest rate cap associated with the CAP Parent Loan.

   Among other things, any of (i) a default in the payment of principal or interest when due, (ii) a default for more than three days in the payment of fees or other amounts due, (iii) a transfer or encumbrance of the pledged collateral by the CAP Parent Borrower, (iv) a failure by LFREI or its affiliates to own at least 51% of the controlling interests in the CAP Parent Borrower, (v) a bankruptcy or insolvency event that is not discharged, stayed or dismissed within 60 days, (vi) an attempted assignment of the CAP Parent

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Borrower's rights under the CAP Parent Loan documents or (vii) an event of default occurring under the CAP Pool Loan, constitutes a default under the CAP Parent Loan, and the CAP Parent Lender has the right to accelerate the CAP Parent Loan and to foreclose on the collateral securing the CAP Parent Loan. The CAP Parent Borrower shall not amend or modify the CAP Pool Loan or consent to or seek, and shall exercise any rights as an equity holder, if any, to prevent, any action which would permit the amendment or modification of the CAP Pool Loan in any manner that would be adverse, in any material respect, to the CAP Parent Lender. Failure to comply with the previous sentence beyond the applicable 10 day cure period shall constitute an event of default under the CAP Parent Loan.

    The CAP Parent Loan bears interest at a floating rate per annum based on a spread over LIBOR. The CAP Parent Borrower has purchased an interest rate cap agreement in a notional amount equal to the principal amount of the CAP
Parent Loan, between the CAP Borrower and a counterparty (as floating rate payor) that has a senior unsecured long-term debt rating of "Aaa" as rated by Moody's. The highest effective interest rate for the CAP Parent Loan, based on such interest rate cap agreement, is approximately 12.2%, subject to reduction when the outstanding balance of the CAP Parent Loan is reduced to $13,800,000. The CAP Parent Loan is scheduled to mature on June 30, 2002. The CAP Parent Loan can be prepaid on any Due Date upon 5 days' prior notice specifying the prepayment date and the amount of principal to be prepaid, and payment of a prepayment premium of (i) prior to the reduction of the outstanding principal balance of the CAP Parent Loan to $13,800,000, 1.5% in the first year and no prepayment premium thereafter and (ii) from and after the reduction of the outstanding principal balance of the CAP Parent Loan to $13,800,000, 3% in the first year, 2% in the second year, 1% in the third year and no prepayment premium thereafter. The CAP Parent Loan is required to be prepaid in part in certain circumstances, including but not limited to a sale, transfer, or other disposition of ownership of a CAP Property or a casualty or condemnation of a CAP Property in connection with which the CAP Borrower is required to repay a portion of the loan secured by such property. In the case of a sale, transfer or other disposition, or if the lien of the related Mortgage is otherwise released from any CAP Property, then, the CAP Parent Borrower is required to repay the CAP Parent Loan, or a portion thereof in an amount based on the allocated loan amount for such CAP Property established for the CAP Parent Loan. In the case of a casualty or condemnation, to the extent there are excess proceeds or awards following application in accordance with the CAP Pool Loan agreement, the CAP Parent Borrower is required to repay the CAP Parent Loan, or a portion thereof, to the extent of such available excess proceeds or awards. Failure of the CAP Parent Borrower to repay the CAP Parent Loan in the foregoing circumstances shall constitute an event of default under the CAP Parent Loan.

  THE WHITEHALL POOL LOAN

   The Loan. The Whitehall Pool Loan has a principal balance as of the Cut-Off Date of approximately $72,228,349 and is secured by first priority mortgage liens encumbering seven office properties, two retail properties and two industrial properties located in California, Massachusetts, Missouri, New York and Texas (the "Whitehall Properties"). The interest of the Whitehall Borrower in ten of the Whitehall Properties is a fee interest and one of the Whitehall Properties is a leasehold interest. The mortgages encumbering the Whitehall Properties are cross-collateralized and cross-defaulted.

   Payment Terms. The Whitehall Pool Loan was originated by the related Originator on August 26, 1996. The Whitehall Pool Loan matures on September 10, 2000 (the "Whitehall Maturity Date") and bears interest at a fixed rate per annum equal to 8.68% calculated for any period based on the actual number of days elapsed and a 360-day year (the "Whitehall Interest Rate").

   Commencing on September 10, 1996, the Whitehall Pool Loan requires 48 monthly payments (the "Whitehall Monthly Debt Service Payment Amount") of principal and interest of $602,674 each (based on a 25-year amortization schedule and the Whitehall Interest Rate) on the 10th day of the month or, if in any month the 10th day is not a business day, then the Due Date for that month will be the immediately preceding business day. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Whitehall Maturity Date. The scheduled principal balance of the Whitehall Pool Loan as of the Whitehall Maturity Date will be approximately $69,172,622.

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    After the occurrence and during the continuance of an event of default, the entire outstanding principal balance of the Whitehall Pool Loan will bear interest at a per annum default rate equal to the lesser of the maximum rate permitted by applicable law and 10.68% per annum.

   Prepayment. Voluntary prepayment is prohibited under the Whitehall Pool Loan prior to the Whitehall Maturity Date, except (i) prior to the Whitehall Defeasance Lock-Out Date, in connection with the release of an individual Whitehall Pool Property in respect of which a default under the loan has occurred so long as after such release no other event of default would exist and (ii) in connection with certain casualty or condemnation events.

   If all or any part of the principal amount of the Whitehall Pool Loan is prepaid upon acceleration of the Whitehall Pool Loan following the occurrence of an event of default or as described in clause (i) of the preceding paragraph, the Whitehall Borrower will also be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments and principal payments in respect of the Whitehall Pool Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Whitehall Pool Loan to be prepaid upon acceleration or as described in clause (i) of the preceding paragraph) for the period from the date of such prepayment to the Whitehall Maturity Date, discounted monthly at a rate equal to a treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Whitehall Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the Whitehall Maturity Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Whitehall Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent that the Whitehall Borrower is not permitted to apply any insurance proceeds or condemnation awards to the restoration of a Mortgaged Property under the Whitehall Pool Loan, the mortgagee will be entitled, at its option, to apply such proceeds to prepay the Whitehall Pool Loan. No prepayment premium or penalty will be payable upon any mandatory prepayment of the Whitehall Pool Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the Whitehall Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   Release in Exchange for Substitute Collateral. The Whitehall Borrower is permitted on any date after the second anniversary of the Closing Date (the "Whitehall Defeasance Lock-Out Date") to defease all or any portion of the Whitehall Pool Loan, provided that, among other conditions, the Whitehall Borrower gives the mortgagee at least thirty days' prior written notice of the date of such defeasance (the "Whitehall Defeasance Date"), and provided further that the Whitehall Borrower pays on the Whitehall Defeasance Date (i) all accrued and unpaid interest on the Whitehall Pool Loan to but not including such date (and if the Whitehall Defeasance Date is not a Due Date, the Whitehall Defeasance Deposit (as defined below) will include an amount equal to the interest that would have accrued on the Whitehall Pool Loan to but not including the next Due Date), (ii) all other sums then due under the Whitehall Pool Loan and the related loan documents, (iii) the Whitehall Defeasance Deposit, and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Whitehall Borrower will be required to deliver to the mortgagee among other things (a) a security agreement granting the Trustee a first priority lien on the Whitehall Defeasance Deposit and the noncallable U.S. Treasury obligations purchased with the Whitehall Defeasance Deposit, (b) an opinion of counsel for the Whitehall Borrower in form satisfactory to the mortgagee stating, among other things, that the Trustee has a first priority perfected security interest in the noncallable U.S. Treasury obligations purchased with the Whitehall Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the Whitehall Defeasance Deposit is sufficient to pay all scheduled payments due from the borrower under the Whitehall Pool Loan in connection with the proposed defeasance and (d) such other certificates, documents or instruments as the mortgagee may reasonably request.

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    "Whitehall Defeasance Deposit" means an amount equal to the sum of (i)
the remaining principal amount of the note evidencing the Whitehall Pool Loan (in the case of a total defeasance) or the principal amount of the defeased portion of the note (in the case of a partial defeasance), as applicable,
(ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the Whitehall Pool Loan after the Whitehall Defeasance Date and through and including the Whitehall Maturity Date, and in amounts equal to the scheduled payments due on such dates, or in the case of defeasance of only a portion of the Whitehall Pool Loan, in amounts equal to a portion of the foregoing payments relating to such portion of the Whitehall Pool Loan being defeased, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to satisfy the terms of the Whitehall Pool Loan.

   Upon receipt of the Whitehall Defeasance Deposit, the mortgagee, using the Whitehall Defeasance Deposit, will purchase noncallable U.S. Treasury obligations on behalf of the Whitehall Borrower and, in the case of a defeasance in whole, such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Whitehall Pool Loan. Upon a deposit of U.S. Treasury obligations, the Whitehall Borrower will have the right to assign the obligation to make payments under the Whitehall Pool Loan with respect to the principal amount of the Whitehall Pool Loan that has been defeased to an entity designated by the mortgagee. If the Whitehall Borrower does assign such obligations, the mortgagee will cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the Whitehall Pool Loan, the Whitehall Borrower will be permitted to obtain the release of one or more of the Whitehall Properties from the lien of the related Mortgage, provided that no event of default exists and subject to the further conditions that (a) if the defeasance is in connection with a release of less than all of the Whitehall Properties, the Whitehall Borrower provides (i) evidence satisfactory to the mortgagee that following such release the Whitehall Debt Service Coverage Ratio will not be less than the greater of (A) the Whitehall Debt Service Coverage Ratio for the twelve months immediately preceding the proposed release and (B) 1.4 to 1.0 and (b) the Whitehall Borrower defeases a principal portion of the Whitehall Pool Loan equal to (i) the Whitehall Release Amount (as defined below) of the Whitehall Property being released in the case of a release of less than all of the Whitehall Properties or (ii) an amount equal to the entire principal balance of the Whitehall Pool Loan for a full defeasance in the case of the release of all of the Whitehall Properties.

   "Whitehall Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing net operating income for such period (excluding any net operating income for the Whitehall Property being released) by the greater of (x) aggregate interest and principal payments actually due and payable on the Whitehall Pool Loan during such period and (y) interest and principal payments on the Whitehall Pool Loan during such period assuming a loan constant of 10.09% per annum (excluding the portion of such payments relating to the Whitehall Pool Loan being defeased).

   "Whitehall Allocated Loan Amount" means, with respect to each Whitehall Property, the portion of the principal amount of the Whitehall Pool Loan allocated to each such Whitehall Property agreed upon by the related Originator and the Whitehall Borrower and determined as described under the definition of "Allocated Loan Amount" set forth under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans."

   "Whitehall Release Amount", with respect to a specified individual Whitehall Property, shall mean an amount equal to the excess of (i) 125% of the Whitehall Allocated Loan Amount for such individual Whitehall Property over (ii) the scheduled payments of principal made under the Whitehall Pool Loan in respect of the Whitehall Pool Loan allocated to such individual Whitehall Property (based on the relative Whitehall Allocated Loan Amounts for all of the individual Whitehall Properties); provided that in no event shall the Whitehall Release Amount be greater than the then outstanding principal amount of the Whitehall Pool Loan.

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    Alteration/Expansion. Except upon compliance with certain conditions set forth in the Whitehall Pool Loan agreement, the Whitehall Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to any individual Whitehall Property or any part thereof or expanding or reducing any such property or the improvements thereon.

   Reserves. Pursuant to the terms of the Whitehall Pool Loan, the Whitehall Lender has established (i) a leasing reserve account to cover the cost of tenant improvement expenses and leasing commissions incurred by the Whitehall Borrower, which is to be maintained with a minimum balance of at least $4,100,000 (subject to reduction in connection with the release of a Whitehall Property), (ii) a capital reserve account to cover the cost of routine capital improvements (excluding tenant improvements and leasing commissions and excluding the costs, associated with certain deferred maintenance items identified at the time of the funding of the Whitehall Pool
Loan), to be funded from cash flow in equal amounts of approximately $33,600 per month (subject to reduction in connection with the release of any Whitehall Property) and (iii) a tax and insurance account to be funded monthly from funds available in the deposit account in an amount equal to 1/12th of the aggregate insurance premiums and taxes that the mortgagee reasonably estimates will be payable in the next ensuing 12 months. In addition, a deferred maintenance reserve fund of $794,613 was established at closing of the Whitehall Pool Loan to cover the cost of certain deferred maintenance conditions.

   Lockbox. The Whitehall Borrower is required to direct all tenants at the Whitehall Properties to make all checks in respect of sums due to the Whitehall Borrower under the leases and operating agreements in effect at the Whitehall Properties payable to the order of a deposit account or a property-level sweep account, in each case to be maintained by, in the name of and under the sole dominion and control of the mortgagee. Prior to the request of the mortgagee, which may occur only after the occurrence of an event of default, the Whitehall Borrower will have the right to receive (or have its property manager receive) rent checks, record such receipt and, on the same business day as each such check is received, deposit the same in the deposit account or a property-level sweep account. If the mortgagee shall so request and an event of default has occurred and is continuing, the Whitehall Borrower will be required to notify each tenant and other person making payments in respect of any of the Whitehall Properties to deliver such checks and payments directly to the mortgagee or its agent.

   On each Due Date, provided no default or event of default has occurred and is continuing, the mortgagee will distribute funds from the deposit account in the following order: (a) to fund the tax and insurance account, (b) to fund the Whitehall Monthly Debt Service Payment Amount, (c) to the Whitehall Borrower in an amount equal to the operating expenses approved by the mortgagee in the annual budget for the month immediately prior to the month in which such Due Date occurs (provided that the Whitehall Borrower shall have provided the mortgagee with an officer's certificate certifying that, among other things, the Whitehall Borrower does not have any unpaid claims of creditors more than 60 days past due and that the amounts disbursed as described in this clause (c) will be used solely to pay creditors, (d) to the leasing reserve account in an amount, if any, necessary to bring the account balance to $4,100,000 (or such lesser amount as may be required under the Whitehall Pool Loan), (e) to fund $33,600 (or such lesser amount as may be applicable) to the capital reserve account, (f) to the mortgagee in an amount equal to the interest, if any, then accrued and unpaid under the Whitehall Pool Loan at the excess of the default rate over the Whitehall Interest Rate; and (g) to the Whitehall Borrower or its designee.

   Transfer of Properties and Interest in the Whitehall Borrower; Encumbrance. Unless permitted by the Whitehall Pool Loan documents as described below, and with the exception of leases entered into in accordance therewith and Whitehall Permitted Encumbrances, the Whitehall Borrower will not, with respect to any individual Whitehall Property, (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest therein to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part thereof or (D) file a declaration of condominium with respect to any such individual Whitehall Property. Notwithstanding the foregoing, a sale, assignment, conveyance or transfer, or other disposition or hypothecation or other encumbrance of a direct or indirect

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beneficial interest in the Whitehall Borrower will be permitted if after giving effect to the proposed transaction, Whitehall III, Whitehall Street Real Estate Limited Partnership IV and/or one or more of their respective affiliates will continue to own at least 51% of the ownership interest in the Whitehall Properties and to control the Whitehall Borrower, provided, however, (x) if the above described transfer constitutes a transfer of 25% or more of the stock or other direct equity ownership interests in the Whitehall Borrower or a transfer of a general partnership interest in the Whitehall Borrower, such transfer will require, among other things, that the mortgagee receive a legal opinion confirming that the assets of the new borrower will not be substantively consolidated with the assets of certain owners or controlling persons of such borrower in a bankruptcy or similar proceeding and (y) if the above described transfer involves the transfer of any interest in a general partner of the Whitehall Borrower which is a single purpose entity, such transfer will require, among other things, that the mortgagee receive a legal opinion relating to such single purpose entity and such transferee confirming that the assets of the transferee will not be substantively consolidated with the assets of such single purpose entity in a bankruptcy or similar proceeding.

   Except as may be set forth below, the Whitehall Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all (but not less than all) of the Whitehall Properties if, after giving effect to the proposed transaction, (A) the purchaser assumes in writing all of the obligations of the Whitehall Borrower under the Whitehall Pool Loan and, as a condition to such transfer, the mortgagee has received written confirmation from each of the Rating Agencies that the transfer will not result, in and of itself, in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates,
(B) the Whitehall Properties will be owned by a single purpose entity which, at the time of such transfer, will be in compliance with the covenants contained in the loan agreement relating to the Whitehall Pool Loan and which will have assumed in writing (subject to the non-recourse provisions described above under "Security") and agreed to comply with all the terms, covenants and conditions set forth in the loan agreement, (C) the transferee will be a Whitehall Permitted Owner (as defined below) or be wholly owned, directly or indirectly, by a Whitehall Permitted Owner, (D) if the present property manager or an affiliate thereof does not continue to act as property manager of such individual Whitehall Property, then the applicable property manager must be a reputable and experienced professional management company satisfying certain minimum standards set forth in the loan agreement and (E) no event of default shall have occurred and be continuing.

   As used herein, a "Whitehall Permitted Owner" means any one of the following: (a) Whitehall III and/or Whitehall Street Real Estate Limited Partnership IV, (b) a person that, together with its affiliates, has a current net worth of at least $150 million and controls total assets of at least $300 million, in each case exclusive of the Whitehall Properties (or, in the case of a pension fund advisor, one which controls $1 billion of assets), (c) a pension fund, account or trust or an investment vehicle established by such an entity, that has total assets of $150 million, exclusive of the Whitehall Properties, and which is managed by a person that controls at least $300 million in real estate assets, or (d) a person in which one or more of the persons, together with their Affiliates, described in (a) through (c) above collectively own (directly or indirectly) at least a 51% interest in and control the Whitehall Borrower.

   For purposes of this definition, "control" means primary responsibility to make or veto all material decisions with respect to the operation, management, financing and disposition of the specified interest, rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such controlling person pursuant to an agreement in writing.

   Insurance. The Whitehall Borrower is required to maintain, at its sole cost and expense, for the mutual benefit of the Whitehall Borrower and the Trustee, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the Whitehall Properties and related assets without deduction for physical depreciation) and must have deductibles no greater than those in existence at the time of the closing of the Whitehall Pool Loan. The Whitehall Borrower must also maintain the following policies of insurance: (a) flood insurance if any part of an individual

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Whitehall Property is located in an area identified by the Federal Emergency
Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the allocated loan amount applicable to such Whitehall Property or the maximum limit of coverage available under said program with respect to such Whitehall Property; (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $10,000,000 for any policy year as well as at least $30,000,000 excess and/or umbrella liability insurance; (c) rental loss and/or business interruption insurance in an amount equal to the greater of estimated gross revenues payable to the Whitehall Borrower and projected operating expenses needed to maintain and operate the Whitehall Properties, in each case for two years; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to each of the Whitehall Properties; (e) worker's compensation insurance, as and to the extent required by applicable law or regulation; (f) during any period of repair or restoration costing in excess of $20,000, builder's "all risk" insurance in an amount not less than full insurable value; (g) coverage to compensate for the cost of demolition and the increased cost of construction for any Whitehall Property in an amount satisfactory to the mortgagee; and (h) such other insurance as may from time to time be reasonably required by the mortgagee. The Whitehall Pool Loan requires the Whitehall Borrower to obtain the insurance described above from insurers having claims paying abilities rated "AA" or better by the Rating Agencies or, if the insurance program is substantially similar to the insurance program in place on the closing date of the Whitehall Pool Loan, "A" or better by the Rating Agencies.

   In addition, the Whitehall Borrower must maintain earthquake coverages at substantially the same levels that were being carried at the time of the closing of the Whitehall Pool Loan or such lesser amounts as may be acceptable to the Rating Agencies (such acceptance to be evidenced by written confirmation from each Rating Agency that the proposed coverage would not, in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificate). The Whitehall Properties located in Santa Clara, Milpitas, Pleasant Hill, Thousand Oaks, Long Beach and Cupertino, California are each located in an earthquake zone and the Whitehall Borrower has obtained earthquake insurance for these properties.

   Casualty and Condemnation. In the event of a casualty or a condemnation at any Whitehall Property, the mortgagee shall permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Whitehall Borrower for the cost of restoring, repairing, replacing or rebuilding the affected individual Whitehall Property, in the manner described below, provided and on the condition that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the individual Whitehall Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any leases or material agreements due to such casualty or condemnation) and not less useful than the same was prior to the casualty or condemnation, (ii) the individual Whitehall Property after such restoration will adequately secure a portion of the outstanding balance of the Whitehall Pool Loan equal to the Allocated Loan Amount for such property, (iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the receipt of the proceeds (or if earlier, the 365th day after the casualty or condemnation, as applicable), or, with rating confirmation, such longer period as may reasonably be required, (B) the 180th day prior to the Whitehall Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iv) during the period of the restoration, the sum of (A) income derived from the affected individual Whitehall Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 105% of the sum of (1) expenses in connection with the operation of such individual Whitehall Property and (2) the debt service in respect of the amount of the Whitehall Pool Loan allocable to such property (provided that the foregoing condition shall be deemed

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satisfied if the net operating income derived from the affected property during the period of restoration (including proceeds of rent loss insurance or business interruption insurance, if any, payable) shall not be less than such net operating income prior to the casualty or condemnation in question).

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds will be applied to the prepayment of the Whitehall Pool Loan (without prepayment premium or penalty, other than a yield maintenance premium if an event of default has occurred and is continuing) and the Whitehall Borrower shall be entitled to receive a release of the mortgage lien affecting such individual Whitehall Property in accordance with and subject to the terms described above in connection with a release due to defeasance (in which event such proceeds will be applied against the Whitehall Release Amount for such property).

   In the event of a casualty where the loss is in an aggregate amount equal to or more than 33.333% of the casualty/condemnation threshold established for such individual Whitehall Property in the loan agreement (such threshold being approximately 176% of the Whitehall Allocated Loan Amount for each individual Whitehall Property), or a condemnation where the loss is in an aggregate amount equal to or more than 20% of the casualty/condemnation threshold, then the Whitehall Borrower will have the option (to be exercised by notice to the mortgagee given not later than the 30th day after the receipt of the proceeds) to apply the net proceeds to the prepayment of the Whitehall Pool Loan (and the Whitehall Borrower will be entitled to receive a release of the mortgage lien affecting such individual Whitehall Property, in which event such proceeds shall be applied against the Whitehall Release Amount for such property) or, provided the conditions set forth in the proviso above are complied with, to have such proceeds applied to reimburse the Whitehall Borrower for the cost of any restoration as described below (and the Whitehall Borrower will be deemed to have elected restoration if it shall fail to have given such notice within said 30-day period).

   Any application of proceeds to the repayment of the Whitehall Pool Loan as described above will be without any prepayment premium or penalty except that if an event of default has occurred and is continuing, then the Whitehall Borrower will be required to pay the yield maintenance payment, if any, that would be required in respect of the principal being prepaid as a result of an acceleration of the Whitehall Pool Loan after an event of default. Any such application to the repayment of the Whitehall Pool Loan will be applied to those payments of principal and interest last due under the Whitehall Pool Loan and will not postpone or reduce any payments otherwise required pursuant to the Whitehall Pool Loan other than such last due payments.

   If the Whitehall Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 90% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Whitehall Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Whitehall Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to Whitehall Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with mortgagee as security for the Whitehall Pool Loan after payment of such costs of restoration.

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     Financial Reporting. The Whitehall Borrower is required to use best efforts to furnish to the mortgagee within 85 days, and in any event within 90 days following the end of each fiscal year of the Whitehall Borrower, a complete copy of the Whitehall Borrower's annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, in accordance with generally accepted accounting principles, covering the Whitehall Properties on a combined basis as well as each individual property, for such fiscal year. Together with the Whitehall Borrower's annual financial statements, the Whitehall Borrower will also furnish to the mortgagee then current rent rolls and an annual report, for the most recently completed fiscal year, containing certain prescribed information relating to occupancy levels and capital expenditures, among other matters.

   In addition, the Whitehall Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month, among other items, monthly and year to date operating statements prepared for each calendar month (on a property-by-property basis).

   The Whitehall Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 38th day after the end of each calendar quarter, quarterly and year to date statements prepared for such calendar quarter with respect to the Whitehall Borrower, with a balance sheet for such quarter and a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Whitehall Properties on an aggregate and per-property basis.

   The Whitehall Borrower is also required to furnish to mortgagee, within 10 business days after request, such further detailed information with respect to the operation of any of the Whitehall Properties and the financial affairs of the Whitehall Borrower as may be reasonably requested by the mortgagee.

   The Whitehall Partner Loan. Simultaneously with the making of the Whitehall Pool Loan by the related Originator to the Whitehall Borrower, GSMC made a loan (the "Whitehall Partner Loan") to WMP Real Estate Limited Partnership ("WMP I") having an aggregate principal balance as of the Cut-Off Date of approximately $56,000,000 and evidenced by a note issued by WMP I in the principal amount of $56,000,000. As described above under "--The Borrower", WMP I is the sole limited partner in the Whitehall Borrower. The Whitehall Partner Loan is secured by a pledge of (i) all of the shares of capital stock of WMP II Gen-Par, Inc., the sole general partner of the Whitehall Borrower, (ii) all of the limited partnership interests in the Whitehall Borrower, and (iii) certain other rights and agreements. In addition, repayment of the Whitehall Partner Loan is guaranteed by Whitehall III and Whitehall Street Real Estate Limited Partnership IV. The current holder of the Whitehall Partner Loan is the Master Servicer. See "Risk Factors--The Mortgage Loans--Conflicts of Interest--Conflicts Relating to the Master Servicer".

   Among others, any of (i) a default in the payment of principal, (ii) a default for more than three days in the payment of interest, fees or other amounts, (iii) a bankruptcy or insolvency event that is not discharged, stayed or dismissed within 60 days, or (iv) an assignment of the Whitehall Borrower's rights under the Whitehall Pool Loan in contravention of the Whitehall Pool Loan documents constitutes a default under the Whitehall Partner Loan and the mortgagee under the Whitehall Partner Loan has the right to accelerate the Whitehall Partner Loan and to foreclose on the collateral securing the Whitehall Partner Loan.

   The Whitehall Partner Loan bears interest at a floating rate per annum equal to LIBOR plus 1.75% (or plus 2.30% if the Maturity of the Whitehall Partner Loan is extended to August 12, 1999 in accordance with the Whitehall Partner Loan documents), calculated for any period based on the actual number of days elapsed and a 360-day year. The Whitehall Partner Loan is scheduled to mature on February 12, 1998, unless extended to August 12, 1999 upon the satisfaction of certain conditions set forth in the Whitehall Partner Loan. The Whitehall Partner Loan can be prepaid at any time without yield maintenance or penalty.

  THE RITZ PLAZA LOAN

   The Loan. The Ritz Plaza Loan had a principal balance as of the Cut-Off Date of approximately $62,365,309 and is secured by a first priority mortgage lien encumbering a 40-story building with 479 apartment units (consisting of 24 studio apartments, 400 1-bedroom apartments, and 55 2-bedroom

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apartments), approximately 25,432 gross rentable square feet of commercial space, and a 158-car parking garage, known as The Ritz Plaza, located at 235-237 West 48th Street, in the Borough of Manhattan, County, City and State of New York (the "Ritz Plaza Property").

    Payment Terms. The Ritz Plaza Loan was originated as of April 25, 1997. The Ritz Plaza Loan matures on April 24, 2027 (the "Ritz Plaza Maturity Date") and bears interest at a fixed rate per annum equal to 8.135% (the "Ritz Plaza Initial Interest Rate") through April 10, 2007. From April 11, 2007 (the "Ritz Plaza Anticipated Repayment Date") at a fixed rate per annum equal to 10.135% (the "Ritz Plaza Revised Interest Rate"). As described below, if the Ritz Plaza Borrower does not prepay the Ritz Plaza Loan on the Ritz Plaza Anticipated Repayment Date, the Ritz Plaza Borrower will be required only to pay interest at the Ritz Plaza Initial Interest Rate (together with principal, as described below). The interest accrued equal to the excess of the Ritz Plaza Revised Interest Rate over the Ritz Plaza Initial Interest Rate will be deferred and, to the extent permitted by applicable law, accrue interest at the Ritz Plaza Revised Interest Rate (such accrued and deferred interest and interest thereon at the Ritz Plaza Revised Interest Rate, the "Ritz Plaza Excess Interest"). Interest on the Ritz Plaza Loan is calculated based on the actual number of days elapsed and a 360-day year.

   Commencing on June 11, 1997, the Ritz Plaza Loan requires monthly payments (the "Ritz Plaza Monthly Debt Service Payment Amount") of principal and interest of $469,453 each (based on a 30-year amortization schedule and the Ritz Plaza Initial Interest Rate). The Due Date for each installment of the Ritz Plaza Monthly Debt Service Amount is the 11th day of each calendar month, or, if in any month the 11th day is not a business day, then the Due Date for that month will be the immediately prior business day. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Ritz Plaza Maturity Date. Commencing on the first Due Date after the Ritz Plaza Anticipated Repayment Date, in addition to the Ritz Plaza Monthly Debt Service Payment Amount, the Ritz Plaza Borrower is required to apply 100% of the Ritz Plaza Excess Cash Flow (as defined below) for the month preceding the month in which such Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Ritz Plaza Loan has been paid in full and (b) to the Ritz Plaza Excess Interest. "Ritz Plaza Excess Cash Flow" means the amounts held as collected funds in the deposit account maintained pursuant to the terms of the loan agreement after the application of funds (a) to the amounts required to be paid into the tax and insurance escrow fund as described below under "--Reserves", (b) to the Ritz Plaza Monthly Debt Service Payment Amount, (c) to the amounts required to be paid into the capital reserve account described below under "--Reserves", and (d) to pay the Ritz Plaza Borrower's budgeted operating expenses and capital expenditures (not previously reserved for) and approved extraordinary capital expenditures. The scheduled principal balance of the Ritz Plaza Loan as of the Ritz Plaza Anticipated Repayment Date will be approximately $55,284,787.

   After the occurrence and during the continuance of a "Major Default" (as defined in the Ritz Plaza Loan documents), the entire outstanding principal balance of the Ritz Plaza Loan along with the due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) 500 basis points in excess of the then applicable interest rate, but in no event less than 100 basis points in excess of the Citibank "base" rate.

   Prepayment. Voluntary prepayment is prohibited under the Ritz Plaza Loan prior to the Ritz Plaza Anticipated Repayment Date, except in connection with certain casualty or condemnation events. Thereafter, the Ritz Plaza Loan may be voluntarily prepaid in whole or in part without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Ritz Plaza Loan is prepaid upon acceleration of the Ritz Plaza Loan following the occurrence of an event of default, the Ritz Plaza Borrower will also be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Ritz Plaza Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Ritz Plaza Loan to be prepaid upon acceleration) for the period from the date of such prepayment upon acceleration to the Ritz Plaza Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months

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and (B) the aggregate respective present values of all scheduled principal payments in respect of the Ritz Plaza Loan (or the then unpaid portion thereof to be prepaid upon acceleration) assuming such amount is paid in full on the Ritz Plaza Maturity Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Ritz Plaza Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

    To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Ritz Plaza Property under the Ritz Plaza Loan, the mortgagee will be entitled, at its option, to apply such proceeds to prepay the Ritz Plaza Loan, as described below under "--Casualty and Condemnation". No prepayment premium or penalty will be payable upon any mandatory prepayment of the Ritz Plaza Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the Ritz Plaza Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   The mortgagee may apply certain amounts to the prepayment of the Ritz Plaza Loan upon the occurrence of an event of default.

   Release in Exchange for Substitute Collateral. The Ritz Plaza Borrower is permitted on any date after the second anniversary of the Closing Date to defease all or any portion of the Ritz Plaza Loan, provided that, among other conditions, the Ritz Plaza Borrower gives the Master Servicer at least thirty days' prior written notice of the date (which must be a scheduled Due Date) of such defeasance (the "Ritz Plaza Defeasance Date") and provided further that the Ritz Plaza Borrower pays on the Ritz Plaza Defeasance Date (i) all accrued and unpaid interest on the Ritz Plaza Loan to but not including such date, and (ii) all other sums (other than scheduled interest or principal payments) then due under the Ritz Plaza Loan and the related loan documents,
(iii) the Ritz Plaza Defeasance Deposit (as defined below) and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Ritz Plaza Borrower will be required to deliver to the mortgagee among other things (a) a security agreement granting the Trustee a first priority lien on the Ritz Plaza Defeasance Deposit and the noncallable U.S. Treasury obligations purchased with the Ritz Plaza Defeasance Deposit, (b) an opinion of counsel for the Ritz Plaza Borrower in form satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected security interest in the noncallable U.S. Treasury obligations purchased with the Ritz Plaza Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the Ritz Plaza Defeasance Deposit is sufficient to pay all scheduled payments due from the Ritz Plaza Borrower under the Ritz Plaza Loan in connection with the proposed defeasance, (d) written confirmation from the Rating Agencies that such defeasance will not, in and of itself, result in the reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates and (e) such other certificates, documents or instruments as the mortgagee may reasonably request.

   "Ritz Plaza Defeasance Deposit" shall mean an amount equal to the sum of
(i) the remaining principal amount of the note evidencing the Ritz Plaza Loan (in the case of a total defeasance) or in the principal amount of the defeased portion of the note (in the case of a partial defeasance), as applicable, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the Ritz Plaza Loan after the Ritz Plaza Defeasance Date and through and including the Ritz Plaza Anticipated Repayment Date, and in amounts equal to the debt service due on such dates (assuming for this purpose that the entire unpaid principal balance of the Ritz Plaza Loan is due and payable on the Ritz Plaza Anticipated Repayment Date), and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable or any transfer of the defeased note or otherwise required to satisfy the terms of the Ritz Plaza Loan.

   Upon receipt of the Ritz Plaza Defeasance Deposit, the mortgagee, using the Ritz Plaza Defeasance Deposit, will purchase noncallable U.S. Treasury obligations on behalf of the Ritz Plaza

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Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Ritz Plaza Loan. Upon a deposit of U.S. obligations, the Ritz Plaza Borrower will have the right to assign the obligation to make payments under the Ritz Plaza Loan with respect to the principal amount of the Ritz Plaza Loan that has been defeased to an entity designated by the mortgagee. If the Ritz Plaza Borrower does assign such obligations, the Master Servicer will cause such obligations to be assumed by a special-purpose entity.

   In connection with the defeasance of the Ritz Plaza Loan, the Ritz Plaza Borrower will be permitted to obtain the release of the mortgage encumbering the Ritz Plaza Property.

   Alterations. Except upon compliance with certain conditions set forth in the Ritz Plaza Loan documents, the Ritz Plaza Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the Ritz Plaza Property or any part thereof or expanding or reducing the Ritz Plaza Property or the improvements thereon.

    Reserves. Pursuant to the terms of the Ritz Plaza Loan, the Ritz Plaza Borrower is required to fund the following reserves: (a) a capital reserve account to be funded each Ritz Plaza Due Date in an amount equal to the excess, if any, of (i) $15,966.67 over (ii) the amount expended by the Ritz Plaza Borrower for capital items related to the Ritz Plaza Property through the second calendar month prior to the applicable Due Date (but only to the extent not previously reimbursed out of same reserve account or deducted in computing such reserve payment); (b) a leasing reserve equal to $28.00 per square foot of the portion of the Ritz Plaza Property demised pursuant to any expiring commercial lease, to be funded not less than 180 days prior to the expiration of each commercial lease of a portion of the Ritz Plaza Property, unless the Ritz Plaza Borrower delivers to the mortgagee a fully executed replacement lease for the portion of the Ritz Plaza Property demised pursuant to said expiring lease, and provides evidence reasonably satisfactory to the Master Servicer and each Rating Agency of the Ritz Plaza Borrower's ability to pay for the required tenant improvement costs and leasing commissions; (c) a debt service reserve funded at or prior to closing, in the amount of the sum of the Ritz Plaza Monthly Debt Service Amount plus the required monthly payment to the tax and insurance escrow account (as increased or decreased from time to time); (d) a low debt service reserve equal to the gross revenue from the Ritz Plaza Property less debt service payments due on the Ritz Plaza Loan, taxes, insurance, reserves under the Ritz Plaza Loan, and operating expenses to be funded if, as of any date, a Low Debt Service Trigger Event shall have occurred and a Low Debt Service Return Event (as those terms are defined in the Ritz Plaza Loan documents) shall have not occurred (if, as of any date, the net cash flow of the Ritz Plaza Property for the prior twelve calendar month period shall be less than $5,575,000, the mortgagee shall apply the proceeds of the low debt service reserve account as a partial prepayment of the Ritz Plaza Loan); and (e) a tax and insurance escrow account to be funded monthly with (i) one-twelfth of the taxes and other charges required to be paid under the Ritz Plaza Loan and (ii) one-twelfth of the insurance premiums payable for the renewal of the coverage required to be maintained under the Ritz Plaza Loan.

   If (i) the Ritz Plaza Borrower has deposited sufficient funds in the tax and insurance escrow to timely make the required payments therefrom and the mortgagee fails to apply such funds to make the required payments (if not permitted to apply such funds for other purposes pursuant to the Ritz Plaza Loan documents) or (ii) the mortgagee has underestimated the required deposits into the tax and insurance escrow account, and as a result, the funds deposited therein are insufficient to timely make the required payments, and the mortgagee does not advance funds on behalf of the Ritz Plaza Borrower to timely make such payments, the mortgagee is required to indemnify and hold harmless the Ritz Plaza Borrower and the Ritz Plaza Property from any amounts due because of such late payment or non-payment of required payments from such escrow account.

   Cash Management; Lockbox. Until a Ritz Plaza Lockbox Trigger Event (as defined below) shall have occurred, the Ritz Plaza Borrower shall deposit all receipts from operation of the Ritz Plaza Property into the Ritz Plaza Borrower's income account (the "Income Account"). Effective on the sixth day of each calendar month (or, if such date is not a business day, then on the business day immediately thereafter), and continuing until the payment of all items due on the Due Date in such month, all funds in the Income Account will be transferred by the mortgagee to one or more accounts controlled by the

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mortgagee on account of the items due on such Due Date. The Ritz Plaza
Borrower will cause the mortgagee to be authorized to initiate such transfer of funds from the Income Account to the mortgagee. If sufficient funds timely to make all payments to the mortgagee as set forth above are not released to the mortgagee pursuant to said automatic transfer, the Ritz Plaza Borrower shall pay such amounts as are due not later than the Ritz Plaza Due Date; failure to do so will constitute an event of default under the Ritz Plaza Loan. A "Ritz Plaza Lockbox Trigger Event" shall mean the earlier to occur of a "Major Default" (as defined in the Ritz Plaza Loan documents) and the Ritz Plaza Anticipated Repayment Date.

   From and after a Ritz Plaza Lockbox Trigger Event, the Ritz Plaza Borrower shall enter into a deposit account agreement with the mortgagee and a bank selected by the mortgagee, which shall provide for the establishment of a deposit account to be maintained by, in the name of and under the sole dominion and control of the mortgagee. The Ritz Plaza Borrower is required to direct all tenants and other parties to operating agreements to make all checks and payments in respect of sums due under the leases and operating agreements in effect at the Ritz Plaza Property payable directly to the deposit account and to deliver such checks and payments directly to the mortgagee or its agent.

   On each Due Date, provided no default or event of default has occurred and is continuing, the Master Servicer will distribute funds from the deposit account in the following order: (i) to the tax and insurance account, (ii) to fund the Ritz Plaza Monthly Debt Service Payment Amount, (iii) to the capital reserve account, if required, (iv) to the Ritz Plaza Borrower, an amount equal to the budgeted operating expenses for the month immediately prior to the month in which such Due Date occurs (or up to 105% of the budget operating expenses on a cumulative year-to-date basis) provided that the Ritz Plaza Borrower shall have delivered to the mortgagee an officer's certificate certifying that, among other things, there are not outstanding for more than 60 days any amounts claimed by any creditor to be due (except for claims the Ritz Plaza Borrower is contesting in good faith) and that the amounts disbursed to the Ritz Plaza Borrower pursuant to this clause (iv) will be used solely to pay creditors for costs and expenses incurred to such date,
(v) from and after the Ritz Plaza Anticipated Repayment Date, to the payment of the outstanding principal balance of the Ritz Plaza Loan until the principal amount of the Ritz Plaza Loan has been paid in full, (vi) from and after a "Low Debt Service Reserve Trigger Event" until a "Low Debt Service Reserve Return Event" (as those terms are defined in the Ritz Plaza Loan documents), the remaining receipts to the low debt service reserve, (vii) from and after the Ritz Plaza Anticipated Repayment Date, to the payment of the Ritz Plaza Excess Interest, and (viii) to the Ritz Plaza Borrower or its designee any funds remaining in the deposit account; provided that in the mortgagee's sole discretion, the mortgagee may permit a distribution under this clause (viii) notwithstanding the occurrence of a default or an event of default.

   Transfer of the Ritz Plaza Property or Beneficial Interests in the Ritz Plaza Borrower; Encumbrance. Unless permitted by the Ritz Plaza Loan documents as described below, and with the exception of leases entered into in accordance therewith and Ritz Plaza Permitted Encumbrances, the Ritz Plaza Borrower will not (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in the Ritz Plaza Property or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Ritz Plaza Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in the Ritz Plaza Property or any part thereof or
(D) file a declaration of condominium with respect to the Ritz Plaza
Property.

   Unless permitted by the Ritz Plaza Loan documents as described below, the Ritz Plaza Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Ritz Plaza Property if (A) the mortgagee shall have received written confirmation from each of the Rating Agencies that such transfer, in and of itself, will not result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, provided, that such written confirmation shall not be required with respect to any transfer which is described in the following paragraph; (B) simultaneously with the closing of such transfer, the mortgagee receives payment of a fee equal to 1% of the outstanding amount of the Ritz Plaza Loan, in immediately available funds, provided, that no such fee shall be due with respect to any transfer of equity interests in the Ritz Plaza Borrower among the then-current holders thereof either (i) which is described in the following paragraph or (ii) with respect to

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which written confirmation from each of the Rating Agencies, as described in
(A) above, has been issued; (C) after giving effect to the proposed transaction, (1) the Ritz Plaza Property will be owned by a single purpose entity, which at the time of such transfer will be in compliance with the single-purpose covenants contained in the Ritz Plaza Loan agreement and which shall have assumed in writing (subject to the exculpation provisions of the Ritz Plaza Loan agreement) and agreed to comply with all the terms, covenants and conditions set forth therein, (2) except if the property manager is the Ritz Plaza Property Manager, the property manager must have been approved by the mortgagee and shall have received written confirmation from the Rating Agencies that the appointment of such manager will not, in and of itself, result in a reduction, qualification or withdrawal of any ratings then assigned to any outstanding Certificates, and (3) no event of default shall have occurred and be continuing; and (D) if the transfer is not to an affiliate of the Ritz Plaza Borrower, the proposed transferee must deliver an officer's certificate stating that: (1) such transferee is an employee benefit plan that is a Plan and the obligations under the Ritz Plaza Loan agreement are not, and the exercise of rights under the Ritz Plaza Loan agreement will not, constitute a non-exempt prohibited transaction; or (2) the transferee is a "governmental plan" (as defined in Section 3(32) of ERISA), and the obligations under the Ritz Plaza Loan agreement, and the exercise of rights under the Ritz Plaza Loan agreement, do not and will not violate any applicable state statutes regulating investments by or fiduciary obligations with respect to governmental plans; or (3) the proposed transferee is neither a Plan nor a "governmental plan", and such proposed transferee is not subject to state statutes regulating investments by or fiduciary obligations with respect to "governmental plans" and the underlying assets of the proposed transferee do not, for purposes of ERISA, constitute assets of Employee Benefit Plans holding an equity interest in such proposed transferee.

   Transfers of equity interests in the Ritz Plaza Borrower between or among the existing holders thereof (or their affiliates) shall be permitted so long as (X) Cadim, Inc. shall remain in direct or indirect control of the Ritz Plaza Borrower, and (Y) the Ritz Plaza Borrower shall deliver to mortgagee
(i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the Ritz Plaza Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the Ritz Plaza Borrower or the transferee selected by either of them (unless reasonably disapproved by the mortgagee), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the Ritz Plaza Borrower (as constituted after such transfer) will not be substantively consolidated with the assets of certain owners or controlling persons of the Ritz Plaza Borrower in a bankruptcy or similar proceeding. Nothing in the Ritz Plaza Loan documents shall be deemed to prohibit indirect transfers of equity interests in the Ritz Plaza Borrower caused solely by the transfer of ownership of Cadim, Inc. (whether by acquisition, consolidation, disposition, merger, sale, or otherwise).

   Insurance. The Ritz Plaza Borrower is required to maintain, at its sole cost and expense, for the mutual benefit of the Ritz Plaza Borrower and the mortgagee, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the Ritz Plaza Property and related assets without deduction for physical depreciation and must have deductibles no greater than those in existence at the time of the closing of the Ritz Plaza Loan, as increased proportionately with the increase in the Consumer Price Index. The Ritz Plaza Borrower must also maintain the following policies of insurance:
(a) flood insurance if any part of the Ritz Plaza Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the Ritz Plaza Loan amount or the maximum limit of coverage available under said program (the Ritz Plaza Property is not currently in a flood zone); (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $10,000,000 for any policy year as well as at least $50,000,000 excess and/or umbrella liability insurance; (c) rental loss and/or business interruption insurance in an amount and equal to the greater of estimated gross revenues payable from operations from the Ritz Plaza Property and projected

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operating expenses needed to maintain and operate the Ritz Plaza Property, in each case for up to the next 18 months; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Ritz Plaza Property; (e) worker's compensation insurance with respect to all employees of the Ritz Plaza Borrower, as and to the extent required by applicable law or regulation; (f) during any period of repair or restoration costing in excess of $25,000, builder's "all risk" insurance in an amount not less than full insurable value of the Ritz Plaza Property; (g) coverage to compensate for the cost of demolition and the increased cost of construction for the Ritz Plaza Property in an amount satisfactory to the mortgagee; and (h) such other insurance as may from time to time be reasonably required by the mortgagee. The Ritz Plaza Loan requires insurers to have claims paying abilities rated "AA" (or its equivalent) or better by the Rating Agencies.

   Casualty and Condemnation. In the event of a casualty at the Ritz Plaza Property where the loss is in an aggregate amount less than 30% of the outstanding principal balance of the Ritz Plaza Loan or a condemnation at the Ritz Plaza Property (which condemnation is not exclusively of the plaza which, as of the date of closing of the Ritz Plaza Loan, is on the westerly side of the building on the Ritz Plaza Property) where loss in an aggregate amount less than 15% of the outstanding principal balance of the Ritz Plaza Loan, the mortgagee shall permit the application of the insurance or condemnation proceeds (after reimbursement of any expenses incurred by the mortgagee) to pay, or to reimburse the Ritz Plaza Borrower, for the cost of restoring, repairing, replacing or rebuilding the Ritz Plaza Property, in the manner described below, provided and on the condition that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Ritz Plaza Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any leases or operating agreements due to such casualty or condemnation) and not less useful than the same was prior to the casualty or condemnation, (ii) the Ritz Plaza Property, after such restoration, will adequately secure the outstanding principal balance of the Ritz Plaza Loan,
(iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the receipt of the proceeds (or, if earlier, the 365th day following the casualty or condemnation, as applicable), or, with written confirmation from each of the Rating Agencies that the extension of such period will not, in and of itself, result in the reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, such longer period as may reasonably be required, (B) the 180th day prior to the Ritz Plaza Anticipated Repayment Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iv) during the period of the restoration, the sum of (A) net cash flow derived from the Ritz Plaza Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 125% of the debt service on the Ritz Plaza Loan.

   If any of the foregoing conditions are not satisfied, then, unless the mortgagee elects otherwise, at its sole option, the proceeds will be applied to the prepayment of the Ritz Plaza Loan (without prepayment premium or penalty, other than a yield maintenance premium if an event of default has occurred and is continuing) and the Ritz Plaza Borrower will be entitled to receive a release of the mortgage lien affecting the Ritz Plaza Property in accordance with and subject to the terms of the Ritz Plaza Loan documents.

   In the event of a casualty where the loss is in an aggregate amount equal to or more than 30% of the outstanding principal amount of the Ritz Plaza Loan, or a condemnation (other than exclusively of the plaza area referenced above) where the loss is in an aggregate amount equal to or more than 15% of the outstanding principal balance of the Ritz Plaza Loan, then the mortgagee will have the option to apply the net proceeds to the prepayment of the Ritz Plaza Loan (and the Ritz Plaza Borrower shall be entitled to receive a release of the mortgage lien affecting the Ritz Plaza Property in accordance with the terms of the Ritz Plaza Loan agreement) or, provided the conditions set forth in the proviso above are complied with, to have such proceeds applied to reimburse the Ritz Plaza Borrower for the cost of any restoration in the manner described below (and the mortgagee will be deemed to have elected prepayment if it shall fail to have given such notice within 30 days after receipt of the proceeds).

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    Any application of proceeds to the repayment of the Ritz Plaza Loan as described above will be without any prepayment premium or penalty except that if an event of default has occurred and is continuing, then the Ritz Plaza Borrower will be required to pay the yield maintenance payment, if any, that would be required in respect of the principal being prepaid as a result of an acceleration of the Ritz Plaza Loan after an event of default. Any such application to the repayment of the Ritz Plaza Loan will be applied to those payments of principal and interest last due under the Ritz Plaza Loan and will not postpone or reduce any payments otherwise required pursuant to the Ritz Plaza Loan other than such last due payments.

   If the Ritz Plaza Borrower is entitled pursuant to the foregoing to payment on its behalf or reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 90% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Ritz Plaza Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Ritz Plaza Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Ritz Plaza Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with the mortgagee as security for the Ritz Plaza Loan after payment of such costs of restoration.

    Financial Reporting. The Ritz Plaza Borrower is required to furnish to the Master Servicer within 85 days following the end of each fiscal year of the Ritz Plaza Borrower, a complete copy of the Ritz Plaza Borrower's annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the Master Servicer, in accordance with generally accepted accounting principles, covering the Ritz Plaza Property, for such fiscal year and containing balance sheets for the Ritz Plaza Borrower and statements of profit and loss for the Ritz Plaza Property and the Ritz Plaza Borrower. Together with the Ritz Plaza Borrower's annual financial statements, the Ritz Plaza Borrower will also furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the Ritz Plaza Borrower's knowledge, there exists a default or event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action being taken to remedy the same; (B) then current rent rolls; and (C) an annual report, for the most recently completed fiscal year, containing certain prescribed information relating to occupancy levels and capital expenditures, among other matters.

   In addition, the Ritz Plaza Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month, among other items, monthly and year-to-date operating statements for each calendar month.

    The Ritz Plaza Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 40th day after the end of each calendar quarter, quarterly and year-to-date operating statements prepared for such quarter with respect to the Ritz Plaza Borrower, with a balance sheet for the quarter and an occupancy report on the Ritz Plaza Property.

  THE MONTEHIEDRA LOAN

   The Loan. The Montehiedra Loan had a principal balance as of the Cut-Off Date of approximately $52,579,779 and is secured by a pledge of a bearer mortgage note in the principal amount of

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$63,000,000 and a first priority mortgage lien encumbering a retail shopping center, known as Montehiedra Town Center, located in the district of Rio Piedras, municipality of San Juan, Puerto Rico (the "Montehiedra Property").

   Payment Terms. The Montehiedra Loan matures on May 11, 2027 (the "Montehiedra Maturity Date") and bears interest at a fixed rate per annum equal to 8.23% (the "Montehiedra Initial Interest Rate") through May 10, 2007, and from May 11, 2007 (the "Montehiedra Anticipated Repayment Date") at a fixed rate per annum (the "Montehiedra Revised Interest Rate") equal to 10.23%. As described below, if the Montehiedra Borrower does not prepay the Montehiedra Loan on the Montehiedra Anticipated Repayment Date, the Montehiedra Borrower will be required to pay interest at the Montehiedra Initial Interest Rate (together with principal, as described below) and the interest accrued equal to the excess of the Montehiedra Revised Interest Rate over the Montehiedra Initial Interest Rate will be deferred (such accrued and deferred interest and interest thereon at the Montehiedra Revised Interest Rate, the "Montehiedra Excess Interest"). Interest on the Montehiedra Loan is calculated for any period based on the actual number of days elapsed and a 360-day year.

   The Montehiedra Loan requires monthly payments (the "Montehiedra Monthly Debt Service Payment Amount") of principal and interest of $399,417 each (based on a 30-year amortization schedule and the Montehiedra Initial Interest Rate). The Due Date for each installment of the Montehiedra Debt Service Payment Amount is the 11th day of each calendar month or, if in any month the 11th day is not a business day, then the Due Date for that month will be the preceding business day. Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Montehiedra Maturity Date. Commencing on the first Due Date after the Montehiedra Anticipated Repayment Date, in addition to the Montehiedra Monthly Debt Service Payment Amount, the Montehiedra Borrower is required to apply 100% of the Montehiedra Excess Cash Flow (as defined below) for the month preceding the month in which the Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Montehiedra Loan has been paid in full and (b) to the Montehiedra Excess Interest. "Montehiedra Excess Cash Flow" means the amounts held as collected funds in the deposit account maintained under the loan agreement after the application of funds (a) to the amounts required to be paid into the tax and insurance escrow fund as described below under "--Reserves", and (b) to the Montehiedra Monthly Debt Service Payment Amount, (c) to the amounts required to be paid into the leasing reserve fund described below under "--Reserves", (d) to the amounts required to be paid into the capital reserve account described below under "--Reserves", (e) to pay the Montehiedra Borrower's budgeted operating expenses and capital expenditures (not previously reserved for) and approved extraordinary capital expenditures. The scheduled principal balance of the Montehiedra Loan as of the Montehiedra Anticipated Repayment Date will be approximately $46,536,103.

   After the occurrence and during the continuance of an event of default, the entire outstanding principal balance of the Montehiedra Loan will bear interest at a per annum default rate equal to the lesser of the maximum rate permitted by applicable law and 2% in excess of the then applicable interest rate but in no event less than 1% in excess of the Citibank "base" rate.

   Prepayment. Voluntary prepayment is prohibited under the Montehiedra Loan prior to the Montehiedra Anticipated Repayment Date, except in connection with certain casualty or condemnation events. From and after the Montehiedra Anticipated Repayment Date the Montehiedra Loan may be prepaid on any Due Date in whole or in part without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Montehiedra Loan is prepaid upon acceleration of the Montehiedra Loan following the occurrence of an event of default, the Montehiedra Borrower will also be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Montehiedra Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Montehiedra Loan to be prepaid upon acceleration) for the period from the date of such prepayment to the Montehiedra Anticipated Repayment Date, discounted monthly at a rate equal to a treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate

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respective present values of all scheduled principal payments in respect of the Montehiedra Loan (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the Montehiedra Anticipated Repayment Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Montehiedra Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Montehiedra Property under the Montehiedra Loan, the Master Servicer will be entitled, at its option, to apply such proceeds to prepay the Montehiedra Loan, as described below under "--Casualty or Condemnation." No prepayment premium or penalty will be payable upon any mandatory prepayment of the Montehiedra Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the Montehiedra Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

    The mortgagee may apply certain amounts to the prepayment of the Montehiedra Loan upon the occurence of an event of default.

   Release in Exchange for Substitute Collateral. The Montehiedra Borrower is permitted on any date after the second anniversary of the Closing Date to defease all (but not a portion) of the Montehiedra Loan, provided that, among other conditions, the Montehiedra Borrower gives the mortgagee at least thirty days' prior written notice of the date (which must be a scheduled Due
Date) of such defeasance (the "Montehiedra Defeasance Date") and provided further that the Montehiedra Borrower pays on the Montehiedra Defeasance Date
(i) all accrued and unpaid interest on the Montehiedra Loan to but not including such date, and (ii) all other sums then due under the Montehiedra Loan and the related loan documents, (iii) the Montehiedra Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Montehiedra Borrower will be required to deliver to the mortgagee among other things (a) a security agreement granting the Trustee a first priority lien on the Montehiedra Defeasance Deposit and the noncallable U.S. Treasury obligations purchased with the Montehiedra Defeasance Deposit, (b) an opinion of counsel for the Montehiedra Borrower in form satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected security interest in the U.S. Treasury obligations purchased with the Montehiedra Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the Montehiedra Defeasance Deposit is sufficient to pay all scheduled payments due from the borrower under the Montehiedra Loan in connection with the proposed defeasance, and (d) confirmation that all conditions to defeasance have been met from any applicable Rating Agency that has required as a condition to defeasance that such confirmation be obtained.

   "Montehiedra Defeasance Deposit" means an amount equal to the sum of (i) any costs and expenses incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Due Dates upon which interest and principal payments are required under the Montehiedra Loan after the Montehiedra Defeasance Date and through and including the Montehiedra Anticipated Repayment Date, and in amounts equal to the scheduled payments due on such dates (assuming for this purpose that the entire unpaid principal balance of the Montehiedra Loan is due and payable on the Montehiedra Anticipated Repayment Date), and (ii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to satisfy the terms of the Montehiedra Loan.

   Upon receipt of the Montehiedra Defeasance Deposit, the mortgagee, using the Montehiedra Defeasance Deposit, will purchase noncallable U.S. Treasury obligations on behalf of the Montehiedra Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Montehiedra Loan. Upon a deposit of U.S. obligations, the Montehiedra Borrower will have the right to assign the obligation to make payments under the Montehiedra Loan to an entity designated by the mortgagee.

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    In connection with the defeasance of the Montehiedra Loan, the
Montehiedra Borrower will be permitted to obtain the release of the bearer mortgage note and the release of the mortgage encumbering the Montehiedra Property.

   Alterations. Except upon compliance with certain conditions set forth in the Montehiedra Loan agreement, the Montehiedra Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the Montehiedra Property or any part thereof.

   "Montehiedra Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing net operating income for such period by the greater of (x) aggregate interest and principal payments actually due and payable on the Montehiedra Loan during such period and (y) interest and principal payments on the Montehiedra Loan during such period assuming a loan constant of 9.02% per annum.

   Reserves. Pursuant to the terms of the Montehiedra Loan, the mortgagee has established (a) a leasing reserve account to cover the cost of tenant improvement expenses and leasing commissions incurred by the Montehiedra Borrower, to be funded from cash flow in equal amounts of approximately (i) $4,460 per month from May 11, 1997 through May 11, 2000 and (ii) $10,000 per month from June 11, 2000 until repayment of the Montehiedra Loan, (b) a capital reserve account to cover the cost of routine capital improvements (excluding tenant improvements and leasing commissions and excluding the costs, associated with certain deferred maintenance items identified at the time of the funding of the Montehiedra Loan), to be funded from cash flow in equal amounts of approximately $6,570 per month and (c) a tax and insurance account to be funded monthly from funds available in the deposit account in an amount equal to 1/12th of the aggregate insurance premiums and taxes that the mortgagee reasonably estimates will be payable in the next ensuing 12 months. In addition, a deferred maintenance reserve fund of $115,000 was established at closing of the Montehiedra Loan to cover the cost of certain deferred maintenance conditions existing at that time.

   Lockbox. The Montehiedra Borrower is required to direct all tenants at the Montehiedra Property to make all checks in respect of sums due to the Montehiedra Borrower under the leases and operating agreements in effect at the Montehiedra Property payable directly to a deposit account to be maintained by, in the name of and under the sole dominion and control of the mortgagee and to deliver all checks and payments directly to the mortgagee or its agent.

   On each Due Date, provided no default or event of default has occurred and is continuing, the Master Servicer will distribute funds from the deposit account (a) if prior to the Montehiedra Anticipated Repayment Date, in the following order: (i) to fund the tax and insurance account, (ii) to fund the Montehiedra Monthly Debt Service Payment Amount, (iii) to the Montehiedra Borrower in an amount equal to the budgeted operating expenses (or up to 105% of the budget operating expenses on a cumulative year-to-date basis) for the month immediately prior to the month in which such Due Date occurs (provided that the Montehiedra Borrower shall have provided the Master Servicer with an officer's certificate certifying that, among other things, the Montehiedra Borrower does not have any unpaid claims of creditors more than 60 days' past due and that the amounts disbursed as described in this clause (iii) will be used solely to pay creditors, (iv) to fund the leasing reserve account in the applicable amount set forth above under "--Reserves", (v) to fund $6,570 to the capital reserve account, (vi) to the Master Servicer in an amount equal to the interest, if any, then accrued and unpaid under the Montehiedra Loan at the excess of the default rate over the Montehiedra Initial Interest Rate; and (vii) to the Montehiedra Borrower or its designee or (b) if on or after the Montehiedra Anticipated Repayment Date, in the following order: (i) to fund the tax and insurance account, (ii) to fund the Montehiedra Monthly Debt Service Payment Amount, (iii) to the Montehiedra Borrower in an amount equal to the budgeted operating expenses (or up to 105% of the budget operating expenses on a cumulative year-to-date basis) for the month immediately prior to the month in which such Due Date occurs (provided that the Montehiedra Borrower shall have provided the mortgagee with an officer's certificate certifying that, among other things, the Montehiedra Borrower does not have any unpaid claims of creditors more than 60 days' past due and that the amounts disbursed as described in this clause (iii) will be used solely to pay creditors, (iv) to fund $10,000 to the leasing reserve account, (v) to fund $6,570 to the capital reserve account, (vi) to fund extraordinary capital expenditures approved by the mortgagee, (vii) to the payment of the outstanding principal balance of the Montehiedra Loan until the principal amount of the Montehiedra Loan has been paid in full, (viii) to the payment of the Montehiedra Excess Interest, (ix) to the mortgagee in an amount equal to the interest, if any, then accrued and unpaid under the Montehiedra Loan at the excess of the default rate over the Montehiedra Initial Interest Rate or the Montehiedra Revised Interest Rate, as applicable; and (x) to the Montehiedra Borrower or its designee.

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    Transfer of Property and Interest in the Montehiedra Borrower;
Encumbrance. Unless permitted by the Montehiedra Loan documents as described below, and with the exception of leases entered into in accordance therewith and Montehiedra Permitted Encumbrances, the Montehiedra Borrower will not (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part of the Montehiedra Property, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Montehiedra Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Montehiedra Property, or (D) subject the Montehiedra Property to a Puerto Rico horizontal property regime or file a declaration of condominium with respect to the Montehiedra Property. Notwithstanding the foregoing, a sale, assignment, conveyance or transfer, or other disposition or hypothecation or other encumbrance of a direct or indirect beneficial interest in the Montehiedra Borrower will be permitted, if after giving effect to the proposed transaction, the Montehiedra Borrower will be at least 51% owned directly or indirectly by Vornado Realty Trust, any entity into which Vornado Realty Trust is merged or consolidated or to which Vornado Realty Trust sells all or substantially all of its assets, or any entity in which Vornado Realty Trust is the sole operating partner, provided, however, (x) if the above described transfer constitutes a transfer of 25% or more of the stock or other direct equity ownership interests in the Montehiedra Borrower or a transfer of a general partnership interest in the Montehiedra Borrower, such transfer will require, among other things, that the mortgagee receive a legal opinion confirming that the assets of the new borrower will not be substantively consolidated with the assets of certain owners or controlling persons of such borrower in a bankruptcy or similar proceeding, (y) if the above described transfer involves the transfer of any interest in a general partner of the Montehiedra Borrower which is a single purpose entity, such transfer will require, among other things, that the mortgagee receive a legal opinion relating to such single purpose entity and such transferee confirming that the assets of the transferee will not be substantively consolidated with the assets of such single purpose entity in a bankruptcy or similar proceeding, and (z) the Montehiedra Borrower will be directly owned by a single purpose entity.

   Except as may be set forth below, the Montehiedra Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Montehiedra Property if, after giving effect to the proposed transaction, (A) the Montehiedra Property will be owned by a single purpose entity which, at the time of such transfer, will be in compliance with the covenants contained in the loan agreement relating to the Montehiedra Loan and which will have assumed in writing (subject to the non-recourse provisions described above under "Security") and agreed to comply with all the terms, covenants and conditions set forth in the loan agreement, (B) the transferee will be at least 51 percent owned and controlled directly or indirectly by Vornado Realty Trust, any entity with which Vornado Realty Trust is merged or consolidated or to which Vornado Realty Trust sells all or substantially all of its assets, or any entity in which Vornado Realty Trust is the sole operating partner, (C) if the present property manager or an affiliate thereof does not continue to act as property manager of the Montehiedra Property, then the applicable property manager must satisfy certain minimum standards set forth in the loan agreement and
(D) no event of default shall have occurred and be continuing. Prior to any such permitted transfer, the Montehiedra Borrower will deliver an opinion of counsel confirming that the assets of the Montehiedra Borrower and of its managing general partner or managing member will not be substantively consolidated with the assets of the owners or controlling entities of the Montehiedra Borrower in the event of a bankruptcy or similar proceeding.

   Insurance. The Montehiedra Borrower is required to maintain, at its sole cost and expense, for the mutual benefit of the Montehiedra Borrower and the Mortgagee, policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss". Such insurance must be maintained in an aggregate amount equal to the then full replacement cost of the Montehiedra Property and related assets (without deduction for physical depreciation) and must have deductibles no greater than those in existence at the time of the closing of the Montehiedra Loan. In addition, the Montehiedra Borrower must maintain hurricane coverages at the "full replacement cost" level for the Montehiedra Property. The Montehiedra Borrower is not required to carry insurance with respect to the portion of the Montehiedra Property subject to a lease with Kmart or Builders Square or the portion of the Montehiedra Property used as a movie theater, provided that (1) the respective lease provides that the

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tenant thereunder shall insure the portion of the Montehiedra Property demised by its lease with coverage in the aggregate amount of the then full replacement costs of its demised premises and the equipment thereof (without deduction for physical depreciation), subject to deductibles, and (2) in the event that such insurance shall have a rating lower than the insurance required to be provided by the Montehiedra Borrower in the event such tenants self-insure, the Montehiedra Borrower shall maintain policies of insurance insuring against loss or damage in the event of non-performance on the part of any tenant's insurer, or on the part of a tenant in the event the tenant self-insures, in accordance with the terms of its lease. The Montehiedra Borrower must also maintain the following policies of insurance: (a) flood insurance if any part of the Montehiedra Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar property (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the Montehiedra Loan amount or the maximum limit of coverage available under said program (the Montehiedra Property is not currently in a flood zone); (b) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 for any policy year as well as at least $39,000,000 excess and/or umbrella liability insurance, provided that if there are one or more claims in connection with a property other than the Montehiedra Property that result in the amount of excess and/or umbrella liability coverage to be less than $30,000,000, the coverage will again be increased to $39,000,000; (c) rental loss and/or business interruption insurance in an amount equal to the greater of estimated gross revenues payable to the Montehiedra Borrower and projected operating expenses needed to maintain and operate the Montehiedra Property, in each case for 18 months; (d) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Montehiedra Property; (e) worker's compensation insurance (the Puerto Rico State Insurance Fund) with respect to all employees in Puerto Rico, as and to the extent required by applicable law or regulation;
(f) during any period of repair or restoration costing in excess of $1,000,000, builder's "all risk" insurance in an amount not less than full insurable value; (g) coverage to compensate for the cost of demolition and the increased cost of construction for any Montehiedra Property in an amount satisfactory to the mortgagee; and (h) such other insurance as may from time to time be reasonably required by the mortgagee. The Montehiedra Loan requires insurers for all-risk coverage to have claims paying abilities rated "AA" or better by S&P and "A-XI" or better by Best's and insurers for all other coverage to have claims paying abilities rated "A" or better by S&P and "A-XI" or better by Best's.

   Casualty and Condemnation. In the event of a casualty at the Montehiedra Property that involves a loss of less than 30% of the outstanding principal balance of the Montehiedra Loan or a condemnation at the Montehiedra Property where the loss is in an aggregate amount less than 20% of the outstanding principal balance of the Montehiedra Loan, the mortgagee shall permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Montehiedra Borrower for the cost of restoring, repairing, replacing or rebuilding the affected individual Montehiedra Property, in the manner described below, provided and on the condition that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Montehiedra Property after such restoration will adequately secure the outstanding principal balance of the Montehiedra Loan, (ii) the restoration can be completed by the earliest to occur of: (A) the 183rd day following the receipt of the proceeds, or, with rating confirmation, such longer period as may reasonably be required, (B) the Montehiedra Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iii) during the period of the restoration, the sum of (A) income derived from the Montehiedra Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable together with such other monies as the Montehiedra Borrower makes irrevocably available for the restoration, will equal or exceed the sum of (1) expenses in connection with the operation of the Montehiedra Property and (2) the debt service on the Montehiedra Loan.

    If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds will be applied to the prepayment of the Montehiedra Loan (without prepayment premium or penalty, other than a yield maintenance premium if an event of default has occurred and is continuing) and the Montehiedra Borrower will be entitled to receive a release of the bearer mortgage note and the mortgage lien affecting the Montehiedra Property in accordance with and subject to the terms described above in connection with a release due to defeasance. Notwithstanding the foregoing, in the event of a casualty or condemnation where a tenant occupying more than 10,000 square feet requires the Montehiedra Borrower to restore all or a portion of the Montehiedra Property, the mortgagee must permit the insurance proceeds to be applied to the restoration rather than the repayment of the Montehiedra Loan, unless an event of default has occurred and is continuing.

   In the event of a casualty where the loss is in an aggregate amount equal to or more than 30% of the outstanding principal amount of the Montehiedra Loan, or a condemnation where the loss is in an aggregate amount equal to or more than 20% of the outstanding principal balance of the Montehiedra Loan, then the mortgagee will have the option to apply the net proceeds to the prepayment of the Montehiedra Loan (and the Montehiedra Borrower will be entitled to receive a release of the bearer mortgage note and the mortgage lien affecting the Montehiedra Property) or, provided the conditions set forth in the proviso above are complied with, to have such proceeds applied to reimburse the Montehiedra Borrower for the cost of any restoration (and the mortgagee will be deemed to have elected restoration if it shall fail to have given such notice within said 30-day period), provided, however, that if an operating agreement or a lease with a tenant occupying in excess of 10,000 rentable square feet provides that the proceeds must be applied to the restoration, the mortgagee will be required to apply the proceeds to restoration unless an event of default has occurred and is continuing.

   Any application of proceeds to the repayment of the Montehiedra Loan as described above will be without any prepayment premium or penalty except that if an event of default has occurred and is continuing, then the Montehiedra Borrower will be required to pay the yield maintenance payment, if any, that would be required in respect of the principal being prepaid as a result of an acceleration of the Montehiedra Loan after an event of default. Any such application to the repayment of the Montehiedra Loan will be applied to those payments of principal and interest last due under the Montehiedra Loan and will not postpone or reduce any payments otherwise required pursuant to the Montehiedra Loan other than such last due payments.

   If the Montehiedra Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration shall exceed 95% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Montehiedra Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Montehiedra Borrower shall have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Montehiedra Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with mortgagee as security for the Montehiedra Loan after payment of such costs of restoration.

    Financial Reporting. The Montehiedra Borrower is required to furnish to the Master Servicer within 90 days following the end of each fiscal year of the Montehiedra Borrower, a complete copy of the Montehiedra Borrower's annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the Master Servicer, in accordance with generally accepted accounting principles, covering the Montehiedra Property, for such fiscal year and containing balance sheets for the Montehiedra Borrower and statements of profit and loss for the Montehiedra Property and the Montehiedra Borrower. Together with the Montehiedra Borrower's annual financial statements, the Montehiedra Borrower will also furnish to the mortgagee then current rent rolls and an annual report, for the most recently completed fiscal year, containing certain prescribed information relating to occupancy levels and capital expenditures, among other matters.

   In addition, the Montehiedra Borrower is required to furnish, or cause to be furnished, to the Master Servicer on or before the 30th day after the end of each calendar month, any monthly reports, including a comparison of the actual income, expense and net cash flow to annual budget, the Montehiedra Borrower receives from the property manager.

   The Montehiedra Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 45th day after the end of each calendar quarter, quarterly and year to date statements prepared for such calendar quarter with respect to the Montehiedra Borrower, with a balance sheet for such quarter.

   Recording. Due to an extremely large volume of documents presented and pending recordation at the various registry offices in Puerto Rico, there is a lengthy delay in the actual registration of all instruments presented, including the mortgage encumbering the Montehiedra Property. The mortgage cannot be enforced until the document has been registered. In light of these circumstances, the Director of Registry of Property has issued a directive to all Registrars establishing an accelerated procedure for the registration of mortgages when foreclosure is imminent. When the mortgage is actually registered, the effective date of the recording will be the date the mortgage was originally presented for recording. Since all instruments are stamped when presented and a presentation diary is kept by the Registrar, there is no risk of unknown intervening liens being registered. Until the mortgage is actually registered, the mortgagee will have recourse to Vornado LP in certain limited circumstances such as the commission of fraud or misappropriation of funds by the Montehiedra Borrower.

    The Montehiedra Partner Loans. Simultaneously with the making of the Montehiedra Loan by the related Originator to the Montehiedra Borrower, GSMC made a loan to each of Montehiedra Holding L.P. and Montehiedra Holding II L.P. (each a "Montehiedra Partner Loan" and together, the "Montehiedra Partner Loans") having an aggregate principal balance as of August 12, 1997 of approximately $10,276,355 and evidenced by (i) a note issued by Montehiedra Holding L.P. in the initial principal amount of $9,800,000 and
(ii) a note issued by Montehiedra Holding II L.P. in the initial principal amount of $500,000. As described above under "--Description of the Borrowers and the Properties--The Borrower and Property", Montehiedra Holding II L.P. is the sole limited partner in the Montehiedra Borrower and Montehiedra Holding L.P. is the sole limited partner in Montehiedra Holding II L.P. The Montehiedra Partner Loans are secured by a pledge of (i) all of the stock of Montehiedra Inc., the managing member of the sole general partner in the Montehiedra Borrower, (ii) all of the limited liability company interests (other than those held by Montehiedra Inc.) in Montehiedra LLC, the sole general partner in the Montehiedra Borrower, (iii) all of the limited partnership interests in the Montehiedra Borrower, and (iv) all of the partnership interests in Montehiedra Holding II, L.P., the sole limited partner of the Montehiedra Borrower. In addition, repayment of the Montehiedra Partner Loans is guaranteed by Vornado Realty L.P.

   Any of (i) a default in the payment of the Monthly Debt Service Payment Amount, (ii) a default for more than ten days in the payment of other Montehiedra Loan payment, (iii) a bankruptcy or insolvency event that is not discharged, stayed or dismissed within 90 days, or (iv) an assignment of the Montehiedra Borrower's rights under the Montehiedra Loan in contravention of the Montehiedra Loan documents constitutes a default under the Montehiedra Partner Loans and the lender under the Montehiedra Partner Loans has the right to accelerate the Montehiedra Partner Loans and to foreclose on the collateral securing the Montehiedra Partner Loans.

    Each of the Montehiedra Partner Loans bears interest at a fixed rate per annum equal to 8.25%, calculated for any period based on the actual number of days elapsed and a 360-day year. Commencing on June 12, 1997, the Montehiedra Partner Loans require 144 monthly payments of principal and interest in an aggregate amount of $78,212 each (based on a 30-year amortization schedule and the interest rate referred to above). The Montehiedra Partner Loans are scheduled to mature on May 12, 2009. The Montehiedra Partner Loans can be prepaid without a yield maintenance charge or prepayment premium on or after May 12, 2007. Since all of the cash flow from the Montehiedra Property will be used to service the Montehiedra Loan after the Montehiedra Anticipated Repayment Date, no cash flow from the Montehiedra Property will be available to service the Montehiedra Partner Loans after that date.

    In connection with its guaranty of the Montehiedra Partner Loans, Vornado Realty L.P. has covenanted that: (i) it will not incur any indebtedness, if, after giving effect thereto, the aggregate principal amount of all of its outstanding indebtedness is greater than 60% of the sum of (a) Total Assets as of the end of the fiscal quarter ended immediately prior to the incurrence of such indebtedness and (b) the increase in Total Assets since the end of such quarter, including any increase in the Total Assets resulting from the incurrence of such additional indebtedness (such increase, together with Total Assets, is referred as "Adjusted Total Assets"); (ii) it will not incur any secured indebtedness if, after giving effect thereto, the aggregate amount of all outstanding secured indebtedness is greater than 40% of Adjusted Total Assets; (iii) it will not incur any indebtedness if its consolidated income available for debt service for the four consecutive fiscal quarters most recently ended prior to the date of the incurrence of such indebtedness, on a pro forma basis, would be less than 1.5 times the annual service charge on all indebtedness outstanding immediately after the incurrence of such additional indebtedness; and (iv) it will maintain total unencumbered assets equal to (a) until termination of the Existing Finance Facility, 150% of unsecured indebtedness; and (b) from and after termination of the Existing Finance Facility, 175% of unsecured indebtedness. As used in this paragraph, "Total Assets" means as of any date the sum of (i) earnings before interest, taxes, depreciation and amortization for the 12 month period then ended capitalized at a rate of 10% per annum, (ii) without duplication, the cost basis of properties of Vornado Realty L.P. and its majority-owned subsidiaries under construction as certified by Vornado Realty L.P. and (iii) all other assets of Vornado Realty L.P. and its majority-owned subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable) and "Existing Finance Facility" means indebtedness issued pursuant to the Indenture, dated as of November 24, 1993 between Vornado Finance Corp. and Bankers Trust Company, as Trustee, relating to $227,000,000 6.36% Collateralized Notes Due December 1, 2000.

   The Montehiedra Borrowers are not permitted to, among other things, (i) incur additional indebtedness other than current accounts payable in the ordinary course of business, (ii) incur any liens, other than certain permitted liens, with respect to their property, (iii) sell their property,
(iv) assign any right to receive income, (v) make distributions at any time after the occurrence and during the continuance of an event of default under the Montehiedra Partner Loans or (vi) enter into a merger or consolidation.

   The following are, among other things, events of default under the Montehiedra Partner Loans: (i) default in the payment of principal or interest, (ii) default in the payment of any other amounts owed that continue for 10 days; (iii) transfers or encumbrances of the collateral pledged to the lender in violation of the terms of the Montehiedra Partner Loans; (iv) if the Montehiedra Partner Borrowers or Vornado Realty L.P. or general partners of any of the foregoing (a) make an assignment for the benefit of creditors,
(b) are not paying their debts as they become due, (c) have a receiver, liquidator or trustee appointed for them, (d) are adjudicated a bankrupt or insolvent or a petition for bankruptcy is filed against them, provided that if the events specified in (c) and (d) are involuntary and not consented to any such event will be an event of default upon the same not being discharged, stayed or dismissed within 60 days; (v) an event of default under the other Montehiedra Partner Loan; (vi) a violation of covenants and the expiration of applicable cure periods; (vii) an event of default under the Montehiedra Loan and the acceleration of the Montehiedra Loan; (viii) a payment or bankruptcy event of default under the Montehiedra Loan or violation by the Montehiedra Borrower of the prohibition on assignment of its rights and interests under the Montehiedra Loan; or (ix) if the Montehiedra Loan is no longer outstanding, the occurrence of an event with respect to the Montehiedra Borrower that would have constituted an event of default under the Montehiedra Loan and would have permitted acceleration of the Montehiedra Loan.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling Agreement and will consist of twenty classes (each, a "Class") to be designated as the Class A-1 Certificates, the Class A-2A Certificates, the Class A-2B Certificates, the Class A-2C Certificates and the Class A-2D Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class X-1A Certificates and the Class X-1B Certificates (collectively, the "Class X-1 Certificates"), the Class X-2 Certificates, the Class M Certificates, the Class Q Certificates, the Class R Certificates, the Class MR Certificates and the Class LR Certificates. The Class H, Class X-1B, Class M, Class Q, Class
R, Class MR and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) the Montehiedra Partner Loans and all payments under and proceeds of the Montehiedra Partner Loans due after the Cut-Off Date; (iv) any property acquired on behalf of the Trust Fund through foreclosure upon the collateral securing the Montehiedra Partner Loans; (v) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account, the Class M Distribution Account, and any account established in connection with REO Properties (an "REO Account"); (vi) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (vii) certain rights and remedies under the Loan Sale Agreement; and (viii) all of the mortgagee's right, title and interest in the Reserve Accounts, the Lock Box Accounts and the AAPT Interest Rate Cap Agreement. The Certificates do not represent an interest in or obligation of the Seller, the Originators, the Master Servicer, the Trustee, the Fiscal Agent, the Underwriter, the borrowers, the property managers or any of their respective affiliates.

   Upon initial issuance, the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Sequential Pay Certificates") and the Class X-1A, Class X-1B and Class X-2 Certificates will have the following Certificate Principal Amount or Notional Amount (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE PRINCIPAL
    CLASS       AMOUNT OR NOTIONAL AMOUNT
------------ -----------------------------
Class A-1....         $ 50,000,000
Class A-2A ..         $131,100,000
Class A-2B ..         $240,900,000
Class A-2C ..         $ 30,000,000
Class A-2D ..         $222,190,000
Class B......         $ 78,160,000
Class C......         $ 14,660,000
Class D......         $ 53,750,000
Class E......         $ 14,650,000
Class F......         $ 48,860,000
Class G......         $ 58,620,000
Class H......         $ 34,208,999
Class X-1A ..         $ 50,000,000
Class X-1B ..         $ 50,000,000
Class X-2....         $892,890,000

    The Certificate Principal Amount of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund (other than the Montehiedra Partner Loans); provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

    The Class X-1A, Class X-1B and Class X-2 Certificates will not have Certificate Principal Amounts. Each such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amounts of the Class X-1A and Class X-1B Certificates will each equal the aggregate Stated Principal Balance of the Group 1 Components. The Notional Amount of the Class X-2 Certificates will generally equal the aggregate Certificate Principal Amounts of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on such Classes. For convenience in describing interest distributions, the Class X-2 Certificates will be deemed to consist of 10 components, the "Class A-2A Component", the "Class A-2B Component", the "Class A-2C Component", the "Class A-2D Component", the "Class B Component", the "Class C Component", the "Class D Component", the "Class E Component", the "Class F Component" and the "Class G Component", each of which will have a notional amount (each, a "Component Notional Amount") equal to, and will reduce proportionally with, the Certificate Principal Amounts of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on such Classes, respectively,

   The Mortgage Pool consists of two groups (each, a "Loan Group"). "Loan Group 1" consists of the Group 1 Components, and "Loan Group 2" consists of the Group 2 Loans. The "Group 1 Components" are the AAPT LIBOR Components, and the "Group 2 Loans" are the Cadillac Fairview Pool Loan, the Century Plaza Towers Loan, the 380 Madison Loan, the CAP Pool Loan, the Whitehall Pool Loan, the Ritz Plaza Loan, the Montehiedra Loan and the AAPT Fixed Component.

    The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Amounts of each of the Class X-1A and Class X-1B Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of the Group 1 Components. The Notional Amounts of the Class X-1A and Class X-1B Certificates will for purposes of distributions on each Distribution Date each equal the aggregate Stated Principal Balance of the Group 1 Components as of the first day of the related Interest Accrual Period. The Notional Amount of the Class X-2 Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates (other than the Class A-1 and Class H Certificates). The Notional Amount of the Class X-2 Certificates will for purposes of distributions on each Distribution Date equal the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates (other than the Class A-1 and Class H Certificates) as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

   METHOD, TIMING AND AMOUNT. Distributions on the Certificates will be made on the second Business Day following the 11th day of each month, commencing on September 15, 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates (other than the Class A-1 Certificates) are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, that the "Record Date" with respect to holders of the Class A-1 Certificates will be the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

   The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments, Balloon Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, (ii) all other amounts required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, (iii) for the Distribution Date occurring in each March, the related Withheld Amounts as described herein under "The Pooling Agreement--Accounts--Interest Reserve Account" and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement and (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Master Servicer Remittance Date but excluding the following:

   (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling Agreement--Advances";

   (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

   (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

   (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

   (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;

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   (f) Prepayment Premiums;

   (g) Default Interest;

   (h) Excess Interest;

    (i) with respect to the AAPT Fixed Component and the CAP Pool Loan and any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the related Withheld Amount as described under "The Pooling Agreement--Accounts--Interest Reserve Account" herein;

   (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

   (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement; and

   (l) all amounts received on or in respect of the Montehiedra Partner
Loans.

   "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) or Component and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, but not including any Balloon Payment. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling Agreement.

   "Balloon Payment" means with respect to the 380 Madison Loan and the Whitehall Pool Loan, the payments due on their respective stated maturity dates.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, any Repurchase Price received with respect to a Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding Prepayment Premiums, Excess Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   "Prepayment Premiums" are payments received on a Mortgage Loan as the result of the receipt of certain Unscheduled Payments, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the mortgagee for an early and unscheduled receipt of principal.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

   "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

   "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on September 15, 1997, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

   "Net Default Interest" with respect to any Mortgage Loan or Component is any Default Interest accrued on such Mortgage Loan or Component less amounts required to pay the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

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    "Default Interest" with respect to any Mortgage Loan or Component is interest accrued on such Mortgage Loan or Component at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

   "Default Rate" with respect to any Mortgage Loan or Component is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan or Component including a default in the payment of a Monthly Payment.

   "Excess Rate" with respect to each of the Mortgage Loans (other than the 380 Madison Loan and the Whitehall Pool Loan) and each Component is the excess of the related Revised Interest Rate over the related Initial Interest Rate (or, with respect to the AAPT LIBOR Components, 2.00% per annum).

   "Excess Interest" with respect to each of the Mortgage Loans (other than the 380 Madison Loan and the Whitehall Pool Loan) and each Component is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Interest Rate.

   PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

    The "Interest Accrual Amount", with respect to any Distribution Date and any Class of Sequential Pay Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X-1A, Class X-1B and Class X-2 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period) of such Class. Calculations of interest on the Certificates, other than the Class A-1 Certificates, will be made on the basis of a 360-day year consisting of twelve 30-day months. Calculation of interest due in respect of the Class A-1 Certificates will be made based on the actual number of days in the related Interest Accrual Period and a 360-day year.

   The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) the sum of (i) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date, and (ii) in the case of the Class X-2 Certificates only, the aggregate Reduction Interest Distribution Amount for such Distribution Date.

    The "Interest Accrual Period" with respect to any Distribution Date and
(a) with respect to each Class of Certificates other than the Class A-1 Certificates, is the calendar month preceding the month in which such Distribution Date occurs, and (b) with respect to the Class A-1 Certificates is the period commencing on the Distribution Date in the month preceding the month in which such Distribution Date occurs (or August 14, 1997 with respect to the initial Interest Accrual Period) and ending on and including the day immediately preceding such Distribution Date.

   Each Interest Accrual Period with respect to each Class of Certificates other than the Class A-1 Certificates is assumed to consist of 30 days, and with respect to the Class A-1 Certificates is assumed to consist of the actual number of days occurring in such Interest Accrual Period.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent

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permitted by applicable law, (i) other than in the case of the Class X-1A,
Class X-1B or Class X-2 Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date, (ii) in the case of the Class X-1A and Class X-1B Certificates, one month's interest on any such excess at the Group 1 WAC Rate for such Distribution Date and (iii) in the case of the Class X-2 Certificates, one month's interest on any such excess at the Adjusted WAC Rate for such Distribution Date.

   The "Reduction Interest Distribution Amount" for the Class X-2 Certificates with respect to any Distribution Date and each of clauses Third, Sixth, Ninth, Twelfth, Fifteenth and Eighteenth in the second to last paragraph under this "Payment Priorities" section is the amount of interest accrued for the related Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts notionally allocated to the related Classes referred to in subclause (B) of each such clause as of such Distribution Date, as described below under "--Appraisal Reduction Amounts."

    The "Reduction Interest Pass-Through Rate" with respect to any Distribution Date is (i) with respect to the Class G Certificates, 0.29%,
(ii) with respect to the Class F Certificates, 0.76%, (iii) with respect to the Class E Certificates, 0.83%, (iv) with respect to the Class D
Certificates, 0.90%, (v) with respect to the Class C Certificates, 0.92%, and
(iv) with respect to the Class B Certificates, 0.96%.

   A "Reduction Interest Shortfall" for the Class X-2 Certificates with respect to any Distribution Date and each of clauses Third, Sixth, Ninth, Twelfth, Fifteenth and Eighteenth in the second to last paragraph under this "Payment Priorities" section, is the sum of (a) the excess, if any, of (i) the Reduction Interest Distribution Amount for the immediately preceding Distribution Date with respect to such clause Third, Sixth, Ninth, Twelfth, Fifteenth or Eighteenth, as applicable, over (ii) all distributions made in respect of the Reduction Interest Distribution Amount with respect to such clause Third, Sixth, Ninth, Twelfth, Fifteenth or Eighteenth, as applicable, and (b) one month's interest on any such excess at the Adjusted WAC Rate for such Distribution Date.

   The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

      The Pass-Through Rate on the Class A-1 Certificates is equal to the "Adjusted LIBOR Rate" which equals, for each Distribution Date through the Distribution Date in July 2004, LIBOR plus .23%, and for each Distribution Date thereafter, the lesser of (i) LIBOR plus .70% and (ii) the Group 1 WAC Rate (or if no Group 1 Components remain outstanding, 10% per annum). For a description of LIBOR, see "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Payment Terms" herein.

     The Pass-Through Rate on the Class A-2A Certificates is equal to
   6.940000%.

     The Pass-Through Rate on the Class A-2B Certificates is equal to
   6.860000%.

     The Pass-Through Rate on the Class A-2C Certificates is equal to
   6.930000%.

     The Pass-Through Rate on the Class A-2D Certificates is equal to
   6.940000%.

     The Pass-Through Rate on the Class B Certificates is equal to the Adjusted WAC Rate minus 0.96%.

     The Pass-Through Rate on the Class C Certificates is equal to the Adjusted WAC Rate minus 0.92%.

     The Pass-Through Rate on the Class D Certificates is equal to the Adjusted WAC Rate minus 0.90%.

     The Pass-Through Rate on the Class E Certificates is equal to the Adjusted WAC Rate minus 0.83%.

     The Pass-Through Rate on the Class F Certificates is equal to the Adjusted WAC Rate minus 0.76%.

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       The Pass-Through Rate on the Class G Certificates is equal to the
    Adjusted WAC Rate minus 0.29%.

     The Pass-Through Rate on the Class H Certificates is equal to the Adjusted WAC Rate.

      The Pass-Through Rate on the Class X-1A Certificates is equal to (A) for each Distribution Date up to and including the Distribution Date in July 2000, the excess, if any, of (i) the Group 1 WAC Rate, over (ii) the Adjusted LIBOR Rate (for purposes of this definition only, adjusting the Adjusted LIBOR Rate to a rate calculated on the basis of a 360-day year consisting of twelve 30-day months) and (B) thereafter, 0%.

     The Pass-Through Rate on the Class X-1B Certificates is equal to (A) for each Distribution Date up to and including the Distribution Date in July 2000, 0%, and (B) thereafter, the excess, if any of (i) the Group 1 WAC Rate, over (ii) the Adjusted LIBOR Rate (for purposes of this definition only, adjusting the Adjusted LIBOR Rate to a rate calculated on the basis of a 360-day year consisting of twelve 30-day months).

     The Pass-Through Rate on the Class X-2 Certificates is a per annum rate equal to the weighted average of the Pass-Through Rates on the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class B Component, the Class C Component, the Class D Component, the Class E Component, the Class F Component and the Class G Component, weighted on the basis of their respective Component Notional Amounts. The Pass-Through Rate on the Class A-2A Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2A Certificates. The Pass-Through Rate on the Class A-2B Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2B Certificates. The Pass-Through Rate on the Class A-2C Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2C Certificates. The Pass-Through Rate on the Class A-2D Component is a per annum rate equal to the Adjusted WAC Rate minus the Pass-Through Rate on the Class A-2D Certificates. The Pass-Through Rate on the Class B Component is a per annum rate equal to 0.96%. The Pass-Through Rate on the Class C Component is a per annum rate equal to 0.92%. The Pass-Through Rate on the Class D Component is a per annum rate equal to 0.90%. The Pass-Through Rate on the Class E Component is a per annum rate equal to 0.83%. The Pass-Through Rate on the Class F Component is a per annum rate equal to 0.76%. The Pass-Through Rate on the Class G Component is a per annum rate equal to 0.29%.

   The initial Pass-Through Rate for each Class of Offered Certificates is set forth on the cover page of this Prospectus Supplement.

   The "Group 1 WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Group 1 Components as of their Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

    The "Adjusted WAC Rate" with respect to any Distribution Date is a per annum rate equal to the sum of (A) the product of (i) the weighted average of the Net Mortgage Rates in effect for the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Group 2 Loans on such Due Dates (the "Group 2 WAC Rate") and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the Group 1 Difference Amount and (B) the product of (i) the Adjusted LIBOR Rate (converted to a 30/360 basis) and (ii) a fraction, the numerator of which is the Group 1 Difference Amount and the denominator of which is the sum of the aggregate Stated Principal Balance of the Group 2 Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the Group 1 Difference Amount; provided, however,

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that if the sum of the aggregate Stated Principal Balance of the Group 2
Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs and the Group 1 Difference Amount is less than or equal to zero, then the Adjusted WAC Rate will equal the value of such rate in respect of the last Distribution Date on which such sum was greater than zero.

   The "Group 1 Difference Amount" with respect to any Distribution Date is the amount (which may be positive or negative) equal to the aggregate Stated Principal Balance of the Group 1 Components as of their Due Date in the month preceding the month in which such Distribution Date occurs minus the Certificate Principal Amount of the Class A-1 Certificates as of the beginning of the related Interest Accrual Period.

    As the result of the foregoing calculations, the Adjusted WAC Rate for any Distribution Date will equal the Group 2 WAC Rate if the aggregate Stated Principal Balance of the Group 1 Components as of their Due Dates in the month preceding the month in which such Distribution Date occurs equals the Certificate Principal Amount of the Class A-1 Certificates at the beginning of the related Interest Accrual Period. If the aggregate Stated Principal Balance of the Group 1 Components and the Certificate Principal Amount of the Class A-1 Certificates differ as of such dates, the Classes of Regular Certificates other than the Class A-1, Class X-1A and Class X-1B Certificates will be allocated all interest on the Group 2 Loans, plus or minus interest at the Adjusted LIBOR Rate on the difference between the aggregate Stated Principal Balance of the Group 1 Components and the Certificate Principal Amount of the Class A-1 Certificates.

   The "Regular Certificates" are the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-1A, Class X-1B and Class X-2 Certificates.

   The "Net Mortgage Rate" with respect to any Mortgage Loan or Component is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan or Component shall be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

    The "Mortgage Rate" with respect to any Mortgage Loan or Component is the per annum rate at which interest accrues on such Mortgage Loan or Component as stated in the related Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan or Component does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates other than the Pass-Through Rate on the Class A-1 Certificates, the Mortgage Rate of such Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan or Component during such one-month period at the related Mortgage Rate; provided, however, that with respect to the AAPT Fixed Component and the CAP Pool Loan, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

   The "Stated Principal Balance" of any Mortgage Loan or Component at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan or Component, minus (b) the sum of (i) the principal portion of each Monthly Payment or, if applicable, Extended Monthly Payment due on such Mortgage Loan or Component after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer, Trustee or Fiscal Agent, (ii) all Balloon Payments, voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan or Component, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment thereto as a result of a reduction

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of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan or Component. The Stated Principal Balance of a Mortgage Loan or Component with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan or Component. The Stated Principal Balance of a defaulted Mortgage Loan or Component with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan or Component is zero.

   The "Principal Distribution Amount" for any Distribution Date and any Loan Group will be equal to the sum, without duplication, of:

      (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans or Components, as applicable, in such Loan Group;

     (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans or Components, as applicable, in such Loan Group;

     (iii) the principal component of any payment (including any Balloon Payment) on any Mortgage Loan or Component in such Loan Group received on or after the maturity date thereof in the related Collection Period;

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan or Component in such Loan Group received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan or Component;

     (v) the principal portion of the Repurchase Price with respect to each Mortgage Loan or Component in such Loan Group purchased, during the related Collection from the Trust Fund; and

     (vi) the Principal Shortfall, if any, for such Distribution Date and such Loan Group.

   For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date and any Loan Group means the amount, if any, by which (i) the Principal Distribution Amount for such Loan Group for the preceding Distribution Date, exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

   (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B and Class X-2 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

    (ii) Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts in the following order: (a) first, to the Class A-1 Certificates, second, to the Class A-2A Certificates, third, to the Class A-2B Certificates, fourth, to the Class A-2C Certificates, and fifth, to the Class A-2D Certificates, in each case up to an amount equal to the lesser of
(i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount with respect to Loan Group 1 for such Distribution Date;
(b) if, after giving effect to the payments described in clause (a), the Certificate Principal Amount of the Class A-1 Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Components as of their Due Date in the related Collection Period, then to the Class A-1 Certificates, up to the lesser of (i) the amount of such excess and (ii) the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date; and (c) first, to the Class A-2A Certificates, second, to the Class A-2B Certificates, third, to the Class A-2C
Certificates, fourth to the Class A-2D Certificates and fifth, to the Class A-1 Certificates in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount with respect to Loan Group 2 for such Distribution Date, in each case after giving effect to the payments described in clauses (a) and (b); provided, that, if the remaining portion of the Available Funds for such Distribution Date after giving effect to payments pursuant to clause (a) above would be less than the Principal Distribution Amount with respect to Loan Group 2 for such date, payments pursuant to this paragraph shall be made pursuant to clauses (a) and (c) above on a pro rata basis in accordance with the relative entitlement of each Class of Class A Certificates before giving effect to any payments pursuant to clause (b) above;

   (iii) Third, pro rata, (A) to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class, (B) to the Class X-2 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Principal Amount of the Class B Certificates as described below under "--Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class X-2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls for such Distribution Date;

   (iv) Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    (v) Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (vi) Sixth, pro rata, (A) to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class, (B) to the Class X-2 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Principal Amount of the Class C Certificates as described below under "--Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class X-2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls for such Distribution Date;

   (vii) Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    (viii) Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (ix) Ninth, pro rata, (A) to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class, (B) to the Class X-2 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Principal Amount of the Class D Certificates as described below under "--Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class X-2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls for such Distribution Date;

   (x) Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    (xi) Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

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    (xii) Twelfth, pro rata, (A) to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class, (B) to the Class X-2 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Principal Amount of the Class E Certificates as described below under "--Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class X-2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls for such Distribution Date;

   (xiii) Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    (xiv) Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xv) Fifteenth, pro rata, (A) to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class, (B) to the Class X-2 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Principal Amount of the Class F Certificates as described below under "--Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class X-2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls for such Distribution Date;

   (xvi) Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    (xvii) Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xviii) Eighteenth, pro rata, (A) to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class, (B) to the Class X-2 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Principal Amount of the Class G Certificates as described below under "--Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class X-2 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls for such Distribution Date;

   (xix) Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero; and

    (xx) Twentieth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

   (xxi) Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

    (xxii) Twenty-second, to the Class H Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

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     (xxiii) Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

   (xxiv) Twenty-fourth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account, to the Class MR Certificates, any amounts remaining in the Middle-Tier Distribution Account, and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

   On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the aggregate of both Principal Distribution Amounts will be distributed, first, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) has been reduced to zero.

   All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

   PREPAYMENT PREMIUMS. On any Distribution Date, Prepayment Premiums collected during the related Collection Period will be distributed to the holders of the Classes of Offered Certificates as described below.

     Prepayment Premiums received during any Collection Period with respect to the AAPT LIBOR Components will be distributed on the following Distribution Date to the holders of the Class X-1A Certificates and the Class X-1B Certificates as follows: (i) to the Class X-1A Certificates, an amount equal to the product of (x) the number of Distribution Dates remaining after such Distribution Date to and including the Distribution Date occurring in July 2000, (y) the applicable Class X-1A Prepayment Factor, and (z) the amount of principal prepaid with respect to such Distribution Date, and (ii) to the Class X-1B Certificates, the remaining amount of such Prepayment Premiums. As used above, the "Class X-1A Prepayment Factor" means (i) an amount equal to
(x) the excess of 0.8715% over the Initial Class A-1 Margin, divided by (y) 12, with respect to any prepayment allocated to AAPT LIBOR A Component, and
(ii) an amount equal to (x) the excess of 0.7015% over the Initial Class A-1 Margin, divided by (y) 12, with respect to any prepayment allocated to AAPT LIBOR B Component. "Initial Class A-1 Margin" means an amount equal to 0.23%.

   Any other Prepayment Premiums (which are generally payable only in connection with Mortgage Loan events of default) received during any Collection Period will be distributed on the following Distribution Date as follows: to each of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Offered Certificates (other than the Class A-1 Certificates) on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Prepayment Premiums collected on such Principal Prepayment during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X-2 Certificates.

   The "Base Interest Fraction" with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the excess of
(i) the Pass-Through Rate on such Class of Offered Certificates for such Distribution Date over (ii) the sum of the discount rate used in accordance with the related Mortgage

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Loan documents in calculating the Prepayment Premiums with respect to such
Principal Prepayment and the Spread Rate (as defined below) for such Class of Offered Certificates, and (B) whose denominator is the excess of (i) the Mortgage Rate on the related Mortgage Loan over (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premiums with respect to such Principal Prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

   The "Spread Rate" for the Class A-2A Certificates is 0.15% per annum, for the Class A-2B Certificates is 0.20% per annum, for the Class A-2C Certificates is 0.25% per annum, for the Class A-2D Certificates is 0.30% per annum, for the Class B Certificates is 0.35% per annum, for the Class C Certificates is 0.40% per annum, for the Class D Certificates is 0.45% per annum, for the Class E Certificates is 0.50% per annum, for the Class F Certificates is 0.55% per annum and for the Class G Certificates is 0.60% per annum.

   See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus regarding the enforceability of Prepayment Premiums.

    EXCESS INTEREST. On each Distribution Date, the Trustee shall distribute any Excess Interest received during the related Collection Period to holders of Certificates as follows: (i) any Excess Interest received with respect to the AAPT LIBOR Components, to the holders of the Class A-1 Certificates, (ii) any Excess Interest received with respect to the Cadillac Fairview Pool Loan, to the holders of the Class A-2B and Class A-2C Certificates, pro rata, based on their initial Certificate Principal Amounts, and (iii) any Excess Interest received with respect to any other Mortgage Loans (other than the 380 Madison Loan and Whitehall Pool Loan, which do not provide for Excess Interest) and the AAPT Fixed Component, to the holders of the Class A-2D, Class B, Class C, Class D, Class E and Class F Certificates, pro rata, based on their initial Certificate Principal Amounts.

   CLASS Q AND CLASS M DISTRIBUTIONS. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q Certificates, to the extent set forth in the Pooling Agreement. Payments on the Montehiedra Partner Loans received in the related Collection Periods will be available for distribution solely to the Class M Certificates, as set forth in the Pooling Agreement. The Class Q and Class M Certificates are not entitled to any other distributions.

   REALIZED LOSSES. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, based on their respective Certificate Principal Amounts. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto.

   Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will be allocated to each Class of Certificates in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls will be allocated to each Class of Certificates, pro rata,

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based upon the amount of interest which would have otherwise been distributable to each Class (without giving effect to any Reduction Interest Distribution Amount). The Notional Amount of the Class X-2 Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates resulting from allocations of Realized Losses.

   The "Prepayment Interest Shortfall", with respect to any Distribution Date and any Mortgage Loan, is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the Due Date in such Collection Period. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

    The "Excess Prepayment Interest Shortfall" with respect to any Distribution Date, is the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period exceeds the aggregate Servicing Fee (minus the Trustee Fee) available to be paid to the Master Servicer for such Distribution Date.

   APPRAISAL REDUCTION AMOUNTS. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "--Appraisal Reductions" below, (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein, and (iii) distributions of interest in respect of the Class X-2 Certificates that are attributable to the notional reductions in Certificate Principal Amounts described below will be payable at a lower payment priority than the priority otherwise in effect for distributions of interest in respect of the Class X-2 Certificates. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates and, potentially, a portion of the amount available to be distributed as interest on the Class X-2 Certificates.

    The Certificate Principal Amount of each of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class X-2 Certificates in respect of Reduction Interest Distribution Amounts and determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero).
See "--Payment Priorities" above and "--Appraisal Reductions" below.

SUBORDINATION

    As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1 and Class X-2 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1 and Class X-2 Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G and Class H Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F,

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Class G and Class H Certificates. The Class F Certificates will likewise be protected by the subordination of the Class G and Class H Certificates. The Class G Certificates will likewise be protected by the subordination of the Class H Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; and, finally, to the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement, including any payments on or other receipts with respect to the Montehiedra Partner Loans will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

    With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan each, (an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

   Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

DELIVERY, FORM AND DENOMINATION

    The Offered Certificates (other than the Class X-1A and Class X-2 Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate

Principal Amount, and in multiples of $1 in excess thereof, and the Class X-1A and Class X-2 Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $1,000,000 initial Notional Amount, and in multiples of $1 in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

   A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Seller, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Seller, the Trustee, the Master Servicer, or the Special Servicer, such Certificate will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized

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under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Seller that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

   Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Seller, the Trustee, the Master Servicer, the Special Servicers or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Seller is unable to locate a qualified successor, (ii) the Seller or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.

 TRANSFER RESTRICTIONS

    Each Class B, Class C, Class D, Class E, Class F and Class G Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

   Holders of Class B, Class C, Class D, Class E, Class F and Class G Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Class B, Class C, Class D, Class E, Class F and Class G Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Class B, Class C, Class D, Class E, Class F and Class G Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Class B, Class C, Class D, Class E, Class F and Class G Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

    The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amounts, as applicable, of the related Classes of Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

   The yield to maturity on the Class A-1 Certificates will be highly sensitive to changes in the level of the LIBOR such that decreasing levels of LIBOR will have a negative effect to investors in the Class A-1 Certificates. Investors in the Class A-1 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in lower yields to investors than the anticipated yields. The effect of the maximum interest rate on the AAPT LIBOR Components after the AAPT LIBOR Component Anticipated Repayment Date would be to limit the amount by which the Pass-Through Rate on the Class A-1 Certificates can increase as a result of increases in LIBOR. Such effect will be exacerbated as the proportion of the aggregate Stated Principal Balances of the AAPT LIBOR Components to the Stated Principal Balance of the AAPT Fixed Component increases. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Payment Terms" herein.

    Holders of the Class A-1 Certificates generally will be entitled to receive distributions of principal from principal payments on the AAPT LIBOR Components. Pursuant to the terms of the AAPT Pool Loan, scheduled payments of principal on such Mortgage Loan will not be applied to reduce the principal balance of the AAPT LIBOR Components until July 11, 2004; provided, however, that any principal prepayment (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) received with respect to the AAPT Pool Loan prior to the AAPT Fixed Component Anticipated Repayment Date will be applied to reduce the principal balance of the AAPT LIBOR Components to zero prior to applying any such principal prepayment to the applicable AAPT Fixed Component. As described under "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The AAPT Pool Loan--Prepayment" herein, the AAPT LIBOR Components can be prepaid in whole or part at any time, and commencing on July 11, 2000, without payment of any prepayment premium or penalty. Therefore the Class A-1 Certificates will be extremely sensitive to the rate and timing of unscheduled principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the AAPT Pool Loan, the payments with respect to breaches of representations and warranties with respect to such Mortgage Loan.

   The rate of distributions in reduction of the Certificate Principal Amount or Notional Amounts, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amounts, as applicable, may result from repurchases of Mortgage Loans made by the Responsible Parties due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase."

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on the Mortgage Loans and the existence of any Group 1 Difference Amounts will affect the Pass-Through Rate of the Class X-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates for one or more future periods and therefore the yield on such Classes.

     The Certificate Principal Amount or Notional Amounts, as applicable, of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the Notional Amount of the Class X-2 Certificates is based upon the Certificate Principal Amounts of the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof. In addition, as described under "Description of the Offered Certificates--Distributions--Appraisal Reduction Amounts" herein, if an Appraisal Reduction Event occurs, distributions of interest in respect of the Class X-2 Certificates that are attributable to the notional reductions in Certificate Principal Amounts of the Class G, Class F, Class E, Class D, Class C or Class B Certificates will be payable at a lower payment priority than the priority otherwise in effect for distributions of interest in respect of the Class X-2 Certificates.

   The Notional Amount of the Class X-1A Certificates is based upon the Stated Principal Balance of the Group 1 Components. Therefore, the Class X-1A Certificates will be extremely sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the AAPT LIBOR Components and any repurchase with respect to breaches of representations and warranties with respect to the AAPT LIBOR Components, in each case, from the Closing Date until the July 2000 Due Date for the AAPT LIBOR Components. See "Description of the Offered Certificates--General" herein. Although the payment of a Prepayment Premium is required in connection with a voluntary prepayment of the AAPT LIBOR Components during such period, there can be no assurance that the AAPT Borrowers would refrain from prepaying such Components due to the existence of such Prepayment Premiums, or that such Prepayment Premiums would be held to be enforceable if challenged. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the length of any Prepayment Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the AAPT LIBOR Components.

   Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

    The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans (in particular, the term of any Prepayment Lockout Period, the extent to which Prepayment Premiums are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Mortgage Pool Characteristics" and "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective Mortgage Loans (other than with respect to the 380 Madison Loan and the Whitehall Pool Loan) after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates (other than the Class A-1 Certificates) will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

YIELD ON THE OFFERED CERTIFICATES

   The yield to maturity of Offered Certificates will be sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments and repurchases), delinquencies and liquidations on the Mortgage Loans.

    The following tables indicate the assumed purchase price (before adding accrued interest, if any), expressed as a percentage of the applicable Certificate Principal Amount, and (a) the hypothetical pre-tax yield to maturity on the Offered Certificates (other than the Class A-1 Certificates), stated on a corporate bond equivalent basis, based on certain hypothetical scenarios, or (b) the hypothetical discounted margin, as described below, on the Class A-1 Certificates. The pre-tax yields to maturity set forth in the tables below were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Offered Certificates (other than the Class A-1 Certificates), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, plus accrued interest, if any, as basis points and by converting such monthly rates to corporate bond equivalent rates. The discounted margins set forth in the tables below for the Class A-1 Certificates were calculated in accordance with standard formulas for mortgage-backed securities published by the Public Securities Association to represent the increment over LIBOR that causes the assumed purchase price of the Class A-1 Certificates to equal the discounted present value of its cash flows, compounded monthly. Such calculations of yield and discounted margin do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently, do not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

   For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-Off Date:

                                                     REMAINING
                                                      TERM TO
                                                    ANTICIPATED   REMAINING
                                     CUT-OFF DATE    REPAYMENT     TERM TO                               ASSUMED
                                      PRINCIPAL        DATE       MATURITY     INTEREST    SERVICING    NET CASH
        MORTGAGE LOAN                  BALANCE       (MONTHS)     (MONTHS)     ACCRUAL        FEE         FLOW
        -------------------------- -------------- ------------- ----------- ------------ ----------- -------------
        CADILLAC FAIRVIEW POOL
1.      Loan.......................  $258,460,281        76          351      Actual/360    0.0385%    $35,873,856
2.      Century Plaza Towers Loan .  $229,369,475       116          356        30/360      0.0335%    $35,718,416
3.(A)   AAPT Fixed Component  .....  $ 75,149,361       119          359      Actual/360    0.0585%    $18,691,677
  (B)   AAPT LIBOR Components  ....  $ 50,000,000        83          359      Actual/360    0.0585%         **
4.      380 Madison Loan...........  $ 89,000,000       203*         203      Actual/360    0.0485%    $16,000,000
5.      CAP Pool Loan..............  $ 87,946,446       119          359      Actual/360    0.0585%    $11,867,823
6.      Whitehall Pool Loan........  $ 72,228,349        37*          37      Actual/360    0.0735%    $12,617,278
7.      Ritz Plaza Loan............  $ 62,365,309       116          356      Actual/360    0.0485%    $ 7,573,130
8.      Montehiedra Loan...........  $ 52,579,779       117          356      Actual/360    0.0635%    $ 8,091,213

 ------------
*      Remaining Term to Maturity Date.
** The assumed net cash flow on the AAPT Pool Loan is $18,691,677 in the aggregate.

(ii) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received; (iii) the Responsible Parties do not repurchase any Mortgage Loan as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase";
(iv) none of the Seller, Master Servicer or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the Pass-Through Rate on the Class A-1 Certificates is fixed at 5.8628% per annum, and the Pass-Through Rate on the Class A-1 Certificates increases to 6.3328% per annum on each Distribution Date after the Distribution Date in July 2004; (vi) the Closing Date is August 14, 1997; (vii) with respect to the accrual of interest on the Cadillac Fairview Pool Loan after the Cadillac Fairview Anticipated Repayment Date, the Cadillac Fairview Revised Interest Rate will be equal to 9.935% per annum; (viii) for purposes of determining Pass-Through Rates, interest on the AAPT Fixed Component will be calculated so that the Interest Reserve Account will not be needed; (ix) there are no delinquencies; (x) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules; (xi) no Prepayment Premiums are collected except as otherwise noted in the tables; (xii) there are no Prepayment Interest Shortfalls or Appraisal Reduction Amounts; (xiii) distributions on the Offered Certificates are made on the 13th day of the month (each assumed to be a Business Day); (xiv) no Balloon Payment is extended beyond its maturity date; (xv) each Mortgage Loan bears interest at the related Mortgage Rate as described herein; (xvi) the Servicing Fee is calculated on a 30/360 basis; and (xvii) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (xvii) above are collectively referred to as the "Mortgage Loan Assumptions").

   In the case of Scenario 1 below, it is assumed that all of the Mortgage Loans having Anticipated Repayment Dates are prepaid in full ("Scenario 1") on their respective Anticipated Repayment Dates and, in the case of the 380 Madison Loan and the Whitehall Pool Loan, the Balloon Payments due on such Mortgage Loans are paid on respective maturity dates for such Mortgage Loans. In the case of Scenario 2, it is assumed that the Balloon Payments due on the 380 Madison Loan and the Whitehall

Pool Loan are paid on the respective maturity dates for such Mortgage Loans and that all other Mortgage Loans are prepaid in full on the first Due Dates on which prepayments in full can be made without payment of any Prepayment Premium. In the case of Scenario 3, it is assumed that the Balloon Payments due on the 380 Madison Loan and the Whitehall Pool Loan are paid on the respective maturity dates for such Mortgage Loans, that all other Mortgage Loans receive prepayments of principal after their respective Anticipated Repayment Dates in an amount equal to 80% of assumed net cash flow without payment of any Prepayment Premium until the earlier of (a) 5 years after the Anticipated Repayment Date, and thereupon any remaining unpaid principal balance is paid in full or (b) the date on which the unpaid principal balance is paid in full, and that no Excess Interest is paid on any Mortgage Loan or Component. In the case of Scenario 4, it is assumed that all of the Balloon Payments due on the 380 Madison Loan and the Whitehall Pool Loan are paid on the respective maturity dates for such Mortgage Loans, that all other Mortgage Loans receive prepayments of principal after their respective Anticipated Repayment Dates in an amount equal to 80% of assumed net cash flow without payment of any Prepayment Premium until the earlier of (a) 5 years after the Anticipated Repayment Date, and thereupon any remaining unpaid principal balance is paid in full or (b) the date on which the unpaid principal balance is paid in full, and that Excess Interest is paid, on those Mortgage Loans or Components that accrue Excess Interest, from assumed net cash flow commencing on and after the unpaid principal balance of the applicable Mortgage Loan or Component has been paid in full. In the case of Scenario 5, it is assumed that the Balloon Payments due on the 380 Madison Loan and the Whitehall Pool Loan are paid on the respective maturity dates for such Mortgage Loans, that all other Mortgage Loans receive prepayments of principal after their respective Anticipated Repayment Dates in an amount equal to 120% of assumed net cash flow without payment of any Prepayment Premium until the earlier of (a) 5 years after the Anticipated Repayment Date, and thereupon any remaining unpaid principal balance is paid in full or
(b) the date on which the unpaid principal balance is paid in full, and that no Excess Interest is paid on any Mortgage Loan or Component. In the case of Scenario 6, it is assumed that all of the Balloon Payments due on the 380 Madison Loan and the Whitehall Pool Loan are paid on the respective maturity dates for such Mortgage Loans, that all other Mortgage Loans receive prepayments of principal after their respective Anticipated Repayment Dates in an amount equal to 120% of assumed net cash flow without payment of any Prepayment Premium until the earlier of (a) 5 years after the Anticipated Repayment Date, and thereupon any remaining unpaid principal balance is paid in full or (b) the date on which the unpaid principal balance is paid in full, and that Excess Interest is paid, on those Mortgage Loans or Components that accrue Excess Interest, from assumed net cash flow commencing on and after the unpaid principal balance of the applicable Mortgage Loan or Component has been paid in full. Scenarios 1, 2, 3, 4, 5 and 6 are collectively referred to herein as the "Scenarios".

   For purposes of these tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standards Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The modified duration shown in the following tables, in each case, relates to the yield shown immediately above such modified duration number. Purchase prices are expressed in 32nds (i.e. 101-16 means 101 16/32%).

                                  CLASS A-1

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
 99-16......................       32           42           43          111           38           76     Discount Margin (bps)
 99-24......................       27           32           40          108           34           73     Discount Margin (bps)
100-00......................       23           23           37          105           31           69     Discount Margin (bps)
100-08......................       19           14           34          102           27           66     Discount Margin (bps)
100-16......................       14            5           31           99           24           62     Discount Margin (bps)

Weighted Average
 Life (years) ..............      6.9          2.9         11.7         11.7          8.9          8.9

First Principal
 Distribution Date .........     7/04         7/00         8/04         8/04         8/04         8/04

Last Principal Distribution
 Date ......................     7/04         7/00         4/12         4/12         7/10         7/10

                                  CLASS A-2A

 ASSUMED PURCHASE PRICE (%)    SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16.......................    6.774%       6.774%       6.774%       6.774%       6.774%       6.774%
101-00.......................    6.593        6.593        6.593        6.593        6.593        6.593
101-16.......................    6.414        6.414        6.414        6.414        6.414        6.414
Modified duration (years)  ..     2.75         2.75         2.75         2.75         2.75         2.75
102-00.......................    6.235%       6.235%       6.235%       6.235%       6.235%       6.235%
102-16.......................    6.058        6.058        6.058        6.058        6.058        6.058
Weighted Average Life
 (years) ....................      3.2          3.2          3.2          3.2          3.2          3.2
First Principal Distribution
 Date........................    09/97        09/97        09/97        09/97        09/97        09/97
Last Principal Distribution
 Date .......................    12/03        11/03        12/03        12/03        12/03        12/03

                                  CLASS A-2B

 ASSUMED PURCHASE PRICE (%)    SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
---------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16.......................    6.813%       6.812%       6.857%       7.512%       6.849%       7.435%
101-00.......................    6.714        6.711        6.787        7.443        6.774        7.362
101-16.......................    6.615        6.612        6.718        7.374        6.700        7.288
Modified duration (years)  ..     5.00         4.95         7.13         7.20         6.64         6.73
102-00.......................    6.517%       6.513%       6.649%       7.306%       6.626%       7.215%
102-16.......................    6.420        6.414        6.581        7.239        6.553        7.143
Weighted Average Life
 (years) ....................      6.3          6.2         10.2         10.2          9.2          9.2
First Principal Distribution
 Date .......................    12/03        11/03        12/03        12/03        12/03        12/03
Last Principal Distribution
 Date .......................    12/03        12/03        12/08        12/08        08/08        08/08

                                  CLASS A-2C

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    6.909%       6.909%       6.935%       7.544%       6.934%       7.448%
101-00......................    6.826        6.826        6.870        7.479        6.869        7.383
101-16......................    6.744        6.744        6.806        7.415        6.803        7.318
Modified duration (years)  .     6.00         6.00         7.65         7.69         7.57         7.61
102-00......................    6.663%       6.662%       6.742%       7.351%       6.739%       7.254%
102-16......................    6.582        6.581        6.678        7.288        6.674        7.190
Weighted Average Life
 (years) ...................      8.1          8.1         11.3         11.3         11.1         11.1
First Principal
 Distribution Date .........    12/03        12/03        12/08        12/08        08/08        08/08
Last Principal Distribution
 Date ......................    04/07        02/07        12/08        12/08        11/08        11/08

                                   CLASS A-2D

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    6.934%       6.933%       6.954%       7.421%       6.948%       7.334%
101-00......................    6.862        6.860        6.895        7.362        6.885        7.272
101-16......................    6.790        6.787        6.836        7.304        6.822        7.210
Modified duration (years)  .     6.86         6.78         8.39         8.50         7.84         7.95
102-00......................    6.719%       6.715%       6.778%       7.247%       6.759%       7.148%
102-16......................    6.648        6.644        6.720        7.189        6.697        7.087
Weighted Average
 Life (years) ..............      9.7          9.5         13.2         13.2         11.8         11.8
First Principal
 Distribution Date .........    04/07        02/07        12/08        12/08        11/08        11/08
Last Principal Distribution
 Date ......................    04/07        04/07        04/12        04/12        07/10        07/10

                                    CLASS B

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    6.991%       6.990%       7.017%       7.453%       7.015%       7.370%
101-00......................    6.919        6.917        6.962        7.398        6.957        7.312
101-16......................    6.847        6.845        6.906        7.344        6.899        7.255
Modified duration (years)  .     6.86         6.83         8.94         9.01         8.51         8.59
102-00......................    6.775%       6.773%       6.852%       7.289%       6.841%       7.197%
102-16......................    6.704        6.702        6.797        7.235        6.784        7.141
Weighted Average
 Life (years) ..............      9.7          9.7         14.7         14.7         13.5         13.5
First Principal
 Distribution Date .........    04/07        04/07        04/12        04/12        07/10        07/10
Last Principal Distribution
 Date ......................    05/07        04/07        04/12        04/12        09/11        09/11

                                   CLASS C

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    7.030%       7.028%       7.058%       7.493%       7.058%       7.402%
101-00......................    6.958        6.956        7.002        7.438        7.002        7.345
101-16......................    6.887        6.885        6.947        7.383        6.945        7.289
Modified duration (years)  .     6.92         6.91         8.92         8.99         8.76         8.82
102-00......................    6.816%       6.814%       6.892%       7.328%       6.889%       7.234%
102-16......................    6.746        6.743        6.837        7.274        6.834        7.179
Weighted Average
 Life (years) ..............      9.9          9.9         14.7         14.7         14.2         14.2
First Principal
 Distribution Date .........    05/07        04/07        04/12        04/12        09/11        09/11
Last Principal Distribution
 Date ......................    07/07        07/07        04/12        04/12        12/11        12/11

                                    CLASS D

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    7.050%       7.047%       7.077%       7.509%       7.080%       7.418%
101-00......................    6.978        6.976        7.021        7.454        7.024        7.362
101-16......................    6.907        6.905        6.966        7.399        6.968        7.307
Modified duration (years)  .     6.94         6.94         8.95         9.02         8.88         8.94
102-00......................    6.837%       6.834%       6.912%       7.345%       6.913%       7.252%
102-16......................    6.767        6.764        6.857        7.291        6.858        7.198
Weighted Average
 Life (years) ..............      9.9          9.9         14.8         14.8         14.6         14.6
First Principal
 Distribution Date .........    07/07        07/07        04/12        04/12        12/11        12/11
Last Principal Distribution
 Date ......................    07/07        07/07        07/12        07/12        04/12        04/12

                                    CLASS E

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    7.121%       7.119%       7.147%       7.575%       7.152%       7.487%
101-00......................    7.050        7.047        7.092        7.520        7.096        7.431
101-16......................    6.978        6.976        7.037        7.466        7.040        7.376
Modified duration (years)  .     6.91         6.91         8.95         9.02         8.87         8.92
102-00......................    6.907%       6.905%       6.982%       7.411%       6.985%       7.321%
102-16......................    6.837        6.834        6.928        7.357        6.930        7.266
Weighted Average
 Life (years) ..............      9.9          9.9         14.9         14.9         14.7         14.7
First Principal
 Distribution Date .........    07/07        07/07        07/12        07/12        04/12        04/12
Last Principal Distribution
 Date ......................    07/07        07/07        07/12        07/12        04/12        04/12

                                    CLASS F

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    7.193%       7.190%       7.219%       7.644%       7.223%       7.555%
101-00......................    7.121        7.118        7.163        7.589        7.167        7.499
101-16......................    7.049        7.047        7.108        7.534        7.111        7.444
Modified duration (years)  .     6.89         6.89         8.91         8.98         8.85         8.91
102-00......................    6.978%       6.976%       7.053%       7.480%       7.056%       7.389%
102-16......................    6.908        6.905        6.998        7.426        7.001        7.334
Weighted Average
 Life (years) ..............      9.9          9.9         14.9         14.9         14.8         14.8
First Principal
 Distribution Date .........    07/07        07/07        07/12        07/12        04/12        04/12
Last Principal Distribution
 Date ......................    07/07        07/07        07/12        07/12        07/12        07/12

                                     CLASS G

 ASSUMED PURCHASE PRICE (%)   SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
--------------------------- ------------ ------------ ------------ ------------ ------------ ------------
100-16......................    7.690%       7.688%       7.702%       7.702%       7.705%       7.705%
101-00......................    7.633        7.631        7.647        7.647        7.650        7.650
101-16......................    7.577        7.575        7.592        7.592        7.596        7.596
Modified duration (years)  .     8.71         8.72         9.06         9.06         9.07         9.07
102-00......................    7.521%       7.519%       7.538%       7.538%       7.542%       7.542%
102-16......................    7.465        7.463        7.485        7.485        7.488        7.488
Weighted Average
 Life (years) ..............     15.4         15.4         16.4         16.4         16.4         16.4
First Principal
 Distribution Date .........    07/07        07/07        07/12        07/12        07/12        07/12
Last Principal Distribution
 Date ......................    07/14        07/14        07/14        07/14        07/14        07/14

    The following tables indicate the assumed purchase price (before adding accrued interest), expressed as a percentage of the Class X-1A Notional Amount, and the hypothetical pre-tax yield to maturity on the Class X-1A Certificates, stated on a corporate bond equivalent basis, assuming that AAPT LIBOR Components prepay in full (i) with the payment of the applicable fixed prepayment penalty, and (ii) without the payment of any prepayment penalty.

                                  CLASS X-1A
                         ASSUMING PREPAYMENT PENALTY*

 ASSUMED PURCHASE PRICE OCTOBER 1997  JULY 1998  JULY 1999  JULY 2000
---------------------- ------------- ---------- ---------- ----------
         1-19+             86.722%      15.974%    9.900%     9.120%
         1-20              78.381       14.646     9.115      8.428
         1-20+             70.358       13.340     8.342      7.746
         1-21              62.639       12.056     7.581      7.076
         1-21+             55.208       10.792     6.832      6.416

 ------------
* Assumes (i) the AAPT LIBOR Components prepay in full in the indicated month and (ii) prepayment penalties required with respect to the AAPT LIBOR Components are paid.

                                  CLASS X-1A
                       ASSUMING NO PREPAYMENT PENALTY*

   ASSUMED PURCHASE
         PRICE          OCTOBER 1997   JULY 1998   JULY 1999   JULY 2000
--------------------- -------------- ----------- ----------- -----------
         1-19+            -199.990%    -120.377%    -26.104%     9.120%
         1-20             -199.991     -120.987     -26.867      8.428
         1-20+            -199.991     -121.586     -27.618      7.746
         1-21             -199.991     -122.174     -28.357      7.076
         1-21+            -199.992     -122.751     -29.085      6.416

 ------------
* Assumes (i) the AAPT LIBOR Components prepay in full in the indicated month and (ii) no prepayment penalties are paid.

   The following tables indicate the assumed purchase price (before adding accrued interest), expressed as a percentage of the Class X-2 Notional Amount, and the hypothetical pre-tax yield to maturity on the Class X-2 Certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios. The tables have been prepared based on the Mortgage Loan Assumptions.

                                    CLASS X-2
                             ASSUMING 0% DEFAULTS

   ASSUMED PURCHASE                             SCENARIOS 3 &  SCENARIOS 5 &
         PRICE          SCENARIO 1  SCENARIO 2        4              6
--------------------- ------------ ----------- -------------- --------------
         5-15             7.631%       7.470%       12.760%        11.945%
         5-15+            7.552        7.392        12.692         11.876
         5-16             7.474        7.313        12.625         11.807
         5-16+            7.396        7.235        12.559         11.738
         5-17             7.319        7.157        12.493         11.670

                                   CLASS X-2
                            ASSUMING 50% DEFAULTS*

   ASSUMED PURCHASE
         PRICE          AUGUST 2002   AUGUST 2007
--------------------- ------------- -------------
         5-15              7.603%        7.599%
         5-15+             7.525         7.520
         5-16              7.447         7.442
         5-16+             7.369         7.364
         5-17              7.292         7.286

 ------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 50% of the Certificate Principal Amount of the Class H Certificates ($17,104,499.50) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 50% loss severity and 0 months to liquidation.

                                  CLASS X-2
                            ASSUMING 50% DEFAULTS*

   ASSUMED PURCHASE
         PRICE          AUGUST 2002   AUGUST 2007
--------------------- ------------- -------------
         5-15              7.797%        7.634%
         5-15+             7.719         7.556
         5-16              7.641         7.478
         5-16+             7.564         7.400
         5-17              7.487         7.322

 ------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 50% of the Certificate Principal Amount of the Class H Certificates ($17,104,499.50) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 100% loss severity and 0 months to liquidation.

                                  CLASS X-2
                           ASSUMING 100% DEFAULTS*

   ASSUMED PURCHASE
         PRICE          AUGUST 2002   AUGUST 2007
--------------------- ------------- -------------
         5-15              7.589%        7.566%
         5-15+             7.511         7.487
         5-16              7.433         7.409
         5-16+             7.356         7.331
         5-17              7.279         7.253

 ------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 100% of the Certificate Principal Amount of the Class H Certificates ($34,208,999.00) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 50% loss severity and 0 months to liquidation.

                                    CLASS X-2
                           ASSUMING 100% DEFAULTS*

   ASSUMED PURCHASE
         PRICE          AUGUST 2002   AUGUST 2007
--------------------- ------------- -------------
         5-15              8.036%        7.638%
         5-15+             7.959         7.559
         5-16              7.882         7.481
         5-16+             7.806         7.403
         5-17              7.730         7.326

 ------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 100% of the Certificate Principal Amount of the Class H Certificates ($34,208,999.00) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 100% loss severity and 0 months to liquidation.

                                  CLASS X-2
                           ASSUMING 200% DEFAULTS*

   ASSUMED PURCHASE
         PRICE          AUGUST 2002   AUGUST 2007
--------------------- ------------- -------------
         5-15              7.621%        7.501%
         5-15+             7.544         7.421
         5-16              7.467         7.342
         5-16+             7.390         7.264
         5-17              7.314         7.186

 ------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 200% of the Certificate Principal Amount of the Class H Certificates ($68,417,998.00) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 50% loss severity and 0 months to liquidation.

   It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. The Mortgage Loans will not have all of the characteristics assumed for purposes of the Scenarios. Yield and discounted margin will be affected by prepayment rates, Balloon Payment extensions and, primarily in the case of the Class A-1 and Class X-2 Certificates (to the extent of any Group 1 Difference Amounts), LIBOR levels that actually occur during the life of the Offered Certificates and, in the case of the Class A-1 Certificates, the effect of the maximum Pass-Through Rate on the Class A-1 Certificates after the Distribution Date in July 2004 all of which may differ, and may differ significantly, from the Modeling Assumptions. There can be no assurance that the pre-tax yields or discounted margins, as applicable, on the Offered Certificates will correspond to any of the pre-tax yields or discounted margins, as applicable, shown herein or that the aggregate purchase prices of the Offered Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date" is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Principal Amount of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Principal Amount of one or more Classes after the Rated Final Distribution Date of such Class or Classes.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Principal Amount. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.

    The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Principal Amount of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling Agreement--Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of "Percentage of Initial Certificate Principal Amount Outstanding For Each Designated Scenario" set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Principal Amount of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Offered Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Offered Certificates." The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary, and may vary significantly, from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                       CLASS A-1
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                  100%
August 13, 1998.......................       100%           100%              100%                  100%
August 13, 1999.......................       100%           100%              100%                  100%
August 13, 2000.......................       100%             0%              100%                  100%
August 13, 2001.......................       100%             0%              100%                  100%
August 13, 2002.......................       100%             0%              100%                  100%
August 13, 2003.......................       100%             0%              100%                  100%
August 13, 2004.......................         0%             0%               99%                   98%
August 13, 2005.......................         0%             0%               87%                   70%
August 13, 2006.......................         0%             0%               74%                   41%
August 13, 2007.......................         0%             0%               61%                   11%
August 13, 2008.......................         0%             0%               56%                    8%
August 13, 2009.......................         0%             0%               51%                    5%
August 13, 2010.......................         0%             0%               45%                    0%
August 13, 2011.......................         0%             0%               39%                    0%
August 13, 2012.......................         0%             0%                0%                    0%
Weighted Average Life (in years) .....       6.9            2.9              11.7                   8.9
First Principal Distribution Date ....      7/04           7/00              8/04                  8/04
Last Principal Distribution Date .....      7/04           7/00              4/12                  7/10

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                      CLASS A-2A
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%               100%                  100%
August 13, 1998.......................        93%            93%                93%                   93%
August 13, 1999.......................        86%            86%                86%                   86%
August 13, 2000.......................        79%            79%                79%                   79%
August 13, 2001.......................        18%            18%                18%                   18%
August 13, 2002.......................        11%            11%                11%                   11%
August 13, 2003.......................         2%             2%                 2%                    2%
August 13, 2004.......................         0%             0%                 0%                    0%
August 13, 2005.......................         0%             0%                 0%                    0%
Weighted Average Life (in years) .....       3.2            3.2                3.2                   3.2
First Principal Distribution Date ....      9/97           9/97               9/97                  9/97
Last Principal Distribution Date .....     12/03          11/03              12/03                 12/03

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-2A Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                      CLASS A-2B
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%               100%                  100%
August 13, 1998.......................       100%           100%               100%                  100%
August 13, 1999.......................       100%           100%               100%                  100%
August 13, 2000.......................       100%           100%               100%                  100%
August 13, 2001.......................       100%           100%               100%                  100%
August 13, 2002.......................       100%           100%               100%                  100%
August 13, 2003.......................       100%           100%               100%                  100%
August 13, 2004.......................         0%             0%                95%                   91%
August 13, 2005.......................         0%             0%                87%                   76%
August 13, 2006.......................         0%             0%                79%                   61%
August 13, 2007.......................         0%             0%                68%                   39%
August 13, 2008.......................         0%             0%                51%                    0%
August 13, 2009.......................         0%             0%                 0%                    0%
Weighted Average Life (in years) .....       6.3            6.2               10.2                   9.2
First Principal Distribution Date ....     12/03          11/03              12/03                 12/03
Last Principal Distribution Date .....     12/03          12/03              12/08                  8/08

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-2B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                      CLASS A-2C
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%               100%                  100%
August 13, 1998.......................       100%           100%               100%                  100%
August 13, 1999.......................       100%           100%               100%                  100%
August 13, 2000.......................       100%           100%               100%                  100%
August 13, 2001.......................       100%           100%               100%                  100%
August 13, 2002.......................       100%           100%               100%                  100%
August 13, 2003.......................       100%           100%               100%                  100%
August 13, 2004.......................        80%            80%               100%                  100%
August 13, 2005.......................        52%            52%               100%                  100%
August 13, 2006.......................        22%            22%               100%                  100%
August 13, 2007.......................         0%             0%               100%                  100%
August 13, 2008.......................         0%             0%               100%                   86%
August 13, 2009.......................         0%             0%                 0%                    0%
Weighted Average Life (in years) .....       8.1            8.1               11.3                  11.1
First Principal Distribution Date ....     12/03          12/03              12/08                  8/08
Last Principal Distribution Date .....      4/07           2/07              12/08                 11/08

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-2C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                      CLASS A-2D
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%               100%                  100%
August 13, 1998.......................       100%           100%               100%                  100%
August 13, 1999.......................       100%           100%               100%                  100%
August 13, 2000.......................       100%           100%               100%                  100%
August 13, 2001.......................       100%           100%               100%                  100%
August 13, 2002.......................       100%           100%               100%                  100%
August 13, 2003.......................       100%           100%               100%                  100%
August 13, 2004.......................       100%           100%               100%                  100%
August 13, 2005.......................       100%           100%               100%                  100%
August 13, 2006.......................       100%           100%               100%                  100%
August 13, 2007.......................         0%             0%               100%                  100%
August 13, 2008.......................         0%             0%               100%                  100%
August 13, 2009.......................         0%             0%                70%                   31%
August 13, 2010.......................         0%             0%                55%                    0%
August 13, 2011.......................         0%             0%                38%                    0%
August 13, 2012.......................         0%             0%                 0%                    0%
Weighted Average Life (in years) .....       9.7            9.5               13.2                  11.8
First Principal Distribution Date ....      4/07           2/07              12/08                 11/08
Last Principal Distribution Date .....      4/07           4/07               4/12                  7/10

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-2D Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                        CLASS B
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                  100%
August 13, 1998.......................       100%           100%              100%                  100%
August 13, 1999.......................       100%           100%              100%                  100%
August 13, 2000.......................       100%           100%              100%                  100%
August 13, 2001.......................       100%           100%              100%                  100%
August 13, 2002.......................       100%           100%              100%                  100%
August 13, 2003.......................       100%           100%              100%                  100%
August 13, 2004.......................       100%           100%              100%                  100%
August 13, 2005.......................       100%           100%              100%                  100%
August 13, 2006.......................       100%           100%              100%                  100%
August 13, 2007.......................         0%             0%              100%                  100%
August 13, 2008.......................         0%             0%              100%                  100%
August 13, 2009.......................         0%             0%              100%                  100%
August 13, 2010.......................         0%             0%              100%                   91%
August 13, 2011.......................         0%             0%              100%                    5%
August 13, 2012.......................         0%             0%                0%                    0%
Weighted Average Life (in years) .....       9.7            9.7              14.7                  13.5
First Principal Distribution Date ....      4/07           4/07              4/12                  7/10
Last Principal Distribution Date .....      5/07           4/07              4/12                  9/11

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2)    The weighted average life of the Class B Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                        CLASS C
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                   100%
August 13, 1998.......................       100%           100%              100%                   100%
August 13, 1999.......................       100%           100%              100%                   100%
August 13, 2000.......................       100%           100%              100%                   100%
August 13, 2001.......................       100%           100%              100%                   100%
August 13, 2002.......................       100%           100%              100%                   100%
August 13, 2003.......................       100%           100%              100%                   100%
August 13, 2004.......................       100%           100%              100%                   100%
August 13, 2005.......................       100%           100%              100%                   100%
August 13, 2006.......................       100%           100%              100%                   100%
August 13, 2007.......................         0%             0%              100%                   100%
August 13, 2008.......................         0%             0%              100%                   100%
August 13, 2009.......................         0%             0%              100%                   100%
August 13, 2010.......................         0%             0%              100%                   100%
August 13, 2011.......................         0%             0%              100%                   100%
August 13, 2012.......................         0%             0%                0%                     0%
Weighted Average Life (in years) .....       9.9            9.9              14.7                   14.2
First Principal Distribution Date ....      5/07           4/07              4/12                   9/11
Last Principal Distribution Date .....      7/07           7/07              4/12                  12/11

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2)    The weighted average life of the Class C Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                        CLASS D
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                   100%
August 13, 1998.......................       100%           100%              100%                   100%
August 13, 1999.......................       100%           100%              100%                   100%
August 13, 2000.......................       100%           100%              100%                   100%
August 13, 2001.......................       100%           100%              100%                   100%
August 13, 2002.......................       100%           100%              100%                   100%
August 13, 2003.......................       100%           100%              100%                   100%
August 13, 2004.......................       100%           100%              100%                   100%
August 13, 2005.......................       100%           100%              100%                   100%
August 13, 2006.......................       100%           100%              100%                   100%
August 13, 2007.......................         0%             0%              100%                   100%
August 13, 2008.......................         0%             0%              100%                   100%
August 13, 2009.......................         0%             0%              100%                   100%
August 13, 2010.......................         0%             0%              100%                   100%
August 13, 2011.......................         0%             0%              100%                   100%
August 13, 2012.......................         0%             0%                0%                     0%
Weighted Average Life (in years) .....       9.9            9.9              14.8                   14.6
First Principal Distribution Date ....      7/07           7/07              4/12                  12/11
Last Principal Distribution Date .....      7/07           7/07              7/12                   4/12

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2)    The weighted average life of the Class D Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                        CLASS E
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                  100%
August 13, 1998.......................       100%           100%              100%                  100%
August 13, 1999.......................       100%           100%              100%                  100%
August 13, 2000.......................       100%           100%              100%                  100%
August 13, 2001.......................       100%           100%              100%                  100%
August 13, 2002.......................       100%           100%              100%                  100%
August 13, 2003.......................       100%           100%              100%                  100%
August 13, 2004.......................       100%           100%              100%                  100%
August 13, 2005.......................       100%           100%              100%                  100%
August 13, 2006.......................       100%           100%              100%                  100%
August 13, 2007.......................         0%             0%              100%                  100%
August 13, 2008.......................         0%             0%              100%                  100%
August 13, 2009.......................         0%             0%              100%                  100%
August 13, 2010.......................         0%             0%              100%                  100%
August 13, 2011.......................         0%             0%              100%                  100%
August 13, 2012.......................         0%             0%                0%                    0%
Weighted Average Life (in years) .....       9.9            9.9              14.9                  14.7
First Principal Distribution Date ....      7/07           7/07              7/12                  4/12
Last Principal Distribution Date .....      7/07           7/07              7/12                  4/12

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2)    The weighted average life of the Class E Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                        CLASS F
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                  100%
August 13, 1998.......................       100%           100%              100%                  100%
August 13, 1999.......................       100%           100%              100%                  100%
August 13, 2000.......................       100%           100%              100%                  100%
August 13, 2001.......................       100%           100%              100%                  100%
August 13, 2002.......................       100%           100%              100%                  100%
August 13, 2003.......................       100%           100%              100%                  100%
August 13, 2004.......................       100%           100%              100%                  100%
August 13, 2005.......................       100%           100%              100%                  100%
August 13, 2006.......................       100%           100%              100%                  100%
August 13, 2007.......................         0%             0%              100%                  100%
August 13, 2008.......................         0%             0%              100%                  100%
August 13, 2009.......................         0%             0%              100%                  100%
August 13, 2010.......................         0%             0%              100%                  100%
August 13, 2011.......................         0%             0%              100%                  100%
August 13, 2012.......................         0%             0%                0%                    0%
Weighted Average Life (in years) .....       9.9            9.9              14.9                  14.8
First Principal Distribution Date ....      7/07           7/07              7/12                  4/12
Last Principal Distribution Date .....      7/07           7/07              7/12                  7/12

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2)    The weighted average life of the Class F Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                                        CLASS G
                                      -------------------------------------------------------------------------
DISTRIBUTION DATE                        SCENARIO 1     SCENARIO 2     SCENARIOS 3 AND 4     SCENARIOS 5 AND 6
------------------------------------- -------------- -------------- --------------------- ---------------------
Initial Percent.......................       100%           100%              100%                  100%
August 13, 1998.......................       100%           100%              100%                  100%
August 13, 1999.......................       100%           100%              100%                  100%
August 13, 2000.......................       100%           100%              100%                  100%
August 13, 2001.......................       100%           100%              100%                  100%
August 13, 2002.......................       100%           100%              100%                  100%
August 13, 2003.......................       100%           100%              100%                  100%
August 13, 2004.......................       100%           100%              100%                  100%
August 13, 2005.......................       100%           100%              100%                  100%
August 13, 2006.......................       100%           100%              100%                  100%
August 13, 2007.......................        86%            86%              100%                  100%
August 13, 2008.......................        84%            84%              100%                  100%
August 13, 2009.......................        82%            82%              100%                  100%
August 13, 2010.......................        80%            80%              100%                  100%
August 13, 2011.......................        77%            77%              100%                  100%
August 13, 2012.......................        75%            75%               75%                   75%
August 13, 2013.......................        72%            72%               72%                   72%
August 13, 2014.......................         0%             0%                0%                    0%
Weighted Average Life (in years) .....      15.4           15.4              16.4                  16.4
First Principal Distribution Date ....      7/07           7/07              7/12                  7/12
Last Principal Distribution Date .....      7/14           7/14              7/14                  7/14

------------
(1) Assuming that the 13th day of each of the months indicated is the Distribution Date occurring in such month.
(2)    The weighted average life of the Class G Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

                            THE POOLING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of August 11, 1997 (the "Pooling Agreement"), by and among the Seller, the Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling Agreement and terms and conditions of the Offered Certificates. The Seller will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004; Attention: J. Theodore Borter.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Seller will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Montehiedra Partner Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Seller will cause to be delivered to the Trustee, with respect to each Mortgage Loan (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) or counterpart(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee;
(iv) to the extent not contained in the Mortgages, the original assignment of leases and rents or counterpart thereof; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) originals or copies of environmental indemnities, collateral assignments of management agreements and such other loan documents as are in the possession of the Seller, including original assignments thereof to the Trustee, unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee promptly upon the Seller's receipt thereof.

   The Trustee, or any custodian for the Trustee, will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Seller as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Seller and the applicable Responsible Party.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling Agreement, the Seller will assign the representations and warranties made by each Responsible Party in the Loan Sale Agreement and the GMACCM Responsible Party Agreement to the Trustee for the benefit of Certificateholders. The representations and warranties to be assigned to the Trustee for the benefit of the Certificateholders are set forth on Exhibit B to this Prospectus Supplement.

    The Pooling Agreement requires that the Master Servicer, the Special Servicer or the Trustee notify the applicable Responsible Party and the Seller upon its becoming aware of any breach of any representation or warranty with respect to a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The GMACCM Responsible Party Agreement provides that with respect to the Cadillac Fairview Pool Loan, the 380 Madison Loan, the Whitehall Pool Loan and the Ritz Plaza Loan, upon a breach by GMACCM of the representations and warranties set forth in the GMACCM Responsible Party Agreement, that remains uncured and which materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, GMACCM will repurchase such Mortgage Loan (or, in the case of the Cadillac Fairview Pool Loan, one or more of the individual loans made to the Cadillac Fairview Borrowers) at the Repurchase Price. In the Loan Sale Agreement, GSMC will make the representations and warranties set forth in Exhibit B with respect to the Mortgage Loans originated by GSMC and with

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respect to the Mortgage Loans originated by GMACCM, but only to the extent that GMACCM did not make such representations and warranties in the GMACCM Responsible Party Agreement, and that upon a breach of any of such representations and warranties that remains uncured and which materially and adversely affects the value of such Mortgage Loan, or the interest of the Certificateholders therein, GSMC will repurchase such Mortgage Loan at the Repurchase Price. The Pooling Agreement will provide that the Trustee will enforce the rights of the Trust Fund and Certificateholders under the Loan Sale Agreement and the GMACCM Responsible Party Agreement.

   Notwithstanding the foregoing, the Pooling Agreement will provide that upon discovery by the Trustee, the Special Servicer or the Master Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such party shall give prompt notice thereof to the Seller and the applicable Responsible Party and within 90 days after such discovery, if such breach cannot be cured within such period the applicable Responsible Party will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price and if GMACCM is not obligated to repurchase such Mortgage Loan pursuant to the terms of the GMACCM Responsible Party Agreement, GSMC will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Responsible Parties to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Responsible Parties with respect to a Mortgage Loan. None of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates will be obligated to purchase a Mortgage Loan if the Responsible Parties default on their obligation to repurchase or cure, and no assurance can be given that the Responsible Parties will fulfill such obligations. See "The Seller" in the Prospectus. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC, Middle-Tier REMIC and Lower-Tier REMIC may be disqualified.

    The "Repurchase Price" with respect to a Mortgage Loan (or portion thereof, in the case of the Cadillac Fairview Pool Loan) shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan (or relevant portion thereof) as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan (or relevant portion thereof) at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (or relevant portion thereof) and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Seller and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

    The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as

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applicable, may have with the borrowers or any other parties to the Pooling
Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable, (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances; (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others or itself, by the Master Servicer or the Special Servicer of any other mortgage loans or properties or the Affiliate Loans (the "Servicing Standard"). The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. The Century Plaza Towers Loan will be subserviced by AMRESCO Services, a wholly-owned subsidiary of AMRESCO, Inc., and an affiliate of AMRESCO Management. For more information on AMRESCO Services, see "--Special Servicers" herein. The Montehiedra Loan will be subserviced by an affiliate of Banco Popular de Puerto Rico. Notwithstanding any subservicing agreement, the Master Servicer or Special Servicers, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

   The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); provided, however, that, with respect to any of the Mortgage Loans with respect to which the Master Servicer owns any portion of the related Affiliate Loan, such Mortgage Loan will become a Specially Serviced Mortgage Loan immediately upon any monetary default under such Mortgage Loan; (ii) the Master Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Master Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Master Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or

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(vii) in the opinion of the Master Servicer (consistent with the Servicing
Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

   The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lockout Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modifications" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modifications," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modifications" herein, the amount equal to the lesser of
(a) the related Extended Monthly Payment or (b) the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Excess

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Interest, Default Interest, Prepayment Premiums or Balloon Payments. The
amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of scheduled payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

    The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans.

   Notwithstanding the foregoing, in the event that the Master Servicer or any of its affiliates forecloses on any of the collateral for any of the Affiliate Loans and thereby becomes the direct or indirect owner of the borrower on the related Mortgage Loan, the Pooling Agreement will require the Special Servicer with respect to the related Mortgage Loan (whether or not such Mortgage Loan is a Specially Serviced Mortgage Loan) to make any required Advances with respect to the related Mortgage Loan thereafter.

   The obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Seller) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

   To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling Agreement. The Trustee and the Fiscal Agent (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

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    The Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the Mortgagor,
(ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS

   Lock Box Accounts. With respect to each Mortgage Loan other than the Century Plaza Towers Loan, the 380 Madison Loan and the Ritz Plaza Loan, one or more accounts in the name of the mortgagee (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or borrower. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans". Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that funds on deposit in the Lock Box Accounts are periodically swept into the Collection Account with the balance, if any, to be remitted to the related borrower. With respect to the Ritz Plaza Loan, (i) until a Ritz Plaza Lock Box Trigger Event has occurred, commencing on the sixth day of each month, and continuing until all amounts due on the next Due Date have been funded, the Ritz Plaza Borrower is required to deposit all funds in the Income Account maintained by the Ritz Plaza Borrower into a Lock Box Account and (ii) upon the occurrence of a Ritz Plaza Lock Box Trigger Event the Ritz Plaza Borrower is required to establish a Lock Box Account. Upon the occurrence of a Century Towers Triggering Event, the Century Towers Borrower is required to establish a Lock Box Account. Upon the occurrence of an Operating Event and a 380 Madison Trigger Event and during the continuance of an NOI Trigger Event, the 380 Madison Borrower is required to establish a Lock Box Account. The Lock Box Accounts will not be assets of the REMICs.

   Collection Account. On each Due Date, the Master Servicer will be required to withdraw from each Lock Box Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement for application towards the Monthly Payment due on the related Mortgage Loan. With respect to the Century Plaza Towers Loan and the 380 Madison Loan, to the extent the borrowers thereunder are not required to maintain a Lock Box Account, the Master Servicer will direct such borrower to pay their Monthly Payments on each Due Date directly into the Collection Account. Any excess funds in the Lock Box Accounts over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided no event of default of which the Master Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, after the Anticipated Repayment Date for a Mortgage Loan, all amounts in the related Lock Box Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses (except to the extent such expenses will be met through disbursements from the Reserve Accounts), (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and
(iii) if applicable, Excess Interest, in that order and the Master Servicer will be required to withdraw the amounts referred to in clauses (ii) and
(iii) above from the Lock Box Accounts and deposit them into the Collection Account on each Due Date. The Master Servicer shall also deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

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     Distribution Accounts. The Trustee will establish and maintain three segregated accounts (the "Lower-Tier Distribution Account", the "Middle-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions therefrom. With respect to each Distribution Date, the Master Servicer will disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and (ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee will withdraw amounts distributable on such date on the Regular Certificates and on the Class MR and Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Middle-Tier Distribution Account before withdrawing them and, in turn, depositing them in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

   Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit, in respect of the AAPT Fixed Component and the CAP Pool Loan, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of the AAPT Fixed Component and the CAP Pool Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions therefrom, the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates and the "Class M Distribution Account" in the name of the Trustee for the benefit of the holders of the Class M Certificates.

   The Collection Account, the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account and the Class M Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Collection Account and the Interest Reserve Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Middle-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account, the Excess Interest Distribution Account, the Class Q Distribution Account and the Class M Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by Fitch and DCR and "Aa3" by Moody's or, if applicable, the short term rating equivalent thereof) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its

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ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"). Amounts on deposit in the Collection Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be deposited into the Collection Account.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described above under "--Accounts--Interest Reserve Account";
(ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances, the Master Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"; (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee
Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Seller for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

SUCCESSOR MANAGER

    With respect to each Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, will enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Master Servicer or the Special Servicer is entitled itself to terminate, or to cause the related borrower to terminate, the manager under the Mortgage Loan, the Master Servicer or the Special Servicer, as the case may be, will promptly give notice of its right to terminate the manager to the Trustee (who will copy the holders of Certificates and the Rating Agencies). The most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates are the only Classes outstanding (other than any Class of Coupon Strip Certificates or the Class Q, Class M or Residual Certificates), the Class A Certificates and the Coupon Strip Certificates together will be treated as the most subordinate Class of Certificates) will have the right to recommend termination of the manager, and

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if so, to recommend a Successor Manager (as defined below). Holders of
Certificates representing Voting Rights of greater than 50% of such subordinate Class of Certificates will have ten Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Master Servicer or the Special Servicer, as the case may be, will give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any Class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager; or (ii) the Master Servicer or the Special Servicer, as the case may be, determines that effecting such recommendation to terminate is not consistent with the Servicing Standard and either (A) within 30 days of giving notice of such recommendation to all holders of Certificates (other than those holders making such recommendation) the notice of rejection described in clause (i) above is given to the Master Servicer or the Special Servicer, as the case may be, or (B) notwithstanding the lack of such rejection, the Master Servicer or Special Servicer elects not to effect such recommendation. If the Master Servicer or the Special Servicer, as the case may be, does not receive a required response (or if the response received is inconsistent) and the Master Servicer or the Special Servicer, as the case may be, determines it is consistent with the Servicing Standard to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Master Servicer or the Special Servicer, as applicable, shall use its best efforts, or if applicable cause the related borrower, to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, shall not cause a qualification, withdrawal or downgrading of any of the ratings assigned to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

    Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or
(y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the

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Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

   See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

INSPECTIONS

    The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of
(a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months, in each case commencing in August 1998 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

    The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 15 of each year, beginning April 15, 1998, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated, based on an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, except for such exceptions stated in such report.

   The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 15 of each year, beginning April 15, 1998, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer, and that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans.

CERTAIN MATTERS REGARDING THE SELLER, THE MASTER SERVICER AND THE SPECIAL
SERVICER

    Each of the Master Servicer and each Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement in connection with the sale or transfer of a substantial

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portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

   The Pooling Agreement also provides that none of the Seller, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Seller, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or
(ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations or duties thereunder. The Pooling Agreement further provides that the Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, in each case by the person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling Agreement, or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

   In addition, the Pooling Agreement provides that none of the Seller, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Seller, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

   The Seller is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Seller undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Seller will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

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    Any person into which the Seller or the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Seller or the Master Servicer is a party, or any person succeeding to the business of the Seller or the Master Servicer, will be the successor of the Seller or the Master Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Seller or the Master Servicer under the Pooling Agreement.

EVENTS OF DEFAULT

    Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Middle-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account or Class M Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement; or (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Master Servicer by the Seller or the Trustee, or to the Master Servicer and to the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class and if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; or (iii) any failure by the Master Servicer to make any Advances as required pursuant to the Pooling Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Master Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations.

   Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement; or
(ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Seller or the Trustee, or to the Special Servicer, the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) confirmation in writing by any Rating Agency that not terminating the Special Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations; or (v) the Special Servicer has acquired a direct or indirect ownership interest in any Affiliate Loan.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) described in clause (v) in the second preceding paragraph occurs, the rights and obligations of the Master Servicer under the Pooling Agreement shall automatically terminate. Notwith-

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standing the foregoing, upon any termination of the Master Servicer under the
Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by Fitch and DCR and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

   If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling Agreement may be amended at any time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to

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cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein;
(iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC, the Middle-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

    The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class M, Class R, Class MR, and Class LR Certificates, (b) 0.25% in the case of the Class X-1A Certificates, until the Distribution Date in July 2000, and 0% thereafter, 0% in the case of the Class X-1B Certificates until the Distribution Date in July 2000, and 0.25% thereafter and 2.0% in the case of the Class X-2 Certificates; provided that the Voting Rights of each of the Class X-1A, X-1B and Class X-2 Certificates will be reduced to zero upon the reduction of the Notional Amount of each such Class to zero; (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), (c) in the case of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS; MODIFICATIONS

    SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS; EXTENSIONS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

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    Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose or elect to grant up to two consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first anniversary thereof in the case of the second extension), the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments in the case of the second extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the servicing standard described herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related manager unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

    The Special Servicer will not agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The "Extended Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule which would fully amortize such principal balance and accrued interest over a term that does not extend past the date occurring two years prior to the Rated Final Distribution Date (commencing on the maturity date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include interest at a rate lower than the related Default Rate (but, except as otherwise provided in the Pooling Agreement, not lower than the related Mortgage Rate). In no event will the Special Servicer be permitted to extend any Mortgage Loan at a rate lower than the Mortgage Rate.

   The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related Maturity Date and (ii) waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

   STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

    Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and
(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

    The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

   Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation and agreement by the Master Servicer, may elect not to foreclose or institute similar proceedings or modify the loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation and agreement by the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

    MODIFICATIONS. During the term of a Mortgage Loan, the Special Servicer, may, consistent with the Servicing Standard, agree to modify such Specially Serviced Mortgage Loan to reduce the amount of principal (but, except as otherwise provided below, not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3% of all Voting Rights may direct the Special Servicer not to agree to any such modification. The Special Servicer will promptly provide a copy of such proposed modification to the Master Servicer, the Rating Agencies and the Trustee. The Trustee will, within five Business Days, notify, in writing, all of the Certificateholders that have Voting Rights of such proposed modification. For purposes of determining whether Certificateholders representing 66 2/3% of all Voting Rights have directed the Special Servicer not to agree to such modification, each Certificateholder will have 15 days to respond to such notice, and any Certificateholder that has not responded within such time period will be deemed to have consented to such modification. In the event that the Special Servicer is directed not to agree to such modification, the Special Servicer will continue to have the options described elsewhere herein, including foreclosure, subject to the following paragraph, or, if applicable, extension of the related Mortgage Loan.

    Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Specially Serviced Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (the "Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation; (b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as result of such modification, waiver or amendment may result in an Interest Shortfall to any Class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Premium or Prepayment Lockout Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Principal Amount of the Directing Class less the sum of (x) the aggregate amount of Appraisal Reduction Amounts then outstanding and (y) the aggregate amount of Interest Shortfalls and Reduction Interest Shortfalls then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. For the purpose of determining the Percentage Interest of the Directing Class, the Certificates held by any Certificateholder that holds, or whose affiliate holds, any debt of any of the borrowers, or any of the affiliates of the borrowers, under the Mortgage Loans, shall not be taken into consideration. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate Class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in clauses (b) and (f) shall include the second most subordinate Class of Certificates and the amount by which principal can be reduced shall not be in excess of 80% of the aggregate principal balance of both such Classes less the items specified in clauses (f)(x) and (y) above. A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceding paragraph.

   The Master Servicer or the Special Servicer, as applicable, shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulations Section 1.860G-2(b)(3), as evidenced by an Opinion of Counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

    The Seller and, if the Seller does not exercise its option, the Master Servicer and, if neither the Seller nor the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and the Montehiedra Partner Loans and all property acquired in respect of any Mortgage Loan or the Montehiedra Partner Loans remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of
(A) 100% of the outstanding principal balance of each Mortgage Loan and the Montehiedra Partner Loans included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan and the Montehiedra Partner Loans (including any Mortgage Loans and the Montehiedra Partner Loans as to which title to the related Mortgaged Property (or the pledged collateral in the case of the Montehiedra Partner Loans) has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and the Montehiedra Partner Loans and all other property acquired in respect of any Mortgage Loan or the Montehiedra Partner Loans in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates (or interest rate in the case of the Montehiedra Partner Loans). There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

   Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.

THE TRUSTEE

   LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group-GSMSCII-GL I.

    The Trustee may resign at any time by giving written notice to the Seller, the Master Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Seller will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Seller may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Seller, the Master Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by Fitch and DCR and "Aa2" by Moody's, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and the Fiscal Agent under the Pooling Agreement, the Trustee and the Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Seller and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

DUTIES OF THE TRUSTEE

    The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

    In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

   In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Seller, based upon reports, documents, and other information provided to the Trustee, will file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

    The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee (in which event, the Fiscal Agent shall be deemed to have been removed), (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Seller and the Trustee. Except as provided in (iii) above, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Middle-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, Class M Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information in the first sentence under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Middle-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, Class M Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

   In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer, Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

THE MASTER SERVICER

   GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the Master Servicer. The following information has been provided by GMACCM. None of the Seller, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

   GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of December 31, 1996, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $24.8 billion in aggregate outstanding principal amounts. Neither the Master Servicer, its parent nor any of its affiliates will guarantee the Certificates or the assets included in the Trust Fund.

   Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Seller and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing
Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution
Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12 times a per annum rate of (a) with respect to the Cadillac Fairview Pool Loan, .0385%; (b) with respect to the Century Plaza Towers Loan, .0335%; (c) with respect to each of the 380
Madison Loan and the Ritz Plaza Loan, .0485%; (d) with respect to each Component of the AAPT Pool Loan and with respect to the CAP Pool Loan,
 .0585%; (e) with respect to the Whitehall Pool Loan, .0735%; and (f) with respect to the Montehiedra Loan, .0635% (in each case, the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan or Component, provided, that such amounts shall be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect

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to Principal Prepayments received during the related Collection Period, the
Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (but not the fees payable to the Trustee) for the related Distribution Date shall be reduced up to the amount sufficient to fully offset such Prepayment Interest Shortfalls. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law). The Servicing Fee includes certain amounts which will be paid to the Seller as compensation for arranging on-going monitoring and surveillance of the Certificates by the Rating Agencies and for certain filing fees and related expenses.

   In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

   The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.

SPECIAL SERVICERS

   GMACCM will initially be appointed as special servicer of the Mortgage Loans, other than the Century Plaza Towers Loan and the Whitehall Pool Loan, and AMRESCO Management, Inc., a Texas corporation ("AMRESCO Management"), will initially be appointed as special servicer of the Century Plaza Towers Loan and the Whitehall Pool Loan (GMACCM and AMRESCO Management in such capacity, or any party succeeding GMACCM or AMRESCO Management in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

    AMRESCO Management is a wholly owned subsidiary of AMRESCO, INC., a publicly traded (NASDAQ) company. The principal offices of AMRESCO Management are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

   AMRESCO Services, L.P., is a Delaware limited partnership and a wholly-owned subsidiary of AMRESCO, INC. The principal offices of AMRESCO Services are located at 235 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30303. AMRESCO Services, L.P. was formed in July, 1997 and all of the assets and employees of the AMRESCO Services operating division of AMRESCO Management were transferred to it effective as of August 1, 1997.

    As of May 31, 1997, AMRESCO, INC.'s portfolio consisted of approximately 9,681 loans with an aggregate principal balance of approximately $18.3 billion. The portfolio is significantly diversified both geographically and by product type. AMRESCO Management will provide special servicing for the Century Plaza Towers Loan and the Whitehall Pool Loan and AMRESCO Services will subservice the Century Plaza Towers Loan.

   In addition to AMRESCO Services' loan servicing capabilities, AMRESCO Management has expertise in all areas of asset management including loan workouts, asset valuation, environmental reviews, and REO management and disposition and is an active purchaser of unrated and sub-investment grade interests in commercial mortgage backed securities. The principal task of AMRESCO Management's asset management division is the management, turnaround, and capital recovery of

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distressed and underperforming real estate loans and foreclosed real estate assets. The asset management division of AMRESCO Management and AMRESCO Services, is also responsible for the valuation of portfolios in connection with the purchase of commercial mortgage backed securities.

    The information concerning AMRESCO Management and AMRESCO Services set forth herein has been provided by AMRESCO Management and AMRESCO Services and none of the Seller, the Master Servicer, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

   The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates and the Coupon Strip Certificates are the only Classes outstanding, the Class A Certificates and the Coupon Strip Certificates together will be treated as the subordinate Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

    The Pooling Agreement provides that if the Master Servicer is acting as the Special Servicer with respect to a Mortgage Loan, and the Master Servicer acquires any Affiliate Loan related to such Mortgage Loan, the Master Servicer shall promptly resign as Special Servicer with respect to such Mortgage Loan, and if the Master Servicer fails to promptly resign, the Trustee will be required to terminate the Master Servicer as Special Servicer with respect to such Mortgage Loan, and the holders of the most subordinate Class of Certificates then outstanding will then appoint a successor Special Servicer.

   Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of (i) 1/12 times a per annum rate of .35% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to .75% of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to .75% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Responsible Party as described herein under "--Representations and Warranties; Repurchase," (ii) by the Master Servicer, the Seller or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.

MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the Master Servicer's or the Special Servicer's duties pursuant to the Pooling Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The

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Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest, (ii) any Certificateholder that is also the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan, and (iii) the Special Servicer may not be the holder of any debts of the affiliates of the borrowers under the Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Trustee is obligated to mail to each Certificateholder, to the Seller, the Paying Agent, the Master Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling Agreement. Certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement No. 272. In addition, to the extent provided to it by the Master Servicer, the Trustee shall make available upon request to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Master Servicer solely from information provided to the Master Servicer pursuant to the Mortgage Loans without modification, interpretation or analysis (except that the Master Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Master Servicer shall not be responsible for the completeness or accuracy of such information (except that the Master Servicer will use its best efforts to correct patent errors). Certain information regarding the Mortgage Loans will be made available by the Trustee in electronic format through a dial-up bulletin board service available by calling (714) 282-3990. The Master Servicer may but is not required to make available certain additional information over the Internet. A form of the monthly reports is included herein as Exhibit D. Within a reasonable period of time after each calendar year, the Trustee is obligated to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

   The Trustee will mail to each Certificateholder upon written request (provided that each Certificateholder may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), the Current Report on Form 8-K filed by the Trustee, which will include copies of all quarterly and annual summaries and a list of all quarterly and annual financial statements and other financial and property information of the borrowers provided to the Master Servicer pursuant to the Mortgage Loans (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) as well as notice of certain events with respect to the Mortgage Loans which may affect Certificateholders, such as amendments, modifications and waivers, imminent or actual defaults and proposed prepayments. Additionally, the Master Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Master Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous sentence and provided to the Master Servicer pursuant to the Mortgage Loans.

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                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 27.7% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), New York (approximately 23.3% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Virginia (approximately 10.9% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Pennsylvania (approximately 8.1% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Puerto Rico (approximately 5.4% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Louisiana (approximately 5.2% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), and Mississippi (approximately 5.2% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

   California, New York, Virginia, Pennsylvania, Puerto Rico, Louisiana and Mississippi and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

   California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following the non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

   Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York, liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.

   Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but rarely is, used. In a non-judicial foreclosure, public notice of the trustee's sale, containing

                              S-263
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certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the Trustee may sell the real estate, usually acting through an auctioneer. In a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a sheriff or court-appointed commissioner in chancery. In either type of foreclosure sale, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, for certain circumstances and for certain time periods, a lienholder has the statutory right to obtain a court-appointed receiver, either with or without notice to the borrower, to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions.

   Mortgage Loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

   Commercial mortgage loans in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take any separate action under the promissory or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshall or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Mortgage loans in Louisiana are generally secured by special conventional mortgages on the related real estate. Foreclosure may be by ordinary or executory process. Ordinary process involves judicial trial proceedings resulting in a judgment and a writ of fieri facias with the property being sold. Executory process is available where the mortgage is granted in an authentic act before a notary public and witnesses. Executory process requires the filing of a petition in court to which is attached the original note and a certified copy of the mortgage which results in a writ of seizure and sale being issued to the appropriate sheriff who auctions the property. There is no right of redemption after foreclosure sale. In certain cases, deficiency judgments may be obtained. Receivers, known in Louisiana as "Keepers", may be appointed at the time the petition for foreclosure is filed.

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    Under Mississippi law, a deed of trust can be foreclosed by a proceeding in the chancery court or by a sale in accordance with its terms and applicable statutory procedures. The contractual power of sale is a widely accepted method of foreclosing on a Mississippi deed of trust. There is no period of redemption under Mississippi law following a valid foreclosure, regardless of whether it is effected through judicial proceeding or power of sale. In addition, Mississippi statutes do not restrict a secured creditor from seeking a deficiency judgment, so long as the action is commenced within one year of the date of the foreclosure or non-judicial sale of the mortgaged property. Mississippi courts have held, however, that a secured creditor bears the burden of proving entitlement to a deficiency judgment under principles of equity, which proof must include a showing that the creditor has endeavored to collect the debt from the mortgaged property and that the value of the property obtained through foreclosure did not satisfy the debt. In Mississippi, liens for unpaid real estate taxes have priority over the lien of a previously recorded deed of trust.

   In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be inequitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

   Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Seller to pay the purchase price of the Mortgage Loans.

                       FEDERAL INCOME TAX CONSEQUENCES

    Elections will be made to treat the portion of the Trust Fund exclusive of the Reserve Accounts, the Lock Box Accounts, the Excess Interest, the Excess Interest Distribution Account, the Default Interest, the Class Q Distribution Account, the Montehiedra Partner Loans and the Class M Distribution Account, and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Seller, such portion of the Trust Fund will qualify, as three separate REMICs (the "Upper-Tier REMIC", the "Middle-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts and the Lock Box Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier
REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest and exclusive of certain portions of the interest payable on the AAPT LIBOR Components, which will be deposited directly into the Middle-Tier REMIC and the Upper-Tier REMIC), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Middle-Tier REMIC and (ii) the Class
LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Middle-Tier REMIC will hold the Lower-Tier Regular Interests, a portion of the interest payable on the AAPT LIBOR Components and the Middle-Tier Distribution Account in which distributions thereon will be deposited, and will issue (i) certain uncertificated classes of regular interests (the "Middle-Tier Regular Interests") and (ii) the Class MR Certificates, which will represent the sole Class of residual interests in the Middle-Tier REMIC. The Upper-Tier REMIC will hold the Middle-Tier REMIC Regular Interests, a portion of the interest payable

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on the AAPT LIBOR Components and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class A-1, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E and Class F Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, it is anticipated that the rights to Excess Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Default Interest (subject to an obligation to pay interest on Advances to the Master Servicer, Special Servicer or Trustee, as the case may be) in respect of the Mortgage Loans and the Class Q
Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes. The Class M Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Montehiedra Partner Loans and the Class M Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(5)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

   A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(5)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for such treatment. A beneficial owner's interest in an Offered Certificate will constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the portion of the Ritz Plaza Loan not attributable to commercial use. The Lower-Tier REMIC, the Middle-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

   The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Excess Interest as such amounts are received or accrued by the Trust Fund, based on their own methods of accounting. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates--General" in the Prospectus.

    It is anticipated that the regular interests represented by the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be issued at a premium for federal income tax purposes.

   Although unclear for federal income tax purposes, it is anticipated that the Class X-1A and Class X-2 Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount on the Class X-1A and Class X-2 Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X-1A or Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X-1A and Class X-2 Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Seller does not intend to treat the payments of interest on the Class X-1A and Class X-2 Certificates as contingent interest.

   The prepayment assumption that will be used to accrue original issue discount, to amortize premium of an initial owner, or to determine whether original issue discount is de minimis will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Yield on the Offered Certificates" above.

   Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

   At any time subsequent to the acquisition of the Montehiedra Property as REO Property, the Trust Fund, as a non-resident of the Commonwealth of Puerto Rico, will be subject to 29% Commonwealth of Puerto Rico withholding tax on gross rental income from the Montehiedra Property if it is not deemed to be engaged in a trade or business within the Commonwealth of Puerto Rico. The Trust Fund could also be subject to taxation of gain or loss and tax return filing requirements in the Commonwealth of Puerto Rico upon disposition of the Montehiedra Property. Such Puerto Rico taxes would reduce the proceeds of the Montehiedra Property available to pay unpaid interest and principal on the Montehiedra Loan. Investors should consult their own tax advisors regarding the specific tax consequences of ownership of the Montehiedra Property as REO Property by the Trust Fund.

                             ERISA CONSIDERATIONS

    The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan of the Class B, Class C, Class D, Class E, Class F and Class G Certificates (the "Subordinate Offered Certificates") is restricted. See "Description of the Offered Certificates--Transfer Restrictions." Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Section 4975 of the Code with respect to the purchase, holding or disposition of the Subordinate Offered Certificates. For purposes of the following discussion all references to the Offered Certificates, unless otherwise indicated, shall be deemed to exclude the Subordinate Offered Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the

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Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 89-88, 54 Fed. Reg. 42581 (October 17, 1989), as amended, 55 Fed. Reg. 48939 (November 23,
1990)), referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, DCR, Fitch or Standard & Poor's Ratings Group ("S&P");

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

        (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

        (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

        (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Seller, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Offered Certificates.

    The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A and Class X-2 Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, UNLESS SUCH PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

   If the assets of the Century Towers Borrower were deemed to be Plan assets, and if the purchase of an Offered Certificate (including, for purposes of this paragraph, a Subordinate Offered Certificate) were deemed to be an indirect loan to the Century Towers Borrower, then the purchase of an Offered Certificate by an investor that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code (each, a "Party in Interest") with respect to a Plan whose assets are invested in the Century Towers Borrower may constitute a prohibited transaction under ERISA or the Code. There are certain prohibited transaction exemptions which may apply to the purchase of an Offered Certificate by such a Party in Interest, including Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to certain transactions effected by a "qualified professional asset manager"), PTCE 96-23 (relating to certain transactions effected by an "in-house asset manager"), PTCE 90-1 (relating to certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (relating to certain transactions involving bank collective investment funds), and Prohibited Transaction Exemption 84-142 (relating to certain transactions arising in connection with real estate investments by pension trusts with respect to which AT&T Corp. serves as named fiduciary). Prior to purchasing an Offered Certificate, an investor should, in consultation with its legal advisers, determine whether it is a Party in Interest with respect to a Plan whose assets are invested in the Century Towers Borrower and should make its own determination as to the need for and availability of exemptive relief under ERISA and the Code. In particular, any investor with a relationship to a Plan whose interest in the Commingled Fund, when combined with the interests of any other Plans maintained by the same employee or employee organization, exceeds ten percent of the total of all interests in such fund, or a Plan covering employees of General Motors Corporation or its subsidiaries, or a Plan which has invested in TREET, should consult with its legal advisers regarding whether such relationship would preclude relief under one or more of the foregoing exemptions.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates of any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement between the Seller and the Underwriter, the Offered Certificates will be purchased from the Seller by the Underwriter, an affiliate of the Seller and GSMC, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be $1,005,685,202, plus accrued interest, if any, from August 1, 1997 (or August 14, 1997 in the case of the Class A-1 Certificates), before deducting expenses payable by the Seller.

   In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts. One or more affiliates of the Underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.

   GSMC, the Seller and the Underwriter will, upon the initial issuance of the Certificates, be affiliated with the Whitehall Borrower and the Cadillac Fairview Borrowers, and GSMC was, at the origination of the loans to such borrowers, affiliated with such borrowers. GSMC, an affiliate of the Underwriter and the Seller, currently holds the AAPT Parent Loans and the CAP Parent Loan, and an option to repurchase the Whitehall Partner Loan from GMACCM, and if GSMC were to foreclose on the collateral for any of these loans following an event of default, GSMC would become the owner of the AAPT Borrowers, the CAP Borrower or the Whitehall Borrower, as applicable. Certain affiliates of the Underwriter, including GSMC and the Seller, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--The Mortgage Loans--Other Financing", "--Conflicts of Interest", "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the

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Mortgage Loans--The AAPT Pool Loan--The AAPT Parent Loans", "--The CAP Pool
Loan--The CAP Parent Loan", "--The Whitehall Pool Loan--The Whitehall Partner Loans", and "--The Montehiedra Loan--The Montehiedra Partner Loan".

   The Seller has been advised by the Underwriter that, subject to applicable laws and regulations, it currently intends to make a market in the Offered Certificates following completion of the offering. However, it is not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. There can be no assurance that an active trading market will develop or be sustained following the completion of the offering.

   As and to the extent required by applicable law, this Prospectus Supplement and the accompanying Prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

   The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   In connection with the offering, the Underwriter may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by the Underwriter in connection with the offering. Short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Certificates than they are required to purchase from the Seller in the offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-deals in respect of the securities sold in the offering may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

   This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 (as amended).

                                   EXPERTS

   The combined financial statements of Certain Entities Under Common Control of Cadillac Fairview S.C. Finance Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ending December 31, 1996, have been included in this Prospectus Supplement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

   The audited statements of revenue and certain expenses of the Century Plaza Towers for the years ended December 1996, 1995 and 1994 included in this Prospectus Supplement have been audited by Ernst & Young LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

   Cushman & Wakefield, Inc. and Koeppel Tener Real Estate Services, Inc. are each an independent real estate brokerage, appraisal, management and consulting firm, and have appraised the current fair

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market value of the Mortgaged Properties. The results of such appraisals and references to such firms are set forth in the information included in this Prospectus Supplement under the heading "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Borrowers and the Properties" and in the complete report available for inspection at the corporate trust office of the Trustee, and such summary report, together with information based on the complete report included in this Prospectus Supplement, have been included in this Prospectus Supplement in reliance upon the authority of Cushman & Wakefield, Inc. and Koeppel Tener Real Estate Services, Inc. as experts on real estate appraisals.

                       VALIDITY OF OFFERED CERTIFICATES

   The validity of the Offered Certificates will be passed upon for the Seller by Sullivan & Cromwell, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Seller by Cadwalader, Wickersham & Taft.

                                   RATINGS

    It is a condition to the issuance of the Offered Certificates that (i) each of the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class X-1A, Class X-1B and Class X-2 Certificates be rated "AAA" by each of Fitch and DCR and "Aaa" by Moody's; (ii) the Class B Certificates be rated "AA" by each of Fitch and DCR and "Aa2" by Moody's; (iii) the Class C Certificates be rated "AA-" by each of Fitch and DCR and "Aa3" by Moody's; (iv) the Class D Certificates be rated "A-" by Fitch, "A" by DCR and "A2" by Moody's; (v) the Class E Certificates be rated "A-" by each of Fitch and DCR and "A3" by Moody's; (vi) the Class F Certificates be rated "BBB" by each of Fitch and DCR and "Baa2" by Moody's and (vii) the Class G Certificates be rated "BBB-" by Fitch. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X-1A and Class X-2 Certificates, distributions of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the Adjusted WAC Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans and by the existence of Group 1 Difference Amounts and the related Adjusted LIBOR Rate. See "Risk Factors" herein and "Yield Considerations" in the Prospectus.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-1A or Class X-2 Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X-1A or Class X-2 Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X-1A or Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will

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nevertheless have been paid, and such result is consistent with the rating received on each of the Class X-1A or Class X-2 Certificates. Accordingly, the ratings of the Class X-1A or Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Seller's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

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                       INDEX OF SIGNIFICANT DEFINITIONS

380 Madison Additional Debt ..................................              S-57
380 Madison Borrower .........................................       S-20, S-105
380 Madison Defeasance Date ..................................             S-155
380 Madison Defeasance Deposit ...............................             S-156
380 Madison Interest Rate ....................................       S-20, S-155
380 Madison Loan .............................................              S-20
380 Madison Loan Trigger Event ...............................             S-157
380 Madison Master Lease ..................................... S-20, S-53, S-105
380 Madison Master Lease Termination Date ....................             S-105
380 Madison Master Lessee ....................................       S-53, S-105
380 Madison Maturity Date ....................................       S-20, S-154
380 Madison Monthly Debt Service Payment Amount ..............             S-155
380 Madison Permitted Encumbrances ...........................             S-105
380 Madison Property .........................................       S-20, S-105
AALDI ........................................................             S-101
AAP 1-49 .....................................................             S-101
AAPOP 1 ......................................................             S-101
AAPT .........................................................             S-150
AAPT Acceptable Manager ......................................             S-150
AAPT Additional Fixed Monthly Debt Service Payment Amount  ...             S-140
AAPT Adjusted Base Rate ......................................             S-143
AAPT Allocated Loan Amount ...................................             S-145
AAPT Borrower ................................................              S-16
AAPT Borrowers ...............................................              S-16
AAPT Credit Facility .........................................             S-147
AAPT Debt Service Coverage Ratio .............................             S-145
AAPT Defeasance Date .........................................             S-144
AAPT Defeasance Deposit ......................................             S-144
AAPT Excess Cash Flow ........................................             S-141
AAPT Excess Fixed Interest ...................................       S-16, S-139
AAPT Excess Interest .........................................       S-18, S-140
AAPT Excess LIBOR Interest ...................................       S-17, S-140
AAPT Fixed Component .........................................       S-15, S-139
AAPT Fixed Component Anticipated Repayment Date ..............       S-16, S-139
AAPT Fixed Monthly Debt Service Payment Amount ...............             S-140
AAPT Initial Fixed Interest Rate .............................       S-16, S-139
AAPT Initial Fixed Monthly Debt Service Payment Amount  ......             S-140
AAPT Interest Rate Cap Agreement .............................             S-142
AAPT LIBOR A Component .......................................       S-15, S-139
AAPT LIBOR A Interest Rate ...................................       S-16, S-139
AAPT LIBOR B Component .......................................       S-15, S-139
AAPT LIBOR B Interest Rate ...................................       S-16, S-139
AAPT LIBOR Component Anticipated Repayment Date ..............       S-16, S-139
AAPT LIBOR Component Prepayment Premium ......................             S-142
AAPT LIBOR Components ........................................       S-15, S-139
AAPT LIBOR Interest Rate .....................................       S-16, S-139
AAPT LIBOR Monthly Debt Service Payment Amount ...............             S-140
AAPT LIBOR Revised Interest Rate .............................             S-140
AAPT Maturity Date ...........................................             S-139

                              S-274

AAPT Parent Borrower .........................................             S-154
AAPT Parent Borrowers ........................................       S-58, S-154
AAPT Parent Lender ...........................................             S-153
AAPT Parent Loans ............................................       S-58, S-153
AAPT Permitted Encumbrances ..................................             S-101
AAPT Permitted Owner .........................................             S-149
AAPT Pledged Subsidiary ......................................       S-58, S-154
AAPT Pool Loan ...............................................              S-15
AAPT Properties .............................................. S-16, S-101, S-139
AAPT Property ................................................       S-16, S-101
AAPT Property Management Agreements ..........................             S-104
AAPT Property Manager ........................................             S-104
AAPT Property Managers .......................................             S-104
AAPT Release Amount  .........................................             S-145
AAPT Release Price ...........................................             S-145
AAPT Revised Fixed Interest Rate .............................       S-16, S-139
AAPT Revised Fixed Monthly Debt Service Payment Amount  ......             S-140
AAPT Revised LIBOR A Interest Rate ...........................       S-17, S-140
AAPT Revised LIBOR B Interest Rate ...........................       S-17, S-140
AAPT Revised LIBOR Interest Rate .............................              S-17
AAPT Sub-Groups ..............................................             S-102
AAPT Substitute Property .....................................             S-150
AAPT Successor Borrower ......................................             S-145
ACMs .........................................................              S-54
ADA ..........................................................              S-63
Additional Funds .............................................             S-157
Additional Parking Rent ......................................             S-100
Adjusted LIBOR Rate ..........................................       S-29, S-201
Adjusted Total Assets ........................................             S-195
Adjusted WAC Rate ............................................       S-31, S-202
Advance Rate .................................................             S-243
Advances .....................................................             S-242
Affiliate Loans ..............................................              S-58
Allocated Loan Amount ........................................ S-77, S-125,
                                                               S-145, S-164,
                                                                           S-175
AMRESCO Management ...........................................        S-9, S-260
AMRESCO Services .............................................               S-9
Annual Debt Service ..........................................              S-77
Annualized Base Rent .........................................              S-78
Anticipated Repayment Date ...................................   S-6, S-74, S-77
Anticipated Repayment Date Balance ...........................              S-78
Anticipated Repayment Date LTV ...............................              S-78
Anticipated Term .............................................              S-78
Appraisal Reduction Amount ...................................             S-210
Appraisal Reduction Event ....................................             S-210
ARD LTV ......................................................         S-6, S-78
Asbestos Work ................................................             S-156
Available Funds ..............................................             S-198
Average Base Rent Per Square Foot ............................              S-78
Balloon Payment ..............................................             S-199
Bank Space ...................................................             S-156

                              S-275

Bankruptcy Code ..............................................              S-51
Base Amount ..................................................             S-127
Base Interest Fraction .......................................             S-207
Base Parking Rent ............................................             S-100
Base Rate ....................................................             S-143
Beneficial Owners ............................................             S-105
Best's .......................................................             S-137
Blackstone Capital ...........................................             S-128
Blackstone Equity ............................................             S-128
Blackstone II ................................................             S-128
Blackstone IV ................................................             S-128
BRE/CF .......................................................             S-128
Business Day .................................................       S-10, S-142
Cadillac Fairview Allocated Loan Amount ......................             S-125
Cadillac Fairview Anticipated Repayment Date .................       S-13, S-122
Cadillac Fairview Base Amount ................................             S-124
Cadillac Fairview Borrowers ..................................        S-12, S-86
Cadillac Fairview Debt Service Coverage Ratio ................             S-125
Cadillac Fairview Defeasance Date ............................             S-124
Cadillac Fairview Defeasance Deposit .........................             S-124
Cadillac Fairview Excess Cash Flow ...........................             S-123
Cadillac Fairview Excess Interest ............................       S-13, S-123
Cadillac Fairview Initial Interest Rate ......................       S-13, S-122
Cadillac Fairview Maturity Date ..............................       S-13, S-122
Cadillac Fairview Monthly Debt Service Payment Amount  .......             S-123
Cadillac Fairview Permitted Encumbrances .....................              S-86
Cadillac Fairview Permitted Owner ............................             S-128
Cadillac Fairview Pool Loan ..................................              S-12
Cadillac Fairview Properties ................................. S-12, S-86, S-122
Cadillac Fairview Release Amount .............................             S-125
Cadillac Fairview Revised Interest Rate ......................       S-13, S-123
Cadillac Fairview Trigger Event ..............................             S-126
Cadillac Fairview U.S. .......................................      S-127, S-128
CAP Acceptable Manager .......................................             S-169
CAP Allocated Loan Amount ....................................             S-164
CAP Anticipated Repayment Date ...............................       S-21, S-162
CAP Borrower .................................................       S-21, S-108
CAP Credit Facility ..........................................             S-166
CAP Debt Service Coverage Ratio ..............................             S-164
CAP Defeasance Date ..........................................             S-163
CAP Defeasance Deposit .......................................             S-163
CAP Excess Cash Flow .........................................             S-162
CAP Excess Interest ..........................................       S-21, S-162
CAP Initial Interest Rate ....................................       S-21, S-162
CAP Maturity Date ............................................       S-21, S-162
CAP Monthly Debt Service Payment Amount ......................             S-162
CAP Parent Borrower ..........................................       S-58, S-172
CAP Parent Lender ............................................             S-172
CAP Parent Loan ..............................................       S-58, S-172
CAP Permitted Encumbrances ...................................             S-108
CAP Permitted Owner ..........................................             S-168

                              S-276

CAP Pool Loan ................................................              S-21
CAP Properties ............................................... S-21, S-108, S-161
CAP Property Management Agreements ...........................             S-110
CAP Property Manager .........................................             S-110
CAP Property Managers ........................................             S-110
CAP Release Amount ...........................................             S-165
CAP Release Price ............................................             S-164
CAP Revised Interest Rate ....................................       S-21, S-162
CAP Sub-Groups ...............................................             S-108
CAP Substitute Property ......................................             S-169
CAP Successor Borrower .......................................             S-164
CAPI .........................................................             S-169
CEDEL ........................................................   S-1, S-11, S-70
CEDEL Participants ...........................................             S-213
Century Additional Debt ......................................              S-58
Century Plaza Towers Loan ....................................              S-14
Century Towers Anticipated Repayment Date ....................       S-14, S-132
Century Towers Beneficial Owners .............................        S-14, S-96
Century Towers Borrower ......................................        S-14, S-96
Century Towers Defeasance Date ...............................             S-133
Century Towers Defeasance Deposit ............................             S-133
Century Towers Due Date ......................................             S-132
Century Towers Environmental Reports .........................              S-98
Century Towers Excess Cash Flow ..............................             S-132
Century Towers Excess Interest ...............................       S-15, S-132
Century Towers Facility Management Agreement .................             S-100
Century Towers Initial Interest Rate .........................       S-14, S-132
Century Towers Maturity Date .................................             S-132
Century Towers Monthly Debt Service Payment Amount  ..........             S-132
Century Towers OREA ..........................................              S-99
Century Towers Parking Facility ..............................       S-96, S-132
Century Towers Parking Facility Tenant .......................              S-96
Century Towers Permitted Encumbrances ........................              S-96
Century Towers Property ...................................... S-14, S-96, S-132
Century Towers Property Management Agreement .................             S-100
Century Towers Property Manager ..............................             S-100
Century Towers Qualified Transferees .........................             S-136
Century Towers Revised Interest Rate .........................       S-14, S-132
Century Towers Triggering Event ..............................             S-135
CERCLA .......................................................              S-54
Certificate Owners ...........................................             S-213
Certificate Principal Amount .................................               S-3
Certificate Registrar ........................................             S-211
Certificateholder ............................................             S-211
Certificates .................................................          S-1, S-9
CF Inc. ......................................................       S-86, S-128
CFC ..........................................................              S-86
CFCL .........................................................        S-12, S-86
CF-SCF .......................................................              S-86
CFUS Holding .................................................      S-127, S-128
Chase ........................................................             S-107

                              S-277

Chilled Water Agreement ......................................              S-99
Class ........................................................        S-3, S-196
Class A Certificates .........................................             S-196
Class A-2A Component .........................................             S-197
Class A-2B Component .........................................             S-197
Class A-2C Component .........................................             S-197
Class A-2D Component .........................................             S-197
Class B Component ............................................             S-197
Class C Component ............................................             S-197
Class D Component ............................................             S-197
Class E Component ............................................             S-197
Class F Component ............................................             S-197
Class G Component ............................................             S-197
Class M Distribution Account .................................             S-244
Class Q Distribution Account .................................             S-244
Class X-1 Certificates .......................................             S-196
Class X-1A Prepayment Factor .................................       S-37, S-207
Code .........................................................              S-42
Collection Account ...........................................             S-243
Collection Period ............................................             S-199
Commingled Fund ..............................................        S-14, S-96
Commission ...................................................             S-258
Company Control Group ........................................             S-129
Component ....................................................       S-15, S-139
Component Notional Amount ....................................             S-197
Composite 3:30 p.m. Quotation ................................             S-143
Coupon Strip Certificates ....................................              S-29
Cross-over Date ..............................................       S-36, S-207
Cut-Off Date .................................................              S-10
Cut-Off Date Allocated Loan Amount ...........................              S-77
Cut-Off Date LTV .............................................         S-6, S-78
DCR ..........................................................              S-43
Debt Service Coverage Ratio ..................................              S-77
Default Interest .............................................             S-200
Default Rate .................................................             S-200
Defeasance Lockout Period ....................................              S-26
Definitive Certificate .......................................             S-211
Department ...................................................             S-267
Depositories .................................................             S-211
Directing Class ..............................................             S-255
Distribution Date ............................................        S-3, S-197
Dover Mall Ground Lease ......................................              S-61
DSCR .........................................................         S-6, S-77
DTC ..........................................................         S-1, S-11
Due Date .....................................................              S-10
Eligible Bank ................................................             S-245
EPA ..........................................................              S-55
ERISA ........................................................       S-42, S-267
ERISA Plan ...................................................      S-149, S-168
Euroclear ....................................................   S-1, S-11, S-70
Euroclear Participants .......................................             S-213

                              S-278

Event of Default .............................................             S-249
Excess Cash Flow .............................................              S-68
Excess Interest ..............................................       S-69, S-200
Excess Interest Distribution Account .........................             S-244
Excess Prepayment Interest Shortfall .........................             S-209
Excess Rate ..................................................             S-200
Exemption ....................................................       S-42, S-268
Existing Finance Facility ....................................             S-195
Extended Monthly Payment .....................................             S-252
Federal Funds Rate ...........................................             S-143
First P&I Date ...............................................              S-78
Fiscal Agent .................................................         S-3, S-10
Fitch ........................................................              S-43
Fixed Voting Rights Percentage ...............................             S-251
Form 8-K .....................................................              S-85
FPGT .........................................................              S-96
FRGT .........................................................              S-14
GAAP .........................................................              S-75
Galleria at White Plains .....................................              S-86
GLA ..........................................................              S-78
GMACCM .......................................................             S-259
GMACCM Responsible Party Agreement ...........................              S-72
Group 1 Components ...........................................       S-30, S-197
Group 1 Difference Amount ....................................       S-31, S-203
Group 1 WAC Rate .............................................       S-31, S-202
Group 2 Loans ................................................       S-30, S-197
Group 2 WAC Rate .............................................       S-31, S-202
GSMC .........................................................          S-1, S-9
H.15(519) ....................................................             S-143
holder .......................................................             S-211
Holders ......................................................             S-213
Hookston Ground Lease ........................................       S-61, S-112
HRO ..........................................................             S-107
Hypo Bank ....................................................              S-96
Income Account ...............................................             S-183
Indirect Participants ........................................             S-212
Initial Class A-1 Margin .....................................       S-37, S-207
Initial Interest Rate ........................................              S-69
Interest Accrual Amount ......................................       S-33, S-200
Interest Accrual Period ......................................             S-200
Interest Distribution Amount .................................       S-32, S-200
Interest Period ..............................................             S-142
Interest Reserve Account .....................................             S-244
Interest Reset Date ..........................................             S-142
Interest Shortfall ...........................................       S-33, S-200
KTR ..........................................................             S-118
LC ...........................................................              S-76
LFREI ........................................................             S-150
LIBOR ........................................................             S-141
LIBOR Business Day ...........................................             S-142
LIBOR Determination Date .....................................             S-142

                              S-279

Liquidation Fee ..............................................             S-261
Listed Permitted Owner .......................................      S-149, S-168
Loan Group ...................................................       S-30, S-197
Loan Group 1 .................................................  S-3, S-30, S-197
Loan Group 2 .................................................  S-3, S-30, S-197
Loan Sale Agreement ..........................................              S-72
Loan-to-Value Ratio ..........................................              S-78
Lock Box Accounts ............................................             S-243
Lower-Tier Distribution Account ..............................             S-244
Lower-Tier Regular Interests .................................             S-265
Lower-Tier REMIC .............................................  S-3, S-40, S-265
LTV ..........................................................        S-73, S-78
Manager's Consent ............................................             S-118
Maschellmac Ground Leases ....................................       S-61, S-102
Master Servicer ..............................................          S-3, S-9
Master Servicer Remittance Date ..............................             S-241
Material Casualty ............................................      S-152, S-171
Material Condemnation ........................................      S-152, S-171
Middle-Tier Distribution Account .............................             S-244
Middle-Tier Regular Interests ................................             S-265
Middle-Tier REMIC ............................................       S-40, S-265
Montehiedra Anticipated Repayment Date .......................       S-24, S-188
Montehiedra Borrower .........................................       S-24, S-119
Montehiedra Debt Service Coverage Ratio ......................             S-190
Montehiedra Defeasance Date ..................................             S-189
Montehiedra Defeasance Deposit ...............................             S-189
Montehiedra Excess Cash Flow .................................             S-188
Montehiedra Excess Interest ..................................       S-24, S-188
Montehiedra Holding II LP ....................................             S-119
Montehiedra Holding LLC ......................................             S-119
Montehiedra Holding L.P. .....................................             S-119
Montehiedra Inc ..............................................             S-119
Montehiedra Initial Interest Rate ............................       S-24, S-188
Montehiedra LLC ..............................................             S-119
Montehiedra Loan .............................................              S-24
Montehiedra Manager's Consent ................................             S-122
Montehiedra Maturity Date ....................................             S-188
Montehiedra Monthly Debt Service Payment Amount ..............             S-188
Montehiedra Partner Loan .....................................             S-194
Montehiedra Partner Loans ....................................       S-25, S-194
Montehiedra Permitted Encumbrances ...........................             S-119
Montehiedra Property ......................................... S-24, S-119, S-188
Montehiedra Property Management Agreement ....................             S-122
Montehiedra Property Manager .................................             S-122
Montehiedra Revised Interest Rate ............................       S-24, S-188
Monthly Payment ..............................................             S-199
Moody's ......................................................              S-43
Mortgage .....................................................              S-72
Mortgage Loan Assumptions ....................................             S-218
Mortgage Loans ...............................................               S-1
Mortgage Pool ................................................         S-1, S-11

                              S-280

Mortgage Rate ................................................       S-32, S-203
Mortgaged Properties .........................................         S-1, S-11
Mortgaged Property ...........................................              S-72
Mortgages ....................................................              S-11
MPMA .........................................................             S-105
Net Default Interest .........................................             S-199
Net Mortgage Rate ............................................       S-31, S-203
Net Operating Income .........................................              S-75
Net REO Proceeds .............................................             S-199
NOI ..........................................................              S-75
NOI Trigger Event ............................................             S-157
Note .........................................................        S-11, S-72
Notional Amount ..............................................        S-3, S-197
NYSCRF .......................................................             S-105
OCC ..........................................................              S-78
Occupancy ....................................................              S-78
Occupancy Costs ..............................................              S-78
Offered Certificates .........................................               S-3
Ontario Teachers .............................................             S-128
Operating Event ..............................................             S-161
Original Principal Balance ...................................              S-78
Originators ..................................................        S-26, S-72
Parking Facility Lease .......................................             S-100
Participants .................................................             S-211
Party in Interest ............................................             S-269
Pass-Through Rate ............................................  S-3, S-29, S-201
PCBs .........................................................              S-54
Percentage Interest ..........................................             S-198
Permitted Investments ........................................             S-245
P&I Advance ..................................................       S-38, S-241
Plan ......................................................... S-42, S-149,
                                                               S-168, S-214,
                                                                           S-267
PML ..........................................................              S-98
Pooling Agreement ............................................        S-9, S-238
Prepayment Interest Shortfall ................................             S-209
Prepayment Lockout Period ....................................              S-67
Prepayment Premiums ..........................................             S-199
Principal Distribution Amount ................................       S-36, S-204
Principal Prepayments ........................................             S-199
Principal Shortfall ..........................................       S-36, S-204
Principal Window .............................................               S-6
Private Certificates .........................................        S-3, S-196
pro rata .....................................................             S-207
Property Advances ............................................             S-242
Property Condition Reports ...................................              S-85
Property Manager .............................................             S-116
Prudential ...................................................        S-14, S-96
psf ..........................................................              S-78
PTCE .........................................................             S-269
Qualified Resultant Owner ....................................             S-128
Qualified Transferee .........................................             S-158

                              S-281

Rated Final Distribution Date ................................             S-225
Rating Agencies ..............................................              S-43
Rating Agency ................................................              S-43
Realized Loss ................................................             S-208
Record Date ..................................................             S-198
Reduction Interest Distribution Amount .......................             S-201
Reduction Interest Pass-Through Rate .........................             S-201
Reduction Interest Shortfall .................................             S-201
Reference Banks ..............................................             S-142
Regular Certificates .........................................  S-3, S-41, S-203
Regulation D .................................................             S-142
Rehabilitation Fee ...........................................             S-261
REMIC ........................................................         S-3, S-40
Removal Deadline .............................................             S-156
Renewal Option ...............................................             S-100
REO Account ..................................................             S-196
REO Mortgage Loan ............................................             S-204
REO Property .................................................             S-196
Repurchase Price .............................................             S-239
Required Rating ..............................................             S-147
Reserve Accounts .............................................              S-73
Residual Certificates ........................................              S-41
Responsible Party ............................................              S-26
Restricted Group .............................................       S-43, S-269
Revised Interest Rate ........................................              S-68
Ritz Plaza Anticipated Repayment Date ........................       S-23, S-181
Ritz Plaza Borrower ..........................................       S-23, S-117
Ritz Plaza Defeasance Date ...................................             S-182
Ritz Plaza Defeasance Deposit ................................             S-182
Ritz Plaza Excess Cash Flow ..................................             S-181
Ritz Plaza Excess Interest ...................................       S-23, S-181
Ritz Plaza General Partner ...................................             S-117
Ritz Plaza Initial Interest Rate .............................       S-23, S-181
Ritz Plaza Loan ..............................................              S-23
Ritz Plaza Lockbox Trigger Event .............................             S-184
Ritz Plaza Maturity Date .....................................             S-181
Ritz Plaza Monthly Debt Service Payment Amount ...............             S-181
Ritz Plaza Permitted Encumbrances ............................             S-117
Ritz Plaza Property .......................................... S-23, S-117, S-181
Ritz Plaza Property Management Agreement .....................             S-118
Ritz Plaza Property Manager ..................................             S-118
Ritz Plaza Revised Interest Rate .............................       S-23, S-181
RSF ..........................................................              S-15
Rules ........................................................       S-99, S-212
Sales Per SF .................................................              S-78
Scenario 1 ...................................................             S-218
Scenarios ....................................................             S-219
Scheduled Defeasance Payments ................................      S-144, S-164
Seller .......................................................          S-1, S-9
Sequential Pay Certificates ..................................       S-28, S-196
Servicing Compensation .......................................             S-198

                              S-282

Servicing Fee ................................................             S-259
Servicing Fee Rate ...........................................             S-259
Servicing Standard ...........................................             S-240
SF/Units .....................................................              S-78
Shannon Note .................................................             S-126
Similar Law ..................................................      S-214, S-267
SMMEA ........................................................              S-44
S&P ..........................................................             S-268
Special Servicer .............................................             S-260
Special Servicer's Appraisal Reduction Estimate ..............             S-210
Special Servicing Fee ........................................             S-261
Specially Serviced Mortgage Loan .............................             S-240
Spread Rate ..................................................             S-208
Stated Principal Balance .....................................             S-203
Subordinate Offered Certificates .............................             S-267
Successor Manager ............................................             S-246
Tax Lot Reserve Account ......................................             S-134
Telerate Page 3750 ...........................................             S-142
Terms and Conditions .........................................             S-213
TI ...........................................................              S-76
TI Credit Facility ...........................................             S-134
TI/Leasing Commissions Reserve Account .......................             S-134
Total Assets .................................................             S-195
Total Revenue ................................................              S-75
Total Value ..................................................              S-77
TREET ........................................................        S-14, S-96
Trust Fund ...................................................               S-1
Trust REMICs .................................................               S-3
Trustee ......................................................    S-3, S-9, S-72
Trustee Fee ..................................................             S-257
Trustee Fee Rate .............................................             S-257
Underwriter ..................................................          S-1, S-9
Underwritten Net Cash Flow ...................................              S-75
Unscheduled Payments .........................................             S-199
Updated Appraisal ............................................             S-251
Upper-Tier Distribution Account ..............................             S-244
Upper-Tier REMIC .............................................  S-3, S-41, S-265
Value ........................................................              S-77
Vornado LP ...................................................             S-119
Voting Rights ................................................             S-251
Weighted Average Life ........................................               S-6
Whitehall Allocated Loan Amount ..............................             S-175
Whitehall Asset Manager ......................................             S-116
Whitehall Borrower ...........................................       S-22, S-111
Whitehall Debt Service Coverage Ratio ........................             S-175
Whitehall Defeasance Date ....................................             S-174
Whitehall Defeasance Deposit .................................             S-175
Whitehall Defeasance Lock-Out Date ...........................             S-174
Whitehall III ................................................             S-111
Whitehall Interest Rate ......................................             S-173
Whitehall Maturity Date ......................................       S-22, S-173

                              S-283

Whitehall Monthly Debt Service Payment Amount ................             S-173
Whitehall Partner Loan .......................................       S-57, S-180
Whitehall Permitted Encumbrances .............................             S-111
Whitehall Permitted Owner ....................................             S-177
Whitehall Pool Loan ..........................................              S-22
Whitehall Properties ......................................... S-22, S-111, S-173
Whitehall Release Amount .....................................             S-175
Whitehall V ..................................................       S-86, S-128
Whitehall VI .................................................             S-128
Withheld Amounts .............................................             S-244
WMP Gen-Par ..................................................             S-111
WMP I ........................................................       S-57, S-180
WMP II Gen-Par ...............................................             S-111
WMP Limited Partnership ......................................

                                                                   EXHIBIT A-1

                            FINANCIAL INFORMATION
                         CADILLAC FAIRVIEW PROPERTIES

Combined Interim Financial Statements (unaudited) ...............................    A-1-2
Combined Financial Statements ...................................................    A-1-6
Independent Auditors' Report ....................................................    A-1-7
Combined Balance Sheets, Combined Statements of Operations and Owners' Equity
  (Deficiency) and Combined Statements of Cash Flow .............................    A-1-8
Notes to Combined Financial Statements ..........................................   A-1-11


                                A-1-1

                            CERTAIN ENTITIES UNDER
                          COMMON CONTROL OF CADILLAC
                          FAIRVIEW S.C. FINANCE INC.

                           ------------------------

                    Combined Interim Financial Statements
                             April, 1997 and 1996
                                 (unaudited)

                                 A-1-2

                            CERTAIN ENTITIES UNDER
                          COMMON CONTROL OF CADILLAC
                          FAIRVIEW S.C. FINANCE INC.

                            Combined Balance Sheer
           as at April 30, 1997, with comparative figures for 1996
                                 (unaudited)

                                             1997       1996
                                             ----       ----
                                                  ($000)
                  ASSETS
                  ------
Rental properties .......................  $250,599   $ 235,964
Amounts receivable.......................     3,996      10,180
Cash and cash equivalents................     7,830       9,104
Other assets.............................    18,167      12,690
                                         ---------- -----------
                                           $280,592   $ 267,938
                                         ========== ===========

               LIABILITIES
               -----------
Debt on rental properties................  $259,162   $ 243,359
Advances from owners and affiliates .....        --     133,829
Accounts payable and accrued
 liabilities.............................     5,918       9,958
Deferred income..........................       148       1,241
                                         ---------- -----------
                                            265,228     388,387

         OWNERS' EQUITY (DEFICIT)
         ------------------------
Owners' equity (deficit).................    15,364    (120,449)
                                         ---------- -----------
                                           $280,592   $ 267,938
                                         ========== ===========

                                 A-1-3

                            CERTAIN ENTITIES UNDER
                          COMMON CONTROL OF CADILLAC
                          FAIRVIEW S.C. FINANCE INC.

        Combined Statement of Operations and Owners' Equity (Deficit)
  For the six months ended April 30, 1997, with comparative figures for 1996
                                 (unaudited)

                                                       1997        1996
                                                       ----        ----
                                                            ($000)
Revenue:
 Rental revenue ...................................  $  32,609   $  33,814
 Interest income...................................        118         233
                                                   ----------- -----------
                                                        32,727      34,047
Expenses:
 Operating expenses................................     10,148      10,625
 Realty tax........................................      2,640       2,687
 Depreciation and amortization.....................      6,139       6,139
 Interest expense..................................     10,708      19,220
                                                   ----------- -----------
                                                     $  29,635   $  38,670
                                                   ----------- -----------
 Net income (loss) before minority interest .......      3,092      (4,624)
Minority interest..................................       (175)        306
                                                   ----------- -----------
  Net income (loss)................................      2,917      (4,318)
 Owners' deficit, beginning of period..............   (130,255)   (112,126)
 Capital contributions (distributions) and
  advances.........................................    142,702      (4,005)
                                                   ----------- -----------
 Owners' equity (deficit), end of period ..........  $  15,364   $(120,449)
                                                   =========== ===========

                                 A-1-4

                            CERTAIN ENTITIES UNDER
                          COMMON CONTROL OF CADILLAC
                          FAIRVIEW S.C. FINANCE INC.

                       Combined Statement of Cash Flow
  For the six months ended April 30, 1997, with comparative figures for 1996
                                 (unaudited)

                                                                      1997        1996
                                                                      ----        ----
                                                                           ($000)
CASH FLOW FROM OPERATIONS:
 Net income (loss) ...............................................  $   3,092   $ (4,624)
 Items not affecting cash:
  Depreciation and amortization...................................      6,139      6,139
  Minority interest's share of net income.........................        175        306
  Changes in:
   Amounts receivable.............................................      5,737     (1,418)
   Accounts payable and accrued liabilities.......................   (155,143)       805
   Deferred income ...............................................        (81)       218
   Other assets...................................................        609     20,498
                                                                  ----------- ----------
    Cash provided by operating activities.........................   (139,472)    21,924
                                                                  ----------- ----------

FINANCING ACTIVITIES:
 Proceeds from debt on rental porperties .........................     20,364         --
 Repayments of debt on rental properties..........................         --     (1,328)
 Capital contributions (distributions) and advances from owners
  and affiliates..................................................    142,702     (4,005)
                                                                  ----------- ----------
    Cash provided from (required by) financing activities ........    163,066     (5,333)
                                                                  ----------- ----------
INVESTING ACTIVITIES:
 Additions to rental properties...................................    (16,583)   (20,774)
                                                                  ----------- ----------
Net increase (decrease) in cash and cash equivalents .............      7,011     (4,183)
Cash and cash equivalents, beginning of period....................        819     13,287
                                                                  ----------- ----------
Cash and cash equivalents, end of period..........................  $   7,830   $  9,104
                                                                  =========== ==========



                                 A-1-5

KPMG






                            CERTAIN ENTITIES UNDER
                          COMMON CONTROL OF CADILLAC
                          FAIRVIEW S.C. FINANCE INC.

                           ------------------------

                        Combined Financial Statements
                          December 31, 1996 and 1995
                 (With Independent Auditors' Report Thereon)



                                 A-1-6

                              [KPMG LETTERHEAD]

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Cadillac Fairview S.C. Finance Inc.:


We have audited the combined balance sheets of Certain Entities Under Common Control of Cadillac Fairview S.C. Finance Inc. (collectively, the Company) at December 31, 1996 and 1995, and the combined statements of operations and owners' equity (deficiency) and cash flow for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Certain Entities Under Common Control of Cadillac Fairview S.C. Finance Inc. at December 31, 1996 and 1995, and the results of its combined operations and its combined cash flow for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP

April 17, 1997


                                 A-1-7

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
                           Combined Balance Sheets
          as at December 31, 1996, with comparative figures for 1995

                                              1996       1995
                                              ----       ----
                                                   ($000)
              ASSETS
              ------
Rental properties (Note 2)................  $237,703    238,355
Amounts receivable (Note 3) ..............     9,534      8,921
Cash and cash equivalents ................     1,021     14,661
Other assets (Note 4).....................    34,165     13,597
                                          ---------- -----------
                                            $282,423    275,534
                                          ========== ===========
            LIABILITIES
            -----------
Debt on rental properties (Note 5)  ......   259,902    244,167
Advances from owners and affiliates  .....        --    134,474
Accounts payable and accrued liabilities       7,788      9,318
Deferred income ..........................       151        828
                                          ---------- -----------
                                             267,841    388,787
     OWNERS' EQUITY (DEFICIENCY)
     ---------------------------
Owners' equity (deficiency) ..............    14,582   (113,253)
                                          ---------- -----------
                                            $282,423    275,534
                                          ========== ===========

See accompanying notes to combined financial statements.


                                 A-1-8

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.

       Combined Statements of Operations and Owners' Equity (Deficiency) For the year ended December 31, 1996 with comparative figures for
                                 1995 and 1994

                                                                 1996        1995        1994
                                                                 ----        ----        ----
                                                                            ($000)
Revenue:
 Rental .....................................................  $  63,926     66,786      62,596
 Interest and other .........................................        920        667         126
                                                             ----------- ----------- ----------
                                                                  64,846     67,453      62,722
                                                             ----------- ----------- ----------
Expenses:
 Property operating .........................................     26,517     26,349      26,682
 Interest on debt ...........................................     36,577     39,210      34,744
 Depreciation and amortization ..............................     11,356     10,156      10,043
                                                             ----------- ----------- ----------
                                                                  74,450     75,715      71,469
                                                             ----------- ----------- ----------
 Loss on sale of land .......................................         --         --        (203)
 Loss before minority interest ..............................     (9,604)    (8,262)     (8,950)
Minority interest ...........................................     (1,391)      (759)       (596)
                                                             ----------- ----------- ----------
  Net loss before extraordinary item ........................     (8,213)    (7,503)     (8,354)
Extraordinary item--loss on extinguishment of debt (Note 5)       15,781         --          --
                                                             ----------- ----------- ----------
  Net loss ..................................................    (23,994)    (7,503)     (8,354)
Owners' deficiency, beginning of the year ...................   (113,253)  (101,753)    (92,640)
Capital contributions .......................................      1,143         --       1,381
Cash distributions ..........................................     (8,672)    (3,997)     (2,140)
Acquisition of minority interest ............................     (1,969)        --          --
Conversion of advances from owners and affiliates to equity      161,327         --          --
                                                             ----------- ----------- ----------
Owners' equity (deficiency), end of the year ................  $  14,582   (113,253)   (101,753)
                                                             =========== =========== ==========

See accompanying notes to combined financial statements.

                                 A-1-9

                    CERTAIN ENTITIES UNDER COMMON CONTROL OF
                      CADILLAC FAIRVIEW S.C. FINANCE INC.
                        Combined Statements of Cash Flow
       For the year ended December 31, 1996 with comparative figures for
                                 1995 and 1994

                                                                 1996       1995      1994
                                                                 ----       ----      ----
                                                                          ($000)
CASH FLOW FROM OPERATIONS:
 Net loss....................................................  $ (23,994)  (7,503)   (8,354)
 Items not affecting cash:
  Extraordinary item--loss on extinguishment of debt  .......     15,781       --        --
  Depreciation and amortization .............................     11,356   10,156    10,043
  Loss on sale of land ......................................         --       --       203
  Minority interest's share of net loss .....................      1,391      759       596
  Changes in:
   Amounts receivable .......................................       (613)    (279)      175
   Accounts payable and accrued liabilities .................     (5,555)   1,049       589
   Accrued interest on advances from owners and affiliates  .     10,457   11,008     6,108
   Deferred income ..........................................       (677)     (12)      (13)
   Other assets .............................................     (4,994)  (1,428)      303
                                                             ----------- --------- ---------
      Cash provided by operating activities .................      3,152   13,750     9,650
                                                             ----------- --------- ---------
FINANCING ACTIVITES:
 Proceeds from debt on rental properties ....................    260,000       --        --
 Repayments of debt on rental properties ....................   (259,155)  (2,458)   (1,996)
 Proceeds from debt deposited into reserve accounts, net  ...    (13,357)      --        --
 Refinancing costs ..........................................     (8,687)      --        --
 Advances from owners and affiliates ........................     16,396    4,690     1,167
 Cash contributions .........................................      1,143       --     1,381
 Cash distributions .........................................     (8,672)  (3,997)   (2,140)
                                                             ----------- --------- ---------
      Cash required by financing activities .................    (12,332)  (1,765)   (1,588)
                                                             ----------- --------- ---------
INVESTING ACTIVITIES:
 Additions to rental properties, net of related payables  ...     (4,460)  (3,879)   (7,801)
 Proceeds from sale of land, net of related expenses  .......         --       --       293
                                                             ----------- --------- ---------
Cash required by investing activities .......................     (4,460)  (3,879)   (7,508)
                                                             ----------- --------- ---------
Net increase (decrease) in cash and cash equivalents  .......    (13,640)   8,106       554
Cash and cash equivalents, beginning of year ................     14,661    6,555     6,001
                                                             ----------- --------- ---------
Cash and cash equivalents, end of year ......................  $   1,021   14,661     6,555
                                                             =========== ========= =========
SUPPLEMENTAL INVESTING AND FINANCING ACTIVITIES:
 Acquisition of minority interest ...........................  $   1,969       --        --
                                                             =========== ========= =========
 Conversion of advances from owners and affiliates to equity   $ 161,327       --        --
                                                             =========== ========= =========
 Write-off of unamortized tenant improvements ...............  $      --      434       170
                                                             =========== ========= =========
 Escrow deposit funded by advance from owners and affiliates   $      --       --     4,275
                                                             =========== ========= =========

See accompanying notes to combined financial statements.


                                 A-1-10

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
                    Notes to Combined Financial Statements
                          December 31, 1996 and 1995
             (tabular amounts in $000, except as otherwise noted)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (A) GENERAL

   Cadillac Fairview S.C. Finance Inc. (CFSC) is a Delaware corporation formed on October 15, 1996 and is a wholly owned subsidiary of Cadillac Fairview U.S., Inc. (CFUS). CFUS has elected to be treated as a real estate investment trust (REIT) for federal and state income tax purposes. CFUS is controlled by The Cadillac Fairview Corporation Limited (CFCL), a Canadian corporation.

   The accompanying combined financial statements include certain entities under common control of CFSC and represent the combined accounts of the following operating entities which own regional shopping centers subject to the loan agreement (Note 5) (collectively, the CFSC Properties):

    ENTITY (CFSC OWNERSHIP INTEREST)          REGIONAL SHOPPING CENTER AND LOCATION
    --------------------------------          -------------------------------------
CF Dover Mall L.P., Inc. (100%)              Dover Mall (and Dover Commons strip
                                               center)--Dover, Delaware
CF Esplanade L.P. (100%--See Note 5)         Esplanade--Jefferson Parish, Louisiana
CF Golden East L.P. (100%)                   Golden East--Nash County, North Carolina
CF Georgia North DeKalb L.P. (100%)          Market Square--North DeKalb, Georgia
CF Northpark L.P. (80%)                      Northpark Mall--Jackson, Mississippi
CF Southpark L.P. (100%)                     Shannon Southpark Mall--Union City, Georgia
CF Galleria White Plains L.P. (100%)         The Galleria--White Plains, New York

   CFSC Properties does not operate as a separate legal entity. All significant intercompany accounts and transactions have been eliminated.

   (B) RENTAL PROPERTIES

   The rental properties are recorded at the lower of cost less accumulated depreciation and net recoverable amount.

   Depreciation of buildings and improvements is provided on a straight-line basis so as to fully depreciate the buildings and improvements over their estimated useful lives of 35 years.

                                                                    (Continued)


                                 A-1-11

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
              Notes to Combined Financial Statements, Continued

   Depreciation on equipment is provided on a straight-line basis over periods up to 5 years.

   Leasing charges are deferred and amortized over the term of the related leases. Other deferred charges are amortized over the terms appropriate to the expenditure.

   (C) INCOME TAXES

   The CFSC Properties operate as partnerships and have not provided for income tax expense or recovery on its accounting income or loss, as such amounts are included in the returns of each partner or shareholder. Prior to the reorganization of the CFSC Properties as single-purpose entities (Note
      5), Cadillac Fairview Shopping Center Properties (Delaware), Inc. operated as a qualified REIT subsidiary of CFUS.

   (D) LEASES

   The CFSC Properties, as lessor, have retained substantially all of the risks and benefits of ownership and accounts for their leases as operating leases. Rental income is recognized over the term of the lease using the effective monthly rent. Assets held for leasing purposes are classified as rental properties.

   As a lessee, the CFSC Properties account for their leases as operating leases.

   (E) CASH FLOW STATEMENT

   For the purposes of the combined statement of cash flow, CFSC Properties consider all short-term deposits with a maturity of three months or less to be cash equivalents.

   Interest of $31,292,000 was paid during the year (1995--$25,767,000;
      1994--$27,552,000).

   (F) FAIR VALUE OF FINANCIAL INSTRUMENTS

   Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures
      About Fair Value of Financial Instruments, requires entities to disclose the SFAS 107 value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in the statement as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The CFSC Properties believe the carrying amount of its financial instruments included in the combined balance sheet (other than mortgages and other loans) approximates SFAS 107 value due to the relatively short maturity of these instruments. There is no quoted market value available for any of the CFSC Properties' debt instruments. Mortgage loans with a carrying balance of $259,902,000 approximates the SFAS 107 value as the interest rate and terms approximate market at December 31, 1996 (1995--$244,167,000 carrying value with an estimated SFAS 107 value of $289,243,000 calculated by discounting the scheduled loan payments to maturity).

                                                                    (Continued)


                                 A-1-12

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
              Notes to Combined Financial Statements, Continued

   (G) IMPAIRMENT OF LONG-LIVED ASSETS

   CFSC Properties adopted the provisions of Statement of Financial Accounting
      Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, (SFAS 121), on January 1, 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or change in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impairment, the impairment to be recognized is measured by the amount of which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS 121 did not have an impact on financial position, results of operations, or liquidity of CFSC Properties.

   (H) USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) RENTAL PROPERTIES

                                                   1996      1995
                                                   ----      ----
Land...........................................  $ 47,232    45,854
Buildings and improvements.....................   292,870   288,013
Equipment......................................     2,256     2,477
                                               ---------- ---------
                                                  342,358   336,344
Less accumulated depreciation and
 amortization..................................   104,655    97,989
                                               ---------- ---------
                                                 $237,703   238,355
                                               ========== =========

(3) AMOUNTS RECEIVABLE

                                  1996    1995
                                  ----    ----
Accounts receivable............  $2,785   2,542
Accrued rental income
 (Note 7)......................   6,749   6,379
                               -------- -------
                                 $9,534   8,921
                               ======== =======


                                                                   (Continued)


                                 A-1-13

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
              Notes to Combined Financial Statements, Continued

(4) OTHER ASSETS

                                     1996     1995
                                     ----     ----
Prepaid expenses and other
 assets...........................  $ 4,089   7,457
Deferred expenses.................    8,585   1,865
Restricted cash...................   21,491   4,275
                                  --------- -------
                                    $34,165  13,597
                                  ========= =======

(5) DEBT ON RENTAL PROPERTIES

   On November 26, 1996, each of the CFSC Properties obtained financing from an affiliate of a shareholder of CFCL to refinance the existing mortgage loans, pay costs of the refinancing, and fund certain reserves as defined in the Loan Agreement. In connection with the refinancing, each of the CFSC Properties was reorganized as a single-purpose entity. The reorganized CFSC Properties and the amount of the financing are as follows:

                Successor Entity/Predecessor Entity                   1996      1995
                -----------------------------------                   ----      ----
CF Dover Mall L.P./Cadillac Fairview Shopping Center Properties
 (Delaware), Inc..................................................  $ 35,500   37,000
CF Esplanade L.P./C.F. Kenner Associates Limited Partnership .....    51,400   57,203
CF Golden East L.P./C.F. Rocky Mount Associates...................    22,000   26,025
CF Georgia North DeKalb L.P./C.F.-H North DeKalb Center
 Associates.......................................................    10,000   36,003
CF Northpark L.P./Ridgeland Associates............................    51,000   33,776
CF Southpark L.P./C.F. Shannon Associates.........................    21,000   16,736
CF Galleria White Plains L.P./C.F. White Plains Associates .......    69,100   37,424
                                                                  ---------- --------
                                                                    $260,000  244,167
                                                                  ========== ========

   The loans have a stated maturity date of November 26, 2026 and are repayable in monthly installments of principal and interest at 7.935% through November 26, 2003. Thereafter the loans bear interest at 9.935% payable in monthly installments of principal and interest at 7.935% with interest of 2% deferred and added to the debt balance and accruing interest at 9.935%. It is the intention of CFSC Properties to repay or refinance the loans on November 26, 2003. After November 26, 2003, Available Cash Flow, as defined, is to be used to prepay pro rata the outstanding principal amounts of the loans, with the exception of the C.F. White Plains Associates loan, and then deferred interest.

                                                                   (Continued)

                                 A-1-14

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
              Notes to Combined Financial Statements, Continued

   Principal repayments of mortgage loans are due approximately as follows:

 Years ending December 31:
 1997                      $  2,162
 1998                         2,342
 1999                         2,538
 2000                         2,691
 2001                         2,975
Subsequent to 2001          247,194
                          ---------
                           $259,902
                          =========

   Pursuant to the loan agreement, CF Southpark L.P. (Shannon shopping center) is subject to a mandatory prepayment at the election of the lender if certain events occur prior to October 17, 1998, as defined. An anchor tenant announced its intention to close its store at the Shannon Shopping Center, which is an event that allows the lender the option to demand prepayment of the loan. CFSC Properties is in the final stages of negotiation with a replacement tenant and management is having discussions with the lender to permit the loan to remain outstanding.

   The loan agreement requires the CFSC Properties to deposit all receipts in a lock-box deposit account and fund tax and escrow, leasing, and capital reserve accounts, as defined. Total restricted cash at December 31, 1996, pursuant to the loan agreement is $19,641,000.

   The mortgage loans are cross collateralized by the properties held within the respective partnerships. The Loan Agreement contains financial covenants regarding minimum net operating income and coverage ratios.

   In connection with the refinancing, the CFSC Properties recognized a loss, including prepayment penalties, on the extinguishment of the existing mortgage loans of $15,781,000, all of which was recorded at November 26, 1996 (date of extinguishment) as an extraordinary item in the accompanying combined statement of operations and owners' equity (deficiency).

   In connection with the reorganization of the CFSC Properties into single purpose entities on November 26, 1996, the net assets of the predecessor entity were contributed to the successor entity and all advances from owners and affiliates were converted to equity.

                                                                   (Continued)

                                 A-1-15

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
              Notes to Combined Financial Statements, Continued

   The balance of mortgage loans refinanced on November 26, 1996 is as follows:

                   Weighted-average
                   interest rates at
                   November 26, 1996   Amount
                   ----------------- ----------
Mortgage loans:
 At fixed rates           11%         $203,464
 At variable
  rates                    7%           35,265
                                     ---------
                                      $238,729
                                     =========

   Refinanced mortgage loans described above were secured by real estate assets. Refinanced loans of $70,522,000 were subject to additional interest, if earned. For the period from January 1, 1996 to November 26, 1996, additional interest amounted to $1,754,000 (1995--$1,816,000;
      1994--$689,000). In addition, appreciation interest of $1,200,000 on a certain mortgage loan was paid on maturity on November 1, 1996. The amount has been recognized on a straight-line basis over the related loan term and $60,000 has been included as interest expense (1995 and 1994--$240,000).

   In connection with the refinancing described above, a wholly owned subsidiary of CFUS purchased the venture partner's 5% limited partnership interest in C.F. Kenner Associates Limited Partnership by assuming the limited partner's net deficit of $1,969,000 in the partnership.

(6) RELATED PARTY TRANSACTIONS

   Related party transactions not disclosed elsewhere are outlined below:

                                                           1996      1995    1994
                                                           ----      ----    ----
Interest incurred on advances from owners and
 affiliates (prior to the conversion to equity) at
 variable rates ranging from 5.91% to 10.25% at
 November 26, 1996                                        $10,457   11,287   8,261
Fees and expenses paid or payable to affiliates of a
 shareholder of CFCL as of December 31, 1996 in
 connection with the refinancing (see Note 5).              5,252       --      --

                                                                   (Continued)

                                 A-1-16

                   CERTAIN ENTITIES UNDER COMMON CONTROL OF
                     CADILLAC FAIRVIEW S.C. FINANCE INC.
              Notes to Combined Financial Statements, Continued

(7) LEASING ACTIVITIES

   The CFSC properties as a lessor, have entered into noncancelable operating leases which expire on various dates through 2016.

   The future minimum lease payments to be received under these operating leases as of December 31, 1996 are as follows:

 Years ending October 31:
 ------------------------
 1997                      $ 35,509
 1998                        32,932
 1999                        30,518
 2000                        28,687
 2001                        26,782
 Subsequent to 2001          99,333
                          ---------
                           $253,761
                          =========

   Percentage rents included in rental income were approximately $1,449,000 for the year ended December 31, 1996 (1995--$2,725,000; 1994--$2,091,000).

   A number of tenant leases provide for free rent or scheduled rent increases during the term of the leases. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. Included in (deducted from) rental income for the year ended December 31, 1996 is approximately $370,000 [1995--($267,000); 1994--$355,000] as a result of lease payments differing from the effective monthly rent described above.

                                 A-1-17

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                   EXHIBIT A-2

                            FINANCIAL INFORMATION
                            CENTURY PLAZA TOWERS
                            ---------------------

                                                         PAGE
                                                       -------
Report of Independent Accountants......................  A-2-3
Statement of Revenues and Certain Expenses
 (unaudited)...........................................  A-2-4
Notes to Statement of Revenues and Certain Expenses ...  A-2-5
Report of Independent Auditors.........................  A-2-8
Statements of Revenues and Certain Expenses............  A-2-9
Notes to Statements of Revenues and Certain Expenses .. A-2-10

                              A-2-1

                           The Century Plaza Towers
                  Statement of Revenues and Certain Expenses
                                 (Unaudited)
                      Three Months ended March 31, 1997

                                   CONTENTS

Review Report of Independent Accountants..................   1
Statement of Revenues and Certain Expenses (Unaudited)
Statement of Revenues and Certain Expenses................   2
Notes to Statement of Revenues and Certain Expenses ......   3



                                 A-2-2

                        [ERNST & YOUNG LLP LETTERHEAD]

                   REVIEW REPORT OF INDEPENDENT ACCOUNTANTS

To the Members
One Hundred Towers L.L.C.

We have reviewed the accompanying statement of revenues and certain expenses of the Century Plaza Towers owned by Delta Towers Joint Venture (the Venture) for the three months ended March 31, 1997. All information in this statement is the representation of the management of the Venture.

We conducted our review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A review consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope that an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the accompanying statement of revenues and certain expenses taken as a whole. Accordingly, we do not express such an opinion.

The accompanying statement of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1997-GL I, and are not intended to be a complete presentation of the Venture's revenues and expenses.

Based on our review, we are not aware of any material modifications that should be made to the accompanying statement of revenues and certain expenses in order for them to be in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

Los Angeles, California
April 21, 1997

      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                                 A-2-3

                           The Century Plaza Towers
                  Statement of Revenues and Certain Expenses
                                 (Unaudited)
                      Three Months ended March 31, 1997

REVENUES:
 Rental income..........................  $12,875,424
 Garage revenues........................    2,676,037
 Other..................................       58,295
                                        -------------
Total revenues..........................   15,609,756
                                        -------------
EXPENSES:
 Operating..............................    3,346,201
 Garage.................................      388,722
 Maintenance............................      892,714
 Management and administrative..........    1,060,926
 Insurance..............................      766,125
 Taxes..................................      706,528
                                        -------------
Total expenses..........................    7,161,216
                                        -------------
Excess of revenue over certain
 expenses...............................  $ 8,448,540
                                        =============

See accompanying notes.


                                 A-2-4

                           THE CENTURY PLAZA TOWERS

             Notes to Statement of Revenues and Certain Expenses
                                 (Unaudited)

                      THREE MONTHS ENDED MARCH 31, 1997

1. ORGANIZATION AND OPERATIONS

Delta Towers Joint Venture (the Venture), a California general partnership, is a joint venture between Prudential Insurance Company of America (Prudential) and DT Towers Limited Partnership. The Venture owns two office buildings known as the "Century Plaza Towers," the parking garage beneath the buildings, and the land under the ABC Entertainment Center, located in Los Angeles, California. On April 2, 1997, the Venture transferred the Century Plaza Towers to One Hundred Towers L.L.C., a newly formed entity, and subsequently closed operations and dissolved.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying statement of revenues and certain expenses include the revenues and expenses attributed to the buildings and the parking garage.

Interest income, interest expense, depreciation expense and amortization expense have been excluded form the accompanying statement since these income and expense items will not be comparable to the future operation of the property. In addition, the revenues and expenses relating to the ABC Entertainment Center have been excluded from the accompanying statement since. subsequent to April 2, 1997, the ABC Entertainment Center will no longer be reported as part of the Century Plaza Towers.

RENTAL INCOME

Rental revenue is recognized on a straight-line basis over the terms of the related leases.

INCOME TAXES

No provision has been made for income taxes in the accompanying statement of revenues and certain expense, since such taxes, if any, are the separate liability of the venturers.

USE OF ESTIMATES

The preparation of the statement of revenues and certain expense in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.


                                 A-2-5

                           THE CENTURY PLAZA TOWERS

             Notes to Statement of Revenues and Certain Expenses
                                 (Unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY TAXES

Included in taxes are real property taxes assessed based on the historical cost of the property.

3. RELATED PARTY TRANSACTIONS

The Venture has entered into a property management and leasing agreement with Premisys Real Estate Services, Inc. (Premisys), a subsidiary of Prudential. Management fees of $401,722, leasing commissions of $407,364, and $909,141 of reimbursements for certain payroll and fringe benefits were paid to Premisys during the reported period.

Prudential and certain of its affiliates lease office space in the Century Plaza Towers. Rental income includes income earned from these affiliates during the reported period of $351,134.

4. COMMITMENTS AND CONTINGENCIES

The Venture is a party to various claims and legal actions. Management is vigorously contesting these claims and actions and believes that the probability of an unfavorable outcome from such proceedings, in the aggregate, is remote and would not have a material adverse effect on the accompanying statement of revenues and certain expense of the Venture.

In addition, the Venture has various commitments, including the completion of contracts, arising in the usual course of business.


                                 A-2-6

                           THE CENTURY PLAZA TOWERS
                 STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   CONTENTS

Report of Independent Auditors ...........................   1
Statements of Revenues and Certain Expenses
Statements of Revenues and Certain Expenses ..............   2
Notes to Statements of Revenues and Certain Expenses  ....   3


                                 A-2-7

                            ERNST & YOUNG LLP LOGO

                        REPORT OF INDEPENDENT AUDITORS

To the Members
One Hundred Towers L.L.C.

We have audited the accompanying statements of revenues and certain expenses of the Century Plaza Towers owned by Delta Towers Joint Venture (the Venture) for each of the three years in the period ended December 31, 1996. These statements are the responsibility of the Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1997-GL I, and are not intended to be a complete presentation of the Venture's revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Venture for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                               /s/ ERNST & YOUNG LLP

Los Angeles, California
May 13, 1997

      Ernst & Young LLP is a member of Ernst & Young International, Ltd.


                                 A-2-8

                           The Century Plaza Towers
                 Statements of Revenues and Certain Expenses

                                                    YEAR ENDED DECEMBER 31
                                               1996          1995          1994
                                          -----------------------------------------
Revenues:
 Rental income ...........................  $46,540,490   $48,039,045   $47,485,117
 Garage revenues .........................   10,765,692    10,014,278    10,165,915
 Other ...................................    2,901,848       213,917       387,890
                                          ------------- ------------- -------------
Total revenues ...........................   60,208,030    58,267,240    58,038,922
                                          ------------- ------------- -------------
Expenses:
 Operating ...............................   11,756,278    11,760,272    11,923,314
 Garage ..................................    1,961,158     2,062,285     2,251,976
 Maintenance .............................    3,005,475     3,101,315     3,812,769
 Management and administrative ...........    3,322,492     2,543,700     3,385,695
 Insurance ...............................    3,116,084     2,437,847     1,455,035
 Taxes ...................................    2,798,580     2,714,096     2,662,179
                                          ------------- ------------- -------------
Total expenses ...........................   25,960,067    24,619,515    25,490,968
                                           ------------- ------------- -------------
Excess of revenues over certain expenses    $34,247,963   $33,647,725   $32,547,954
                                          ============= ============= =============

See accompanying notes and Report of Independent Auditors.


                                 A-2-9

                           THE CENTURY PLAZA TOWERS
             Notes to Statements of Revenues and Certain Expenses
                 Years ended December 31, 1996, 1995 and 1994

1. ORGANIZATION AND OPERATIONS

Delta Towers Joint Venture (the Venture), a California General partnership, owns two office buildings known as the "Century Plaza Towers," the parking garage beneath the buildings, and the land under the ABC Entertainment Center, located in Los Angeles, California. The Venture was owned by AP Properties, Ltd. (AP), whose general partner is an affiliate of JMB Realty Corporation
(JMB), and Prudential Insurance Company of America (Prudential). On March 10, 1995, AP assigned its interest in the Venture to DT Towers Limited Partnership. On April 2, 1997, the Venture transferred the Century Plaza Towers to One Hundred Towers L.L.C., a newly formed entity, and subsequently closed operations and dissolved.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying statements of revenues and certain expenses include the revenues and expenses attributed to the buildings and the parking garage.

Interest income, interest expense, depreciation expense and amortization expense have been excluded from the accompanying statement since these revenue and expense items will not be comparable to the future operation of the property. In addition, the revenues and expenses relating to the ABC Entertainment Center have been excluded from the accompanying statement since, subsequent to April 2, 1997, the ABC Entertainment Center will no longer be reported as part of the Century Plaza Towers.

RENTAL INCOME

Rental revenue is recognized on a straight-line basis over the terms of the related leases.

INCOME TAXES

No provision has been made for income taxes in the accompanying statement of revenues and certain expense, since such taxes, if any, are the separate liability of the venturers.


                                 A-2-10

                           THE CENTURY PLAZA TOWERS
       Notes to Statements of Revenues and Certain Expenses (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

PROPERTY TAXES

Included in taxes are real property taxes assessed based on the historical cost of the property.

RELATED PARTY TRANSACTIONS

The Venture has entered into a property management and leasing agreement with Premisys Real Estate Services, Inc. (Premisys), a subsidiary of Prudential. Management fees of $1,545,452, $1,438,079 and $1,474,663 and leasing commissions of $1,762,583, $1,003,992 and $2,017,158 were paid to Premisys during 1996, 1995 and 1994, respectively. During 1996, 1995 and 1994, the Venture reimbursed Premisys $1,918,587, $1,773,242 and $1,464,130, respectively, for certain payroll and fringe benefits.

In 1995 and 1994, the Venture paid $1,992,614 and $866,354 for property and liability insurance to affiliates of Prudential, respectively.

Prudential and certain of its affiliates lease office space in the Century Plaza Towers. Rental income includes amounts earned from these affiliates, totaling approximately $1,759,465, $1,811,000 and $1,624,000 during 1996, 1995 and 1994, respectively.


                                 A-2-11

                           THE CENTURY PLAZA TOWERS
       Notes to Statements of Revenues and Certain Expenses (continued)

4. COMMITMENTS AND CONTINGENCIES

The Venture is a party to various claims and legal actions. Management is vigorously contesting these claims and actions and believes that the probability of an unfavorable outcome from such proceedings, in the aggregate, is remote and would not have a material adverse effect on the accompanying statements of revenues and certain expenses of the Venture.

In addition, the Venture has various commitments, including the completion of contracts, arising in the usual course of business.


                                 A-2-12

                                                                   EXHIBIT A-3

                            FINANCIAL INFORMATION
                               AAPT PROPERTIES

 Summarized Financial Information..................... A-3-2

                               A-3-1

                                                                   EXHIBIT A-3

                      SUMMARIZED FINANCIAL INFORMATION FOR
                               AAPT PROPERTIES
                                 (unaudited)

                                   YEAR ENDED     4 MONTHS ENDED
                                DECEMBER 31, 1996 MARCH 31, 1997
                                ----------------- --------------
Total Revenues.................    $36,476,870     $12,933,600
Total of Certain Expenses (see
 note below)...................     12,558,945       4,349,527
                               ----------------- --------------
Excess of revenues over
 certain expenses (see note
 below)........................    $23,917,925     $ 8,584,073
                               ================= ==============


------------
Note to Summarized Financial Information: "Certain expenses" do not give effect to any deductions for debt service, depreciation, amortization, capital expenditures, tenant improvements, leasing commissions or reserves therefor.

                               A-3-2

                                  EXHIBIT B

   For purposes of the representations and warranties, the date of origination of each of the 380 Madison Loan and the Ritz Plaza Loan is the date on which the Originator funded such loan, took an assignment of the existing note and mortgage from the prior lender. With respect to each Mortgage Loan, as of the Closing Date (except as may be specified in the representation and warranty or on Schedule 1 to this Exhibit B):

      (i) The information set forth in the mortgage loan schedule attached to the Responsible Party Agreement or Loan Sale Agreement (as applicable) as to the Mortgage Loan is true and correct in all material respects;

     (ii) The applicable Responsible Party is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

     (iii) The Mortgage Loan has not been since the date of origination by the applicable Originator, and currently is not, thirty or more days delinquent, and the mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

     (iv) The applicable Originator has not advanced funds, or knowingly received any advance of funds from a party other than the mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

     (v) (A) The Mortgage Loan documents have been duly and properly executed, and (B) the Mortgage Loan documents are legal, valid and binding obligations of the mortgagor, and their terms are enforceable against the mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, and similar laws affecting rights of creditors generally and to the application of general principles of equity;

     (vi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by a nationally recognized title insurance company, insuring Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of the Responsible Party, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property, (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of the Responsible Party, materially interferes with the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan ), and (d) with respect to the 380 Madison Loan, the 380 Madison Master Lease. To the applicable Responsible Party's actual knowledge, no material claims have been made under such title policy and no claims have been made thereunder;

     (vii) As of the date of origination of the Mortgage Loan, and to the best knowledge of the applicable Responsible Party, there are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy;

     (viii) (A) As of the date of origination of the Mortgage Loan, each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan documents, in an amount not less than the replacement cost of the Mortgaged Property; each

    Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties (or with respect to the Ritz Plaza Property, amounts generally required by the applicable Originator); all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and (B) the loan documents obligate the mortgagor to maintain all such insurance (provided, however, that in the case of the 380 Madison Loan, the 380 Madison Master Lessee may maintain such insurance in lieu of the 380 Madison Borrower) and, at the mortgagor's failure to do so (or, with respect to the 380 Madison Loan, at the Master Lessee's failure to do
    so), authorize the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor;

     (ix) Except as set forth on Schedule 1 attached hereto, as of the most recent date of inspection of each Mortgaged Property by the applicable Responsible Party, based solely on the applicable Responsible Party's review of the Property Condition Reports and the applicable Responsible Party's most recent visual inspection of the Mortgaged Property, no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. The applicable Responsible Party has neither received notice, nor is otherwise aware of, any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the borrower's ability to perform its obligations under its related Mortgage Loan;

     (x) To the applicable Responsible Party's best knowledge, after review of compliance confirmations from applicable municipalities, survey and/or title insurance endorsements, none of the improvements (except, in the case of the 380 Madison Loan, as disclosed in the survey therefor) included for the purpose of determining the appraised value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties materially encroach upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan, and all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added (except, in the case of the 380 Madison Loan, for the parking garage usage as noted on Schedule 1 hereto and the legal non-conforming use with respect to density requirements);

     (xi) The Mortgage Loan does not violate applicable usury laws.

     (xii) Except as set forth in Schedule 1 hereto, since the date of origination of the Mortgage Loan by the applicable Originator, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the mortgage loan schedule and which are evidenced by documents in the Mortgage Loan file delivered to the Trustee) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

     (xiii) All applicable mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;

     (xiv) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause
    (vi) above. To the best of the applicable Responsible Party's knowledge and without affirmative investigation, no person other than the relevant mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (vi) above;

     (xv) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

      (xvi) The applicable Responsible Party has not taken any action, nor has knowledge that the mortgagor has taken any action, that would cause the representations and warranties made by the mortgagor in the Mortgage Loan documents not to be true;

     (xvii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the applicable Responsible Party covenants that it will not make any future advances under the Mortgage Loan to the mortgagor. Except for the escrows and disbursements therefrom as contemplated by the loan agreement, any mortgagor requirements for on or off-site improvements or as to disbursement of any escrow funds therefor have been complied with;

     (xviii) The applicable Responsible Party has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

     (xix) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization;

     (xx) The Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (xxi) No fraudulent acts were committed by the applicable Responsible Party in connection with the origination process of the Mortgage Loan;

     (xxii) All taxes and governmental assessments that prior to the closing date of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;

     (xxiii) To the extent required under applicable law, the applicable Responsible Party was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiv) To the best knowledge of the applicable Responsible Party and except as set forth on Schedule 1 hereto, there is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan documents and the applicable Responsible Party has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

     (xxv) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the mortgagor which would materially interfere with such right to foreclosure;

     (xxvi) (A) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. The applicable Responsible Party has reviewed each such report and update. (B) The applicable Responsible Party, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. The applicable Responsible Party has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. (C) The applicable Responsible Party has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxvii) The Mortgage Loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in mortgagor is voluntarily transferred or assigned, other than, in each case as permitted under the terms and conditions of the Mortgage Loan documents;

      (xxviii) In connection with the origination of the Mortgage Loan (other than the 380 Madison Loan), the applicable Originator has received an opinion of counsel (with customary exceptions, qualifications and assumptions) to the effect that: (A) when each Mortgage and assignment of leases and rents, if any, are duly recorded and indexed in the appropriate state and local offices for such recording and indexing, and when the related UCC financing statements are filed and indexed in the appropriate state and local offices for such filing and indexing, such recording and filings shall be sufficient to perfect the lien on the Mortgaged Property described therein; (B) no re-recording or re-filing of any said instruments will be necessary to continue the perfection and priority of the Mortgage lien against the related Mortgaged Property, other than filing UCC continuation statements with the appropriate state and local offices as required under the law of the applicable state to continue the perfection of the liens perfected by the UCC financing statements; and (C) when recorded and filed as provided above, each related Mortgage and assignment of leases and rents, if any, shall constitute a valid, enforceable and perfected lien on, and security interest in, the related Mortgaged Property;

     (xxix) To the best of the applicable Responsible Party's knowledge and without affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the mortgagor or any Mortgaged Property an adverse outcome of which could materially affect the mortgagor's performance of its obligations under the Mortgage Loan documents;

     (xxx) The Mortgage Loan was originated by the applicable Responsible Party and complies in all material respects with the applicable Responsible Party's underwriting policies in effect as of the origination date of the Mortgage Loan, except as described on any exceptions report delivered to the lender prior to the Closing Date and except to the extent that such policies are modified and/or superseded;

     (xxxi) The origination, servicing and collection practices used by the applicable Responsible Party have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the Responsible Party in its reasonable discretion;

     (xxxii) Except as set forth in the loan agreement for the Cadillac Fairview Loan in connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Originator to assign, transfer and convey the Mortgage to any other person or entity;

     (xxxiii) If any Mortgaged Property is subject to any leases, to the best of the Responsible Party's knowledge, the mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and assignment of leases and rents, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

     (xxxiv) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan;

      (xxxv) Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration and, with respect to the 380 Madison Loan, subject to the terms of the 380 Madison Master Lease;

     (xxxvi) Based on the applicable Responsible Party's review of the 100-year flood plain map provided by FEMA, except for the Mortgaged Properties set forth on Schedule 1, no Mortgaged Property is located in a special flood hazard area (Zone A) as defined by the Federal Insurance Administration and with respect to the Mortgaged Properties set forth on
    Schedule 1, flood insurance coverage has been obtained;

     (xxxvii) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor (and, with respect to the Maschellmac Ground Leases, such other sources as the Responsible Party deemed appropriate) the following apply to such ground lease:

        A. The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property, lessee, its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan documents delivered to the Trustee.

        B. The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

        C. The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

        D. To the best of the Responsible Party's knowledge, as of the origination date of the Mortgage Loan, the ground lease was in full force and effect and no material default had occurred under the ground lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease. Since the origination date of the Mortgage Loan, no notice of default under the ground lease has been received by the holder of the Mortgage.

        E. The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

        F. The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate the ground lease.

        G. The ground lease has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan.

         H. The ground lease requires the lessor to enter into a new lease with the mortgagee upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults.

         I. Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

        J. Such ground lease does not impose any material restrictions on subletting.

        K. Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

        L. Except as set forth on Schedule 1, either the ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default under the ground lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

     (xxxviii) The Mortgage Loan is directly secured by a Mortgage on one or more commercial properties, and the value assigned by the Responsible Party, based on appraised values and subject to such adjustments as the Responsible Party deemed necessary pursuant to its underwriting standards as modified in connection with its origination of the Mortgage Loan (the "Responsible Party's Appraised Value") with respect to such property or properties was, in the aggregate, at least equal to 125% of the principal balance of the Mortgage Loan at origination; provided that the Responsible Party's Appraised Value must first be reduced by (1) the amount of any lien on the property or properties that is senior to the Mortgage Loan and
    (2) a proportionate amount of any lien that is in parity with the relevant Mortgage Loan;

      (xxxix) With respect to each Mortgaged Property, a Property Condition Report was prepared by a licensed engineer. The applicable Responsible Party has reviewed such Property Condition Report. Except as provided in the Property Condition Reports, to the best of the applicable Responsible Party's knowledge, based solely on its review of such Property Condition Report, certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property (subject, with respect to the 380 Madison Loan, to the item noted on Schedule 1);

     (xl) Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and, to the actual knowledge of the Responsible Party, with respect to the Cadillac Fairview Pool Loan and Whitehall Pool Loan, all such escrow accounts required to have been funded as of the Cut-Off Date (taking into account any applicable notice and grace period) have been funded;

     (xli) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Seller, and the related reassignment of assignment of leases and rents, if any, constitutes a legal, valid and binding assignment thereof to the Seller; and

     (xliii) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related assignment of leases and rents and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to the Seller hereunder (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to the Seller or subsequent transferee hereunder and identified on the mortgage loan schedule.

                           SCHEDULE 1 TO EXHIBIT B
                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

1.     Representation and Warranty (ix)
       With respect to the Cadillac Fairview Loan and the Golden East Crossing Mall, the Responsible Party noted some hurricane damage at its inspection at the time of origination. A recent inspection by representatives of Seller indicated the repair of such damage.

 2.     Representation and Warranty (x) and (xxxix)
       With respect to the 380 Madison Loan, the usage of the parking garage is not in compliance with the certificate of occupancy, dated March 10, 1992, in that parking spaces are not exclusively for tenants' use but are rented out to the general public.

3.     Representation and Warranty (xii) and (xxiv)
       With respect to the Cadillac Fairview Loan, when Mervyn's announced that it was closing its store at the Shannon Southpark Mall, the mortgagee had the right under the loan agreement for the Cadillac Fairview Loan to require the relevant Cadillac Fairview Borrower to prepay the Note secured by the Shannon Southpark Mall. The mortgagee has agreed to waive this right if certain conditions described in the Prospectus Supplement are met. If such conditions are met, the mortgagee will have the right to require the relevant Cadillac Fairview Borrower to deposit additional cash collateral with the mortgagee. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties--Description of the Mortgage Loans--The Cadillac Fairview Pool Loan--Reserves" herein.

4.     Representation and Warranty (xxxvi)
       The following Mortgaged Properties are located in a special flood hazard areas (Zone A):
       Whitehall Properties:
        Sun Buildings
       Cadillac Fairview Properties:
        Dover Mall
        Dover Commons
        Esplanade
        Golden East
       AAPT Properties:
        Westpark
        Maschellmac IV (portions of parcel, but not improvements)

5.     Representation and Warranty (xxxix)

   a) With respect to the Cadillac Fairview Pool Loan, building permits were not obtainable for the North DeKalb Mall and the Golden East Crossings Mall, and a certificate of occupancy was not obtainable for the North DeKalb Mall.

   b)      With respect to the Whitehall Pool Loan,

     i) For the Sun Buildings, the building permit for the 380 Fairview Way property was issued but not finalized (final inspection was not performed) and no certificates of occupancy were obtainable because they are not issued by the municipality.

     ii) For the North Ranch Plaza property, no building permits were obtainable except for Building E, 465 Linden Canyon and no certificates of occupancy were obtainable.

     iii) For the 1511-1515 Third Avenue property, no certificate of occupancy was obtainable.

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
                                                                     EXHIBIT C

                               ADJUSTED WAC RATE

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION
DATE)                    WAC
September 13, 1997.  =   8.11
October 13, 1997 ..  =   7.91
November 13, 1997 .  =   8.11
December 13, 1997 .  =   7.91
January 13, 1998 ..  =   8.11
February 13, 1998 .  =   8.11
March 13, 1998.....  =   7.52
April 13, 1998.....  =   8.11
May 13, 1998.......  =   7.91
June 13, 1998......  =   8.11
July 13, 1998......  =   7.91
August 13, 1998 ...  =   8.11
September 13, 1998.  =   8.11
October 13, 1998 ..  =   7.91
November 13, 1998 .  =   8.11
December 13, 1998 .  =   7.91
January 13, 1999 ..  =   8.11
February 13, 1999 .  =   8.11
March 13, 1999.....  =   7.52
April 13, 1999.....  =   8.11
May 13, 1999.......  =   7.91
June 13, 1999......  =   8.11
July 13, 1999......  =   7.91
August 13, 1999 ...  =   8.11
September 13, 1999.  =   8.11
October 13, 1999 ..  =   7.91
November 13, 1999 .  =   8.11
December 13, 1999 .  =   7.91
January 13, 2000 ..  =   8.11
February 13, 2000 .  =   8.11
March 13, 2000.....  =   7.72
April 13, 2000.....  =   8.11
May 13, 2000.......  =   7.92
June 13, 2000......  =   8.11
July 13, 2000......  =   7.92
August 13, 2000 ...  =   8.11
September 13, 2000.  =   8.11
October 13, 2000 ..  =   7.86
November 13, 2000 .  =   8.05
December 13, 2000 .  =   7.86
January 13, 2001 ..  =   8.05
February 13, 2001 .  =   8.05
March 13, 2001.....  =   7.48
April 13, 2001.....  =   8.05
May 13, 2001.......  =   7.86
June 13, 2001......  =   8.05
July 13, 2001......  =   7.86
August 13, 2001 ...  =   8.05
September 13, 2001.  =   8.05
October 13, 2001 ..  =   7.86
November 13, 2001 .  =   8.05
December 13, 2001 .  =   7.86
January 13, 2002 ..  =   8.05
February 13, 2002 .  =   8.05
March 13, 2002.....  =   7.48
April 13, 2002.....  =   8.05
May 13, 2002.......  =   7.86
June 13, 2002......  =   8.05
July 13, 2002......  =   7.86
August 13, 2002 ...  =   8.05
September 13, 2002.  =   8.05
October 13, 2002 ..  =   7.86
November 13, 2002 .  =   8.05
December 13, 2002 .  =   7.86
January 13, 2003 ..  =   8.05
February 13, 2003 .  =   8.05
March 13, 2003.....  =   7.48
April 13, 2003.....  =   8.05
May 13, 2003.......  =   7.86
June 13, 2003......  =   8.05
July 13, 2003......  =   7.86
August 13, 2003 ...  =   8.05
September 13, 2003.  =   8.05
October 13, 2003 ..  =   7.86
November 13, 2003 .  =   8.05
December 13, 2003 .  =   7.86
January 13, 2004 ..  =   8.00
February 13, 2004 .  =   8.00


March 13, 2004.....  =   7.68
April 13, 2004.....  =   8.00
May 13, 2004.......  =   7.84
June 13, 2004......  =   8.00
July 13, 2004......  =   7.84
August 13, 2004 ...  =   8.00
September 13,
 2004..............  =   8.00
October 13, 2004 ..  =   7.84

                               C-1

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION
DATE)                    WAC
November 13, 2004 .  =   8.00
December 13, 2004 .  =   7.84
January 13, 2005 ..  =   8.00
February 13, 2005 .  =   8.00
March 13, 2005.....  =   7.52
April 13, 2005.....  =   8.00
May 13, 2005.......  =   7.84
June 13, 2005......  =   8.00
July 13, 2005......  =   7.84
August 13, 2005 ...  =   8.00
September 13, 2005.  =   8.00
October 13, 2005 ..  =   7.84
November 13, 2005 .  =   8.00
December 13, 2005 .  =   7.84
January 13, 2006 ..  =   8.00
February 13, 2006 .  =   8.00
March 13, 2006.....  =   7.52
April 13, 2006.....  =   8.00
May 13, 2006.......  =   7.84
June 13, 2006......  =   8.00
July 13, 2006......  =   7.84
August 13, 2006 ...  =   8.00
September 13, 2006.  =   8.00
October 13, 2006 ..  =   7.84
November 13, 2006 .  =   8.00
December 13, 2006 .  =   7.84
January 13, 2007 ..  =   8.00
February 13, 2007 .  =   8.00
March 13, 2007.....  =   7.52
April 13, 2007.....  =   8.00
May 13, 2007.......  =   7.67
June 13, 2007......  =   7.82
July 13, 2007......  =   7.57
August 13, 2007 ...  =   8.06
September 13, 2007.  =   8.06
October 13, 2007 ..  =   7.80
November 13, 2007 .  =   8.06
December 13, 2007 .  =   7.80
January 13, 2008 ..  =   8.06
February 13, 2008 .  =   8.06
March 13, 2008.....  =   7.54
April 13, 2008.....  =   8.06
May 13, 2008.......  =   7.80
June 13, 2008......  =   8.06
July 13, 2008......  =   7.80
August 13, 2008 ...  =   8.06
September 13, 2008.  =   8.06
October 13, 2008 ..  =   7.80
November 13, 2008 .  =   8.06
December 13, 2008 .  =   7.80
January 13, 2009 ..  =   8.06
February 13, 2009 .  =   8.06
March 13, 2009.....  =   7.28
April 13, 2009.....  =   8.06
May 13, 2009.......  =   7.80
June 13, 2009......  =   8.06
July 13, 2009......  =   7.80
August 13, 2009 ...  =   8.06
September 13, 2009.  =   8.06
October 13, 2009 ..  =   7.80
November 13, 2009 .  =   8.06
December 13, 2009 .  =   7.80
January 13, 2010 ..  =   8.06
February 13, 2010 .  =   8.06
March 13, 2010.....  =   7.28
April 13, 2010.....  =   8.06
May 13, 2010.......  =   7.80
June 13, 2010......  =   8.06
July 13, 2010......  =   7.80
August 13, 2010 ...  =   8.06
September 13, 2010.  =   8.06
October 13, 2010 ..  =   7.80
November 13, 2010 .  =   8.06
December 13, 2011 .  =   7.80
January 13, 2011 ..  =   8.06
February 13, 2011 .  =   8.06
March 13, 2011.....  =   7.28
April 13, 2011.....  =   8.06
May 13, 2011.......  =   7.80
June 13, 2011......  =   8.06
July 13, 2011......  =   7.80
August 13, 2011 ...  =   8.06
September 13, 2011.  =   8.06
October 13, 2011 ..  =   7.80
November 13, 2011 .  =   8.06
December 13, 2011 .  =   7.80
January 13, 2012 ..  =   8.06
February 13, 2012 .  =   8.06
March 13, 2012.....  =   7.54
April 13, 2012.....  =   8.06
May 13, 2012.......  =   7.80
June 13, 2012......  =   8.06
July 13, 2012......  =   7.80
August 13, 2012 ...  =   8.06
September 13,
 2012..............  =   8.06
October 13, 2012 ..  =   7.80

                               C-2

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION
DATE)                    WAC
November 13, 2012 .  =   8.06
December 13, 2012 .  =   7.80
January 13, 2013 ..  =   8.06
February 13, 2013 .  =   8.06
March 13, 2013.....  =   7.28
April 13, 2013.....  =   8.06
May 13, 2013.......  =   7.80
June 13, 2013......  =   8.06
July 13, 2013......  =   7.80
August 13, 2013 ...  =   8.06
September 13, 2013.  =   8.06
October 13, 2013 ..  =   7.80
November 13, 2013 .  =   8.06
December 13, 2013 .  =   7.80
January 13, 2014 ..  =   8.06
February 13, 2014 .  =   8.06
March 13, 2014.....  =   7.28
April 13, 2014.....  =   8.06
May 13, 2014.......  =   7.80
June 13, 2014......  =   8.06
July 13, 2014......  =   7.80

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

                                             FORM OF REPORTS TO CERTIFICATEHOLDERS

                                                                                                                     EXHIBIT D


                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

===================================================================================================================================
                   REPORTING PACKAGE CONTENTS
                                                     Page Number      Description
                                                   ---------------    -----------

Table of Contents                                          1          Summary of Reports

REMIC Certificate Report                                   2          Payment information by Certificate Class

Certificate Interest Calculation                          3-4         Detail interest payment information by Certificate Class

Servicing-Related Information                              5

Aggregate Loan Status Report                               6          Rolling 15 months of summarized loan status information

Delinquency Detail Report                                  7          Detail listing of all loans not paid through the most recent payment due date

Property Table Reports                                     8          Update of selected stratification tables for all outstanding loans and properties

Loan and Property Level Detail Listing (Updated
Annex A)                                                   9          Current status of all loans and properties assigned to the trust on the Closing Date

Special Servicing Summary and Detail                     10-11        Current summary information regarding loans now speciallys serviced

Loan Modification Detail                                   12         Cumulative list and detail of all loan modifications executed since the Closing Date

REO Property Information                                   13         Current list and detail of all REO properties
===================================================================================================================================

                                                                 D-1
                                                                                                                     PAGE 1 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:
                                         REMIC CERTIFICATE REPORT
===================================================================================================================================
         ORIGINAL     OPENING    PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING     INTEREST    INTEREST   PREPAYMENT PASS-THROUGH
CLASS  FACE VALUE(1)  BALANCE     PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT    ADJUSTMENT   PREMIUMS    RATE(2)
CUSIP   PER $1,000   PER $1,000  PER $1,000  PER $1,000    PER $1,000   PER $1,000  PER $1,000  PER $1,000  PER $1,000 NEXT RATE(3)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

Notes:  (1) N denotes national balance not included in total (2) Interest paid minus interest adjustment minus deferred interest accrual (3) Estimated

                                                                 D-2
                                                                                                                     PAGE 2 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:
                                  CERTIFICATE INTEREST ALLOCATIONS
===================================================================================================================================

                             CERTIFICATE INTEREST ALLOCATIONS


             Accrued         Interest                            Beginning              Ending
Class        Interest        Distributed                         Upaid Interest         Unpaid Interest
===================================================================================================================================





TOTALS:
===================================================================================================================================
              Current Realized Losses
              Cumulative Realized Losses

              Prepayment Interest Shortfall
              Excess Prepayment Interest Shortfall
              Servicer Prepayment Interest Shortfall
===================================================================================================================================

                                                                 D-3
                                                                                                                     PAGE 3 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:
                                CERTIFICATE INTEREST ALLOCATIONS
===================================================================================================================================
                             Beginning Stated Principal Balance

                             Outstanding Purchased or Repurchased Loans

                             Repurchase Price

                             Beginning Reserve Account Balance

                             -------------------------------------------------------------

                             Loan                  Aggregate Reserve      Aggregate Escrow
                             Name                       Balance                 Balance
                             ==============================================================

                             TOTALS:
                             ==============================================================


                                                                 D-4
                                                                                                                     PAGE 4 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

==================================================================================================================================
                             SERVICING-RELATED INFORMATION

                             Servicing Fees (including per $1,000)
                             Special Servicing Fees (including per $1,000)
                             Additional Servicing Compensation
                             Interest Shortfall
                             Default, Net Default, and Excess Interest
                             P&I and Property Advance Detail
                             Prepayment Premium Collection

==================================================================================================================================


                                                  D-5
                                                                                                                     PAGE 5 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

                                                     AGGREGATE LOAN STATUS INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                 Delinq          Delinq         Delinq      Foreclosure/                                              Net Weighted
Distribution    1 Month         2 Months       3+ Months     Bankruptcy       REO        Modifications  Prepayments        Avg.
             ----------------------------------------------------------------------------------------------------------------------
   Date       #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #     Balance  #   Balance   Coupon  Remit
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                     Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                                                                 D-6
                                                                                                                     PAGE 6 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

                                                      DELINQUENCY LOAN DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
                                                       OUTSTANDING                        SPECIAL
LOAN AND                          CURRENT   OUTSTANDING  PROPERTY    ADVANCE     LOAN    SERVICER
PROPERTY  LOAN        PAID THRU    P&I         P&I      PROTECTION  DESCRIPTION   STATUS  TRANSFER  FORECLOSURE BANKRUPTCY
 NAME    GROUP PERIOD    DATE    ADVANCES    ADVANCE*   ADVANCES      (1)         (2)     DATE        DATE        DATE    REO DATE
===================================================================================================================================










         TOTALS:              0.00          0.00         0.00
===================================================================================================================================
(1) Advance Description   0. P&I Advance - Late Pament but less than one month delinquent
                          1. P&I Advance - Loan delinquent 1 month
                          2. P&I Advance - Loan delinquent 2 months
                          3. P&I Advance - Loan delinquent 3 months or more
                          4. P&I Advance - Loan in Grace Period
                          5. P&I Advance - Assumed Schedule Payment

(2) Loan Status           1. Specially Serviced
                          2. Foreclosure
                          3. Bankruptcy
                          4. REO
                          5. Prepay in Full
                          6. DPO
                          7. Foreclosure Sale
                          8. Bankruptcy Sale
                          9. REO Disposition
                         10. Modification / Workout
===================================================================================================================================
* Oustanding P&I Advances include the current period P&I Advance


                                                                 D-7
                                                                                                                    PAGE 7 OF 13


                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:
===================================================================================================================================
                        PROPERTY TABLE REPORTS

                        Undated Collateral Tables as they appear in Prospectus


===================================================================================================================================

                                                                 D-8
                                                                                                                     PAGE 8 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

                                                         LOAN LEVEL DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
                        SPECIAL                                                      PREPAY-                       PRE-
LOAN AND        PRO-   SERVICER                   NEG  BEGINNING         SCHEDULED   MENTS/    PRE-      PAID    PAYMENT
PROPERTY   GRP  PERTY  TRANSFER        MATURITY   AM   SCHEDULED   NOTE  PRINCIPAL   LIQUID-  PAYMENT  THROUGH   PREMIUM   LOAN
  NAME     ID   TYPE     DATE   STATE    DATE    (Y/N)  BALANCE    RATE   PAYMENT    ATIONS    DATE      DATE     AMOUNT  STATUS(*)
-----------------------------------------------------------------------------------------------------------------------------------



                             Additional fields will be provided from Annex A in
                             prospectus, including updated occupancies, NOIs and
                             DSCRs. A detailed operating statement report will also be
                             prepared periodically for each property.




-----------------------------------------------------------------------------------------------------------------------------------
   (*) Legend        1)  Specially Serviced        4)  REO                   7)  Foreclosure Sale        10)  Modification/Workout
                     2)  Foreclosure               5)  Prepay in Full        8)  Bankruptcy Sale
                     3)  Bankruptcy                6)  DPO                   9)  REO Disposition
-----------------------------------------------------------------------------------------------------------------------------------

                                                                 D-9
                                                                                                                    PAGE 9 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

                                                   SPECIALLY SERVICED LOAN SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
     Number of Loans as of the Closing Date                                                                      0
     Principal Balance as of the Closing Date                                                                 0.00

     Current Number of Loans                                                                                     0
     Current Outstanding Principal Balance                                                                    0.00

     Current Number of Specially Serviced Loans                                                                  0
     Current Outstanding Principal Balance of Specially Serviced Loans                                        0.00
     Percent of Specially Serviced Loans (per Current Number of Loans)                                      0.0000%
     Percent of Specially Serviced Loans (per Current Outstanding Principal Balance)                        0.0000%

     -------------------------------------------------------------------------------------------------------------------------
                                                                                                  CURRENT         CURRENT
                                                                                                 PRINCIPAL       PRINCIPAL
                                                                                    CURRENT    BALANCE AS A %  BALANCE AS A %
                                                     NUMBER OF       INITIAL       PRINCIPAL    OF SPECIALLY   OF TOTAL POOL
      SPECIALLY SERVICED LOAN STATUS                   LOANS    PRINCIPAL BALANCE   BALANCE    SERVICED LOANS     BALANCE
     -------------------------------------------------------------------------------------------------------------------------
       1) Request for waiver of Prepayment Premium
       2) Payment Default
       3) Request for Loan Modification or Workout
       4) Loans with Borrower Bankruptcy
       5) Loans in Process of Foreclosure
       6) Loans now REO Property
       7) Loans Paid Off
       8) Loans Returned to Master Servicer

     -------------------------------------------------------------------------------------------------------------------------
                         Total                         0.00           0.00           0.00

-----------------------------------------------------------------------------------------------------------------------------------

                                                                 D-10
                                                                                                                  PAGE 10 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

                                                       SPECIALLY SERVICED LOAN DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
             Special                                                                                          Debt      Specially
Loan and     Servicer      Sched        Sched                                        Net                     Service    Serviced
Property     Transfer    Principal    Interest    Maturity    Property             Operating                Coverage     Status
  Name         Date       Balance       Rate        Date        Type      State     Income      NOI Date      Ratio       Code*
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------
*Legend:  1) Request for waiver of Prepayment Premium   4) Loans with Borrower Bankruptcy    7) Loan Paid Off
          2) Payment Default                            5) Loans in Process of Foreclosure   8) Loans Returned to Master Servicer
          3) Request for Loan Modification or Workout   6) Loans now REO Property
-----------------------------------------------------------------------------------------------------------------------------------

                                                                 D-11
                                                                                                                       PAGE 11 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:

                                                          MODIFIED LOAN DETAIL
-----------------------------------------------------------------------------------------------------------------------------------
                     Loan and
  Modification       Property        Modification                  Modification
      Date             Name               Date                      Description
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------

                                                                 D-12
                                                                                                                    PAGE 12 OF 13

                                           $942,890,000
                                   GS MORTGAGE SECURITIES CORP II                                          Statement Date:
                      GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER                             Payment Date:
         GMAC COMMERCIAL MORTGAGE CORPORATION AND AMRESCO MANAGEMENT, AS SPECIAL SERVICERS                 Prior Payment:
                                  LASALLE NATIONAL BANK, AS TRUSTEE                                        Record Date:
                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, 1997-GL I                             WAC:
                                                                                                           WAM:
                                        REO PROPERTY INFORMATION
===================================================================================================================================

Property   Date Loan     Principal    Updated Appraised     Final Recovery      Proceeds Deposited in     Cumulative REO
  Name     Became REO    Balance             Value         Determination Date     Collection Account    Revenues Collected
===================================================================================================================================







                                                   D-13
                                                                                      PAGE 13 OF 13


           [THIS PAGE INTENTIONALLY LEFT BLANK]


 MORTGAGE                            PROPERTY
   LOAN   PROPERTY NAME                TYPE     ADDRESS                                  CITY
-------- -------------------------- ---------- ----------------------------------------- ---------------------
CADILLAC FAIRVIEW POOL
    1    Galleria at White Plains   Retail     100 Main Street                           White Plains
    2    The Esplanade              Retail     West Esplanade Avenue                     Kenner
    3    Northpark Mall             Retail     1200 East County Line Road                Ridgeland
    4    Dover Mall                 Retail     3054 Dover Mall                           Dover
    5    Golden East Crossing       Retail     Benvenue Road and U.S. Highway 301 Bypass Rocky Mount
--------------------------------------------------------------------------------------------------------------
    6    Shannon Southpark Mall     Retail     1000 Shannon Southpark                    Union City
    7    North DeKalb Mall          Retail     2050 Lawrenceville Highway                Decatur
    8    Dover Commons              Retail     1200 North DuPont Highway                 Dover
          TOTAL:
--------------------------------------------------------------------------------------------------------------
CENTURY PLAZA TOWERS                Office     2029-2049 Century Park East               Los Angeles
--------------------------------------------------------------------------------------------------------------
WHITEHALL POOL
    1    City Center                Office     1100 Main Street                          Kansas City
    2    Bennett Park               Office     5200 Great American Parkway               Santa Clara
    3    1511-1515 Third Avenue     Retail     1511-1515 Third Avenue                    New York
    4    Sun Buildings              Industrial 1100 Cadillac Court and 380 Fairview Way  Milpitas
    5    North Ranch Plaza          Retail     1125-1145 Lindero Canyon Road             Thousand Oaks
--------------------------------------------------------------------------------------------------------------
    6    Stevens Creek              Office     19925 Stevens Creek Boulevard             Cupertino
    7    Hookston Square            Office     3476 Buskirk Avenue                       Pleasant Hill
    8    San Valente Building       Industrial 3200 Patrick Henry Drive                  Santa Clara
    9    One Montvale Avenue        Office     One Montvale Avenue                       Stoneham
    10   One Northwest Center       Office     13831 Northwest Freeway                   Houston
--------------------------------------------------------------------------------------------------------------
    11   Downtown Plaza             Office     211 East Ocean Boulevard                  Long Beach

           TOTAL:
--------------------------------------------------------------------------------------------------------------
MONTEHIEDRA                         Retail     Montehiedra Ave & State Road 52           Rio Piedras, San Juan
--------------------------------------------------------------------------------------------------------------
CAP POOL
    1    Arboretum VI               Office     9011 Arboretum Parkway                    Richmond
    2    Arboretum VII              Office     9211 Aboretum Parkway                     Richmond
    3    Lakebrooke Pointe          Office     4805 Lake Brook Pointe                    Richmond
    4    Commerce Center            Office     2812 Emerywood Parkway                    Richmond
    5    Dabney I                   Office     2256 A-H Dabney Road                      Richmond
--------------------------------------------------------------------------------------------------------------
    6    Dabney II                  Office     2251 A-J Dabney Road                      Richmond
    7    Dabney III                 Office     2112-2124 Tomlynn Road                    Richmond
    8    Dabney IV                  Office     2161-2179 Tomlynn Street                  Richmond
    9    Dabney V                   Office     2200-2224 Tomlynn Street                  Richmond
    10   Dabney VI                  Office     2277 A-L Dabney Road                      Richmond
--------------------------------------------------------------------------------------------------------------
    11   Dabney VII                 Office     2246 A-N Dabney Road                      Richmond
    12   Dabney VIII                Office     2130 -2146 Tomlynn Road                   Richmond
    13   Dabney IX                  Office     2248 A-O Dabney Road                      Richmond
    14   Dabney X                   Office     2201-2247 Tomlynn Street                  Richmond
    15   Dabney XI                  Office     2221-2245 Dabney Road                     Richmond
--------------------------------------------------------------------------------------------------------------
    16   Dabney A-1 (NNN)           Industrial 2240 Dabney Road                          Richmond
    17   Dabney A-2 (NNN)           Industrial 2244 Dabney Road                          Richmond
    18   Morton Marks (NNN)         Industrial 2201 Dabney Street                        Richmond
    19   2110 Tomlyn (NNN)          Industrial 2110 Tomlynn Street                       Richmond
    20   Brittons Hill (NNN)        Office     2511-23 Britton's Road                    Richmond
--------------------------------------------------------------------------------------------------------------
    21   Westmoreland Plaza (NNN)   Industrial 1957 Westmoreland Street                  Richmond
    22   Plaza 1900                 Office     1900 Gallows Road                         McLean
    23   Campus Point               Office     1880 Campus Point                         Reston
    24   Oakwood Center             Office     11781 Lee Jackson Highway                 Fairfax
    25   Greenwood Corporate Center Office     12015 Lee Jackson Highway                 Fairfax
          TOTAL:
--------------------------------------------------------------------------------------------------------------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                    CUT-OFF
                                                                      DATE
                                                                   ALLOCATED                CUT-OFF       1994
MORTGAGE             YEAR BUILT/   TOTAL             OCCUPANCY       LOAN      APPRAISED     DATE         TOTAL
  LOAN   STATE  ZIP  RENOVATED   SF/UNITS  OCCUPANCY AS OF DATE     AMOUNT       VALUE        LTV        REVENUE
-------- ----- ----- ----------- --------- --------- ----------  ------------ ------------  -------    -----------
CADILLAC
FAIRVIEW POOL
    1    NY    10601 1980/1993   326,725       85%    23-May-97  $ 68,690,790  $100,000,000    68.7%   $17,187,826
    2    LA    70065 1985-86     411,925       86%    23-May-97  $ 51,095,609  $ 80,000,000    63.9%   $11,658,939
    3    MS    39157 1984        311,458       98%    23-May-97  $ 50,697,978  $ 85,000,000    59.6%   $ 9,336,566
    4    DE    19901 1982        418,261       88%    23-May-97  $ 33,003,390  $ 55,500,000    59.5%   $ 7,788,001
    5    NC    27804 1986-87     459,957       83%    23-May-97  $ 21,869,716  $ 38,000,000    57.6%   $ 4,672,092

------------------------------------------------------------------------------------------------------------------
    6    GA    30291 1980        276,505       78%    23-May-97  $ 20,875,638  $ 35,500,000    58.8%   $ 6,719,770
    7    GA    30033 1965/1986   437,757       82%    23-May-97    $9,940,780  $ 15,900,000    62.5%   $ 5,232,721
    8    DE    19901 1988         51,976       91%    23-May-97    $2,286,380  $  4,000,000    57.2%   $   664,139
                               ---------   -------               ------------ -------------   -----    -----------
                               2,694,564       86%               $258,460,281  $413,900,000    62.4%   $63,260,054
------------------------------------------------------------------------------------------------------------------
CENTURY PLAZA
TOWERS   CA    90067 1975      2,280,199       91%    31-May-97  $229,369,475  $460,000,000    49.9%   $58,038,922
------------------------------------------------------------------------------------------------------------------
WHITEHALL POOL
    1    MO    64152 1978/1992   639,586       89%    20-May-97  $ 19,185,037  $ 36,000,000    53.3%   $ 5,605,221
    2    CA    95054 1983        227,699       89%    20-May-97  $ 11,507,064  $ 27,100,000    42.5%   $ 2,389,336
    3    NY    10028 1917/1990    55,000      100%    20-May-97  $  7,519,663  $ 16,000,000    47.0%   $ 1,619,252
    4    CA    95035 1980/1988   231,840      100%    20-May-97  $  7,489,981  $ 16,950,000    44.2%            --
    5    CA    91362 1991         69,394       88%    20-May-97  $  5,669,431  $ 10,500,000    54.0%   $ 1,263,160
------------------------------------------------------------------------------------------------------------------
    6    CA    95014 1984         77,762       98%    20-May-97  $  5,649,643  $ 12,800,000    44.1%   $   446,670
    7    CA    94523 1984        192,042       95%    20-May-97  $  5,273,659  $ 14,000,000    37.7%            --
    8    CA    95054 1979/1992   104,540      100%    20-May-97  $  4,650,319  $  9,700,000    47.9%            --
    9    MA    02180 1890/1987   100,420       99%    23-May-97  $  2,117,379  $  8,000,000    26.5%            --
    10   TX    77040 1983        150,465       85%    20-May-97  $  1,721,606  $  6,100,000    28.2%   $   885,059
------------------------------------------------------------------------------------------------------------------
    11   CA    90802 1982/1996   100,146       88%    20-May-97  $  1,444,567  $  8,000,000    18.1%            --
                               ---------   -------               ------------ -------------   -----    -----------

                               1,948,894       92%               $ 72,228,348  $165,150,000    43.7%   $12,208,699
------------------------------------------------------------------------------------------------------------------
MONTEHIEDRA
         PR    00926 1994        525,378       99%    01-May-97  $ 52,579,779  $ 92,000,000    57.2%            --
------------------------------------------------------------------------------------------------------------------
CAP POOL
    1    VA    23236 1991         73,195       92%    01-Jun-97  $  4,156,316  $  7,000,000    59.4%   $ 1,155,492
    2    VA    23236 1991         30,791       96%    01-Jun-97  $  1,187,519  $  2,000,000    59.4%   $   397,931
    3    VA    --    1996         61,632      100%    01-Jun-97  $  4,037,564  $  6,800,000    59.4%            --
    4    VA    23294 1980         56,076      100%    01-Jun-97  $  3,384,429  $  5,700,000    59.4%   $   545,493
    5    VA    23230 1982         33,600      100%    01-Jun-97  $    712,511  $  1,200,000    59.4%   $   122,398
------------------------------------------------------------------------------------------------------------------
    6    VA    23230 1983         42,000       90%    01-Jun-97  $    831,263  $  1,400,000    59.4%   $   154,716
    7    VA    23230 1984         23,850      100%    01-Jun-97  $    534,384  $    900,000    59.4%   $   120,628
    8    VA    23230 1985         41,550      100%    01-Jun-97  $    890,639  $  1,500,000    59.4%   $   183,104
    9    VA    23230 1985         45,353      100%    01-Jun-97  $  1,128,143  $  1,900,000    59.4%   $   249,833
    10   VA    23230 1986         50,400      100%    01-Jun-97  $  1,128,143  $  1,900,000    59.4%   $   221,744
------------------------------------------------------------------------------------------------------------------
    11   VA    23230 1987         33,419      100%    01-Jun-97  $    950,015  $  1,600,000    59.4%   $   252,482
    12   VA    23230 1988         29,700      100%    01-Jun-97  $    712,511  $  1,200,000    59.4%   $   199,571
    13   VA    23230 1989         30,263       86%    01-Jun-97  $    771,887  $  1,300,000    59.4%   $   220,762
    14   VA    23230 1989         85,844      100%    01-Jun-97  $  2,434,414  $  4,100,000    59.4%   $   379,459
    15   VA    23230 1994         45,250      100%    01-Jun-97  $  1,306,271  $  2,300,000    56.8%   $    48,615
------------------------------------------------------------------------------------------------------------------
    16   VA    23230 1984         15,389      100%    01-Jun-97  $    231,138  $  1,200,000    19.3%   $   134,653
    17   VA    23230 1993         33,050      100%    01-Jun-97  $  1,317,460  $  2,600,000    50.7%   $         -
    18   VA    23230 1962/1985    45,000      100%    01-Jun-97  $    890,639  $  1,500,000    59.4%   $   141,840
    19   VA    23230 1965         15,910      100%    01-Jun-97  $    326,568  $    550,000    59.4%   $    27,584
    20   VA    23230 1987        132,103      100%    01-Jun-97  $  2,671,918  $  4,500,000    59.4%   $   538,275
------------------------------------------------------------------------------------------------------------------
    21   VA    23230 1975/1993   121,815      100%    01-Jun-97  $  2,909,421  $  5,200,000    56.0%   $   173,318
    22   VA    --    1989        203,084      100%    01-Jun-97  $ 18,665,681  $ 32,500,000    57.4%   $ 4,631,041
    23   VA    --    1985        172,448      100%    01-Jun-97  $ 15,135,783  $ 23,300,000    65.0%   $ 2,582,072
    24   VA    22033 1982        127,569      100%    01-Jun-97  $  9,549,185  $ 13,800,000    59.2%   $ 1,128,563
    25   VA    22033 1985        150,961       92%    01-Jun-97  $ 12,082,642  $ 18,800,000    64.3%   $ 1,615,766
                               ---------   -------               ------------ -------------   ------   -----------
                               1,700,252       98%               $ 87,946,446  $144,750,000    60.8%   $15,225,340
------------------------------------------------------------------------------------------------------------------

NOTES: Flex space is assumed to be of type Office while R&D space is assumed to be of type Industrial.
       The DSCR for the AAPT Pool loan incorporates the initial Base Libor Rate of 5.6875%.

ANNEX A


     1995          1996                                                 UNDERWRITTEN
     TOTAL         TOTAL         1994          1995          1996         NET CASH
    REVENUE       REVENUE      TOTAL NOI     TOTAL NOI     TOTAL NOI        FLOW        DSCR      FEE/LEASEHOLD
------------- ------------- ------------- ------------- ------------- -------------- -------- -------------------
 $19,611,310    $16,577,417   $ 8,739,377   $11,508,093   $ 8,610,439   $ 8,162,904     1.34x         Simple
 $11,833,019    $11,827,000   $ 7,233,247   $ 7,491,618   $ 7,599,000   $ 6,952,589     1.53          Simple
 $10,386,165    $11,611,040   $ 5,701,751   $ 6,604,760   $ 7,640,196   $ 7,467,031     1.66          Simple
 $ 7,876,070    $ 7,814,097   $ 5,321,473   $ 5,429,217   $ 5,065,029   $ 4,659,925     1.59   Simple/Ground Lease
 $ 5,192,267    $ 5,160,776   $ 2,980,535   $ 3,576,051   $ 3,327,000   $ 3,550,472     1.82          Simple
------------------------------------------------------------------------------------------------------------------
 $ 7,126,255    $ 6,827,113   $ 3,568,815   $ 3,910,942   $ 3,812,000   $ 2,912,517     1.57          Simple
 $ 4,760,948    $ 4,109,000   $ 2,368,303   $ 1,916,927   $ 1,355,768   $ 1,795,192     2.03          Simple
 $   551,950    $        --   $   581,463   $   520,392   $        --   $   373,226     1.84          Simple
------------------------------------------------------------------------------------------------------------------
 $67,337,984    $63,926,443   $36,494,964   $40,958,000   $37,409,432   $35,873,856     1.56x
------------- ------------- ------------- ------------- ------------- -------------- -------- --------------------
 $58,267,240    $60,208,030   $32,547,954   $33,647,725   $34,247,963   $35,718,416     1.76x         Simple
------------------------------------------------------------------------------------------------------------------
 $ 7,566,067    $ 7,559,677   $ 1,908,130   $ 3,620,993   $ 3,786,623   $ 3,017,421     1.57          Simple
 $ 2,932,171    $ 3,360,695   $ 1,825,930   $ 2,025,541   $ 2,533,766   $ 2,073,616     1.80          Simple
 $ 1,594,568    $ 1,619,038   $ 1,228,676   $ 1,260,317   $ 1,082,785   $ 1,431,051     1.90          Simple
 $ 2,281,634    $ 2,134,102            --   $ 2,122,354   $ 1,663,685   $ 1,317,010     1.76          Simple
 $ 1,354,338    $ 1,519,222   $   888,328   $   992,819   $ 1,132,041   $   873,687     1.54          Simple
------------------------------------------------------------------------------------------------------------------
 $   707,261    $ 1,484,995   $   305,487   $   392,016   $ 1,076,175   $   983,542     1.74          Simple
 $ 2,748,603    $ 2,982,323            --   $ 1,143,862   $ 1,400,880   $ 1,129,765     2.14          Ground Lease
 $   818,350    $   891,367            --   $   666,044   $   745,714   $   540,803     1.16          Simple
 $ 1,057,278    $ 1,633,586            --   $   375,108   $   979,678   $   449,899     2.12          Simple
 $ 1,320,437    $ 1,538,587   $   164,189   $   478,753   $   680,429   $   483,992     2.81          Simple
------------------------------------------------------------------------------------------------------------------
 $ 1,445,741    $ 1,615,339            --   $   561,984   $   818,777   $   316,492     2.19          Simple
------------- ------------- ------------- ------------- ------------- -------------- -------- --------------------
 $23,826,449    $26,338,931   $ 6,320,740   $13,639,791   $15,900,553   $12,617,278     1.74x
------------------------------------------------------------------------------------------------------------------
 $ 7,752,556    $10,296,226                 $ 5,628,216   $ 7,763,283   $ 8,091,213     1.69x         Simple
------------------------------------------------------------------------------------------------------------------
 $ 1,083,219    $ 1,037,795   $   713,828   $   666,344   $   672,613   $   580,027     1.65          Simple
 $   356,137    $   380,057   $   244,644   $   201,293   $   237,622   $   227,974     2.27          Simple
 $   101,877    $   868,685   $      (653)  $    63,097   $   562,208   $   581,230     1.70          Simple
 $   555,708    $   596,552   $   464,307   $   449,798   $   480,369   $   403,606     1.41          Simple
 $   155,340    $   172,302   $    89,603   $   119,422   $   146,075   $   117,421     1.95          Simple
------------------------------------------------------------------------------------------------------------------
 $   177,384    $   200,508   $   127,323   $   144,620   $   171,501   $   130,001     1.85          Simple
 $   127,976    $    70,329   $    97,595   $    98,690   $    50,899   $    82,699     1.83          Simple
 $   182,080    $   211,989   $   145,072   $   153,954   $   193,581   $   140,376     1.86          Simple
 $   246,662    $   253,226   $   203,398   $   177,384   $   213,149   $   176,920     1.85          Simple
 $   197,513    $   188,962   $   201,049   $   156,834   $   157,737   $   179,765     1.88          Simple
------------------------------------------------------------------------------------------------------------------
 $   209,917    $   239,889   $   210,033   $   164,638   $   199,414   $   160,081     1.99          Simple
 $   177,245    $   181,408   $   171,277   $   143,355   $   148,072   $   116,866     1.94          Simple
 $   216,827    $   225,822   $   184,279   $   157,489   $   174,169   $   151,243     2.32          Simple
 $   545,134    $   574,035   $   289,395   $   451,465   $   482,162   $   383,330     1.86          Simple
 $   260,812    $   276,714   $    21,569   $   218,944   $   230,271   $   192,018     1.74          Simple
------------------------------------------------------------------------------------------------------------------
 $   158,716    $   168,621   $   106,782   $   139,903   $   148,586   $    83,083     4.25          Simple
 $   223,087    $   260,078   $    (4,247)  $   190,488   $   232,299   $   174,817     1.57          Simple
 $   153,362    $   158,062   $   121,687   $   130,479   $   138,372   $   119,777     1.59          Simple
 $    55,685    $    69,817   $    21,932   $    48,670   $    64,422   $    56,546     2.05          Simple
 $   536,089    $   580,416   $   479,468   $   445,576   $   498,278   $   414,078     1.83          Simple
------------------------------------------------------------------------------------------------------------------
 $   502,040    $   514,563   $    89,192   $   447,294   $   453,644   $   410,166     1.67          Simple
 $ 5,182,149    $ 4,697,272   $ 3,055,346   $ 4,075,965   $ 3,483,626   $ 2,918,932     1.85          Simple
 $ 2,696,410    $ 2,845,029   $ 2,205,867   $ 2,280,459   $ 2,349,328   $ 1,875,443     1.46          Simple
 $   213,258    $ 1,764,281   $   478,665   $   171,483   $ 1,081,936   $   862,080     1.07          Simple
 $   150,268    $ 1,842,724   $   750,079   $   108,804   $   922,846   $ 1,400,401     1.30          Simple
------------- ------------- ------------- ------------- ------------- -------------- -------- --------------------
 $14,464,895    $18,379,136   $10,467,490   $11,406,448   $13,493,179   $11,938,880     1.60x
------------------------------------------------------------------------------------------------------------------




 MORTGAGE                          PROPERTY
   LOAN   PROPERTY NAME              TYPE     ADDRESS                    CITY
-------- ------------------------ ----------- -------------------------- ------------------
RITZ PLAZA                        Multifamily 235-237 West 48th Street   New York
-------------------------------------------------------------------------------------------
AAPT POOL
    1    Maschellmac I            Office      1000 First Avenue          King of Prussia
    2    Maschellmac II           Office      1020 First Avenue          King of Prussia
    3    Maschellmac III          Office      1040 First Avenue          King of Prussia
    4    Maschellmac IV           Office      1060 First Avenue          King of Prussia
    5    1760 MSA Partnership     Office      1760 Market Street         Philadelphia
-------------------------------------------------------------------------------------------
    6    7450 Tilghman            Office      7450 Tilghman Street       Allentown
    7    7535 Windsor             Office      7535 Windsor Drive         Allentown
    8    7150 Windsor             Office      7150 Windsor Drive         Allentown
    9    7010 Snowdrift           Office      7010 Snowdrift             Allentown
    10   304 Harper               Office      304 Harper Drive           Moorestown
-------------------------------------------------------------------------------------------
    11   305 Harper               Office      305 Harper Drive           Moorestown
    12   303 Fellowship           Office      303 Fellowship Drive       Mount Laurel
    13   305 Fellowship           Office      305 Fellowship Drive       Mount Laurel
    14   307 Fellowship           Office      307 Fellowship Drive       Mount Laurel
    15   309 Fellowship           Office      309 Fellowship Drive       Mount Laurel
-------------------------------------------------------------------------------------------
    16   700 East Gate            Office      700 East Gate Drive        Mount Laurel
    17   701 East Gate            Office      701 East Gate Drive        Mount Laurel
    18   815 East Gate            Office      815 East Gate Drive        Mount Laurel
    19   817 East Gate            Office      817 East Gate Drive        Mount Laurel
    20   Main Street Center       Office      600 East Main Street       Richmond
-------------------------------------------------------------------------------------------
    21   Westpark 1               Office      4364 South Alston Drive    Durham
    22   E-M Venture -Office      Office      155 Rittenhouse Circle     Bristol
    23   E-M Venture -Industrial  Industrial  180 Rittenhouse Circle     Bristol
    24   7020 Snowdrift           Industrial  7020 Snowdrift             Allentown
    25   6845 Snowdrift           Industrial  6845 Snowdrift Drive       Allentown
-------------------------------------------------------------------------------------------
    26   6755 Snowdrift           Industrial  6755 Snowdrift Drive       Allentown
    27   6810 Tilghman            Industrial  6810 Tilghman              Allentown
    28   6690 Grant Way           Industrial  6690 Grant Way             Allentown
    29   6670 Grant Way           Industrial  6670 Grant Way             Allentown
    30   7055 Ambassador          Industrial  7055 Ambassador Drive      Allentown
-------------------------------------------------------------------------------------------
    31   50 Swedesford Square     Office      50 East Swedesford Road    Frazer
    32   52 Swedesford Square     Office      52 East Swedesford Road    Frazer
    33   Iron Run Land            Land            --                     Allentown
    34   East Gate Land           Land            --                     Mount Laurel
    35   Masons Mill Building 1   Office      3401 Masons Mill Road      Huntington Valley
-------------------------------------------------------------------------------------------
    36   Masons Mill Building 2   Office      3401 Masons Mill Road      Huntington Valley
    37   Masons Mill Building 3   Office      3401 Masons Mill Road      Huntington Valley
    38   Masons Mill Building 4   Office      3501 Masons Mill Road      Huntington Valley
    39   Masons Mill Building 5   Office      3501 Masons Mill Road      Huntington Valley
    40   Masons Mill Building 6   Office      3401 Masons Mill Road      Huntington Valley
-------------------------------------------------------------------------------------------
    41   Masons Mill Building 7   Office      1800 Byberry Road          Huntington Valley
    42   Masons Mill Building 8   Office      1800 Byberry Road          Huntington Valley
    43   Masons Mill Building 9   Office      1800 Byberry Road          Huntington Valley
    44   Masons Mill Building 10  Office      1800 Byberry Road          Huntington Valley
    45   Masons Mill Building 11  Office      1800 Byberry Road          Huntington Valley
-------------------------------------------------------------------------------------------
    46   Masons Mill Building 12  Office      1800 Byberry Road          Huntington Valley
    47   Masons Mill Building 13  Office      1800 Byberry Road          Huntington Valley
    48   Masons Mill Building 14  Office      1800 Byberry Road          Huntington Valley
         Masons Mill -Rollup      Office      Masons Mill & Byberry Road Huntington Valley

          TOTAL:
------------------------------------------------------------------------------------------------
380 MADISON                       Office      380 Madison Avenue         New York
------------------------------------------------------------------------------------------------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                   CUT-OFF
                                                                     DATE
                                                                  ALLOCATED                CUT-OFF      1994
MORTGAGE             YEAR BUILT/   TOTAL             OCCUPANCY      LOAN      APPRAISED     DATE        TOTAL
  LOAN   STATE  ZIP  RENOVATED   SF/UNITS  OCCUPANCY AS OF DATE    AMOUNT       VALUE        LTV       REVENUE
-------- ----- ----- ----------- --------- --------- ---------- ------------ ------------  -------   -----------
AAPT POOL
    1    PA    19406 1980/92      74,140        95%    01-Jun-97 $  4,494,177  $ 8,900,000   50.5%   $1,311,354
    2    PA    19406 1984/91      74,556       100%    01-Jun-97 $  5,742,979  $11,000,000   52.2%   $1,067,360
    3    PA    19406 1985/93      74,512       100%    01-Jun-97 $  5,883,536  $11,300,000   52.1%   $  638,798
    4    PA    19406 1987/91      74,556       100%    01-Jun-97 $  4,618,076  $10,400,000   44.4%   $1,091,664
    5    PA    19101 1981/92     122,893        94%    01-Jun-97 $  2,532,488  $ 8,500,000   29.8%   $1,312,838
---------------------------------------------------------------------------------------------------------------
    6    PA    18051 1986        100,000       100%    01-Jun-97 $  4,173,741  $ 6,725,000   62.1%   $  990,265
    7    PA    18051 1985/94     129,223        98%    01-Jun-97 $  8,045,450  $11,500,000   70.0%   $1,483,725
    8    PA    18051 1988         49,420       100%    01-Jun-97 $  2,135,036  $ 3,750,000   56.9%   $  443,156
    9    PA    18051 1991         33,029        85%    01-Jun-97 $  1,309,488  $ 2,300,000   56.9%   $  341,247
    10   NJ    08057 1975/1992    29,537        91%    01-Jun-97 $    760,479  $ 1,850,000   41.1%   $  383,236
---------------------------------------------------------------------------------------------------------------
    11   NJ    08057 1979/92      14,980       100%    01-Jun-97 $    512,409  $   900,000   56.9%   $   79,639
    12   NJ    08054 1979/91      53,135        94%    01-Jun-97 $  2,448,174  $ 4,300,000   56.9%   $  760,218
    13   NJ    08054 1980/92      53,959        98%    01-Jun-97 $  2,903,648  $ 5,100,000   56.9%   $  694,302
    14   NJ    08054 1981/92      54,169        83%    01-Jun-97 $  2,448,174  $ 4,300,000   56.9%   $  786,962
    15   NJ    08054 1982/92      55,351        95%    01-Jun-97 $  2,562,043  $ 4,500,000   56.9%   $  740,142
---------------------------------------------------------------------------------------------------------------
    16   NJ    08054 1984/1992   118,071       100%    01-Jun-97 $  6,376,639  $11,200,000   56.9%   $  959,190
    17   NJ    08054 1986/95      58,000       100%    01-Jun-97 $  3,871,531  $ 6,800,000   56.9%   $  915,378
    18   NJ    08054 1986         25,500        87%    01-Jun-97 $    953,649  $ 1,675,000   56.9%   $  213,323
    19   NJ    08054 1986         25,351       100%    01-Jun-97 $    910,948  $ 1,600,000   56.9%   $  182,323
    20   VA    23219 1987        422,309        91%    01-Jun-97 $ 18,473,683  $32,400,000   57.0%   $8,136,495
---------------------------------------------------------------------------------------------------------------
    21   NC    27713 1985/95      56,345       100%    01-Jun-97 $  2,962,325  $ 5,200,000   57.0%   $  831,790
    22   PA    19007 1981/94      22,500       100%    01-Jun-97 $    712,097  $ 1,250,000   57.0%   $       --
    23   PA    19007 1984/94      60,000       100%    01-Jun-97 $    897,243  $ 1,575,000   57.0%   $  225,000
    24   PA    18051 1975         41,390       100%    01-Jun-97 $    783,307  $ 1,375,000   57.0%   $  159,978
    25   PA    18051 1975         93,000       100%    01-Jun-97 $  2,022,356  $ 3,550,000   57.0%   $  315,412
---------------------------------------------------------------------------------------------------------------
    26   PA    18051 1988        125,000       100%    01-Jun-97 $  2,506,583  $ 4,700,000   53.3%   $      745
    27   PA    18051 1975         54,844       100%    01-Jun-97 $  1,025,420  $ 2,075,000   49.4%   $   187,116
    28   PA    18051 1982         88,000       100%    01-Jun-97 $  1,965,389  $ 3,450,000   57.0%   $   366,272
    29   PA    18051 1979         72,885       100%    01-Jun-97 $  1,623,582  $ 2,850,000   57.0%   $   322,589
    30   PA    18051 1991        153,600       100%    01-Jun-97 $  3,361,099  $ 5,900,000   57.0%   $   583,421
------------------------------------------------------------------  --------------------------------------------
    31   PA    19355 1988        109,800       100%    01-Jun-97 $  9,376,197  $ 17,000,000  55.2%   $ 1,966,262
    32   PA    19355 1981        131,017       100%    01-Jun-97 $ 10,026,330  $ 17,600,000  57.0%   $ 2,533,502
    33   PA    18051   --             --         0%    01-Jun-97 $    739,582  $  4,200,000  17.6%            --
    34   NJ    08054   --             --         0%    01-Jun-97 $    539,695  $  5,100,000  10.6%            --
    35   PA    19006 1978/91      17,415       100%    01-Jun-97 $    448,245  $  1,167,517  38.4%            --
----------------------------------------------------------------------------------------------------------------
    36   PA    19006 1978/91      12,000       100%    01-Jun-97 $    308,868  $    804,491  38.4%            --
    37   PA    19006 1979/91      12,000       100%    01-Jun-97 $    308,868  $    804,491  38.4%            --
    38   PA    19006 1979/91      11,880        83%    01-Jun-97 $    305,780  $    796,446  38.4%            --
    39   PA    19006 1978/91      16,060       100%    01-Jun-97 $    413,369  $  1,076,677  38.4%            --
    40   PA    19006 1979/91      16,060       100%    01-Jun-97 $    413,369  $  1,076,677  38.4%            --
----------------------------------------------------------------------------------------------------------------
    41   PA    19006 1980/94      16,365        76%    01-Jun-97 $    421,219  $  1,097,124  38.4%             --
    42   PA    19006 1980/94      18,000        82%    01-Jun-97 $    463,302  $  1,206,736  38.4%             --
    43   PA    19006 1980/94      12,000       100%    01-Jun-97 $    308,868  $    804,491  38.4%             --
    44   PA    19006 1980/94      18,039       100%    01-Jun-97 $    464,255  $  1,209,217  38.4%             --
    45   PA    19006 1984         12,000       100%    01-Jun-97 $    308,868  $    804,491  38.4%             --
-----------------------------------------------------------------------------------------------------------------
    46   PA    19006 1984         17,994        80%    01-Jun-97 $    463,148  $  1,206,333  38.4%             --
    47   PA    19006 1984         14,000       100%    01-Jun-97 $    360,346  $    938,573  38.4%             --
    48   PA    19006 1984         18,000        64%    01-Jun-97 $    463,302  $  1,206,736  38.4%             --
         PA          1978-1982   211,813        90%    01-Jun-97 $  5,451,808  $ 14,200,000  38.4%    $ 1,780,895
                               ---------                         ------------  ------------  ----    ------------
                               2,862,885        97%              $125,149,361  $239,025,000  52.4%    $31,804,597
-----------------------------------------------------------------------------------------------------------------
380 MADISON
         NY   10017  1952/90     897,602     86%       23-Jun-97 $ 89,000,000  $197,000,000  45.2%    $16,000,000
-----------------------------------------------------------------------------------------------------------------

NOTES: Flex space is assumed to be of type Office while R&D space is assumed to be of type Industrial.
       The DSCR for the AAPT Pool loan incorporates the initial Base Libor Rate of 5.6875%.

     1995          1996                                                 UNDERWRITTEN
     TOTAL         TOTAL         1994          1995          1996         NET CASH
    REVENUE       REVENUE      TOTAL NOI     TOTAL NOI     TOTAL NOI        FLOW        DSCR      FEE/LEASEHOLD
------------- ------------- ------------- ------------- ------------- -------------- -------- -------------------
 $10,818,337    $11,751,306   $ 7,130,157   $ 6,519,906   $ 6,868,898   $ 7,573,130     1.34x          Simple
------------- ------------- ------------- ------------- ------------- -------------- -------- -------------------

 $ 1,347,237    $ 1,343,349   $   649,799   $   680,882   $   651,592   $   397,011     1.22        Leasehold
 $   225,827    $ 1,191,415   $   964,064   $   (89,195)  $   740,203   $   509,824     1.12        Leasehold
 $   898,408    $ 1,093,683   $   293,434   $   500,526   $   653,083   $   543,161     1.16        Leasehold
 $ 1,198,616    $ 1,155,817   $   414,423   $   724,996   $   576,477   $   480,500     1.52        Leasehold
 $ 1,790,089    $ 2,054,648   $   166,331   $   486,822   $   759,669   $   505,149     2.47           Simple
-----------------------------------------------------------------------------------------------------------------
 $   990,000    $   990,000   $   940,472   $   957,494   $   916,212   $   715,903     2.16           Simple
 $ 1,546,031    $ 1,617,749   $   938,434   $ 1,037,216   $ 1,089,880   $   746,875     1.27           Simple
 $   503,060    $   447,865   $   396,916   $   397,759   $   306,987   $   270,674     1.60           Simple
 $   342,465    $   346,062   $   263,942   $   262,419   $   252,393   $   183,748     1.77           Simple
 $   318,339    $   202,679   $   139,006   $   105,412   $    (2,274)  $    79,673     1.32           Simple
-----------------------------------------------------------------------------------------------------------------
 $   101,881    $   105,598   $    71,916   $    90,606   $    88,703   $    63,162     1.56           Simple
 $   814,808    $   825,191   $   435,077   $   463,392   $   475,821   $   323,756     1.68           Simple
 $   789,721    $   830,023   $   415,576   $   482,532   $   515,998   $   352,900     1.63           Simple
 $   814,554    $   779,740   $   439,841   $   453,662   $   442,938   $   355,633     1.83           Simple
 $   875,028    $   867,392   $   421,874   $   542,827   $   517,104   $   366,430     1.80           Simple
-----------------------------------------------------------------------------------------------------------------
 $ 1,585,064    $ 2,010,592   $   288,973   $   778,617   $ 1,211,889   $   733,811     1.45           Simple
 $   968,004    $ 1,023,740   $   606,904   $   646,812   $   682,904   $   719,859     1.83           Simple
 $   290,133    $   268,013   $   108,618   $   162,644   $   167,141   $   135,748     1.80           Simple
 $   236,424    $   288,646   $    72,672   $   147,933   $   177,757   $   137,656     1.91           Simple
 $ 8,398,494    $ 8,629,074   $ 5,521,042   $ 5,704,125   $ 5,953,366   $ 4,854,426     2.22           Simple
-----------------------------------------------------------------------------------------------------------------
 $   862,587    $   834,784   $   462,268   $   512,217   $   439,189   $   430,949     1.83           Simple
 $    70,333    $   140,625   $   (90,159)  $    28,192   $   128,468   $    91,381     1.62           Simple
 $   201,000    $   201,000   $   219,644   $   190,867   $   189,431   $   129,462     1.82           Simple
 $   136,932    $   167,468   $   143,425   $   121,303   $   123,300   $   115,945     1.87           Simple
 $   368,769    $   454,278   $   276,736   $   347,305   $   377,795   $   307,923     1.92           Simple
-----------------------------------------------------------------------------------------------------------------
 $   112,746    $   513,271   $  (109,843)  $    88,602   $   418,211   $   385,741     1.94           Simple
 $   170,258    $   212,355   $   164,680   $   159,220   $   171,466   $   141,011     1.74           Simple
 $   386,980    $   454,905   $   338,682   $   367,283   $   379,259   $   321,912     2.07           Simple
 $   349,795    $   414,259   $   297,545   $   324,640   $   346,709   $   281,742     2.19           Simple
 $   610,033    $   740,706   $   565,582   $   585,627   $   621,038   $   522,488     1.96           Simple
-----------------------------------------------------------------------------------------------------------------
 $ 2,044,913    $ 1,561,356   $ 1,964,662   $ 2,036,296   $ 1,565,556   $ 1,251,404     1.68           Simple
 $ 1,620,221    $ 2,173,638   $ 1,457,898   $   699,539   $ 1,315,724   $ 1,222,297     1.54           Simple
          --             --            --            --            --   $  (100,720)   (1.72)          Simple
          --             --            --            --            --   $  (206,661)   (4.83)          Simple
          --             --            --            --            --            --       --           Simple
-----------------------------------------------------------------------------------------------------------------
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
-----------------------------------------------------------------------------------------------------------------
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
-----------------------------------------------------------------------------------------------------------------
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
          --             --            --            --            --            --       --           Simple
 $ 2,327,886    $ 2,601,287   $   893,672   $ 1,520,947   $ 1,729,887   $ 1,145,981     2.65
------------- ------------- ------------- ------------- ------------- -------------- -------- -------------------
 $33,296,636    $36,541,208   $20,134,106   $21,519,519   $23,983,876   $18,516,754     1.72x
-----------------------------------------------------------------------------------------------------------------
 $16,000,000    $16,000,000   $16,000,000   $16,000,000   $16,000,000   $16,000,000     2.26x          Simple
-----------------------------------------------------------------------------------------------------------------


PROSPECTUS

                    GS MORTGAGE SECURITIES CORPORATION II

                                    SELLER

                       COMMERCIAL MORTGAGE PASS-THROUGH
                      CERTIFICATES (ISSUABLE IN SERIES)

   GS Mortgage Securities Corporation II (the "Seller") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in series (each, a "Series") by means of this Prospectus and a separate Prospectus Supplement for each Series. If specified in the related Prospectus Supplement, a Series may include one or more Classes of certificates (together with the Offered Certificates, the "Certificates") not offered by means of this Prospectus. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (each, a "Trust Fund") to be established by the Seller. The Certificates of a Series may be divided into two or more Classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

   Each Trust Fund will consist primarily of a pool (each, a "Mortgage Pool") of (i) one or more mortgage loans secured by first, second or more junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties, and related property and interests, or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans as described herein and in the related Prospectus Supplement (the "Mortgage Loans"), conveyed to such Trust Fund by the Seller, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other credit enhancements described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans included in a Mortgage Pool may also include participation interests in such types of mortgage loans and installment contracts for the sale of such types of properties. The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be non-recourse obligations of the mortgagors. The Mortgage Loans will be either seasoned or newly originated Mortgage Loans acquired by the Seller from third parties, which third parties may or may not be the originators of such Mortgage Loans and may or may not be affiliates of the Seller. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class of Offered Certificates, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans, other than, if so specified in the related Prospectus Supplement, Specially Serviced Mortgage Loans, will be serviced by a Master Servicer identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Mortgage Loans that become Specially Serviced Mortgage Loans (as described in such Prospectus Supplement) will be serviced by a Special Servicer identified therein.

   The Certificates will not represent an obligation of or an interest in the Seller or any affiliate thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any governmental agency or instrumentality. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or instrumentality or any insurer.

   The Seller, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the related Trust Fund as one or more "real estate mortgage investment conduits" (each a "REMIC"), for federal income tax purposes. If such an election is made, each Class of Certificates of a Series will be either "regular interests" or "residual interests", as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, may elect to be treated as a "financial asset securitization investment trust" ("FASIT"), or if no such election is made, will be classified as a grantor trust for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND
                   MARKET RISKS ASSOCIATED WITH THAT CLASS.

   THE RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "RISK FACTORS" ON PAGE 4 HEREIN. THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS OF OFFERED CERTIFICATES POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

   THE YIELD OF EACH CLASS OF OFFERED CERTIFICATES WILL DEPEND UPON, AMONG OTHER THINGS, ITS PURCHASE PRICE, ITS SENSITIVITY TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS. MORTGAGE LOAN PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

    O FAST MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY INTEREST-ONLY CLASSES, PURCHASED AT A PREMIUM OVER THEIR PRINCIPAL AMOUNTS.

    O SLOW MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY PRINCIPAL-ONLY CLASSES, PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS.

    O SMALL DIFFERENCES IN THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS CAN AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF THE OFFERED CERTIFICATES.

   SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THIS PROSPECTUS AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

                             ---------------------

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Offered Certificates. Offerings of certain Classes of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop for the Offered Certificates of any Series or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Offered Certificates unless accompanied by a Prospectus Supplement.

                             ---------------------

                 The date of this Prospectus is June 9, 1997

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Offered Certificates will, among other things, set forth with respect to such Series of Offered Certificates, to the extent applicable thereto: (i) any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the Mortgage Pool, used in structuring the transaction; (ii) the identity of each Class within such Series; (iii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining such rate) and the authorized denominations of each Class of Offered Certificates of such Series; (iv) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the Cut-Off Date for such Series of Offered Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (v) the identity of the Master Servicer; (vi) the identity of the Special Servicer, if any, and the characteristics of any Specially Serviced Mortgage Loans; (vii) the method of selection and powers of any Operating Advisor directing and approving actions of the Special Servicer; (viii) the circumstances, if any, under which the Offered Certificates of such Series are subject to redemption prior to maturity; (ix) the final scheduled distribution date of each Class of Offered Certificates of such Series; (x) the method used to calculate the aggregate amount of principal available and required to be applied to the Offered Certificates of such Series on each Distribution Date; (xi) the order of the application of principal and interest payments to each Class of Offered Certificates of such Series and the allocation of principal to be so applied; (xii) the extent of subordination of any Subordinate Certificates; (xiii) the principal amount of each Class of Offered Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (xiv) the Distribution Dates for each Class of Offered Certificates of such Series; (xv) the representations and warranties to be made by the Seller and any other entity, in respect of the Mortgage Loans; (xvi) if applicable, relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series; (xvii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series, (xviii) additional information with respect to any Credit Enhancement or cash flow agreement relating to such Series and, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement or any cash flow agreement counterparty for timely payment of interest and/or principal on their Certificates, information (including financial statements) regarding such provider or counterparty; (xix) additional information with respect to the plan of distribution of such Series; (xx) whether the Offered Certificates of such Series will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository; (xxi) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 20% or more of the aggregate principal balance of the Mortgage Loans in such Trust Fund, financial statements for such Mortgaged Properties as well as specific information with respect to such Mortgage Loans, Mortgaged Properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxii) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 10% or more, but less than 20%, of the aggregate principal balance of the Mortgage Loans in such Trust Fund, selected financial information with respect to such Mortgaged Properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxiii) if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the Mortgage Loans in a specific geographic region; (xxiv) if applicable, additional financial and other information concerning individual Mortgaged Properties when there is a substantial concentration of one or a few Mortgage Loans in a jurisdiction or region thereof experiencing economic difficulties which may have a material effect on such Mortgaged Properties;
(xxv) if a Trust Fund contains a substantial concentration of one or a few

Mortgage Loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of Mortgage Loans in such jurisdiction and the summary of general legal aspects of Mortgage Loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS;" and (xxvi) the rating assigned to each Class of Offered Certificates by the nationally recognized statistical rating organization or organizations identified therein.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Offered Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to the Seller at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention: Prospectus Department.

   The Master Servicer or the Trustee will be required to mail to Holders of Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered Holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates upon request to their respective DTC participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders." The Seller will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Seller with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefor should be available at the Commission's site on the Web.

                     INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

   All documents filed by the Seller pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates of a Series shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

                                 RISK FACTORS

COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

   Commercial and multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to-four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property, for example, laws which may require modifications to properties such as the Americans with Disabilities Act, and rent control laws in the case of multifamily mortgage loans. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" -- Certain Laws and Regulations," "--Type of Mortgaged Property" and "--Americans With Disabilities Act" herein.

   Unless otherwise specified in the related Prospectus Supplement, no new appraisals of the Mortgaged Properties will be obtained and no new valuations will be assigned to the Mortgage Loans by the Seller in connection with the offering of the Offered Certificates. It is possible that the market values of the Mortgaged Properties underlying a Series of Certificates will have declined since the origination of the related Mortgage Loans.

LIMITED OBLIGATIONS.

   The Certificates of any Series will represent beneficial ownership interests solely in the assets of the related Trust Fund and will not represent an interest in or obligation of the Seller, the Originator, the Trustee, the Master Servicer, the Special Servicer or any other person. The related Agreement will provide that the Holders of the Certificates will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the related Mortgage Loans. There can be no assurance that these amounts, together with other payments and collections in respect of the related Mortgage Loans, will be sufficient to make full and timely distributions on any Offered Certificates. Except to the extent described in the related Prospectus Supplement, neither the Offered Certificates nor the Mortgage Loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer.

LIMITED LIQUIDITY.

   There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of the Offered Certificates.

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

   The payment experience on the related Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and, accordingly, may affect the yield on the Offered Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and also may be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

   Certain of the Mortgage Loans may provide for a Prepayment Premium in connection with the prepayment thereof, and certain of the Mortgage Loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" in the related Prospectus Supplement for a description of the Prepayment Premiums and lockout periods, if any, for the Mortgage Loans underlying a Series of Certificates. Such Prepayment Premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments. In addition, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." The Seller makes no representation or warranty as to the effect of such Prepayment Premiums or lockout periods on the rate of prepayment of the related Mortgage Loans.

   The extent to which the Master Servicer or Special Servicer, if any, forecloses upon, takes title to and disposes of any Mortgaged Property related to a Mortgage Loan will affect the weighted average lives of the Offered Certificates. If a significant number of the related Mortgage Loans are foreclosed upon by the Master Servicer or Special Servicer, if any, and depending upon the amount and timing of recoveries from related REO Properties, the weighted average lives of Offered Certificates may be shortened.

   Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, if a significant number of the Mortgage Loans underlying a Series of Certificates have Balloon Payments due at maturity, there is a risk that a number of such Mortgage Loans may default at maturity, or that the Master Servicer or Special Servicer, if any, may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Seller as to the ability of any of the related Borrowers to make required Mortgage Loan payments on a full and timely basis, including Balloon Payments at the maturity of such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Master Servicer or Special Servicer in connection with legal actions relating to the Agreement or Certificates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

   Many of the legal aspects of the Mortgage Loans are governed by the laws of the jurisdiction in which the respective Mortgaged Properties are located (which laws may vary substantially). These laws may affect the ability to foreclose on, and the value of, the Mortgaged Properties securing the Mortgage Loans. For example, state law determines what proceedings are required for foreclosure, whether the borrower and any foreclosed junior lienors may redeem the property, whether and to what extent recourse to the borrower is permitted, what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited. In addition, the laws of some jurisdictions may render certain provisions of the Mortgage Loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment Contracts and Financial Leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein. Delays in liquidations of defaulted Mortgage Loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may result in delays and shortfalls in payments to Certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

   The Agreement for each Series generally will provide that an updated phase I environmental assessment be obtained with respect to any Mortgaged Property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes assuming ownership, control or management of the related Mortgaged Property until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the related Trust Fund will become liable for any environmental condition affecting a Mortgaged Property, but making it more difficult to foreclose. However, there can be no assurance that the requirements of the Agreement will in fact insulate the Trust Fund from liability for environmental conditions.

   Under the laws of certain states, failure to perform the remediation of environmental conditions required or demanded by the state may give rise to a lien on a Mortgaged Property or a restriction on the right of the owner to transfer the Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what circumstances such costs (or the requirements to otherwise undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Considerations" herein.

EARLY TERMINATION.

   The Trust Fund for a Series of Certificates may be subject to optional termination by the Master Servicer, the Special Servicer, if any, (if all of the Mortgage Loans are Specially Serviced Mortgage Loans), or Holders of certain Classes of Certificates under certain circumstances. In the event of such termination, Holders of the Offered Certificates might receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "THE AGREEMENT -- Optional Termination" herein.

                                  THE SELLER

   The Seller was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the Trust Funds.

   Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the Certificates of any Series. The Agreement (as defined below) for each Series will provide that the Holders of the Certificates for such Series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement.

   The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               USE OF PROCEEDS

   The Seller intends to apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to acquire the Mortgage Loans relating to such Series, to establish the Reserve Funds, if any, for the Series, to obtain other Credit Enhancement, if any, for the Series, to pay costs incurred in connection with structuring and issuing the Certificates and for general corporate purposes. Certificates may be exchanged by the Seller for Mortgage Loans.

                       DESCRIPTION OF THE CERTIFICATES*

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the related Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the related Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully additional characteristics of the Offered Certificates and any additional provisions of the related Agreement.

   At the time of issuance, it is anticipated that the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related Prospectus Supplement as rating the Offered Certificates of the related Series at the request of the Seller is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

------------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a Series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund created pursuant to the Agreement for such Series. The Trust Fund for each Series will consist of the following, to the extent provided in the
Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due on or after the date specified in the related Prospectus Supplement; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights, such as a Funding Note, as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include various forms of Credit Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Offered Certificates. See "CREDIT ENHANCEMENT." Such other assets, if any, will be described more fully in the related Prospectus Supplement.

   The Prospectus Supplement for any Series will describe any specific features of the transaction established in connection with the holding of the underlying Mortgage Pool. For example, if so indicated in the Prospectus Supplement, at the time the Mortgage Loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the Mortgage Loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the Mortgage Pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the Mortgage Pool.

   If specified in the related Prospectus Supplement, Certificates of a given Series may be issued in a single Class or two or more Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans or realized losses on the underlying Mortgage Loans. Alternatively, or in addition, if so specified in the related Prospectus Supplement, Classes may be structured to receive principal payments in sequence. The related Prospectus Supplement may provide that each Class in a group of Classes structured to receive sequential payments of principal will be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such Classes. If so specified in the related Prospectus Supplement, a Class of Offered Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Offered Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement or may be offered in one or more transactions exempt from the registration requirements of the Act. Each Class of Offered Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including types of Classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of such Classes,
(ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Offered Certificates may be subject to transfer restrictions described in the related Prospectus Supplement.

   If specified in the related Prospectus Supplement, the Offered
Certificates may be transferable only in book-entry form through the facilities of The Depository Trust Company or another depository identified in such Prospectus Supplement.

   If the Certificates of a Class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring such a Certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate except in the limited circumstances described in the related Prospectus Supplement. Instead, such Certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such Certificates that are in book-entry form.

   If the Certificates of a Class are transferable only on the books of the Depository, each beneficial owner's ownership of such a Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry Certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry Certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry Certificates, may be limited due to the lack of a physical certificate for such book-entry Certificates.

   The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

   If the Offered Certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the Offered Certificates, will be recognized by the Seller and the Trustee as the owner of such Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

   Distributions of principal of and interest on the book-entry Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry Certificates that it represents.

   The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

   In the event a depository other than The Depository Trust Company is identified in a Prospectus Supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related Prospectus Supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans (or amounts in respect thereof) received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

   The related Prospectus Supplement for any Series of Certificates will specify, for any Distribution Date on which the principal balance of the Mortgage Loans is reduced due to losses, the priority and manner in which such losses will be allocated. Unless otherwise specified in the related Prospectus Supplement, losses on Mortgage Loans generally will be allocated after all proceeds of defaulted Mortgage Loans have been received by reducing the outstanding Certificate Principal Amount of the most subordinate outstanding Class of Certificates. If specified in the related Prospectus Supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related Prospectus Supplement for any Series of Certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the Classes of Certificates.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement (other than in respect of principal of, or interest on, the Mortgage Loans due on or before the Cut-Off Date): (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related Mortgage Loans; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established therefor); (9) any Advance made by the Master Servicer that is required to be deposited therein pursuant to the Agreement; and (10) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer, if any, will be required to remit immediately to the Master Servicer for deposit in the Collection Account any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) to the extent specified in the related Prospectus Supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

   The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related Prospectus Supplement (the "Master Servicer Remittance Date"). Unless otherwise set forth in the related Prospectus Supplement, the income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement) and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. Unless otherwise specified in the related Prospectus Supplement, the income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

   (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States;

   (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

   (iii) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and /or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

   (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

   (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

   (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment, subject to such limitations, if any, as are provided in the related Agreement;

   (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

   (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

   (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency; provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

   As described in the related Prospectus Supplement, for a Series of Certificates where the underlying Mortgage Loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to maintain the rating or ratings assigned to the Certificates by a Rating Agency or (iv) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that any such amendment pursuant to clause (iv) above will not, as evidenced by an opinion of counsel acceptable to the Seller and the Trustee, or as otherwise specified in the Agreement and the related Prospectus Supplement, adversely affect in any material respect the interests of any Certificateholder.

   Unless otherwise specified in the related Prospectus Supplement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than 66 2/3% of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or a FASIT, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that any of the Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC or FASIT provisions of the Code.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

   Unless otherwise specified in the related Prospectus Supplement, the obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under certain circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the related Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related Prospectus Supplement, which may include the following information, if applicable:

   (i) a Distribution Date Statement that provides, among other things, standard information as to principal and interest distributions, Certificate Principal Amounts, Advances and Scheduled Principal Balances of the Mortgage Loans;

   (ii) a Mortgage Loan Status Report, which provides updated information regarding the Mortgage Loans and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

   (iii) a Financial Status Report, which provides, among other things, revenue, net operating income and debt service coverage ratio for certain Mortgage Loans;

   (iv) a Delinquent Loan Status Report, which provides, among other things, loan name, loan number and unpaid principal balance of Mortgage Loans which are delinquent 30-59 days, 60-89 days, 90 days or more, or are in foreclosure but have not yet become REO Properties;

   (v) an Historical Loan Modification Report, which provides, among other things, information on those Mortgage Loans which have been modified;

   (vi) an Historical Loss Estimate Report, which provides on a loan-by-loan basis, among other things, the aggregate amount of Liquidation Proceeds, liquidation expenses and realized losses for certain Specially Serviced Mortgage Loans;

   (vii) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the most recent appraisal or valuation); and

   (viii) a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Specially Serviced Mortgage Loans.

THE TRUSTEE

   The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified in the related Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is herein referred to as a "Mortgage Loan."

   Mortgage Loans will be of one or more of the following types:

     1. Mortgage Loans with fixed interest rates;

     2. Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans with principal balances that fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

     6. Mortgage Loans that provide for recourse against the other assets of the related Borrowers; and

     7. any other types of Mortgage Loans described in the related Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

   Certain Mortgage Loans may provide for "equity participations" which, as specified in the related Prospectus Supplement, may or may not be assigned to the Trust Fund. If so specified in the related Prospectus Supplement, the Mortgage Loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback will be deposited by the Seller into an escrow account held by the Trustee unless otherwise specified in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

   Unless otherwise specified therein, the Prospectus Supplement relating to each Series will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things:
(i) the aggregate principal balance of the Mortgage Loans and the largest, smallest and average principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans and the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the original and remaining terms to stated maturity of the Mortgage Loans and the seasoning of the Mortgage Loans; (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the Mortgage Loans; (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the Mortgage Loans;
(vii) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (ix) the debt service coverage ratios relating to the Mortgage Loans; (x) information with respect to the prepayment provisions, if any, of the Mortgage Loans; (xi) information as to the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions; and (xii) payment delinquencies, if any, relating to the Mortgage Loans. If specified in the related Prospectus Supplement, the Seller may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Seller may disclose the above-specified information by Mortgage Loan Group. In the event that the Mortgage Loans consist of financial leases or Installment Contracts, the related Prospectus Supplement will provide appropriate specific information analogous to that described above.

   The Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

   Unless otherwise indicated in the related Prospectus Supplement, the Mortgage Loans in the Mortgage Pool underlying the Certificates of a Series will be newly-originated or seasoned Mortgage Loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such Mortgage Loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such Mortgage Loans may differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool, depending on the identity of the originator or originators. In the case of seasoned Mortgage Loans, the procedures by which such Mortgage Loans have been serviced from their origination to the time of their inclusion in the related Mortgage Pool may also differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool.

   The related Prospectus Supplement for each Series will provide information as to the origination standards and procedures applicable to the Mortgage Loans in the related Mortgage Pool and, to the extent applicable and material, will provide information as to the servicing of such Mortgage Loans prior to their inclusion in the Mortgage Pool.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Seller will cause the Mortgage Loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all payments due on or with respect to such Mortgage Loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the related Prospectus Supplement, the Seller will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of Mortgage Loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related Mortgage Loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Responsible Party cannot cure such defect within the time period specified in such Prospectus Supplement, the Responsible Party will be obligated to either substitute the affected Mortgage Loan with a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price specified therein, expected to be generally equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this substitution or purchase obligation will constitute the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

   The related Prospectus Supplement will describe procedures for the review and holding of Mortgage Loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

   To the extent specified in the related Prospectus Supplement, the Responsible Party with respect to each Mortgage Loan will have made certain representations and warranties in respect of such Mortgage Loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the Mortgage Loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related Prospectus Supplement. Upon the discovery of the breach of any such representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such Prospectus Supplement, to replace the affected Mortgage Loan with a Substitute Mortgage Loan or Loans or to repurchase such Mortgage Loan at a price specified therein, expected to be generally equal to the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Seller has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the per annum interest rate applicable for the related Mortgage Loan (the "Mortgage Rate"), to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement and subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, such repurchase obligation will constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by the Responsible Party or the Seller.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the Mortgage Pool underlying a Funding Note) but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

   If so specified in the related Prospectus Supplement, other entities may also make representations and warranties with respect to the Mortgage Loans included in a Mortgage Pool. Unless otherwise specified in such Prospectus Supplement, such other entity will have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer (the "Master Servicer") to service and administer the Mortgage Loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer may have other business relationships with the Seller and its affiliates.

   If so specified in the related Prospectus Supplement, the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which Mortgage Loans will become Specially Serviced Mortgage Loans will be set forth in such Prospectus Supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for (a) negotiating modifications, waivers, amendments and other forbearance arrangements with the Borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below; (b) foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related Prospectus Supplement; and (c) supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure. The Special Servicer may have other business relationships with the Seller and its affiliates.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers. Such sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

   The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the Classes of the related Series of Certificates and any conflicts of interest involving
it), in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the Mortgage Loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

   If so specified in the related Prospectus Supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related Prospectus Supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may, in its discretion, waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for the servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. Unless otherwise set forth in the related Prospectus Supplement, the Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer also will maintain or require the related Borrower to maintain in accordance with the related Mortgage flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount specified in the related Prospectus Supplement and expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. Unless otherwise specified in the related Prospectus Supplement, the cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund unless otherwise specified by the related Prospectus Supplement. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the related Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each payment of interest on a Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount or method of calculating such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer will be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

   The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the Prospectus Supplement for the related Series.

   In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related Prospectus Supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related Prospectus Supplement.

ADVANCES

   The related Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. In the event that the Master Servicer determines that it is required to make an Advance, it will, on or prior to the related Distribution Date, deposit in the account specified in the Prospectus Supplement an amount equal to such Advance. Any funds thus advanced, including Advances previously made that the Master Servicer determines are not ultimately recoverable, are reimbursable to the Master Servicer from amounts in the Collection Account to the extent and in the manner described in the related Prospectus Supplement.

   If a Borrower makes a principal payment between scheduled payment dates, the Borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related Prospectus Supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement. The ability of the Special Servicer to modify, waive or amend the terms of any Mortgage Loan may be subject to such additional limitations, including approval requirements, as are set forth in the related Prospectus Supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan or has made such other determination described in the related Prospectus Supplement. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

   In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof, and, in the case of a Series of Certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and, unless otherwise provided in the related Prospectus Supplement, will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the related Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement, events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each Series will include: (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement; (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted; (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be; (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special

Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related Prospectus Supplement at the written direction of the Holders of Certificates holding at least the percentage specified in the Prospectus Supplement of all of the Voting Rights of the Class or Classes specified therein shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                              CREDIT ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Credit Enhancement"). Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,
(iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. In addition, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series also may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each backing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one Mortgage Loan Group prior to distributions on Subordinate Certificates backed by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "Letter of Credit Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Seller may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds also may be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Seller, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                                SWAP AGREEMENT

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of

Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such Series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related Prospectus Supplement.

   Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the Mortgage Loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the Mortgage Loans as it declines over time.

   Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

   Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

   Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                             YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on any Class of Offered Certificates will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of any delinquencies and losses incurred by such Class, the rate and timing of payments of principal on the Mortgage Loans, and the amount and timing of recoveries and Insurance Proceeds from REO Mortgage Loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the Mortgage Loans, the timing of principal payments (particularly Balloon Payments) on the related Mortgage Loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by Borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the Mortgage Loans will tend to shorten the weighted average lives of each Class of Certificates, whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of each Class of Certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

   The related Prospectus Supplement may indicate that the related Mortgage Loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include Mortgage Loans that have significant restrictions on the ability of a Borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of

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
the Mortgage Loans will affect the weighted average life of the Offered Certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in Borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying Note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the Mortgage Loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the Borrower's equity in the related Mortgaged Property, the financial condition of the Borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions."

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield on one or more Classes of the Certificates of such Series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

   The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in any Prospectus Supplement, unless otherwise indicated therein, represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

   There can be no assurance that the Mortgage Loans will prepay at any rate mentioned in any Prospectus Supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment can be expected to increase.

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                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all jurisdictions in which the properties securing the Mortgage Loans are situated. In the event that the Trust Fund for a given Series includes Mortgage Loans having material characteristics other than as described below, the related Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than financial leases and Installment Contracts) included in the Mortgage Pool for a Series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state

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
statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

   The Mortgage Loans included in the Mortgage Pool for a Series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related Prospectus Supplement will describe the specific legal incidents of any financial leases that are included in the Mortgage Pool for a Series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

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
   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires

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the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of

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the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

   Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under the REMIC provisions of the Code, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

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   Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states, failure to perform any remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

   The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest (the "secured creditor exemption").

   Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to subject the lender to CERCLA liability. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act")

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became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

   Except as otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a phase I assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A phase I assessment generally involves identification of recognized environmental conditions based on records review, site reconnaissance and interviews, but does not involve more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

RIGHTS OF REDEMPTION

   In approximately one-third of the states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to

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redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute.
The related Prospectus Supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular Series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

   The Mortgage Pool for a Series may include Mortgage Loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to

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the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wraparound" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wraparound" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

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
   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

STATUTORY LIABILITIES

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees may not necessarily deter Borrowers from prepaying their Mortgage Loans.

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
 Due-on-Sale Provisions

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

 Acceleration on Default

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

   Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

 Forfeitures in Drug and RICO Proceedings

   Federal law permits the government to forfeit real property that has been purchased with the proceeds of certain crimes (including drug trafficking, racketeering, money laundering, and fraud affecting financial institutions), and real property that has been used to facilitate certain crimes (including drug trafficking and money laundering). Forfeitures of real property usually are accomplished through criminal or civil judicial proceedings. In a criminal proceeding, forfeiture is imposed as a form of punishment following conviction of the property owner. Under certain circumstances, the government may even seize the defendant's real property before a conviction. In a civil forfeiture, the government brings an action against the real property, rather than the wrongdoer, based on the legal fiction that the property itself has been tainted by crime.

   The government must publish notice of the forfeiture proceeding and may give direct notice to all parties known to have an alleged interest in the property, including holders of mortgage loans. A

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mortgage lender may avoid forfeiture of its interest in the property if it can establish that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender did not know of or consent to the underlying unlawful conduct. The U.S. Department of Justice has adopted an expedited settlement policy designed to resolve the claims of lienholders holding mortgages against properties that are subject to forfeiture.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty will be assigned to the Trust
Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. Unless otherwise provided in the related Prospectus Supplement, if this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders and is not cured within the period of time specified in the related Prospectus Supplement, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

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material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

   For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans and Installment Contracts, and the term "Owner" will refer to the beneficial owner of a Certificate. In the event that the Mortgage Pool for any Series of Certificates consists of financial leases or the Trust Fund enters into a Swap Agreement, the related Prospectus Supplement will describe any additional or different federal income tax consequences of purchasing, owning and disposing of such Certificates.

REMIC ELECTIONS

   Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust

                               44
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Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of
Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

   If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

   The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

   The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

 Tax Opinion.

   Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.

 Status of Certificates.

   The Certificates will be:

   O  ASSETS DESCRIBED IN CODE SECTION 7701(A)(19)(C); AND

   O  "REAL ESTATE ASSETS" UNDER CODE SECTION 856(C)(5)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

   The rules described in the preceding paragraph will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

 Income from Regular Certificates.

   General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

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
   On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the "OID
Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

   Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

   The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of accrual certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates-Variable Rate Regular Certificates".

   With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Prospectus Supplement.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

   The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                            PV End + Dist -PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist       = distributions made during the period includable in the stated
             redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

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
   Assuming the Regular Certificates have monthly Distribution Dates, original issue discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

   The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

   If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

   Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

   Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

   In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

   An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

   Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. A Regular Certificate, other than an accrual certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

   Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

   Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

   A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

   In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Because no guidance has been provided with regard to types of variable rate interests other than VRDIs, until further guidance with regard to such variable rate Regular Certificates is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

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   Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of Subordinated Certificates may instead be distributed on other, more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner eventually will be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

 Income from Residual Certificates.

   Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

   The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

   If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests can not be treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

   A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

   A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

   Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

   Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, increased by the amount of daily accruals on the Certificate for all prior quarters, and decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

   Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

   Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

   Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

   Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or
(iii) derive a significant amount of net income from foreclosure property that is subject to tax.

   Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

   In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 (the "Mark to Market Regulations") relating to the requirement that a dealer mark certain securities to market. The Mark to Market Regulations provide that a residual interest is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

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   THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION
CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO, A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THRU" ENTITIES. SEE "TRANSFERS OF RESIDUAL CERTIFICATES" BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.

 Sale or Exchange of Certificates.

   An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

   Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

   A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

   Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

 Taxation of Certain Foreign Investors.

   Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person and provided further, with respect to interest income from a Regular Certificate (including original issue discount), that such interest is not "contingent". If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

   The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions.

   Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that (i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

   With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

   Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

 Transfers of Residual Certificates.

   Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

   Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

   If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

   For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

   Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

   (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

   (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

   A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

   The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

   In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

   Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

   (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

   (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

   The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

 Servicing Compensation and Other REMIC Pool Expenses.

   Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

   In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

 Reporting and Administrative Matters.

   Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code
Section 67 expenses.

   The Trustee or its agent will sign and file federal income tax returns for each REMIC Pool. To the extent allowable and if so specified in the related Prospectus Supplement, the Seller will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Seller will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

   An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

 Non-REMIC Certificates

   If no REMIC election is made, the Trust Fund may either elect to be treated as a "financial asset securitization investment trust" ("FASIT") or qualify as a grantor trust. The Prospectus Supplement for each Series of Certificates for which no REMIC election is made will address the material federal income tax consequences of an investment in such Certificates.

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the
Code) with respect to Code Plans.

   Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates thereof might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advise with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interest are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any Certificates, such plan assets would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any person, including any employee benefit plan that is exempt from federal income tax under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- Income from Residual Certificates" and "--Transfers of Residual Certificates."

   DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

   THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

   The Prospectus Supplement for each Series will identify those Classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   A Class or Classes of Certificates of a Series will constitute "mortgage related securities" ("SMMEA Certificates") for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators as specified in SMMEA. As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including Securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER, AND TO WHAT EXTENT, THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, no representation is made as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

THE APPRAISAL REGULATIONS

   Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies and their non-bank subsidiaries, state-chartered banks that are members of the Federal Reserve System, national banks, state-chartered banks that are not members of the Federal Reserve System and savings associations, respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

   No assurance can be given that each of the underlying Mortgage Loans in a Mortgage Pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the Prospectus Supplement with respect to appraisals on the Mortgage Loans underlying each Series of Certificates. However, such information may not be available on every Mortgage Loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular Series of Certificates.

                             PLAN OF DISTRIBUTION

   The Certificates offered hereby and by means of the related Prospectus Supplements will be offered through one or more of the methods described below. The Prospectus Supplement with respect to each such Series of Certificates will describe the method of offering of such Series of Certificates, including the initial public offering or purchase price of each Class of Certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

   The Offered Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable Prospectus Supplement;

     2. By placements by the Seller with investors through dealers; and

     3. By direct placements by the Seller with investors.

   Unless otherwise specified in the related Prospectus Supplement, if underwriters are used in a sale of any Offered Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment thereof. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Offered Certificates of a particular Series will be set forth on the cover of the related Prospectus Supplement and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named therein. The Seller is an affiliate of Goldman, Sachs & Co. See "The Seller" herein. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, if specified in the Prospectus Supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Act or will contribute to payments required to be made in respect thereof.

   In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   If specified in the Prospectus Supplement relating to a Series of Certificates, a holder of one or more Classes of Offered Certificates that is required to deliver a prospectus in connection with the offer and sale thereof may offer and sell, pursuant to this Prospectus and a related Prospectus Supplement, such Classes directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of Certificates by unaffiliated parties will be set forth on the cover of the Prospectus Supplement applicable to such Certificates and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement, and the Prospectus Supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

   If the Certificates of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such Certificates. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Seller by Cleary, Gottlieb, Steen & Hamilton or by other counsel identified in the related Prospectus Supplement.

-------------------------------------------------------------------------------

                 GRANDE LOAN (TM)/(SM) I: COLLATERAL TERM SHEET

-------------------------------------------------------------------------------

                          $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GLI

                        [GRANDE LOAN/GOLDMAN SACHS LOGO]

                                                             CUT-OFF DATE PRINCIPAL BALANCE
                          NUMBER OF                          ------------------------------     CUT-OFF
LOAN NAME                 PROPERTIES   PROPERTY TYPE            ($000'S)     % BY BALANCE      DATE LTV
----------------------------------------------------------------------------------------------------------
Cadillac Fairview Pool         8       Retail                   $258,460         26.5%            62%
Century Plaza Towers           1       Office                    229,369         23.5             50
AAPT Pool (1)                 48       Office, Ind.              125,149         12.8             52
380 Madison                    1       Office                     89,000          9.1             45
CAP Pool (2)                  25       Office, Ind.               87,946          9.0             61
Whitehall Pool                11       Retail, Office, Ind.       72,228          7.4             44
Ritz Plaza                     1       Multifamily                62,365          6.4             67
Montehiedra                    1       Retail                     52,580          5.4             57
                             ---                                --------        -----             --
TOTAL/WEIGHTED AVERAGE        96                                $977,099(3)       100% (3)        55%
----------------------------------------------------------------------------------------------------------

(1)  "AAPT" is the Atlantic American Properties Trust Pool Loan.
(2)  "CAP" is the Commonwealth Atlantic Pool.
(3)  Balances may not sum to total due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                  GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                          CADILLAC FAIRVIEW POOL LOAN
-------------------------------------------------------------------------------

                               LOAN INFORMATION

   PRINCIPAL BALANCE:   ORIGINAL            CUT-OFF DATE (1)
   ------------------   --------            ----------------
                        $260,000,000        $258,460,281
   ORIGINATION DATE:    November 26, 1996

   INTEREST RATE:       7.935%

   AMORTIZATION:        30 years

   HYPERAMORTIZATION:   After the ARD, interest rate
                        increases to the greater of 9.935% or the 7 year UST +
                        2%. All excess cash flow is used to reduce outstanding
                        principal balance; the additional 2% interest is
                        deferred until the principal balance is zero.
   ANTICIPATED
   REPAYMENT DATE
   ("ARD"):             December 11, 2003

   MATURITY DATE:       November 26, 2026

   THE BORROWER/        7 separate special-purpose borrowing
   SPONSOR:             entities controlled by the Cadillac
                        Fairview Corporation Limited, which
                        owns interests in and operates
                        approximately 88 properties in the
                        U.S. & Canada.

   CALL PROTECTION:     Two-year prepayment lockout from the
                        date of the securitization with U.S.
                        Treasury defeasance thereafter until
                        the payment date prior to the ARD.
   CUT-OFF DATE
   LOAN/NRSF:           $95.92

   REMOVAL OF           Management may be terminated if (i)
   PROPERTY MANAGER:    DSCR falls below 1.32x (using a
                        constant of 8.75%) and NOI for the trailing 12 months is less than 75% of NOI for the 12 months preceding
                        11/1/96; (ii) NOI for the trailing 12 months is less than 60% of NOI for the 12 months preceding 11/1/96;
                        (iii) any of the loans are outstanding after the optional prepayment date; or (iv) there exists an event of default and any of the loans has been accelerated.

   UP FRONT             Free Rent:           $1,210,000
   RESERVES (3):        Capital Renovation:  $3,943,103
                        Deferred Maintenance:  $548,141
                        Leasing Reserve:       $988,003

   ONGOING RESERVES:    Leasing Reserve:  $140,166/month
                        Cap Ex:           $68,166/month

   COLLECTION ACCOUNT:  Hard Lockbox

   CROSS-
   COLLATERALIZATION/
   DEFAULT:             Yes

   PARTNER LOANS:       None
   -------------------- ---------------------------------------

			PROPERTY INFORMATION

SINGLE
ASSET/PORTFOLIO:        Portfolio
PROPERTY
TYPE:                   Retail

          PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT

                              [GRAPHIC OMITTED]

OCCUPANCY:              See Property Description Table

YEAR BUILT:             See Property Description Table

THE COLLATERAL:         7 regional malls and one community
                        center, encompassing total GLA of
                        5,451,999 SF.

                        Anchors include Dillard's, JC Penney,
                        Sears and AMC Theaters

PROPERTY MANAGEMENT:    General Growth Management, Inc.

1996 NET
OPERATING INCOME:       $37,409,432

UNDERWRITTEN NET CASH
FLOW:                   $35,873,856

APPRAISED VALUE:        $413,900,000

APPRAISED BY:           Cushman & Wakefield

APPRAISAL DATE:         November 20, 1996

CUT-OFF DATE LTV:       62%

   DSCR (2):            1.56x
 ------------------------------------------------------------------------------

(1)   August 11, 1997.
(2)   Based on Underwritten Net Cash Flow.
(3)   Amounts remaining in Up Front Reserve Accounts as of 7/11/97.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
                  GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                          CADILLAC FAIRVIEW POOL LOAN
-------------------------------------------------------------------------------


                             PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

                                                                                                                 % OF MALL STORE
                                                             TOTAL                OWNED              YEAR         SPACE LEASED
PROPERTY                         LOCATION                     GLA                  GLA         BUILT/RENOVATED   (AS OF 5/23/97)
--------------------------------------------------------------------------------------------------------------------------------
Galleria at White Plains         White Plains, NY            882,640            326,725           1980/1993             85%
Esplanade Shopping Mall          Kenner, LA                  909,465            411,925            1985-86              86
Northpark Mall                   Ridgeland, MS               958,183            311,458              1984               98
Dover Mall                       Dover, DE                   671,741            418,261              1982               88
Golden East Crossing Mall        Rocky Mount, NC             572,914            459,957            1986-87              83
Shannon Southpark Mall           Union City, GA              770,571            276,505              1980               78
North DeKalb Mall                Decatur, GA                 634,509            437,757           1965/1986             82
Dover Commons                    Dover, DE                    51,976             51,976              1988               91
                                                         -----------        -----------                                 --
     TOTAL                                                 5,451,999          2,694,564                                 86%(1)
----------------------------------------------------------------------------------------------------------------------------------

                                      CUT-OFF DATE                                      MALL STORE
                                     ALLOCATED LOAN       APPRAISED      CUT-OFF DATE    SALES PSF   UNDERWRITTEN NET
PROPERTY                                 AMOUNT             VALUE             LTV         (1996)         CASH FLOW      DSCR (2)
----------------------------------------------------------------------------------------------------------------------------------
Galleria at White Plains             $  68,690,790      $100,000,000         68.7%         $352        $8,162,904         1.34x
Esplanade Shopping Mall                 51,095,609        80,000,000         63.9           285         6,952,589         1.53
Northpark Mall                          50,697,978        85,000,000         59.6           312         7,467,031         1.66
Dover Mall                              33,003,390        55,500,000         59.5           277         4,659,925         1.59
Golden East Crossing Mall               21,869,716        38,000,000         57.6           276         3,550,472         1.82
Shannon Southpark Mall                  20,875,638        35,500,000         58.8           219         2,912,517         1.57
North DeKalb Mall                        9,940,780        15,900,000         62.5           245         1,795,192         2.03
Dover Commons                            2,286,380         4,000,000         57.2           160           373,226         1.84
                                     -------------     -------------         ----           ---      ------------         ----
     TOTAL                            $258,460,281      $413,900,000         62.4%         $289       $35,873,856         1.56X
----------------------------------------------------------------------------------------------------------------------------------

                 LEASE EXPIRATION SCHEDULE -- MALL STORES ONLY

 YEAR ENDING DEC. 31           EXPIRING SF           % OF TOTAL SF (3)     ANNUALIZED TENANT BASE RENT     % OF TOTAL BASE RENT (3)
----------------------- --------------------------- -------------------- -------------------------------- ------------------------
1997                             147,119                    7.2%                   $2,673,072                      7.4 %
1998                             205,659                   10.0                     3,851,675                     10.7
1999                             123,714                    6.0                     2,481,647                      6.9
2000                              85,682                    4.2                     2,192,027                      6.1
2001                             106,187                    5.2                     2,214,187                      6.1
2002                              63,940                    3.1                     1,636,205                      4.5
2003                             179,284                    8.8                     3,922,151                     10.9
2004                             148,997                    7.3                     3,771,821                     10.5
Thereafter                       559,614                   27.3                    13,290,354                     36.9
Vacant (1)                       426,335                   20.8                            --                       --
                              ----------                 -------------        ----------------------            ------
     TOTAL                     2,046,531                  100.0%                  $36,033,139                    100.0 %
----------------------- --------------------------- -------------------- -------------------------------- ------------------------

(1) Includes 6.1% temporary tenants. Income for temporary tenants not included.
(2)   Based upon Underwritten Net Cash Flow.
(3)   May not add to 100.0% due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
                  GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                          CADILLAC FAIRVIEW POOL LOAN
-------------------------------------------------------------------------------


                                                                 MOODY'S
                                             PARENT              CREDIT RATING OF                ANCHOR-OWNED/
MALL                      ANCHOR TENANT      COMPANY (1)         PARENT COMPANY (5)   GLA        COLLATERAL          LEASE EXPIRY
------------------------- ------------------ ------------------- ------------------- ----------- ------------------- -------------
Galleria of White         JC Penney          JC Penney           A2                   227,316    Collateral (6)         1/2011
Plains
                          Macy's             Federated           Baa2                 328,599    Anchor Owned            N.A.
                                                                                      -------
                                                                                      555,915
                                                                                      =======
Northpark Mall            Dillard's          Dillard's           A2                   150,000    Anchor Owned            N.A.
                          Gayfer's           Mercantile Stores   A1                   155,276    Anchor Owned            N.A.
                          JC Penney          JC Penney           A2                   136,449    Anchor Owned            N.A.
                          McRae's            Proffitts           Ba2                  205,000    Anchor Owned            N.A.
                                                                                      -------
                                                                                      646,725
                                                                                      =======
Esplanade Shopping Mall   Dillard's          Dillard's           A2                   177,940    Anchor Owned            N.A.
                          Dillard's Junior
                           D.S.		     Dillard's           A2                   46,600     Collateral             9/2011
                          Macy's             Federated           Baa2                 235,518    Anchor Owned            N.A.
                          Mervyn's           Dayton Hudson       Baa1                  84,082    Anchor Owned            N.A.
                                                                                     --------
                                                                                      544,140
                                                                                     ========
Dover Mall                Boscov's           Boscov's            Not Rated            137,000    Anchor Owned            N.A.
                          JC Penney          JC Penney           A2                   116,480    Anchor Owned            N.A.
                          Sears              Sears               A2                   111,309    Collateral             8/2002
                          Strawbridge &
                           Clothier          May Dept. Stores    A2                    74,671    Collateral             8/2002
                           (2)                                                       --------
                                                                                      439,460
                                                                                      =======
Golden East Crossing      Belk               Belk                Not Rated            112,957    Anchor Owned            N.A.
                          JC Penney          JC Penney           A2                   81,729     Collateral             8/2006
                          Brody's            Brody Brothers
                                              Dry Goods Co.      Not Rated            69,960     Collateral             7/2006
                          Sears              Sears               A2                    89,564    Collateral            10/2007
                                                                                     --------
                                                                                      354,210
                                                                                     ========
Shannon Southpark Mall    Macy's             Federated           Baa2                 147,455    Anchor Owned            N.A.
                          JC Penney (3)      JC Penney           A2                   75,000     Anchor Owned            N.A.
                          Sears              Sears               A2                   150,031    Anchor Owned            N.A.
                          Rich's             Federated           Baa2                 121,580    Anchor Owned            N.A.
                                                                                      -------
                                                                                      494,066
                                                                                      =======
North DeKalb Mall         Rich's             Federated           Baa2                 196,752    Anchor Owned            N.A.
                          Upton's            American Retail
                                              Group              Not Rated            75,200     Collateral              (4)
                          AMC Theaters       AMC Inc.            Ba3                   63,395    Collateral            12/2016
                          Vacant             Vacant              N.A.                  35,605    Collateral              N.A.
                                                                                     ---------
                                                                                      370,952
                                                                                     =========

(1) In certain cases where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
(2) May Dept. Stores assumed lease of prior anchor and has informed Borrower of its intention to open a Strawbridge & Clothier.
(3) Mervyn's closed its store in early 1997 and on August 1, 1997, sold the store and the underlying land to JC Penney. JC Penney is currently renovating the store and anticipates opening in the Fall of 1997.
(4) The term of the lease with Upton's is ten years from the earlier of the opening of the store or 120 days after the landlord delivers the store to the tenant, subject to certain conditions in the lease.
(5) Reflects Moody's Investors Service's senior unsecured long-term credit rating of parent company as of July 11, 1997.
(6) Fee interest in land subject to a ground lease.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

     [GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                 GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                           CENTURY PLAZA TOWERS LOAN
-------------------------------------------------------------------------------

                               LOAN INFORMATION

PRINCIPAL BALANCE:      ORIGINAL            CUT-OFF DATE (1)
                        $230,000,000        $229,369,475

ORIGINATION DATE:       April 9, 1997

INTEREST RATE:          8.039125%

AMORTIZATION:           30 years

HYPERAMORTIZATION:      After the ARD, interest rate increases to 10.039125%
                        and all excess cash flow is used to reduce outstanding
                        principal balance; the additional 2% interest is
                        deferred until principal balance is zero.
ANTICIPATED REPAYMENT
DATE ("ARD"):           April 9, 2007

MATURITY DATE:          March 9, 2027

THE BORROWER/ SPONSOR:  One Hundred Towers L.L.C., which
                        includes Morgan Guaranty as Trustee for its Commingled Pension Fund Real Estate, and 2 separate accounts established by Prudential, one on behalf of, indirectly, employee benefit plans of AT&T and another on behalf of, indirectly, employee benefit plans of General Motors.

CALL PROTECTION:        Two year prepayment lockout from the
                        date of the securitization with U.S.
                        Treasury defeasance thereafter until
                        the second payment date prior to the
                        ARD.
CUT-OFF DATE
LOAN/NRSF:              $101.82

REMOVAL OF PROPERTY     May be terminated (i) upon the
MANAGER:                acceleration of the loan, (ii) if
                        outstanding balance is not repaid upon anticipated repayment date or (iii) if for any trailing 12-month period, net cash flow less than 85% of net cash flow for 12 months ending 5/1/97 (subject to certain cure right by borrower).

UP FRONT RESERVES:      Capital Expenditures:  $7,165,045
                        Deferred Maintenance:  $1,162,000
                        Parking Garage: $2,000,000

ONGOING RESERVES:       Letter of credit in lieu of TI/LCs
                        Reserve Account: Initial amount of $11,500,000

COLLECTION ACCOUNT:     None; upon the occurrence of a
                        "Triggering Event," a hard lockbox is
                        established.
CROSS-COLLATERALIZATION/
DEFAULT:                Not Applicable

PARTNER LOANS:          None currently; $40,000,000 permitted.
------------------------------------------------------------------------------

                             PROPERTY INFORMATION

SINGLE
ASSET/PORTFOLIO:        Single Asset

PROPERTY
TYPE:                   Office

LOCATION:               2029-2049 Century Park East
                        Los Angeles, CA

OCCUPANCY:              90.5% (as of May 31, 1997)

YEAR BUILT:             1975

THE COLLATERAL:         2,280,199 square feet of rentable
                        office and retail space in two twin
                        44-story office towers.  Six-story,
                        subterranean 5,667-space parking
                        garage
                                     MAJOR OFFICE TENANTS
                                   ------------------------
                                   NRSF         EXPIRATION
Johnson & Higgins of
California (3)                   137,789 SF       3/31/09
Sidley & Austin                   94,007 SF       1/31/04
HBO                               77,904 SF       4/30/03
Barrister Executive Suites        76,242 SF       6/30/00
Kelco Realty Corp.                68,310 SF      12/31/04



PROPERTY MANAGEMENT:    Tooley & Company

1996 NET OPERATING
INCOME:                 $34,247,963

UNDERWRITTEN NET CASH
FLOW:                   $35,718,416

APPRAISED VALUE:        $460,000,000

APPRAISED BY:           Cushman & Wakefield

APPRAISAL DATE:         December 6, 1996

CUT-OFF DATE LTV:       50%

DSCR (2):               1.76x
-------------------------------------------------------------

(1)   August 11, 1997.
(2)   Based upon Underwritten Net Cash Flow.
(3) Johnson & Higgins of California has informed the Borrower that it desires to vacate its space and is working with the Borrower to facilitate the occupancy of its space with a subtenant or a replacement tenant.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
                 GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                           CENTURY PLAZA TOWERS LOAN
-------------------------------------------------------------------------------

                           LEASE EXPIRATION SCHEDULE

YEAR ENDING DEC. 31           EXPIRING SF        % OF TOTAL SF (1)       ANNUALIZED TENANT BASE RENT    % OF TOTAL BASE RENT (1)
-------------------------- ------------------- ----------------------- -------------------------------- --------------------------
1997                            149,526                6.6%                   $  4,038,426                        7.7%
1998                            193,049                8.5                       5,241,351                       10.0
1999                            210,179                9.2                       4,820,553                        9.2
2000                            197,742                8.7                       4,883,931                        9.4
2001                            167,439                7.3                       4,895,206                        9.4
2002                            107,411                4.7                       2,868,214                        5.5
2003                            213,551                9.4                       5,699,211                       10.9
2004                            311,897               13.7                       8,596,476                       16.5
2005                             31,690                1.4                         722,587                        1.4
2006                             76,253                3.3                       1,672,932                        3.2
Thereafter                      405,305               17.8                       8,758,658                       16.8
Vacant                          216,157                9.5                              --                        0.0
                             ----------            --------                      ----------                   -------
     TOTAL                    2,280,199              100.0%                    $52,197,545                      100.0%
-------------------------- ------------------- ----------------------- -------------------------------- --------------------------

(1)   May not add to 100.0% due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                 GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
             ATLANTIC AMERICAN PROPERTIES TRUST ("AAPT") POOL LOAN
-------------------------------------------------------------------------------


                               LOAN INFORMATION

PRINCIPAL BALANCE:          ORIGINAL         CUT-OFF DATE (1)
                 Fixed    $ 75,284,000        $ 75,149,361
            Floating A      30,000,000          30,000,000
            Floating B      20,000,000          20,000,000
                          ------------        ------------
                 TOTAL    $125,284,000        $125,149,361

ORIGINATION DATE:       June 30,1997

INTEREST RATE:          Fixed:  Fixed at 7.48%
                        Floating A:  Floating at LIBOR + 93 bps
                        Floating B:  Floating at LIBOR + 76 bps
INTEREST RATE CAP:      Floating A & B:  LIBOR strike at 8.70%

AMORTIZATION:           Fixed: $4,184,000 fully amortized
                        over 53-month term; $71,100,000 amortized over 305-month term for first 84 months; 276 month schedule for the 36 months thereafter. Floating A & B: Interest only for the first 84 months.

HYPERAMORTIZATION:      Fixed:  After month 120
                        Floating A & B:  After month 84
ANTICIPATED
REPAYMENT DATE          Fixed:  July 11, 2007
("ARD"):                Floating A & B:  July 11, 2004

MATURITY DATE:          July 11, 2027

THE BORROWER/           Four separate borrowing entities
SPONSOR:                sponsored by LF Strategic Realty
                        Investors, L.P.

CALL PROTECTION:        Fixed:  Prepayment lockout until July
                        11, 2000 with U.S. Treasury
                        defeasance thereafter until July 11,
                        2007.

                        Floating A & B: 3% penalty in year 1, 2% penalty in
                        year 2, 1% penalty in year 3 and nothing thereafter.
CUT-OFF DATE
LOAN/NRSF:              $43.71

REMOVAL OF PROPERTY     No management kickout prior to event
MANAGER:                of default.  Cash flow in excess of
                        debt service is escrowed if trailing twelve months'
                        NOI is less than $18,000,000.

UP FRONT RESERVES:      Unpaid TI/Leasing Commissions: $1,345,955
                        Deferred Maintenance: $286,000
                        TI/Leasing Commissions: $6,264,200

ONGOING RESERVES:       TI/Leasing Commissions:  Must
                        maintain minimum balance of $6,264,200
                        Capital Reserve: $612,413 per year
COLLECTION ACCOUNT:     Sweep Account

CROSS-COLLATERALIZATION/
DEFAULT:                Yes
PARTNER LOANS:          $32,967,000 and $333,000 are both
                        issued to affiliates of AAPT and are
                        secured by partnership liens.
---------------------------------------------------------------



                             PROPERTY INFORMATION

SINGLE ASSET/
PORTFOLIO:              Portfolio

PROPERTY
TYPE:                   Office, Flex, Industrial, and Land

          PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT

                      [GRAPHIC OMITTED]

OCCUPANCY:              See Property Description Table

YEAR BUILT:             See Property Description Table

THE COLLATERAL:         38 office & flex, 8 industrial, and 2
                        land properties

PROPERTY MANAGEMENT:    Atlantic American Properties
                        Management, Inc., Milby & Associates,
                        and Highwoods

1996 NET OPERATING
INCOME:                 $23,983,876

UNDERWRITTEN NET CASH
FLOW:                   $18,516,754

APPRAISED VALUE:        $239,025,000

APPRAISED BY:           Cushman & Wakefield

APPRAISAL DATE:         July 1997

CUT-OFF DATE LTV:       52%

DSCR (2):               1.72x
----------------------- ---------------------------------------

(1)   August 11, 1997.
(2)   Based upon Underwritten Net Cash Flow and LIBOR of 5.6875%.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
             ATLANTIC AMERICAN PROPERTIES TRUST ("AAPT") POOL LOAN
-------------------------------------------------------------------------------

                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
PROPERTY                            LOCATION                      TOTAL RSF           YEAR BUILT       OCCUPANCY (AS OF JUNE 1,
                                                                                                                1997)
----------------------------------------------------------------------------------------------------------------------------------
Maschellmac I                       King of Prussia, PA             74,140               1980                    95%
Maschellmac II                      King of Prussia, PA             74,556               1984                   100
Maschellmac III                     King of Prussia, PA             74,512               1985                   100
Maschellmac IV                      King of Prussia, PA             74,556               1987                   100
1760 Market Street                  Philadelphia, PA               122,893               1981                    94
7450 Tilghman Street                Allentown, PA                  100,000               1986                   100
7535 Windsor Drive                  Allentown, PA                  129,223               1985                    98
7150 Windsor Drive                  Allentown, PA                   49,420               1988                   100
7010 Snowdrift Road                 Allentown, PA                   33,029               1991                    85
Masons Mill Building 1              Bryn Athyn, PA                  17,415             1978-1991                100
Masons Mill Building 2              Bryn Athyn, PA                  12,000             1978-1991                100
Masons Mill Building 3              Bryn Athyn, PA                  12,000             1979-1991                100
Masons Mill Building 4              Bryn Athyn, PA                  11,880             1979-1991                 83
Masons Mill Building 5              Bryn Athyn, PA                  16,060             1978-1994                100
Masons Mill Building 6              Bryn Athyn, PA                  16,060             1979-1994                100
Masons Mill Building 7              Bryn Athyn, PA                  16,365             1980-1994                 76
Masons Mill Building 8              Bryn Athyn, PA                  18,000             1980-1994                 82
Masons Mill Building 9              Bryn Athyn, PA                  12,000             1980-1994                100
Masons Mill Building 10             Bryn Athyn, PA                  18,039             1980-1994                100
Masons Mill Building 11             Bryn Athyn, PA                  12,000               1984                   100
Masons Mill Building 12             Bryn Athyn, PA                  17,994               1984                    80
Masons Mill Building 13             Bryn Athyn, PA                  14,000               1984                   100
Masons Mill Building 14             Bryn Athyn, PA                  18,000               1984                    64
304 Harper Drive                    Moorestown, NJ                  29,537               1975                    91
305 Harper Drive                    Moorestown, NJ                  14,980               1979                   100
303 Fellowship Drive                Mount Laurel, NJ                53,135               1979                    94
305 Fellowship Drive                Mount Laurel, NJ                53,959               1980                    98
307 Fellowship Drive                Mount Laurel, NJ                54,169               1981                    83
309 Fellowship Drive                Mount Laurel, NJ                55,351               1982                    95
700 East Gate Drive                 Mount Laurel, NJ               118,071               1984                   100
701 East Gate Drive                 Mount Laurel, NJ                58,000               1986                   100
815 East Gate Drive                 Mount Laurel, NJ                25,500               1986                    87
817 East Gate Drive                 Mount Laurel, NJ                25,351               1986                   100
Main Street Center                  Richmond, VA                   422,309               1987                    91
Westpark 1                          Durham, NC                      56,345               1985                   100
EM Venture 2                        Bristol, PA                     22,500               1984                   100
EM Venture 1                        Bristol, PA                     60,000               1981                   100
7020 Snowdrift Road                 Allentown, PA                   41,390               1975                   100
6845 Snowdrift Road                 Allentown, PA                   93,000               1975                   100
6755 Snowdrift Drive                Allentown, PA                  125,000               1988                   100
6810 Tilghman Street                Allentown, PA                   54,844               1975                   100
6690 Grant Way                      Allentown, PA                   88,000               1982                   100
6670 Grant Way                      Allentown, PA                   72,885               1979                   100
7055 Ambassador Drive               Allentown, PA                  153,600               1991                   100
50 East Swedesford Road             Frazer, PA                     109,800               1988                   100
52 Swedesford Square                Frazer, PA                     131,017               1981                   100
Iron Run Land                       Allentown, PA                      N/A                N/A                   N/A
East Gate Land                      Mount Laurel, NJ                   N/A                N/A                   N/A
                                                              ------------                                      ---
TOTAL                                                            2,862,885                                       97%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN  (TM)/(SM) I: COLLATERAL TERM SHEET
             ATLANTIC AMERICAN PROPERTIES TRUST ("AAPT") POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

                                            CUT-OFF DATE
                                           ALLOCATED LOAN         APPRAISED     CUT-OFF DATE    UNDERWRITTEN
PROPERTY                                       AMOUNT               VALUE           LTV        NET CASH FLOW      DSCR (1)
----------------------------------------------------------------------------------------------------------------------------------
Maschellmac I                               $4,494,177         $  8,900,000            50.5%       $397,011             1.11x
Maschellmac II                               5,742,979           11,000,000            52.2         509,824             1.11
Maschellmac III                              5,883,536           11,300,000            52.1         543,161             1.16
Maschellmac IV                               4,618,076           10,400,000            44.4         480,500             1.31
1760 Market Street                           2,532,488            8,500,000            29.8         505,149             2.51
7450 Tilghman Street                         4,173,741            6,725,000            62.1         715,903             2.15
7535 Windsor Drive                           8,045,450           11,500,000            70.0         746,875             1.17
7150 Windsor Drive                           2,135,036            3,750,000            56.9         270,674             1.59
7010 Snowdrift Road                          1,309,488            2,300,000            56.9         183,748             1.76
Masons Mill Rollup                           5,451,808           14,200,000            38.4       1,145,981             2.65
304 Harper Drive                               760,479            1,850,000            41.1          79,673             1.32
305 Harper Drive                               512,409              900,000            56.9          63,162             1.55
303 Fellowship Drive                         2,448,174            4,300,000            56.9         323,756             1.66
305 Fellowship Drive                         2,903,648            5,100,000            56.9         352,900             1.53
307 Fellowship Drive                         2,448,174            4,300,000            56.9         355,633             1.82
309 Fellowship Drive                         2,562,043            4,500,000            56.9         366,430             1.80
700 East Gate Drive                          6,376,639           11,200,000            56.9         733,811             1.45
701 East Gate Drive                          3,871,531            6,800,000            56.9         719,859             2.34
815 East Gate Drive                            953,649            1,675,000            56.9         135,748             1.79
817 East Gate Drive                            910,948            1,600,000            56.9         137,656             1.90
----------------------------------------------------------------------------------------------------------------------------------

(1)   Based upon Underwritten Net Cash Flow and LIBOR of 5.6875%.








                                                      (Continued on Next Page)


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                 GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
             ATLANTIC AMERICAN PROPERTIES TRUST ("AAPT") POOL LOAN
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                       PROPERTY DESCRIPTION (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
                                            CUT-OFF DATE
                                           ALLOCATED LOAN         APPRAISED        CUT-OFF DATE    UNDERWRITTEN
PROPERTY                                       AMOUNT               VALUE              LTV        NET CASH FLOW      DSCR (1)
----------------------------------------------------------------------------------------------------------------------------------
Main Street Center                          $18,473,683       $  32,400,000            57.0%     $  4,854,426             2.15x
Westpark 1                                    2,962,325           5,200,000            57.0           430,949             1.83
EM Venture 2                                    712,097           1,250,000            57.0            91,381             1.61
EM Venture 1                                    897,243           1,575,000            57.0           129,462             1.81
7020 Snowdrift Road                             783,307           1,375,000            57.0           115,945             1.86
6845 Snowdrift Road                           2,022,356           3,550,000            57.0           307,923             1.91
6755 Snowdrift Road                           2,506,583           4,700,000            53.3           385,741             1.93
6810 Tilghman Street                          1,025,420           2,075,000            49.4           141,011             1.73
6690 Grant Way                                1,965,389           3,450,000            57.0           321,912             2.06
6670 Grant Way                                1,623,582           2,850,000            57.0           281,742             2.18
7055 Ambassador Drive                         3,361,099           5,900,000            57.0           522,488             1.95
50 East Swedesford Road                       9,376,197          17,000,000            55.2         1,251,404             1.68
52 Swedesford Square                         10,026,330          17,600,000            57.0         1,222,297             1.53
Iron Run Land                                   739,582           4,200,000            17.6          (100,720)           (1.71)
East Gate Land                                  539,695           5,100,000            10.6          (206,661)           (4.81)
                                         --------------       -------------            ----      ------------            -----
    TOTAL                                  $125,149,361        $239,025,000            52.4%      $18,516,754             1.72X
----------------------------------------------------------------------------------------------------------------------------------

(1)   Based upon Underwritten Net Cash Flow and LIBOR of 5.6875%.



                  LEASE EXPIRATION SCHEDULE - TOTAL PORTFOLIO

---------------------------------------------------------------------------------------------------------------------------------
YEAR ENDING DEC. 31              EXPIRING SF            % OF TOTAL SF        ANNUALIZED TENANT BASE RENT    % OF TOTAL BASE RENT
-------------------------- ------------------------ ----------------------- ------------------------------ ------------------------
1997                               610,859                   21.3%                 $ 5,165,261                      14.2%
1998                               489,752                   17.1                    7,959,941                      21.9
1999                               450,432                   15.7                    5,991,314                      16.5
2000                               404,944                   14.1                    5,416,983                      14.9
2001                               318,922                   11.1                    4,030,820                      11.1
2002                               193,939                    6.8                    3,082,605                       8.5
2003                                65,906                    2.3                      956,339                       2.6
2004                                22,384                    0.8                      367,432                       1.0
2005                               150,210                    5.2                    2,271,294                       6.2
2006                                62,720                    2.2                    1,109,102                       3.1
Thereafter                              --                    0.0                           --                       0.0
Vacant                              92,817                    3.2                           --                       0.0
                               -----------                 ------             ----------------                    ------
    TOTAL                        2,862,885                  100.0%                 $36,351,089                     100.0%
-------------------------- ------------------------ ----------------------- ------------------------------ ------------------------





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                                380 MADISON LOAN
------------------------------------------------------------------------------

                               LOAN INFORMATION

   PRINCIPAL BALANCE:   ORIGINAL           CUT-OFF DATE (1)
   ------------------   --------           ----------------
                        $89,000,000         $89,000,000
   ORIGINATION DATE:    June 30, 1997

   INTEREST RATE:       7.848%

   AMORTIZATION:        First 5 years interest only
                        30 years thereafter

   HYPERAMORTIZATION:   Not Applicable

   ANTICIPATED
   REPAYMENT DATE
   ("ARD"):             Not Applicable

   MATURITY DATE:       July 11, 2014

   THE BORROWER/        ComMet, Inc. is a Maryland
   SPONSOR:             corporation whose principal
                        shareholders are the Comptroller of the State of New
                        York as Trustee of the Common Retirement Fund and
                        Stichting Bedrijfspensioen fonds voor de
                        Metaalnijverheid.


   CALL PROTECTION:     Two-year prepayment lockout from
                        the date of securitization with
                        U.S. Treasury defeasance
                        thereafter until two payment dates
                        prior to the maturity date.


   CUT-OFF DATE LOAN/
   NRSF:                $99.15

   REMOVAL OF
   PROPERTY MANAGER:    (2)

   UP FRONT  RESERVES:  None

   ONGOING RESERVES:    (2)

   COLLECTION ACCOUNT:  None; upon the occurrence of a
                        "Trigger Event" or certain events of
                        default, a hard lockbox is established.

   CROSS-COLLATERALIZATION/
   DEFAULT:             Not Applicable

   ADDITIONAL DEBT:     Up to $20 million permitted subject
                        to rating agency confirmation and
                        upon pledge of equity interest in
                        borrower.
   ------------------------------------------------------------


                             PROPERTY INFORMATION

   SINGLE
   ASSET/PORTFOLIO:     Single Asset

   PROPERTY TYPE:       Office

   LOCATION:            380 Madison Avenue
                        New York, NY

   OCCUPANCY:           86% (as of June 23, 1997)

   YEAR
   BUILT/RENOVATED:     1952/1990

   THE COLLATERAL:      Fee interest subject to a master
                        lease in 897,602 net rentable square
                        feet comprised of:

                        Office Space:       769,365 NRSF
                        Retail Space:        49,354 NRSF
                        Storage Space:       34,431 NRSF
                        Garage Space:        44,452 NRSF
                        (150 spaces)

                        The building is master leased for a term which expires 1/26/2014 to Spartan Madison Corp. The master lease is fully net and is subordinate to the mortgage; rent payments are made in advance, in equal monthly installments, according to the following schedule:

                              PERIOD           ANNUAL RENT
                        ------------------- -------------------
                        1/27/94-1/26/99          $16.0 million
                        1/27/99-1/26/04           17.6 million
                        1/27/04-1/26/09           19.1 million
                        1/27/09-1/26/14           22.0 million
                         --------------------------------------

                                 MAJOR OFFICE TENANTS
                         --------------------------------------
                               NRSF             EXPIRATION
   Chase Manhattan Bank     307,747 SF             9/30/02
   Sprint Comm. Co.          70,000 SF            12/31/01
   LDDS World Com            60,710 SF             8/31/08
                         ------------------- ------------------
   PROPERTY
   MANAGEMENT:          HRO International LTD

   1996 NET
   OPERATING INCOME:    $16,000,000 (master lease payment)

   UNDERWRITTEN NET
   CASH FLOW:           $16,000,000

   APPRAISED VALUE:     $197,000,000

   APPRAISED BY:        Koeppel Tener Real Estate Services,
                        Inc.

   APPRAISAL DATE:      June 23, 1997

   CUT-OFF DATE LTV:    45%

   DSCR (3):            2.26x
   -------------------- ---------------------------------------

(1) August 11, 1997.
(2) Apply upon "Triggering Event" only.
(3) Based upon Underwritten Net Cash Flow and the debt service during the initial interest-only period.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
               COMMONWEALTH ATLANTIC PROPERTIES ("CAP") POOL LOAN
-------------------------------------------------------------------------------

                               LOAN INFORMATION

PRINCIPAL BALANCE:     ORIGINAL             CUT-OFF DATE (1)
------------------     --------             ----------------
                       $88,000,000          $87,946,446
ORIGINATION DATE:      June 30, 1997

INTEREST RATE:         7.48%

AMORTIZATION:          30 years

HYPERAMORTIZATION:     After the ARD, interest rate increases to 9.48% and all
                       excess cash flow is used to reduce outstanding
                       principal balance; the additional 2% interest is
                       deferred until principal balance is zero.
ANTICIPATED
REPAYMENT DATE
("ARD"):               July 11, 2007

MATURITY DATE:         July 11, 2027

THE BORROWER/          Commonwealth Atlantic Operating
SPONSOR:               Properties Inc. sponsored by LF
                       Strategic Realty Investors, L.P.

CALL PROTECTION:       Prepayment lockout until July 11, 2000
                       with U.S. Treasury defeasance
                       thereafter until July 11, 2007.
CUT-OFF DATE
LOAN/NRSF:             $51.73

REMOVAL OF PROPERTY    No management kickout prior to event
MANAGER:               of default.  Cash flow in excess of
                       debt service is escrowed if trailing twelve months' NOI
                       falls below $11,000,000.
UP FRONT  RESERVES:    Unpaid TI/Leasing Commissions:
                       $1,550,576
                       Deferred Maintenance:  $581,125
                       TI/Leasing Commissions: $4,900,000

ONGOING RESERVES:      TI/Leasing Commissions:  Must maintain
                       minimum balance of $4,400,000
                       Capital Reserves:  $301,286 per year

COLLECTION ACCOUNT:    Sweep Account
CROSS-COLLATERALIZATION/
DEFAULT:               Yes

PARTNER LOANS:         $25,200,000 issued to Commonwealth
                       Atlantic Holding I Inc. is secured by
                       a partnership lien.
------------------------------------------------------------------------------


                             PROPERTY INFORMATION

SINGLE ASSET/
PORTFOLIO:              Portfolio

PROPERTY
TYPE:                   Office, Flex, Industrial, and
                        Research & Development

LOCATION:               Metropolitan Richmond and Northern
                        Virginia

OCCUPANCY:              See Property Description Table

YEAR BUILT:             See Property Description Table

THE COLLATERAL:         20 office & flex properties and 5
                        industrial & research & development
                        facilities

PROPERTY MANAGEMENT:    Morton G. Thalhimer, Childress Klein,
                        Barnes Morris, Savage Fogarty,
                        Manekin Corporation, CB Commercial

1996 NET OPERATING
INCOME:                 $13,493,179

UNDERWRITTEN NET CASH
FLOW:                   $11,938,880

APPRAISED VALUE:        $144,750,000

APPRAISED BY:           Cushman & Wakefield

APPRAISAL DATE:         June 1997

CUT-OFF DATE LTV:       61%

DSCR (2):               1.60x
---------------------------------------------------------------

(1)   August 11, 1997.
(2)   Based upon Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
               COMMONWEALTH ATLANTIC PROPERTIES ("CAP") POOL LOAN

                             PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

                                                                         TOTAL                 YEAR              OCCUPANCY
PROPERTY                               LOCATION                           RSF            BUILT/RENOVATED    (AS OF JUNE 1, 1997)
----------------------------------------------------------------------------------------------------------------------------------
Arboretum VI                           Richmond, VA                      73,195                1991                  92%
Arboretum VII                          Richmond, VA                      30,791                1991                  96
Lakebrooke Pointe                      Richmond, VA                      61,632                1995                 100
Commerce Center                        Richmond, VA                      56,076                1980                 100
Dabney I                               Richmond, VA                      33,600                1982                 100
Dabney II                              Richmond, VA                      42,000                1983                  90
Dabney III                             Richmond, VA                      23,850                1984                 100
Dabney IV                              Richmond, VA                      41,550                1985                 100
Dabney V                               Richmond, VA                      45,353                1985                 100
Dabney VI                              Richmond, VA                      50,400                1986                 100
Dabney VII                             Richmond, VA                      33,419                1987                 100
Dabney VIII                            Richmond, VA                      29,700                1988                 100
Dabney IX                              Richmond, VA                      30,263                1989                  86
Dabney X                               Richmond, VA                      85,844                1989                 100
Dabney XI                              Richmond, VA                      45,250                1994                 100
Dabney A-1                             Richmond, VA                      15,389                1984                 100
Dabney A-2                             Richmond, VA                      33,050                1993                 100
Morton Marks                           Richmond, VA                      45,000             1962/1985               100
2110 Tomlyn Street                     Richmond, VA                      15,910                1965                 100
Brittons Hill                          Richmond, VA                     132,103                1987                 100
Westmoreland Plaza                     Richmond, VA                     121,815             1975/1993               100
Plaza 1900                             McLean, VA                       203,084                1989                 100
Campus Point                           Reston, VA                       172,448                1985                 100
Oakwood Center                         Fairfax, VA                      127,569                1982                 100
Greenwood Center                       Fairfax, VA                      150,961                1985                  92
                                                                      ---------                                    ----
    TOTAL                                                             1,700,252                                      98%
----------------------------------------------------------------------------------------------------------------------------------



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
               COMMONWEALTH ATLANTIC PROPERTIES ("CAP") POOL LOAN
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                            CUT-OFF DATE
                                           ALLOCATED LOAN         APPRAISED        CUT-OFF DATE    UNDERWRITTEN
PROPERTY                                       AMOUNT               VALUE              LTV        NET CASH FLOW      DSCR (1)
----------------------------------------------------------------------------------------------------------------------------------
Arboretum VI                               $  4,156,316        $  7,000,000            59.4%      $   580,027           1.65x
Arboretum VII                                 1,187,519           2,000,000            59.4           227,974           2.27
Lakebrooke Pointe                             4,037,564           6,800,000            59.4           581,230           1.70
Commerce Center                               3,384,429           5,700,000            59.4           403,606           1.41
Dabney I                                        712,511           1,200,000            59.4           117,421           1.95
Dabney II                                       831,263           1,400,000            59.4           130,001           1.85
Dabney III                                      534,384             900,000            59.4            82,699           1.83
Dabney IV                                       890,639           1,500,000            59.4           140,376           1.86
Dabney V                                      1,128,143           1,900,000            59.4           176,920           1.85
Dabney VI                                     1,128,143           1,900,000            59.4           179,765           1.88
Dabney VII                                      950,015           1,600,000            59.4           160,081           1.99
Dabney VIII                                     712,511           1,200,000            59.4           116,866           1.94
Dabney IX                                       771,887           1,300,000            59.4           151,243           2.31
Dabney X                                      2,434,414           4,100,000            59.4           383,330           1.86
Dabney XI                                     1,306,271           2,300,000            56.8           192,018           1.74
Dabney A-1                                      231,138           1,200,000            19.3            83,083           4.25
Dabney A-2                                    1,317,460           2,600,000            50.7           174,817           1.57
Morton Marks                                    890,639           1,500,000            59.4           119,777           1.59
2110 Tomlyn Street                              326,568             550,000            59.4            56,546           2.05
Brittons Hill                                 2,671,918           4,500,000            59.4           414,078           1.83
Westmoreland Plaza                            2,909,421           5,200,000            56.0           410,166           1.67
Plaza 1900                                   18,665,681          32,500,000            57.4         2,918,932           1.85
Campus Point                                 15,135,783          23,300,000            65.0         1,875,443           1.46
Oakwood Center                                9,549,185          13,800,000            69.2           862,080           1.07
Greenwood Center                             12,082,642          18,800,000            64.3         1,400,401           1.37
                                             ----------        ------------            ----         ---------           ----
    TOTAL                                   $87,946,446        $144,750,000            60.8%      $11,938,880           1.60X
----------------------------------------------------------------------------------------------------------------------------------

(1)   Based upon Underwritten Net Cash Flow.



                           LEASE EXPIRATION SCHEDULE

---------------------------------------------------------------------------------------------------------------------------------
 YEAR ENDING DEC. 31          EXPIRING SF          % OF TOTAL SF       ANNUALIZED TENANT BASE RENT        % OF TOTAL BASE RENT
----------------------- ------------------------ ------------------- --------------------------------- ---------------------------
1997                             83,030                  4.9%                $    842,481                          4.7%
1998                            211,887                 12.5                    1,152,472                          6.5
1999                            203,500                 12.0                    1,247,175                          7.0
2000                            151,986                  8.9                    1,086,743                          6.1
2001                            307,876                 18.1                    3,296,968                         18.6
2002                             56,235                  3.3                      406,108                          2.3
2003                            131,363                  7.7                    1,179,906                          6.6
2004                            146,310                  8.6                    1,729,133                          9.7
2005                             17,574                  1.0                      261,213                          1.5
2006                             76,738                  4.5                    1,345,328                          7.6
Thereafter                      281,232                 16.5                    5,213,803                         29.4
Vacant                           32,521                  1.9                           --                          0.0
                            -----------              -------             ----------------                      -------
    TOTAL                     1,700,252                100.0%                 $17,761,330                        100.0%
----------------------- ------------------------ ------------------- --------------------------------- ---------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs &
Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.






[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                              WHITEHALL POOL LOAN
-------------------------------------------------------------------------------

                               LOAN INFORMATION

   PRINCIPAL BALANCE:   ORIGINAL            CUT-OFF DATE (1)
   ------------------   --------            ----------------
                        $73,000,000         $72,228,349

   ORIGINATION DATE:    August 26, 1996

   INTEREST RATE:       8.68%

   AMORTIZATION:        25 years

   HYPERAMORTIZATION:   Not Applicable

   ANTICIPATED
   REPAYMENT DATE
   ("ARD"):             Not Applicable

   MATURITY DATE:       September 10, 2000

   THE BORROWER/        WMP II Real Estate Limited
   SPONSOR:             Partnership, a special-purpose
                        Delaware limited partnership which is controlled by
                        Whitehall Street Real Estate Limited Partnership III.

   CALL PROTECTION:     Two-year prepayment lockout from the
                        date of the securitization with U.S.
                        Treasury defeasance thereafter.

   CUT-OFF DATE LOAN/
   NRSF:                $37.06

   REMOVAL OF           Management of any property may be
   PROPERTY  MANAGER:   terminated:  (i) upon the occurrence
                        of an event of default, or (ii) if as of the last day
                        of any calendar quarter DSCR is less than 1.25 and the
                        NOI for an individual property is less than 80% of the
                        NOI for such property as of the closing date of the
                        loan.

   UP FRONT RESERVES:   Deferred Maintenance:  $339,156(3)

                        TI/Leasing Commissions:  $4,100,000

   ONGOING RESERVES:    Cap Ex:  $.21 psf/year
                        TI/Leasing Commissions: Must maintain
                        minimum balance of $4,100,000

   COLLECTION ACCOUNT:  Sweep Account

   CROSS-COLLATERALIZATION/
   DEFAULT:             Yes

   PARTNER LOANS:       $56,000,000 note is secured by
                        partnership liens and guaranteed by Whitehall III and
                        Whitehall Street Real Estate Limited Partnership IV.
  ----------------------------------------------------------------------------



                             PROPERTY INFORMATION

SINGLE ASSET/
   PORTFOLIO:           Portfolio

   PROPERTY TYPE:       Office, Retail, Industrial

           PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT

                        [GRAPHIC OMITTED]

   OCCUPANCY:           See Property Description Table

   YEAR BUILT:          See Property Description Table

   THE COLLATERAL:      7 office, 2 retail, and 2 industrial
                        properties

   PROPERTY             Colliers Turley Martin, Galbreath
   MANAGEMENT:          Co., Insignia-O'Donnell Commercial
                        Group, Lincoln Property Co., Trammell
                        Crow NE, Inc., Transwestern Property
                        Co., Westfield Co.

   1996 NET OPERATING
   INCOME:              $15,900,553

   UNDERWRITTEN
   NET CASH FLOW:       $12,617,278

   APPRAISED VALUE:     $165,150,000

   APPRAISED BY:        Cushman & Wakefield

   APPRAISAL DATE:      July, August 1996

   CUT-OFF DATE LTV:    44%

   DSCR (2):            1.74x
   -------------------------------------------------------------------

(1)   August 11, 1997.
(2)   Based on Underwritten Net Cash Flow.
(3)   Amount remaining in up Front Reserve Account as of 7/11/97

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs &
Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.





[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                              WHITEHALL POOL LOAN
-------------------------------------------------------------------------------


                             PROPERTY DESCRIPTION

----------------------------------------------------------------------------------------------------------------------------------
                                                                              NET                YEAR             OCCUPANCY
PROPERTY                      PROPERTY TYPE     LOCATION                  RENTABLE SF      BUILT/RENOVATED   (AS OF MAY 20, 1997)
----------------------------------------------------------------------------------------------------------------------------------
City Center                      Office         Kansas City, MO             639,586           1978/1992               89%
Bennett Park                     Office         Santa Clara, CA             227,699              1983                 89
1511-1515 Third Avenue           Retail         New York, NY                 55,000           1917/1990              100
The Sun Buildings              Industrial       Milpitas, CA                231,840           1980/1988              100
North Ranch Plaza                Retail         Thousand Oaks, CA            69,394              1991                 88
Stevens Creek                    Office         Cupertino, CA                77,762              1984                 98
Hookston Square                  Office         Pleasant Hill, CA           192,042              1984                 95
San Valente Building           Industrial       Santa Clara, CA             104,540           1979/1992              100
One Montvale Avenue              Office         Stoneham, MA                100,420           1890/1987               99
One Northwest Centre             Office         Houston, TX                 150,465              1983                 85
Downtown Plaza                   Office         Long Beach, CA              100,146           1982/1996               88
                                                                         ----------                                 ----
     TOTAL                                                                1,948,894                                   92%
----------------------------------------------------------------------------------------------------------------------------------

                                   CUT-OFF DATE
                                  ALLOCATED LOAN            APPRAISED                              UNDERWRITTEN
PROPERTY                              AMOUNT                  VALUE          CUT-OFF DATE LTV      NET CASH FLOW      DSCR (1)
----------------------------------------------------------------------------------------------------------------------------------
City Center                        $19,185,037            $  36,000,000            53.3%          $  3,017,421          1.57x
Bennett Park                        11,507,064               27,100,000            42.5              2,073,616          1.80
1511-1515 Third Avenue               7,519,663               16,000,000            47.0              1,431,051          1.90
The Sun Buildings                    7,489,981               16,950,000            44.2              1,317,010          1.76
North Ranch Plaza                    5,669,431               10,500,000            54.0                873,687          1.54
Stevens Creek                        5,649,643               12,800,000            44.1                983,542          1.74
Hookston Square                      5,273,658               14,000,000            37.7              1,129,765          2.14
San Valente Building                 4,650,319                9,700,000            47.9                540,803          1.16
One Montvale Avenue                  2,117,379                8,000,000            26.5                449,899          2.12
One Northwest Centre                 1,721,607                6,100,000            28.2                483,992          2.81
Downtown Plaza                       1,444,567                8,000,000            18.1                316,492          2.19
                                   -----------            -------------           -----           ------------          ----
     TOTAL                         $72,228,349             $165,150,000            43.7%           $12,617,278          1.74x
----------------------------------------------------------------------------------------------------------------------------------

                  LEASE EXPIRATION SCHEDULE - TOTAL PORTFOLIO

YEAR ENDING DEC. 31           EXPIRING SF          % OF TOTAL SF         ANNUALIZED TENANT BASE RENT      % OF TOTAL BASE RENT
-------------------------- ------------------- ----------------------- -------------------------------- --------------------------
1997                             141,333                7.3%                   $  2,103,699                        8.2%
1998                             363,750               18.7                       4,376,430                       17.0
1999                             155,828                8.0                       2,361,366                        9.2
2000                             483,421               24.8                       5,946,857                       23.1
2001                             182,263                9.4                       2,810,173                       10.9
2002                             102,211                5.2                       1,694,873                        6.6
2003                             138,518                7.1                       2,070,097                        8.0
2004                             126,442                6.5                       1,778,589                        6.9
2005                              16,899                0.9                         253,310                        1.0
2006                              24,394                1.3                         344,459                        1.3
Thereafter                        61,970                3.2                       2,031,000                        7.9
Vacant                           151,865                7.8                              --                        0.0
                              ----------             ------                  --------------                    -------
     TOTAL                     1,948,894              100.0% (2)                $25,770,853                      100.0% (2)
-------------------------- ------------------- ----------------------- -------------------------------- --------------------------

(1)   Based upon Underwritten Net Cash Flow.
(2)   May not add to 100.0% due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                                RITZ PLAZA LOAN
-------------------------------------------------------------------------------

                               LOAN INFORMATION

PRINCIPAL BALANCE:      ORIGINAL            CUT-OFF DATE (1)
------------------      --------            ----------------
                        $62,500,000         $62,365,309
ORIGINATION DATE:       April 25, 1997

INTEREST RATE:          8.135%

AMORTIZATION:           30 years

HYPERAMORTIZATION:      After the ARD, interest rate increases to 10.135% and
                        all excess cash flow is used to reduce outstanding
                        principal balance; the additional 2% interest is
                        deferred until the principal balance is zero.
ANTICIPATED REPAYMENT
DATE ("ARD"):           April 11, 2007

MATURITY DATE:          April 24, 2027

THE BORROWER/ SPONSOR:  CS Ritz Holdings, L.P., is a
                        special-purpose Delaware limited partnership. The institutional limited partner is Cadim Holdings, which is owned by a Quebec public employees' retirement fund manager. The other limited partner is an entity controlled by three individuals.

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of the securitization with U.S.
                        Treasury defeasance thereafter until
                        the ARD.

CUT-OFF DATE
LOAN/UNIT:              $130,199

REMOVAL OF PROPERTY     No management kickout prior to event
MANAGER:                of default.  Alternatively, cash flow
                        in excess of debt service is escrowed
                        if net cash flow falls below
                        $6,400,000.
UP FRONT RESERVES:      Cap Ex:  $15,967

ONGOING RESERVES:       Cap Ex:  $400/unit/year

COLLECTION ACCOUNT:     No lockbox provided there is no event
                        of default. The borrower's operating account is swept
                        by lender starting the 6th of the month until debt
                        service and reserves are paid. One month debt service,
                        tax, and insurance reserved at closing.
CROSS-COLLATERALIZATION/
DEFAULT:                Not Applicable
PARTNER LOANS:          None
---------------------------------------------------------------

                             PROPERTY INFORMATION

SINGLE ASSET/
PORTFOLIO:              Single Asset

PROPERTY TYPE:          Highrise Multifamily

LOCATION:               235-237 W. 48th Street
                        New York, NY

OCCUPANCY:              Residential: 99% (as of June 17, 1997)
                        Commercial: 100% (as of June 17, 1997)

YEAR BUILT:             1990

THE COLLATERAL:         40-story, 479-unit multifamily
                        building in New York City

                        Residential:           341,261 NRSF
                        Commercial:             25,432 NRSF
                        Parking:                 158 spaces

PROPERTY MANAGEMENT:    Knightsbridge Management, L.P.

1996 NET
OPERATING INCOME:       $6,868,898

UNDERWRITTEN
NET CASH FLOW:          $7,573,130

APPRAISED VALUE:        $92,500,000

APPRAISED BY:           Koeppel Tener Real Estate Services,
                        Inc.

APPRAISAL DATE:         April 10, 1997

CUT-OFF DATE LTV:       67%

DSCR (2):               1.34x
---------------------------------------------------------------------------

(1)   August 11, 1997.
(2)   Based upon Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                                MONTEHIEDRA LOAN
-------------------------------------------------------------------------------

                               LOAN INFORMATION

   PRINCIPAL BALANCE:   ORIGINAL            CUT-OFF DATE (1)
                        $52,700,000         $52,579,779

   ORIGINATION DATE:    April 18, 1997

   INTEREST RATE:       8.23%

   AMORTIZATION:        30 years

   HYPERAMORTIZATION:   After the ARD, interest rate increases to 10.23% and
                        all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

   ANTICIPATED
   REPAYMENT DATE
   ("ARD"):             May 11, 2007

   MATURITY DATE:       May 11, 2027

   THE BORROWER/        Vornado Montehiedra Acquisitions L.P.,
   SPONSOR:             a special-purpose Delaware Limited
                        Partnership, 100% owned by subsidiaries of Vornado
                        Realty Trust, a publicly-traded REIT.

   CALL PROTECTION:     Two-year prepayment lockout from the
                        date of the securitization with U.S.
                        Treasury defeasance thereafter, until
                        the payment date prior to the ARD.
   CUT-OFF DATE
   LOAN/NRSF:           $100.08

   REMOVAL OF           May be terminated (i) upon the
   PROPERTY MANAGER:    acceleration of the Montehiedra loan,
                        (ii) upon the Anticipated Repayment Date, or (iii) if, for any trailing 12-month period, the net cash flow falls below 85% of the net cash flow for the 12-month period ending 12/31/96.

   UP FRONT RESERVES:   Deferred Maintenance: $115,000

   ONGOING RESERVES:    Cap Ex: $.15 psf/year
                        TI/Leasing Commissions:
                        5/11/97 - 5/11/00: $.10psf/year
                        6/11/00 - Full repayment:  $.23 psf/year

   COLLECTION ACCOUNT:  Hard Lockbox

   CROSS-COLLATERALIZATION/
   DEFAULT:             Not Applicable

   PARTNER LOANS:       $9,800,000 note and $500,000 note are
                        secured by partnership liens and are
                        guaranteed by Vornado Realty L.P..
   ------------------------------------------------------------


                             PROPERTY INFORMATION

SINGLE ASSET/
PORTFOLIO:              Single Asset

PROPERTY TYPE:          Retail

LOCATION:               Montehiedra Avenue and State Road 52
                        Rio Piedras
                        San Juan, Puerto Rico

OCCUPANCY:              99% (as of May 1, 1997)

YEAR BUILT:             1994

THE COLLATERAL:         525,378 SF anchored retail center
                        with three additional free standing
                        buildings located in the Rio Piedras
                        sector of San Juan, Puerto Rico.

                        Anchored by Kmart, Builder's Square
                        (2), Marshall's, Caribbean Theater.
                        1996 Mall Store Sales per SF was
                        $376.14


                                  MAJOR RETAIL TENANTS
                        ------------------------------------------
                                NRSF            EXPIRATION
                              ----------      ----------------
Kmart                        135,333 SF           4/30/22
Builder's Square (2)         110,241 SF           4/30/22
Caribbean Theater             50,000 SF           6/30/21
Marshall's                    29,776 SF           1/31/10


PROPERTY MANAGEMENT:  Manley-Berenson Associates, Inc.

1996 NET OPERATING
INCOME:               $7,763,283

UNDERWRITTEN NET
CASH FLOW:            $8,091,213

APPRAISED VALUE:      $92,000,000

APPRAISED BY:         Cushman & Wakefield

APPRAISAL DATE:       March 7, 1997

CUT-OFF DATE LTV:     57%

DSCR (3):             1.69x
-----------------------------------------------------------------------------

(1)  August 11, 1997.

(2) Borrower has been informed that Builder's Square store, which is subleased from Kmart, was sold to Masso Expo Corp. on June 30, 1997. Masso Expo Corp. has informed the Montehiedra Borrower of its intent to continue operating the store as a home improvement store possibly under a different name. Kmart is still obligated under the lease for lease payments.

(3)  Based upon Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]

-------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: COLLATERAL TERM SHEET
                                MONTEHIEDRA LOAN
-------------------------------------------------------------------------------


                           LEASE EXPIRATION SCHEDULE

YEAR ENDING DEC. 31            EXPIRING SF          % OF TOTAL SF        ANNUALIZED TENANT BASE RENT      % OF TOTAL BASE RENT
-------------------------- -------------------- ---------------------- -------------------------------- --------------------------
1997                                  0                0.0%                     $        0                        0.0%
1998                                  0                0.0                               0                        0.0
1999                                450                0.1                          60,000                        0.8
2000                                360                0.1                          50,400                        0.6
2001                                180                0.0                          47,400                        0.6
2002                              2,060                0.4                          78,350                        1.0
2003                                800                0.2                          24,000                        0.3
2004                             25,125                4.8                         616,536                        7.7
2005                            106,196               20.2                       2,488,479                       31.1
2006                             31,065                5.9                         687,789                        8.6
Thereafter                      353,542               67.3                       3,944,705                       49.3
Vacant                            5,600                1.1                              --                         --
                              ---------             ------                  --------------                     ------
     TOTAL                      525,378              100.0%(1)                  $7,997,659                      100.0%(1)
----------------------------------------------------------------------------------------------------------------------------------


(1)   May not add to 100.0% due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]


------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I

OVERVIEW OF THE CERTIFICATES:

                        ANTICIPATED
          PRINCIPAL     RATINGS:
          NOTIONAL      MOODY'S/      AVG.       MOD.                ANTICIPATED
          BALANCE        DUFF &      LIFE        DUR.     PRINCIPAL    CREDIT
CLASS (1) ($000'S)      PHELPS/FITCH   (YRS)(2) (YRS)(2)   WINDOW(2)   SUPPORT
-------------------------------------------------------------------------------
Publicly Offered Securities:
A-1      $ 50,000    Aaa/AAA/AAA      6.92       5.51         7/04       31.0%
A-2A      131,100    Aaa/AAA/AAA      3.19       2.75       9/97-12/03   31.0
A-2B      240,900    Aaa/AAA/AAA      6.33       5.00        12/03       31.0
A-2C       30,000    Aaa/AAA/AAA      8.08       6.00       12/03-4/07   31.0
A-2D      222,190    Aaa/AAA/AAA      9.67       6.85         4/07       31.0
B          78,160    Aa2/AA/AA        9.71       6.85        4/07-5/07   23.0
C          14,660    Aa3/AA-/AA-      9.87       6.92        5/07-7/07   21.5
D          53,760    A2/A/A-          9.92       6.93         7/07       16.0
E          14,650    A3/A-/A-         9.92       6.90         7/07       14.5
F          48,860    Baa2/BBB/BBB     9.92       6.89         7/07        9.5
G          58,620    NR/NR/BBB-      15.41       8.81        7/07-7/14    3.5
X-1A       50,000    Aaa/AAA/AAA
X-2       892,890    Aaa/AAA/AAA
Privately Offered Securities:
H        $34,209     NR/NR/BB
X-1B      50,000     Aaa/AAA/AAA

---------------------------------------------------------------
(1)  Other Privately Offered Certificates are not represented in this table.
(2) Assuming payment in full based on 0 CPR at the earlier of ARD or Maturity Date. See Scenario 1 in the Prospectus Supplement.

[ ]  ALL LOANS (EXCEPT THE AAPT FLOATING RATE COMPONENT)
     LOCKED OUT WITH U.S. TREASURY DEFEASANCE THEREAFTER

[ ]  PROPERTY APPRAISALS INCLUDED WITH THE OFFERING CIRCULAR
     ON CD-ROM

[ ]  MONTHLY ONGOING PROPERTY-LEVEL FINANCIAL REPORTING FOR 7
     OF THE LOANS

KEY FEATURES:

MORTGAGE LOAN SELLER:         GS Mortgage Securities
                              Corporation II

UNDERWRITER:                  Goldman, Sachs & Co.

MASTER SERVICER:              GMAC Commercial Mortgage
                              Corporation ("GMACCM")

SPECIAL SERVICER:             GMACCM: All loans except Century
                                     Plaza Towers and
                                     Whitehall Pool
                              AMRESCO Management:  Century
                                     Plaza Towers,
                                     Whitehall Pool
TRUSTEE:                      LaSalle National Bank

FISCAL AGENT:                 ABN AMRO Bank N.V.

EXPECTED PRICING:             On or about August 7, 1997

EXPECTED SETTLEMENT:          On or about August 14, 1997

CUT-OFF DATE                  August 11, 1997
FIRST PAYMENT DATE:           September 15, 1997

DISTRIBUTION DATE:            The second Business Day
                              following the 11th day of each
                              month

INTEREST ACCRUAL PERIOD:      Class A-1:  Prior Distribution
                              Date to the day preceding the
                              current Distribution Date.  All
                              other Classes:  Prior calendar
                              month

DAY COUNT:                    Class A-1:  Actual/360, all
                              other classes:  30/360

RATED FINAL DISTRIBUTION
DATE:                         July 11, 2030

CLEAN UP CALL:                1% of the Cut-Off date principal
                              balance
ERISA ELIGIBLE:               The Underwriter believes that
                              the conditions to the
                              applicability of the
                              Underwriter's exemption will
                              generally be met with respect to
                              the Classes A-1, A-2A, A-2B,
                              A-2C, A-2D, X-1A, and X-2
                              Certificates

STRUCTURE:                    Sequential Pay

TAX TREATMENT:                REMIC

RATING AGENCIES:              Moody's, Duff & Phelps, Fitch

SERVICER ADVANCING:           Yes

MINIMUM DENOMINATION:         $10,000

DELIVERY:                     DTC/CEDEL/Euroclear

-----------------------------------------------------------------------------

SELECTED LOAN DATA:

CUT-OFF DATE BALANCE: (as of August 11, 1997)  $977,099,000

NUMBER OF MORTGAGE LOANS:                                 8

NUMBER OF PROPERTIES:                                    96

WEIGHTED AVERAGE COUPON:                               7.89%

WEIGHTED AVERAGE DSCR:                                 1.70x

WEIGHTED AVERAGE CUT-OFF DATE LTV:                     55.1%

WEIGHTED AVERAGE LTV AT ARD (1) (2):                   48.8%

WEIGHTED AVERAGE REMAINING TERM TO ARD :         106 months

WEIGHTED AVERAGE SEASONING :                       5 months

(1) For the Whitehall Pool Loan and the 380 Madison Loan, the Maturity Date is used as the Anticipated Repayment
      Date.

(2)   "ARD" is the Anticipated Repayment Date.

                             OVERVIEW OF THE LOANS

                                     CUT-OFF DATE PRINCIPAL BALANCE
                                     ------------------------------
                 NUMBER
                   OF      PROPERTY               % BY
  LOAN NAME     PROPERTIES    TYPE     ($000'S)  BALANCE      LTV
  ----------------------------------------------------------------
  Cadillac
  Fairview Pool     8    Retail       $258,460    26.5%       62%
  Century Plaza
  Towers            1    Office        229,369    23.5        50
  AAPT (1)         48    Office, Ind   125,149    12.8        52
  380 Madison       1    Office         89,000     9.1        45
  CAP Pool (2)     25    Office, Ind    87,946     9.0        61
  Whitehall Pool   11    Retail,
                         Office, Ind    72,228     7.4        44
  Ritz Plaza        1    Multifamily    62,365     6.4        67
  Montehiedra       1    Retail         52,580     5.4        57
                  ---                  -------    -----       --
  TOTAL            96                 $977,099(3)  100%(1)    55%
------------------------------------------------------------------
(1)   "AAPT" is the Atlantic American Properties Trust Pool Loan.
(2)   "CAP" is the Commonwealth Atlantic Properties Pool.
(3)   Balances may not sum to total due to rounding.




                          GEOGRAPHIC DIVERSIFICATION

                                CUT-OFF DATE PRINCIPAL BALANCE
                          ---------------------------------------
                 NUMBER
GEOGRAPHIC         OF                  % BY
DISTRIBUTION    PROPERTIES  ($000'S)  BALANCE     DSCR       LTV
-------------------------------------------------------------------
California            8     $271,054     27.7%   1.75x     48.9%
New York              4      227,576     23.3    1.72      58.4
Virginia             26      106,420     10.9    1.70      60.5
Pennsylvania         35       79,426      8.1    1.61      53.8
Puerto Rico           1       52,580      5.4    1.59      57.2
Louisiana             1       51,096      5.2    1.53      63.9
Mississippi           1       50,698      5.2    1.66      59.6
Delaware              2       35,290      3.6    1.60      59.3
Georgia               2       30,816      3.2    1.72      60.0
Other                16       72,143      7.4    1.69      54.1
                   ----      ---         ----   ------    -----
  TOTAL              96     $977,099    100.0%   1.70x     55.1%
-------------------------------------------------------------------

                       DIVERSIFICATION BY PROPERTY TYPE

                                CUT-OFF DATE PRINCIPAL BALANCE
                          ---------------------------------------
                    NUMBER
PROPERTY              OF                  % BY
 TYPE            PROPERTIES  ($000'S)  BALANCE     DSCR       LTV
-------------------------------------------------------------------
  Office              67     $557,225      57.0%  1.81x     51.4%
  Retail              11      324,229      33.2   1.59      61.3
  Multi-Family         1       62,365       6.4   1.34      67.4
  Industrial          15       32,001       3.3   1.76      51.6
  Land                 2        1,279       0.1  (3.02)     14.6
                     -----  ---------    ------  ------    -----
    TOTAL             96     $977,099(1)  100.0%  1.70x     55.1%
--------------------------------------------------------------------

(1)   Balances may not sum to total due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]


------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I

OVERVIEW OF CERTIFICATES

                                                  APPROXIMATE SECURITIES STRUCTURE

                    PRINCIPAL/        ANTICIPATED                                                                     ANTICIPATED
                    NOTIONAL        RATINGS: MOODY'S/                                           AVG.      PRINCIPAL      CREDIT
CLASS (1)            BALANCE      DUFF & PHELPS/FITCH   % OF TOTAL       DESCRIPTION      LIFE (YRS)(2)   WINDOW (2)    SUPPORT
---------------- ---------------- --------------------- ----------- ---------------------- ------------- ----------- -------------
Publicly Offered Securities:
A-1             $ 50,000,000         Aaa/AAA/AAA            5.1%       LIBOR + 0.23%           6.92      7/04            31.0%
A-2A             131,100,000         Aaa/AAA/AAA           13.4          Fixed 6.94%           3.19      9/97-12/03      31.0
A-2B             240,900,000         Aaa/AAA/AAA           24.7          Fixed 6.86%           6.33      12/03           31.0
A-2C              30,000,000         Aaa/AAA/AAA            3.1          Fixed 6.93%           8.08      12/03-4/07      31.0
A-2D             222,190,000         Aaa/AAA/AAA           22.7          Fixed 6.94%           9.67      4/07            31.0
B                 78,160,000         Aa2/AA/AA              8.0       Adjusted WAC less        9.71      4/07-5/07       23.0
                                                                            .96%
C                 14,660,000         Aa3/AA-/AA-            1.5       Adjusted WAC less        9.87      5/07-7/07       21.5
                                                                            .92%
D                 53,750,000         A2/A/A-                5.5       Adjusted WAC less        9.92      7/07            16.0
                                                                            .90%
E                 14,650,000         A3/A-/A-               1.5       Adjusted WAC less        9.92      7/07            14.5
                                                                            .83%
F                 48,860,000         Baa2/BBB/BBB           5.0       Adjusted WAC less        9.92      7/07             9.5
                                                                            .76%
G                 58,620,000         NR/NR/BBB-             6.0       Adjusted WAC less       15.41      7/07-7/14        3.5
                                                                            .29%
X-1A              50,000,000         Aaa/AAA/AAA                           WAC/IO
X-2              892,890,000         Aaa/AAA/AAA                           WAC/IO

Privately Offered Securities:
H                $34,208,999         NR/NR/BB               3.5%        Adjusted WAC
X-1B              50,000,000         Aaa/AAA/AAA                           WAC/IO
----------------------------------------------------------------------------------------------------------------------------------


(1) Other Privately Offered Certificates are not represented in this table.

(2) Assuming payment in full based on 0 CPR at the earlier of ARD or Maturity Date. See Scenario 1 in the Prospectus Supplement.



                                GROUP 2 (FIXED)

                               [GRAPHIC OMITTED]

Note: This chart intends to reflect the size of each Class and the approximate certificate coupon under the Scenario I base case.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]


------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I



STRUCTURAL OVERVIEW

           PRINCIPAL CASH FLOW TIMELINE FOR GROUP 2 CERTIFICATES (1)

                               [GRAPHIC OMITTED]

(1) Assuming payment in full at the earlier of ARD or Maturity Date, based on 0 CPR. See Scenario 1 in the Prospectus Supplement.

Note: Time 0 is assumed to be September 15, 1997.

           FINAL PRINCIPAL PAYMENT DATE FOR GROUP 2 CERTIFICATES (2)

                               [GRAPHIC OMITTED]

Note: Time 0 is assumed to be September 15, 1997.

(1) For the Whitehall Pool Loan and the 380 Madison Loan, the Maturity Date is used as the Anticipated Repayment Date.

(2) Assuming payment in full at the earlier of ARD or Maturity Date based on 0 CPR. See Scenario 1 in the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]


------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I



STRUCTURAL OVERVIEW (CONTINUED)
 [ ]      The Mortgage Pool will consist of two Loan Groups:
          --   Loan Group 1:  Floating rate components of AAPT Pool Loan
          --   Loan Group 2:  Fixed rate component of AAPT Pool Loan and all other Mortgage Loans

 [ ]      Loan Group 1 will be allocated in the following payment  priorities:
          Class A-1, A-2A, A-2B, A-2C, A-2D, B, C, D, E, F, G and H

          Loan  Group 2 will be allocated in the following payment priorities:
          Class A-1 to the extent of undercollateralization; then Class A-2A, A-2B, A-2C, A-2D, A1, B, C, D, E, F, G, and H

 [ ] The Class A-1 Coupon will equal 1-month LIBOR+ 0.23% through the Distribution Date in July 2004 and thereafter the lesser of 1-month LIBOR+ 0.70% and the Group 1 WAC Rate or if Loan Group 1 is no longer outstanding, 10%

 [ ] Class A-1 will pay interest on an Actual/360 basis. All other Classes will pay interest on a 30/360 basis

 [ ] All fixed components are locked out from prepayment until a minimum of 2 years from the closing of the securitization. After the lockout period, each fixed component is prepayable based on full U.S. Treasury defeasance of anticipated loan cash flows


                           CALL PROTECTION TIME LINE


                               [GRAPHIC OMITTED]

Note:  Time 0 is assumed to be the expected closing date, August 14, 1997.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]


------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I



OVERVIEW OF THE LOANS


               CUT-OFF
                 DATE                                                                CUT-OFF
               BALANCE   PROPERTY   NUMBER OF  UNDERWRITTEN  INTEREST AMORT           DATE      ARD        ARD    LOCKOUT  MATURITY/
PROPERTY       ($000'S)    TYPE     PROPERTIES  NCF (000'S)    RATE   (YRS)  DSCR(1)  LTV      BALANCE  LTV(1)  TERM (2)  ARD(3)
------------------------------------------------------------------------------------------------------------------------------------
Cadillac
Fairview Pool   $258,460   Retail           8    $  35,874   7.935%    30   1.56x     63%   $240,480      58%     2 yrs  12/11/03
Century Plaza
Towers           229,369   Office           1       35,719   8.039     30   1.76      50     201,899      44      2 yrs  4/09/07
AAPT Pool        125,149   Office, Ind     48       18,517    (4)      (5)  1.72(6)   52      59,239(7)   37(13)    (8)      (9)
380 Madison       89,000   Office           1       16,000   7.848    (10)  2.26      45      74,673      38      2 yrs  7/11/14
CAP Pool          87,946   Office,  Ind    25       11,939   7.480     30   1.60      61      76,589      53       (7)   7/01/07
Whitehall Pool    72,228   Retail,
                           Office, Ind     11       12,617   8.680     25   1.74      44      69,173      42      N.A.   9/10/00
Ritz Plaza        62,365   Multifamily      1        7,573   8.135     30   1.34      67      55,203      60      2 yrs  4/11/07
Montehiedra       52,580   Retail           1        8,091   8.230     30   1.69      57      46,536      51      2 yrs  5/11/07
                --------                -----    ---------   -----     --                   --------
TOTAL/
WEIGHTED AVG    $977,099(11)               96     $146,330   7.889%         1.70x     55%    $822,792     49%(12)

(1)  Based on Underwritten Net Cash Flow.

(2)  Lockout is from the date of the securitization.

(3) For the Whitehall Loan and the 380 Madison Loan, the Maturity Date is used as the Anticipated Payment Date.

(4)  $75,149,361 fixed at 7.48%; $30,000,000 floating at LIBOR + 93 bps,
     $20,000,000 floating at LIBOR + 76 bps.

(5) $4,117,801 fully amortizing over a 53 month term; $71,100,000 amortizing over a 305 month term for the first 84 months thereafter a 276 month schedule for the next 36 months; $50,000,000 interest only for the first 84 months.

(6)  For the AAPT LIBOR components, LIBOR is assumed to be 5.6875%.

(7) For the AAPT Pool Loan, the balance is shown as of July 11, 2007, the ARD for the fixed component.

(8) Locked out until July 11, 2000; does not apply to AAPT floating component.

(9)  $71,031,559: 7/11/07; $50,000,000: 7/11/04.

(10  First five years, interest only; 30 year amortization thereafter.

(11) Balances may not sum to total due to rounding.

(12) LTV at the AAPT LIBOR Component Anticipated Repayment Date was utilized.

(13) Assumes ratable collateral liquidation for floating loans pay off.


                        CREDIT-ENHANCING LOAN FEATURES

                          PRINCIPAL                REMOVAL OF         RESERVE     LOCK BOX/             CROSS
LOAN                      REPAYMENT             PROPERTY MANAGER    ACCOUNTS (1)  SWEEP ACCOUNT    COLLATERALIZATION  REPORTING
------------------------- ------------------- --------------------- ------------- ---------------- ----------------- ------------
Cadillac Fairview Pool    ARD (2)                     Yes             All (4)     Hard Lockbox           Yes            M/Q/Y
Century Plaza Towers      ARD (2)                     Yes             All (5)     Springing              N.A.           M/Q/Y
                                                                                  Lockbox
AAPT Pool                 ARD (2)(3)            Low DSCR Reserve        All       Sweep Account          Yes            M/Q/Y
380 Madison Avenue        Maturity                    N.A.              N.A.      Springing              N.A.             Y
                                                                                  Lockbox
CAP Pool                  ARD (2)               Low DSCR Reserve        All       Sweep Account          Yes            M/Q/Y
Whitehall Pool            Maturity                    Yes               All       Sweep Account          Yes            M/Q/Y
Ritz Plaza                ARD (2)               Low DSCR Reserve       Cap Ex     Springing              N.A.           M/Q/Y
                                                                                  Lockbox
Montehiedra Town Center   ARD (2)                     Yes               All       Hard Lockbox           N.A.           M/Q/Y
------------------------- ------------------- --------------------- ------------- ---------------- ----------------- ------------

(1) Reserve accounts include both up front and ongoing reserves. "All" includes TI/LC/DM/Cap Ex.

(2) At the Anticipated Repayment Date, if the loan has not been repaid in full, hyperamortization commences. Specifically, the interest rate increases by 2% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is deferred until the principal balance is zero.

(3)  Only applies to the fixed-rate component of the AAPT loan.

(4)  Free Rent Reserve, Tenant Inducement and Capital Renovations as well.

(5)  Letter in lieu of TI/L Reserves in an initial amount of $11.5 million.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

[GRAPHIC OMITTED]


------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I


OVERVIEW OF THE COLLATERAL


                         GEOGRAPHIC DIVERSIFICATION BY
                           CUT-OFF DATE LOAN AMOUNTS



                               [GRAPHIC OMITTED]


                         PROPERTY-TYPE DISTRIBUTION BY
                           CUT-OFF DATE LOAN AMOUNTS



                               [GRAPHIC OMITTED]


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

------------------------------------------------------------------------------
                   GRANDE LOAN(TM)/(SM) I: STRUCTURAL TERM SHEET
------------------------------------------------------------------------------

                           $942,890,000 (APPROXIMATE)
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1997-GL I


--------------------------------------------------------------------------------
ADDITIONAL LOAN INFORMATION
--------------------------------------------------------------------------------

[ ]   REMOVAL OF THE SPECIAL SERVICER

      The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding may replace the Special Servicer provided that each Rating Agency confirms that such replacement will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

[ ]   APPRAISAL REDUCTIONS


      With respect to the first Distribution Date following the earliest of
      (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer,
      (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan each, an "Appraisal Reduction Event"), an "Appraisal Reduction Amount" will be calculated. The Appraisal Reduction Amount for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance.

[ ]   SPECIAL SERVICER/LOAN MODIFICATIONS

      The initial Special Servicer will be (i) GMACCM with respect to the Mortgaged Loans, other than the Century Plaza Towers Loan and the Whitehall Pool Loan, and (ii) AMRESCO Management, Inc. with respect to the Century Plaza Towers Loan and the Whitehall Pool Loan. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may modify such loans, if such modification is consistent with the terms of the Pooling Agreement and, in the sole good faith of the Special Servicer's judgment, such modification is in the best interests of the Certificateholders.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regar-ding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

         This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

      INSTRUCTIONS TO INSTALL CD-ROM FOR GRANDE LOANTM/SM SECURITIZATION

FOR USERS WITH PRE-INSTALLED ACROBAT READERS

o  Insert the disk in the CD-ROM drive and double-click on the drive icon.

o Please note that folder names correspond to respective mortgage loans. Double-click on the folder you are interested in reviewing. In case of single asset mortgage, you will see only one Acrobat(1) file. For pooled mortgages, you will see a list of Acrobat files.

o  Double-click on the file you wish to review.

o Acrobat Reader will display the contents of the file (the appraisal) on the screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn more about Acrobat Reader.

FOR USERS WHO NEED TO INSTALL ACROBAT READERS

o  Insert the disk in the CD-ROM drive and double-click on the drive icon.

o If you are a WINDOWS 95 or WINDOWS NT user, please double-click on the "Win95" folder. Once inside the folder, double-click on the "Ar32e30.exe" file (the installation program). Follow instructions of the installation program.

o If you are a WINDOWS 3.1 user, please double-click on the "Win 3.1" folder. Once inside the folder, double-click on the "Ar16e30.exe" file (the installation program). Follow instructions of the installation program.

o Please note that folder names correspond to respective mortgage loans. Double-click on the folder you are interested in reviewing. In case of single asset mortgage, you will see only one Acrobat file. For pooled mortgages, you will see a list of Acrobat files.

o Acrobat Reader will display the contents of the file (the appraisal) on the screen.

 o Once in the Acrobat Reader(1), use the "Help" menu, which is located in the upper right hand corner of the screen, to learn more about Acrobat Reader.

------------
(1) Adobe and Acrobat are registered trademarks of Adobe Systems
Incorporated.

   This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs & Co. at (212) 902-3857 to receive an original copy of the CD ROM. Upon opening the appraisal file contained on this CD ROM, a legend will be displayed, which should be read carefully.

    This diskette contains Loan Characteristics/Schedule of Additional Information for Mortgage Loans in Microsoft Excel(1) Version 7.0 format. The information contained in this diskette appears elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and Prospectus. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs & Co. at (212) 902-3857 to receive an original copy of the diskette. Upon opening the Microsoft Excel file contained on this diskette, a legend will be displayed, which should be read carefully.
------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE TRUST FUND SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -----------------

                              TABLE OF CONTENTS

                    PROSPECTUS SUPPLEMENT
                                                      PAGE
                                                   ---------
Executive Summary..................................     S-5
Summary of Prospectus Supplement...................     S-9
Risk Factors.......................................    S-45
Mortgage Pool Characteristics......................    S-72
Description of the Mortgage Pool and the
 Underlying Mortgaged Properties...................    S-86
Description of the Offered Certificates............   S-196
Yield, Prepayment and Maturity Considerations .....   S-215
The Pooling Agreement..............................   S-238
Certain Legal Aspects of the Mortgage Loans .......   S-263
Use of Proceeds....................................   S-265
Federal Income Tax Consequences....................   S-265
ERISA Considerations...............................   S-267
Legal Investment...................................   S-270
Underwriting ......................................   S-270
Experts............................................   S-271
Validity of Offered Certificates...................   S-272
Ratings ...........................................   S-272
Index of Significant Definitions...................   S-274
Exhibit A--Financial Information...................     A-1
Exhibit B--Representations and Warranties .........     B-1
Exhibit C--Adjusted WAC Rates......................     C-1
Exhibit D--Form of Reports to Certificateholders ..     D-1
Annex A--Mortgaged Properties Characteristics .....     A-1
                          PROSPECTUS
Prospectus Supplement..............................       2
Additional Information.............................       3
Incorporation of Certain Information By Reference .       3
Risk Factors.......................................       4
The Seller.........................................       6
Use of Proceeds....................................       7
Description of The Certificates....................       7
The Mortgage Pools.................................      15
Servicing of The Mortgage Loans....................      19
Credit Enhancement.................................      25
Swap Agreement.....................................      27
Yield Considerations...............................      28
Certain Legal Aspects of The Mortgage Loans .......      30
Federal Income Tax Consequences....................      44
State Tax Considerations...........................      55
ERISA Considerations...............................      55
Legal Investment...................................      57
Plan of Distribution...............................      59
Legal Matters......................................      60

                                  $942,890,000

                                 GS MORTGAGE
                          SECURITIES CORPORATION II,
                                    SELLER

                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1997-GL I

CLASS A-1 CERTIFICATES  $50,000,000
CLASS A-2A CERTIFICATES $131,100,000
CLASS A-2B CERTIFICATES $240,900,000
CLASS A-2C CERTIFICATES $30,000,000
CLASS A-2D CERTIFICATES $222,190,000
CLASS X-1A CERTIFICATES $50,000,000
CLASS X-2 CERTIFICATES  $892,890,000
CLASS B CERTIFICATES    $78,160,000
CLASS C CERTIFICATES    $14,660,000
CLASS D CERTIFICATES    $53,750,000
CLASS E CERTIFICATES    $14,650,000
CLASS F CERTIFICATES    $48,860,000
CLASS G CERTIFICATES    $58,620,000

               [Insert Goldman, Sachs & Co. Logo to come]


                              GOLDMAN, SACHS & CO.